The information in this prospectus supplement is not complete and may be changed. We may not sell these securities, nor will we accept offers to buy these securities, prior to the time a final prospectus
supplement is delivered. This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED AUGUST 8, 2005

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 13, 2005)

[LEHMAN BROTHERS LOGO]                                [UBS INVESTMENT BANK LOGO]

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C5
      CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB, CLASS A-4, CLASS A-1A,
     CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND
                                   CLASS X-CP

    APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $2,211,630,000

     We, Structured Asset Securities Corporation II, have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated June 13,
2005. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement, including an initial mortgage pool balance of
$2,359,072,146. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     The holders of each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in September 2005. The table on page
S-5 of this prospectus supplement contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description, and other select characteristics of each of those classes. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2005-C5 certificates.

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-44 IN THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 13 IN THE ACCOMPANYING PROSPECTUS PRIOR TO
INVESTING IN THE OFFERED CERTIFICATES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     Lehman Brothers Inc. and UBS Securities LLC are the underwriters for this offering. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal
approximately $     , plus accrued interest on all the offered certificates,
before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Lehman Brothers Inc. is acting as co-lead manager and sole bookrunner and UBS Securities LLC is acting as co-lead manager.

LEHMAN BROTHERS                            UBS INVESTMENT BANK

           The date of this prospectus supplement is August  , 2005.

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5
         Commercial Mortgage Pass-Through Certificates, Series 2005-C5

WASHINGTON
3 properties
$9,787,805
0.4% of total

ORGEON
2 properties
$5,111,358
0.2% of total

UTAH
1 property
$3,615,000
0.2% of total

CALIFORNIA
28 properties
$153,799,772
6.5% of total

NEVADA
1 property
$32,000,000
1.4% of total

ARIZONA
5 properties
$18,586,736
0.8% of total

COLORADO
3 properties
$12,122,124
0.5% of total

NEW MEXICO
1 property
$5,300,000
0.2% of total

TEXAS
18 properties
$121,749,043
5.2% of total

KANSAS
1 property
$3,171,556
0.1% of total

OKLAHOMA
6 properties
$24,046,062
1.0% of total

ARKANSAS
1 property
$2,799,583
0.1% of total

MISSISSIPPI
5 properties
$13,404,131
0.6% of total

TENNESSEE
6 properties
$13,246,895
0.6% of total

KENTUCKY
2 properties
$15,802,118
0.7% of total

ALABAMA
5 properties
$38,238,094
1.6% of total

IDAHO
1 property
$1,500,000
0.1% of total

MISSOURI
7 properties
$52,137,704
2.2% of total

MINNESOTA
1 property
$2,094,793
0.1% of total

ILLINOIS
15 properties
$361,331,056
15.3% of total

MICHIGAN
5 properties
$19,781,844
0.8% of total

INDIANA
1 property
$2,721,273
0.1% of total

OHIO
9 properties
$18,144,619
0.8% of total

PENNSYLVANIA
3 properties
$15,714,908
0.7% of total

NEW YORK
10 properties
$463,337,539
19.6% of total

MASSACHUSETTS
3 properties
$38,058,025
1.6% of total

CONNECTICUT
13 properties
$73,689,761
3.1% of total

ROHODE ISLAND
2 properties
$180,175,000
11.9% of total

NEW JERSEY
2 properties
$7,323,789
0.3% of total

MARYLAND
9 properties
$153,310,833
6.5% of total

VIRGINIA
11 properties
$112,282,297
4.8% of total

NORTH CAROLINA
2 properties
$3,445,640
0.1% of total

SOUTH CAROLINA
4 properties
$87,494,976
3.7% of total

GEORGIA
9 properties
$29,966,385
1.3% of total

FLORIDA
20 properties
$163,781,424
6.9% of total

                       DISTRIBUTION OF PROPERTY TYPES (1)

Self Storage                  4.0%

Multifamily(2)               10.5%

Hotel                        11.6%

Industrial/Warehouse          1.3%

Other                         0.4%

Office                       37.3%

Retail                       34.9%

[  ] >10.0% of Initial Mortgage Pool Balance

[  ]  >5.0 - 10.0% of Initial Mortgage Pool Balance

[  ]  >1.0 - 5.0% of Initial Mortgage Pool Balance

[  ] (less than or equal to) 1.0% of Initial Mortgage Pool Balance

(1)  Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)  Multifamily Component includes Mobile Home Park properties representing
     0.2% of the aggregage pool.

                     [200 Park Avenue, New York, NY Photo]

                    [U-Store-It Protfolio IV, Various Photo]

                    [Providence Place, Providence, RI Photo]

                [Courtyard by Marriott Portfolio, Various Photo]

                  [500 West Madison Street, Chicago, IL Photo]

                  [270 Corporate Center, Germantown, MD Photo]

                   [424 West 33rd Street, New York, NY Photo]

                       Magnolia Mall, Florence, SC Photo]

               [La Playa Beach and Golf Resort, Naples, FL Photo]

                         [TAG Portfolio, Various Photo]

                               TABLE OF CONTENTS

                                                               PAGE
                                                              ------
                  PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this

Servicing Under the Series 2005-C5 Pooling and Servicing
  Agreement .................................................  S-167
Servicing of the 200 Park Avenue Loan Combination and the
  Courtyard by Marriott Portfolio Loan Combination ..........  S-199
Servicing of the 1345 Avenue of the Americas Loan
  Combination and the Park Avenue Plaza Loan

ANNEX A-1--Certain Characteristics of Individual

ANNEX A-5--Certain Monetary Terms of the Underlying
  Mortgage Loans ............................................    A-5

                                                               PAGE
                                                              ------
ANNEX A-6--Certain Information Regarding Reserves ...........    A-6
ANNEX B--Certain Information Regarding Multifamily
  Properties ................................................      B
ANNEX C-1--Price/Yield Tables ...............................    C-1
ANNEX C-2--Decrement Tables .................................    C-2
ANNEX D--Form of Distribution Date Statement ................      D
ANNEX E--Reference Rate Schedule ............................      E
ANNEX F--Class A-AB Planned Principal Balance Schedule.......      F
ANNEX G--Global Clearance and Tax Documentation
  Procedures ................................................      G
                        PROSPECTUS
Important Notice About the Information Presented in this



            IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents:

     o    this prospectus supplement, which describes the specific terms of the offered certificates; and

     o    the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates. If the description of the terms of the offered certificates contained in this prospectus supplement varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying prospectus.

                                      S-3

                         NOTICE TO RESIDENTS OF KOREA

     The securities to which these materials relate (the "Subject Securities")
have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of
Korea, except pursuant to applicable laws and regulations of Korea. None of
Lehman Brothers Inc. or UBS Securities LLC or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the
Subject Securities under the laws of Korea, including, without limitation, the
Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject
Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject
Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable
Korean legal and regulatory requirements in connection with the purchase of the
Subject Securities.

                        NOTICE TO RESIDENTS OF GERMANY

     Each of the underwriters has confirmed that it is aware that no German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the series 2005-C5 certificates and each of the underwriters has represented and agreed that it will comply with the German Securities Sales
Prospectus Act (Wertpapier -- Verkaufsprospektgesetz) or any other laws applicable in Germany governing the issue, offering and sale of the series
2005-C5 certificates. In particular, each underwriter has undertaken not to
engage in a public offering (|f_ffentliches Angebot) in Germany with respect to
any of the series 2005-C5 certificates otherwise than in accordance with the
German Securities Sales Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

     Any series 2005-C5 certificates purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in the depositor being obliged to register any further prospectus or corresponding document relating to the series 2005-C5 certificates in such jurisdiction.

                         NOTICE TO NON-U.S. INVESTORS

     This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

     The distribution of this prospectus supplement and the accompanying prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions. Persons into whose possession this prospectus supplement and the accompanying prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this prospectus supplement and the accompanying prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

                            EUROPEAN ECONOMIC AREA

     Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2005-C5 certificates to the public in the European Economic Area. See "Method of Distribution" in this prospectus supplement.

                                      S-4

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                        INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2005-C5 commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not offered by this prospectus supplement.

          SERIES 2005-C5 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES



                                                   APPROX. %
             APPROX. TOTAL         APPROX. %      TOTAL CREDIT                                    WEIGHTED
           PRINCIPAL BALANCE      OF INITIAL       SUPPORT AT     PASS-THROUGH      INITIAL       AVERAGE
           OR NOTIONAL AMOUNT      MORTGAGE         INITIAL           RATE       PASS-THROUGH       LIFE      PRINCIPAL   RATINGS
 CLASS    AT INITIAL ISSUANCE    POOL BALANCE       ISSUANCE       DESCRIPTION       RATE       (YEARS) (6)   WINDOW (6) S&P/FITCH
------- ----------------------- -------------- ----------------- -------------- -------------- ------------ ------------ ----------

Offered Certificates
A-1          $   78,000,000           3.3%        30.000%(2)           Fixed              %        2.81      09/05-03/10   AAA/AAA
A-2          $  347,000,000          14.7%        30.000%(2)           Fixed              %        4.65      03/10-08/10   AAA/AAA
A-3          $  158,000,000           6.7%        30.000%(2)           Fixed              %        6.55      08/11-08/12   AAA/AAA
A-AB         $   77,000,000           3.3%        30.000%(2)           Fixed              %        7.02      08/10-05/14   AAA/AAA
A-4          $  819,028,000          34.7%        30.000%(2)         Fixed(3)             %        9.66      05/14-06/15   AAA/AAA
A-1A         $  172,322,000           7.3%        30.000%(2)         Fixed(3)             %        8.41      09/05-07/15   AAA/AAA
A-M          $  235,907,000          10.0%        20.000%            Fixed(3)             %        9.89      07/15-07/15   AAA/AAA
A-J          $  188,726,000           8.0%        12.000%            Fixed(3)             %        9.95      07/15-08/15   AAA/AAA
B            $   20,642,000           0.9%        11.125%            Fixed(3)             %        9.97      08/15-08/15   AA+/AA+
C            $   32,437,000           1.4%         9.750%            Fixed(3)             %        9.97      08/15-08/15    AA/AA
D            $   29,489,000           1.3%         8.500%            Fixed(3)             %        9.97      08/15-08/15   AA-/AA-
E            $   23,590,000           1.0%         7.500%            Fixed(3)             %        9.97      08/15-08/15    A+/A+
F            $   29,489,000           1.3%         6.250%            Fixed(3)             %        9.97      08/15-08/15     A/A
X-CP         $2,216,595,000(1)       N/A            N/A            Variable IO            %(5)     N/A          N/A       AAA/AAA

Non-Offered Certificates
X-CL         $2,359,072,145(1)       N/A            N/A            Variable IO           %(5)      N/A          N/A         N/A
G            $   26,539,000           1.1%          N/A             Fixed(3)             %         N/A          N/A         N/A
H            $   23,591,000           1.0%          N/A             Fixed(3)             %         N/A          N/A         N/A
J            $   14,744,000           0.6%          N/A             Fixed(3)             %         N/A          N/A         N/A
K            $   20,642,000           0.9%          N/A              WAC (4)             %(5)      N/A          N/A         N/A
L            $    8,847,000           0.4%          N/A             Fixed(3)             %         N/A          N/A         N/A
M            $    5,897,000           0.2%          N/A             Fixed(3)             %         N/A          N/A         N/A
N            $    8,847,000           0.4%          N/A             Fixed(3)             %         N/A          N/A         N/A
P            $    2,949,000           0.1%          N/A             Fixed(3)             %         N/A          N/A         N/A
Q            $    5,897,000           0.2%          N/A             Fixed(3)             %         N/A          N/A         N/A
S            $    5,898,000           0.3%          N/A             Fixed(3)             %         N/A          N/A         N/A
T            $   23,591,145           1.0%          N/A             Fixed(3)             %         N/A          N/A         N/A
R-I                     N/A          N/A            N/A                N/A            N/A          N/A          N/A         N/A
R-II                    N/A          N/A            N/A                N/A            N/A          N/A          N/A         N/A
R-III                   N/A          N/A            N/A                N/A            N/A          N/A          N/A         N/A
V                       N/A          N/A            N/A                N/A            N/A          N/A          N/A         N/A


--------
(Footnotes on next page)

                                      S-5

(Footnotes from previous page)

(1)   Notional amount.

(2)   Presented on an aggregate basis for the class A-1, A-2, A-3, A-AB, A-4 and
      A-1A certificates.

(3)   In general, the pass-through rates for the class A-4, A-1A, A-M, A-J, B,
      C, D, E, F, G, H, J, L, M, N, P, Q, S and T certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table above as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans is below the identified initial pass-through rate for the class
      A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, L, M, N, P, Q, S or T
      certificates, as the case may be, then the pass-through rate for the subject class of series 2005-C5 certificates during that interest accrual period will be that weighted average net interest rate.

(4)   The pass-through rate for the class K certificates will, for any interest accrual period, equal the weighted average from time to time of certain net interest rates on the underlying mortgage loans.

(5)   Approximate.

(6)   Calculated based on: (a) the assumptions that the related borrower timely makes all payments on each underlying mortgage loan, that each underlying mortgage loan with an anticipated repayment date (see "--The Underlying
      Mortgage Loans and the Mortgaged Real Properties--Payment and Other
      Terms" below) is paid in full on that date and that no underlying mortgage loan is otherwise prepaid prior to maturity; and (b) the other modeling assumptions referred to under "Yield and Maturity
      Considerations" in, and set forth in the glossary to, this prospectus supplement.

     The series 2005-C5 certificates will evidence beneficial ownership interests in a common law trust designated as the LB-UBS Commercial Mortgage
Trust 2005-C5. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which will constitute the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement, including an initial mortgage pool balance of approximately
$2,359,072,146.

     The governing document for purposes of issuing the series 2005-C5 certificates and forming the trust will be a pooling and servicing agreement to be dated as of August 11, 2005. Except as provided in the following sentence, the series 2005-C5 pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the series 2005-C5 certificates. The four (4) underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 200 Park Avenue, Courtyard by Marriott Portfolio, 1345 Avenue of
the Americas and Park Avenue Plaza, respectively, which collectively represent
22.4% of the initial mortgage pool balance, are not being serviced under the series 2005-C5 pooling and servicing agreement, but are instead being serviced pursuant to the servicing arrangements for the securitization of a related non-trust mortgage loan. Those four (4) underlying mortgage loans are sometimes referred to in this prospectus supplement as the "outside-serviced underlying mortgage loans."

     The parties to the series 2005-C5 pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the series 2005-C5 pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available Information; Incorporation by Reference" in the
accompanying prospectus.

A. TOTAL PRINCIPAL BALANCE
   OR NOTIONAL AMOUNT AT
   INITIAL ISSUANCE.......  The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
                            A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S
                            and T certificates will be the series 2005-C5
                            certificates with principal balances and are
                            sometimes referred to as the series 2005-C5
                            principal balance certificates. The table on page
                            S-5 of this prospectus supplement identifies for
                            each class of series 2005-C5 principal balance
                            certificates the approximate total principal balance
                            of that class at initial issuance. The actual total
                            principal balance of any class of series 2005-C5
                            principal balance certificates at initial issuance
                            may be larger or smaller than the amount shown in
                            the table

                                      S-6

                            on page S-5 of this prospectus supplement,
                            depending on, among other things, the actual size
                            of the initial mortgage pool balance. The actual
                            size of the initial mortgage pool balance may be as
                            much as 5% larger or smaller than the amount
                            presented in this prospectus supplement.

                            The class X-CL and X-CP certificates will not have
                            principal balances and are sometimes referred to as
                            the series 2005-C5 interest-only certificates. For
                            purposes of calculating the amount of accrued
                            interest, each of those classes of series 2005-C5
                            interest-only certificates will have a total
                            notional amount.

                            The total notional amount of the class X-CL
                            certificates will equal the total principal balance
                            of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
                            A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S
                            and T certificates outstanding from time to time.
                            The total notional amount of the class X-CL
                            certificates at initial issuance will be
                            approximately $         , although it may be as
                            much as 5% larger or smaller.

                            The total notional amount of the class X-CP
                            certificates will equal:

                            o  during the period from the date of initial
                               issuance of the series 2005-C5 certificates
                               through and including the distribution date in
                                            , the sum of (a) the lesser of
                               $         and the total principal balance of the
                               class     certificates outstanding from time to
                               time, (b) the lesser of $         and the total
                               principal balance of the class     certificates
                               outstanding from time to time, and (c) the total
                               principal balance of the class    ,    ,    ,
                                  ,    ,    ,    ,    ,    ,     and
                               certificates outstanding from time to time;

                            o  during the period following the distribution
                               date in               through and including the
                               distribution date in              , the sum of
                               (a) the lesser of $          and the total
                               principal balance of the class     certificates
                               outstanding from time to time, (b) the lesser of
                               $          and the total principal balance of
                               the class     certificates outstanding from time
                               to time, and (c) the total principal balance of
                               the class    ,    ,    ,    ,    ,    ,    ,
                                  ,     and     certificates outstanding from
                               time to time;

                            o  during the period following the distribution
                               date in               through and including the
                               distribution date in              , the sum of
                               (a) the lesser of $          and the total
                               principal balance of the class     certificates
                               outstanding from time to time, (b) the lesser of
                               $          and the total principal balance of
                               the class     certificates outstanding from time
                               to time, (c) the total principal balance of the
                               class    ,    ,    ,    ,    ,    ,    ,    ,
                                   and     certificates outstanding from time
                               to time, and (d) the lesser of $          and
                               the total principal balance of the class
                               certificates outstanding from time to time;

                            o  during the period following the distribution
                               date in               through and including the
                               distribution date in              , the sum of
                               (a) the lesser of $          and the total
                               principal balance of the class     certificates
                               outstanding from time to time, (b) the lesser of
                               $          and the total principal balance of
                               the class     certificates outstanding from time
                               to time, (c) the total principal balance of the
                               class    ,    ,    ,    ,    ,    ,    ,     and
                                   certificates outstanding from time to time,
                               and (d) the lesser of $        and the total
                               principal balance of the class     certificates
                               outstanding from time to time;

                                      S-7

                            o during the period following the distribution
                              date in               through and including the
                              distribution date in             , the sum of
                              (a) the lesser of $          and the total
                              principal balance of the class     certificates
                              outstanding from time to time, (b) the lesser of
                              $          and the total principal balance of
                              the class     certificates outstanding from time
                              to time, (c) the total principal balance of the
                              class    ,    ,    ,    ,    ,    ,     and
                              certificates outstanding from time to time, and
                              (d) the lesser of $         and the total
                              principal balance of the class     certificates
                              outstanding from time to time;

                            o during the period following the distribution
                              date in               through and including the
                              distribution date in              , the sum of
                              (a) the lesser of $          and the total
                              principal balance of the class     certificates
                              outstanding from time to time, (b) the lesser of
                              $          and the total principal balance of
                              the class     certificates outstanding from time
                              to time, (c) the total principal balance of the
                              class    ,    ,    ,    ,     and
                              certificates outstanding from time to time and
                              (d) the lesser of $         and the total
                              principal balance of the class     certificates
                              outstanding from time to time;

                            o during the period following the distribution
                              date in               through and including the
                              distribution date in              , the sum of
                              (a) the lesser of $          and the total
                              principal balance of the class     certificates
                              outstanding from time to time, (b) the lesser of
                              $          and the total principal balance of
                              the class     certificates outstanding from time
                              to time, (c) the total principal balance of the
                              class    ,    ,     and     certificates
                              outstanding from time to time, and (d) the
                              lesser of $         and the total principal
                              balance of the class     certificates
                              outstanding from time to time;

                            o during the period following the distribution
                              date in               through and including the
                              distribution date in              , the sum of
                             (a) the lesser of $          and the total
                              principal balance of the class     certificates
                              outstanding from time to time, (b) the lesser of
                              $          and the total principal balance of
                              the class     certificates outstanding from time
                              to time, (c) the total principal balance of the
                              class    ,     and     certificates outstanding
                              from time to time, and (d) the lesser of
                              $        and the total principal balance of the
                              class     certificates outstanding from time to
                              time; and

                            o following the distribution date in
                                           , $0.

                            The total initial notional amount of the class X-CP
                            certificates will be approximately
                            $               , although it may be as much as 10%
                            larger or smaller.

                            The class R-I, R-II and R-III certificates will not
                            have principal balances or notional amounts. The
                            holders of the class R-I, R-II and R-III
                            certificates are not expected to receive any
                            material payments.

                            The class V certificates will not have principal
                            balances or notional amounts. They will entitle
                            holders to certain additional interest that may
                            accrue with respect to the underlying mortgage
                            loans that have anticipated repayment dates.

                                      S-8

B.  TOTAL CREDIT SUPPORT AT
    INITIAL ISSUANCE......  The respective classes of the series 2005-C5 certificates, other than the class R-I, R-II, R-III
                            and V certificates, will entitle their holders to
                            varying degrees of seniority for purposes of--

                            o receiving payments of interest and, if and when
                              applicable, payments of principal, and

                            o bearing the effects of losses on the underlying
                              mortgage loans, as well as default-related and
                              other unanticipated expenses of the trust.

                            In that regard:

                            o the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL
                              and X-CP certificates will be the most senior of
                              the series 2005-C5 certificates;

                            o after the classes referred to in the prior
                              bullet, the class A-M certificates will be the
                              next most senior class of the series 2005-C5
                              certificates;

                            o after the classes referred to in the prior two
                              bullets, the class A-J certificates will be the
                              next most senior class of the series 2005-C5
                              certificates; and

                            o the class B, C, D, E, F, G, H, J, K, L, M, N, P,
                              Q, S and T certificates will, in the case of
                              each such class, be senior to each other such
                              class, if any, with a later alphabetic class
                              designation.

                            The class R-I, R-II and R-III certificates will be
                            residual interest certificates and will not provide
                            any credit support to the other series 2005-C5
                            certificates. The class V certificates will be
                            neither senior nor subordinate to any other series
                            2005-C5 certificates, but rather will entitle
                            holders to collections of additional interest on
                            the underlying mortgage loans with anticipated
                            repayment dates.

                            The table on page S-5 of this prospectus supplement
                            shows the approximate total credit support provided
                            to each class of the offered certificates, other
                            than the class X-CP certificates, through the
                            subordination of other classes of the series
                            2005-C5 principal balance certificates. In the case
                            of each class of the offered certificates,
                            exclusive of the class X-CP certificates, the
                            credit support shown in the table on page S-5 of
                            this prospectus supplement represents the total
                            initial principal balance, expressed as a
                            percentage of the initial mortgage pool balance, of
                            all classes of the series 2005-C5 principal balance
                            certificates that are subordinate to the indicated
                            class.

C.  PASS-THROUGH RATE....   Each class of the series 2005-C5 certificates,
                            other than the class R-I, R-II, R-III and V
                            certificates, will bear interest. The table on page
                            S-5 of this prospectus supplement provides the
                            indicated information regarding the pass-through
                            rate at which each of those classes of the series
                            2005-C5 certificates will accrue interest.

                            The pass-through rates for the class A-1, A-2, A-3
                            and A-AB certificates will, in the case of each of
                            those classes, be fixed at the rate per annum
                            identified in the table on page S-5 of this
                            prospectus supplement as the initial pass-through
                            rate for the subject class.

                            The pass-through rates for the class A-4, A-1A,
                            A-M, A-J, B, C, D, E, F, G, H, J, L, M, N, P, Q, S
                            and T certificates will, in the case of each of
                            those classes, generally be fixed at the rate per
                            annum identified in the table on page S-5 of this
                            prospectus supplement as the initial pass-through
                            rate for the subject class.

                                      S-9

                            However, with respect to any interest accrual
                            period, if the weighted average of certain net
                            interest rates on the underlying mortgage loans is
                            below the identified initial pass-through rate for
                            the class A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H,
                            J, L, M, N, P, Q, S or T certificates, as the case
                            may be, then the pass-through rate that will be in
                            effect for the subject class of series 2005-C5
                            certificates during that interest accrual period
                            will be that weighted average net interest rate.

                            The pass-through rate for the class K certificates
                            will, for any interest accrual period, equal the
                            weighted average of certain net interest rates on
                            the underlying mortgage loans, minus a class margin
                            of      %.

                            The pass-through rate for the class X-CP
                            certificates, for each interest accrual period from
                            and including the initial interest accrual period
                            through and including the interest accrual period
                            that ends in              , will equal the weighted
                            average of the respective strip rates, which we
                            refer to as class X-CP strip rates, at which
                            interest accrues during the subject interest
                            accrual period on the respective components of the
                            total notional amount of the class X-CP
                            certificates outstanding immediately prior to the
                            related distribution date, with the relevant
                            weighting to be done based upon the relative sizes
                            of those components. Each of those components will
                            be comprised of all or a designated portion of the
                            total principal balance of a specified class of
                            series 2005-C5 principal balance certificates. If
                            all or a designated portion of the total principal
                            balance of any class of series 2005-C5 principal
                            balance certificates is identified under "--Total
                            Principal Balance or Notional Amount at Initial
                            Issuance" above as being part of the total notional
                            amount of the class X-CP certificates outstanding
                            immediately prior to any distribution date, then
                            that total principal balance, or designated portion
                            thereof, will represent a separate component of the
                            total notional amount of the class X-CP
                            certificates for purposes of calculating the
                            accrual of interest during the related interest
                            accrual period.

                            For purposes of accruing interest during any
                            interest accrual period from and including the
                            initial interest accrual period through and
                            including the interest accrual period that ends in
                                         , on any particular component of the
                            total notional amount of the class X-CP
                            certificates outstanding immediately prior to the
                            related distribution date, the applicable class
                            X-CP strip rate will equal the excess, if any, of:

                            (1)   the lesser of--

                                  (a) the reference rate specified on Annex
                                      E to this prospectus supplement for
                                      that interest accrual period, and

                                  (b) the weighted average of certain net
                                      interest rates on the underlying
                                      mortgage loans for that interest
                                      accrual period, over

                            (2)   the pass-through rate in effect during that
                                  interest accrual period for the class of
                                  series 2005-C5 principal balance certificates
                                  whose total principal balance, or a
                                  designated portion thereof, comprises the
                                  subject component.

                            Following the interest accrual period that ends in
                                         , the class X-CP certificates will
                            cease to accrue interest. In connection therewith,
                            the class X-CP certificates will have a 0%
                            pass-through rate for the interest accrual period
                            beginning in               and for each interest
                            accrual period thereafter.

                            The pass-through rate for the class X-CL
                            certificates will, with respect to any interest
                            accrual period, equal a weighted average of the
                            respective strip rates,

                                      S-10

                            which we refer to as class X-CL strip rates, at
                            which interest accrues during that interest accrual
                            period on the respective components of the total
                            notional amount of the class X-CL certificates
                            outstanding immediately prior to the related
                            distribution date, with the relevant weighting to
                            be done based upon the relative sizes of those
                            components. Each of those components will be
                            comprised of all or a designated portion of the
                            total principal balance of one of the classes of
                            series 2005-C5 principal balance certificates. In
                            general, the total principal balance of each class
                            of series 2005-C5 principal balance certificates
                            will constitute a separate component of the total
                            notional amount of the class X-CL certificates.
                            However, if a portion, but not all, of the total
                            principal balance of any particular class of series
                            2005-C5 principal balance certificates is
                            identified under "--Total Principal Balance or
                            Notional Amount at Initial Issuance" above as being
                            part of the total notional amount of the class X-CP
                            certificates outstanding immediately prior to any
                            distribution date, then that identified portion of
                            such total principal balance will represent one
                            separate component of the total notional amount of
                            the class X-CL certificates for purposes of
                            calculating the accrual of interest during the
                            related interest accrual period, and the remaining
                            portion of such total principal balance will
                            represent another separate component of the class
                            X-CL certificates for purposes of calculating the
                            accrual of interest during the related interest
                            accrual period.

                            For purposes of accruing interest during any
                            interest accrual period from and including the
                            initial interest accrual period through and
                            including the interest accrual period that ends in
                                         , on any particular component of the
                            total notional amount of the class X-CL
                            certificates outstanding immediately prior to the
                            related distribution date, the applicable class
                            X-CL strip rate will be calculated as follows:

                            (1)   if the subject component consists of either
                                  the total principal balance, or a designated
                                  portion of the total principal balance, of
                                  any class of series 2005-C5 principal balance
                                  certificates, and if such total principal
                                  balance or such designated portion of such
                                  total principal balance, as applicable, also
                                  constitutes a component of the total notional
                                  amount of the class X-CP certificates
                                  outstanding immediately prior to the related
                                  distribution date, then the applicable class
                                  X-CL strip rate will equal the excess, if
                                  any, of (a) the weighted average of certain
                                  net interest rates on the underlying mortgage
                                  loans, over (b) the greater of (i) the
                                  reference rate specified on Annex E to this
                                  prospectus supplement for that interest
                                  accrual period and (ii) the pass-through rate
                                  in effect during that interest accrual period
                                  for that class of series 2005-C5 principal
                                  balance certificates; and

                            (2)   if the subject component consists of either
                                  the total principal balance, or a designated
                                  portion of the total principal balance, of
                                  any class of series 2005-C5 principal balance
                                  certificates, and if such total principal
                                  balance or such designated portion of such
                                  total principal balance, as applicable, does
                                  not also constitute a component of the total
                                  notional amount of the class X-CP
                                  certificates outstanding immediately prior to
                                  the related distribution date, then the
                                  applicable class X-CL strip rate will equal
                                  the excess, if any, of (a) the weighted
                                  average of certain net interest rates on the
                                  underlying mortgage loans, over (b) the
                                  pass-through rate in effect during that
                                  interest accrual period for that class of
                                  series 2005-C5 principal balance
                                  certificates.

                            Notwithstanding the foregoing, for purposes of
                            accruing interest on the class X-CL certificates
                            during each interest accrual period subsequent to
                            the interest

                                      S-11

                            accrual period that ends in              , the
                            total principal balance of each class of series
                            2005-C5 principal balance certificates will
                            constitute a single separate component of the total
                            notional amount of the class X-CL certificates, and
                            the applicable class X-CL strip rate with respect
                            to each of those components for each of those
                            interest accrual periods will equal the excess, if
                            any, of (a) the weighted average of certain net
                            interest rates on the underlying mortgage loans,
                            over (b) the pass-through rate in effect during the
                            subject interest accrual period for the class of
                            series 2005-C5 principal balance certificates whose
                            principal balance makes up that component.

                            The respective initial pass-through rates listed in
                            the table on page S-5 for the class X-CP, X-CL and
                            K certificates are each approximate.

                            The references to "certain net interest rates on
                            the underlying mortgage loans" above in this
                            "--Pass-Through Rate" subsection, in connection
                            with the description of the respective pass-through
                            rates for several of the interest-bearing classes
                            of the series 2005-C5 certificates, mean, as to any
                            particular mortgage loan in the trust, an annual
                            rate of interest that is generally equal to (a) the
                            related mortgage interest rate in effect as of, and
                            without regard to any modification or change to
                            that mortgage interest rate subsequent to, the date
                            of initial issuance of the offered certificates,
                            minus (b) the sum of:

                            o the annual rate at which the trustee fee is
                              calculated; and

                            o the annual rate at which the related master
                              servicing fee is calculated (which fee includes
                              any related primary servicing fee payable by the
                              master servicer to any related sub-servicer);
                              and

                            o in the case of each of the outside-serviced
                              underlying mortgage loans, the annual rate at
                              which the applicable servicing fee payable under
                              the governing servicing agreement for such
                              mortgage loan is calculated;

                            provided that, if the subject underlying mortgage
                            loan accrues interest on the basis of the actual
                            number of days elapsed during any one-month
                            interest accrual period in a year assumed to
                            consist of 360 days, then, in some months, the
                            "related mortgage interest rate" referred to above
                            in clause (a) of this sentence will be converted to
                            a 30/360 equivalent annual rate (that is, an annual
                            rate that would generally produce an equivalent
                            amount of interest if accrued on the same principal
                            amount during the same one-month interest accrual
                            period, but on the basis of an assumed 360-day year
                            consisting of twelve 30-day months), prior to
                            subtracting any of the rates referred to in clause
                            (b) of this sentence. The fees referred to in
                            clause (b) of the preceding sentence are calculated
                            based on an assumed 360-day year consisting of
                            twelve 30-day months.

D.  WEIGHTED AVERAGE LIFE AND
  PRINCIPAL WINDOW.......   The weighted average life of any class of series
                            2005-C5 principal balance certificates refers to the
                            average amount of time that will elapse from the
                            date of their issuance until each dollar to be
                            applied in reduction of the total principal balance
                            of those certificates is paid to the investors. The
                            principal window for any class of series 2005-C5
                            principal balance certificates is the period during
                            which the holders of those certificates will receive
                            payments of principal. The weighted average life and
                            principal window shown in the table on page S-5 of
                            this prospectus supplement for each class of offered
                            certificates, exclusive of the class X-CP
                            certificates, were calculated based on the following
                            assumptions with respect to each underlying mortgage
                            loan--

                                      S-12

                            o the related borrower timely makes all payments
                              on the mortgage loan,

                            o if the mortgage loan has an anticipated
                              repayment date (see "--The Underlying Mortgage
                              Loans and the Mortgaged Real Properties--Payment
                              and Other Terms" below), the mortgage loan will
                              be paid in full on that date, and

                            o the mortgage loan will not otherwise be prepaid
                              prior to stated maturity.

                            The weighted average life and principal window
                            shown in the table on page S-5 of this prospectus
                            supplement for each class of offered certificates,
                            exclusive of the class X-CP certificates, were
                            further calculated based on the other modeling
                            assumptions referred to under "Yield and Maturity
                            Considerations" in, and set forth in the glossary
                            to, this prospectus supplement.
E.  RATINGS..............   The ratings shown in the table on page S-5 of this
                            prospectus supplement for the offered certificates
                            are those of Standard & Poor's Ratings Services, a
                            division of The McGraw-Hill Companies, Inc. and
                            Fitch, Inc., respectively. It is a condition to
                            their issuance that the respective classes of the
                            offered certificates receive credit ratings no lower
                            than those shown in the table on page S-5 of this
                            prospectus supplement.

                            The ratings assigned to the respective classes of
                            offered certificates will represent the likelihood
                            of--

                            o timely receipt by the holders of all interest to
                              which they are entitled on each distribution
                              date, and

                            o except in the case of the class X-CP
                              certificates, the ultimate receipt by the
                              holders of all principal to which they are
                              entitled by the applicable rated final
                              distribution date described under "--Relevant
                              Dates and Periods--Rated Final Distribution
                              Date" below.

                            A security rating is not a recommendation to buy,
                            sell or hold securities and the assigning rating
                            agency may revise or withdraw its rating at any
                            time.

                            Further, the ratings on the respective classes of
                            offered certificates do not represent any
                            assessment of: the tax attributes of the offered
                            certificates; the likelihood, frequency or extent
                            of receipt of principal prepayments; the extent to
                            which interest payable on any class of offered
                            certificates may be reduced in connection with
                            prepayment interest shortfalls; the extent of
                            receipt of prepayment premiums, yield maintenance
                            charges, default interest or post-anticipated
                            repayment date additional interest; or the
                            investors' anticipated yield to maturity.

                            See "Ratings" in this prospectus supplement.

                               RELEVANT PARTIES
WHO WE ARE...............   Our name is Structured Asset Securities
                            Corporation II. We are a special purpose Delaware
                            corporation. Our address is 745 Seventh Avenue, New
                            York, New York 10019, and our telephone number is
                            (212) 526-7000. See "Structured Asset Securities
                            Corporation II" in the accompanying prospectus.
INITIAL TRUSTEE..........   LaSalle Bank National Association, a national
                            banking association, will act as the initial trustee
                            on behalf of the series 2005-C5 certificateholders.
                            It maintains an office at 135 South LaSalle Street,
                            Suite 1625, Chicago, Illinois 60603. See

                                      S-13

                            "Description of the Offered Certificates--The
                            Trustee" in this prospectus supplement. The trustee
                            will also have, or be responsible for appointing an
                            agent to perform, additional duties with respect to
                            tax administration. Following the transfer of the
                            underlying mortgage loans into the trust, the
                            trustee, on behalf of the trust, will become the
                            mortgagee of record under each underlying mortgage
                            loan, subject to the discussion under "--200 Park
                            Avenue and Courtyard by Marriott Portfolio
                            Mortgagee of Record, Master Servicer and Special
                            Servicer" and "--1345 Avenue of the Americas and
                            Park Avenue Plaza Mortgagee of Record, Master
                            Servicer and Special Servicer" below.

INITIAL FISCAL AGENT.....   ABN AMRO Bank N.V., a Netherlands banking
                            corporation, will act as the initial fiscal agent
                            with respect to the series 2005-C5 certificates. See
                            "Description of the Offered Certificates--The Fiscal
                            Agent" in this prospectus supplement.

INITIAL MASTER SERVICER...  Wachovia Bank, National Association, a national banking association, will act as the initial master
                            servicer with respect to the underlying mortgage
                            loans, except as discussed under "--200 Park Avenue
                            and Courtyard by Marriott Portfolio Mortgagee of
                            Record, Master Servicer and Special Servicer" and
                            "--1345 Avenue of the Americas and Park Avenue Plaza
                            Mortgagee of Record, Master Servicer and Special
                            Servicer" below. See "Servicing Under the Series
                            2005-C5 Pooling and Servicing Agreement--The Initial
                            Master Servicer and the Initial Special Servicer" in
                            this prospectus supplement.

INITIAL SPECIAL
 SERVICER.................  LNR Partners, Inc., a Florida corporation, will act as the initial special servicer with respect to the
                            underlying mortgage loans, except as discussed under
                            "--200 Park Avenue and Courtyard by Marriott
                            Portfolio Mortgagee of Record, Master Servicer and
                            Special Servicer" and "--1345 Avenue of the Americas
                            and Park Avenue Plaza Mortgagee of Record, Master
                            Servicer and Special Servicer" below. See "Servicing
                            Under the Series 2005-C5 Pooling and Servicing
                            Agreement--The Initial Master Servicer and the
                            Initial Special Servicer" in this prospectus
                            supplement.

NON-TRUST MORTGAGE
 LOAN NOTEHOLDERS..........  Fourteen (14) underlying mortgage loans are, in each case, part of a loan combination comprised of
                            two (2) or more mortgage loans that are obligations
                            of the same borrower, only one of which will be
                            included in the trust fund. The remaining mortgage
                            loan(s) in a subject loan combination will not be
                            included in the trust fund, provided that all of the
                            mortgage loans in a subject loan combination are
                            together secured by the same mortgage instrument(s)
                            encumbering the same mortgaged real property or
                            properties. All of the mortgage loans comprising a
                            given loan combination are cross-defaulted, but none
                            of the loan combinations is cross-collateralized or
                            cross-defaulted with any other loan combination.

                                      S-14

                            The following underlying mortgage loans are each
                            part of a loan combination:


                                                                        ORIGINAL               ORIGINAL
                                                                   PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                                                       OF RELATED             OF RELATED
                                                                       PARI PASSU             SUBORDINATE
                                                  % OF INITIAL         NON-TRUST               NON-TRUST
     MORTGAGED PROPERTY NAME       CUT-OFF DATE     MORTGAGE          LOANS(1) OR             LOANS(2) OR
  (AS IDENTIFIED ON ANNEX A-1 TO     PRINCIPAL        POOL       SENIOR NON-TRUST LOAN   JUNIOR NON-TRUST LOAN
   THIS PROSPECTUS SUPPLEMENT)        BALANCE        BALANCE           COMPONENT               COMPONENT
--------------------------------- -------------- -------------- ----------------------- ----------------------

   1.   200 Park Avenue(3) ......  $285,131,898        12.1%    $278,500,000(3)         $51,236,204(3)
                                                                $285,131,898(3)
--------------------------------------------------------------------------------------------------------------
   2.   Courtyard by Marriott      $177,900,000         7.5%    $121,500,000(4)         $42,700,000(4)
  Portfolio(4) ..................                               $177,900,000(4)         $30,000,000(4)
--------------------------------------------------------------------------------------------------------------
   3.   500 West                   $220,000,000         9.3%         NAP                $25,000,000
  Madison Street ................
--------------------------------------------------------------------------------------------------------------
   4.   1345 Avenue of the
  Americas(5) ...................  $ 46,800,000         2.0%    $ 46,800,000(5)         $47,392,554(5)
                                                                $170,807,446(5)         $47,392,554(5)
                                                                $170,807,446(5)         $21,719,777(5)
                                                                $ 78,280,223(5)         $33,333,333(5)
                                                                                        $33,333,333(5)
                                                                                        $16,666,667(5)
                                                                                        $16,666,667(5)
--------------------------------------------------------------------------------------------------------------
   5.   Park Avenue Plaza(6).....  $ 19,350,000         0.8%    $ 19,350,000(6)         $   576,768(6)
                                                                $ 55,573,232(6)         $   576,768(6)
                                                                $ 55,573,232(6)         $ 1,027,191(6)
                                                                $ 98,972,809(6)
--------------------------------------------------------------------------------------------------------------
   6.   Polo Towne Center .......  $ 23,600,000         1.0%         NAP                $ 1,475,000
--------------------------------------------------------------------------------------------------------------
   7.   Fairfax Junction ........  $ 13,425,000         0.6%         NAP                $   635,000
--------------------------------------------------------------------------------------------------------------
   8.   Star Plaza ..............  $ 10,060,000         0.4%         NAP                $   785,000
--------------------------------------------------------------------------------------------------------------
   9.   McDermott ...............  $  9,870,000         0.4%         NAP                $   705,000
--------------------------------------------------------------------------------------------------------------
  10.   Kiln Creek ..............  $  8,140,000         0.3%         NAP                $   615,000
--------------------------------------------------------------------------------------------------------------
  11.   Centre Court ............  $  7,720,000         0.3%         NAP                $   525,000
--------------------------------------------------------------------------------------------------------------
  12.   401 Frederick ...........  $  6,880,000         0.3%         NAP                $   387,500
--------------------------------------------------------------------------------------------------------------
  13.   Ulster Terrace ..........  $  6,565,000         0.3%         NAP                $   515,000
--------------------------------------------------------------------------------------------------------------
  14.   Lexington Commons .......  $  5,475,000         0.2%         NAP                $   135,000
--------------------------------------------------------------------------------------------------------------


                            --------
                            (1)   Reflects pari passu non-trust mortgage loans
                                  and senior non-trust loan components that
                                  are, in each case, entitled to payments of
                                  interest and principal on a pro rata and pari
                                  passu basis with the related underlying
                                  mortgage loan that is part of the subject
                                  loan combination.

                            (2)   Reflects subordinate non-trust mortgage loans
                                  and junior non-trust loan components that
                                  are, in each case: (i) prior to the
                                  occurrence of certain material uncured events
                                  of default, entitled to monthly payments of
                                  principal and interest following monthly
                                  payments of principal and interest with
                                  respect to the related underlying mortgage
                                  loan in the subject loan combination; and
                                  (ii) following and during the continuance of
                                  certain material uncured events of default
                                  with respect to the subject loan combination,
                                  entitled to payments of principal and
                                  interest only following payment of all
                                  accrued interest (other than default
                                  interest) and the total outstanding principal
                                  balance of the related underlying mortgage
                                  loan in the subject loan combination.

                            (3)   The 200 Park Avenue mortgage loan in the
                                  trust is one of three (3) mortgage loans
                                  comprising the 200 Park Avenue loan
                                  combination that includes: (a) the 200 Park
                                  Avenue underlying mortgage loan; (b) the 200
                                  Park Avenue note A1 non-trust mortgage loan,
                                  with an original principal balance of
                                  $329,736,204; and (c) the 200 Park Avenue
                                  note A3 non-trust mortgage loan, with an
                                  original principal balance of $285,131,898.
                                  The 200 Park Avenue note A1 non-trust
                                  mortgage loan is comprised of two (2) loan
                                  components with differing payment priorities,
                                  referred to in this prospectus supplement as
                                  (i) the 200 Park Avenue senior note A1
                                  non-trust mortgage loan component, with an
                                  original principal balance of $278,500,000,
                                  which is, at all times, pari passu in right
                                  of payment with the 200 Park Avenue
                                  underlying mortgage loan and the 200 Park
                                  Avenue note A3 non-trust mortgage loan, and
                                  (ii) the 200 Park Avenue junior note A1
                                  non-trust mortgage loan component, with an
                                  original principal balance of $51,236,204,
                                  which is, during the continuance of certain
                                  material uncured events of default with
                                  respect to the 200 Park Avenue loan
                                  combination, subordinate in right of payment
                                  to the 200 Park Avenue underlying mortgage
                                  loan, the 200 Park Avenue senior note A1
                                  non-trust mortgage loan component and the 200
                                  Park Avenue note A3 non-trust mortgage loan.
                                  The 200 Park Avenue note A3 non-trust
                                  mortgage loan is, at all times, pari passu in
                                  right of payment with the 200 Park Avenue
                                  underlying mortgage loan and the 200 Park
                                  Avenue senior note A1 non-trust mortgage loan
                                  component. The aggregate original principal
                                  balance of the entire 200 Park Avenue loan
                                  combination is $900,000,000.

                            (4)   The Courtyard by Marriott Portfolio mortgage
                                  loan in the trust is one of four (4) mortgage

                                      S-15

                                  loans comprising the Courtyard by Marriott
                                  Portfolio loan combination that includes: (a)
                                  the Courtyard by Marriott Portfolio underlying
                                  mortgage loan; (b) the Courtyard by Marriott
                                  Portfolio note A1 non-trust mortgage loan,
                                  with an original principal balance of
                                  $164,200,000; (c) the Courtyard by Marriott
                                  Portfolio note A3 non-trust mortgage loan,
                                  with an original principal balance of
                                  $177,900,000; and (d) the Courtyard by
                                  Marriott Portfolio note B non-trust mortgage
                                  loan, with an original principal balance of
                                  $30,000,000. The Courtyard by Marriott
                                  Portfolio note A1 non-trust mortgage loan is
                                  comprised of two (2) loan components with
                                  differing payment priorities, referred to in
                                  this prospectus supplement as (i) the
                                  Courtyard by Marriott Portfolio note A1 senior
                                  non-trust mortgage loan component, with an
                                  original principal balance of $121,500,000,
                                  which is, at all times, pari passu in right of
                                  payment with the Courtyard by Marriott
                                  Portfolio underlying mortgage loan and the
                                  Courtyard by Marriott Portfolio note A3
                                  non-trust mortgage loan, and (ii) the
                                  Courtyard by Marriott Portfolio note A1 junior
                                  non-trust mortgage loan component, with an
                                  original principal balance of $42,700,000,
                                  which is, during the continuance of certain
                                  material uncured events of default with
                                  respect to the Courtyard by Marriott Portfolio
                                  loan combination, subordinate in right of
                                  payment to the Courtyard by Marriott Portfolio
                                  underlying mortgage loan, the Courtyard by
                                  Marriott Portfolio note A1 senior non-trust
                                  mortgage loan component and the Courtyard by
                                  Marriott Portfolio note A3 non-trust mortgage
                                  loan. The Courtyard by Marriott Portfolio note
                                  A3 non-trust mortgage loan is, at all times,
                                  pari passu in right of payment with the
                                  Courtyard by Marriott Portfolio underlying
                                  mortgage loan and the Courtyard by Marriott
                                  Portfolio note A1 senior non-trust mortgage
                                  loan component. The Courtyard by Marriott
                                  Portfolio note B non-trust mortgage loan is,
                                  following and during the continuance of
                                  certain material uncured events of default
                                  with respect to the Courtyard by Marriott
                                  Portfolio loan combination, subordinate in
                                  right of payment to the Courtyard by Marriott
                                  Portfolio underlying mortgage loan, the entire
                                  Courtyard by Marriott Portfolio note A1
                                  non-trust mortgage loan and the Courtyard by
                                  Marriott Portfolio note A3 non-trust mortgage
                                  loan. The aggregate original principal balance
                                  of the entire Courtyard by Marriott Portfolio
                                  loan combination is $550,000,000.

                            (5)   The 1345 Avenue of the Americas mortgage loan
                                  in the trust is one of eleven (11) mortgage
                                  loans comprising the 1345 Avenue of the
                                  Americas loan combination that includes: (a)
                                  the 1345 Avenue of the Americas underlying
                                  mortgage loan, with an original principal
                                  balance of $46,800,000; (b) the 1345 Avenue
                                  of the Americas note 1-A1 non-trust mortgage
                                  loan, with an original principal balance of
                                  $46,800,000; (c) the 1345 Avenue of the
                                  Americas note 1-A3 non-trust mortgage loan,
                                  with an original principal balance of
                                  $170,807,446; (d) the 1345 Avenue of the
                                  Americas note 1-A4 non-trust mortgage loan,
                                  with an original principal balance of
                                  $170,807,446; (e) the 1345 Avenue of the
                                  Americas note 1-B1 non-trust mortgage loan,
                                  with an original principal balance of
                                  $47,392,554; (f) the 1345 Avenue of the
                                  Americas note 1-B2 non-trust mortgage loan,
                                  with an original principal balance of
                                  $47,392,554; (g) the 1345 Avenue of the
                                  Americas note 1-C1 non-trust mortgage loan,
                                  with an original principal balance of
                                  $33,333,333; (h) the 1345 Avenue of the
                                  Americas note 1-C2 non-trust mortgage loan,
                                  with an original principal balance of
                                  $33,333,333; (i) the 1345 Avenue of the
                                  Americas note 1-C3 non-trust mortgage loan,
                                  with an original principal balance of
                                  $16,666,667, (j) the 1345 Avenue of the
                                  Americas note 1-C4 non-trust mortgage loan,
                                  with an original principal balance of
                                  $16,666,667 and (k) the 1345 Avenue of the
                                  Americas note 2 non trust mortgage loan, with
                                  an original principal balance of
                                  $100,000,000. The 1345 Avenue of the Americas
                                  note 2 non-trust mortgage loan, is comprised
                                  of two (2) loan components, referred to in
                                  this prospectus supplement as (i) the 1345
                                  Avenue of Americas note 2 senior non-trust
                                  mortgage loan component, with an original
                                  principal balance of $78,280,223 and (ii) the
                                  1345 Avenue of Americas note 2 junior
                                  non-trust mortgage loan component, with an
                                  original principal balance of $21,719,777. As
                                  more fully described herein (see "Description
                                  of the Mortgage Pool--Loan Combinations--The
                                  1345 Avenue of the Americas Mortgage
                                  Loan--Priority of Payments" in this
                                  prospectus supplement), the 1345 Avenue of
                                  the Americas note 1-A1 non-trust mortgage
                                  loan, the 1345 Avenue of the Americas note
                                  1-A3 non-trust mortgage loan, the 1345 Avenue
                                  of the Americas note 1-A4 non-trust mortgage
                                  loan and the 1345 Avenue of Americas note 2
                                  senior non-trust mortgage loan component are
                                  pari passu in right of payment with the 1345
                                  Avenue of the Americas underlying mortgage
                                  loan (except in the case of monthly
                                  amortization payments prior to certain
                                  defaults). The 1345 Avenue of the Americas
                                  underlying mortgage loan, the 1345 Avenue of
                                  the Americas note 1-A1 non-trust mortgage
                                  loan, 1345 Avenue of the Americas note 1-A3
                                  non-trust mortgage loan, the 1345 Avenue of
                                  the Americas note 1-A4 non-trust mortgage
                                  loan and the 1345 Avenue of Americas note 2
                                  senior non-trust mortgage loan component are
                                  senior in right of payment to the other 1345
                                  Avenue of the Americas non-trust mortgage
                                  loans. The 1345 Avenue of the Americas note
                                  1-B1 non-trust mortgage loan, 1345 Avenue of
                                  the Americas note 1-B2 non-trust mortgage
                                  loan and the 1345 Avenue of Americas Note 2
                                  junior non-trust mortgage loan component are
                                  senior in right of payment to the 1345 Avenue
                                  of the Americas note 1-C1 non-trust mortgage
                                  loan, the 1345 Avenue of the Americas note
                                  1-C2 non-trust mortgage loan, the 1345 Avenue
                                  of the Americas note 1-C3 non-trust mortgage
                                  loan and 1345 Avenue of the Americas note
                                  1-C4 non-trust mortgage loan. The aggregate
                                  original principal balance of the entire 1345
                                  Avenue of the Americas loan combination is
                                  $730,000,000.

                            (6)   The Park Avenue Plaza mortgage loan in the
                                  trust is one of seven (7) mortgage loans
                                  comprising the Park Avenue Plaza loan
                                  combination that includes: (a) the Park
                                  Avenue Plaza underlying mortgage loan, with
                                  an original principal balance of $19,350,000;
                                  (b) the Park Avenue Plaza note 1-A1 non-trust
                                  mortgage loan, with an original principal
                                  balance of $19,350,000; (c) the Park Avenue
                                  Plaza note 1-A3 non-trust mortgage loan, with
                                  an original principal balance of $55,573,232;
                                  (d) the Park Avenue Plaza note 1-A4 non-trust
                                  mortgage loan, with an original principal
                                  balance of $55,573,232; (e) the Park Avenue
                                  Plaza note 1-B1 non-trust mortgage loan, with
                                  an original principal balance of $576,768;
                                  (f) the Park Avenue Plaza note

                                      S-16

                                  1-B2 non-trust mortgage loan, with an original
                                  principal balance of $576,768; and (g) the
                                  Park Avenue Plaza note 2 non-trust mortgage
                                  loan, with an original principal balance of
                                  $100,000,000. The Park Avenue Plaza note 2
                                  non-trust mortgage loans, is comprised of two
                                  (2) loan components, referred to in this
                                  prospectus supplement as (i) the Park Avenue
                                  Plaza note 2 senior non-trust mortgage loan
                                  component, with an original principal balance
                                  of $98,972,809 and (ii) the Park Avenue Plaza
                                  note 2 junior non-trust mortgage loan
                                  component, with an original principal balance
                                  of $1,027,191. As more fully described herein
                                  (see "Description of the Mortgage Pool--Loan
                                  Combinations--The Park Avenue Plaza Mortgage
                                  Loan--Priority of Payments" in this prospectus
                                  supplement), the Park Avenue Plaza note 1-A1
                                  non-trust mortgage loan, the Park Avenue Plaza
                                  note 1-A3 non-trust mortgage loan, the Park
                                  Avenue Plaza note 1-A4 non-trust mortgage loan
                                  and Park Avenue Plaza note 2 senior non-trust
                                  mortgage component are pari passu in right of
                                  payment with the Park Avenue Plaza underlying
                                  mortgage loan (except in the case of monthly
                                  amortization payments prior to certain
                                  defaults). The Park Avenue Plaza underlying
                                  mortgage loan, the Park Avenue Plaza note 1-A1
                                  non-trust mortgage loan, the Park Avenue Plaza
                                  note 1-A3 non-trust mortgage loan, the Park
                                  Avenue Plaza note 1-A4 non-trust mortgage loan
                                  and the Park Avenue Plaza note 2 senior
                                  non-trust mortgage loan component are senior
                                  in right of payment to the Park Avenue Plaza
                                  note 1-B1 non-trust mortgage loan, the Park
                                  Avenue Plaza note 1-B2 non-trust mortgage loan
                                  and the Park Avenue Plaza note 2 junior
                                  non-trust mortgage loan component. The Park
                                  Avenue Plaza note 1-B1 non-trust mortgage
                                  loan, the Park Avenue Plaza note 1-B2
                                  non-trust mortgage loan and the Park Avenue
                                  Plaza note 2 junior non-trust mortgage loan
                                  component are pari passu in right of payment
                                  with each other. The aggregate original
                                  principal balance of the entire Park Avenue
                                  Plaza loan combination is $251,000,000.

                            Except as provided below under "--200 Park Avenue
                            and Courtyard by Marriott Portfolio Mortgagee of
                            Record, Master Servicer and Special Servicer" and
                            "--1345 Avenue of the Americas and Park Avenue Plaza
                            Mortgagee of Record, Master Servicer and Special
                            Servicer," each of the of the loan combinations will
                            be serviced under the series 2005-C5 pooling and
                            servicing agreement by the master servicer and the
                            special servicer thereunder. Pursuant to one or more
                            co-lender or similar agreements with respect to each
                            of the loan combinations, the holder of a particular
                            non-trust mortgage loan in the subject loan
                            combination, or a group of holders of non-trust
                            mortgage loans in the subject loan combination
                            (acting together), may be granted various rights and
                            powers, including (a) cure rights with respect to
                            the underlying mortgage loan in that loan
                            combination, (b) a purchase option with respect to
                            the underlying mortgage loan in that loan
                            combination, (c) the right to advise, direct and/or
                            consult with the applicable servicer regarding
                            various servicing matters, including certain
                            modifications, affecting that loan combination
                            and/or (d) the right to replace the special servicer
                            with respect to that loan combination. In some
                            cases, those rights and powers may be assignable or
                            may be exercised through a representative or
                            designee.

                            See "Description of the Mortgage Pool--Loan
                            Combinations" in this prospectus supplement for a
                            more detailed description, with respect to each loan
                            combination, of the related co-lender arrangement
                            and the priority of payments among the mortgage
                            loans comprising such loan combination. Also, see
                            "Servicing Under the Series 2005-C5 Pooling and
                            Servicing Agreement--The Series 2005-C5 Controlling
                            Class Representative and the Serviced Non-Trust Loan
                            Noteholders," "Servicing of the 200 Park Avenue Loan
                            Combination and the Park Avenue Plaza Loan
                            Combination" and "Servicing of the 1345 Avenue of
                            the Americas Loan Combination and the Park Avenue
                            Plaza Loan Combination" in this prospectus
                            supplement for a more detailed description of
                            certain of the foregoing rights of the respective
                            non-trust mortgage loan noteholders. See also "Risk
                            Factors--Risks Related to the Underlying Mortgage
                            Loans--The Underlying Mortgage Loans Have a Variety
                            of Characteristics Which May Expose Investors to
                            Greater Risk of Default and Loss--Some of the
                            Mortgaged Real Properties Are or May Be Encumbered
                            by Additional Debt and the Ownership Interests in
                            Some Borrowers Have Been or May Be Pledged to Secure
                            Debt Which, in Either Case, May Reduce the Cash Flow
                            Available to the Subject Mortgaged Real Property" in
                            this prospectus supplement.

                                      S-17

200 PARK AVENUE AND COURTYARD
  BY MARRIOTT PORTFOLIO
  MORTGAGEE OF RECORD,
  MASTER SERVICER AND
  SPECIAL SERVICER........  The (a) entire 200 Park Avenue loan combination
                            (including the 200 Park Avenue underlying mortgage
                            loan) and (b) the entire Courtyard by Marriott
                            Portfolio loan combination (including the Courtyard
                            by Marriott Portfolio underlying mortgage loan) are
                            currently being -- and, upon issuance of the series
                            2005-C5 certificates, will continue to be --
                            serviced and administered pursuant to the series
                            2005-C3 pooling and servicing agreement relating to
                            the LB-UBS Commercial Mortgage Trust 2005-C3,
                            Commercial Mortgage Pass-Through Certificates,
                            Series 2005-C3 commercial mortgage securitization,
                            which provides for servicing arrangements that are
                            similar but not identical to those under the series
                            2005-C5 pooling and servicing agreement. In that
                            regard--

                            o LaSalle Bank National Association, which is also
                              the trustee under the series 2005-C3 pooling and
                              servicing agreement, will, in that capacity, be
                              the mortgagee of record with respect to the
                              entire 200 Park Avenue loan combination and the
                              entire Courtyard by Marriott Portfolio loan
                              combination;

                            o Wells Fargo Bank, National Association, which is
                              the master servicer under the series 2005-C3
                              pooling and servicing agreement, will, in that
                              capacity, be the initial master servicer for
                              both the entire 200 Park Avenue loan combination
                              and the entire Courtyard by Marriott Portfolio
                              loan combination, subject to replacement
                              pursuant to the terms of the series 2005-C3
                              pooling and servicing agreement; and

                            o J.E. Robert Company, Inc., which is the special
                              servicer under the series 2005-C3 pooling and
                              servicing agreement, will, in that capacity, be
                              the initial special servicer for both the entire
                              200 Park Avenue loan combination and the entire
                              Courtyard by Marriott Portfolio loan
                              combination, subject to replacement pursuant to
                              the terms of the series 2005-C3 pooling and
                              servicing agreement, including, without cause
                              (a) by the holders of a majority interest in a
                              designated controlling class of series 2005-C3
                              certificates, (b) with respect to the related
                              loan combination only, if and for so long as the
                              total unpaid principal balance of the junior
                              non-trust loan component of the 200 Park Avenue
                              note A1 non-trust mortgage loan or the junior
                              non-trust loan component of the Courtyard by
                              Marriott Portfolio note A1 non-trust mortgage
                              loan, as the case may be, in each case net of
                              any appraisal reduction amount with respect to
                              the subject loan combination allocable under the
                              series 2005-C3 pooling and servicing agreement
                              to such junior non-trust loan component, is
                              greater than, or equal to, 27.5% of the original
                              principal balance of such junior non-trust loan
                              component, then also by the holders of a
                              majority interest in those classes of series
                              2005-C3 certificates representing an interest in
                              that junior non-trust loan component, and (c)
                              with respect to the Courtyard by Marriott
                              Portfolio loan combination only, if and for so
                              long as the total unpaid principal balance of
                              the Courtyard by Marriott Portfolio note B
                              non-trust mortgage loan, net of any appraisal
                              reduction amount with respect to the Courtyard
                              by Marriott Portfolio loan combination allocable
                              under the series 2005-C3 pooling and servicing
                              agreement to the Courtyard by Marriott Portfolio
                              note B non-trust mortgage loan, is equal to, or
                              greater than, 27.5% of the original principal
                              balance of the Courtyard by Marriott Portfolio
                              note B non-trust mortgage

                                      S-18

                              loan, then by the holder of the Courtyard by
                              Marriott Portfolio note B non-trust mortgage
                              loan.

                            We further discuss appraisal reduction amounts and
                            the allocation thereof under "--Description of the
                            Offered Certificates--Advances of Delinquent
                            Monthly Debt Service Payments" below.

                            Notwithstanding the foregoing, references in this
                            prospectus supplement to the trustee, master
                            servicer and special servicer will mean the
                            trustee, master servicer and special servicer,
                            respectively, under the series 2005-C5 pooling and
                            servicing agreement unless the context clearly
                            indicates otherwise.

1345 AVENUE OF THE AMERICAS
 AND PARK AVENUE PLAZA
 MORTGAGEE OF RECORD,
 MASTER SERVICER AND
 SPECIAL SERVICER........   The (a) entire 1345 Avenue of the Americas loan
                            combination (including the 1345 Avenue of the
                            Americas underlying mortgage loan) and (b) entire
                            Park Avenue Plaza loan combination (including the
                            Park Avenue Plaza underlying mortgage loan) are
                            currently being -- and, upon issuance of the series
                            2005-C5 certificates, will continue to be --
                            serviced and administered pursuant to the series FB
                            2005-1 pooling and servicing agreement relating to
                            the 1345 Avenue of the Americas and Park Avenue
                            Plaza Trust, Commercial Mortgage Pass-Through
                            Certificates, Series FB 2005-1 commercial mortgage
                            securitization, which provides for servicing
                            arrangements that are similar but not identical to
                            those under the series 2005-C5 pooling and servicing
                            agreement. In that regard--

                            o LaSalle Bank National Association, which is also
                              the trustee under the series FB 2005-1 pooling
                              and servicing agreement, will, in that capacity,
                              be the mortgagee of record with respect to the
                              entire 1345 Avenue of the Americas loan
                              combination and the entire Park Avenue Plaza
                              loan combination;

                            o Wells Fargo Bank, National Association, which is
                              the master servicer under the series FB 2005-1
                              pooling and servicing agreement, will, in that
                              capacity, be the initial master servicer for
                              both the entire 1345 Avenue of the Americas loan
                              combination and the entire Park Avenue Plaza
                              loan combination, subject to replacement
                              pursuant to the terms of the series FB 2005-1
                              pooling and servicing agreement; and

                            o Wells Fargo Bank, National Association, which is
                              the special servicer under the series FB 2005-1
                              pooling and servicing agreement, will, in that
                              capacity, be the initial special servicer for
                              both the entire 1345 Avenue of the Americas loan
                              combination and the entire Park Avenue Plaza
                              loan combination, subject to replacement
                              pursuant to the terms of the series FB 2005-1
                              pooling and servicing agreement, including,
                              without cause, by (a) with respect to the 1345
                              Avenue of the Americas loan combination, (i) if
                              and for so long as the aggregate unpaid
                              principal balance of the 1345 Avenue of the
                              Americas note 1-C1, note 1-C2, note 1-C3 and
                              note 1-C4 non-trust mortgage loans, (x) net of
                              any appraisal reduction amount or realized
                              losses with respect to the 1345 Avenue of the
                              Americas loan combination allocable under the
                              series FB 2005-1 pooling and servicing agreement
                              to those non-trust loans (y) plus the amount of
                              any additional collateral posted, is equal to,
                              or greater than, 25% of the aggregate unpaid
                              principal balance of those non-trust loans,
                              then, by the majority holder or holders of the
                              1345 Avenue of the Americas note 1-C1, note
                              1-C2, note 1-C3 and note 1-C4 non-trust mortgage
                              loans, and (ii) if the aggregate unpaid
                              principal balance

                                      S-19

                              of the 1345 Avenue of the Americas note 1-C1,
                              note 1-C2, note 1-C3 and note 1-C4 non-trust
                              mortgage loans, after subtracting and adding the
                              amounts described above, is less than, 25% of
                              the aggregate unpaid principal balance of those
                              non-trust loans, then by the holders of a
                              majority interest in a designated controlling
                              class of series FB 2005-1 certificates, and (b)
                              with respect to the Park Avenue Plaza loan
                              combination, by the holders of a majority
                              interest in a designated controlling class of
                              series FB 2005-1 certificates.

                            Notwithstanding the foregoing, references in this
                            prospectus supplement to the trustee, master
                            servicer and special servicer will mean the
                            trustee, master servicer and special servicer,
                            respectively, under the series 2005-C5 pooling and
                            servicing agreement unless the context clearly
                            indicates otherwise.
CONTROLLING CLASS
 OF CERTIFICATEHOLDERS....  The holders or beneficial owners of certificates representing a majority interest in a designated
                            controlling class of the series 2005-C5 certificates
                            will have the right, subject to the conditions
                            described under "Servicing Under the Series 2005-C5
                            Pooling and Servicing Agreement--The Series 2005-C5
                            Controlling Class Representative and the Serviced
                            Non-Trust Loan Noteholders" and "--Replacement of
                            the Special Servicer" in this prospectus supplement,
                            to--

                            o replace the existing special servicer under the
                              series 2005-C5 pooling and servicing agreement,
                              with or without cause, or any such special
                              servicer that has resigned, been terminated or
                              otherwise ceased to serve in that capacity,
                              subject to the corresponding rights of a related
                              non-trust mortgage loan noteholder or its
                              representative with respect to any loan
                              combination serviced under the series 2005-C5
                              pooling and servicing agreement, and

                            o select a representative that may direct and
                              advise the master servicer and/or the special
                              servicer, as applicable, regarding various
                              servicing matters with respect to the underlying
                              mortgage loans (exclusive of the
                              outside-serviced underlying mortgage loans)
                              under the series 2005-C5 pooling and servicing
                              agreement, subject to the corresponding rights
                              of a related non-trust mortgage loan noteholder
                              or its representative with respect to any loan
                              combination serviced under the series 2005-C5
                              pooling and servicing agreement.

                            Unless there are significant losses on the
                            underlying mortgage loans, the controlling class of
                            series 2005-C5 certificateholders will be the
                            holders of a non-offered class of series 2005-C5
                            certificates. The series 2005-C5 controlling class
                            certificateholders will not have any rights to
                            replace -- or, except under very limited and
                            unlikely circumstances, select a representative
                            that may direct -- the special servicer under the
                            applicable servicing agreement with respect to any
                            outside-serviced underlying mortgage loan.
UNDERWRITERS.............   Lehman Brothers Inc. and UBS Securities LLC are
                            the underwriters of this offering. With respect to
                            this offering--

                            o Lehman Brothers Inc. is acting as co-lead
                              manager and sole bookrunner, and

                            o UBS Securities LLC is acting as co-lead manager.

                            Lehman Brothers Inc. is our affiliate and an
                            affiliate of one or more of the mortgage loan
                            sellers. UBS Securities LLC is an affiliate of
                            another mortgage loan seller. See "Method of
                            Distribution" in this prospectus supplement.

                                      S-20

                          RELEVANT DATES AND PERIODS

CUT-OFF DATE.............   The cut-off date for the mortgage pool will be
                            August 11, 2005. All payments and collections
                            received on the underlying mortgage loans after that
                            cut-off date, excluding any payments of collections
                            that represent amounts due on or before that cut-off
                            date, will belong to the trust.

ISSUE DATE...............   The date of initial issuance for the offered
                            certificates will be on or about August 25, 2005.

DISTRIBUTION DATE........   Payments on the offered certificates are scheduled
                            to occur monthly, commencing in September 2005.
                            During any given month, the distribution date will
                            be the fourth business day following the 11th
                            calendar day of that month or, if that 11th calendar
                            day is not a business day, then the fifth business
                            day following that 11th calendar day.

RECORD DATE..............   The record date for each monthly payment on an
                            offered certificate will be the last business day of
                            the prior calendar month. The registered holders of
                            the series 2005-C5 certificates at the close of
                            business on each record date will be entitled to
                            receive, on the following distribution date, any
                            payments on those certificates, except that the last
                            payment on any offered certificate will be made only
                            upon presentation and surrender of the certificate.

COLLECTION PERIOD........   Amounts available for payment on the offered
                            certificates on any distribution date will depend on
                            the payments and other collections received, and any
                            advances of payments due, on the underlying mortgage
                            loans during the related collection period. In
                            general, each collection period--

                            o will relate to a particular distribution date,

                            o will be approximately one month long,

                            o will begin immediately after the prior
                              collection period ends or, in the case of the
                              first collection period, will begin on the day
                              following the cut-off date, and

                            o will end on a specified day of the same calendar
                              month in which the related distribution date
                              occurs or, if that specified day is not a
                              business day, then on the immediately following
                              business day.

                            However, the collection period for any distribution
                            date for each of the outside-serviced underlying
                            mortgage loans may differ from the collection
                            period with respect to the rest of the mortgage
                            pool for that distribution date. Accordingly, there
                            may be multiple collection periods with respect to
                            each distribution date--

                            o a collection period with respect to the 200 Park
                              Avenue underlying mortgage loan,

                            o a collection period with respect to the
                              Courtyard by Marriott Portfolio underlying
                              mortgage loan,

                            o a collection period with respect to the 1345
                              Avenue of the Americas underlying mortgage loan,

                            o a collection period with respect to the Park
                              Avenue Plaza underlying mortgage loan, and

                                      S-21

                            o a collection period with respect to the rest of
                              the mortgage pool,

                            which multiple collection periods will not
                            necessarily coincide with each other. Unless the
                            context clearly indicates otherwise, references in
                            any other portion of this prospectus supplement to
                            "collection period" will mean, individually and
                            collectively, as applicable, the foregoing five
                            collection periods for the subject distribution
                            date.

INTEREST ACCRUAL PERIOD...  The amount of interest payable with respect to the offered certificates on any distribution date will
                            be a function of the interest accrued during the
                            related interest accrual period. The interest
                            accrual period for any distribution date will be the
                            period commencing on the 11th day of the month
                            preceding the month in which that distribution date
                            occurs and ending on the 10th day of the month in
                            which that distribution date occurs.

RATED FINAL
 DISTRIBUTION DATE........  The rated final distribution dates for the respective classes of the offered certificates with
                            principal balances are as follows:

                            o for the class A-1, A-2, A-3, A-AB, A-4 and A-1A
                              certificates, the distribution date in       ;
                              and

                            o for the class A-M, A-J, B, C, D, E and F
                              certificates, the distribution date in       .

                            See "Ratings" in this prospectus supplement.

ASSUMED FINAL
 DISTRIBUTION DATE........  With respect to any class of offered certificates, the assumed final distribution date is the
                            distribution date on which the holders of those
                            certificates would be expected to receive their last
                            payment and the total principal balance or notional
                            amount, as applicable, of those certificates would
                            be expected to be reduced to zero, based upon--

                            o the assumption that each borrower timely makes
                              all payments on its underlying mortgage loan;

                            o the assumption that each underlying mortgage
                              loan, if any, with an anticipated repayment date
                              is paid in full on that date;

                            o the assumption that no borrower otherwise
                              prepays its underlying mortgage loan prior to
                              stated maturity; and

                            o the other modeling assumptions referred to under
                              "Yield and Maturity Considerations" in, and set
                              forth in the glossary to, this prospectus
                              supplement.

                                      S-22

                            Accordingly, the assumed final distribution date
                            for each class of offered certificates is the
                            distribution date in the calendar month and year
                            set forth below for that class:

                                                  MONTH AND YEAR OF
                                                    ASSUMED FINAL
                                    CLASS         DISTRIBUTION DATE
                              ----------------   ------------------
                                A-1 ..........
                                A-2 ..........
                                A-3 ..........
                                A-AB .........
                                A-4 ..........
                                A-1A .........
                                A-M ..........
                                A-J ..........
                                B ............
                                C ............
                                D ............
                                E ............
                                F ............
                                X-CP .........

                    DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
 DENOMINATIONS............  We intend to deliver the offered certificates in book-entry form in original denominations of $10,000
                            initial principal balance--or, solely in the case of
                            the class X-CP certificates, $250,000 initial
                            notional amount--and in any greater whole dollar
                            denominations.

                            You will initially hold your offered certificates,
                            directly or indirectly, through The Depository
                            Trust Company, and they will be registered in the
                            name of Cede & Co. as nominee for The Depository
                            Trust Company. As a result, you will not receive a
                            fully registered physical certificate representing
                            your interest in any offered certificate, except
                            under the limited circumstances described under
                            "Description of the Offered
                            Certificates--Registration and Denominations" in
                            this prospectus supplement and under "Description
                            of the Certificates--Book-Entry Registration" in
                            the accompanying prospectus.

PAYMENTS

 A. GENERAL...............  For purposes of allocating payments on certain classes of the offered certificates, the mortgage
                            pool will be divided into:

                            o a loan group no. 1 consisting of all of the
                              underlying mortgage loans that are secured by
                              property types other than multifamily and mobile
                              home park, together with six (6) underlying
                              mortgage loans that are secured by multifamily
                              and mobile home park properties; and

                            o a loan group no. 2 consisting of all but six (6)
                              of the underlying mortgage loans that are
                              secured by multifamily and mobile home park
                              properties.

                            Loan group no. 1 will contain a total of 99
                            underlying mortgage loans that represent 92.7% of
                            the initial mortgage pool balance, and loan group
                            no. 2 will contain a total of 18 underlying
                            mortgage loans that represent 7.3% of the initial
                            mortgage pool balance.

                                      S-23

                            The trustee will make payments of interest and,
                            except in the case of the class X-CL and X-CP
                            certificates, principal to the following classes of
                            series 2005-C5 certificateholders, sequentially as
                            follows:

                                 PAYMENT ORDER           CLASS
                               ----------------- ---------------------
                                 1st ...........  A-1, A-2, A-3, A-AB,
                                                    A-4, A-1A, X-CL
                                                        and X-CP
                                 2nd ...........          A-M
                                 3rd ...........          A-J
                                 4th ...........           B
                                 5th ...........           C
                                 6th ...........           D
                                 7th ...........           E
                                 8th ...........           F
                                 9th ...........           G
                                 10th ..........           H
                                 11th ..........           J
                                 12th ..........           K
                                 13th ..........           L
                                 14th ..........           M
                                 15th ..........           N
                                 16th ..........           P
                                 17th ..........           Q
                                 18th ..........           S
                                 19th ..........           T

                            Interest payments with respect to the class A-1,
                            A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP
                            certificates are to be made concurrently:

                            o in the case of the class A-1, A-2, A-3, A-AB and
                              A-4 certificates, on a pro rata basis in
                              accordance with the respective interest
                              entitlements evidenced by those classes of
                              series 2005-C5 certificates, from available
                              funds attributable to loan group no. 1;

                            o in the case of the class A-1A certificates, from
                              available funds attributable to loan group no.
                              2; and

                            o in the case of the class X-CP and X-CL
                              certificates, on a pro rata basis in accordance
                              with the respective interest entitlements
                              evidenced by those classes of series 2005-C5
                              certificates, from available funds attributable
                              to loan group no. 1 and/or loan group no. 2;

                            provided that, if the foregoing would result in a
                            shortfall in the interest payment on any of the
                            class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and/or
                            X-CP certificates, then payments of interest will
                            be made on those classes of series 2005-C5
                            certificates, on a pro rata basis in accordance
                            with the respective interest entitlements evidenced
                            thereby, from available funds attributable to the
                            entire mortgage pool.

                            The class R-I, R-II, R-III and V certificates do
                            not bear interest and do not entitle their
                            respective holders to payments of interest.

                            Allocation of principal payments among the A-1,
                            A-2, A-3, A-AB, A-4 and A-1A classes is described
                            under "--Payments--Payments of Principal" below.
                            The class X-CL, X-CP, R-I, R-II, R-III and V
                            certificates do not have principal balances and do
                            not entitle their respective holders to payments of
                            principal.

                            See "Description of the Offered
                            Certificates--Payments--Priority of Payments" in
                            this prospectus supplement.

                                      S-24

B.  PAYMENTS OF INTEREST..  Each class of series 2005-C5 certificates, other than the class R-I, R-II, R-III and V certificates,
                            will bear interest. In each case, that interest will
                            accrue during each interest accrual period based
                            upon--

                            o the pass-through rate applicable for the
                              particular class for that interest accrual
                              period,

                            o the total principal balance or notional amount,
                              as the case may be, of the particular class
                              outstanding immediately prior to the related
                              distribution date, and

                            o the assumption that each year consists of twelve
                              30-day months.

                            The borrowers under the underlying mortgage loans
                            are generally prohibited from making whole or
                            partial voluntary prepayments that are not
                            accompanied by a full month's interest on the
                            prepayment. If, however, a whole or partial
                            voluntary prepayment (or, to the extent it results
                            from the receipt of insurance proceeds or a
                            condemnation award, a whole or partial involuntary
                            prepayment) on an underlying mortgage loan is not
                            accompanied by the amount of one full month's
                            interest on the prepayment, then, as and to the
                            extent described under "Description of the Offered
                            Certificates--Payments--Payments of Interest" in
                            this prospectus supplement, the resulting
                            shortfall, less--

                            o the amount of the master servicing fee that
                              would have been payable from that uncollected
                              interest, and

                            o in the case of a voluntary prepayment on a
                              non-specially serviced mortgage loan, the
                              applicable portion of the payment made by the
                              master servicer to cover prepayment interest
                              shortfalls resulting from the voluntary
                              prepayments on non-specially serviced mortgage
                              loans during the related collection period,

                            will be allocated to reduce the amount of accrued
                            interest otherwise payable to the holders of all of
                            the interest-bearing classes of the series 2005-C5
                            certificates, including the offered certificates,
                            on a pro rata basis in accordance with the
                            respective amounts of interest actually accrued on
                            those classes during the corresponding interest
                            accrual period.

                            On each distribution date, subject to available
                            funds and the payment priority described under
                            "--Payments--General" above, you will be entitled
                            to receive your proportionate share of all unpaid
                            distributable interest accrued with respect to your
                            class of offered certificates through the end of
                            the related interest accrual period.

                            See "Description of the Offered Certificates--
                            Payments--Payments of Interest" and "--Payments--
                            Priority of Payments" in this prospectus supplement.

C.  PAYMENTS OF PRINCIPAL.. Subject to available funds and the payment priority described under "-- Payments--General" above, the
                            holders of each class of offered certificates, other
                            than the class X-CP certificates, will be entitled
                            to receive a total amount of principal over time
                            equal to the total principal balance of their
                            particular class.

                            The trustee is required to make payments of
                            principal to the holders of the various classes of
                            the series 2005-C5 principal balance certificates
                            in a specified sequential order, taking account of
                            whether the payments (or advances in lieu thereof)
                            and other collections of principal that are to be
                            distributed were received and/or made with respect
                            to underlying mortgage loans in loan group no. 1 or
                            underlying mortgage loans in loan group no. 2, such
                            that:

                                      S-25

                            o no payments of principal will be made to the
                              holders of any of the class G, H, J, K, L, M, N,
                              P, Q, S and T certificates until the total
                              principal balance of the offered certificates
                              (exclusive of the class X-CP certificates) is
                              reduced to zero;

                            o no payments of principal will be made to the
                              holders of the class A-M, A-J, B, C, D, E or F
                              certificates until, in the case of each class of
                              those offered certificates, the total principal
                              balance of all more senior classes of offered
                              certificates (exclusive of the class X-CP
                              certificates) is reduced to zero;

                            o except as described in the paragraph following
                              those bullets, no payments of principal with
                              respect to loan group no. 1 will be made to the
                              holders of the class A-1A certificates until the
                              total principal balance of the class A-1, A-2,
                              A-3, A-AB and A-4 certificates is reduced to
                              zero;

                            o except as described in the paragraph following
                              those bullets, no payments of principal with
                              respect to loan group no. 2 will be made to the
                              holders of the class A-1, A-2, A-3, A-AB and/or
                              A-4 certificates until the total principal
                              balance of the class A-1A certificates is
                              reduced to zero;

                            o on any given distribution date, except as
                              described in the paragraph following these
                              bullets, no payments of principal will be made
                              to the holders of the class A-1, A-2, A-3, A-AB
                              and/or A-4 certificates until the holders of the
                              class A-1A certificates have received all
                              payments of principal to which they are entitled
                              on that distribution date with respect to loan
                              group no. 2;

                            o on any given distribution date, beginning with
                              the distribution date in August 2010, except as
                              described in the paragraph following these
                              bullets, the total principal balance of the
                              class A-AB certificates must be paid down to the
                              applicable scheduled principal balance for that
                              class set forth on Annex F to this prospectus
                              supplement before any payments of principal are
                              made with respect to the class A-1, A-2, A-3
                              and/or A-4 certificates; and

                            o except as described in the paragraph following
                              these bullets, no payments of principal will be
                              made to the holders of the class A-4
                              certificates until the total principal balance
                              of the class A-1, A-2, A-3 and A-AB certificates
                              is reduced to zero, no payments of principal
                              will be made to the holders of the class A-AB
                              certificates (other than as described in the
                              immediately preceding bullet) until the total
                              principal balance of the class A-1, A-2 and A-3
                              certificates is reduced to zero, no payments of
                              principal will be made to the holders of the
                              class A-3 certificates until the total principal
                              balance of the class A-1 and A-2 certificates is
                              reduced to zero, and no payments of principal
                              will be made to the holders of the class A-2
                              certificates until the total principal balance
                              of the class A-1 certificates is reduced to
                              zero.

                            Because of losses on the underlying mortgage loans
                            and/or default-related or other unanticipated
                            expenses of the trust, the total principal balance
                            of the class A-M, A-J, B, C, D, E, F, G, H, J, K,
                            L, M, N, P, Q, S and T certificates could be
                            reduced to zero at a time when the class A-1, A-2,
                            A-3, A-AB, A-4 and A-1A certificates, or any two or
                            more classes of those certificates, remain
                            outstanding. Under those circumstances, any
                            payments of principal on the outstanding class A-1,
                            A-2, A-3, A-AB, A-4 and A-1A certificates will be
                            made among those classes of certificates on a pro
                            rata basis in accordance with their respective
                            total principal balances.

                                      S-26

                            The total payments of principal to be made on the
                            series 2005-C5 principal balance certificates on
                            any distribution date will, in general, be a
                            function of--

                            o the amount of scheduled payments of principal
                              due or, in some cases, deemed due on the
                              underlying mortgage loans during the related
                              collection period, which payments are either
                              received as of the end of that collection period
                              or advanced by the master servicer, the trustee
                              or the fiscal agent; and

                            o the amount of any prepayments and other
                              unscheduled collections of previously unadvanced
                              principal with respect to the underlying
                              mortgage loans that are received during the
                              related collection period.

                            However, if the master servicer, the special
                            servicer, the trustee or the fiscal agent
                            reimburses itself out of general collections on the
                            mortgage pool for any advance that it has
                            determined is not recoverable out of collections on
                            the related underlying mortgage loan, then that
                            advance (together with accrued interest thereon)
                            will be deemed, to the fullest extent permitted, to
                            be reimbursed first out of payments and other
                            collections of principal otherwise distributable on
                            the series 2005-C5 principal balance certificates,
                            prior to being deemed reimbursed out of payments
                            and other collections of interest otherwise
                            distributable on the series 2005-C5 certificates.
                            In addition, if payments and other collections of
                            principal on the mortgage pool are applied to
                            reimburse, or pay interest on, any advance that is
                            determined to be nonrecoverable from collections on
                            the related underlying mortgage loan, as described
                            in the prior sentence, then that advance will be
                            reimbursed, and/or interest thereon will be paid,
                            first out of payments or other collections of
                            principal on the loan group (i.e., loan group no. 1
                            or loan group no. 2, as applicable) that includes
                            the subject underlying mortgage loan as to which
                            the advance was made, and prior to using payments
                            of other collections of principal on the other loan
                            group.

                            The class X-CL, X-CP, R-I, R-II, R-III and V
                            certificates do not have principal balances and do
                            not entitle their holders to payments of principal.

                            See "Description of the Offered Certificates--
                            Payments--Payments of Principal" and "--Payments--
                            Priority of Payments" in this prospectus supplement.

D. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES..... If any prepayment premium or yield maintenance charge is collected on any of the underlying
                            mortgage loans, then the trustee will pay that
                            amount, net of any liquidation fee or workout fee
                            payable in connection with the receipt thereof, in
                            the proportions described under "Description of the
                            Offered Certificates-- Payments--Payments of
                            Prepayment Premiums and Yield Maintenance Charges"
                            in this prospectus supplement, to--

                            o the holders of the class X-CL certificates;

                            o the holders of the class X-CP certificates;
                              and/or

                            o the holders of any of the class A-1, A-2, A-3,
                              A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H,
                              J and/or K certificates that are then entitled
                              to receive any principal payments with respect
                              to the loan group that includes the prepaid
                              mortgage loan.

REDUCTIONS OF CERTIFICATE
  PRINCIPAL BALANCES IN
  CONNECTION WITH LOSSES ON
  THE UNDERLYING MORTGAGE
  LOANS AND DEFAULT-RELATED
  AND OTHER UNANTICIPATED
  EXPENSES................. Because of losses on the underlying mortgage loans
                            (including, for this purpose, advances that are
                            reimbursed out of general collections on the
                            mortgage pool

                                      S-27

                            because collections on the related underlying
                            mortgage loan are determined to be insufficient to
                            make such reimbursement) and/or default-related and
                            other unanticipated expenses of the trust, the
                            total principal balance of the mortgage pool, net
                            of outstanding advances of principal, may fall
                            below the total principal balance of the series
                            2005-C5 principal balance certificates. If and to
                            the extent that those losses on the underlying
                            mortgage loans and/or expenses of the trust cause
                            such a deficit to exist following the payments made
                            on the series 2005-C5 certificates on any
                            distribution date, the total principal balances of
                            the respective classes of series 2005-C5 principal
                            balance certificates will be sequentially reduced,
                            in the following order, until that deficit is
                            eliminated:

                                      REDUCTION ORDER         CLASS
                                     ----------------- -------------------
                                       1st ...........          T
                                       2nd ...........          S
                                       3rd ...........          Q
                                       4th ...........          P
                                       5th ...........          N
                                       6th ...........          M
                                       7th ...........          L
                                       8th ...........          K
                                       9th ...........          J
                                       10th ..........          H
                                       11th ..........          G
                                       12th ..........          F
                                       13th ..........          E
                                       14th ..........          D
                                       15th ..........          C
                                       16th ..........          B
                                       17th ..........         A-J
                                       18th ..........         A-M
                                       19th ..........    A-1, A-2, A-3,
                                                        A-AB, A-4 and A-1A

                            Any reduction to the respective total principal
                            balances of the A-1, A-2, A-3, A-AB, A-4 and A-1A
                            classes will be made on a pro rata basis in
                            accordance with the relative sizes of those
                            principal balances.

                            See "Description of the Offered Certificates--
                            Reductions of Certificate Principal Balances in
                            Connection with Realized Losses and Additional Trust
                            Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT
  MONTHLY DEBT SERVICE
  PAYMENTS.................  Except as described below in this "--Advances of
                            Delinquent Monthly Debt Service Payments"
                            subsection, the master servicer will be required to
                            make advances with respect to any delinquent
                            scheduled debt service payments, other than balloon
                            payments, due or assumed due on the underlying
                            mortgage loans, in each case net of related master
                            servicing fees and workout fees (and, in the case of
                            each of the outside-serviced underlying mortgage
                            loans, further net of any comparable fees payable
                            for the subject mortgage loan pursuant to the
                            governing servicing agreement). In addition, the
                            trustee must make any of those advances that the
                            master servicer is required, but fails, to make, and
                            the fiscal agent must make any of those advances
                            that the trustee is required, but fails, to make. As
                            described under "Description of the Offered
                            Certificates--Advances

                                      S-28

                            of Delinquent Monthly Debt Service Payments" in
                            this prospectus supplement, any party that makes an
                            advance will be entitled to be reimbursed for that
                            advance, together with interest at the prime rate
                            described in that section of this prospectus
                            supplement.

                            Notwithstanding the foregoing, none of the master
                            servicer, the trustee or the fiscal agent will be
                            required to make any advance that it determines or,
                            in general, with respect to specially serviced
                            mortgage loans and mortgage loans as to which the
                            related mortgaged real properties have been
                            acquired by the trust following default, that the
                            special servicer determines will not be recoverable
                            from proceeds of the related underlying mortgage
                            loan.

                            Subject to the discussion below regarding the
                            outside-serviced underlying mortgage loans, if
                            there occurs or exists any of various specified
                            adverse events or circumstances with respect to any
                            underlying mortgage loan or the mortgaged real
                            property for that mortgage loan, then a new
                            appraisal (or, in cases involving underlying
                            mortgage loans or mortgaged real properties with
                            principal balances or allocated loan amounts, as
                            the case may be, of less than $2,000,000, a
                            valuation estimate of that property) must be
                            obtained or conducted. If, based on that appraisal
                            or other valuation, subject to the discussion below
                            regarding underlying mortgage loans that are part
                            of loan combinations, it is determined that--

                            o the principal balance of, and other delinquent
                              amounts due under, the subject underlying
                              mortgage loan, exceed

                            o an amount equal to--

                              1.  90% of the new appraised or estimated value
                                  of that real property (which value may be
                                  subject to reduction by the special servicer
                                  based on its review of the related appraisal
                                  and other relevant information), minus

                              2.  the amount of any obligations secured by
                                  liens on the property, which liens are prior
                                  to the lien of the mortgage loan, plus

                              3.  certain escrows and reserves and any letters
                                  of credit constituting additional security for
                                  the mortgage loan,

                            then the amount otherwise required to be advanced
                            with respect to interest on that mortgage loan will
                            be reduced. The reduction will be in generally the
                            same proportion that the excess, sometimes referred
                            to as an appraisal reduction amount, bears to the
                            principal balance of the mortgage loan, net of
                            related advances of principal. Due to the payment
                            priorities, any reduction in advances of interest
                            will, in general, reduce the funds available to pay
                            interest on the most subordinate interest-bearing
                            class or classes of series 2005-C5 certificates
                            then outstanding. Appraisal reduction amounts will
                            not affect the principal portion of P&I advances.

                            The outside-serviced underlying mortgage loans are
                            not being serviced under the series 2005-C5 pooling
                            and servicing agreement. Accordingly, the amount of
                            any P&I advances by the master servicer, the
                            trustee or the fiscal agent with respect to each of
                            those underlying mortgage loans may be reduced
                            based on an appraisal reduction amount that was
                            calculated in accordance with the related governing
                            pooling and servicing agreement. It is expected
                            that any such appraisal reduction amount would be
                            calculated in a manner similar to that under the
                            series 2005-C5 pooling and servicing agreement.
                            Further, the trigger events for when an appraisal
                            of the related mortgaged real property or
                            properties is required pursuant to those governing
                            pooling and servicing agreements will be

                                      S-29

                            similar but not identical to the appraisal trigger
                            events under the series 2005-C5 pooling and
                            servicing agreement.

                            The calculation of any appraisal reduction amount,
                            as described above under this "--Advances of
                            Delinquent Monthly Debt Service Payments" section,
                            in respect of any underlying mortgage loan that is
                            part of a loan combination will, in each case, take
                            into account all of the mortgage loans comprising
                            the related loan combination. The applicable
                            servicer will determine whether an appraisal
                            reduction amount exists with respect to the entire
                            subject loan combination based on a calculation
                            that generally treats the subject loan combination
                            as if it was a single underlying mortgage loan. Any
                            resulting appraisal reduction amount will be
                            allocated among the mortgage loans, as follows--

                            o with respect to the 200 Park Avenue loan
                              combination, any appraisal reduction amount will
                              be allocated, first, to the junior non-trust
                              loan component of the 200 Park Avenue note A1
                              non-trust mortgage loan (up to the amount of the
                              outstanding principal balance of, and all
                              accrued and unpaid interest (other than default
                              interest) on, that junior non-trust loan
                              component), and then, on a pro rata basis by
                              balance, between the 200 Park Avenue underlying
                              mortgage loan, the senior non-trust loan
                              component of the 200 Park Avenue note A1
                              non-trust mortgage loan and the 200 Park Avenue
                              note A3 non-trust mortgage loan;

                            o with respect to the Courtyard by Marriott
                              Portfolio loan combination, any resulting
                              appraisal reduction amount will be allocated,
                              first, to the Courtyard by Marriott Portfolio
                              note B non-trust mortgage loan (up to the amount
                              of the outstanding principal balance of, and all
                              accrued and unpaid interest (other than default
                              interest) on, that note B non-trust mortgage
                              loan), and second, to the junior non-trust loan
                              component of the Courtyard by Marriott Portfolio
                              note A1 non-trust mortgage loan (up to the
                              amount of the outstanding principal balance of,
                              and all accrued and unpaid interest (other than
                              default interest) on, that junior non-trust loan
                              component), and then, on a pro rata basis by
                              balance, between the Courtyard by Marriott
                              Portfolio underlying mortgage loan, the senior
                              non-trust loan component of the Courtyard by
                              Marriott Portfolio note A1 non-trust mortgage
                              loan and the Courtyard by Marriott Portfolio
                              note A3 non-trust mortgage loan;

                            o with respect to the 1345 Avenue of the Americas
                              loan combination, any resulting appraisal
                              reduction amount will be allocated, first, on a
                              pro rata basis by balance, to the 1345 Avenue of
                              the Americas note 1-C1, note 1-C2, note 1-C3 and
                              note 1-C4 non-trust mortgage loans (up to the
                              amount of the outstanding principal balances of
                              those non-trust mortgage loans), and second, on
                              a pro rata basis by balance, to the 1345 Avenue
                              of the Americas note 1-B1 and note 1-B2 non
                              trust mortgage loans and the junior component of
                              the note 2 non-trust mortgage loan (up to the
                              amount of the outstanding principal balances of
                              those non-trust mortgage loans or component of
                              non-trust mortgage loan), and then, on a pro
                              rata basis by balance, to the 1345 Avenue of the
                              Americas underlying mortgage loan, the 1345
                              Avenue of the Americas note 1-A1, note 1-A3 and
                              note 1-A4 non-trust mortgage loans and the
                              senior component of the 1345 Avenue of the
                              Americas note 2 non-trust mortgage loan;

                            o with respect to the Park Avenue Plaza loan
                              combination, any resulting appraisal reduction
                              amount will be allocated, first, on a pro rata
                              basis by balance, to the Park Avenue Plaza note
                              1-B1 and note 1-B2 non-trust mortgage loans and
                              the junior component of the Park Avenue Plaza
                              note 2 non-trust mortgage loan (up to the amount
                              of the outstanding principal

                                     S-30

                              balances of those non-trust mortgage loans or
                              component of non-trust mortgage loan), and then,
                              on a pro rata basis by balance, to the Park
                              Avenue Plaza underlying mortgage loan, the Park
                              Avenue Plaza note 1-A1, note 1-A3 and note 1-A4
                              non-trust mortgage loans and the senior
                              component of the Park Avenue Plaza note 2
                              non-trust mortgage loan; and

                            o with respect to each other loan combination
                              identified in the loan combination chart under
                              "--Relevant Parties--Non-Trust Mortgage Loan
                              Noteholders," any resulting appraisal reduction
                              amount will, in each case, be allocated, first,
                              to the related subordinate non-trust mortgage
                              loan (up to the amount of the outstanding
                              principal balance of, and all accrued and unpaid
                              interest (other than default interest) on, that
                              subordinate non-trust mortgage loan), and then,
                              to the subject underlying mortgage loan.

                            The amount of advances of interest on any of the
                            underlying mortgage loans that are part of a loan
                            combination will reflect any appraisal reduction
                            amount allocable thereto.

                            See "Description of the Offered Certificates--
                            Advances of Delinquent Monthly Debt Service
                            Payments" and "Servicing Under the Series 2005-C5
                            Pooling and Servicing Agreement--Required
                            Appraisals" and "--Servicing and Other Compensation
                            and Payment of Expenses" in this prospectus
                            supplement. See also "Description of the
                            Certificates--Advances" in the accompanying
                            prospectus.

REPORTS TO
  CERTIFICATEHOLDERS....... On each distribution date, the trustee will provide or make available to the registered holders of the
                            series 2005-C5 certificates a monthly report
                            substantially in the form of Annex D to this
                            prospectus supplement. The trustee's report will
                            detail, among other things, the payments made to the
                            series 2005-C5 certificateholders on that
                            distribution date and the performance of the
                            underlying mortgage loans and the mortgaged real
                            properties.

                            Upon reasonable prior notice, you may also review
                            at the trustee's offices during normal business
                            hours a variety of information and documents that
                            pertain to the underlying mortgage loans and the
                            mortgaged real properties for those loans.

                            See "Description of the Offered
                            Certificates--Reports to Certificateholders;
                            Available Information" in this prospectus
                            supplement.

OPTIONAL TERMINATION....... Specified parties to the transaction may terminate the trust by purchasing all of the mortgage loans
                            and any foreclosure properties held by the trust,
                            but only when the total principal balance of the
                            mortgage pool, net of outstanding advances of
                            principal, is less than 1.0% of the initial mortgage
                            pool balance.

                            See "Description of the Offered Certificates--
                            Termination" in this prospectus supplement.

        THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL...................  In this section, "--The Underlying Mortgage Loans and the Mortgaged Real Properties," we provide
                            summary information with respect to the mortgage
                            loans that we intend to include in the trust. For
                            more detailed information regarding those mortgage
                            loans, you should review the following sections in
                            this prospectus supplement:

                            o "Description of the Mortgage Pool;"

                            o "Risk Factors--Risks Related to the Underlying
                              Mortgage Loans;"

                                      S-31

                            o Annex A-1--Certain Characteristics of Individual
                              Underlying Mortgage Loans;

                            o Annex A-2--Certain Characteristics of the
                              Mortgage Pool;

                            o Annex A-3--Certain Characteristics of Loan Group
                              No. 1;

                            o Annex A-4--Certain Characteristics of Loan Group
                              No. 2;

                            o Annex A-5--Certain Monetary Terms of the
                              Underlying Mortgage Loans;

                            o Annex A-6--Certain Information Regarding
                              Reserve; and

                            o Annex B--Certain Information Regarding
                              Multifamily Properties.

                            For purposes of calculating distributions on
                            certain classes of the offered certificates, the
                            pool of mortgage loans backing the series 2005-C5
                            certificates will be divided into a loan group no.
                            1 and a loan group no. 2.

                            Loan group no. 1 will consist of all of the
                            underlying mortgage loans that are secured by
                            property types other than multifamily and mobile
                            home park, together with six (6) underlying
                            mortgage loans that are secured by multifamily and
                            mobile home park properties. Loan group no. 1 will
                            consist of 99 mortgage loans, with an initial loan
                            group no. 1 balance of $2,186,749,244, representing
                            approximately 92.7% of the initial mortgage pool
                            balance.

                            Loan group no. 2 will consist of all but six (6) of
                            the underlying mortgage loans that are secured by
                            multifamily and mobile home park properties. Loan
                            group no. 2 will consist of 18 mortgage loans, with
                            an initial loan group no. 2 balance of
                            $172,322,902, representing approximately 7.3% of
                            the initial mortgage pool balance. See Annex
                            B--Certain Information Regarding Multifamily
                            Properties.

                            When reviewing the information that we have
                            included in this prospectus supplement, including
                            the Annexes hereto, with respect to the mortgage
                            loans that are to back the offered certificates,
                            please note that--

                            o All numerical information provided with respect
                              to the underlying mortgage loans is provided on
                              an approximate basis.

                            o References to initial mortgage pool balance mean
                              the aggregate cut-off date principal balance of
                              all the underlying mortgage loans, references to
                              the initial loan group no. 1 balance mean the
                              aggregate cut-off date principal balance of the
                              underlying mortgage loans in loan group no. 1
                              and references to the initial loan group no. 2
                              balance mean the aggregate cut-off date
                              principal balance of the underlying mortgage
                              loans in loan group no. 2. We will transfer each
                              of the underlying mortgage loans, at its
                              respective cut-off date principal balance, to
                              the trust. We show the cut-off date principal
                              balance for each of the underlying mortgage
                              loans on Annex A-1 to this prospectus
                              supplement.

                            o All weighted average information provided with
                              respect to the mortgage loans reflects a
                              weighting based on their respective cut-off date
                              principal balances.

                            o When information with respect to mortgaged real
                              properties is expressed as a percentage of the
                              initial mortgage pool balance, the initial loan
                              group no. 1 balance or the initial loan group
                              no. 2 balance, the percentages are based upon
                              the cut-off date principal balances of the
                              related underlying mortgage loans or allocated
                              portions of those balances.

                                      S-32

                             o With respect to each of the underlying mortgage
                               loans that are part of a loan combination,
                               unless the context clearly indicates otherwise,
                               certain statistical information (in particular,
                               information relating to debt service coverage
                               ratios, loan-to-value ratios and loan amount per
                               square foot or other unit of measurement) in
                               this prospectus supplement is calculated in the
                               following manner:

                               1. with respect to the 200 Park Avenue underlying
                                  mortgage loan, based on the entire 200 Park
                                  Avenue loan combination, exclusive of the
                                  junior non-trust loan component of the 200
                                  Park Avenue note A1 non-trust mortgage loan
                                  (see "Description of the Mortgage
                                  Pool--Significant Underlying Mortgage
                                  Loans--The 200 Park Avenue Mortgage Loan");

                               2. with respect to the Courtyard by Marriott
                                  Portfolio underlying mortgage loan, based on
                                  the entire Courtyard by Marriott Portfolio
                                  loan combination, exclusive of (a) the junior
                                  non-trust loan component of the Courtyard by
                                  Marriott Portfolio note A1 non-trust mortgage
                                  loan and (b) the Courtyard by Marriott
                                  Portfolio note B non-trust mortgage loan (see
                                  "Description of the Mortgage Pool--Significant
                                  Underlying Mortgage Loans--The Courtyard by
                                  Marriott Portfolio Mortgage Loan");

                               3. with respect to the 1345 Avenue of the
                                  Americas underlying mortgage loan, taking into
                                  account the 1345 Avenue of the Americas note
                                  1-A1, note 1-A3 and note 1-A4 non-trust
                                  mortgage loans and the senior component of the
                                  1345 Avenue of the Americas note 2 non-trust
                                  mortgage loan and without regard to the 1345
                                  Avenue of the Americas note 1-B1 and note 1-B2
                                  non-trust mortgage loans, the junior component
                                  of the 1345 Avenue of the Americas note 2
                                  non-trust mortgage loan, and the 1345 Avenue
                                  of the Americas note 1-C1, note 1-C2, note
                                  1-C3 and note 1-C4 non-trust mortgage loans;

                               4. with respect to the Park Avenue Plaza
                                  underlying mortgage loan, taking into account
                                  the Park Avenue Plaza note 1-A1, note 1-A3 and
                                  note 1-A4 non-trust mortgage loans and the
                                  senior component of the Park Avenue Plaza note
                                  2 non-trust mortgage loan and without regard
                                  to the Park Avenue Plaza note 1-B1, note 1-B2
                                  non-trust mortgage loans and junior component
                                  of the Park Avenue Plaza note 2 non-trust
                                  mortgage loan; and

                               5. with respect to each other loan combination
                                  identified in the loan combination chart under
                                  "--Relevant Parties--Non-Trust Mortgage Loan
                                  Noteholders," without regard to the
                                  corresponding non-trust mortgage loan(s) in
                                  the subject loan combination, each of which is
                                  generally subordinate. See "Description of the
                                  Mortgage Pool--Significant Underlying Mortgage
                                  Loans--The 500 West Madison Street Mortgage
                                  Loan" and "--Loan Combinations" in this
                                  prospectus supplement.

                             o If any of the mortgage loans is secured by
                               multiple real properties located in more than
                               one state or representing more than one property
                               type, a portion of that mortgage loan has been
                               allocated to each of those properties.

                             o The general characteristics of the entire
                               mortgage pool backing the offered certificates
                               are not necessarily representative of the
                               general characteristics of either loan group no.
                               1 or loan group no. 2. The yield and risk of
                               loss on any class of offered certificates may
                               depend on, among other things, the composition
                               of each of loan group no. 1 and loan group no.
                               2. The general characteristics of each such loan
                               group should also be analyzed when making an
                               investment decision. See "--Additional
                               Statistical Information" below.

                                      S-33

                             o Whenever we refer to a particular mortgaged real
                               property by name, we mean the mortgaged real
                               property identified by that name on Annex A-1 to
                               this prospectus supplement. Whenever we refer to
                               a particular mortgage loan by name, we mean the
                               mortgage loan secured by the mortgaged real
                               property identified by that name on Annex A-1 to
                               this prospectus supplement.

                             o Ten (10) mortgage loans that we intend to
                               include in the trust, representing 2.6% of the
                               initial mortgage pool balance, have not closed
                               as of the date of the preparation of this
                               prospectus supplement and therefore certain
                               mortgage loan characteristics included in this
                               prospectus supplement for those mortgage loans,
                               including the interest rates thereof, have been
                               estimated. As a result, certain statistical
                               information in this prospectus supplement may
                               change if those mortgage loans bear a different
                               interest rate than anticipated.

                             o Statistical information regarding the mortgage
                               loans may change prior to the date of initial
                               issuance of the offered certificates as a result
                               of changes in the composition of the mortgage
                               pool prior to that date.

                             It has been confirmed to us by S&P and Fitch that
                             six (6) of the mortgage loans that we intend to
                             include in the trust, representing 34.4% of the
                             initial mortgage pool balance, each has, in the
                             context of its inclusion in the mortgage pool,
                             credit characteristics consistent with investment
                             grade-rated obligations. Three (3) of those
                             mortgage loans are described under "Description of
                             the Mortgage Pool--Significant Underlying Mortgage
                             Loans" in this prospectus supplement.

SOURCE OF THE UNDERLYING
  MORTGAGE LOANS..........   We are not the originator of any of the mortgage
                             loans that we intend to include in the trust. We
                             will acquire those mortgage loans from two or more
                             parties. Except in two (2) cases, representing 1.2%
                             of the initial mortgage pool balance, each of those
                             mortgage loans was originated by--

                             o the related mortgage loan seller from whom we
                               acquired the mortgage loan,

                             o an affiliate of the related mortgage loan
                               seller, or

                             o a correspondent in the related mortgage loan
                               seller's or its affiliate's conduit lending
                               program.

                             Lehman Brothers Inc. is our affiliate and an
                             affiliate of one or more of the mortgage loan
                             sellers. UBS Securities LLC is an affiliate of
                             another mortgage loan seller.

PAYMENT AND OTHER TERMS...   Each of the mortgage loans that we intend to
                             include in the trust is the obligation of a
                             borrower to repay a specified sum with interest.
                             Repayment of each of the mortgage loans that we
                             intend to include in the trust is secured by a
                             mortgage lien on the fee and/or leasehold interest
                             of the related borrower or another party in one or
                             more commercial or multifamily real properties.
                             Except for limited permitted encumbrances, which we
                             identify in the glossary to this prospectus
                             supplement, and except as otherwise described in
                             the next sentence, that mortgage lien will be a
                             first priority lien. In the case of the underlying
                             mortgage loan secured by the mortgaged real
                             property identified on Annex A-1 hereto as
                             Providence Place, the related borrower has agreed
                             to make certain payments in lieu of real estate
                             taxes and the related borrower's obligation to make
                             those payments is secured by a lien upon the
                             related mortgaged real property which lien is prior
                             to the lien of the mortgage securing the related
                             loan. See "Description of the Mortgage
                             Pool--Significant Underlying Mortgage Loans--
                             Providence Place--PILOT Bond Program" in this
                             prospectus supplement.

                                      S-34

                            All of the mortgage loans that we intend to include
                            in the trust are or should be considered
                            nonrecourse. None of those mortgage loans is
                            insured or guaranteed by any governmental agency or
                            instrumentality or by any private mortgage insurer.

                            Each of the mortgage loans that we intend to
                            include in the trust currently accrues interest at
                            the annual rate specified with respect to that loan
                            on Annex A-1 to this prospectus supplement. Except
                            with respect to mortgage loans that have
                            anticipated repayment dates, as described below,
                            the mortgage interest rate for each underlying
                            mortgage loan is, in the absence of default, fixed
                            for the entire term of the loan.

                            Subject, in some cases, to a next business day
                            convention--

                            o one (1) of the mortgage loans that we intend to
                              include in the trust, representing 0.5% of the
                              initial mortgage pool balance, provide for
                              scheduled payments of principal and/or interest
                              to be due on the tenth day of each month,

                            o one (1) of the mortgage loans that we intend to
                              include in the trust, representing 0.1% of the
                              initial mortgage pool balance, provide for
                              scheduled payments of principal and/or interest
                              to be due on the first day of each month.

                            o two (2) of the mortgage loans that we intend to
                              include in the trust, representing 2.8% of the
                              initial mortgage pool balance, provide for
                              scheduled payments of principal and/or interest
                              to be due on the eighth day of each month, and

                            o 113 of the mortgage loans that we intend to
                              include in the trust, representing 96.6% of the
                              initial mortgage pool balance, provide for
                              scheduled payments of principal and/or interest
                              to be due on the eleventh day of each month.

                            One hundred twelve (112) of the mortgage loans that
                            we intend to include in the trust, representing
                            96.8% of the initial mortgage pool balance, of
                            which 95 mortgage loans are in loan group no. 1,
                            representing 96.8% of the initial loan group no. 1
                            balance, and 17 mortgage loans are in loan group
                            no. 2, representing 96.8% of the initial loan group
                            no. 2 balance, respectively, provide for:

                            o either (a) amortization schedules that (i) are
                              significantly longer than their respective
                              remaining terms to stated maturity and (ii) in
                              some cases, begin following the end of an
                              initial interest-only period or (b) no
                              amortization prior to stated maturity; and

                            o a substantial balloon payment of principal on
                              each of their respective maturity dates.

                            Twenty-eight (28) of the balloon mortgage loans
                            identified in the prior paragraph, representing
                            37.3% of the initial mortgage pool balance, of
                            which 24 mortgage loans are in loan group no. 1,
                            representing 37.7% of the initial loan group no. 1
                            balance, and four (4) mortgage loans are in loan
                            group no. 2, representing 32.5% of the initial loan
                            group no. 2 balance, respectively, require payments
                            of interest only to be due on each due date until
                            the stated maturity date. Another 40 of the balloon
                            mortgage loans identified in the prior paragraph,
                            representing 30.7% of the initial mortgage pool
                            balance, of which 35 mortgage loans are in loan
                            group no. 1, representing 29.5% of the initial loan
                            group no. 1 balance, and five (5) mortgage loans
                            are in loan group no. 2, representing 49.5% of the
                            initial loan group no. 2 balance, respectively,
                            require payments of interest only to be due until
                            the expiration of a designated interest-only period
                            that ends prior to the related stated maturity
                            date.

                                      S-35

                            Two (2) of the mortgage loans that we intend to
                            include in the trust, representing 0.4% of the
                            initial mortgage pool balance, of which one (1)
                            mortgage loan is in loan group no. 1, representing
                            0.1% of the initial loan group no. 1 balance, and
                            one (1) mortgage loans is in loan group no. 2,
                            representing 3.2% of the initial loan group no. 2
                            balance, respectively, provide material incentives
                            to the related borrower to pay the mortgage loan in
                            full by a specified date prior to the related
                            maturity date. We consider that date to be the
                            anticipated repayment date for each of those two
                            (2) mortgage loans. There can be no assurance,
                            however, that these incentives will result in the
                            subject mortgage loans being paid in full on or
                            before their respective anticipated repayment
                            dates. The incentives, which in each case will
                            become effective as of the related anticipated
                            repayment date, include:

                            o The calculation of interest at a rate per annum
                              in excess of the initial mortgage interest rate.
                              The additional interest in excess of interest at
                              the initial mortgage interest rate will be
                              deferred and will be payable only after the
                              outstanding principal balance of the mortgage
                              loan is paid in full.

                            o The application of excess cash flow from the
                              mortgaged real property, after debt service
                              payments and any specified reserves or expenses
                              have been funded or paid, to pay the principal
                              amount of the mortgage loan. The payment of
                              principal from excess cash flow will be in
                              addition to the principal portion, if any, of
                              the normal monthly debt service payment.

                            Both of the mortgage loans with anticipated
                            repayment dates identified in the prior paragraph
                            require payments of interest only to be due until
                            the expiration of a designated interest-only period
                            that ends prior to the related anticipated
                            repayment date.

                            Three (3) of the mortgage loans that we intend to
                            include in the trust, representing 2.9% of the
                            initial mortgage pool balance, all of which
                            mortgage loans are in loan group no. 1 and
                            represent 3.1% of the initial loan group no. 1
                            balance, each has a payment schedule that provides
                            for the payment of the subject mortgage loan in
                            full or substantially in full by its maturity date.
                            Those mortgage loans do not provide for any of the
                            repayment incentives associated with mortgage loans
                            with anticipated repayment dates.

DELINQUENCY STATUS........  None of the mortgage loans that we intend to include in the trust were 30 days or more
                            delinquent with respect to any monthly debt service
                            payment as of the cut-off date or at any time
                            during the 12-month period preceding that date.

PREPAYMENT LOCK-OUT,
 DEFEASANCE, PREPAYMENT
 PREMIUM AND YIELD
 MAINTENANCE PERIODS......  An initial prepayment lock-out period is currently in effect for all of the mortgage loans that we
                            intend to include in the trust. A prepayment
                            lock-out period is a period during which the
                            principal balance of a mortgage loan may not be
                            voluntarily prepaid in whole or in part.

                            Ninety-eight (98) of the mortgage loans that we
                            intend to include in the trust, representing 78.2%
                            of the initial mortgage pool balance, of which 82
                            mortgage loans are in loan group no. 1,
                            representing 78.3% of the initial loan group no. 1
                            balance, and 16 mortgage loans are in loan group
                            no. 2, representing 76.8% of the initial loan group
                            no. 2 balance, respectively, provide for a
                            defeasance period, following the initial prepayment
                            lock-out period. A defeasance period is a period
                            when voluntary prepayments are still prohibited but
                            the related borrower may obtain a full or partial
                            release of the related mortgaged real property from
                            the related mortgage lien by defeasing the mortgage
                            loan through the delivery of

                                      S-36

                            non-callable U.S. Treasury securities or other
                            non-callable government securities, within the
                            meaning of section 2(a)(16) of the Investment
                            Company Act of 1940, which are acceptable to the
                            applicable rating agencies, as substitute
                            collateral. None of these 98 mortgage loans permits
                            defeasance prior to the second anniversary of the
                            date of initial issuance of the offered
                            certificates.

                            Eighteen (18) mortgage loans that we intend to
                            include in the trust, representing 12.5% of the
                            initial mortgage pool balance, of which 16 mortgage
                            loans are in loan group no. 1, representing 11.6%
                            of the initial loan group no. 1 balance, and two
                            (2) mortgage loans are in loan group no. 2,
                            representing 23.2% of the initial loan group no. 2
                            balance, respectively, each provides for a period,
                            following the initial prepayment lock-out period,
                            when the loan is prepayable together with a yield
                            maintenance charge, but does not provide for
                            defeasance.

                            One (1) of the mortgage loans that we intend to
                            include in the trust, representing 9.3% of the
                            initial mortgage pool balance, which mortgage loan
                            is in loan group no. 1 and represents 10.1% of the
                            initial loan group no. 1 balance, provides for a
                            period, following the initial prepayment lock-out
                            period, when the loan may either be defeased or
                            prepaid with a yield maintenance charge. Such
                            period following the initial prepayment lock-out
                            period is not considered a defeasance period for
                            purposes of this prospectus supplement.

                            Set forth below is information regarding the
                            remaining terms of the prepayment lock-out and
                            prepayment lock-out/defeasance periods,
                            respectively, for the underlying mortgage loans:

                                         MORTGAGE    LOAN GROUP   LOAN GROUP
                                           POOL         NO. 1       NO. 2
                                       ------------ ------------ -----------
  Maximum remaining prepayment
  lock-out or prepayment
  lock-out/defeasance period ......... 178 months   178 months   120 months
  Minimum remaining prepayment
  lock-out or prepayment
  lock-out/defeasance period .........  21 months    21 months    24 months
  Weighted average remaining
  prepayment lock-out or
  prepayment lock-out/defeasance
  period .............................  86 months    85 months    90 months

                            Notwithstanding the foregoing, even a mortgage loan
                            in a prepayment lock-out or prepayment
                            lockout/defeasance period may allow for prepayments
                            under limited circumstances. See "Description of the
                            Mortgage Pool--Terms and Conditions of the
                            Underlying Mortgage Loans--Other Prepayment
                            Provisions" in this prospectus supplement.

                                      S-37

                      ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS. The mortgage pool, loan group no. 1 and loan group
                            no. 2, respectively, will have the following general
                            characteristics as of the cut-off date:


                                                                    LOAN GROUP         LOAN GROUP
                                              MORTGAGE POOL           NO. 1              NO. 2
                                           ------------------- ------------------- -----------------

  Total cut-off date principal
    balance ..............................    $2,359,072,146      $2,186,749,244      $172,322,902
  Number of mortgage loans ...............               117                  99                18
  Number of mortgaged real
    properties ...........................               215                 196                19
  Maximum cut-off date principal
    balance ..............................      $285,131,898        $285,131,898       $32,000,000
  Minimum cut-off date principal
    balance ..............................        $1,123,978          $1,123,978        $1,844,571
  Average cut-off date principal
    balance ..............................       $20,163,010         $22,088,376        $9,573,495
  Maximum mortgage interest rate .........            6.280%              6.202%            6.280%
  Minimum mortgage interest rate .........            4.840%              4.990%            4.840%
  Weighted average mortgage
    interest rate ........................            5.449%              5.462%            5.278%
  Maximum original term to
    maturity or anticipated
    repayment date .......................        180 months          180 months        120 months
  Minimum original term to
    maturity or anticipated
    repayment date .......................         60 months           60 months         60 months
  Weighted average original term to
    maturity or anticipated
    repayment date .......................        110 months          111 months        105 months
  Maximum remaining term to
    maturity or anticipated
    repayment date .......................        178 months          178 months        120 months
  Minimum remaining term to
    maturity or anticipated
    repayment date .......................         55 months           55 months         59 months
  Weighted average remaining term
    to maturity or anticipated
    repayment date .......................        108 months          109 months        105 months
  Weighted average underwritten
    debt service coverage ratio ..........             1.45x               1.46x             1.33x
  Weighted average cut-off date
    loan-to-value ratio ..................             65.5%               64.5%             76.9%


                            In reviewing the foregoing table, please note that:

                            o The initial mortgage pool balance, the initial
                              loan group no. 1 balance and the initial loan
                              group no. 2 balance are each subject to a
                              permitted variance of plus or minus 5%.

                            o Except as described below in the second succeeding
                              bullet, the underwritten debt service coverage
                              ratio for any mortgage loan that is to be included
                              in

                                      S-38

                               the trust is equal to the underwritten annual
                               net cash flow for the related mortgaged real
                               property, divided by the product of 12 times the
                               monthly debt service payment due in respect of
                               that underlying mortgage loan on the first due
                               date following the cut-off date or, if that
                               mortgage loan is currently in an interest-only
                               period, on the first due date after the
                               commencement of the scheduled amortization.

                             o Except as described in the following bullet, the
                               cut-off date loan-to-value ratio for any
                               mortgage loan to be included in the trust is
                               equal to its cut-off date principal balance,
                               divided by the estimated value of the related
                               mortgaged real property as set forth in a
                               related third-party appraisal dated as specified
                               on Annex A-1 to this prospectus supplement.

                             o The exceptions to the foregoing calculations of
                               underwritten debt service coverage ratio and
                               cut-off date loan-to-value ratio are as follows:

                               (1)   in the case of an underlying mortgage loan
                                     that provides for payments of interest
                                     only until the related stated maturity
                                     date, the calculation of underwritten debt
                                     service coverage ratio is based upon the
                                     actual interest-only payments (calculated
                                     in accordance with the related loan
                                     documents) that will be due in respect of
                                     the subject mortgage loan during the
                                     12-month period following the cut-off
                                     date; and

                               (2)   in the case of an underlying mortgage loan
                                     that is part of a loan combination (as set
                                     forth under "Description of the Mortgage
                                     Pool--Loan Combinations" in this prospectus
                                     supplement), the underwritten debt service
                                     coverage ratio and the cut-off date
                                     loan-to-value ratio are, in general, each
                                     calculated based on the entire subject loan
                                     combination, exclusive of each
                                     corresponding non-trust mortgage loan
                                     and/or loan component of a corresponding
                                     non-trust mortgage loan that would, in
                                     connection with a material event of
                                     default, be subordinate in right of payment
                                     to the subject underlying mortgage loan.

                             o In the case of some of the mortgage loans that
                               we intend to include in the trust, the
                               calculation of underwritten annual net cash flow
                               for the related mortgaged real property or
                               properties (which is, in turn, used in the
                               calculation of underwritten debt service
                               coverage ratios) was based on certain
                               assumptions regarding projected rental income
                               and/or occupancy, including: (a) the assumption
                               that a particular tenant at the subject
                               mortgaged real property that has executed a
                               lease, but has not yet taken occupancy and/or
                               has not yet commenced paying rent, will take
                               occupancy and commence paying rent on a future
                               date, (b) the assumption that an unexecuted
                               lease that is currently being negotiated with
                               respect to a particular tenant at the subject
                               mortgaged real property or is out for signature
                               will be executed and in place on a future date,
                               (c) the assumption that a portion of the
                               currently vacant and unleased space at the
                               subject mortgaged real property will be leased
                               at current market rates and consistent with
                               occupancy rates of comparable properties in the
                               subject market, (d) the assumption that certain
                               rental income payable on a future date under a
                               signed lease, but where the tenant is in an
                               initial rent abatement or free rent period, will
                               be paid commencing on such future date, (e)
                               assumptions regarding the renewal of particular
                               leases, incremental rent increases and/or the
                               re-leasing of certain space at the subject
                               mortgaged real property, (f) certain additional
                               lease-up assumptions as may be described in the
                               footnotes to Annex A-1 to this prospectus
                               supplement, and/or (g) certain other assumptions
                               regarding the payment of rent not currently
                               being paid. There is no assurance that the
                               foregoing assumptions made with respect to any

                                      S-39

                              particular underlying mortgage loan will, in
                              fact, be consistent with actual property
                              performance; and, if they are not consistent,
                              actual annual net cash flow for a mortgaged
                              property may be less than the underwritten
                              annual net cash flow presented with respect to
                              that property in this prospectus supplement.

                            o The maximum mortgage interest rate, minimum
                              mortgage interest rate and weighted average
                              mortgage interest rate in the foregoing table is
                              based on anticipated interest rate information
                              for 10 mortgage loans that we intend to include
                              in the trust, representing 2.6% of the initial
                              mortgage pool balance, but that have not closed
                              as of the date of this prospectus supplement,
                              and therefore those statistics may change if
                              those mortgage loans bear a different interest
                              rate than anticipated.

B. GEOGRAPHIC
     CONCENTRATION........  The table below shows the number of, and percentage of the initial mortgage pool balance secured by,
                            mortgaged real properties located in the indicated
                            states:

                                           % OF INITIAL
                             NUMBER OF       MORTGAGE
          STATE             PROPERTIES     POOL BALANCE
------------------------   ------------   -------------
  New York .............        10             19.6%
  Illinois .............        15             15.3%
  Rhode Island .........         2             11.9%
  Florida ..............        20              6.9%
  California ...........        28              6.5%
  Maryland .............         9              6.5%
  Texas ................        18              5.2%
  Virginia .............        11              4.8%

                            The remaining mortgaged real properties with
                            respect to the mortgage pool are located throughout
                            27 other states. No more than 3.7% of the initial
                            mortgage pool balance is secured by mortgaged real
                            properties located in any of these other states.

C.  PROPERTY TYPES........  The table below shows the number of, and percentage of the initial mortgage pool balance secured by,
                            mortgaged real properties predominantly operated for
                            each indicated purpose:

                                                   % OF INITIAL
                                     NUMBER OF       MORTGAGE
          PROPERTY TYPE             PROPERTIES     POOL BALANCE
--------------------------------   ------------   -------------
  Office .......................        14             37.3%
  Retail .......................        64             34.9%
    Regional Mall ..............         2             14.4%
    Anchored Retail ............        43             13.9%
    Unanchored Retail ..........        19              6.7%
    Hotel ......................        70             11.6%
    Multifamily ................        29             10.3%
  Self Storage .................        30              4.0%
  Industrial/Warehouse .........         2              1.3%
  Other ........................         1              0.4%
  Mobile Home Park .............         5              0.2%

                                      S-40

D.  ENCUMBERED INTERESTS..  The table below shows the number of mortgage loans and the percentage of the initial mortgage pool
                            balance represented thereby, that are secured by
                            mortgaged real properties for which the whole or
                            predominant encumbered interest is as indicated:

       ENCUMBERED INTEREST                         % OF INITIAL
        IN THE MORTGAGED             NUMBER OF       MORTGAGE
          REAL PROPERTY           MORTGAGE LOANS   POOL BALANCE
-------------------------------- ---------------- -------------
  Fee Simple ...................       112             78.7%
  Leasehold ....................         2             11.7%
  Fee Simple/Leasehold .........         3              9.6%

                            It should be noted that each mortgage loan secured
                            by overlapping fee and leasehold interests or by a
                            predominant fee interest and a relatively minor
                            leasehold interest, is presented as being secured by
                            a fee simple interest in this prospectus supplement
                            and is therefore included within the category
                            referred to as "fee simple" in the chart above.

E. SIGNIFICANT UNDERLYING
   MORTGAGE LOANS.........  The ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend
                            to include in the trust fund, collectively represent
                            57.1% of the initial mortgage pool balance. For a
                            discussion of those ten (10) largest underlying
                            mortgage loans and/or groups of cross-collateralized
                            underlying mortgage loans, see "Description of the
                            Mortgage Pool--Significant Underlying Mortgage
                            Loans" in this prospectus supplement.

                      LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
  CONSEQUENCES............  The trustee or its agent will make elections to treat designated portions of the assets of the trust
                            as multiple real estate mortgage investment
                            conduits, or REMICs, under sections 860A through
                            860G of the Internal Revenue Code of 1986, as
                            amended. Those multiple REMICs are as follows:

                            o REMIC I, which will hold, among other things,
                              the underlying mortgage loans, but will exclude
                              collections of additional interest accrued and
                              deferred as to payment with respect to each
                              mortgage loan in REMIC I with an anticipated
                              repayment date that remains outstanding past
                              that date;

                            o REMIC II, which will hold the regular interests
                              in REMIC I; and

                            o REMIC III, which will hold the regular interests
                              in REMIC II.

                            Any assets of the trust not included in a REMIC
                            will constitute a grantor trust for federal income
                            tax purposes.

                            The offered certificates will be treated as regular
                            interests in REMIC III. This means that they will
                            be treated as newly issued debt instruments for
                            federal income tax purposes. You will have to
                            report income on your offered certificates in
                            accordance with the accrual method of accounting
                            even if you are otherwise a cash method taxpayer.
                            The offered certificates will not represent any
                            interest in the grantor trust referred to above.

                            One or more classes of the offered certificates may
                            be issued with more than a de minimis amount of
                            original issue discount. If you own an offered
                            certificate issued with original issue discount,
                            you may have to report original issue discount
                            income and be subject to a tax on this income
                            before you receive a corresponding cash payment.
                            When determining the rate of accrual of original
                            issue discount, market discount and premium, if
                            any, with respect to the series 2005-C5

                                      S-41

                            certificates for federal income tax purposes, the
                            prepayment assumption used will be that following
                            any date of determination:

                            o any underlying mortgage loans with anticipated
                              repayment dates will be paid in full on those
                              dates,

                            o no mortgage loan in the trust will otherwise be
                              prepaid prior to maturity, and

                            o there will be no extension of maturity for any
                              mortgage loan in the trust.

                            For a more detailed discussion of the federal
                            income tax aspects of investing in the offered
                            certificates, see "Federal Income Tax Consequences"
                            in each of this prospectus supplement and the
                            accompanying prospectus.

ERISA.....................  We anticipate that, subject to satisfaction of the conditions referred to under "ERISA Considerations"
                            in this prospectus supplement, retirement plans and
                            other employee benefit plans and arrangements
                            subject to--

                            o Title I of the Employee Retirement Income
                              Security Act of 1974, as amended, or

                            o section 4975 of the Internal Revenue Code of
                              1986, as amended,

                            will be able to invest in the offered certificates
                            without giving rise to a prohibited transaction.
                            This is based upon an individual prohibited
                            transaction exemption granted to a predecessor to
                            Lehman Brothers Inc. by the U.S. Department of
                            Labor.

                            If you are a fiduciary of any retirement plan or
                            other employee benefit plan or arrangement subject
                            to Title I of ERISA or section 4975 of the Internal
                            Revenue Code of 1986, as amended, you should review
                            carefully with your legal advisors whether the
                            purchase or holding of the offered certificates
                            could give rise to a transaction that is prohibited
                            under ERISA or section 4975 of the Internal Revenue
                            Code of 1986, as amended. See "ERISA
                            Considerations" in this prospectus supplement and
                            in the accompanying prospectus.

LEGAL INVESTMENT..........  The offered certificates will not be mortgage related securities within the meaning of the
                            Secondary Mortgage Market Enhancement Act of 1984,
                            as amended. All institutions whose investment
                            activities are subject to legal investment laws and
                            regulations, regulatory capital requirements or
                            review by regulatory authorities should consult with
                            their own legal advisors in determining whether and
                            to what extent the offered certificates will be
                            legal investments for them. See "Legal Investment"
                            in this prospectus supplement and in the
                            accompanying prospectus.

INVESTMENT
  CONSIDERATIONS..........  The rate and timing of payments and other collections of principal on or with respect to the
                            underlying mortgage loans may affect the yield to
                            maturity on your offered certificates. In the case
                            of any offered certificate purchased at a discount
                            from its principal balance, a slower than
                            anticipated rate of payments and other collections
                            of principal on the underlying mortgage loans could
                            result in a lower than anticipated yield. In the
                            case of any offered certificate purchased at a
                            premium from its principal balance, a faster than
                            anticipated rate of payments and other collections
                            of principal on the underlying mortgage loans could
                            result in a lower than anticipated yield.

                            In addition, if you are contemplating the purchase
                            of class X-CP certificates, you should be aware
                            that--

                            o the yield to maturity on the class X-CP
                              certificates will be highly sensitive to the
                              rate and timing of any principal prepayments
                              and/or other early liquidations of the
                              underlying mortgage loans;

                                     S-42

                            o a faster than anticipated rate of payments and
                              other collections of principal on the underlying
                              mortgage loans could result in a lower
                              anticipated yield with respect to the class X-CP
                              certificates, and

                            o an extremely rapid rate of prepayments and/or
                              other liquidations of the underlying mortgage
                              loans could result in a complete or partial loss
                              of your initial investment with respect to the
                              class X-CP certificates.

                            The yield on any offered certificate with a
                            variable or capped pass-through rate could also be
                            adversely affected if the underlying mortgage loans
                            with relatively higher net mortgage interest rates
                            pay principal faster than the mortgage loans with
                            relatively lower net mortgage interest rates. In
                            addition, the pass-through rate for, and yield on,
                            the class X-CP certificates will vary with changes
                            in the relative sizes of the respective components
                            that make up the related total notional amount of
                            that class, with each of those components
                            consisting of the total principal balance, or a
                            designated portion of the total principal balance,
                            of a class of series 2005-C5 principal balance
                            certificates.

                            See "Yield and Maturity Considerations" in this
                            prospectus supplement and in the accompanying
                            prospectus.

                                      S-43

                                 RISK FACTORS

     The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and
Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB, A-4 and A-1A
Certificates. If you purchase class A-M, A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series 2005-C5 certificates, including the A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP and X-CL classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2005-C5 certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the series 2005-C5 certificates,

     o    the order in which the principal balances of the respective classes of the series 2005-C5 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the mortgage loans in the trust.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be
Highly Unpredictable," "--Any Credit Support for Your Offered Certificates May
Be Insufficient to Protect You Against All Potential Losses" and "--Payments on
the Offered Certificates Will Be Made Solely from the Limited Assets of the
Related Trust, and Those Assets May Be Insufficient to Make All Required
Payments on Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

     o    the price you paid for your offered certificates, and

     o    the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on:

     (a)  the pass-through rate for, and other payment terms of, your offered certificates;

     (b)  the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (c)  the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (d)  the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     (e)  the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

     (f)  servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

                                      S-44

     In general, these factors cannot be predicted with any certainty.
Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with the factors described in clauses (b) through (f) of the second preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group
no. 1. Until the class A-1, A-2, A-3, A-AB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses
(b) through (f) of the second preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group no. 2.

     See "Description of the Mortgage Pool," "Servicing Under the Series
2005-C5 Pooling and Servicing Agreement," "Servicing of the 200 Park Avenue
Loan Combination and the Courtyard by Marriott Portfolio Loan Combination,"
"Servicing of the 1345 Avenue of the Americas Loan Combination and the Park
Avenue Plaza Loan Combination," "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" and "Yield
and Maturity Considerations" in this prospectus supplement. See also "Risk
Factors--The Investment Performance of Your Offered Certificates Will Depend
Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those
Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and
Maturity Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary
Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans
Is Faster or Slower than You Anticipated. If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be very affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class
A-1A certificates will be very affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group
no. 2 and, only after the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

     If you purchase a class X-CP certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. Depending on the timing thereof, a payment of
principal in reduction of the total principal balance of the class  ,   ,   ,
  ,   ,   ,   ,   ,   ,   ,   ,   ,   ,    and    certificates may result in a
reduction in the total notional amount of the class X-CP certificates.
Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X-CP certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by--

     o    the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under "Description of the Mortgage
          Pool--Cures and Repurchases" in this prospectus supplement,

     o    the sale of defaulted underlying mortgage loans out of the trust in accordance with a fair value or other purchase option, and

     o    the termination of the trust, as described under "Description of the
          Offered Certificates--Termination" in this prospectus supplement.

     Prior to investing in the class X-CP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class X-CP certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

                                      S-45

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

     The yield on any offered certificate with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rate for, and yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2005-C5 principal balance certificates.

     The Interests of the Series 2005-C5 Controlling Class Certificateholders
May Be in Conflict with the Interests of the Offered Certificateholders. The holders or beneficial owners of series 2005-C5 certificates representing a majority interest in the controlling class of series 2005-C5 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under "Servicing Under the Series 2005-C5 Pooling and Servicing Agreement--The Series 2005-C5 Controlling Class Representative
and the Serviced Non-Trust Loan Noteholders" in this prospectus supplement; and
(b) replace the special servicer under the series 2005-C5 pooling and servicing agreement, subject to satisfaction of the conditions described under "Servicing
Under the Series 2005-C5 Pooling and Servicing Agreement--Replacement of the
Special Servicer" in this prospectus supplement. Among other things, the series
2005-C5 controlling class representative may direct the special servicer under the series 2005-C5 pooling and servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust fund (other than the outside-serviced underlying mortgage loans and any related foreclosure properties) that the series 2005-C5 controlling class representative may consider advisable, except to the extent that, in connection with any such underlying mortgage loan that is part of a loan combination, a related non-trust mortgage loan noteholder or a designee or representative thereof may otherwise do so.

     In the absence of significant losses on the underlying mortgage loans, the series 2005-C5 controlling class will be a non-offered class of series 2005-C5 certificates. The series 2005-C5 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2005-C5 controlling class representative will exercise its rights and powers on behalf of the series 2005-C5 controlling class certificateholders, and it will not be liable to any other class of series 2005-C5 certificateholders for so doing.

     Additional Compensation to the Master Servicer and the Special Servicer
and Interest on Advances Will Affect Your Right to Receive Distributions on
Your Offered Certificates. To the extent described in this prospectus supplement, the master servicer, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the underlying mortgage loans. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on an underlying mortgage loan, that mortgage loan will become specially serviced and the special servicer will be entitled to compensation for performing special servicing functions pursuant to the series 2005-C5 pooling and servicing agreement. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.
Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     The Absence or Inadequacy of Insurance Coverage on the Mortgaged
Properties May Adversely Affect Payments on Your Certificates. After the
terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased.
In response to this situation, Congress enacted the Terrorism Risk Insurance
Act of 2002, which established a three-year federal back-stop program under which the federal government and the insurance industry share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act (as specifically

                                      S-46

defined), (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms terminates (unless extended by
Congressional action) December 31, 2005.

     In a recently issued (June 30, 2005) Report on Terrorism Insurance, the
U.S. Treasury Department concluded that the short term effect of non-renewal or non-extension of the Terrorism Risk Insurance Act of 2002 would be a decrease in the availability of terrorism coverage, higher costs for policies that could be purchased, and consequently less coverage being taken up in the market. It further concluded, however, that over time the private sector would develop additional capacity by tapping into the capital markets and employing risk transfer mechanisms. Prior to the terrorist attacks in London in July, the Bush administration had stated that it would only support extending the Terrorism
Risk Insurance Act of 2002 if changes were made to the law to increase the magnitude of the events that would trigger coverage under the Terrorism Risk
Insurance Act of 2002, increase deductibles and co-payments, and eliminate some lines of insurance altogether. The London terrorist attacks have reinvigorated the debate over extension of the Terrorism Risk Insurance Act of 2002, with many insurers and reinsurers asserting a need to extend the Terrorism Risk
Insurance Act of 2002's back stop provisions. In addition, proposals for replacing the Terrorism Risk Insurance Act of 2002, including a proposal to create a pool into which participating insurers would deposit a part of their written premiums, are being considered. Whether or not Congress will act prior to December 2005, and the nature and extent of any actions it may take with respect to the Terrorism Risk Insurance Act of 2002, remain to be seen; there can be no assurance that the Terrorism Risk Insurance Act of 2002 will be extended, nor that alternative terrorism legislation will be enacted.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, the act's deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either
(a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that, in certain instances, including in the case of several of the mortgage loans described under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans" in this prospectus supplement, the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

     If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to in the third, fourth and fifth preceding paragraphs is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real

                                      S-47

property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2005-C5 certificates.

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the
Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

     o    office;

     o    regional mall;

     o    anchored retail;

     o    multifamily;

     o    hotel;

     o    unanchored retail;

     o    other; and

     o    industrial/warehouse;

     o    self-storage;

     o    mobile home park.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o    the successful operation and value of the related mortgaged real property, and

     o    the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Description of the Trust
Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates" in the accompanying prospectus.

     Risks Associated with Condominium Ownership. Two (2) mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Hillcrest Estate
Apartments and CVS Scituate Harbor, respectively, representing 0.1% and 0.1%, respectively, of the initial mortgage pool balance, are each secured by the related borrower's interest in a commercial condominium unit.

     In addition, in the case of one (1) mortgage loan, representing 2.3% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 424 West 33rd Street, the related loan documents contemplate that such mortgaged real property may be submitted to a condominium regime and upon satisfaction of certain conditions, the liens of the related deeds of trust will be subordinated to the condominium declaration. See "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The 424 West 33rd Street Mortgage Loan--Subordination to
Condominium Declaration; Partial Release" in this prospectus supplement.

     In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by

                                      S-48

that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the underlying mortgage loans that are secured by mortgaged real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgaged real property and/or the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2005-C5 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

     With respect to the mortgaged real property identified on Annex A-1 to the prospectus supplement as Summit Ridge Apartments, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, a part of the mortgaged real property consists of fifty-five (55) units of a planned unit development consisting of a total of 209 units. Forty-five (45)
units owned by the related borrower and included in the subject real mortgaged real property are improved with townhouses, and the remaining 10 units owned by the related borrower and included in the subject mortgaged real property are vacant lots also subject to the planned unit development regime. An additional eight (8) units are owned by unrelated third parties and the remainder of the units at the planned unit development is vacant land. There can be no assurance the vacant units that are not owned by the borrower will not be developed in the future resulting in competition with the borrower-owned units for tenants.
The borrower owns 26.3 % of the voting rights in the homeowners association.
Under the declaration controlling the affairs of the planned unit development, a homeowners association is responsible for decisions relating to the common areas at the subject mortgaged real property. Currently, the common areas at the mortgaged real property consist of utility easements. According to the borrower, there has not been an active association or levy of common area charges or assessments for the duration of the borrower's ownership of the units. Because the borrower owns less than a majority of the voting rights in the homeowners association, the borrower will not have control over the decisions made by the homeowners association and the borrower may be subject to risks similar to those discussed above in respect of condominium properties.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May
Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     o    The Mortgaged Real Property Will Be the Sole Asset Available to
          Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the
          Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of
          the Underlying Real Property, Which May Decline Over Time, and the
          Related Borrower's Ability to Refinance the Property, of Which There
          Is No Assurance--Most of the Mortgage Loans Underlying Your Offered
          Certificates Will Be Nonrecourse" in the accompanying prospectus.

     o    In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent
          on a Single Tenant or on One or a Few Major Tenants at the Related
          Mortgaged Real Property. In the case of 51 mortgaged real properties, securing 24.4% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies

                                      S-49

          25% or more of the particular property. In the case of 16 of those properties, securing 4.2% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or
          Multifamily Mortgage Loan Depends Upon the Performance and Value of
          the Underlying Real Property, Which May Decline Over Time, and the
          Related Borrower's Ability to Refinance the Property, of Which There
          Is No Assurance--The Successful Operation of a Multifamily or
          Commercial Property Depends on Tenants," "--Repayment of a Commercial
          or Multifamily Mortgage Loan Depends Upon the Performance and Value of
          the Underlying Real Property, Which May Decline Over Time, and the
          Related Borrower's Ability to Refinance the Property, of Which There
          Is No Assurance--Dependence on a Single Tenant or a Small Number of
          Tenants Makes a Property Riskier Collateral" and "--Repayment of a
          Commercial or Multifamily Mortgage Loan Depends Upon the Performance
          and Value of the Underlying Real Property, Which May Decline Over Time
          and the Related Borrower's Ability to Refinance the Property, of Which
          There Is No Assurance--Tenant Bankruptcy Adversely Affects Property
          Performance" in the accompanying prospectus.

     o    Ten Percent or More of the Initial Mortgage Pool Balance Will Be
          Secured by Mortgage Liens on the Respective Borrower's Interests in
          Each of the Following Property Types--Office, Retail, Hotel and
          Multifamily. Fourteen (14) of the mortgaged real properties, securing
          37.3% of the initial mortgage pool balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property.

     A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     1.   the strength, stability, number and quality of the tenants;

     2.   accessibility from surrounding highways/streets;

     3.   the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     4.   whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     5.   the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--A Discussion of the
     Various Types of Multifamily and Commercial Properties that May Secure
     Mortgage Loans Underlying a Series of Offered Certificates--Office
     Properties" in the accompanying prospectus.

     Sixty-four (64) of the mortgaged real properties, securing 34.9% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     1.   the strength, stability, number and quality of the tenants;

     2.   tenants' sales;

     3.   tenant mix;

     4.   whether the subject property is in a desirable location;

     5.   the physical condition and amenities of the subject building in relation to competing buildings;

     6.   competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     7.   whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     8.   the financial condition of the owner of the subject property.

                                      S-50

     We consider 45 of the subject retail properties (which include regional malls), securing 28.3% of the initial mortgage pool balance, to be anchored, including shadow anchored; and 19 of the subject retail properties, securing 6.7% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     At some retail properties, the anchor tenant owns the space it occupies.
     In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant (or a shadow anchor tenant) may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor tenant ceases operations at a retail property or if their sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease. In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex
     A-1 to this prospectus supplement as Providence Place, which mortgage loan represents 11.6% of the initial mortgage pool balance, one of the three original anchor tenants, Lord & Taylor, has vacated its space; JC Penney has assumed the lease of such third anchor, but Lord &Taylor's departure from the mortgaged real property may entitle other inline tenants at the
     Providence Place Mall to pay rent at a reduced amount and/or terminate their leases. See "Description of the Mortgage Pool--Significant
     Underlying Mortgage Loans--Providence Place Mall--Mortgaged Property" in
     this prospectus supplement.

     Seventy (70) of the mortgaged real properties, collectively securing 11.6%
     of the initial mortgage pool balance, are primarily used for hospitality purposes, such as hotels and motels. A number of factors may adversely affect the value and successful operation of a hospitality property. Some of these factors include:

     1.   the location of the property and its proximity to major population centers or attractions;

     2.   the seasonal nature of business at the property;

     3.   the level of room rates relative to those charged by competitors;

     4.   quality and perception of the franchise affiliation;

     5.   economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     6.   the existence or construction of competing hospitality properties;

     7.   nature and quality of the services and facilities;

     8.   financial strength and capabilities of the owner and operator;

     9.   the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     10.  increases in operating costs, which may not be offset by increased room rates;

     11.  the property's dependence on business and commercial travelers and tourism;

     12.  changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     13.  changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates.
     Further, because rooms at hospitality properties are generally

                                      S-51

     rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. See, for example, "Description of the Mortgage Pool--Significant Underlying
     Mortgage Loans--The Courtyard by Marriott Portfolio Mortgage Loan" in this prospectus supplement. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions.
     The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In some cases, the franchise agreement may be terminable with or without cause by the franchisor or the franchisee. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     1. the continued existence and financial strength of the franchisor;

     2. the public perception of the franchise service mark; and

     3. the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. A lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.
     Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     See "Description of the Trust Assets--Mortgage Loans--A Discussion of the
     Various Types of Multifamily and Commercial Properties that May Secure
     Mortgage Loans Underlying a Series of Offered Certificates--Retail
     Properties" in the accompanying prospectus.

     Twenty-nine (29) of the mortgaged real properties, securing 10.3% of the initial mortgage pool balance, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

     1. the number of competing residential developments in the local market, including apartment buildings and site-built single family homes;

     2. the physical condition and amenities of the subject apartment building in relation to competing buildings;

     3. the subject property's reputation;

     4. applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     5. local factory or other large employer closings;

     6. the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     7. compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the subject property receives benefits;

                                      S-52

     8. distance from employment centers and shopping areas; and

     9. the financial condition of the owner of the subject property.

     In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the trust fund, including the mortgaged real properties identified on Annex A-1 to this prospectus supplement as
     Lem-Ray Properties I DE, LLC, Pacific Prestige Properties I DE, LLC and
     Lombard Place I DE, LLC, respectively, are subject to land-use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region.
     These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     See "Description of the Trust Assets--Mortgage Loans--A Discussion of the
     Various Types of Multifamily and Commercial Properties that May Secure
     Mortgage Loans Underlying a Series of Offered Certificates--Multifamily
     Rental Properties" in the accompanying prospectus.

     In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust
     Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily
     and Commercial Properties That May Secure Mortgage Loans Underlying a
     Series of Offered Certificates" in the accompanying prospectus.

   o Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real
     Property. With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant's right for the same space may have remedies under its lease due to such tenant's inability to exercise such right.
     Such conflicting rights exist, for example, with respect to the 200 Park
     Avenue underlying mortgage loan. With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Tigertown, which mortgage loan represents
     1.1% of the initial mortgage pool balance, the related mortgaged real property is subject to several leases (including a lease with Best Buy), each of which may benefit from a currently operative exclusive use right.
     Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant's operation violates such use exclusive. In addition, certain leases of space at the related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

   o Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured
     by Mortgage Liens on Real Properties Located in Each of the Following
     States--New York, Illinois, Rhode Island, Florida, California, Maryland
     and Texas. The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 5.0% or more of the initial mortgage pool balance:

                                      S-53

                                                    % OF INITIAL
                                      NUMBER OF       MORTGAGE
              STATE                  PROPERTIES     POOL BALANCE
---------------------------------   ------------   -------------
  New York ......................        10             19.6%
  Illinois ......................        15             15.3%
  Rhode Island ..................         2             11.9%
  Florida .......................        20              6.9%
  California ....................        28              6.5%
  Maryland ......................         9              6.5%
  Texas .........................        18              5.2%

     The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See "Risk Factors--Geographic
     Concentration Within a Trust Exposes Investors to Greater Risk of Default
     and Loss" in the accompanying prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

   o The Mortgage Pool Will Include Material Concentrations of Balloon Loans
     and Loans with Anticipated Repayment Dates. One hundred twelve (112) of the mortgage loans, representing 96.8% of the initial mortgage pool balance, of which 95 mortgage loans are in loan group no. 1, representing
     96.8% of the initial loan group no. 1 balance, and 17 mortgage loans are in loan group no. 2, representing 96.8% of the initial loan group no. 2 balance, respectively, are balloon loans. Twenty-eight (28) of those balloon loans, representing 37.3% of the initial mortgage pool balance, of which 24 mortgage loans are in loan group no. 1, representing 37.7% of the initial loan group no. 1 balance, and four (4) mortgage loans are in loan group no. 2, representing 32.5% of the initial loan group no. 2 balance, respectively, are interest-only balloon loans. In addition, two (2)
     mortgage loans, representing 0.4% of the initial mortgage pool balance, of which one (1) mortgage loan is in loan group no. 1, representing 0.1% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 3.2% of the initial loan group no. 2 balance, respectively, each provides material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan, on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the
     Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans" in
     this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
     Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and
     Losses May Be Highly Unpredictable--There Is an Increased Risk of Default
     Associated with Balloon Payments" in the accompanying prospectus.

   o The Mortgage Pool Will Include Some Disproportionately Large Mortgage
     Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly.
     The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 43.9% of the initial mortgage pool balance, and the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 57.1% of the initial mortgage pool balance. It has been confirmed to us by S&P and/or Fitch, however, that three (3) of the ten
     (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See "Description of the Mortgage
     Pool--General," "--Cross-Collateralized Mortgage Loans, Multi-Property
     Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and
     "--Significant Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to
     Greater Risk of Default and Loss" in the accompanying prospectus.

                                      S-54

   o The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a
     Leasehold Interest in Real Property is Riskier Than Lending on the Fee
     Interest in That Property. Five (5) mortgage loans, representing 21.3% of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. For example, the Providence Place underlying mortgage loan, representing 11.6% of the initial mortgage pool balance, is solely secured by the related borrower's interest in a ground lease on the Providence
     Place mortgaged real property, as described under "Description of the
     Mortgage Pool--Significant Underlying Mortgage Loans--The Providence Place
     Mortgage Loan--Ground Lease" in this prospectus supplement. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See also "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
     Considerations" in the accompanying prospectus.

   o Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or
     Legal Nonconforming Structures. Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See
     "Description of the Mortgage Pool--Additional Loan and Property
     Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely
     Affect the Use or Value of a Real Property" in the accompanying prospectus.

   o Some of the Mortgaged Real Properties May Not Comply with All Applicable
     Zoning Laws and/or Local Building Codes or with the Americans with
     Disabilities Act of 1990. Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990.
     Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See "Description of the Mortgage
     Pool--Additional Loan and Property Information--Zoning and Building Code
     Compliance" in this prospectus supplement and "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and
     "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

     For example, with respect to the mortgaged real property identified on
     Annex A-1 to this prospectus supplement as 500 West Madison Street, which secures a mortgage loan representing 9.3% of the initial mortgage pool balance, the related mortgaged real property has been cited by the City for four code violations, including the failure to have a secondary fire pump.

     In addition, with respect to the mortgaged real property identified on
     Annex A-1 to this prospectus supplement as 424 West 33rd Street, which secures a mortgage loan representing 2.3% of the initial mortgage pool balance, the related borrower has not provided the mortgage lender a permanent certificate of occupancy. The mortgage lender is in possession of a temporary certificate of occupancy and the related borrower has agreed to cause a permanent certificate of occupancy be issued and delivered to mortgage lender upon completion of the certain tenant improvement work.

     In addition, with respect to the mortgaged real property identified on
     Annex A-1 to this prospectus supplement as Centre @ Greenway, which secures a mortgage loan representing 0.4% of the initial mortgage pool balance, the related mortgaged real property may be subject to a re-platting of a relatively small portion of the mortgaged real property
     (comprising approximately 0.2 acres parcel and containing a portion of the improvements out of a total tract of approximately 2.93 acres) under
     Houston's platting ordinance. The related recourse carve-out guarantor agreed to be personally liable for losses related to the failure to comply with the platting ordinance.

     In addition, with respect to the mortgaged real property identified on
     Annex A-1 to this prospectus supplement as Oxford Point Shopping Center, which secures a mortgage loan representing 0.4% of the initial mortgage pool

                                      S-55

     balance, the related mortgaged property is subject to a Declaration of
     Taking filed by The Pennsylvania Department of Transportation filed on
     October 30, 2002, covering approximately .1593 acres of the related mortgaged real property in order to create a right-of-way to a highway.
     According to information provided by the related borrower and its consultant, the condemnation will result in a change of access to the related mortgaged real property and the loss of approximately 29 parking spaces. The related borrower has provided to mortgage lender a letter from the Falls Township Manager which states that after the striping of an area behind the shopping center improvements to provide for an additional 25 spaces, the subject mortgaged real property will remain in compliance with the Township parking ordinance.

     In addition, with respect to the mortgaged real property identified on
     Annex A-1 to this prospectus supplement as Walgreens Hillside, which secures a mortgage loan representing 0.1% of the initial mortgage pool balance, the subject mortgaged real property lies partly in Queens County,
     New York and partly in the Town of North Hempstead in Nassau County, New
     York. There is a light pole located on the subject mortgaged real property lying within the Town of North Hempstead exceeding applicable height restrictions by 16 feet. The related borrower is required by the related loan documents to provide within sixty days from the closing date of the loan, a letter from the Town of North Hempstead Department of Buildings, relinquishing jurisdiction over the light poles to the City of New York.
     Upon failure of the related borrower to obtain a waiver from the Town of
     North Hempstead, the related borrower is obligated to cause the light pole to be reduced to 20 feet within a reasonable time, at its sole cost and expense to comply with the terms and conditions of the lease. The guarantor under the related guaranty of non-recourse obligations of the related borrower agreed to be liable for "losses" related to the related borrower's failure to comply.

     Also with respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Walgreens Hillside, the related borrower has agreed to cause the issuance and delivery of certain licenses and approvals for the use and occupancy of the related mortgaged real property upon the sole tenant's completion of its build out of the related premises.

     Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

   o Multiple Mortgaged Real Properties Are Owned by the Same Borrower,
     Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which
     Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy
     or Insolvency of Any Such Borrower or Tenant.  Seventeen (17) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The four (4) largest of these separate groups represent
     5.8%, 4.9%, 2.8% and 1.7%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage Pool--Cross-Collateralized
     Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with
     Affiliated Borrowers" in this prospectus supplement.

     In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk Factors--Repayment of a Commercial or Multifamily
     Mortgage Loan Depends Upon the Performance and Value of the Underlying
     Real Property, Which May Decline Over Time, and the Related Borrower's
     Ability to Refinance the Property, of Which There Is No Assurance--Tenant
     Bankruptcy Adversely Affects Property Performance," "--Repayment of a
     Commercial or Multifamily Mortgage Loan Depends Upon the Performance and
     Value of the Underlying Real Property, Which May Decline Over Time, and
     the Related Borrower's Ability to Refinance the Property, of Which There
     Is No Assurance--Borrower Concentration Within a Trust Exposes Investors
     to Greater Risk of Default and Loss" and "--Repayment of a Commercial or
     Multifamily Mortgage Loan Depends Upon the Performance and Value of the
     Underlying Real Property, Which May Decline Over Time, and the Related

                                      S-56

     Borrower's Ability to Refinance the Property, of Which There Is No
     Assurance--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery
     on a Mortgage Loan Underlying Your Offered Certificates" in the
     accompanying prospectus.

   o Some of the Mortgaged Real Properties Are or May Be Encumbered by
     Additional Debt and the Ownership Interests in Some Borrowers Have Been or
     May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash
     Flow Available to the Subject Mortgaged Real Property. Fourteen (14)
     mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 35.6% of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. We provide a more detailed discussion of these loan combinations under
     "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement, and we have included a table under "Description of the
     Mortgage Pool--Loan Combinations--General" that identifies each underlying mortgage loan that is part of a loan combination.

     One or more co-lender or similar agreements have been executed and delivered with respect to each of the loan combinations referred to in the prior paragraph. However, some provisions contained in a related co-lender, intercreditor or similar agreement restricting a subordinate lender's actions may not be enforceable. If, in the event of the related borrower's bankruptcy, a court refuses to enforce certain restrictions against a subordinate lender, such as provisions whereby a subordinate lender has agreed not to take direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a second mortgagee's claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee's ability to recover with respect to the related borrower. See
     "Risk Factors--Certain Aspects of Subordination Agreements, Including
     Co-Lender Agreements Executed in Connection with Mortgage Loans Underlying
     Your Offered Certificates That Are Part of a Split Loan Structure, May be
     Unenforceable" in the accompanying prospectus.

     In addition, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Providence Place, which mortgage loan represents 11.6%
     of the initial mortgage pool balance, the related borrower, pursuant to a tax treaty agreement, is obligated to make fixed payments in lieu of real property taxes and such obligation is secured by a senior lien upon the mortgaged real property. See "Description of the Mortgage
     Pool--Significant Underlying Mortgage Loans--Providence Place--PILOT Bond
     Program" below.

     The existence of additional secured indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

     1. refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

     2. reduced cash flow could result in deferred maintenance at the particular real property;

     3. if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

     4. if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

     In addition, with respect to each of 20 mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 43.5% of the initial mortgage pool balance, the direct or indirect equity interests in the related borrower have been pledged to secure a related mezzanine or affiliate loan, in each case as described under "Description of the
     Mortgage Pool--Additional Loan and Property Information--Other Financing"
     in this prospectus supplement.

     Further, with respect to each of 20 mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 43.5% of the initial mortgage pool balance, the equity holders of the borrower have a right to obtain mezzanine or affiliate financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under "Description of the Mortgage Pool--Additional Loan and
     Property Information--Other Financing" in this prospectus supplement.

                                      S-57

     It is also possible that, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine or affiliate debt.

     Mezzanine debt is secured by the principal's direct ownership interest in the related borrower. Affiliate debt is secured by an entity's indirect ownership interest in the related borrower. While a mezzanine or affiliate debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower. Mezzanine and/or affiliate financing reduces the subject principal's indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

     See "Description of the Mortgage Pool--Loan Combinations" and "--Additional
     Loan and Property Information-- Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood
     that a Borrower Will Default on a Mortgage Loan Underlying Your Offered
     Certificates" in the accompanying prospectus.

   o Certain Borrower Covenants May Affect That Borrower's Available Cash
     Flow. Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower's available cash flow and the failure to satisfy those obligations may result in a default under the subject lease. For instance, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Providence Place, which underlying mortgage loan represents 11.6% of the initial mortgage pool balance, the related borrower is obligated to make scheduled community reinvestment payments aggregating $8,800,000 to the City of
     Providence, Rhode Island, such payments to be made during the period commencing January 2000 and expiring December 2029. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Providence
     Place Mortgage Loan--Community Reinvestment Payments" in this prospectus supplement.

   o Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special
     Purpose Entities. The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below
     $5,000,000 are in many cases not limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be limited to owning their respective mortgaged real properties.

     In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. In addition, certain borrowers, although currently special purpose entities, may not have met the criteria of a special purpose entity in the past or may have engaged in activities unrelated to the subject mortgaged real property in the past. This could negatively impact the borrower's financial conditions and thus its ability to pay amounts due and owing under the subject underlying mortgage loan.
     Furthermore, borrowers that are not special purpose entities and thus are not structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be (a)
     operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business, or (b) individuals that have personal liabilities unrelated to the property. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property (in which case we reflect that the mortgage loan is secured by a mortgage on the related fee interest), the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

     Furthermore, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate may be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or such corporate or individual general partner or managing member. For instance, with respect to the cross-collateralized group of underlying mortgage loans secured by the portfolio of mortgaged real properties identified on Annex A-1 to this

                                      S-58

     prospectus supplement as LEM-RAY Properties I DE, LLC, Pacific Prestige
     Properties I DE, LLC, and Lombard Place I DE, LLC, respectively, which group of mortgage loans represents 1.7% of the initial mortgage pool balance, the related sponsor guaranteed the payment of a substantial portion of those mortgage loans and, therefore, a non-consolidation opinion was not obtained at the origination of those mortgage loans.
     Consequently, although the related borrower is a special purpose entity, there can be no assurance that upon a bankruptcy of the related sponsor, the assets of the related borrower will not be consolidated with those of such sponsor, thus impairing the ability of the lender to enforce its rights and remedies under the Lem-Ray Properties I DE, LLC, Pacific
     Prestige Properties I DE, LLC, and Lombard Place I DE, LLC underlying mortgage loans.

     Furthermore, in the instance of the cross-collateralized group of underlying mortgage loans secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as Grants
     Ferry and University Mall, which group of mortgage loans represents 0.4%
     of the initial mortgage pool balance, each related borrower executed a secured guaranty of repayment of the other borrower's loan. A non-consolidation opinion was not obtained at the origination of either of those mortgage loans.

     Tenancies in Common May Hinder Recovery. Certain of the mortgage loans that we intend to include in the trust fund have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan.
Each of the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 270 Corporate Center, Argonne Mission Center, Shoppes
at Lakeview, Sandpiper Apartments, Wedgewood II, West Hartford Portfolio, 1750
Old Meadow Road, CVS - Jersey Shore, Inn @ Northrup Station, Oak Grove at
Lexington and Oak Grove at Wildewood, respectively, which secure mortgage loans that collectively represent 9.9% of the initial mortgage pool balance, are owned by tenant-in-common borrowers. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals.

     Changes in Mortgage Pool Composition Can Change the Nature of Your
Investment. In general, if you purchase any offered certificates that have a relatively longer weighted average life, or if you purchase class X-CP certificates, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives.
See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your
Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental
Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, except as otherwise discussed in the next paragraph, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of 14 mortgaged real properties, securing 1.5% of the initial mortgage pool balance, conducted a transaction screen. All of the environmental assessments, updates and transaction screens referred to in the first sentence of this paragraph (or, in the case of six (6) mortgaged real properties, securing mortgage loans representing 3.3% of the initial mortgage pool balance, a related Phase II environmental site assessment) were completed during the 12-month period ending on the cut-off date.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required--

     o    the continuation or the establishment of an operation and maintenance plan to address the issue, or

                                      S-59

     o    the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    a responsible third party was identified as being responsible for the remediation; or

     o    the related originator of the subject underlying mortgage loan generally required the related borrower to:

          (a)  to take investigative and/or remedial action; or

          (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

          (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

          (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

          (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

     o    the mortgaged real property had not been affected or had been minimally affected,

     o    the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

     Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 200 Park Avenue, which mortgaged real property secures a mortgage loan representing 12.1% of the initial mortgage pool balance, the Phase I consultant observed the presence of above-ground storage tanks that require registration with the New York State Department of
Environmental Conservation. The Phase I consultant recommended registration of those storage tanks, at an estimated cost of $600, with the appropriate New
York State department.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Lodi Building, which mortgaged real property secures a mortgage loan representing 0.1% of the initial mortgage pool balance, the environmental consultant noted residual soil and ground water contamination at the subject mortgaged real property. Based on the historic use of the subject property as an industrial site, the previous owners of the subject property conducted

                                      S-60

investigations that identified the presence of certain hazardous substances in the soil and groundwater. According to the Phase I assessment, the New Jersey
Department of Environmental Protection granted no further action status and a negative declaration approval for the subject mortgaged real property pursuant to the New Jersey Industrial Site Recovery Act. As part of the process, the state of New Jersey imposed a Declaration of Environmental Restrictions, which requires that pavement and concrete foundations overlying previously impacted soil be inspected, maintained and not disturbed without approval of the state of New Jersey. A restriction was also imposed against installing a potable water well at the subject mortgaged real property, subject to engineering controls and land-use restrictions. According to the Phase I assessment, the subject mortgaged real property uses municipally supplied water which meets drinking water quality requirements.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Walgreens-St. Louis, which mortgaged real property secures a mortgage loan representing 0.2% of the initial pool balance an environmental transaction screen reported that the subject mortgaged real property previously had been used for gas stations resulting in the presence of residual petroleum concentrations that exceeded regulatory action levels.
According to the transaction screen, following completion of a Tier 1 Missouri
Risk-Based Corrective Action Assessment, a no-further-action letter was issued by the state of Missouri. The no-further-action letter subjects the mortgaged real property to a Declaration of Restrictive Covenants that prohibits excavation below a depth of ten feet and further prohibits certain types of uses for the property such as residential construction on a southern portion of the property unless approved by the state of Missouri, and the property owner agreed to prohibit residential construction or other structures at any areas that may exceed specified indoor air quality criteria.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Walgreens-Rochester, which mortgage real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance according to the environmental transaction screen, a previous Phase II environmental assessment conducted at the mortgaged real property identified the presence of gasoline and dry cleaning contaminants at the subject mortgaged real property, attributed to the former presence of a gas station and a dry cleaning facility at the subject mortgaged real property. The transaction screen recommended no further action based upon the previous implementation of a Due Care Plan by the former owners.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Providence Place, which mortgaged real property secures a mortgage loan representing 11.6% of the initial mortgage pool balance, the Phase I consultant recommended continued compliance with environmental land use restrictions that were implemented at the subject property as part of a state-approved remediation plan to address soil contamination from historic operations. The Phase I consultant reported that only residual contamination remains on the subject property following excavation of a majority of the contaminated soil.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Norwalk, which is one of the Courtyard by Marriott Portfolio mortgaged real properties that secure a mortgage loan representing 7.5% of the initial mortgage pool balance, the Phase
II consultant identified the presence of hydrocarbons in the soil at the subject property. Based on historic use of the subject property as a gasoline station, as well as the concentration and nature of the hydrocarbons, the Phase
II consultant recommended further investigation of the subsurface conditions.
In addition, with respect to the mortgaged real property identified on Annex
A-1 to this prospectus supplement as Courtyard by Marriott Portland -
Beaverton, which is also one of the Courtyard by Marriott Portfolio mortgaged real properties that secure a mortgage loan representing 7.5% of the initial mortgage pool balance, the Phase I consultant reported that groundwater at an adjacent property is contaminated with trichloroethylene and additional contaminants and has minimally encroached on the subject property. Because the contamination is wholly attributed to an off-site release, and due to the fact that drinking water for the property is not obtained from on-site wells, the
Phase I consultant recommended no further action.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Lincroft-Red Bank, which one of a portfolio of mortgaged real properties that secures a mortgage loan representing 7.5% of the initial mortgage pool balance, a Phase I consultant recommended abandonment of three on-site groundwater monitoring wells in accordance with state and local regulations. No estimate of abandonment costs was provided.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Magnolia Mall, which mortgaged real property secures a mortgage loan representing 2.8% of the initial mortgage pool balance, a Phase I consultant reported that the South Carolina Department of Health and
Environmental Control has issued a Conditional No Further Action letter in connection with the removal of underground storage tanks at the subject property. According to the Phase I consultant's review of agency correspondence, the property must adhere to commercial zoning and land use and cannot use groundwater as a potable drinking source in order to maintain its no further action status.

                                      S-61

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 424 West 33rd Street, which mortgaged real property secures a mortgage loan representing 2.3% of the initial mortgage pool balance, a Phase I consultant observed an on-site above-ground storage tank that requires permit renewal with the New York City Fire Department. The Phase
I consultant recommended renewal of the permit for the above-ground storage tank.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as North River Shopping Center, which mortgaged real property secures a mortgage loan representing 1.4% of the initial mortgage pool balance, a Phase I consultant reported that an earlier Phase II environmental site assessment detected groundwater contamination not in excess of applicable groundwater standards at the subject property, attributed to an on-site closed-loop dry cleaning operation. Current presence, if any, of contaminants in the groundwater is unclear. The consultant recommended installation of secondary containment and decommission of two existing groundwater monitoring wells from prior subsurface investigations and groundwater monitoring activities, as well as inspection of on-site pad-mounted transformers; borrower has escrowed the full amount estimated for completion of these activities.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 2500
Inverrary Club Apartments, securing a mortgage loan representing 1.3% of the initial mortgage pool balance, a Phase I consultant has determined the applicabilty of USEPA/HUD's lead-based paint notification and disclosure regulations. Based on an interview with the property manager, the Phase I consultant indicated that the related mortgaged real property did not have a notification program in place in compliance with these regulations.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Centre @ Greenway, which mortgaged real property secures a mortgage loan representing 0.4% of the initial mortgage pool balance, a Phase I consultant reported that soil and groundwater at the subject property has been impacted by petroleum hydrocarbon and solvent releases from a historic leaking underground storage tank and an on-site dry-cleaning operation, respectively. In a letter dated May 22, 2003, Northwestern Investment
Management Company, LLC, a prior owner of the related property, advised the then owner of the real property that, notwithstanding the absence of any environmental indemnification agreement between them, Northwestern Investment
Management Company, LLC had initiated clean up of the related property.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Lake Worth West, which mortgaged real property secures a mortgage loan representing 0.4% of the initial mortgage pool balance, a Phase I consultant reported that a 1996 Phase II report identified low levels of solvent and other soil contaminants associated with historic dry cleaning operations at the subject property. However, a May 2005 Phase II environmental site assessment conducted soil and groundwater sampling and detected no contamination at the subject property. In response to the earlier Phase II findings, the tenant dry-cleaning operation has enrolled with state drycleaner clean-up program. Based on the facility's low ranking on the cleanup priorities list, no remediation is planned.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Bealeton Village Center, which mortgaged real property secures a mortgage loan representing 0.3% of the initial mortgage pool balance, a Phase I consultant recommended tenant removal of an empty above-ground storage tank, formerly containing heating oil, located behind an on-site dry cleaning operation.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Kmart Greenwood, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, a Phase I consultant recommended repair or removal of damaged asbestos-containing materials in accordance with applicable federal and state laws. The Phase I consultant estimates abatement costs at $2,000-$3,000, and the borrower has reported available reserves of $6,000 for completion of such work.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Lexington Commons, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, a Phase I consultant recommended removal, in accordance with applicable regulations, of a partially full 15-gallon drum of perchloroethylene, located at the rear of a dry cleaning operation at the subject property. The Phase I consultant estimates abatement costs at $500-600. The Phase I consultant further noted that an earlier Phase II consultant detected slightly elevated levels of perchloroethylene in excess of state maximum contaminant levels in a localized area of perched water at the subject property. Based on the absence of other contamination detected at the property and the low concentrations of perchloroethylene detected, the Phase II consultant concluded that no further action was required.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Downey Petco, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, based on a

                                      S-62

review of historical records, a Phase I consultant noted soil impacted by total removable petroleum hydrocarbons from a former automotive repair shop at the subject property. Due to the low levels of contaminant detected and the low mobility of hydraulic fluid, both the earlier environmental consultant responsible for sampling at the subject property and the 2005 Phase I consultant recommended no further investigation or remedial action.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Atlantis Plaza, which mortgaged real property secures a mortgage loan representing 0.1% of the initial mortgage pool balance, a Phase I consultant reported the presence of soil and groundwater impacted by chlorinated solvents from historic dry cleaning operations at the subject property. The Phase I consultant further reported that the subject property is eligible for state-administered cleanup through the state's Dry-Cleaning
Solvent Cleanup Program but that, owing to the facility's low ranking on the priorities list, no remediation plans have been developed.

     A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that--

     o    the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

     o    the results of the environmental testing were accurately evaluated in all cases;

     o    the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

     o    the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

     o    the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

     o    any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

     o    any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

     See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" in this prospectus supplement and "Risk
Factors--Environmental Liabilities Will Adversely Affect the Value and
Operation of the Contaminated Property and May Deter a Lender from Foreclosing"
and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the
accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property
Condition.  Engineering firms inspected substantially all of the mortgaged real properties during the 12-month period preceding the cut-off date, in order to assess--

     o    the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o    the general condition of the site, buildings and other improvements located at each property.

     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

     Uninsured Loss; Sufficiency of Insurance. The borrowers under the mortgage loans that we intend to include in the trust are, with limited exception, required to maintain the insurance coverage described under "Description of the
Mortgage Pool--Additional Loan and Property Information--Property, Liability
and Other Insurance" in this prospectus supplement. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots, acts of

                                      S-63

war or terrorism, certain nuclear, biological or chemical materials, floods or earthquakes. There is also a possibility of casualty losses on a mortgaged real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements.
Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the underlying mortgage loans will be fully covered by insurance or that the related underlying mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a
Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

     Property Managers and Borrowers May Each Experience Conflicts of Interest
in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     o    the mortgaged real properties may be managed by property managers that are affiliated with the related borrowers;

     o    the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; or

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     There May be Restrictions on the Ability of a Borrower, a Lender or Any
Transferee Thereof to Terminate or Renegotiate Property Management Agreements
That are in Existence With Respect to Some of the Mortgaged Real Properties. In
the case of some of the mortgage loans that we intend to include in the trust, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. See, for example, "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The Courtyard by Marriott
Portfolio Mortgage Loan--Management Agreement" in this prospectus supplement.
The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner). Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

     With Respect to 14 Mortgage Loans (Including Three of the Four Largest
Mortgage Loans) That We Intend to Include in the Trust, the Mortgaged Real
Property or Properties that Secure the Subject Mortgage Loan in the Trust Also
Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The
Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with
Your Interests; The Series 2005-C5 Certificateholders May Have a Limited
Ability to Control the Servicing of the Subject Loan Combinations. Fourteen
(14) mortgage loans that we intend to include in the trust, which mortgage loans (a) are described under "Description of the Mortgage Pool--Loan
Combinations" and/or "--Significant Underlying Mortgage Loans" in this prospectus supplement and (b) collectively represent 35.6% of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as

                                      S-64

is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series
2005-C5 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2005-C5 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan noteholder will exercise its rights and powers to protect its own economic interests, and will not be liable to the series
2005-C5 certificateholders for so doing. See "Description of the Mortgage
Pool--Loan Combinations" in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see "Servicing Under the Series 2005-C5 Pooling
and Servicing Agreement--The Series 2005-C5 Controlling Class Representative
and the Serviced Non-Trust Loan Noteholders" and "--Replacement of the Special
Servicer" in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders with respect to the loan combinations being serviced and administered under the series 2005-C5 pooling and servicing agreement.

     In addition, the following four (4) underlying mortgage loans are each being serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination as the subject underlying mortgage loan: (a) the 200 Park Avenue underlying mortgage loan, which is the largest mortgage loan that we intend to include in the trust and represents 12.1% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through
Certificates, Series 2005-C3 commercial mortgage securitization, which is the governing document the securitization of the 200 Park Avenue note A1 non-trust mortgage loan; (b) the Courtyard by Marriott Portfolio underlying mortgage loan, which is the fourth largest mortgage loan that we intend to include in the trust and represents 7.5% of the initial mortgage pool balance, is also being serviced pursuant to the series 2005-C3 pooling and servicing agreement referred to in clause (a) above, which is also the governing document for the securitization of the Courtyard by Marriott Portfolio note A1 non-trust mortgage loan; (c) the 1345 Avenue of the Americas underlying mortgage loan, which represents 2.0% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the 1345 Avenue of the Americas and Park Avenue Plaza Trust, Commercial Mortgage Pass-Through
Certificates, Series FB 2005-1 commercial mortgage securitization, which is the governing document for the securitization of all of the 1345 Avenue of the
Americas non-trust mortgage loans; and (d) the Park Avenue Plaza underlying mortgage loan, which represents 0.8% of the initial mortgage pool balance, is also being serviced pursuant to the series FB 2005-1 pooling and servicing agreement referred to in clause (c) above, which is also the governing document for the securitization of all of the Park Avenue Plaza non-trust mortgage loans. Each of the foregoing pooling and servicing agreements are similar but not identical to the series 2005-C5 pooling and servicing agreement. See
"Servicing of the 200 Park Avenue Loan Combination and the Courtyard by
Marriott Portfolio Loan Combination" and "Servicing of the 1345 Avenue of the
Americas Loan Combination and the Park Avenue Plaza Loan Combination" in this prospectus supplement. In addition, the series 2005-C5 certificateholders will have limited ability to control the servicing of those underlying mortgage loans and the parties with control over the servicing of those underlying mortgage loans may have interests that conflict with your interests.

     Conflicts of Interest May Exist in Connection with the Master Servicer and/or the Special Servicer. The master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the underlying mortgage loans that are in conflict with those of holders of the offered certificates. These relationships may create conflicts of interest. If the special servicer, an affiliate thereof or any other related entity holds any of the series 2005-C5 non-offered certificates, it might seek to reduce the potential for losses on those non-offered certificates by deferring acceleration or other action with respect to a defaulted or specially serviced mortgage loan in the hope of maximizing future proceeds. That failure to take immediate

                                      S-65

action, however, might pose a greater risk to the trust and ultimately result in less proceeds to the trust than would be realized if earlier action had been taken. In general, the master servicer and the special servicer are required to service in accordance with a servicing standard that considers the series
2005-C5 certificateholders, as a collective whole, and no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the series 2005-C5 non-offered certificates.

     Furthermore, the master servicer and/or the special servicer may service, in the ordinary course of its business, existing and new mortgage loans or portfolios of mortgage loan for third parties that are similar to the mortgage loans that will be included in the trust. The real properties securing those other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged real properties securing the underlying mortgage loans.
Consequently, the performance by the master servicer and/or the special servicer of services with respect to the underlying mortgage loans and related mortgaged real properties at the same time as they are performing services on behalf of other persons with respect to other mortgage loans and competing properties, may pose inherent conflicts for such servicer.

     Conflicts of Interest May Exist in Connection with Certain Previous or
Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to
Certain of the Underlying Mortgage Loans, Related Borrowers or Related
Mortgaged Real Properties. Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans included in the trust. For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Regency Park Apartments, representing 0.4% of the initial mortgage pool balance, Lehman Brothers Holdings, Inc., through its subsidiary
LB Regency Park LLC, has a 50% indirect ownership interest in the related borrower as follows: a 0.1% partnership interest as a general partner and a
49.9% partnership interest as a limited partner. As one of the general partners, the Lehman affiliate has the right to approve major decisions of the partnership. Further, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Commons Apartments representing 1.0% of the initial mortgage pool balance, an affiliate of Lehman Brothers Holdings, Inc., holds a preferred equity investment in the amount of $8,194,031 in the related borrower which the equity interest is subject to a mandatory redemption in 2010. A mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust. With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Walgreens-St. Louis and Walgreens-Rochester, respectively, representing 0.2% and 0.2% of the initial mortgage pool balance, the mortgage loan seller or an affiliate thereof is the owner of the related borrowers. In addition, a mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust. Further, a mortgage loan seller and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the trust. See, for example, "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 200 Park
Avenue Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.
Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest. See, for example, "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The U-Store-It Portfolio IV
Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     In the foregoing cases, the relationship of the mortgage loan seller or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the trust or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related mortgage loan seller or its affiliates in a manner similar to those described above.

     Limitations on Enforceability of Cross-Collateralization May Reduce Its
Benefits. The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o    the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

     o    a full or partial termination of the applicable
          cross-collateralization,

                                      S-66

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans" and "--Cross Collateralized Mortgage Loans, Multi-Property
Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

     In addition, in the case of the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as U-Store-It Portfolio IV, which mortgage loan represents 3.4% of the initial mortgage pool balance, and the underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Courtyard by Marriott Portfolio, which mortgage loan represents 7.5% of the initial mortgage pool balance, the related loan documents permit property substitutions, thereby changing the real property collateral, as described under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The U-Store-It Portfolio IV Mortgage
Loan--Substitution" and "--Significant Underlying Mortgage Loans--The Courtyard
by Marriott Portfolio Mortgage Loan--Substitutions," respectively, in this prospectus supplement.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some
Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be
Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the
accompanying prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

     Tax and Other Considerations Related to Foreclosure May Adversely Affect
Distributions on the Series 2005-C5 Certificates. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d)
of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and
Other Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2005-C5 certificates.

     In addition, in connection with the trust's acquisition of an underlying real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes.
Such state or local taxes may reduce net proceeds available for distribution to the series 2005-C5 certificates.

     Investors May Want to Consider Prior Bankruptcies. We are aware of three
(3) mortgage loans that we intend to include in the trust, representing 0.7% of the initial mortgage pool balance, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings Can
Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered
Certificates" in the accompanying prospectus.

     In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding. Other tenants may, in the future, be a party to a bankruptcy proceeding.

     Litigation May Adversely Affect Property Performance. There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties

                                      S-67

and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     In the case of underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Lem-Ray
Properties I DE, LLC, which mortgage loan represents 0.4% of the initial mortgage pool balance, the mortgaged real properties are the subject of a recorded lis pendens and stipulated injunction. The lis pendens provides notice of a legal action that was filed by the City and County of San Francisco on
January 11, 2005, alleging that these properties had been operated in violation of the City and County of San Francisco building code. According to the related borrower, the legal action between City and County of San Francisco was settled, and pursuant to such settlement, the related borrower agreed to enter into a stipulated injunction. Pursuant to the injunction, the related borrower is required to (i) complete the sprinkler system work within ninety (90) days from entering the injunction, (ii) the court will retain the jurisdiction for a period of three years and (iii) in the event any building code violation occurs, which is not cured within the time period specified by law, the borrower will be subject to a fine of between $2,500 and $6,000 per violation.
In the event the related borrower fails to complete the sprinkler system repair work as required by the injunction, (a) the City and County of San Francisco will be authorized to obtain the appointment of a receiver to manage the subject properties and complete the required work at the borrower's expense and
(b) a lien will be placed on the subject properties for the expenses incurred in connection with such repairs. The related borrower provided evidence of completion of the sprinkler repair work in the form of job cards and inspection records which indicate that the subject properties were inspected and approved by the City and County of San Francisco Fire Department.

     While the legal action filed by the City and County of San Francisco was settled, the lis pendens will not be released until the injunction expires at the end of three years. Per the borrower, the City and County of San Francisco has agreed to enter into a subordination agreement pursuant to which any liens or rights in favor of the City and County of San Francisco under the injunction will be subordinated to the underlying mortgage loans.

     Future Terrorist Attacks and Military Actions May Adversely Affect the
Value of the Offered Certificates and Payments on the Underlying Mortgage
Loans. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or with respect to U.S.
interests around the world. It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged real properties that secure the underlying mortgage loans; and/or (e)
insurance costs and the availability of insurance coverage for terrorist acts in the future. Any such negative financial impact could adversely affect the cash flow at the related mortgaged real properties and ultimately the ability of borrowers to pay interest and/or principal on the underlying mortgage loans.
Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell
Your Offered Certificates and May Have an Adverse Effect on the Market Value of
Your Offered Certificates," "--The Market Value of Your Offered Certificates
May Be Adversely Affected by Factors Unrelated to the Performance of Your
Offered Certificates and the Underlying Mortgage Assets, Such as Fluctuations
in Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment
of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and
Value of the Underlying Real Property, Which May Decline Over Time, and the
Related Borrower's Ability to Refinance the Property, of Which There Is No
Assurance" in the accompanying prospectus.

             CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                          FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking

                                      S-68

statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                      S-69

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 117 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an Initial Mortgage Pool Balance of $2,359,072,146. However,
the actual Initial Mortgage Pool Balance may be as much as 5.0% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See
"--Changes in Mortgage Pool Characteristics" below.

     For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into a "Loan Group No. 1" and a
"Loan Group No. 2." "Loan Group No. 1" will consist of all of the mortgage loans backing the series 2005-C5 certificates that are secured by property types other than multifamily and mobile home park, together with the underlying mortgage loans secured by the Loan Group No. 1 Multifamily Properties identified in the glossary to this prospectus supplement. Loan Group No. 1 will consist of 99 mortgage loans, with an Initial Loan Group No. 1 Balance of
$2,186,749,244, representing approximately 92.7% of the Initial Mortgage Pool
Balance. "Loan Group No. 2" will consist of all of the mortgage loans backing the series 2005-C5 certificates that are secured by multifamily and mobile home park properties (other than the Loan Group No. 1 Multifamily Properties identified in the glossary to this prospectus supplement). Loan Group No. 2 will consist of 18 mortgage loans, with an Initial Loan Group No. 2 Balance of
$172,322,902, representing approximately 7.3% of the Initial Mortgage Pool
Balance. See Annex B--Certain Information Regarding Multifamily Properties.

     The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the mortgage loans included in the trust, the Initial
Loan Group No. 1 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group No. 1, and the Initial Loan Group No. 2
Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group No. 2.

     The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $1,123,978 to $285,131,898, and the average of those cut-off date principal balances is $20,163,010.

     Except in the case of two (2) underlying mortgage loans, collectively representing 1.2% of the Initial Mortgage Pool Balance, each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller's or one of its affiliates'
conduit lending program.

     The Lehman Mortgage Loan Seller is our affiliate and an affiliate of
Lehman Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS
Securities LLC.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances. In the case of the mortgage loan secured by the underlying mortgaged real property identified on Annex A-1 hereto as Providence Place Mortgage Loan, the related borrower has agreed to make certain payments in lieu of real estate taxes and the related borrower's obligation to make such payment is secured by a lien upon the underlying mortgaged real property which lien is prior to the lien of the mortgage securing the related loan. See "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Providence Place Mortgage Loan--The PILOT Bond
Program" in this prospectus supplement.

     You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                      S-70

     It has been confirmed to us by S&P and Fitch that six (6) of the mortgage loans that we intend to include in the trust, representing 34.4% of the Initial
Mortgage Pool Balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

     o    All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o    All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

     o    If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

     o    When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the
          Initial Loan Group No. 1 Balance or the Initial Loan Group No. 2
          Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

     o    The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either Loan Group No. 1 or Loan Group No. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of Loan Group No. 1 and Loan Group No. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

     o    Ten mortgage loans that we intend to include in the trust, representing 2.6% of the Initial Mortgage Pool Balance, have not closed as of the date of this prospectus supplement, and therefore certain mortgage loan characteristics included in this prospectus supplement for those mortgage loans, including the interest rates thereof, have been estimated. As a result, certain statistical information in this prospectus supplement may change if those mortgage loans bear a different interest rate than anticipated. In addition, other statistical information regarding the mortgage loans may change prior to the Issue Date due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE
LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include ten (10) mortgage loans, collectively representing 15.6% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     The table below identifies, by name of the loan or loan group set forth on
Annex A-1 to this prospectus supplement, each individual multi-property mortgage loan and/or group of cross-collateralized mortgage loans that represents at least 1.0% of the Initial Mortgage Pool Balance.



                                                                                                    % OF INITIAL
                                                                                      NUMBER OF       MORTGAGE
                                 LOAN/LOAN NAMES                                     PROPERTIES     POOL BALANCE
---------------------------------------------------------------------------------   ------------   -------------

1.   Courtyard by Marriott Portfolio ............................................        64              7.5%
2.   U-Store-It Portfolio IV ....................................................        24              3.4%
3.   TAG Office Portfolio .......................................................         2              2.3%
4.   Pacific Prestige Properties I DE, LLC, LEM-RAY Properties I DE, LLC and
     Lombard Place I DE, LLC ....................................................        10              1.7%


                                      S-71

     The following table identifies the various separate groups of mortgaged real properties that are under common ownership and/or control, that are not reflected in the prior table and that represent at least 1.0% of the Initial
Mortgage Pool Balance.

                                                     % OF INITIAL
                                       NUMBER OF       MORTGAGE
     PROPERTY/PORTFOLIO NAMES         PROPERTIES     POOL BALANCE
----------------------------------   ------------   -------------
1. 270 Corporate Center
   1750 Old Meadow Road
   Wedgewood II ...................         3              5.8%
2. Polo Towne Center
   Fairfax Junction
   Burke Towne Center
   Cipriano Square
   Star Plaza
   McDermott
   Kiln Creek
   Centre Court
   401 Frederick
   Ulster Terrace
   Lexington Commons ..............        11              4.9%
3. 1345 Avenue of the Americas
   Park Avenue Plaza ..............         2              2.8%
4. Tigertown
   Woodlawn Plaza .................         2              1.3%
5. Stadium Plaza
   Crossroads West ................         2              1.2%
6. Oak Grove at Wildewood
   Oak Grove at Lexington .........         2              1.2%
7. Residence Inn Southington
   Residence Inn Danbury
   Courtyard Warwick ..............         3              1.1%
8. 1545 Wilshire
   2024 West 6th Street
   2065 West 6th Street ...........         3              1.0%

     Except in the case of one (1) individual multi-property mortgage loans that we intend to include in the trust, collectively representing 2.3% of the
Initial Mortgage Pool Balance, each group of cross-collateralized mortgage loans, and each individual multi-property mortgage loan, that we intend to include in the trust entitles the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through full or, in some such cases, partial defeasance. The partial defeasance of a group of cross-collateralized mortgage loans or any individual multi-property loan would result in the defeased and undefeased portions of the subject aggregate debt ceasing to be cross-collateralized. See "--Terms and Conditions of the
Underlying Mortgage Loans--Defeasance Loans" below.

     In the case of the Courtyard by Marriott Portfolio Mortgage Loan, which mortgage loan represents 7.5% of the Initial Mortgage Pool Balance, the
Courtyard by Marriott Portfolio Borrower may obtain the release from the lien of the related mortgage of certain specified Courtyard by Marriott Portfolio
Mortgaged Properties, provided that various conditions are satisfied, as set forth under "--Significant Underlying Mortgage Loans--The Courtyard by Marriott
Portfolio Mortgage Loan--Releases" in this prospectus supplement. Further, each of the Courtyard by Marriott Portfolio Mortgage Loan and the U-Store-It
Portfolio IV Mortgage Loan permit property substitutions, thereby changing the real property collateral, as described under "--Significant Underlying Mortgage
Loans--The Courtyard by Marriott Portfolio Mortgage Loan--Substitutions" and
"--Significant Underlying Mortgage Loans--The U-Store-It Portfolio IV Mortgage
Loan--Substitution," respectively, in this prospectus supplement.

                                      S-72

ADDITIONAL PARTIAL RELEASES

     With respect to the 424 West 33rd Street Mortgage Loan, the 424 West 33rd
Street Borrower may obtain a release of all or a portion of the 424 West 33rd
Street Mortgaged Property from the lien of the related mortgage (including in connection with the submission of the 424 West 33rd Street Mortgaged Property to a condominium declaration), subject to the satisfaction of certain conditions, as set forth under "--Significant Underlying Mortgage Loans--The
424 West 33rd Street Mortgage Loan--Purchase Option" and "--The 424 West 33rd
Street Mortgage Loan--Subordination to Condominium Declaration; Partial
Release" in this prospectus supplement.

     Further, some of the other mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this prospectus supplement.

     In the case of the Providence Place Mortgage Loan, representing 11.6% of the Initial Mortgage Pool Balance, a 1996 City of Providence ordinance requires the related borrower to release a portion of related mortgaged real property and the related mortgage permits such a release without prepayment.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention--

     o    one (1) of the mortgage loans that we intend to include in the trust, representing 0.1% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month, and

     o    two (2) of the mortgage loans that we intend to include in the trust, representing 2.8% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the eighth day of each month, and

     o    one (1) of the mortgage loans that we intend to include in the trust, representing 0.5% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be paid on the tenth day of each month, and

     o    one hundred thirteen (113) of the mortgage loans that we intend to include in the trust, representing 96.6% of the Initial Mortgage Pool
          Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

     Each mortgage loan that we intend to include in the trust provides for one or both of the following--

     o    a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

     o    that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day;

provided that, because the grace period with respect to certain underlying mortgage loans does not commence until a notice required under the related loan documents is delivered to the related borrower, if the master servicer fails to deliver the requisite notice for such an underlying mortgage loan in a timely manner in any given month, the grace period for that underlying mortgage loan could expire later than the 11th day (or the next business day) in that month.
For example, some of the underlying mortgage loans, with respect to the related borrower's first two failures to timely make constant monthly payments in any calendar year, default interest will not accrue until five days after notice from lender of such default. In addition, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Bealeton Village Center, which mortgage loan represents 0.3% of the Initial Mortgage Pool Balance, with respect to the related borrower's first two failures to timely make constant monthly payments in any calendar year, default interest will not accrue until five days after notice from the lender of such default and the related mortgage loan documents further provide that in all instances late charges do not become due until the seventh day after the payment date.

     In the case of the Ardmore Shopping Center mortgage loan, representing
0.1% of the Initial Mortgage Pool Balance, with respect to the related borrower's first two failures to timely make constant monthly payments in any calendar year, default interest will not accrue until five days after notice from the lender of such default and the related mortgage loan documents further provide that in all instances late charges do not become due until the tenth day after the payment date.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.
However, as described under

                                      S-73

"--ARD Loans" below, an ARD Loan that remains outstanding past its anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from
4.840% per annum to 6.280% per annum, and the weighted average of those mortgage interest rates was 5.449% per annum.

     Except in the case of ARD Loans, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Each of the underlying mortgage loans will accrue interest on an
Actual/360 Basis.

     Balloon Loans. One-hundred twelve (112) of the mortgage loans that we intend to include in the trust, representing 96.8% of the Initial Mortgage Pool
Balance, of which 95 mortgage loans are in Loan Group No. 1, representing 96.8%
of the Initial Loan Group No. 1 Balance, and 17 mortgage loans are in Loan
Group No. 2, representing 96.8% of the Initial Loan Group No. 2 Balance, respectively, are Balloon Loans and are characterized by--

     o    either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest-only period or (b) no amortization prior to stated maturity, and

     o    a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

     Twenty-eight (28) of the Balloon Loans identified in the prior paragraph, representing 37.3% of the Initial Mortgage Pool Balance, of which 24 mortgage loans are in Loan Group No. 1, representing 37.7% of the Initial Loan Group No.
1 Balance, and 4 mortgage loans are in Loan Group No. 2, representing 32.5% of the Initial Loan Group No. 2 Balance, respectively, require payments of interest only to be due on each due date until the stated maturity date.
Another 40 of the Balloon Loans identified in the prior paragraph, representing
30.7% of the Initial Mortgage Pool Balance, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

     ARD Loans. Two (2) of the mortgage loans that we intend to include in the trust, representing 0.4% of the Initial Mortgage Pool Balance, of which 1 mortgage loan is in Loan Group No. 1, representing 0.1% of the Initial Loan
Group No. 1 Balance, and 1 mortgage loan is in Loan Group No. 2, representing
3.2% of the Initial Loan Group No. 2 Balance, respectively, are ARD Loans and, as such, are characterized by the following features:

     o    a maturity date that is at least 30 years following origination.

     o    the designation of an anticipated repayment date that is, in one case, five years and, in the other case, ten years following origination.
          The anticipated repayment date for each ARD Loan is listed on Annex
          A-1 to this prospectus supplement.

     o    the ability of the related borrower to prepay the subject ARD Loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally not more than three months prior to the related anticipated repayment date.

     o    until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     o    from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate.

     o    the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the subject ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full, but may compound at the new revised mortgage interest rate.

     o    from and after its anticipated repayment date, the accelerated amortization of the subject ARD Loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payment, permitted operating expenses, capital expenditures and/or specified reserves, as the case may be. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the subject ARD
          Loan.

     Both of the ARD Loans identified in the prior paragraph require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the related anticipated repayment date.

                                      S-74

     The ratings on the respective classes of offered certificates do not represent any assessment of whether any ARD Loan will be paid in full by its anticipated repayment date or whether and to what extent Post-ARD Additional
Interest will be received.

     Each of the ARD Loans that we intend to include in the trust requires the related borrower to enter into a cash management agreement no later than the related anticipated repayment date, if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under that ARD Loan.

     Fully Amortizing Mortgage Loans. Three (3) of the mortgage loans that we intend to include in the trust, representing 2.9% of the Initial Mortgage Pool
Balance, all of which are in Loan Group No. 1, representing 3.1% of the Initial
Loan Group No. 1 Balance, each has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date.

     Two (2) of the Fully Amortizing Mortgage Loans identified in the prior paragraph, representing 2.8% of the Initial Mortgage Pool Balance, require payments of interest only to be due on each due date until the expiration of a designated IO period that ends prior to the stated maturity date.

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, the ARD Loans are assumed to mature on their respective anticipated repayment dates,



                                         BALLOON LOANS                ARD LOANS
                                   -------------------------- --------------------------
                                                LOAN    LOAN               LOAN    LOAN
                                    MORTGAGE   GROUP   GROUP   MORTGAGE   GROUP   GROUP
                                      POOL     NO. 1   NO. 2     POOL     NO. 1   NO. 2
                                   ---------- ------- ------- ---------- ------- -------

ORIGINAL TERM TO MATURITY (MOS.)
Maximum ..........................     180      180     120       120    120        60
Minimum ..........................      60       60      60        60    120        60
Weighted Average .................     110      110     107       110    120        60
REMAINING TERM TO MATURITY (MOS.)

Maximum ..........................     178      178     120       119    119        59
Minimum ..........................      55       55      59        59    119        59
Weighted Average .................     108      108     106        80    119        59
ORIGINAL AMORTIZATION TERM (MOS.)

Maximum ..........................     360      360     360       360    360       360
Minimum ..........................     240      240     300       360    360       360
Weighted Average .................     349      348     358       360    360       360
REMAINING AMORTIZATION TERM (MOS.)

Maximum ..........................     360      360     360       360    360       360
Minimum ..........................     238      238     298       360    360       360
Weighted Average .................     348      347     358       360    360       360

                                                                         ALL
                                        FULLY AMORTIZING           MORTGAGE LOANS
                                   -------------------------- -------------------------
                                                LOAN    LOAN               LOAN   LOAN
                                    MORTGAGE   GROUP   GROUP   MORTGAGE   GROUP   GROUP
                                      POOL     NO. 1   NO. 2     POOL     NO. 1   NO. 2
                                   ---------- ------- ------- ---------- ------- ------

ORIGINAL TERM TO MATURITY (MOS.)
Maximum ..........................     121      121   N/A         180      180    120
Minimum ..........................      84       84   N/A          60       60     60
Weighted Average .................     120      120   N/A         110      111    105
REMAINING TERM TO MATURITY (MOS.)

Maximum ..........................     121      121   N/A         178      178    120
Minimum ..........................      83       83   N/A          55       55     59
Weighted Average .................     120      120   N/A         108      109    105
ORIGINAL AMORTIZATION TERM (MOS.)

Maximum ..........................      97       97   N/A         360      360    360
Minimum ..........................      84       84   N/A          84       84    300
Weighted Average .................      95       95   N/A         337      336    358
REMAINING AMORTIZATION TERM (MOS.)

Maximum ..........................      97       97   N/A         360      360    360
Minimum ..........................      83       83   N/A          83       83    298
Weighted Average .................      95       95   N/A         336      334    358


     The calculation of original and remaining amortization terms in the foregoing table does not take into account 28 mortgage loans that we intend to include in the trust, collectively representing 37.3% of the Initial Mortgage
Pool Balance, of which 24 mortgage loans are in Loan Group No. 1, representing
37.7% of the Initial Loan Group No. 1 Balance, and four (4) mortgage loans are in Loan Group No. 2, representing 32.5% of the Initial Loan Group No. 2
Balance, respectively, that each provides for payments of interest only until the related stated maturity date. In addition, with respect to 44 other mortgage loans that we intend to include in the trust, representing 33.8% of the Initial Mortgage Pool Balance, of which 38 mortgage loans are in Loan Group
No. 1, representing 32.4% of the Initial Loan Group No. 1 Balance, and six (6)
mortgage loans are in Loan Group No. 2, representing 52.7% of the Initial Loan
Group No. 2 Balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

                                      S-75

     Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions. All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

     o    a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

     o    a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance, and

     o    a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

     Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--
Prepayment Provisions--Other Prepayment Provisions" below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

     Prepayment Lock-Out or Prepayment Lock-Out/Defeasance Periods. As of the
cut-off date, an initial prepayment lock-out period is currently in effect for all of the mortgage loans that we intend to include in the trust. With respect to 98 of the 117 underlying mortgage loans referred to in the preceding sentence, representing 78.2% of the Initial Mortgage Pool Balance, of which 82 mortgage loans are in Loan Group No. 1, representing 78.3% of the Initial Loan
Group No. 1 Balance, and 16 mortgage loans are in Loan Group No. 2, representing 76.8% of the Initial Loan Group No. 2 Balance, respectively, the initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited. In no event will the defeasance period for any of those 98 mortgage loans begin earlier than the second anniversary of the Issue Date.

     Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/
defeasance periods, as applicable, for the underlying mortgage loans:

     o    the maximum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is 178 months with respect to the entire mortgage pool, 178 months with respect to Loan
          Group No. 1 and 120 months with respect to Loan Group No. 2,

     o    the minimum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is 21 months with respect to the entire mortgage pool, 21 months with respect to Loan
          Group No. 1 and 24 months with respect to Loan Group No. 2, and

     o    the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 86 months with respect to the entire mortgage pool, 85 months with respect to Loan
          Group No. 1 and 90 months with respect to Loan Group No. 2.

     Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--
Prepayment Provisions--Other Prepayment Provisions" below.

     Prepayment Consideration Periods. Eighteen (18) of the mortgage loans that we intend to include in the trust, representing 12.5% of the Initial Mortgage
Pool Balance, of which 16 mortgage loans are in Loan Group No. 1, representing
11.6% of the Initial Loan Group No. 1 Balance, and two (2) mortgage loans are in Loan Group No. 2, representing 23.2% of the Initial Loan Group No. 2
Balance, respectively, provide for a period, following the initial prepayment lock-out period, when the loan is prepayable together with a yield maintenance charge, but do not provide for defeasance.

     One (1) mortgage loan that we intend to include in the trust, representing
9.3% of the Initial Mortgage Pool Balance, which mortgage loan is in Loan Group
No. 1 and represents 10.1% of the Initial Loan Group No. 1 Balance, provides for a period, following the initial prepayment lock-out period, when the loan may either be defeased or prepaid with a yield maintenance charge.

     Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the holders of certain classes of the series 2005-C5

                                      S-76

certificates, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "Risk Factors--Some Provisions in the Mortgage Loans
Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying prospectus.

     Open Prepayment Periods. Eighty-three (83) mortgage loans that we intend to include in the trust, representing 88.4% of the Initial Mortgage Pool
Balance, of which 69 mortgage loans are in Loan Group No. 1, representing 90.6%
of the Initial Loan Group No. 1 Balance, and 14 mortgage loans are in Loan
Group No. 2, representing 59.8% of the Initial Loan Group No. 2 Balance, respectively, provide for an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration. That open prepayment period generally begins not more than 12 months prior to stated
maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

     With respect to the 424 West 33rd Street Mortgage Loan, from and after
April 16, 2010, the 424 West 33rd Street Borrower may obtain a release of all or specified portions of the 424 West 33rd Street Mortgaged Property from the lien of the related mortgage in connection with the exercise by Planned
Parenthood of a related purchase option (including upon the submission of the
424 West 33rd Street Mortgaged Property to a condominium declaration), subject to the satisfaction of certain conditions, including the prepayment of the 424
West 33rd Street Mortgage Loan in an amount specified in the related loan document for the portion to be released, together with yield maintenance at least equal to 1% of the amount prepaid, as set forth under "--Significant
Underlying Mortgage Loans--The 424 West 33rd Street Mortgage Loan--Purchase
Option" and "--The 424 West 33rd Street Mortgage Loan--Subordination to
Condominium Declaration; Partial Release" in this prospectus supplement.

     With respect to the TAG Office Portfolio Mortgage Loan, from and after
August 2007, the related borrower may obtain the release of either of two specified parcels of the TAG Office Portfolio Mortgaged Property from the lien of the related mortgage, subject to the satisfaction of certain conditions, including the payment of a release price equal to $49,093,750, in the case of the TAG Office Portfolio Corridors I and II Parcels, and $16,243,750, in the
case of the release of the TAG Office Portfolio Loudoun II Parcel, together with yield maintenance at least equal to 1% of the amount prepaid (except that, on or after May 11, 2011, no prepayment consideration is payable), as further described under "--Significant Underlying Mortgage Loans--The TAG Office
Portfolio Mortgage Loan--Releases" below in this prospectus supplement.

     Defeasance Loans. 98 of the mortgage loans that we intend to include in the trust, representing 78.2% of the Initial Mortgage Pool Balance, of which 82 mortgage loans are in Loan Group No. 1, representing 78.3% of the Initial Loan
Group No. 1 Balance, and 16 mortgage loans are in Loan Group No. 2, representing 76.8% of the Initial Loan Group No. 2 Balance, respectively, permit the respective borrowers (subsequent to an initial prepayment lock-out period, which is currently in effect, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government
Securities, and thereby obtain a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties. As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Issue Date.

                                      S-77

     In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

     o    will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date or, in some instances, the expiration of the prepayment lock-out period; and

     o    will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

     Except in the case of one (1) individual multi-property mortgage loans that we intend to include in the trust, collectively representing 2.3% of the
Initial Mortgage Pool Balance, all of which are in Loan Group No. 1, representing 2.4% of the Initial Loan Group No. 1 Balance, each of the cross-collateralized mortgage loans and individual multi-property mortgage loans that we intend to include in the trust may be defeased or, in some cases, partially defeased during some portion of the related loan term. Each group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties would be released and the cross-collateralization would terminate as to the released property or properties.

     If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following:
(a) an amount sufficient to purchase government securities that provide payments equal to 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance shall have occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date.

     In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute
Government Securities.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this "--Due-on-Sale and Due-on-Encumbrance
Provisions" subsection, these clauses either:

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     o    prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered
Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and
the Severity of Those Losses, Are Highly Unpredictable" and "--Some Provisions
in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as
Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal
Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in
the accompanying prospectus.

     In addition, all of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

                                      S-78

     o    transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

          1.   confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     o    a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

     o    transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

     o    issuance by the borrower of new partnership or membership interests;

     o    changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

     o    a transfer of non-controlling ownership interests in the related borrower;

     o    a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

     o    transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

     o    other transfers similar in nature to the foregoing.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex
A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement. The statistics in the tables and schedules on Annex A-1,
Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     General. Set forth below are summary discussions of the ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans that we intend to include in the trust.

                                      S-79

-------------------------------------------------------------------------------
                      I. THE 200 PARK AVENUE MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
 CUT-OFF DATE PRINCIPAL BALANCE:       $285,131,898(1)

 LOAN PER SQUARE FOOT:                 $298(2)

 % OF INITIAL MORTGAGE POOL BALANCE:   12.1%

 SHADOW RATING (S&P/FITCH):            A-/A-(3)

 LOAN PURPOSE:                         Acquisition

 MORTGAGE INTEREST RATE:               5.4896646% per annum(4)

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   June 11, 2005

 AMORTIZATION TERM:                    Interest Only

 ANTICIPATED REPAYMENT DATE:           NAP(5)

 HYPERAMORTIZATION:                    NAP(5)

 MATURITY DATE:                        May 11, 2015

 MATURITY BALANCE:                     $285,131,898

 BORROWER:                             200 Park, L.P.

 SPONSOR:                              Tishman Speyer Real Estate Venture
                                       VI, L.P.

 DEFEASANCE/PREPAYMENT:                Defeasance permitted beginning from
                                       the earlier of (i) four years from May
                                       4, 2005 and (ii) two years after the
                                       latest securitization of any mortgage
                                       loan included in the 200 Park Avenue
                                       Loan Combination. Prepayment
                                       without penalty permitted three
                                       months prior to scheduled maturity
                                       date.

 UP-FRONT RESERVES:                    Tenant Allowance Reserve(6)

                                       TI/LC Reserve(7)

                                       Required Repair Reserve(8)

                                       CapEx Reserve(9)

 ONGOING RESERVES:                     Tax and Insurance Reserve(10)

                                       TI/LC Reserve(11)

                                       Replacement Reserve (12)

 LOCKBOX:                              Hard(13)

 MEZZANINE DEBT:                       $275,000,000 and additional may be
                                       permitted(14)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset

 PROPERTY TYPE:            Office

 LOCATION:                 New York, New York

 YEAR BUILT:               1963

 YEAR RENOVATED:           1991-1994; 1999-2004

 SQUARE FEET:              2,850,323

 OCCUPANCY:                100.0%

 OCCUPANCY DATE:           January 1, 2005

 OWNERSHIP INTEREST:       Fee(15)

 PROPERTY MANAGEMENT:      Tishman Speyer Properties,
                           L.P., an affiliate of the
                           Borrower

 U/W NCF:                  $78,056,834(16)

 U/W NCF DSCR:             1.65x(17)

 APPRAISED VALUE:          $1,850,000,000

 APPRAISAL AS OF DATE:     May 1, 2005

 CUT-OFF DATE LTV RATIO:   45.9%(18)

 MATURITY LTV RATIO:       45.9%(18)
-------------------------------------------------------------------------------

(1)   The 200 Park Avenue Mortgage Loan is one of three (3) mortgage loans comprising the 200 Park Avenue Loan Combination that includes: (a) the
      200 Park Avenue Mortgage Loan; (b) the 200 Park Avenue Note A1 Non-Trust
      Loan, with an aggregate cut-off date principal balance of $329,736,204;
      and (c) the 200 Park Avenue Note A3 Non-Trust Loan, with a cut-off date principal balance of $285,131,898. The 200 Park Avenue Note A1 Non-Trust
      Loan is comprised of two (2) loan components with differing payment priorities, referred to in this prospectus supplement as (i) the 200 Park
      Avenue Senior Non-Trust Loan Component, with a cut-off date principal balance of $278,500,000, which is, at all times, pari passu in right of payment with the 200 Park Avenue Mortgage Loan and the 200 Park Avenue
      Note A3 Non-Trust Loan, and (ii) the 200 Park Avenue Junior Non-Trust
      Loan Component, with a cut-off date principal balance of $51,236,204, which is, during the continuance of certain material uncured events of default with respect to the 200 Park Avenue Loan Combination, subordinate in right of payment to the 200 Park Avenue Mortgage Loan, the 200 Park
      Avenue Senior Non-Trust Loan Component and the 200 Park Avenue Note A3
      Non-Trust Loan. The 200 Park Avenue Note A3 Non-Trust Loan is, at all
      times, pari passu in right of payment with the 200 Park Avenue Mortgage
      Loan and the 200 Park Avenue Senior Non-Trust Loan Component. The Cut-off
      Date Principal Balance in the table above is based on the 200 Park Avenue
      Mortgage Loan only. As of the cut-off date, the aggregate principal balance of the entire 200 Park Avenue Loan Combination is $900,000,000.

(2)   Based on a loan amount comprised of the entire 200 Park Avenue Loan
      Combination (as described in footnote (1) above), excluding the 200 Park
      Avenue Junior Non-Trust Loan Component.

(3)   The Shadow Rating is based on the 200 Park Avenue Pooled Component only.

(4)   The mortgage interest rate set forth above is for the 200 Park Avenue
      Mortgage Loan, the 200 Park Avenue Senior Non-Trust Loan Component and
      the 200 Park Avenue Note A3 Non-Trust Loan. The mortgage interest rate for the 200 Park Avenue Junior Non-Trust Loan Component is 5.7651362%.

(5)   NAP means not applicable.

(6)   At closing, the 200 Park Avenue Borrower deposited $6,799,309 into an unfunded tenant obligations reserve account to pay for tenant allowances and leasing commissions due to certain tenants at the 200 Park Avenue
      Mortgaged Property.

(7)   At closing, the 200 Park Avenue Borrower deposited $9,872,331 into a leasing reserve account to pay for certain tenant improvements to be made in years one through three of the loan term, tenant allowances and other leasing costs incurred in connection with the leasing of space at the 200
      Park Avenue Mortgaged Property. At any time after May 11, 2008, in the event that (i) there is no continuing event of default under the 200 Park
      Avenue Mortgage Loan, and (ii) the debt service coverage ratio for the
      200 Park Avenue Mortgaged Property is equal to or greater than 1.50x, then, upon 200

                                      S-80

      Park Avenue Borrower's request, the mortgagee is required to deposit a portion of the leasing reserve funds equal to the undisbursed amount of the initial leasing reserve deposit into the lockbox account and such funds are to be applied in accordance with the applicable loan documents.
      See "--Lockbox" below.

(8)   At closing, the 200 Park Avenue Borrower deposited $3,406,712 into a required repair reserve account to pay for certain required repairs identified in the loan documents.

(9)   At closing, the 200 Park Avenue Borrower deposited $5,739,288 into a capital expenditure reserve account to pay for certain capital expenditures incurred in years one through three of the loan term. At any time after May 11, 2008, in the event that (i) there is no continuing event of default under the 200 Park Avenue Mortgage Loan, and (ii) the debt service coverage ratio for the 200 Park Avenue Mortgaged Property is equal to or greater than 1.50x, then, upon the 200 Park Avenue Borrower's request, the mortgagee is required to deposit the remaining capital expenditures reserve funds into the lockbox and such funds are to be applied in accordance with the applicable loan documents. See "--Lockbox"
      below.

(10)  The 200 Park Avenue Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months. Notwithstanding the foregoing, so long as the 200 Park Avenue Borrower provides evidence of a blanket insurance policy covering the 200 Park Avenue Mortgaged Property, as approved by the mortgagee, the monthly insurance escrow payment will not be required. As of the cut-off date, such evidence of insurance has been provided.

(11)  The 200 Park Avenue Borrower is required to deposit any lease termination payments in excess of $750,000 for any lease into the TI/LC reserve account.

(12)  The 200 Park Avenue Borrower is required to make a monthly escrow deposit into a replacement reserve account in the amount of $35,000.

(13)  See "--Lockbox" below.

(14)  See "--Mezzanine Financing" and "--Permitted Mezzanine Financing" below.

(15)  The 200 Park Avenue Borrower owns the fee simple interest in the 200 Park
      Avenue Mortgaged Property and the landlord's and tenant's interest in a ground lease and the grantee's interest in the grant of term. These estates have not been merged in order to avoid any inadvertent termination of any of the leases at the 200 Park Avenue Mortgaged
      Property which may have been entered into prior to the unity of the three estates in the same entity.

(16)  Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow of the 200
      Park Avenue Mortgaged Property is projected to be $129,864,120 based on assumed mark-to-market rent adjustment to below-market tenant leases, as further adjusted to reflect long-term tenor of current leases, and certain other lease-up assumptions.

(17)  The U/W DSCR, based on in-place U/W Net Cash Flow (described in footnote
      17 above), is calculated taking into account the 200 Park Avenue Mortgage
      Loan, the 200 Park Avenue Senior Non-Trust Loan Component and the 200
      Park Avenue Note A3 Non-Trust Loan (excluding the 200 Park Avenue Junior
      Non-Trust Loan Component). The U/W DSCR based on in-place U/W Net Cash
      Flow, taking into account the entire 200 Park Avenue Loan Combination, would be 1.55x. Based on the projected U/W Net Cash Flow for the 200 Park
      Avenue Mortgaged Property of $129,864,120 (as described in footnote (17)
      above), the U/W DSCR, taking into account the 200 Park Avenue Mortgage
      Loan, the 200 Park Avenue Senior Non-Trust Loan Component and the 200
      Park Avenue Note A3 Non-Trust Loan (excluding the 200 Park Avenue Junior
      Non-Trust Loan Component), would be 2.75x, and the U/W DSCR for the entire 200 Park Avenue Loan Combination would be 2.59x.

(18)  The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the
      200 Park Avenue Mortgage Loan, the 200 Park Avenue Senior Non-Trust Loan
      Component and the 200 Park Avenue Note A3 Non-Trust Loan (excluding the
      200 Park Avenue Junior Non-Trust Loan Component). The Cut-off Date LTV
      Ratio and the Maturity LTV Ratio based on the entire 200 Park Avenue Loan
      Combination would be 48.6%.

                                      S-81



----------------------------------------------------------------------------------------------------------------------------
                                                  MAJOR TENANT INFORMATION
----------------------------------------------------------------------------------------------------------------------------
                                                                                                                LEASE
                                      APPROXIMATE     % TOTAL     % TOTAL BASE      RENT                      EXPIRATION
              TENANT(1)               SQUARE FEET   SQUARE FEET    REVENUES(2)     PSF(3)    RATINGS(4)          DATE
----------------------------------------------------------------------------------------------------------------------------

The Dreyfus Corporation ............     351,585        12.3%          10.2%       $41.55     A+/AA-          3/31/2019
Winston & Strawn LLP ...............     335,094        11.8           11.8        $50.25       NR           11/23/2011(5)
Barclays Bank PLC ..................     333,822        11.7           12.0        $51.50     AA/AA+          7/31/2017
Greenberg Traurig, LLP .............     241,610         8.5            8.4        $49.36       NR           11/30/2013(6)
Gibson Dunn & Crutcher LLP .........     177,074         6.2            9.5        $76.23       NR            5/31/2006(7)
                                         -------        ----           ----
TOTAL ..............................   1,439,185        50.5%          51.9%
                                       =========        ====           ====
----------------------------------------------------------------------------------------------------------------------------


(1)  The five major tenants are ranked by approximate square feet.

(2)  The percentages of total base revenues are based on underwritten base rental revenues based on underwritten in-place base rent.

(3)  Reflects in-place base rent.

(4)  Credit ratings are those by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.

(5)  Winston & Strawn LLP's lease expiration consists of 112,951 square feet and
     93,599 square feet expiring November 23 and 30, respectively, in year 2011,
     125,105 square feet expiring April 30, 2007 and 3,439 square feet on month-to-month basis.

(6)  Greenberg Traurig, LLP's lease expiration consists of 148,610 square feet expiring November 30, 2013 and 93,000 square feet expiring November 30,
     2021.

(7)  Gibson Dunn & Crutcher LLP's lease expiration consists of 131,880 square feet expiring May 31, 2006 and 45,194 square feet expiring October 31,
     2011.



---------------------------------------------------------------------------------------------------------------------
                                            LEASE EXPIRATION INFORMATION
---------------------------------------------------------------------------------------------------------------------
                                                                        APPROXIMATE                      CUMULATIVE
                       APPROXIMATE       AS % OF        CUMULATIVE        EXPIRING         AS % OF          % OF
                         EXPIRING         TOTAL         % OF TOTAL          BASE          TOTAL BASE     TOTAL BASE
        YEAR           SQUARE FEET     SQUARE FEET     SQUARE FEET      REVENUES(1)      REVENUES(1)     REVENUES(1)
---------------------------------------------------------------------------------------------------------------------

  2005(2)                  55,034           1.9%            1.9%       $  2,279,342           1.6%            1.6%
  2006                    147,834           5.2             7.1%         12,364,260           8.7            10.3%
  2007                    169,573           5.9            13.1%          9,929,967           7.0            17.2%
  2008                    153,018           5.4            18.4%          7,214,688           5.1            22.3%
  2009                    185,424           6.5            24.9%          7,532,977           5.3            27.5%
  2010                     54,395           1.9            26.8%          2,441,280           1.7            29.2%
  2011                    484,716          17.0            43.9%         24,578,877          17.2            46.5%
  2012                     66,438           2.3            46.2%          4,170,706           2.9            49.4%
  2013                    148,610           5.2            51.4%          6,839,727           4.8            54.2%
  2014                     41,745           1.5            52.9%          2,299,625           1.6            55.8%
  2015 and beyond       1,343,546          47.1           100.0%         63,165,842          44.2           100.0%
  Vacant                        0           0.0           100.0%                 --            --
                        ---------         -----                        ------------         -----
  TOTAL                 2,850,323         100.0%                       $142,817,291         100.0%
---------------------------------------------------------------------------------------------------------------------


(1)  Based on underwritten base rental revenues based on underwritten in-place base rent.

(2)  Includes any month-to-month leases.

     The Borrower and Sponsor. The 200 Park Avenue Borrower is 200 Park, L.P.,
a Delaware limited partnership that is ultimately owned and controlled by
Tishman Speyer Real Estate Venture VI, L.P., an investment fund formed by and affiliated with Tishman Speyer Properties, L.P. Tishman Speyer Properties, L.P.
is a global developer and operator of office buildings and mixed-use, retail and multifamily properties. Formed in 1978, Tishman Speyer Properties, L.P.
reports that it has developed or acquired a portfolio of over 65 million square feet valued in excess of $16 billion. Since 1997, Tishman Speyer Properties,
L.P. has managed a series of privately-held funds including the Tishman Speyer
Real Estate Venture VI, and Tishman Speyer Properties, L.P. reports it has raised over $2.5 billion in direct equity capital on behalf of over 40 investors. Tishman Speyer Properties, L.P., headquartered in New York City, has offices and owns properties in six countries, Germany, England, France, Spain,
Australia, and Brazil. An affiliate of the originating lender held an indirect majority non-controlling interest in the 200 Park Avenue Borrower at the time of origination of the 200 Park Avenue Loan Combination, but no longer holds such interest as of the date of this prospectus supplement.

     The Mortgage Loan. The 200 Park Avenue Mortgage Loan was originated on May
4, 2005 and has a cut-off date principal balance of $285,131,898. The 200 Park
Avenue Mortgage Loan is one of three (3) mortgage loans, collectively referred to as the "200 Park Avenue Loan Combination," that are all secured by the 200
Park Avenue Mortgaged Property. The 200 Park Avenue Loan Combination consists of: (i) the 200 Park Avenue Mortgage Loan; (ii) the 200 Park Avenue Note

                                      S-82

A1 Non-Trust Loan (which is evidenced by the 200 Park Avenue Senior Non-Trust
Loan Component and the 200 Park Avenue Subordinate Loan Component); and (iii)
the 200 Park Avenue Note A3 Non-Trust Loan. All of the mortgage loans in the
200 Park Avenue Loan Combination are obligations of the 200 Park Avenue
Borrower, are secured by the 200 Park Avenue Mortgaged Property and are cross-defaulted with each other. The 200 Park Avenue Note A1 Non-Trust Loan and the 200 Park Avenue Note A3 Non-Trust Loan are together referred to in this prospectus supplement as the "200 Park Avenue Non-Trust Loans." The respective rights of the holders of the 200 Park Avenue Mortgage Loan and the 200 Park
Avenue Non-Trust Loans will be governed by the 200 Park Avenue Co-Lender
Agreement, which is described under "--Loan Combinations--The 200 Park Avenue
Mortgage Loan--Co-Lender Agreement" below.

     The 200 Park Avenue Mortgage Loan (as well as the 200 Park Avenue
Non-Trust Loans) is a ten-year interest-only balloon loan with a stated
maturity date of May 11, 2015. The 200 Park Avenue Mortgage Loan (as well as the 200 Park Avenue Senior Non-Trust Loan Component and the 200 Park Avenue
Note A3 Non-Trust Loan) accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.4896646% per annum. The 200 Park Avenue
Junior Non-Trust Loan Component accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.7651362% per annum. On the eleventh day of each month to but excluding the stated maturity date, the 200
Park Avenue Borrower is required to make interest-only payments on the 200 Park
Avenue Loan Combination. The principal balance of the 200 Park Avenue Mortgage
Loan (as well as the 200 Park Avenue Non-Trust Loans), plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

     The 200 Park Avenue Borrower is prohibited from voluntarily prepaying the
200 Park Avenue Mortgage Loan, in whole or in part, prior to February 11, 2015.
From and after February 11, 2015, the 200 Park Avenue Borrower may prepay the
200 Park Avenue Mortgage Loan, in whole or in part, without payment of any prepayment consideration, provided that (a) the 200 Park Avenue Borrower simultaneously prepays the 200 Park Avenue Non-Trust Loans and (b) the 200 Park
Avenue Mezzanine Borrower simultaneously prepays the 200 Park Avenue Mezzanine
Loan (as each such term is defined under "--Mezzanine Financing" below) by a dollar amount which, in each case, bears the same relation to the principal amount of the related mezzanine loan outstanding immediately prior to such prepayment as the amount of the prepayment on the 200 Park Avenue Mortgage Loan bears to the principal amount of the 200 Park Avenue Mortgage Loan outstanding immediately prior to the prepayment thereof.

     The 200 Park Avenue Borrower may defease the entire 200 Park Avenue
Mortgage Loan at any time after the earlier of (i) four years from May 4, 2005 or (ii) the expiration of two years following the latest securitization of any mortgage loan comprising the 200 Park Avenue Loan Combination, and by doing so obtain the release of the 200 Park Avenue Mortgaged Property. A defeasance will be effected by the 200 Park Avenue Borrower's pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the 200 Park Avenue
Borrower under the 200 Park Avenue Mortgage Loan and are sufficient to pay off the 200 Park Avenue Mortgage Loan in its entirety on the stated maturity date.
The 200 Park Avenue Borrower's right to defease the entire 200 Park Avenue
Mortgage Loan is subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2005-C5 certificates by such rating agency. As a condition to the defeasance of the entire 200 Park Avenue Mortgage Loan, the (i) 200 Park Avenue Borrower must simultaneously defease the entire 200 Park Avenue Non-Trust Loans and (ii) the
200 Park Avenue Mezzanine Borrower must simultaneously prepay the entire 200
Park Avenue Mezzanine Loan.

     The Mortgaged Property. The 200 Park Avenue Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the 200 Park Avenue
Borrower in the 200 Park Avenue Mortgaged Property, a 58-story Class A office building with approximately 2,850,323 square feet of net rentable area
(including approximately 105,424 square feet of retail space) located in midtown Manhattan, New York. 200 Park Avenue also includes a six-level valet-service parking garage with approximately 249 parking spaces. The building has been known since 1992 as The MetLife Building, namesake for the building's prior owner and current tenant, Metropolitan Life Insurance Company
("MetLife") which purchased the building in 1981 when it was then known as The
Pan Am Building. As part of the recent sale to the 200 Park Avenue Borrower, the building will continue to be known as The MetLife Building. Built in 1963,
200 Park Avenue is located on a portion of a city block bounded by East 45
Street to the north, Grand Central Station to the south, Vanderbilt Avenue to the west and Depew Place to the east. The building has direct access to Grand
Central Station, one of New York City's major transportation hubs with access to Metro North commuter trains and the local subway system. 200 Park Avenue has been well maintained over the years with most recent renovations occurring during the past five year period 1999-2004. As reported by prior owner MetLife, significant improvements in excess of $90 million have included facade cleaning and restoration, elevator modernization, and completely redesigned lobby and entrances. 200 Park Avenue is leased to a diverse mix of tenants (including numerous investment grade tenants) comprised of professional services firms
(including law firms) and several

                                      S-83

financial services firms. Major tenants include The Dreyfus Corporation (a subsidiary of Mellon Financial Corporation which is rated A+/AA- by S&P and
Fitch, respectively) with 351,585 square feet (12.3% of total space), the law firm of Winston & Strawn LLP with 335,094 square feet (11.8% of total space)
and Barclays Bank PLC (rated AA/AA+ by S&P and Fitch, respectively) with
333,822 square feet (11.7% of total space). In addition, MetLife continues to lease 53,031 square feet (1.9% of total space) through March 2025. All of 200
Park Avenue's retail space is leased to approximately 16 tenants consisting of several restaurants, a New York Sports Club and a Smith Barney consumer retail investment location. Occupancy at the 200 Park Avenue Mortgaged Property, based on square footage leased, was 100.0% as of January 1, 2005.

     Lockbox. The 200 Park Avenue Borrower is required to cause all gross income from the 200 Park Avenue Mortgaged Property to be deposited into a lockbox account under the control of the lender, which funds shall be disbursed as follows: (1) tax and insurance amounts, to the tax and insurance accounts;
(2) monthly debt service, to the debt service account; (3) replacement reserve amounts, to the replacement reserve account; (4), cash management fees, to the lockbox bank; (5) default interest or any late charges, to the debt service account; (6) if no event of default exists, monthly debt service due under the
200 Park Avenue Mezzanine Loan, together with any late payment charges or default interest and any 200 Park Avenue Mezzanine Net Liquidation Proceeds
After Debt Service (defined below), to the mezzanine loan account; (7) if no event of default exists, during (a) a 200 Park Avenue Mezzanine Low DSCR Period
(defined below) or (b) a 200 Park Avenue Mezzanine Loan event of default, all monthly costs and expenses approved by the 200 Park Avenue Mezzanine Lender, to the 200 Park Avenue Borrower; (8) if no event of default exists, during (a) a
200 Park Avenue Mezzanine Low DSCR Period or (b) a 200 Park Avenue Mezzanine
Loan event of default, certain extraordinary expenses approved by the 200 Park
Avenue Mezzanine Lender, to the 200 Park Avenue Borrower; and (9) if no event of default exists, any remaining amounts (a) during a 200 Park Avenue Mezzanine
Loan event of default, to the mezzanine loan account or (b) at all other times, to the 200 Park Avenue Borrower.

     "200 Park Avenue Mezzanine Low DSCR Period" means the period during which and for so long as the 200 Park Avenue Mezzanine Loan lender has notified the
200 Park Avenue Mortgage Loan lender that a 200 Park Avenue Low DSCR Period is occurring.

     "200 Park Avenue Low DSCR Period" shall only mean the period where the debt service coverage ratio for the 12-month period ending on the last day of any calendar quarter ending on or after June 30, 2005 is less than 1.05x as calculated for two consecutive calendar quarters and such period shall end when the debt service coverage ratio for the 12-month period ending on the last day of any calendar quarter ending on or after June 30, 2005 is equal to or greater than 1.05x as calculated for two consecutive calendar quarters.

     "200 Park Avenue Mezzanine Net Liquidation Proceeds After Debt Service"
means all amounts paid to or received by or on behalf of the 200 Park Avenue
Borrower in connection with a casualty, condemnation, sale, transfer or refinancing of the 200 Park Avenue Mortgaged Property less certain costs, expenses and amounts specifically set forth in the 200 Park Avenue Mezzanine
Loan documents.

     Terrorism Coverage. The 200 Park Avenue Borrower is required under the related loan documents to maintain comprehensive all risk insurance (including, without limitation, comprehensive boiler and machinery insurance) and insurance against certain acts of terrorism, in an amount equal to not less than the sum of: (i) the aggregate outstanding principal balances of the 200 Park Avenue
Mortgage Loan, the 200 Park Avenue Senior Non-Trust Loan Component, the 200
Park Avenue Note A3 Non-Trust Loan (excluding the 200 Park Avenue Junior
Non-Trust Loan Component) and the 200 Park Avenue Mezzanine Loan and (ii)
business interruption/loss of rents insurance equal to the greater of (a)
estimated gross income from the operation of the 200 Park Avenue Mortgaged
Property for actual losses sustained for the succeeding 24 month period and (b)
projected operating expenses (including debt service) for the maintenance and operation of the 200 Park Avenue Mortgaged Property for actual losses sustained for the succeeding 24-month period. Notwithstanding the foregoing, the total annual premium required to be paid by the 200 Park Avenue Borrower for the above described insurance (and any additional property insurance that may be required by Lender) shall not exceed $7,950,000 per year, as adjusted based upon the prior year's Consumer Price Index. To the extent that the cost of the amount of the above described insurance exceeds the premium limit $7,950,000 in any year, the 200 Park Avenue Borrower is required, for such year, to obtain the maximum amount of all risk, comprehensive boiler and machinery, business interruption/loss of rents and terrorism coverage that can be obtained for an annual premium of $7,950,000. The relative amounts of such insurance shall be determined by the 200 Park Avenue Borrower in its good faith business judgment to be the optimal insurance coverage available.

     Mezzanine Financing. The 200 Park Avenue Mezzanine Borrower is 200 Park
Senior Mezz, L.P., a Delaware limited partnership. The 200 Park Avenue
Mezzanine Borrower has incurred mezzanine financing (the "200 Park Avenue
Mezzanine Loan") in the original principal amount of $275,000,000. The lender on the 200 Park Avenue Mezzanine Loan consists of a

                                      S-84

syndicate of third-party financial institutions (which includes, as of the date of this prospectus supplement, an affiliate of the related mortgage loan seller). The 200 Park Avenue Mezzanine Loan matures May 11, 2015. On the eleventh day of each month to but excluding May 11, 2015, the 200 Park Avenue
Mezzanine Borrower is required to make interest-only payments based on a fixed rate per annum on the 200 Park Avenue Mezzanine Loan. The remaining principal balance of the 200 Park Avenue Mezzanine Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date. The 200 Park Avenue
Mezzanine Loan is secured by, in addition to the related loan documents which include a pledge of 100% of the equity ownership interests in the 200 Park
Avenue Borrower, an unrecorded mortgage on the 200 Park Avenue Mortgaged
Property. The 200 Park Avenue Mezzanine Loan lender shall have the right to record the unrecorded mortgage at any time at the 200 Park Avenue Mezzanine
Loan lender's expense, provided that the 200 Park Mezzanine Loan lender may add the costs relating to such recording to the mezzanine debt during the existence of a 200 Park Mezzanine Loan event of default. The 200 Park Avenue Mezzanine
Loan lender, however, shall have the right to enforce the mortgage or commence a foreclosure action or the like only if (a) the 200 Park Avenue Mezzanine Loan lender has obtained the consent of the 200 Park Avenue Mortgage Loan lender to commence such enforcement action or (b) foreclosure proceedings have been duly and properly commenced under the related mortgage securing the 200 Park Avenue
Mortgage Loan.

     The 200 Park Avenue Mortgage Loan lender and the 200 Park Avenue Mezzanine
Loan lender entered into an intercreditor agreement (the "200 Park Avenue
Intercreditor Agreement"), that sets forth the relative priorities between the
200 Park Avenue Mortgage Loan and the 200 Park Avenue Mezzanine Loan. The 200
Park Avenue Intercreditor Agreement provides that, among other things:

     (i)  The 200 Park Avenue Mezzanine Loan lender may not foreclose on the 200
          Park Avenue Mezzanine Collateral unless certain conditions are satisfied, including that any transferee, if not the 200 Park Avenue
          Mezzanine Loan lender, must generally be an institutional investor that meets specified tests as of the date of transfer or that has first obtained written confirmation from the applicable rating agencies that such transfer will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2005-C5 certificates.

     (ii) The 200 Park Avenue Mezzanine Loan is generally subordinate to the 200
          Park Avenue Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the 200 Park Avenue Mortgage Loan, the 200 Park Avenue
          Mezzanine Loan lender may accept payments due and payable from time to time under the 200 Park Avenue Mezzanine Loan documents and prepayments of such loans made in accordance with the 200 Park Avenue
          Mezzanine Loan documents.

    (iii) Upon an "event of default" under the 200 Park Avenue Mezzanine Loan, the 200 Park Avenue Mezzanine Loan lender will have the right, subject to the terms of the 200 Park Avenue Intercreditor Agreement, to select a replacement manager for the 200 Park Avenue Mortgaged Property.

     (iv) The 200 Park Avenue Mezzanine Loan lender has the right to receive notice of any event of default under the 200 Park Avenue Mortgage Loan and the right to cure any monetary default within a period ending seven business days after the later of receipt of such notice or expiration of the 200 Park Avenue Borrower's cure period; provided that the 200 Park Avenue Mezzanine Loan lender will not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless the 200 Park Avenue
          Mezzanine Loan lender has commenced and is continuing to diligently pursue its rights against the 200 Park Avenue Mezzanine Collateral. In addition, if the default is of a non-monetary nature, the 200 Park
          Avenue Mezzanine Loan lender will have ten business days after the later of receipt of such notice or expiration of the 200 Park Avenue
          Borrower's cure period to cure such non-monetary default under the 200
          Park Avenue Mortgage Loan documents; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period then (or is not susceptible of cure without foreclosure on the 200 Park Avenue Mezzanine Collateral), subject to certain conditions, the 200 Park Avenue Mezzanine Loan lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default or to pursue such foreclosure.

     (v)  If the 200 Park Avenue Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the 200 Park Avenue Mortgage Loan has been commenced, a proceeding or other action relating to insolvency, reorganization, or relief of debtors has been commenced against the 200 Park Avenue
          Borrower or its general partner, or if 200 Park Avenue Mortgage Loan is a "specially serviced" loan and a material event of default under the related mortgage loan documents has occurred or is reasonably foreseeable, then the mezzanine lenders have the right to purchase the
          200 Park Avenue Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due

                                      S-85

          thereon (exclusive of liquidated damages, acceleration prepayment premium, prepayment fee, premiums, yield maintenance charge, late charges, or any default interest relating to any defaults cured by the
          200 Park Avenue Mezzanine Loan lender as provided in the 200 Park
          Avenue Intercreditor Agreement), any protective advances made by the mortgagee and any interest on any advances, all costs and expenses actually incurred by the mortgage lender in enforcing the terms of the related documents, and, if mezzanine lenders shall fail to purchase the 200 Park Avenue Mortgage Loan within 60 days of receipt of the 200
          Park Avenue Mortgage Loan lender's notice of such purchase option, special servicing and liquidation fees payable to any special servicer for any related securitization trust. The purchase option will expire upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the 200 Park Avenue Mortgage Loan or the 200
          Park Avenue Mortgaged Property; provided such option will not expire by reason of any of the foregoing prior to the earlier of the date which is 30 days after the date on which the 200 Park Avenue Mortgage
          Loan lender delivered notice of such option or the date on which each mezzanine lender shall have notified the 200 Park Avenue Mortgage Loan lender in writing of its decision not to exercise the option to purchase.

     (vi) The 200 Park Avenue Mezzanine Loan documents generally may be modified without the mortgage lender's consent, except that certain provisions may not be modified without the mortgage lender's consent, including, without limitation, a material increase in any monetary obligations of the 200 Park Avenue Mezzanine Borrower. Notwithstanding the foregoing, upon the occurrence of an event of default under the 200 Park Avenue
          Mezzanine Loan documents, the 200 Park Avenue Mezzanine Loan lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the related 200 Park Avenue Mezzanine Loan in a manner that increases the interest rate thereunder.

    (vii) In addition to a pledge of the equity ownership interests in the 200
          Park Avenue Borrower, the 200 Park Avenue Mezzanine Loan is secured by an unrecorded mortgage encumbering the 200 Park Avenue Mortgaged
          Property. The 200 Park Avenue Mezzanine Lender is permitted to cause such mortgage to be recorded at any time but is precluded from commencing any enforcement thereof until (i) the 200 Park Avenue
          Mortgage Loan lender has consented to such action, which consent will not be unreasonably withheld or (ii) foreclosure proceedings have been duly and properly commenced under the 200 Park Avenue Mortgage Loan mortgage.

     Permitted Mezzanine Financing. The equity owners of the 200 Park Avenue
Mezzanine Borrower may have the right to obtain junior mezzanine financing in accordance with the terms of, and subject to certain conditions set forth in, the 200 Park Avenue Mortgage Loan documents and the 200 Park Avenue Mezzanine
Loan documents.

     Building Naming Rights/Signage. Metropolitan Tower Life Insurance Company,
pursuant to an easement reserved in the 200 Park Avenue Mortgaged Property deed conveyed by Metropolitan Tower Life Insurance Company to the 200 Park Avenue
Borrower, has a perpetual right to maintain, inspect, sell, transfer and mortgage the existing signs, logos, names, insignias and related conduit, electrical services and other utilities bearing the MetLife or similar logo or insignia, together with rights of access for workers and equipment necessary to maintain and repair the same ("200 Park Avenue Signage Rights"). Metropolitan
Tower Life Insurance Company also reserves the right to place similar signs on any future building on the site. Metropolitan Tower Life Insurance Company, together with any entity to which it transfers the 200 Park Avenue Signage
Rights pursuant to the terms of the easement, has the right to rename the building located on the 200 Park Avenue Mortgaged Property.

                                      S-86

-------------------------------------------------------------------------------
                     II. THE PROVIDENCE PLACE MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                   $273,600,000

 LOAN PER SQUARE FOOT:                   $213(1)

 % OF INITIAL MORTGAGE POOL BALANCE:     11.6%
 SHADOW RATING (S&P/FITCH)               BBB+/BBB

 LOAN PURPOSE:                           Refinance

 MORTGAGE INTEREST RATE:                 5.1400% per annum(2)

 INTEREST CALCULATION:                   Actual/360

 FIRST PAYMENT DATE:                     April 11, 2005

 AMORTIZATION TERM:                      30 years

 ANTICIPATED REPAYMENT DATE:             NAP(3)

 HYPERAMORTIZATION:                      NAP(3)

 MATURITY DATE:                          March 11, 2010

 MATURITY BALANCE:                       $255,759,617

 BORROWER:                               Rouse Providence LLC

 SPONSOR:                                General Growth Properties, Inc.

 PREPAYMENT/DEFEASANCE:                  Defeasance permitted beginning two
                                         years after securitization. Prepayment
                                         without penalty permitted six months
                                         prior to Maturity Date.

 UP-FRONT RESERVES:                      NAP(3)

 ONGOING RESERVES:                       Tax and Insurance Reserve (4)
                                         TI/LC Reserve(5)
                                         CapEx/Replacement Reserve(6)

 LOCKBOX:                                Hard(7)

 MEZZANINE DEBT:                         $106,400,000 and additional
                                         permitted(8)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:        Single Asset

 PROPERTY TYPE:                 Regional Mall

 LOCATION:                      Providence, Rhode Island

 YEAR BUILT:                    1999

 YEAR RENOVATED:                NAP(3)

 GROSS SQUARE FEET:             1,286,803(9)

 COLLATERAL SQUARE FEET:        960,803(10)

 OVERALL OCCUPANCY:             97.9%

 IN-LINE OCCUPANCY:             94.4%

 OCCUPANCY DATE:                July 8, 2005

 OWNERSHIP INTEREST:            Leasehold(11)

 PROPERTY MANAGEMENT:           Self Managed(12)

 IN-LINE SALES PSF:             $528(13)

 IN-LINE COST OF OCCUPANCY:     12.7%(13)

 U/W NCF:                       $30,389,545(14)

 U/W NCF DSCR:                  1.69x(15)

 APPRAISED VALUE:               $528,000,000

 APPRAISAL AS OF DATE:          February 26, 2005

 CUT-OFF DATE LTV RATIO:        51.8%

 MATURITY LTV RATIO:            48.4%
-------------------------------------------------------------------------------

(1)   Based on gross square feet of the entire mall including anchors which may not be part of the loan collateral.

(2)   The Mortgage Interest Rate is as of origination of the Providence Place
      Mortgage Loan. The actual mortgage rate on the Providence Place Mortgage
      Loan will be different, and possibly lower, than that Mortgage Interest
      Rate.

(3)   NAP means not applicable.

(4)   Upon the occurrence and continuance of either an event of default or a
      DSCR of less than 1.15x, the Providence Place Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing twelve months.
      Notwithstanding the foregoing, so long as the Providence Place Borrower provides evidence satisfactory to the mortgagee of blanket insurance policies covering the Providence Place Mortgaged Property of which premiums have been prepaid for not less than one year in advance (or, for the period of coverage under the policies as to which certificates are delivered at closing, such period, if less than one year), the monthly insurance escrow deposits shall not be required.

(5)   Upon the occurrence and continuance of either an event of default or a
      DSCR of less than 1.15x, the Providence Place Borrower is required to make monthly escrow deposits into a rollover reserve account in the amount of $62,380 until an aggregate of $748,559 has accumulated and is maintained from time to time.

(6)   Upon the occurrence and continuance of either an event of default or a
      DSCR less than 1.15x, the Providence Place Borrower is required to make monthly escrow deposits into a replacement reserve account in the amount of $19,699 until an aggregate of $236,390 has accumulated and is maintained from time to time.

(7)   See "--Lockbox" below.

(8)   See "--Mezzanine Financing" and "--Permitted Mezzanine Financing" below.

(9)   Reflects gross leasable area of the entire mall including any anchors which may not be part of the collateral.

(10)  Collateral square feet comprising the Providence Place Mortgaged Property consists of 197,000 square feet of anchor space, 492,106 square feet of in-line mall space and storage space, 143,551 square feet of other retail space and 128,146 square foot movie theater space. Collateral also includes the multi-level parking garage with approximately 4,700 parking spaces.

(11)  The property is subject to a ground lease that expires on March 31, 2097, subject to four, 99-year renewal options thereafter. See "--Ground Lease"
      below.

(12)  The Providence Place Mortgaged Property, except for the parking garage, is managed by the Providence Place Borrower and there is no separate property management agreement. The parking garage is managed by Standard
      Parking Corporation, a third-party manager.

(13)  In-line sales per square foot and in-line cost of occupancy percentage for in-line shops of less than 10,000 square feet for the trailing twelve months ending March 31, 2005.

(14)  Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow of the
      Providence Place Mortgaged Property is projected to be $30,770,640 based on assumed execution of leases out for signature for square feet of in-line space and certain other lease-up assumptions.

(15)  Based on the in-place U/W Net Cash Flow for the Providence Place
      Mortgaged Property of $30,770,640 (as described in footnote (14) above), the Providence Place Mortgage Loan has an U/W NCF DSCR of 1.71x.

                                      S-87

-------------------------------------------------------------------------------
                GROSS LEASABLE AREA (GLA) OVERVIEW OF PROVIDENCE PLACE
-------------------------------------------------------------------------------
                                                                        ANCHOR
                                APPROXIMATE     AS %                    LEASE
STORE                           SQUARE FEET    OF GLA   RATINGS(1)   EXPIRATION
-------------------------------------------------------------------------------
  ANCHORS

    Filene's(2) ..............     200,000      15.5%     BBB/BBB    5/1/2037(3)

    Nordstrom ................     197,000      15.3      A-/A-     2/28/2020(4)

    JCPenney(2)(5) ...........     126,000       9.8      BB+/BB+    5/1/2037(3)
                                 ---------     -----
  TOTAL ANCHOR SPACE .........     523,000      40.6%

  In-Line Mall Space .........     492,106      38.2

  Other Retail Space .........     143,551      11.2

  Theaters(6) ................     128,146      10.0
                                 ---------     -----
  TOTAL GLA ..................   1,286,803     100.0%
                                 =========     =====
-------------------------------------------------------------------------------

(1)  Credit ratings are by S&P and Fitch, respectively, and may reflect parent company rating (even though the parent company may have no obligations under the related lease) if tenant company is not rated.

(2)  Filene's and JCPenney own their stores and lease their pads from the
     Providence Place Borrower. The pads, but not the stores, are part of the collateral.

(3)  Filene's and JCPenney's leases each provide for five, 10-year renewal options followed by one, 9-year renewal option.

(4)  Nordstrom's lease provides for seven, 10-year renewal options followed by one, 9-year renewal option.

(5)  JCPenney has assumed the pad lease of former anchor Lord & Taylor as of
     July 15, 2005 but has not taken occupancy. Pursuant to the Consent and
     Agreement executed by and among the Providence Place Borrower, the May
     Department Stores Company (Lord & Taylor parent) and JCPenney, JCPenney has agreed to open for business to the general public approximately February
     22, 2006, but is permitted to postpone that date from time to time due to certain delays, e.g. failure to obtain permits.

(6)  Comprised of a 114,589 square foot Hoyt's Cinema under a lease expiring
     March 31, 2025 and a 13,557 square foot IMAX theater under a lease expiring
     May 19, 2020.

-------------------------------------------------------------------------------
                    MAJOR IN-LINE TENANT INFORMATION
-------------------------------------------------------------------------------
                                             APPROXIMATE        LEASE
TENANT                                       SQUARE FEET      EXPIRATION
-------------------------------------------------------------------------------
  Gap ..................................        20,395(1)    1/31/2012

  Pottery Barn .........................        12,498(1)    1/31/2012

  Crate & Barrel .......................        12,230       1/31/2010

  Foot Locker ..........................        11,600       1/31/2010

  Restoration Hardware .................        11,483       1/31/2015
                                              --------
  TOTAL ................................        68,206
-------------------------------------------------------------------------------

(1)  The square feet of Gap and Pottery Barn include 1,125 square feet and 450 square feet, respectively, of storage space.



-------------------------------------------------------------------------------------------------------------------
                                           LEASE EXPIRATION INFORMATION
                       APPROXIMATE                                       APPROXIMATE                   CUMULATIVE %
                        EXPIRING      AS % OF TOTAL   CUMULATIVE % OF     EXPIRING     AS % OF TOTAL     OF TOTAL
                     IN-LINE SQUARE      IN-LINE       TOTAL IN-LINE    IN-LINE BASE    IN-LINE BASE   IN-LINE BASE
        YEAR              FEET         SQUARE FEET      SQUARE FEET      REVENUES(1)    REVENUES(1)    REVENUES(1)
-------------------------------------------------------------------------------------------------------------------

  2005(2)                  8,276            1.7%             1.7%       $   403,021          2.2%           2.2%

  2006                     1,775            0.4              2.0%           298,760          1.7            3.9%

  2007                       150            0.0              2.1%            48,000          0.3            4.2%

  2008                     6,889            1.4              3.5%           306,962          1.7            5.9%

  2009                    60,306           12.3             15.7%         3,036,949         16.9           22.7%

  2010                   170,058           34.6             50.3%         6,262,331         34.8           57.5%

  2011                    27,750            5.6             55.9%         1,012,653          5.6           63.2%

  2012                    81,361           16.5             72.5%         2,985,093         16.6           79.7%

  2013                    13,890            2.8             75.3%           444,490          2.5           82.2%

  2014                    13,358            2.7             78.0%           436,339          2.4           84.6%

2015 and beyond           80,885           16.4             94.4%         2,764,703         15.4          100.0%

  Vacant                  27,408            5.6            100.0%                --           --
                         -------          -----                         -----------        -----
  TOTAL                  492,106          100.0%                        $17,999,300        100.0%
                         =======          =====                         ===========        =====
-------------------------------------------------------------------------------------------------------------------


(1)  Based on in-place underwritten base rental revenues applicable to in-line tenants.

(2)  Includes any month-to-month tenants.

                                      S-88

     The Borrower and Sponsor. The Providence Place Borrower is Rouse
Providence LLC, a Delaware limited liability company that is ultimately owned and controlled by General Growth Properties, Inc. In November 2004, General
Growth Properties, Inc. completed its merger with The Rouse Company, a real estate development and management company and owner of a portfolio of retail properties, including Providence Place. General Growth Properties, Inc., headquartered in Chicago, Illinois, owns, develops, operates and/or manages shopping centers across the country and is the second largest U.S.-based publicly traded real estate investment trust (listed on the New York Stock
Exchange under the symbol "GGP"). As of June 21, 2005, General Growth
Properties, Inc. (rated BBB-/BB by S&P and Fitch, respectively) reported that it has ownership interests in or management responsibility for a portfolio of more than 200 regional shopping centers in 44 states totaling approximately 200 million square feet with over 18,000 retailers, as well as ownership interests in planned community developments and commercial office buildings.

     The Mortgage Loan. The Providence Place Mortgage Loan was originated on
March 9, 2005, and has a cut-off date balance of $273,600,000.

     The Providence Place Mortgage Loan is a five-year balloon loan with a stated maturity date of March 11, 2010. The Providence Place Mortgage Loan will accrue interest on an Actual/360 Basis. Up to its stated maturity, in the absence of a default, the Providence Place Mortgage Loan will accrue interest at a fixed rate of 5.14% per annum. On the eleventh day of each month to but not including the stated maturity date, the Providence Place Borrower is required to make a monthly debt service payment of principal and interest on the Providence Place Mortgage Loan (calculated based on a 30-year amortization schedule). The remaining principal balance of the Providence Place Mortgage
Loan, plus all accrued and unpaid interest thereon, is due on the stated
maturity date. Monthly principal payments are applied pro rata between the
Providence Place Mortgage Loan and the Providence Place Mezzanine Loan (as
defined below) and consequently the monthly debt service payments on the
Providence Place Mortgage Loan will vary on a monthly basis.

     The Providence Place Borrower is prohibited from voluntarily prepaying the
Providence Place Mortgage Loan, in whole or in part, prior to September 11,
2009. From and after September 11, 2009, the Providence Place Borrower may prepay the Providence Place Mortgage Loan, in whole only, without payment of any prepayment consideration.

     The Providence Place Borrower may defease the Providence Place Mortgage
Loan, in whole only, at any time that is two years following the Issue Date, and by doing so obtain the release of the Providence Place Mortgaged Property.
A defeasance will be effected by the Providence Place Borrower's pledging substitute collateral that consists of direct non-callable United States
Treasury obligations which produce payments that replicate the payment obligations of the Providence Place Borrower under the Providence Place
Mortgage Loan and that are sufficient to pay off the Providence Place Mortgage
Loan in its entirety on September 11, 2009. The Providence Place Borrower's
right to defease the Providence Place Mortgage Loan is subject to, among other things, S&P and Fitch confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2005-C5 certificates by such rating agency.

     The Mortgaged Property. The Providence Place Mortgage Loan is secured by a first priority mortgage lien on the leasehold interest of the Providence Place
Borrower in the Providence Place Mortgaged Property, which is comprised of a portion of Providence Place, a four-level, super-regional mall, including street level retail and a multi-level parking garage with approximately 4,700 parking spaces, located in downtown Providence, Rhode Island. The Providence
Place Borrower is the owner of a leasehold interest under a 99-year ground lease with the Rhode Island Economic Development Corporation ("RIEDC") that expires March 31, 2097, followed by four, 99-year extension options (see
"--Ground Lease" below). The Providence Place Mortgaged Property is subject to a parking garage lease pursuant to which RIEDC has leased approximately 500 parking spaces within the multi-level parking garage at the Providence Place
Mall. RIEDC, or the State of Rhode Island in lieu of RIEDC and the City of
Providence have an option, exercisable at any time during the last year of the initial term of the Providence Place ground lease, to purchase for $1 a 50%
interest in the parking garage from the Providence Place Borrower. Providence
Place opened in 1999 and is anchored by three department stores with an aggregate of 523,000 square feet, Filene's, Nordstrom and the new anchor,
JCPenney (who is not yet open for business). Filene's and JCPenney own their stores but lease their pads, therefore their pads but not the stores are part of the collateral. Nordstrom leases its store from the Providence Place
Borrower and thus the Nordstrom store and pad are both part of the collateral.
The Providence Place Mortgaged Property totals 960,803 square feet comprised of the 197,000 square foot Nordstrom store, the 114,589 square foot Hoyt's Cinema
(National Amusements) and the 13,557 square foot IMAX theater, 143,551 square feet of other major retail tenant space, and 492,106 square feet of in-line mall space, in addition to a multi-level parking garage and the Filene's and
JCPenney pads. The JCPenney pad site, which is part of the collateral, was originally leased by the May Department Stores Company as a Lord & Taylor (who
vacated its space on or before July 15, 2005) and JCPenney has assumed the Lord
& Taylor lease and certain provisions applicable to Lord & Taylor under the reciprocal easement and operating agreement (the "REA") for the Providence
Place Mortgaged Property. Pursuant to the Consent and Agreement

                                      S-89

executed by JCPenney in connection with its assumption of the Lord & Taylor lease, JCPenney has agreed to open for business approximately February 22,
2006, but is permitted to postpone that date from time to time based on certain unavoidable delays, e.g. failure to obtain permits. The failure of JCPenney to open for business or continuously operate during the period that it is required to do so under the REA shall constitute a default by JCPenney under the REA.
Providence Place has an entertainment complex that includes a 16-screen, stadium-style seating Hoyt's Cinema and a single-screen IMAX theater.
Providence Place also offers four other major tenants with a total of 143,551 square feet comprised of Bed Bath & Beyond, Old Navy, and Borders and the
restaurant Dave & Busters, as well as a diverse range of national in-line tenants including Ann Taylor, Abercrombie & Fitch, Crate & Barrel, J. Crew, J.
Jill, Pottery Barn, Restoration Hardware, Sharper Image, Williams Sonoma and
several restaurant chains including Cheesecake Factory. As of July 8, 2005, based on square footage leased, in-line occupancy at Providence Place was 94.4%
and overall mall occupancy was 97.9%.

     Certain in-line tenants at the Providence Place Mortgaged Property have co-tenancy provisions in their respective leases that are triggered by the vacancy of an anchor tenant permitting them to terminate their leases and/or pay a reduced rent in the event that either Lord & Taylor is not in continuous operation or a suitable replacement anchor at the Providence Place Mortgaged
Property is not in occupancy and open for business within a specified period of time following the date the related space was vacated by the prior anchor.
Certain of those co-tenancy provisions require that the tenant consent to or approve of the replacement anchor. Although JCPenney has assumed the Lord &
Taylor lease at the Providence Place Mortgaged Property, there is no assurance that Lord & Taylor's vacating of the premises or a failure of JCPenney to take occupancy and open for business by February 22, 2006 will not cause a breach of the foregoing co-tenancy provisions.

     Lockbox. The Providence Place Borrower must cause the tenants of the
Providence Place Mortgaged Property to deposit all rents directly into a lockbox account under the control of the lender and any rents and other income collected by the Providence Place Borrower or the property manager must be deposited into such account within two business days of their receipt thereof.
Following (a) the occurrence of an event of default or (b) in the event that the combined DSCR taking into account the Providence Place Mortgage Loan and the Providence Place Mezzanine Loan for the Providence Place Mortgaged Property
(calculated in accordance with the related loan agreement for the preceding
12-month period as of the last day of the calendar month preceding the date of measurement) is less than 1.15x, the holder of the Providence Place Mortgage
Loan will have sole dominion and control over the lockbox account, and the rents will be transferred once every other business day to an account maintained by and under the sole control of lender from which all required payments and deposits to reserves under the Providence Place Mortgage Loan will be made in the order of priority set forth in a sequential payment waterfall in the related cash management and intercreditor agreements. The related cash management agreement provides that unless and until an event occurring under clause (a) or (b) described above occurs, the Providence Place Borrower has the right to receive funds from the lockbox account free and clear of the lender's interest. A Providence Place Trigger Event may terminate if the combined debt service coverage ratio is greater than 1.15x for 12 consecutive months, or if such Providence Place Trigger Event was an event of default, such event of default is thereafter cured or waived.

     Ground Lease. The Providence Place Mortgaged Property is subject to a certain ground lease dated as of September 9, 1996, between Rhode Island
Economic Development Corporation, as ground lessor, and the Providence Place
Borrower, as ground lessee. The current term of the ground lease extends through September, 2095. The rent payable by the Providence Place Borrower under the ground lease is equal to $1,000 per annum plus an administrative fee of $1,000 per annum. The ground lease may be extended for up to four 99-year terms. The ground lease's original term expires on March 31, 2097.

     Terrorism Coverage. If any of the Providence Place Borrower's requisite physical hazard, comprehensive general liability, business interruption, builder's risk insurance or boiler and machinery insurance policies contain an exclusion from coverage under such insurance policy for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the Providence
Place Borrower is obligated to maintain insurance against loss or damage incurred as a result of acts of terrorism or similar acts of sabotage provided such insurance (a) is commercially available and (b) can be obtained at a commercially reasonable cost.

     Mezzanine Financing. The holder of direct or indirect equity interests in the Providence Place Borrower (the "Providence Place Mezzanine Borrower"), is
the borrower under a mezzanine loan, in the principal amount of $106,400,000.00
(the "Providence Place Mezzanine Loan"). The Providence Place Mezzanine Loan is
secured by, among other things, a pledge in favor of the mezzanine lender by the Providence Place Mezzanine Borrower of its ownership interests in the
Providence Place Borrower, Providence Place Group, LLC, and PPG Special Member,
Inc., a springing member of Providence Place Group, LLC. A mortgage event of default with respect to the Providence Place Mortgage Loan will result in an event of default under the Providence Place Mezzanine Loan; however, an event of default under the Providence Place Mezzanine Loan will not result in an event of default under the Providence Place Mortgage Loan. The Providence Place

                                      S-90

Mezzanine Loan accrues interest at a fixed rate of interest per annum and has a stated maturity date of March 11, 2010. The Providence Place Mortgage Loan will accrue interest on an Actual/360 Basis. On the eleventh day of each month to but not including the stated maturity date, the Providence Place Mezzanine
Borrower is required to make a constant monthly debt service payment of principal and interest on the Providence Place Mezzanine Loan (calculated on a
30-year amortization schedule). The remaining principal balance of the
Providence Place Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date. The Providence Place Mezzanine Borrower is prohibited from voluntarily prepaying the Providence Place Mezzanine Loan, in whole or in part, prior to September 11, 2009. From and after September 11,
2009, the Providence Place Borrower may prepay the Providence Place Mezzanine
Loan, in whole only, without payment of any prepayment consideration.

     Pursuant to an intercreditor agreement dated in August 2005, between the holder of the Providence Place Mortgage Loan and the holder of the Providence
Place Mezzanine Loan, the Providence Place Mezzanine Loan lender has certain rights with respect to the Providence Place Mortgage Loan, including various consent rights, rights to receive certain information, cure rights and rights with respect to the removal of the property manager.

     Permitted Mezzanine Financing.  The related loan documents permit the pledge of direct or indirect interests in the Providence Place Borrower as security for a junior mezzanine loan, subject to the satisfaction of certain conditions, including, among other things (a) no event of default is continuing under the Providence Place Mortgage Loan, (b) the junior mezzanine lender enters into an intercreditor agreement in form and substance acceptable to the applicable rating agencies and reasonably acceptable to the lender under the
Providence Place Mortgage Loan, (c) if the such junior mezzanine debt bears interest at a floating rate, there shall be required an interest rate cap at a strike price such that the strike price plus the applicable spread of the such junior mezzanine debt results in a debt service coverage ratio (based on the
Providence Place Mortgage Loan and the Providence Place Mezzanine Loan) of no
less than 1.20x, (d) the loan to value ratio immediately following the closing of the such junior mezzanine debt (based on the aggregate principal balance of the Providence Place Mortgage Loan and such junior mezzanine debt and an appraisal acceptable to the lender under the Providence Place Mortgage Loan) is no greater than 70%, (e) the debt service coverage ratio for the Providence
Place Mortgaged Property immediately following the closing of such junior mezzanine debt will not be less than 1.30x, (f) such junior mezzanine loan shall be subordinate and junior to the Providence Place Mezzanine Loan, and (g)
the applicable rating agencies shall have confirmed in writing that such mezzanine financing will not in and of itself result in a downgrade,, withdrawal or qualification of the then current ratings assigned to the series
2005-C5 certificates.

     PILOT Bond Program. The Providence Place Borrower entered into a Tax
Treaty Agreement with the Rhode Island Economic Development Corporation pursuant to which the Providence Place Borrower is permitted to pay fixed amounts ("PILOT Payments") for a term extending from October 2000 through June
2028 in lieu of payment of real estate taxes with respect to the Providence
Place Mortgaged Property. The right to receive such payment was structured as an assignable lien, which was eventually assigned to LaSalle Bank National
Association (the "PILOT Lender"), as trustee, under a trust indenture, dated
October 26, 2000, for the benefit of holders of certain promissory notes made by the Providence Place Borrower in the aggregate amount of approximately
$50,014,000 (the "PILOT Bond Program"), and which is senior in right to the lien of the Providence Place Mortgage Loan. Upon the occurrence of a Providence
Place Trigger Event, the Providence Place Borrower is required to escrow the
PILOT Payments as part of the escrow for taxes under the terms of the related loan documents. The Providence Place Borrower, the PILOT Lender and the holder of the Providence Place Mortgage Loan (or predecessors thereof) are parties to an intercreditor agreement (the "PILOT Intercreditor Agreement"), which provides among things, for certain notice and cure rights in favor of the holder of the Providence Place Mortgage Loan in the event of a failure to make a PILOT Payment (substantially equivalent to the period provided a taxpayer for the non payment of real estate taxes), including the payment of interest, late charges and attorney's fees, to the extent required to be paid under the agreements evidencing the PILOT Bond Program. The PILOT Intercreditor Agreement
further provides that prior to the expiration of the period granted to the holder of the Providence Place Mortgage Loan to cure such defaults, the PILOT
Lender will not initiate any foreclosure action, lawsuit, case or proceeding against the Providence Place Borrower or the Providence Place Mortgaged
Property. The PILOT Intercreditor Agreement also states that the PILOT Lender shall not have the right to assert a claim for the outstanding balance of the
PILOT Bond Program, except in the event of (i) a major condemnation of the
Providence Place Mortgaged Property (unless the condemnation insurance policy obtained by the Providence Place Borrower is then in effect) or (ii) the bankruptcy of the Providence Place Borrower (unless the PILOT Lender remains legally entitled to receive PILOT Payments and the obligations to make such payments remain secured by legally valid, binding and perfected senior lien.

     Community Reinvestment Program. The Providence Place Borrower is obligated to make community reinvestment payments aggregating $8,800,000 to the City of
Providence, Rhode Island. Such payments are to be made during the period commencing January 2000 and expiring December 2029.

                                      S-91

-------------------------------------------------------------------------------
                 III. THE 500 WEST MADISON STREET MORTGAGE LOAN
-------------------------------------------------------------------------------
                             MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
  CUT-OFF DATE BALANCE:                $220,000,000(1)

  LOAN PER SQUARE FOOT:                $151

  % OF INITIAL MORTGAGE POOL BALANCE   9.3%

  SHADOW RATING (S&P/FITCH):           NAP(2)

  LOAN PURPOSE:                        Refinance

  WEIGHTED AVERAGE MORTGAGE INTEREST   5.7320% per annum(3)
  RATE:

  INTEREST CALCULATION:                Actual/360

  FIRST PAYMENT DATE:                  July 11, 2005

  AMORTIZATION TERM:                   Interest Only

  ANTICIPATED REPAYMENT DATE:          NAP(2)

  HYPERAMORTIZATION:                   NAP(2)

  MATURITY DATE:                       June 11, 2015

  MATURITY BALANCE:                    $220,000,000

  BORROWER:                            UST-GEPT Joint Venture, L.P.

  SPONSORS:                            GE Pension Trust and Estein &
                                       Associates USA Ltd.

  DEFEASANCE/PREPAYMENT:               Defeasance or prepayment with yield
                                       maintenance penalty permitted
                                       beginning two years after
                                       securitization. Prepayment without
                                       penalty permitted six months prior to
                                       scheduled maturity date.

  UP-FRONT RESERVES:                   TI/LC Reserve/Lease
                                       Termination Reserve(4)
                                       Debt Service Reserve(5)

  ONGOING RESERVES:                    Tax and Insurance Reserve(6)
                                       CapEx/Replacement Reserve(7)

  LOCKBOX:                             Hard(8)

  B NOTE:                              $ 25,000,000(1)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                  MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset

 PROPERTY TYPE:              Class A Office(9)

 LOCATION:                   Chicago, Illinois

 YEAR BUILT:                 1987

 YEAR RENOVATED:             2000 - 2005

 SQUARE FEET:                1,457,470

 OCCUPANCY:                  67.9%

 OCCUPANCY DATE:             June 1, 2005

 OWNERSHIP INTEREST:         Fee

 PROPERTY MANAGEMENT:        MB Real Estate Services LLC, a
                             third-party property manager

 U/W NCF:                    $16,149,105(10)

 U/W NCF DSCR:               1.26x(11)

 APPRAISED VALUE:            $370,000,000(12)

 APPRAISAL AS OF DATE:       May 3, 2005

 CUT-OFF DATE LTV RATIO:     59.5%(13)

 MATURITY LTV RATIO:         59.5%(13)
-------------------------------------------------------------------------------

(1)   The 500 West Madison Street Mortgage Loan is part of the 500 West Madison
      Street Avenue Loan Combination that also includes the 500 West Madison
      Street Non-Trust Loan in the cut-off date principal amount of $25,000,000.

(2)   NAP means not applicable.

(3)   The Weighted Average Mortgage Interest Rate set forth above is the weighted average rate of the entire 500 West Madison Street Mortgage Loan
      Combination. The rate on the 500 West Madison Street Mortgage Loan may be different, and possibly lower, than that weighted average rate.

(4)   At closing, the 500 West Madison Street Borrower deposited $27,269,029
      ($25,000,000 for the rollover reserve and $2,269,029 for unfunded tenant obligations) into a leasing reserve account for the payment or reimbursement of leasing commissions and tenant improvement costs. The
      500 West Madison Street Borrower is required to deposit all lease termination payments of $50,000 or more into the leasing reserve account.
      Each such termination payment shall be returned to the 500 West Madison
      Street Borrower upon the re-leasing of the related space subject to, in the case of leases of "Threshold Space" (as defined below), the debt service coverage ratio equaling or exceeding 1.05x. Any disbursements from the leasing account for tenant improvements or leasing commissions with respect to the related space shall be deducted from the termination payment prior to its release to the 500 West Madison Street Borrower.
      "Threshold Space" is defined as 40,000 rentable square feet until such time as at least of 88% of the 500 West Madison Street Mortgaged Property
      is leased by rent paying tenants conducting normal business operations, and thereafter 75,000 rentable square feet.

(5)   At closing, the 500 West Madison Street Borrower deposited $5,000,000 into a debt service reserve account that will be used to cover any debt service shortfalls caused by either a reduction in rent or as a result of
      Citicorp North America, Inc.. terminating any portion of their space.
      Provided no event of default shall have occurred and be continuing, if on or after January 1, 2008 or any two consecutive quarterly test dates, the debt service coverage ratio equals or exceeds 1.05x, the borrower may require the lender to transfer all available funds in the debt service reserve account to the leasing reserve account. After January 1, 2008, the 500 West Madison Street Borrower may require a transfer of funds from the debt service reserve account to the leasing reserve account in an amount equal to $5,000,000 less the aggregate reduction in Citicorp North
      America, Inc.'s base rent over the 60-month period commencing in January
      2008.

(6)   Upon the occurrence and continuance of an event of default, the 500 West
      Madison Street Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months.

(7)   Upon the occurrence and continuance of an event of default, the 500 West
      Madison Street Borrower is required to make monthly escrow deposits in the amount of $30,372 into a replacement reserve account for the payment or reimbursement of the costs of replacements.

(8)   See "--Lockbox" below.

(9)   The 500 West Madison Street Mortgaged Property includes a parking garage with approximately 55 parking spaces.

(10)  Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow of the 500
      West Madison Street Mortgaged Property is projected to be $25,900,520 based on assumed lease up of currently vacant space at the appraiser's estimate of fair market rent and other lease up assumptions.

                                      S-92

(11)  The U/W DSCR based on in-place U/W Net Cash Flow (described in footnote
      10 above) is based solely on the 500 West Madison Street Mortgage Loan and does not take into account the 500 West Madison Street Non-Trust
      Loan. Based on the projected U/W Net Cash Flow for the 500 West Madison
      Street Mortgaged Property of $25,900,520, the 500 West Madison Street
      Mortgage Loan has an U/W NCF DSCR of 2.03x. The U/W DSCR based on in-place U/W Net Cash Flow for the entire 500 West Madison Street Loan
      Combination is 1.13x. Based on the projected U/W Net Cash Flow for the
      500 West Madison Street Mortgaged Property of $25,900,520, the 500 West
      Madison Street Loan Combination has an U/W NCF DSCR of 1.82x (taking into account the 500 West Madison Street Non-Trust Loan and treating the 500
      West Madison Street Loan Combination as a single underlying mortgage loan).

(12)  The appraised value, upon stabilized occupancy, as of May 1, 2007 is
      $430,000,000.

(13)  The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the 500 West Madison Street Mortgage Loan and do not take into account the 500 West Madison Street Non-Trust Loan. The Cut-off Date LTV Ratio
      and the Maturity LTV Ratio of the entire 500 West Madison Street Loan
      Combination are each 66.2% (taking into account the 500 West Madison
      Street Non-Trust Loan and treating the 500 West Madison Street Loan
      Combination as a single underlying mortgage loan).



-----------------------------------------------------------------------------------------------------------------------------------
                                                  MAJOR TENANT INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
                                         APPROXIMATE     % TOTAL          % TOTAL          RENT                        LEASE
               TENANT(1)                 SQUARE FEET   SQUARE FEET   BASE REVENUES(2)     PSF(3)    RATINGS(4)    EXPIRATION DATE
-----------------------------------------------------------------------------------------------------------------------------------
Citicorp North America, Inc. ..........    233,314         16.0%            21.2%      $ 22.33        AA-/AA+        12/31/2012(5)

GSA ...................................     76,209          5.2             11.0       $ 35.44          NR            6/25/2006(6)

SSA Global Technologies, Inc. .........     75,781          5.2              4.3       $ 14.07          NR            3/31/2016(7)

Bowne & Co.(8) ........................     72,513          5.0              6.4       $ 21.85         B+/NR          1/31/2017(7)

Bollinger, Ruberry & Garvey ...........     61,521          4.2              3.9       $ 15.61          NR           12/31/2015
                                           -------         ----             ----
TOTAL .................................    519,338         35.6%            46.8%
                                           =======         ====             ====
-----------------------------------------------------------------------------------------------------------------------------------


(1)   The five major tenants are ranked by approximate square feet.

(2)   The percentages of total base revenues are based on in-place underwritten base rental revenues, giving full credit for any rent abatements.

(3)   Reflects the average in-place base rent.

(4)   Credit ratings are by S&P and Fitch, respectively, and may reflect parent company rating (even though the parent company may have no obligations under the related lease) if tenant company is not rated. NR means not rated.

(5)   Citicorp North America, Inc., has two, 5-year renewal options at 95% of the then fair market rent. Tenant has a one-time option to terminate all or part of the lease on December 31, 2007 with 12 months prior notice.
      Citicorp North America, Inc. subleases approximately 82,418 square feet to six firms.

(6)   The GSA (U.S. General Services Administration) space consists of three leases for space occupied by three government agencies, the Department of
      Justice with 12,697 square feet expiring June 30, 2006, the Small
      Business Administration with 27,746 square feet all of which expires
      April 30, 2006, except for 1,765 square feet expiring May 31, 2006, and the Equal Employment Opportunity Commission with 35,766 square feet expiring June 25, 2006. The GSA leases include the right to terminate the
      Equal Employment Opportunity Commission and Department of Justice leases after July 26, 2008 upon 120 days and 270 days notice respectively. In addition, there may be other circumstances under which a government agency tenant may, without penalty, terminate its lease, which circumstances may include the cessation of such agency's operations.

(7)   The SSA Global Technologies, Inc., and Bowne & Co. leases each provide for one, 5-year renewal option.

(8)   Bowne & Co. subleases 35,861 square feet of its space to its subsidiary
      Williams Lea. Bowne & Co. can terminate its space on January 31, 2012.
      Bowne & Co. also has an option to reduce their leased space up to 14,500 square feet on the fifth anniversary of their lease (January 31, 2007).



------------------------------------------------------------------------------------------------------------------
                                           LEASE EXPIRATION INFORMATION
------------------------------------------------------------------------------------------------------------------
                                                                       APPROXIMATE                     CUMULATIVE
                       APPROXIMATE         AS %         CUMULATIVE       EXPIRING        AS % OF          % OF
                         EXPIRING        OF TOTAL       % OF TOTAL         BASE         TOTAL BASE     TOTAL BASE
        YEAR           SQUARE FEET     SQUARE FEET     SQUARE FEET     REVENUES(1)     REVENUES(1)     REVENUES(1)
------------------------------------------------------------------------------------------------------------------

        2005                5,650           0.4%            0.4%       $   162,366          0.7%            0.7%

        2006               89,636           6.2             6.5%         3,071,286         12.5            13.1%

        2007               54,589           3.7            10.3%         2,079,223          8.4            21.6%

        2008               88,568           6.1            16.4%         2,854,920         11.6            33.2%

        2009               18,881           1.3            17.7%           614,367          2.5            35.7%

        2010               24,882           1.7            19.4%           559,311          2.3            37.9%

        2011                  253           0.0            19.4%            73,000          0.3            38.2%

        2012              238,766          16.4            35.8%         5,321,939         21.6            59.8%

        2013               32,977           2.3            38.0%           730,020          3.0            62.8%

        2014               99,758           6.8            44.9%         2,245,516          9.1            71.9%

  2015 and beyond         335,758          23.0            67.9%         6,913,454         28.1           100.0%

       Vacant             467,752          32.1           100.0%                --           --
                          -------         -----                        -----------        -----
       TOTAL            1,457,470         100.0%                       $24,625,403        100.0%
                        =========         =====                        ===========        =====
------------------------------------------------------------------------------------------------------------------


(1)  Based on in-place underwritten base rental revenues.

                                      S-93

     The Borrower and Sponsor. The 500 West Madison Street Borrower is UST-GEPT
Joint Venture, L.P., an Illinois limited partnership, is indirectly owned by a partnership comprised of affiliates of GE Pension Trust and Estein & Associates
USA Ltd. GE Pension Trust, whose affiliate is the managing general partner of the 500 West Madison Street Borrower, is advised by GE Asset Management, a wholly-owned subsidiary of General Electric. GE Asset Management and its predecessors have been investing in real estate on behalf of GE Pension Trust since 1953 and since 1989 have served as an investment advisor on behalf of other institutional investors by way of a series of limited partnerships. GE
Asset Management today manages $6 billion in real estate worldwide. Estein &
Associates USA Ltd., which recently indirectly purchased its 50% interest in the 500 West Madison Street Borrower, is based in Orlando, Florida, and is a
U.S.-based equity investment arm of German investor and syndicator, Lothar
Estein. In 1978, Lothar Estein and his partners began investing in the U.S.

     The Mortgage Loan. The 500 West Madison Street Mortgage Loan was
originated on June 3, 2005, and has a cut-off date balance of $220,000,000. The
500 West Madison Street Mortgage Loan is one of two (2) mortgage loans, collectively referred to as the "500 West Madison Street Loan Combination,"
both of which are obligations of the 500 West Madison Street Borrower, are secured by the 500 West Madison Street Mortgaged Property and are
cross-defaulted with each other. The 500 West Madison Street Loan Combination is comprised of: (a) the 500 West Madison Street Mortgage Loan; and (b) the 500
West Madison Street Non-Trust Loan in the principal amount of $25,000,000, which will not be included in the trust. The 500 West Madison Street Non-Trust
Loan is, during the continuance of certain material uncured events of default with respect to the 500 West Madison Street Mortgage Loan, subordinate in right of payment to the 500 West Madison Street Mortgage Loan. The respective rights of the holders of the 500 West Madison Street Mortgage Loan and the 500 West
Madison Street Non-Trust Loan will be governed by the 500 West Madison Street
Co-Lender Agreement, which is described under "--Loan Combinations--The 500
West Madison Street Mortgage Loan--Co-Lender Agreement" below.

     The 500 West Madison Street Mortgage Loan (as well as the 500 West Madison
Street Non-Trust Loan) is a ten-year balloon loan with a stated maturity date of June 11, 2015. The 500 West Madison Street Loan Combination will accrue interest on an Actual/360 Basis. In the absence of a default, the 500 West
Madison Street Mortgage Loan will accrue interest at a fixed rate of   % per
annum and the 500 West Madison Street Non-Trust Loan will accrue interest at a
fixed rate of   % per annum. On the eleventh day of each month during the term of the 500 West Madison Street Mortgage Loan, the 500 West Madison Street
Borrower is required to make interest-only payments on the 500 West Madison
Street Mortgage Loan. The principal balance of the 500 West Madison Street
Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

     The 500 West Madison Street Borrower is prohibited from voluntarily prepaying the 500 West Madison Street Mortgage Loan, in whole or in part, prior to two years following the Issue Date. From and after the date that is two years following the Issue Date, provided no event of default exists at the time, the 500 West Madison Street Borrower is permitted to prepay the entire
500 West Madison Street Loan Combination, in whole only, accompanied by a yield maintenance payment as provided in the 500 West Madison Street Loan documents.
From and after December 11, 2014, the 500 West Madison Street Borrower may
prepay the entire 500 West Madison Street Loan Combination, in whole only, without payment of any prepayment consideration.

     The 500 West Madison Street Borrower may, provided no event of default exists at the time, defease the entire 500 West Madison Street Loan
Combination, in whole only, at any time after the date that is two years following the Issue Date, and by doing so obtain the release of the 500 West
Madison Street Mortgaged Property. A defeasance will be effected by the 500
West Madison Street Borrower's pledging substitute collateral that consists of non-callable fixed rate obligations that are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, which produce payments that replicate the payment obligations of the 500 West
Madison Street Borrower under the 500 West Madison Street Mortgage Loan and the
500 West Madison Street Non-Trust Loan and that are sufficient to pay off such loans in their entirety on December 11, 2014. The 500 West Madison Street
Borrower's right to defease such loans is subject to, among other things, S&P and Fitch confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series
2005-C5 certificates by such rating agency.

     The Mortgaged Property. The 500 West Madison Street Mortgage Loan (as well as the 500 West Madison Street Non-Trust Loan) is secured by a first priority mortgage lien on the fee simple interest of the 500 West Madison Street
Borrower in the 500 West Madison Street Mortgaged Property located in Chicago,
Illinois. The 500 West Madison Street Mortgaged Property is a 40-story Class A office building that is located in Chicago's West Loop area and is connected to the Ogilvie Transportation Center. Built in 1987, 500 West Madison Street
contains approximately 1,457,470 square feet of net rentable area including concourse-level retail and food court space. The building also includes an executive parking garage with approximately 55 parking spaces. 500 West Madison
Street is leased to a diverse mix of tenants with the lead tenant

                                      S-94

Citicorp North America, Inc. (a subsidiary of Citigroup which is rated AA-/AA+
by S&P and Fitch, respectively) with 233,314 square feet (16.0% of total space). Other major tenants include, the GSA with 76,209 square feet (5.2% of total space), SSA Global Technologies, Inc. with 75,781 square feet (5.2% of total space) and Bowne & Co. with 72,513 square feet (5.0% of total space).
Occupancy at the 500 West Madison Street Mortgaged Property, based on square footage leased, was 67.9% as of June 1, 2005.

     The 500 West Madison Street Mortgaged Property is known in the local market as the Citicorp Center. Pursuant to the Citicorp North America, Inc.
lease, Citicorp North America, Inc. has the right to name the building on the property so long as it or its affiliate occupy at least 150,000 rentable square feet of the building.

     Lockbox. The 500 West Madison Street Borrower is required to cause all rents to be deposited into a segregated lockbox account under the control of the lender, provided that if no event of default exists, all funds on deposit in the lockbox account will be swept on each business day to an account controlled and maintained by the 500 West Madison Street Borrower. If an event of default occurs, the funds on deposit in the lockbox account will instead be swept to a cash collateral account under the sole control of the mortgagee, and the mortgagee is permitted to apply such amounts to the payment of the debt in any order in its sole discretion.

     Terrorism Coverage. The 500 West Madison Street Borrower is required, in accordance with the 500 West Madison Street Loan documents, to maintain insurance against acts of terrorism, provided such insurance is available at a cost not in excess of a designated "terrorism cost cap" for each year of the loan term. The terrorism cost cap is $400,000, adjusted annually after the fifth year of the loan term based on changes in a designated consumer price index for the month of April 2009. Insurance against acts of terrorism is defined as insurance that does not include an exclusion for, or that affirmatively insures against, acts of terrorism (including bio-terrorism, if commercially available), provided, however, that while TRIA is in effect, insurance against terrorism shall mean insurance against an "Act of Terrorism"
as such term is defined in Section 102(1) of the TRIA."

                                      S-95

-------------------------------------------------------------------------------
             IV. THE COURTYARD BY MARRIOTT PORTFOLIO MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
 CUT-OFF DATE PRINCIPAL BALANCE:       $177,900,000(1)

 LOAN PER ROOM:                        $50,545(2)

 % OF INITIAL MORTGAGE POOL BALANCE:   7.5%

 SHADOW RATING (S&P/FITCH):            A-/A-(3)

 LOAN PURPOSE:                         Acquisition

 MORTGAGE INTEREST RATE:               5.6903889% per annum(4)

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   May 11, 2005

 WEIGHTED AVERAGE
  AMORTIZATION TERM:                   24.5 years(5)

 ANTICIPATED REPAYMENT DATE:           NAP(6)

 HYPERAMORTIZATION:                    NAP(6)

 MATURITY DATE:                        April 11, 2015

 MATURITY BALANCE:                     $148,909,816

 BORROWER:                             Courtyard II Associates, L.P.

 SPONSORS:                             Marriott International, Inc.; Host
                                       Marriott, L.P.; Sarofim Realty Advisors,
                                       Limited Partnership

 PREPAYMENT/DEFEASANCE:                Defeasance permitted beginning from
                                       the earlier of (i) three years from
                                       origination and (ii) two years after the
                                       latest securitization of any mortgage
                                       loan in the Courtyard by Marriott Loan
                                       Combination. Prepayment without
                                       penalty permitted three months prior
                                       to scheduled maturity date.

 UP-FRONT RESERVES:                    Required Repairs Reserve(7)
                                       FF&E Reserve(7)

 ONGOING RESERVES:                     Tax and Insurance Reserve(8)
                                       FF&E Reserve (9)
                                       Ground Rent Reserve (10)

 LOCKBOX:                              Hard/Hotel(11)

 B NOTE:                               $ 30,000,000(1)

 MEZZANINE DEBT:                       $128,942,755 and additional permitted(12)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                    MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:       Portfolio(13)

 PROPERTY TYPE:                Hotel

 LOCATION:                     29 states(13)

 YEAR BUILT:                   1985-1990

 YEAR RENOVATED:               2003-2005

 NUMBER OF ROOMS:              9,443(13)

 WEIGHTED AVERAGE OCCUPANCY:   70.3%(14)

 OCCUPANCY DATE:               June 17, 2005(14)

 OWNERSHIP INTEREST:           Fee/Leasehold

 PROPERTY MANAGEMENT:          Courtyard Management Corporation,
                               an affiliate of the Borrower

 WEIGHTED AVERAGE ADR:         $98.6315)

 WEIGHTED AVERAGE REVPAR:      $69.56(16)

 U/W NCF:                      $61,131,383(17)

 U/W NCF DSCR:                 1.67x(18)

 APPRAISED VALUE:              $856,500,000(19)

 APPRAISAL AS OF DATE:         December 2004 - January 2005

 CUT-OFF DATE LTV RATIO:       55.7%(20)

 MATURITY LTV RATIO:           46.6%(20)
-------------------------------------------------------------------------------

(1)   The Courtyard by Marriott Portfolio Mortgage Loan is one of four (4)
      mortgage loans comprising the Courtyard by Marriott Portfolio Loan
      Combination that includes: (a) the Courtyard by Marriott Portfolio
      Mortgage Loan; (b) the Courtyard by Marriott Portfolio Note A1 Non-Trust
      Loan, with an aggregate cut-off date principal balance of $164,200,000;
      (c) the Courtyard by Marriott Portfolio Note A3 Non-Trust Loan, with a cut-off date principal balance of $177,900,000; and (d) the Courtyard by
      Marriott Portfolio Note B Non-Trust Loan, with a cut-off date principal balance of $30,000,000. The Courtyard by Marriott Portfolio Note A1
      Non-Trust Loan is comprised of two (2) loan components with differing payment priorities, referred to in this prospectus supplement as (i) the
      Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component,
      with a cut-off date principal balance of $121,500,000, which is, at all times, pari passu in right of payment with the Courtyard by Marriott
      Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio Note A3
      Non-Trust Loan, and (ii) the Courtyard by Marriott Portfolio Note A1
      Junior Non-Trust Loan Component, with a cut-off date principal balance of
      $42,700,000, which is, during the continuance of certain material uncured events of default with respect to the Courtyard by Marriott Portfolio
      Loan Combination, subordinate in right of payment to the Courtyard by
      Marriott Portfolio Mortgage Loan, the Courtyard by Marriott Portfolio
      Note A1 Senior Non-Trust Loan Component and the Courtyard by Marriott
      Portfolio Note A3 Non-Trust Loan. The Courtyard by Marriott Portfolio
      Note A3 Non-Trust Loan is, at all times, pari passu in right of payment with the Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard
      by Marriott Portfolio Note A1 Senior Non-Trust Loan Component. The
      Courtyard by Marriott Portfolio Note B Non-Trust Loan is, following and during the continuance of certain material uncured events of default with respect to the Courtyard by Marriott Portfolio Loan Combination,
      subordinate in right of payment to the Courtyard by Marriott Portfolio
      Mortgage Loan, the entire Courtyard by Marriott Portfolio Note A1
      Non-Trust Loan and the Courtyard by Marriott Portfolio Note A3 Non-Trust
      Loan. The Cut-off Date Principal Balance in the table above is based on the Courtyard by Marriott Portfolio Mortgage Loan only. As of the cut-off date, the aggregate principal balance of the entire Courtyard by Marriott
      Portfolio Loan Combination is $550,000,000.

(2)   Based on a loan amount comprised of the entire Courtyard by Marriott
      Portfolio Loan Combination (as described in footnote (1) above) excluding the Courtyard by Marriott Portfolio Junior Non-Trust Loan Component and
      the Courtyard by Marriott Note B Non-Trust Loan.

(3)   Reserved

(4)   The mortgage interest rate set forth above is for the Courtyard by
      Marriott Portfolio Mortgage Loan, the Courtyard by Marriott Portfolio
      Note A1 Senior Non-Trust Loan Component and the Courtyard by Marriott
      Portfolio Note A3 Non-Trust Loan. The mortgage interest rate for the
      Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan Component
      is 5.77399%, and the mortgage interest rate for the Courtyard by Marriott
      Portfolio Note B Non-Trust Loan is 6.1601%.

(5)   Payments of interest only are required through and including the payment date in April 2008, following which monthly debt service payments of principal and interest are required. The weighted average amortization term is weighted based on allocated loan amounts of the Courtyard by
      Marriott Portfolio Mortgaged Properties. Those allocated loan amounts are based on a 25-year amortization schedule, except that the allocated loan amount

                                      S-96

      for the Courtyard by Marriott Mortgaged Property located in Fresno is based on a 10.5-year amortization schedule, and the Courtyard by Marriott
      Mortgaged Property located in Poughkeepsie is based on a 13-year amortization schedule.

(6)   NAP means not applicable.

(7)   At closing, the Courtyard by Marriott Portfolio Borrower deposited
      $764,161 into a required repairs account to be used to pay for certain immediate repairs required to be performed at certain of the Courtyard by
      Marriott Portfolio Mortgaged Properties and deposited $10,282,033 into an
      FF&E reserve account.

(8)   The Courtyard by Marriott Portfolio Borrower is required on each monthly payment date to make deposits to a tax and insurance reserve account, except that so long as an affiliate of Marriott International, Inc. is the property manager, the Courtyard by Marriott Portfolio Borrower participates in Marriott International, Inc.'s insurance programs, and such programs otherwise meet the requirements of the related loan documents, the monthly escrow payment will not be required. As of the cut-off date, these conditions have been met, and the Courtyard by
      Marriott Portfolio Borrower is currently not required to make monthly insurance escrow payments.

(9)   The Courtyard by Marriott Portfolio Borrower is required on each monthly payment date to make deposits to a furniture, fixture and equipment
      ("FF&E") replacement reserve with the property manager (an affiliate of
      Marriott International, Inc.) equal to 5.0% of the total gross revenues of the Courtyard by Marriott Portfolio Mortgaged Properties.

(10)  The Courtyard by Marriott Portfolio Borrower is required on each monthly payment date to make deposits to a ground rent reserve account. Ground rent reserve deposits are not required if Marriott International, Inc., or an affiliate of Marriott International, Inc. is the property manager of the Courtyard by Marriott Portfolio Mortgaged Properties, and the
      property manager is paying all ground rent expenses on behalf of the
      Courtyard by Marriott Portfolio Borrower. As of the cut-off date,
      Marriott International, Inc. or an affiliate of Marriott International,
      Inc. is the property manager and is paying all ground rent expenses on behalf of the Courtyard by Marriott Portfolio Borrower.

(11)  See "--Lockbox" below.

(12)  See "--Mezzanine Financing" below.

(13)  Portfolio of 64 hotel properties with aggregate of 9,443 rooms located in
      29 states: California, Illinois, Florida, Alabama, New York, Maryland,
      Connecticut, Georgia, Missouri, Arizona, Michigan, Colorado, Virginia,
      Texas, New Jersey, Tennessee, Ohio, North Carolina, Pennsylvania, Kansas,
      Arkansas, Washington, Indiana, Kentucky, Oklahoma, Minnesota, Oregon,
      Massachusetts and South Carolina. An additional six hotel properties secure the Courtyard by Marriott Portfolio Mortgage Loan, which properties may be released at any time without payment of a release price or prepayment consideration. Those six properties have not been assigned allocated loan amounts or any value in the underwriting of the Courtyard by Marriott Portfolio Mortgage Loan.

(14)  Occupancy is the weighted average occupancy of the Courtyard by Marriott
      Portfolio Mortgaged Properties for the trailing 12 months through June
      17, 2005, weighted based on allocated loan amount per property.

(15)  ADR is the weighted average daily rate based on average daily rate for each of the Courtyard by Marriott Portfolio Mortgaged Properties for the
      12 months ending June 17, 2005, weighted based on allocated loan amount per property.

(16)  RevPAR is the weighted average revenue per available room based on revenue per available room for each of the Courtyard by Marriott
      Portfolio Mortgaged Properties for the 12 months ending June 17, 2005, weighted based on allocated loan amount per property.

(17)  Reflects in-place U/W Net Cash Flow of the Courtyard by Marriott
      Portfolio Mortgaged Properties. The U/W Net Cash Flow of the Courtyard by
      Marriott Portfolio Mortgaged Properties is projected to be $78,630,728 based on assumed increase in the weighted average occupancy, ADR and
      RevPAR of the Courtyard by Marriott Portfolio Mortgaged Properties.

(18)  The U/W DSCR, based on in-place U/W Net Cash Flow (described in footnote
      (17) above) is calculated taking into account the Courtyard by Marriott
      Portfolio Mortgage Loan, the Courtyard by Marriott Portfolio Note A1
      Senior Non-Trust Loan Component and the Courtyard by Marriott Portfolio
      Note A3 Non-Trust Loan (excluding the Courtyard by Marriott Portfolio
      Note A1 Junior Non-Trust Loan Component and the Courtyard by Marriott
      Portfolio Note B Non-Trust Loan). The U/W DSCR based on in-place U/W Net
      Cash Flow taking into account the entire Courtyard by Marriott Portfolio
      Loan Combination would be 1.42x. Based on the projected U/W Net Cash Flow for the Courtyard by Marriott Portfolio Mortgaged Properties (as
      described in footnote (17) above), the U/W DSCR, taking into account the
      Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
      Portfolio Note A1 Senior Non-Trust Loan Component and the Courtyard by
      Marriott Portfolio Note A3 Non-Trust Loan (excluding the Courtyard by
      Marriott Portfolio Note A1 Junior Non-Trust Loan Component and the
      Courtyard by Marriott Portfolio Note B Non-Trust Loan), would be 2.15x, and the U/W DSCR for the entire Courtyard by Marriott Portfolio Loan
      Combination would be 1.86x.

(19)  Aggregate of appraised values for the Courtyard by Marriott Portfolio
      Mortgaged Properties.

(20)  The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the
      Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
      Portfolio Note A1 Senior Non-Trust Loan Component and the Courtyard by
      Marriott Portfolio Note A3 Non-Trust Loan (excluding the Courtyard by
      Marriott Portfolio Note A1 Junior Non-Trust Loan Component and the
      Courtyard by Marriott Portfolio Note B Non-Trust Loan). The Cut-off Date
      LTV Ratio and the Maturity LTV Ratio based on the entire Courtyard by
      Marriott Portfolio Loan Combination would be 64.2% and 53.8%.

The Borrower and Sponsor. Courtyard II Associates, L.P., a Delaware limited partnership (the "Courtyard by Marriott Portfolio Borrower"), is a single purpose, bankruptcy-remote entity that owns no material assets other that the
Courtyard by Marriott Portfolio Mortgaged Properties and related interests. The
Courtyard by Marriott Portfolio Borrower is sponsored by Marriott
International, Inc., Host Marriott, L.P., and Sarofim Realty Advisors, each a
Delaware limited partnership, together with certain affiliates of the foregoing entities (such entities, together with such affiliates, collectively, the
"Courtyard by Marriott Portfolio Sponsor").

The Mortgage Loan. The Courtyard by Marriott Portfolio Mortgage Loan was
originated on March 29, 2005, and has a cut-off date principal balance of
$177,900,000. The Courtyard by Marriott Portfolio Mortgage Loan is one of four
(4) mortgage loans, collectively referred to as the "Courtyard by Marriott
Portfolio Loan Combination," that are all secured by the Courtyard by Marriott
Portfolio Mortgaged Properties. The Courtyard by Marriott Portfolio Loan
Combination consists of: (i) the Courtyard by Marriott Portfolio Mortgage Loan;
(ii) the Courtyard by Marriott Portfolio Note A1 Non-Trust Loan (which is evidenced by the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
Component and the Courtyard by Marriott Portfolio Subordinate Loan Component);
(iii) the Courtyard by Marriott Portfolio Note A3 Non-Trust Loan; and

                                      S-97

(iv) the Courtyard by Marriott Portfolio Note B Non-Trust Loan. All of the
mortgage loans in the Courtyard by Marriott Portfolio Loan Combination are
obligations of the Courtyard by Marriott Portfolio Borrower, are secured by the
Courtyard by Marriott Portfolio Mortgaged Properties and are cross-defaulted with each other. The Courtyard by Marriott Portfolio Note A1 Non-Trust Loan and
the Courtyard by Marriott Portfolio Note A3 Non-Trust Loan are together referred to in this prospectus supplement as the "Courtyard by Marriott
Portfolio Pari Passu Non-Trust Loans." The two (2) Courtyard by Marriott
Portfolio Pari Passu Non-Trust Loans and the Courtyard by Marriott Portfolio
Note B Non-Trust Loan are collectively referred to in this prospectus supplement as the "Courtyard by Marriott Portfolio Non-Trust Loans." The
respective rights of the holders of the Courtyard by Marriott Portfolio
Mortgage Loan and the Courtyard by Marriott Portfolio Non-Trust Loans will be governed by the Courtyard by Marriott Portfolio Co-Lender Agreement, which is described under "--Loan Combinations--The Courtyard by Marriott Portfolio
Mortgage Loan--Co-Lender Agreement" below.

The Courtyard by Marriott Portfolio Mortgage Loan (as well as the Courtyard by
Marriott Portfolio Non-Trust Loans) is a ten-year balloon loan with a stated
maturity date of April 11, 2015. The Courtyard by Marriott Portfolio Mortgage
Loan (as well as the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust
Loan Component and the Courtyard by Marriott Portfolio Note A3 Non-Trust Loan)
accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.6903889% per annum. The Courtyard by Marriott Portfolio Note A1
Junior Non-Trust Loan Component accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.77399% per annum. The Courtyard by Marriott Portfolio Note B Non-Trust Loan accrues interest on an Actual/360
Basis at an interest rate, in the absence of default, of 6.1601% per annum.
Payments of interest only are required through and including the payment date in April 2008. Following the payment date in April 2008, on the eleventh day of each month to but excluding the stated maturity date, the Courtyard by Marriott
Portfolio Borrower is required to make constant monthly debt service payments of $3,527,901 (based on a 24.5-year amortization schedule) on the Courtyard by
Marriott Portfolio Loan Combination. The principal balance of the Courtyard by
Marriott Portfolio Mortgage Loan (as well as the Courtyard by Marriott
Portfolio Non-Trust Loans), plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The Courtyard by Marriott Portfolio Borrower is prohibited from voluntarily prepaying the Courtyard by Marriott Portfolio Mortgage Loan in whole or in part prior to January 11, 2015. From and after January 11, 2015, the Courtyard by
Marriott Portfolio Borrower may prepay the Courtyard by Marriott Portfolio
Mortgage Loan, in whole or in part, without payment of any prepayment consideration, provided that (a) the Courtyard by Marriott Portfolio Borrower provides the lender with 20 days prior written notice, and (b) if the date on which such prepayment is received by the lender is not a regularly-scheduled payment date, the Courtyard by Marriott Portfolio Borrower shall pay to the lender, in addition to any other amounts due to the lender, interest on the portion of the outstanding principal balance of the Courtyard by Marriott
Portfolio Mortgage Loan subject to such prepayment through the end of the interest period in which such prepayment occurs.

The Courtyard by Marriott Portfolio Borrower may defease the Courtyard by
Marriott Portfolio Mortgage Loan, in whole or in part, on any payment date after the expiration of the earlier of (i) three years from loan origination and (ii) two years following the latest securitization of any mortgage loan comprising the Courtyard by Marriott Portfolio Loan Combination, and by doing so obtain the release of all or some of the Courtyard by Marriott Portfolio
Mortgaged Properties. A defeasance of any portion of the loan will be effected by the Courtyard by Marriott Portfolio Borrower's pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Courtyard by Marriott Portfolio Borrower under the Courtyard by Marriott
Portfolio Mortgage Loan and are sufficient to pay, on January 11, 2015, the portion of the Courtyard by Marriott Portfolio Mortgage Loan being defeased.
The Courtyard by Marriott Portfolio Borrower's right to defease any portion of the Courtyard by Marriott Portfolio Mortgage Loan is subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2005-C5 certificates by such rating agency. As a condition to the defeasance of the entire Courtyard by Marriott Portfolio Mortgage Loan, the
Courtyard by Marriott Portfolio Borrower must simultaneously defease in full the Courtyard by Marriott Portfolio Non-Trust Loans.

The Mortgaged Properties. The Courtyard by Marriott Portfolio Mortgage Loan is
secured by a first priority mortgage lien on (a) the respective fee simple interest of the Courtyard by Marriott Portfolio Borrower in eight Courtyard by
Marriott Portfolio Mortgaged Properties, and (b) the respective leasehold interest of the Courtyard by Marriott Portfolio Borrower in 56 Courtyard by
Marriott Portfolio Mortgaged Properties, as described under "--Ground Leases"
below. The Courtyard by Marriott Portfolio Mortgage Loan is based on allocated loan amounts attributable to the 64 hotels that constitute the Courtyard by
Marriott Portfolio Mortgaged Properties.

The Courtyard by Marriott Portfolio Mortgaged Properties consist of 64 select-service hotels containing approximately 9,443 rooms. These hotels are located in 29 states across the United States with concentrations in
California, Illinois and Florida.

                                      S-98

All Courtyard by Marriott Portfolio Mortgaged Properties are flagged "Courtyard by Marriott," a brand name of Marriott International, Inc. The typical amenities provided by Courtyard by Marriott Hotels comprise: restaurant and lounge, meeting space, central courtyard, swimming pool and exercise room,
24-hour access to food, and high speed internet access. Many of the Courtyard by Marriott Portfolio Mortgaged Properties will undergo renovation under
Marriott's ongoing renovation program, referred to herein as the "Courtyard by
Marriott Portfolio Reinvention Program," which is being instituted for all
Courtyard by Marriott branded hotels. The scope of a full Courtyard by Marriott
Portfolio Reinvention Program includes a redesigned and upgraded guestroom package, redesigned lobbies and new amenities, and functional features designed to appeal to the business traveler. The cost of a full Courtyard by Marriott
Portfolio Reinvention Program for each Courtyard by Marriott Portfolio
Mortgaged Property is approximately $12,500 per key. Six of the Courtyard by
Marriott Portfolio Mortgaged Properties have completed the Courtyard by
Marriott Portfolio Reinvention Program as of early 2005, 26 hotels will partially undergo the Courtyard by Marriott Portfolio Reinvention Program (case goods only) in 2005 or 2006, and the remaining 32 hotels will undergo a full
Courtyard by Marriott Portfolio Reinvention Program in 2005 or early 2006.

Certain characteristics of the Courtyard by Marriott Portfolio Mortgaged
Properties, organized by location of the subject Courtyard by Marriott
Portfolio Mortgaged Properties, are identified in the table below:



------------------------------------------------------------------------------------------------------------------------------------
                                  THE COURTYARD BY MARRIOTT PORTFOLIO MORTGAGED PROPERTIES(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                      WEIGHTED
                                                       AVERAGE      WEIGHTED     WEIGHTED     WEIGHTED
                                   # OF       # OF       AGE         AVERAGE      AVERAGE     AVERAGE      APPRAISED     ALLOCATED
LOCATION                        PROPERTIES   ROOMS   (YEARS)(2)   OCCUPANCY(3)    ADR(4)     REVPAR(5)       VALUE      LOAN AMOUNT
------------------------------ ------------ ------- ------------ ------------- ------------ ----------- ------------- --------------

California ...........              8        1,182         17        71.4%       $103.65      $73.76     $116,300,000   $ 23,786,667
Illinois .............              7        1,015         19        68.3        $ 91.36      $62.34       99,800,000     21,359,056
Florida ..............              5          741         17        70.8        $112.79      $79.86       75,500,000     15,759,890
Alabama ..............              3          442         19        66.7        $ 94.82      $63.38       42,600,000      9,142,694
New York .............              2          294         18        73.7        $120.33      $88.89       42,000,000      8,594,524
Connecticut ..........              2          294         16        77.1        $108.83      $84.24       34,900,000      7,517,761
Maryland .............              2          295         16        74.8        $108.50      $81.21       35,500,000      7,400,296
Missouri .............              2          303         17        69.4        $ 95.34      $66.10       32,900,000      7,028,324
Georgia ..............              3          435         19        66.2        $ 92.16      $61.09       33,000,000      7,008,746
Michigan .............              2          295         17        68.3        $101.89      $69.43       30,700,000      6,401,844
Arizona ..............              3          444         17        70.8        $ 87.00      $61.02       31,700,000      5,786,736
Colorado .............              2          304         17        64.5        $ 94.88      $61.14       30,100,000      5,557,124
Virginia .............              2          299         17        76.5        $ 89.28      $68.54       26,200,000      5,501,278
Texas ................              3          447         16        68.3        $ 87.59      $60.08       23,500,000      4,778,917
Tennessee ............              2          290         17        71.3        $ 84.92      $60.16       20,900,000      4,561,558
New Jersey ...........              1          146         17        81.0        $117.09      $94.87       21,300,000      4,326,628
Ohio .................              2          295         17        66.4        $ 85.26      $56.65       19,100,000      4,072,121
North Carolina .......              2          298         17        68.4        $ 82.88      $56.65       16,900,000      3,445,640
Pennsylvania .........              1          149         17        72.6        $114.70      $83.26       16,300,000      3,386,908
Kansas ...............              1          149         17        66.5        $ 97.62      $64.90       14,600,000      3,171,556
Arkansas .............              1          149         17        71.9        $ 85.71      $61.62       13,000,000      2,799,583
Oklahoma .............              1          149         17        71.5        $ 80.16      $57.33       12,700,000      2,760,428
Indiana ..............              1          146         18        71.5        $ 87.62      $62.62       12,700,000      2,721,273
Kentucky .............              1          146         17        65.2        $ 91.43      $59.59       12,700,000      2,682,118
Washington ...........              1          149         16        71.5        $100.52      $71.84       13,000,000      2,623,386
Minnesota ............              1          146         17        68.7        $ 92.91      $63.79       10,300,000      2,094,793
Oregon ...............              1          149         16        60.4        $ 76.90      $46.44        7,300,000      1,311,358
Massachusetts ........              1          146         17        54.4        $ 91.95      $50.06        5,700,000      1,163,719
South Carolina .......              1          146         17        68.2          72.98       49.80        5,300,000      1,155,073
                         ------------   ----------   --------      ------        -------      ------     ------------   ------------
TOTAL/WEIGHTED AVERAGE             64        9,443         17        70.3%       $ 98.63      $69.56     $856,500,000   $177,900,000
                         ============   ==========   ========      =======       =======      ======     ============   ============
------------------------------------------------------------------------------------------------------------------------------------


(1)   Ranked by the aggregate allocated loan amount per state.

(2)   Weighted average age for each state based on the average age of each property in the specified state and weighted based on the allocated loan amount for that property.

(3)   Weighted average occupancy for each state based on average occupancy per property in the specified state for the 12-month period ending June 17,
      2005, and weighted based on the allocated loan amount for that property.

(4)   Weighted average daily rate ("ADR") for each state based on average ADR per property in the specified state for the 12-month period ending June
      17, 2005, and weighted based on the allocated loan amount for that property.

(5)   Weighted average revenue per available room ("RevPAR") for each state based on average RevPAR per property in the specified state for the
      12-month period ending June 17, 2005, and weighted based on the allocated loan amount for that property.

                                      S-99

Releases. The Courtyard by Marriott Portfolio Mortgaged Properties may be
released from the lien of the related mortgage if the Courtyard by Marriott
Portfolio Borrower elects to defease the entire Courtyard by Marriott Portfolio
Mortgage Loan (together with the Courtyard by Marriott Portfolio Pari Passu
Non-Trust Loans) or elects, on or after January 11, 2015, to prepay the entire
Courtyard by Marriott Portfolio Mortgage Loan, as described under "--The
Mortgage Loan" above. If the Courtyard by Marriott Portfolio Borrower has elected to defease a portion of the Courtyard by Marriott Portfolio Mortgage
Loan (together with the Courtyard by Marriott Portfolio Pari Passu Non-Trust
Loans) or, on or after January 11, 2015, prepay a portion of the Courtyard by
Marriott Portfolio Mortgage Loan (together with the Courtyard by Marriott
Portfolio Pari Passu Non-Trust Loans), then the Courtyard by Marriott Portfolio
Borrower may obtain the release of an individual Courtyard by Marriott
Portfolio Mortgaged Property, provided the principal balance of the defeased notes or the amount of such prepayment shall equal 110% of the allocated loan amount for the individual Courtyard by Marriott Portfolio Mortgaged Property
proposed to be released, the DSCR for the remaining Courtyard by Marriott
Portfolio Mortgaged Properties for the trailing 12 month period immediately prior to such release shall be equal to or greater than the DSCR on the closing date of the Courtyard by Marriott Portfolio Loan Combination and the loan to value ratio for the remaining properties shall be less than the loan to value ratio on the closing date of the Courtyard by Marriott Portfolio Loan
Combination.

Lockbox. The Courtyard by Marriott Portfolio Borrower and the property manager are required to cause all revenues from the Courtyard by Marriott Portfolio
Mortgaged Properties to be deposited directly into a lockbox account in which lender has a perfected security interest. Thereafter, provided that the property manager is an affiliate of Marriott International, Inc. and Marriott
International, Inc. is rated "investment grade" by the applicable rating agencies, all funds in the lockbox account will be transferred each business day from the lockbox account to the property manager's account (which is an account in which lender does not have a perfected security interest) and will be used to pay, pursuant to the management agreement operating expenses incurred in connection with the operation of the Courtyard by Marriott
Portfolio Mortgaged Properties, debt service and other amounts due to the lender and otherwise as set forth in the management agreement and the loan documents. In the event that while the manager of the Courtyard by Marriott
Portfolio Mortgaged Properties is an affiliate of Marriott International, Inc.
and Marriott International, Inc. is not rated "investment grade", all funds in the lockbox account shall not be transferred to the property manager's account but instead shall be disbursed from the lockbox account in the following priority: first, to the property manager for operating expenses; next, to amounts due to lender including deposits to reserve accounts required under the relevant loan documents and debt service and finally as set forth in the management agreement. In the event that the property manager is not an affiliate of Marriott International, Inc. (unless a rating agency confirmation has been obtained with respect to the application of the funds in the lockbox account as set forth above), and provided that an event of default shall not have occurred and be continuing, all available funds in the lockbox account be disbursed in the following priority: (a) to the tax and insurance reserve account for the payment of taxes and insurance; (b) to the ground lease escrow account in the amount of ground lease rent due on the next payment date; (c) to the debt service reserve account in the amount of debt service due on the next payment date and for any other amounts then due and payable under the loan documents; (d) if the manager is not an affiliate of Marriott International,
Inc., as directed by manager, or, if the management agreement was cancelled, as directed by the Courtyard by Marriott Portfolio Borrower. Upon the occurrence and during the continuance of an event of default under the loan documents, the
Courtyard by Marriott Portfolio Borrower shall have no further rights to receive any amounts from the lockbox account, directly or indirectly, and the
Courtyard by Marriott Portfolio Borrower has assigned to, and the property manager has acknowledged such assignment, all amounts otherwise payable to the
Courtyard by Marriott Portfolio Borrower under and from the lockbox account.

Terrorism Coverage. The Courtyard by Marriott Portfolio Borrower is required to obtain and maintain terrorism insurance, to the extent available at commercially reasonable terms, as is customarily carried by operators of similar facilities, with regard to the comprehensive all-risk, business income, boiler and machinery and, during times of construction, general liability insurance.

Ground Leases. The Courtyard by Marriott Portfolio Mortgage Loan is secured by the Courtyard by Marriott Portfolio Borrower's respective leasehold interest in
56 Courtyard by Marriott Portfolio Mortgaged Properties. A memorandum of each ground lease and any amendments thereto or assignments thereof have been recorded in the applicable recorder's office. Forty-nine (49) of the subject ground leases, with an aggregate annual rent for 2005 of $9,987,446, are currently leased from an affiliate of Marriott International, Inc., under leases which expire on December 31, 2068 (the "Courtyard by Marriott Portfolio
Affiliate Ground Leases"). The other seven of the subject ground leases, with an aggregate annual rent for 2005 of $1,710,773, are currently leased from separate third parties under leases which have a final expiry, including all renewal options, of December 29, 2033; December 29, 2063; June 14, 2068;
December 28, 2038; December 30, 2063; June 30, 2024; and, January 3, 2050,
respectively.

                                     S-100

The annual rental for each of the Courtyard by Marriott Portfolio Affiliate
Ground Leases is the greater of a minimum rental rate or a stated percentage of gross revenue, such percentage with a current range from 4.0% to 8.0%. Each year, the annual minimum rental for each of the Courtyard by Marriott Portfolio
Affiliate Ground Leases will be increased by the greater of (i) the product of the existing annual minimum rental and 80% of the percentage increase in the
Consumer Price Index ("CPI") over the three prior fiscal years or (ii) 75% of the average annual rental for the prior three fiscal years. Notwithstanding anything to the contrary, the annual minimum rental per fiscal year will never decrease. Annual rental for the seven Courtyard by Marriott Portfolio Mortgaged
Properties secured by ground leases with third party ground lessors are as follows. Rent under the Courtyard by Marriott Poughkeepsie ground lease shall be the greater of (i) $110,000 per fiscal year or (ii) 3.5% of gross revenues.
Rent under the Courtyard by Marriott Norwalk ground lease will be increased every five years by the greater of (i) 15.0% of the then prevailing rental rate or (ii) the product of the annual rental then in effect and 60.0% of the increase in the CPI during the preceding five years. Rent under the Courtyard by Marriott Tampa--Westshore ground lease shall by increased by 5.0% every ten years during the lease term. Rent under the Courtyard by Marriott
Philadelphia--Devon ground lease shall be the greater of $240,000 or (ii) 4.25%
of gross revenues. Rent under the Courtyard by Marriott San Jose--Cupertino ground lease shall be the greater of (i) the product of the annual rental then in effect and 75.0% of the increase in the CPI during the preceding five years or (ii) 6.0% of gross revenues. Rent under the Courtyard by Marriott Fresno ground lease shall be the greater of (i) the then current annual rental increased by 3.0% or (ii) 6.0% of gross revenues. Rent under the Courtyard by
Marriott Charlotte--South Park ground lease shall be the greater of (i)
$352,051 per year or (ii) 6.0% of gross revenues.

Mezzanine Financing. CBM Mezzanine Borrower Limited Partnership, a Delaware
limited partnership, an owner of indirect interests in the Courtyard by
Marriott Portfolio Borrower, is the borrower under a mezzanine loan from
Marriott International, Inc., in the principal amount of $128,942,755, secured by one or more pledges of direct or indirect interests in the Courtyard by
Marriott Portfolio Borrower, as well as by direct or indirect interests in an affiliated owner of a separate portfolio of Courtyard by Marriott hotels. The proceeds of such loan shall be applied to (a) pay the cost of the alterations to the Courtyard by Marriott Portfolio Mortgaged Properties (implemented under the Courtyard by Marriott Portfolio Reinvention Program), (b) pay the cost of improvements to certain other properties owned by Courtyard by Marriott Limited
Partnership (an affiliate of the Courtyard by Marriott Portfolio Borrower), (c)
fund or pay for the redemption, purchase or other acquisition of certain interests in CBM Joint Venture Limited Partnership, owned by Host Marriott,
L.P., a Delaware limited partnership, and/or its affiliates and any costs or expenses relating thereto and (d) such other purposes approved by the lender in writing. The Courtyard by Marriott Portfolio Mezzanine Loan accrues interest at a floating rate and is secured by one or more pledges of direct or indirect interests in the Courtyard by Marriott Portfolio Borrower (the "Courtyard by
Marriott Portfolio Mezzanine Collateral"). The Courtyard by Marriott Portfolio
Mezzanine Loan matures on the earlier to occur of May 10, 2012 or the termination of the management agreement with respect to the Courtyard by
Marriott Portfolio Mortgaged Property.

The Courtyard by Marriott Portfolio Mortgage Loan lender and the Courtyard by
Marriott Portfolio Mezzanine Loan lender entered into an intercreditor agreement (the "Courtyard by Marriott Portfolio Mezzanine Intercreditor
Agreement"), that sets forth the relative priorities between the Courtyard by
Marriott Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio
Mezzanine Loan, and provides, among other things:

   o The Courtyard by Marriott Portfolio Mezzanine Loan lender may not foreclose on the Courtyard by Marriott Portfolio Mezzanine Collateral
     unless Courtyard by Marriott Portfolio Mezzanine Loan lender has first obtained written confirmation from the rating agencies that such transfer will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2005-C5 certificates, or certain other conditions are satisfied, including that any transferee must generally be an institutional investor that meets specified tests as of the date of transfer, the Courtyard by Marriott
     Portfolio Mortgaged Property will be managed by a property manager meeting the criteria set forth in the related mortgage loan documents, and an acceptable non-consolidation opinion has been delivered.

   o The Courtyard by Marriott Portfolio Mezzanine Loan is generally subordinate to the Courtyard by Marriott Portfolio Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the Courtyard by Marriott
     Portfolio Mortgage Loan and the scheduled maturity date of the Courtyard by Marriott Portfolio Mortgage Loan has not occurred, the Courtyard by
     Marriott Portfolio Mezzanine Loan lender may accept payments due and payable from time to time under the related mezzanine loan documents.

   o In certain circumstances, the Courtyard by Marriott Portfolio Mezzanine
     Loan lender will have the right, subject to

                                     S-101

     the terms of the Courtyard by Marriott Portfolio Mezzanine Intercreditor
     Agreement, to select a replacement manager for the Courtyard by Marriott
     Portfolio Mortgaged Property; provided, however, that if any event has occurred under the Courtyard by Marriott Portfolio Mortgage Loan documents which would permit the Courtyard by Marriott Portfolio Mortgage Loan lender to select the manager for the Courtyard by Marriott Portfolio
     Mortgaged Property, the Courtyard by Marriott Portfolio Mortgage Loan
     lender will have the sole right to select such manager.

   o The Courtyard by Marriott Portfolio Mezzanine Loan lender has the right to receive notice of any event of default under the Courtyard by Marriott
     Portfolio Mortgage Loan and the right to cure any monetary default within a period ending five business days after the receipt of such notice;
     provided, that the Courtyard by Marriott Portfolio Mezzanine Loan lender will not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless the mezzanine lender has commenced and is continuing to diligently pursue its rights against the Courtyard by Marriott Portfolio Mezzanine
     Collateral. In addition, if the default is of a non-monetary nature, the
     Courtyard by Marriott Portfolio Mezzanine Loan lender will have the same period of time as the Courtyard by Marriott Portfolio Borrower to cure such non-monetary default under the Courtyard by Marriott Portfolio
     Mortgage Loan documents; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period then, subject to certain conditions, the Courtyard by Marriott Portfolio
     Mezzanine Loan lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default.

   o If the Courtyard by Marriott Portfolio Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the Courtyard by Marriott Portfolio
     Mortgage Loan has been commenced, then the Courtyard by Marriott Portfolio
     Mezzanine Loan lender has the right to purchase the Courtyard by Marriott
     Portfolio Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, any protective advances made by the mortgagee and any interest on any advances, and all costs and expenses actually incurred by the mortgage lender in enforcing the terms of the related documents
     (provided that no liquidation fee to any servicer or special servicer for any related securitization trust will be due if the Courtyard by Marriott
     Portfolio Mortgage Loan is purchased prior to the date 60 days after the
     Courtyard by Marriott Portfolio Mortgage Loan becomes a specially serviced mortgage loan). The purchase option will expire upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the
     Courtyard by Marriott Portfolio Mortgage Loan or the Courtyard by Marriott
     Portfolio Mortgaged Property.

   o The Courtyard by Marriott Portfolio Mezzanine Loan documents generally may be modified without the Courtyard by Marriott Portfolio Mortgage Loan lender's consent, except that certain provisions may not be modified without the Courtyard by Marriott Portfolio Mortgage Loan lender's consent, including, without limitation, a material increase in any monetary obligations of the Courtyard by Marriott Portfolio Mezzanine
     Borrower. Notwithstanding the foregoing, upon the occurrence of an event of default under the Courtyard by Marriott Portfolio Mezzanine Loan documents, the Courtyard by Marriott Portfolio Mezzanine Loan lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the Courtyard by Marriott Portfolio Mezzanine Loan in a manner that increases the interest rate under which the Courtyard by Marriott
     Portfolio Mezzanine Loan accrues (but not the interest rate that is payable by the related mezzanine borrower under the Courtyard by Marriott
     Portfolio Mezzanine Loan).

   o In the event and for so long as, and at any time that, the Courtyard by
     Marriott Portfolio Mezzanine Loan lender is a person who either owns more than 49% of the direct or indirect interests in the Courtyard by Marriott
     Portfolio Borrower or controls, directly or indirectly, the Courtyard by
     Marriott Portfolio Borrower, the Courtyard by Marriott Portfolio Mezzanine
     Loan lender will not be entitled to (i) any rights or remedies against the
     Courtyard by Marriott Portfolio Mortgage Loan lender for breach of certain representations or warranties set forth in the Courtyard by Marriott
     Portfolio Mezzanine Intercreditor Agreement, (ii) notice of defaults,
     (iii) opportunity to cure or purchase the Courtyard by Marriott Portfolio
     Mortgage Loan, (iv) modify its loan documents, (v) consent to the modification of the Courtyard by Marriott Portfolio Mortgage Loan or (vi)
     exercise rights of consultation with the Courtyard by Marriott Portfolio
     Mortgage Loan lender.

Further, the Courtyard by Marriott Portfolio Sponsor has a one-time right to obtain a loan secured by a pledge of the direct or indirect ownership interests in CBM Mezzanine Borrower Limited Partnership, owned by the Courtyard by
Marriott Portfolio Sponsor, provided that certain conditions are met, including the following: (a) no event of default shall have

                                     S-102

occurred and remain uncured on such date; (b) the Courtyard by Marriott
Portfolio Borrower remains a special purpose bankruptcy remote entity in compliance with the related loan documents; (c) in the case of an additional mezzanine loan with a floating interest rate, the borrower thereunder must be obligated to purchase an interest rate cap at the initial funding of the additional mezzanine loan at a fixed strike price such that if the additional mezzanine loan is deemed to bear interest at the cap rate, the anticipated mezzanine DSCR during the applicable period after giving effect to the permitted mezzanine debt will be no less than 1.20x at all times, and in the case of an additional mezzanine loan with a fixed interest rate, that the borrower thereunder must provide evidence at the initial funding of the additional mezzanine loan that the anticipated mezzanine DSCR will be no less than 1.20x at all times; (d) the lender must be a qualified institutional lender, as described in the related loan documents; (v) if requested by the lender, the Courtyard by Marriott Portfolio Borrower must execute amendments to the Courtyard by Marriott Portfolio Mortgage Loan documents reasonably requested by the lender, (vi) the lender and the additional mezzanine lender must execute an intercreditor agreement in form and substance reasonably satisfactory to the lender, the additional mezzanine lender and the rating agencies; (vii) the Courtyard by Marriott Portfolio Borrower must reimburse (or cause to be reimbursed) the lender for all reasonable out-of-pocket expenses incurred by the lender (including the reasonable fees and expenses of the rating agencies in connection with the additional mezzanine loan); (viii) the proceeds of the additional mezzanine loan shall be used for improvements to the
Courtyard by Marriott Portfolio Mortgaged Properties and/or to the properties owned by Courtyard by Marriott Limited Partnership or shall be invested as capital investments in the Courtyard by Marriott Portfolio Borrower or in
Courtyard by Marriott Limited Partnership; and (ix) the rating agencies must have delivered a rating agency confirmation in connection with the additional mezzanine loan.

Substitutions. In the event of a casualty or condemnation at a Courtyard by
Marriott Portfolio Mortgaged Property, if the Courtyard by Marriott Portfolio
Borrower cannot or elects not to satisfy the conditions set forth in the
Courtyard by Marriott Portfolio Mortgage Loan documents in connection with a restoration costing in excess of the restoration threshold amount set forth in such loan documents, the Courtyard by Marriott Portfolio Borrower, at its
option, may substitute a substitute property for the Courtyard by Marriott
Portfolio Mortgaged Property at which such casualty or condemnation has occurred. The Courtyard by Marriott Portfolio Borrower's right to substitute a
Courtyard by Marriott Portfolio Mortgaged Property is subject to the condition that the sum of (a) the allocated loan amount of such substitute Courtyard by
Marriott Portfolio Mortgaged Property and (b) the aggregate of the allocated loan amounts of all other Courtyard by Marriott Portfolio Mortgaged Properties which are or were a substitute property, does not constitute more than 10% of the original outstanding principal amount of the Courtyard by Marriott
Portfolio Mortgage Loan. No substitution may occur after the occurrence and during the continuance of an event of default. To qualify as a substitute
Courtyard by Marriott Portfolio Mortgaged Property, the property proposed to be a substitute Courtyard by Marriott Portfolio Mortgaged Property must, at the time of substitution: (i) be a property as to which the Courtyard by Marriott
Portfolio Borrower will hold indefeasible fee or leasehold title free and clear of any lien or other encumbrance except for permitted encumbrances; (ii) be free and clear of hazardous substances, except for nominal amounts of any such substances commonly incorporated in or used in the operation of properties similar to the Courtyard by Marriott Portfolio Mortgaged Properties (in either case in compliance in all material respects with all environmental laws), all as set forth in an environmental report delivered to the lender; (iii) be in substantially the same repair and condition as the replaced property was on the closing date of the Courtyard by Marriott Portfolio Loan Combination or, in the
event that the replaced property was itself a substitute Courtyard by Marriott
Portfolio Mortgaged Property, on the date that such Courtyard by Marriott
Portfolio Mortgaged Property became subject to the Courtyard by Marriott
Portfolio Mortgage Loan, all as set forth in a physical conditions report delivered to the lender; (iv) be in compliance, in all material respects, with legal requirements; (v) as evidenced by an appraisal performed at the Courtyard by Marriott Portfolio Borrower's expense and delivered to the lender, have a fair market value no less than the greater of (y) the fair market value of the replaced Courtyard by Marriott Portfolio Mortgaged Property on the closing date of the Courtyard by Marriott Portfolio Loan Combination and (z) the fair market value of the replaced Courtyard by Marriott Portfolio Mortgaged Property immediately prior to the substitution; (vi) be used as a "Courtyard by
Marriott" and comply with the then applicable system standards of the
"Courtyard by Marriott" brand; and (vii) be subject to the management agreement
(described under "--Management Agreement" below).

Management Agreement. Pursuant to a management agreement dated March 29, 2005, between the Courtyard by Marriott Portfolio Borrower and Courtyard Management
Corporation (the "Courtyard by Marriott Portfolio Manager") ("Courtyard
Management Agreement"), each of the properties is operated as a "Courtyard by
Marriott" and managed, on behalf of the Courtyard by Marriott Portfolio
Borrower, by the Courtyard by Marriott Portfolio Manager. The Courtyard
Management Agreement has an initial term of 20 years and will expire on March
29, 2025. The Courtyard Management Agreement is automatically renewed for two successive periods of 10 years each, provided that the Courtyard by Marriott
Portfolio Manager has the option to terminate the Courtyard Management
Agreement by not less than 300 days notice prior to March

                                     S-103

29, 2035, as applicable. The Courtyard by Marriott Portfolio Manager may also elect to terminate the Courtyard Management Agreement as to any individual property that fails to meet the operational, physical and technological standards of comparable hotels in the "Courtyard by Marriott" standard. The operation of the hotels is under the exclusive supervision and control of the
Courtyard by Marriott Portfolio Manager, which is responsible for the proper and efficient operation of the Courtyard by Marriott Portfolio Mortgaged
Properties. Subject to the terms of the Courtyard Management Agreement, the
Courtyard by Marriott Portfolio Manager has discretion and control, free from interference, interruption or disturbance, in all matters relating to management and operation of the Courtyard by Marriott Portfolio Mortgaged
Properties.

The Courtyard by Marriott Portfolio Manager is entitled to a base management fee of 6% of gross revenues and an incentive management fee which is based, in part, on the financial performance of the Courtyard by Marriott Portfolio
Mortgaged Properties.

The Courtyard Management Agreement provides that both the Courtyard by Marriott
Portfolio Borrower and the Courtyard by Marriott Portfolio Manager have the option, upon the occurrence of certain events more specifically set forth in the Courtyard Management Agreement, to terminate the Courtyard Management
Agreement.

Pursuant to a separate agreement between the lender and the Courtyard by
Marriott Portfolio Manager, the lender has agreed not to terminate the
Courtyard Management Agreement following an exercise of remedies under the
Courtyard by Marriott Portfolio Mortgage Loan documents, provided that (a) the
Courtyard by Marriott Portfolio Borrower did not have the right to terminate the Courtyard Management Agreement pursuant to the Courtyard Management
Agreement and (b) following such exercise of remedies by the lender under the
Courtyard by Marriott Portfolio Mortgage Loan documents, the Courtyard
Management Agreement will continue as a direct agreement between the Courtyard by Marriott Portfolio Manager and the lender.

                                     S-104

-------------------------------------------------------------------------------
                  V. THE U-STORE-IT PORTFOLIO IV MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                 $80,000,000

 LOAN PER UNIT(4):                     $54

 % OF INITIAL MORTGAGE POOL BALANCE:   3.4%

 SHADOW RATING (S&P/MOODY'S):          NAP(1)

 LOAN PURPOSE:                         Refinance

 MORTGAGE INTEREST RATE:               5.1300% per annum

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   September 11, 2005

 AMORTIZATION TERM:                    30 years(2)

 ANTICIPATED REPAYMENT DATE:           NAP(1)

 HYPERAMORTIZATION:                    NAP(1)

 MATURITY DATE:                        August 11, 2012

 MATURITY BALANCE:                     $73,936,023

 BORROWER:                             YSI VI LLC

 SPONSOR:                              U-Store-It Trust

 DEFEASANCE/PREPAYMENT:                Defeasance permitted beginning two
                                       years after securitization. Prepayment
                                       without penalty permitted three months
                                       prior to maturity date.

 UP-FRONT RESERVES:                    Required Repairs Reserve(3)

 ONGOING RESERVES:                     Tax and Insurance Reserve(4)
                                       CapEx/Replacement Reserve(5)
                                       Leasing Reserve(6)

 LOCKBOX:                              Springing(8)

 OTHER DEBT:                           NAP(1)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                     MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Portfolio(9)

 PROPERTY TYPE:            Self-Storage

 LOCATION:                 8 states(9)

 YEAR BUILT:               1955-2003

 YEAR RENOVATED:           1997-2001, 2003 (only some properties)

 SQUARE FEET:              1,469,753(10)

 OCCUPANCY:                86.9%(11)

 OCCUPANCY DATE:           April 30, 2005(11)

 OWNERSHIP INTEREST:       Fee

 PROPERTY MANAGEMENT:      YSI Management LLC, an affiliate of the
                           Borrower

 U/W NCF:                  $8,384,665(12)

 U/W NCF DSCR:             1.60x(13)

 APPRAISED VALUE:          $118,600,000(14)

 APPRAISAL AS OF DATE:     June-August 2005

 CUT-OFF DATE LTV RATIO:   67.5%

 MATURITY LTV RATIO:       62.3%
-------------------------------------------------------------------------------

(1)   NAP means not applicable.

(2)   Payments of interest only are required through and including the payment date in August 2007.

(3)   The U-Store-It Portfolio IV Borrower deposited $443,279 into a required repairs account, to be used to pay for certain immediate repairs required to be performed at certain of the U-Store-It Portfolio IV Mortgaged
      Properties.

(4)   The U-Store-It Portfolio IV Borrower is required on each monthly payment date to make deposits to a tax and insurance reserve account, except that after such time as the U-Store-It Portfolio IV Borrower provides evidence of a blanket insurance policy covering the U-Store-It Portfolio IV
      Mortgaged Properties, as approved by the mortgagee, the monthly insurance escrow payment will no longer be required. As of the cut-off date, such evidence has been provided.

(5)   The U-Store-It Portfolio IV Borrower is required on each monthly payment date to make a deposit to a replacement reserve account in the amount of
      (a) $18,370 or (b) following the release or substitution of a U-Store-It
      Portfolio IV Mortgaged Property, an amount equal to one-twelfth of (i)
      the aggregate square footage of all improvements at the U-Store-It
      Portfolio IV Mortgaged Properties after giving effect to such release or substitution times (ii) $0.15.

(6)   The U-Store-It Portfolio IV Borrower is required to deposit any lease termination payments it receives into a leasing reserve account, to be used to pay for any tenant improvements, allowances and leasing commissions incurred in connection with the re-leasing of vacant space at the U-Store-It Portfolio IV Mortgaged Properties.

(8)   See "--Lockbox" below.

(9)   Portfolio of 24 self-storage facilities located in California,
      Connecticut, Florida, Illinois, Maryland, Mississippi, Ohio and Tennessee.

(10)  Aggregate of self-storage square footage represents an aggregate of approximately 13,158 units.

(11)  Weighted average as of April 30, 2005, weighted by allocated loan amount per property.

(12)  Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow of the
      U-Store-It Portfolio IV Mortgaged Properties is projected to be
      $8,695,543 based on assumed increase in the weighted average occupancy and lower management fee of the U-Store-It Portfolio IV Mortgaged
      Properties.

(13)  Based on in-place U/W Net Cash Flow. Based on the projected U/W Net Cash
      Flow for the U-Store-It Portfolio IV Mortgaged Properties of $8,695,543
      (as described in footnote (12) above), the U-Store-It Portfolio IV
      Mortgage Loan has an U/W NCF DSCR of 1.66x.

(14)  Aggregate of appraised values for 24 properties.

     The Borrower and Sponsor. The U-Store-It Portfolio IV Borrower is YSI VI
LLC, a Delaware limited liability company. The U-Store-It Portfolio IV Borrower is a single member limited liability company owned by U-Store-It, L.P., a
Delaware limited partnership, which is 96.9% owned by the U-Store-It Trust, a publicly-traded Maryland real estate investment trust listed on the NYSE under the symbol "YSI", and the general partner of such limited partnership, and 3.1%
owned by various limited partners. U-Store-It Trust is the successor to the
Amsdell Companies, a privately owned real estate company,

                                     S-105

headquartered near Cleveland, Ohio, that has focused primarily on the acquisition, repositioning and management of self-storage facilities over the last 30 years. The Amsdell Companies has become a major participant in the self-storage business since its founding in 1928. Prior to the formation of the
U-Store-It Trust, the Amsdell Companies owned and managed approximately 155 properties in 18 states. At completion of the U-Store-It Trust offering on
October 27, 2004, U-Store-It Trust owned and managed approximately 202 properties located in 21 states, comprising over 112,000 units, and an aggregate of approximately 13.1 million square feet of storage space. The chief executive officer and president of U-Store-It Trust are Robert J. Amsdell and
Steven G. Osgood, respectively. An affiliate of the related mortgage loan seller was the lead manager for the initial public offering with respect to the
U-Store-It Trust, and the related mortgage loan seller and its affiliates have provided financing to the U-Store-It Trust Portfolio IV Borrower or its
affiliates.

     The Mortgage Loan. The U-Store-It Portfolio IV Mortgage Loan was
originated on July 19, 2005 and has a cut-off date principal balance of
$80,000,000. The U-Store-It Portfolio IV Mortgage Loan is a seven-year loan with a stated maturity date of August 11, 2012. The U-Store-It Portfolio IV
Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.13% per annum. On the eleventh day of each month through and including August, 2007, the U-Store-It Portfolio IV Borrower is
required to make interest-only payments on the U-Store-It Portfolio IV Mortgage
Loan. On the eleventh day of each month from and including September 2007, up to but excluding the stated maturity date, the U-Store-It Portfolio IV Borrower is required to make a constant monthly debt service payment on the U-Store-It
Portfolio IV Mortgage Loan equal to $435,836 (based on a 30-year amortization schedule). The remaining principal balance of the U-Store-It Portfolio IV
Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

     The U-Store-It Portfolio IV Borrower is prohibited from voluntarily prepaying the U-Store-It Portfolio IV Mortgage Loan in whole or in part prior to May 11, 2012. From and after May 11, 2012, the U-Store-It Portfolio IV
Borrower may prepay the U-Store-It Portfolio IV Mortgage Loan, in whole or in part, without payment of any prepayment consideration. In connection with any partial prepayment of the U-Store-It Portfolio IV Mortgage Loan, the U-Store-It
Portfolio IV Borrower is not entitled to obtain the release of any of the
U-Store-It Portfolio IV Mortgaged Properties.

     The U-Store-It Portfolio IV Borrower may defease the U-Store-It Portfolio
IV Mortgage Loan, in whole or in part, on any payment date after the expiration of two years following the Issue Date, and by doing so obtain the release of the applicable U-Store-It Portfolio IV Mortgaged Properties. A defeasance will be effected by the U-Store-It Portfolio IV Borrower's pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments (a) in the event of a full defeasance, which replicate the payment obligations of the U-Store-It Portfolio IV Borrower under the U-Store-It Portfolio IV Mortgage Loan and are sufficient to pay off the
U-Store-It Portfolio IV Mortgage Loan in its entirety on May 11, 2012, or (b)
in the event of a partial defeasance, which replicate the payment obligations of the U-Store-It Portfolio IV Borrower under 125% of the portion of the aggregate U-Store-It Portfolio IV Mortgage Loan indebtedness that is allocable to the individual U-Store-It Portfolio IV Mortgaged Property being released and are sufficient to pay off 125% of such portion on May 11, 2012. The U-Store-It
Portfolio IV Borrower's right to defease the U-Store-It Portfolio IV Mortgage
Loan, in whole or in part, is subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series
2005-C5 certificates by such rating agency.

     The Mortgaged Properties. The U-Store-It Portfolio IV Mortgage Loan is
secured by a first priority mortgage lien on the fee simple interests of the
U-Store-It Portfolio IV Borrower in the U-Store-It Portfolio IV Mortgaged
Properties. The U-Store-It Portfolio IV Mortgaged Properties consist of 24 self-storage facilities containing approximately 13,158 units, with an aggregate of approximately 1,469,753 square feet. These facilities are located in eight states across the country. Sixteen of the facilities offer climate-controlled facilities. The 24 facilities were acquired from 1994 through early 2005 by affiliates of the U-Store-It Portfolio IV Borrower, including the Amsdell Companies, the predecessor to the recently formed
U-Store-It Trust.

                                     S-106



-----------------------------------------------------------------------------------------------------------------------------
                                     THE U-STORE-IT PORTFOLIO IV MORTGAGED PROPERTIES(1)
-----------------------------------------------------------------------------------------------------------------------------
                                       APPROXIMATE                   WEIGHTED       WEIGHTED
                           NUMBER OF    NUMBER OF    APPROXIMATE   AVERAGE AGE      AVERAGE        APPRAISED      ALLOCATED
        LOCATION          PROPERTIES      UNITS      SQUARE FEET    (YEARS)(2)   OCCUPANCY (3)       VALUE       LOAN AMOUNT
-----------------------------------------------------------------------------------------------------------------------------
Florida                        5           3,881        355,102         14            91.8%      $ 36,500,000   $24,226,000
Connecticut                    8           3,175        402,683         21            86.5         34,350,000    23,408,000
California                     3           1,724        206,953         11            82.5         16,500,000    11,243,000
Illinois                       3           1,617        176,719         29            82.1         10,900,000     7,257,000
Maryland                       1             851         93,750         15            77.8          8,000,000     5,451,000
Tennessee                      1             718         86,075         39            89.4          4,700,000     3,203,000
Ohio                           2             661         87,020         28            79.4          4,550,000     3,100,000
Mississippi                    1             531         61,451         20            86.1          3,100,000     2,112,000
Total/Weighted Average        24          13,158      1,469,753         19            85.0%      $118,600,000   $80,000,000
-----------------------------------------------------------------------------------------------------------------------------


(1)   Ranked by the aggregate allocated loan amount per state.

(2)   Weighted average age for each state based on the average age of each property in the specified state and weighted by the allocated loan amount for that property.

(3)   Weighted average occupancy for each state based on average occupancy per property in the specified state as of April 30, 2005, and weighted by the allocated loan amount for that property.

     Substitution. The U-Store-It Portfolio IV Borrower is permitted to substitute a property (a "U-Store-It Portfolio IV Substitute Property") for an
individual property included among the U-Store-It Portfolio IV Mortgaged
Properties (a "U-Store-It Portfolio IV Replaced Property") provided that, among other things, the following conditions are satisfied: (a) the allocated loan amount of such U-Store-It Portfolio IV Substitute Property, individually or when aggregated with the allocated loan amounts of all other U-Store-It
Portfolio IV Mortgaged Properties which are or were U-Store-It Portfolio IV
Substitute Properties do not constitute more than one third (33-1/3%) of the original outstanding principal amount of the U-Store-It Portfolio IV Mortgage
Loan; (b) the U-Store-It Portfolio IV Substitute Property has a fair market value no less than the greater of (i) the fair market value of the U-Store-It
Portfolio IV Replaced Property on the closing date of the U-Store-It Portfolio
IV Mortgage Loan or (ii) the fair market value of the U-Store-It Portfolio IV
Replaced Property immediately prior to the substitution; (c) after giving effect to the substitution, the debt service coverage ratio for all of the
U-Store-It Portfolio IV Mortgaged Properties (including the U-Store-It
Portfolio IV Substitute Property but excluding the U-Store-It Portfolio IV
Replaced Property) is at least equal to the debt service coverage for the
U-Store-It Portfolio IV Mortgaged Properties (including the U-Store-It
Portfolio IV Replaced Property but excluding the U-Store-It Portfolio IV
Substitute Property) for the 12 full calendar months immediately preceding the substitution; and (d) S&P and Fitch each confirms that the substitution would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2005-C5 certificates by such rating agency.

     Lockbox. The U-Store-It Portfolio IV Borrower is required to deposit, or cause to be deposited, all gross income from the U-Store-It Portfolio IV
Mortgaged Properties into one or more deposit accounts under the sole control of the mortgagee. On the last business day of each week, each deposit bank will disburse the funds on deposit in such deposit account to the lockbox account established with the lockbox bank. The lockbox bank will allocate (without disbursing) the funds on deposit in the lockbox account in the following order, and on each monthly payment date, the lockbox bank will withdraw all funds on deposit in the lockbox account and disburse such funds in the following order:
first, to the tax and insurance account for the payment of the required monthly tax and insurance escrow; second, to the payment of the monthly debt service with respect to the U-Store-It Portfolio IV Mortgage Loan; third, to the replacement reserve account for the payment of the required monthly deposit for replacement reserves; fourth, to the payment of any other amounts then due and payable with respect to the U-Store-It Portfolio IV Mortgage Loan; fifth, to the payment of the lockbox bank's fees and expenses incurred in connection with the administration and maintenance of the lockbox account; and sixth, provided no event of default then exists, to the U-Store-It Portfolio IV Borrower.
Notwithstanding the foregoing, for so long as no event of default then exists, and provided that there are sufficient sums deposited in the lockbox account to make all required payments due under the U-Store-It Portfolio IV Mortgage Loan on the next succeeding monthly payment date (including all escrows and reserve deposits required above or otherwise required under the U-Store-It Portfolio IV
Mortgage Loan), the mortgagee will instruct each deposit bank to transfer, on the last business day of each week through but excluding the week preceding the next succeeding monthly payment date, all funds on deposit in each such deposit account to an account specified by the U-Store-It Portfolio IV Borrower.

     Terrorism Coverage. The U-Store-It Portfolio IV Borrower is required, in accordance with the related loan documents, to maintain insurance against certain specified acts of terrorism, provided such insurance is available at commercially reasonable rates.

                                     S-107

-------------------------------------------------------------------------------
                   VI. THE 270 CORPORATE CENTER MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                 $74,000,000

 LOAN PER SQUARE FOOT:                 $165

 % OF INITIAL MORTGAGE POOL BALANCE:   3.1%

 LOAN PURPOSE:                         Refinance

 MORTGAGE INTEREST RATE:               5.09%

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   9/11/2005

 AMORTIZATION TERM:                    30(1)

 ANTICIPATED REPAYMENT DATE:           NAP(2)

 HYPERAMORTIZATION:                    NAP(2)

 MATURITY DATE:                         7/11/2015

 MATURITY/ARD BALANCE:                 $67,021,002

 BORROWER:                             (i) BP 270, LLC, 270 B, LLC, and 270 M,
                                       LLC, as tenants in common, and (ii) BP
                                       270 II, LLC, 270 B II, LLC, and 270 M
                                       II, LLC, as tenants in common.

 SPONSOR:                              Mark C. Matan and T. Richard Butera

 DEFEASANCE/PREPAYMENT:                Defeasance permitted beginning two
                                       years after securitization. Prepayment
                                       without penalty permitted 3 months prior
                                       to stated maturity date.

 UP-FRONT RESERVES:                    Tax and Insurance Reserve

 ONGOING RESERVES:                     Tax and Insurance Reserve
                                       Replacement Reserve(3)
                                       Rollover Reserve(4)
                                       Additional Rollover Reserve(5)

 LOCKBOX:                              Hard

 OTHER DEBT:                           None
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                     MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset

 PROPERTY TYPE:            Warehouse/Office

 LOCATION:                 Germantown, MD

 YEAR BUILT:               1986, 1987, 1991, 1995

 YEAR RENOVATED:           NA

 SQUARE FEET:              449,443

 OCCUPANCY:                95.8%

 OCCUPANCY DATE:           5/20/2005

 OWNERSHIP INTEREST:       Fee

 PROPERTY MANAGEMENT:      Matan Property Management, Inc., an
                           affiliate of the Borrower

 U/W NCF:                  $5,755,458

 U/W NCF DSCR:             1.20x

 APPRAISED VALUE:          $93,500,000

 APPRAISAL AS OF DATE:     6/18/2005

 CUT-OFF DATE LTV RATIO:   79.1%

 MATURITY/ARD LTV RATIO:   71.7%
-------------------------------------------------------------------------------

(1)   Payments of interest only from September 11, 2005 through and including
      July 11, 2009.

(2)   NAP means not applicable.

(3)   270 Corporate Center Borrower is required pay to lender, on each monthly payment date throughout the term of the 270 Corporate Center Mortgage
      Loan, an amount equal to one-twelfth of the annual replacement amount, which is initially $89,888.60.

(4)   270 Corporate Center Borrower is required to pay to lender, on each monthly payment date throughout the term of the 270 Corporate Center
      Mortgage Loan, an amount equal to one-twelfth of $612,000.00.

(5)   270 Corporate Center Borrower is required to pay to lender on each monthly payment date, from Excess Cash Flow (as hereinafter defined) the
      Required Rollover Payment (as hereinafter defined), which will be deposited with and held by lender for tenant improvement and leasing commission obligations incurred following the date hereof (the
      "Additional Rollover Escrow Fund"). For purposes hereof, the term
      "Required Rollover Payment" means an amount equal to the sum of (x) the
      Monthly Rollover Payment (as hereinafter defined) plus (y) the Deferred
      Rollover Payment (as hereinafter defined) (to the extent that the same has not been previously applied to the Required Rollover Payment). The term "Monthly Rollover Payment" means an amount equal to one-twelfth of
      $511,600.00. The term "Deferred Rollover Payment" means an amount equal to the aggregate amount of all shortfalls of the Monthly Rollover
      Payments not previously deposited from Excess Cash Flow in accordance with the terms of the related loan documents. For the purposes hereof, the term "Excess Cash Flow" means all cash flow generated by the 270
      Corporate Center Mortgaged Property after deducting 270 Corporate Center
      Borrower's payment of the monthly debt service payment amount, operating expenses and the deposits into the tax and insurance escrow and any other reserves required to be made by the borrower pursuant to the terms of the related loan documents.

                                     S-108



----------------------------------------------------------------------------------------
                                MAJOR TENANT INFORMATION
----------------------------------------------------------------------------------------
                                                           APPROXIMATE       % TOTAL
TENANT(1)                                PROPERTY          SQUARE FEET   SQUARE FEET(2)
----------------------------------------------------------------------------------------

General Services Administration
 (Department of Energy) ....... 20300 Century Boulevard       85,804           19.1%
Science Applications
 International Corporation .... 20201 Century Boulevard       51,137           11.4
Telogy Networks, Inc.
 (DRT Sublease) ............... 20250 Century Boulevard       38,930            8.7
DRT Suite 300, 400A and 220 ... 20250 Century Boulevard       33,155            7.4
Multispectral Solutions ....... 20300 Century Boulevard       26,826            6.0
                                                              ------           ----
TOTAL .........................                              235,852           52.5%
                                                             =======           ====
----------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

                                 % TOTAL BASE                                   LEASE
TENANT(1)                         REVENUES(2)   RENT PSF(3)   RATINGS(4)   EXPIRATION DATE
------------------------------------------------------------------------------------------
General Services Administration
 (Department of Energy) .......       15.8%    $ 16.63            NR         11/30/2009
Science Applications
 International Corporation ....       13.6     $ 24.04           A-/NR       5/31/2007
Telogy Networks, Inc.
 (DRT Sublease) ...............        9.0     $ 20.87            NR         12/31/2009
DRT Suite 300, 400A and 220 ...        8.5     $ 23.13            NR         12/31/2009
Multispectral Solutions .......        6.9     $ 23.32            NR         4/30/2010
                                      ----
TOTAL .........................       53.7%
                                      ====
------------------------------------------------------------------------------------------


(1)  The five largest tenants in the 270 Corporate Center Mortgaged Properties are ranked by approximate square feet.

(2)  The percentages of total base revenues are based on in-place underwritten base rental revenues.

(3)  Reflects underwritten base rent.

(4)  Credit ratings are those by S&P and Fitch, respectively. NR means not rated.



----------------------------------------------------------------------------------------------------------------------
                                             LEASE EXPIRATION INFORMATION
----------------------------------------------------------------------------------------------------------------------
                                                                                                            CUMULATIVE
                        APPROXIMATE                       CUMULATIVE %      APPROXIMATE        AS % OF         % OF
                          EXPIRING      AS % OF TOTAL       OF TOTAL       EXPIRING BASE     TOTAL BASE     TOTAL BASE
        YEAR            SQUARE FEET      SQUARE FEET       SQUARE FEET      REVENUES(1)       REVENUES       REVENUES
----------------------------------------------------------------------------------------------------------------------

        2005               18,576             4.1%              4.1%         $  383,797           4.2%          4.2%
        2006               68,019            15.1              19.3%          1,480,015          16.4          20.6%
        2007               97,691            21.7              41.0%          2,200,162          24.3          44.9%
        2008                9,838             2.2              43.2%            222,386           2.5          47.4%
        2009              188,104            41.9              85.0%          3,664,671          40.5          87.9%
        2010               37,282             8.3              93.3%            858,481           9.5          97.4%
        2011                    0             0.0              93.3%                  0           0.0          97.4%
        2012               10,413             2.3              95.7%            233,261           2.6         100.0%
        2013                    0             0.0              95.7%                  0           0.0         100.0%
        2014                    0             0.0              95.7%                  0           0.0         100.0%
   2015 and beyond            637             0.1              95.8%                  0           0.0         100.0%
       Vacant              18,883             4.2             100.0%                  0           0.0         100.0%
                          -------           -----                            ----------         -----
        TOTAL             449,443           100.0%                           $9,042,774         100.0%
----------------------------------------------------------------------------------------------------------------------


(1)   Based on in-place underwritten base revenues

The Borrowers and Sponsor. The borrowers under the 270 Corporate Center
Mortgage Loan are (i) BP 270, LLC ("BP"), a Maryland limited liability company,
270 B, LLC ("270B"), a Delaware limited liability company, and 270 M, LLC
("270M"), a Maryland limited liability company, as tenants in common, and (ii)
BP 270 II, LLC ("BPII"), a Maryland limited liability company, 270 B II, LLC
("270BII"), a Delaware limited liability company, and 270 M II, LLC ("270MII"), a Maryland limited liability company, as tenants in common (BP, 270B, 270M,
BPII, 270BII and 270MII being collectively referred to herein as the "270
Corporate Center Mortgage Borrower"), each a single-purpose entity. 270B and
270BII are each Delaware single member limited liability companies. The 270
Corporate Center Borrower is sponsored by Mark C. Matan and T. Richard Butera.

The Mortgage Loan. The 270 Corporate Center Mortgage Loan was originated on
July 12, 2005, and has a cut-off date principal balance of $74,000,000. The 270
Corporate Center Mortgage Loan is a nine (9) year, eleven (11) month loan with a stated maturity date of July 11, 2015. The 270 Corporate Center Mortgage Loan
accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.09% per annum. On the eleventh day of each month through and including July 11, 2009, the 270 Corporate Center Mortgage Borrower is required to make interest-only payments on the 270 Corporate Center Mortgage Loan.
Commencing on August 11, 2009 and continuing on each payment date thereafter up to an including the payment date occurring on June 11, 2015, the 270 Corporate
Center Mortgage Borrower is required to make a constant interest and principal payment of $401,328. The remaining principal balance of 270 Corporate Center
Mortgage Loan, plus all accrued and unpaid interest thereon, is due on July 11,
2015, the stated maturity date.

The 270 Corporate Center Borrower is prohibited from voluntarily prepaying the
270 Corporate Center Mortgage Loan in whole or in part prior to April 11, 2015.
After April 11, 2015, the 270 Corporate Center Borrower may prepay the 270
Corporate Center Mortgage Loan, in whole only on any payment date without payment of any prepayment consideration.

The 270 Corporate Center Borrower may defease the entire 270 Corporate Center
Mortgage Loan on any payment date after the expiration of two years following the Issue Date, and by doing so obtain the release of the 270 Corporate Center

                                     S-109

Mortgaged Property. A defeasance will be effected by the 270 Corporate Center
Borrower's pledging substitute collateral that consists of direct, non-callable
United States Treasury obligations that produce payments that replicate the payment obligations of the 270 Corporate Center Borrower under the 270
Corporate Center Mortgage Loan and are sufficient to pay off the 270 Corporate
Center Mortgage Loan in its entirety on the stated maturity date. The 270
Corporate Center Borrower's right to defease the entire 270 Corporate Center
Mortgage Loan is subject to, among other things, the applicable rating agencies confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any securities issued in connection with the securitization which are then outstanding. Partial defeasance is not permitted.

The Mortgaged Properties. The 270 Corporate Center Mortgage Loan is secured by a first priority mortgage lien on the fee simple interests in the 270 Corporate
Center Mortgaged Property. The 270 Corporate Center Mortgaged Property consists of four office buildings with an aggregate of approximately 449,443 square feet of net rentable area located in Germantown, Maryland. The 270 Corporate Center
Borrower reports that it has undertaken various capital improvement programs for several of the properties as part of its on-going program of improving and maintaining the buildings. The two largest properties are 20300 Century Blvd.
and 20250 Century Blvd. Together these buildings total approximately 240,293 square feet (53% of aggregate portfolio square feet) and report occupancy levels, based on square footage leased, of 100% and 100%, respectively. The 270
Corporate Center Mortgaged Property is occupied by more than 35 tenants that represent a diverse range of companies and industries including firms in financial services, insurance, legal, telecommunications and technology. The two largest tenants occupy approximately 136,941 square feet (30% of aggregate portfolio square feet) and represent approximately 29% of the aggregated portfolio's total base rent. The average base rent of the 270 Corporate Center
Mortgaged Property is approximately $21 per square foot. As of May 20, 2005, based on square footage leased, the weighted average occupancy of the 270
Corporate Center Mortgaged Property was 95.8%.

Lockbox. The 270 Corporate Center Borrower is required to deposit, or cause to be deposited, all gross income from the 270 Corporate Center Mortgaged Property into one or more deposit accounts under the sole control of the lender. On the last business day of each week, the deposit bank will disburse the funds on deposit in such deposit account to the lockbox account established with the lockbox bank. The lockbox bank will allocate (without disbursing) the funds on deposit in the lockbox account in the following order, and on each monthly payment date, the lockbox bank will withdraw all funds on deposit in the lockbox account and disburse such funds in the following order: first, to the tax and insurance account for the payment of the required monthly tax and insurance escrow; second, to the payment of the monthly debt service with respect to the 270 Corporate Center Mortgage Loan; third, to the payment of any other amounts due lender under the loan documents; fourth, to the replacement reserve account for the payment of the required monthly deposit for replacement reserves; fifth, to the rollover reserve account for the payment of tenant improvement and leasing commission obligations; sixth, to the operating expense account for the payment of operating expenses for immediately preceding month;
seventh, to the additional rollover reserve account; and eighth, provided no event of default then exists, to the 270 Corporate Center Borrower.

                                     S-110

-------------------------------------------------------------------------------
                      VII. THE MAGNOLIA MALL MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                 $65,935,190

 LOAN PER SQUARE FOOT:                 $117(1)

 % OF INITIAL MORTGAGE POOL BALANCE:   2.8%

 SHADOW RATING (S&P/FITCH):            NAP(2)

 LOAN PURPOSE:                         Refinance

 MORTGAGE INTEREST RATE:               5.330% per annum

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   August 11, 2005

 AMORTIZATION TERM:                    30 years

 ANTICIPATED REPAYMENT DATE:           NAP(2)

 HYPERAMORTIZATION:                    NAP(2)

 MATURITY DATE:                        July 11, 2015

 MATURITY:                             $54,841,661

 BORROWER:                             PR Magnolia LLC

 SPONSORS:                             Pennsylvania Real Estate Investment
                                       Trust

 PREPAYMENT/DEFEASANCE:                Defeasance permitted beginning two
                                       years after securitization. Prepayment
                                       without penalty permitted three months
                                       prior to Maturity Date.

 UP-FRONT RESERVES:                    NAP(2)

 ONGOING RESERVES:                     Tax and Insurance Reserve(3)
                                       Replacement Reserve(4)
                                       TI/LC Reserve(5)

 LOCKBOX:                              Hard(6)

 OTHER DEBT:                           NAP(2)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                       MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:        Single Asset

 PROPERTY TYPE:                 Regional Mall

 LOCATION:                      Florence, South Carolina

 YEAR BUILT:                    1979-2002

 YEAR RENOVATED:                2003

 GROSS SQUARE FEET:             564,824(7)

 COLLATERAL SQUARE FEET:        554,217(8)

 OVERALL OCCUPANCY:             93.9%

 IN-LINE OCCUPANCY:             83.1%

 OCCUPANCY DATE:                May 2, 2005

 OWNERSHIP INTEREST:            Fee

 PROPERTY MANAGEMENT:           PREIT Services LLC, an affiliate of the
                                Borrower

 IN-LINE SALES PSF:             $309(9)

 IN-LINE COST OF OCCUPANCY:     12.2%(9)

 U/W NCF:                       $5,488,672

 U/W NCF DSCR:                  1.24x

 APPRAISED VALUE:               $82,517,000

 APPRAISAL AS OF DATE:          April 8, 2005

 CUT-OFF DATE LTV RATIO:        79.9%

 MATURITY LTV RATIO:            66.5%
-------------------------------------------------------------------------------

(1)   Based on gross leasable area of the entire mall including anchors and outparcel pads and related outparcel improvements which may not be part of the collateral.

(2)   NAP means not applicable.

(3)   The Magnolia Mall Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the real estate taxes and insurance premiums payable during the next ensuing 12 months. Notwithstanding the foregoing, subject to certain minimal escrow requirements, the insurance escrows shall not be required as long as insurance coverage is provided under the Magnolia Mall
      Borrower's blanket insurance policy.

(4)   The Magnolia Mall Borrower is required to make monthly escrow deposits into a replacement reserve account in the amount of $8,260.

(5)   The Magnolia Mall Borrower is required to make monthly escrow deposits into a leasing reserve account in the amount of $23,333, provided that the monthly escrow deposit shall not be required during such times as the balance in the leasing reserve account exceeds $840,000.

(6)   See "--Lockbox" below.

(7)   Reflects gross leasable area of the entire mall including anchors and outparcel pads and related outparcel improvements which may not be part of the collateral.

(8)   The Magnolia Mall Mortgaged Property consists of 343,118 square feet of anchor and junior anchor space, 202,780 square feet of in-line mall space and 8,319 square feet of outparcel pad improvements and pad. Collateral also includes four additional outparcel pads, but not the 10,607 square feet of tenant-owned outparcel improvements.

(9)   In-line sales PSF (per square foot) and in-line cost of occupancy percentage are based on the figures of comparable in-line tenants for the
      12 months ending December 31, 2004.

                                     S-111

-------------------------------------------------------------------------------
               GROSS LEASABLE AREA (GLA) OVERVIEW OF MAGNOLIA MALL
-------------------------------------------------------------------------------
                                     APPROXIMATE        AS %       ANCHOR LEASE
              STORE                  SQUARE FEET       OF GLA       EXPIRATION
-------------------------------------------------------------------------------
Anchors
 Belk Department Store .........       115,793           20.5%      1/31/2011
 JCPenney ......................       104,107           18.4       3/31/2007
 Sears .........................        91,164           16.1      10/16/2009
                                       -------          -----
TOTAL ANCHOR SPACE .............       311,064           55.1
Junior Anchors
 Best Buy ......................        32,054            5.7       1/31/2013
                                       -------          -----
TOTAL JUNIOR ANCHORS ...........        32,054            5.7
In-Line Mall Space .............       202,780           35.9
Outparcels .....................        18,926(1)         3.4
                                       ---------        -----
TOTAL GLA ......................       564,824          100.0%
                                       =========        =====
-------------------------------------------------------------------------------

(1)   Comprised of five outparcel pads owned by the borrower and 8,319 square feet of borrower owned improvements all of which are part of the collateral. Improvements totaling 10,607 square feet on four of the pads are tenant-owned and are not part of the collateral.

-------------------------------------------------------------------------------
                        MAJOR IN-LINE TENANT INFORMATION
-------------------------------------------------------------------------------
                             APPROXIMATE        % OF TOTAL
          TENANT             SQUARE FEET     SQUARE FEET (1)  LEASE EXPIRATION
-------------------------------------------------------------------------------
NY & Co .................        9,682              1.7%        9/30/2005
FootAction USA ..........        9,569              1.7         1/31/2009
Limited Express .........        7,239              1.3         1/31/2012
Charlotte Russe .........        6,348              1.1         7/31/2014
Gap .....................        6,322              1.1         6/30/2006
                                 -----              ---
TOTAL ...................       39,160              6.9%
                                ======              ===
-------------------------------------------------------------------------------

(1)   Percentages of total square feet are based on total gross leasable area of 564,824 square feet.



------------------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION INFORMATION(1)(2)
------------------------------------------------------------------------------------------------------------------------------
                      APPROXIMATE EX-
                          PIRING       AS % OF TOTAL   CUMULATIVE % OF   APPROXIMATE EX-     AS % OF TOTAL       CUMULATIVE %
                      IN-LINE SQUARE      IN-LINE       TOTAL IN-LINE     PIRING IN-LINE   IN-LINE BASE REV-   OF TOTAL IN-LINE
        YEAR               FEET         SQUARE FEET      SQUARE FEET      BASE REVENUES          ENUES          BASE REVENUES
------------------------------------------------------------------------------------------------------------------------------

2005 ...............       17,071            8.4%             8.4%          $  461,963            10.6%              10.6%
2006 ...............       14,985            7.4             15.8              348,726             8.0               18.6
2007 ...............       23,030           11.4             27.2              574,738            13.2               31.8
2008 ...............       10,052            5.0             32.1              284,361             6.5               38.4
2009 ...............       11,832            5.8             38.0              263,772             6.1               44.4
2010 ...............       17,833            8.8             46.8              535,060            12.3               56.7
2011 ...............          216            0.1             46.9               25,000             0.6               57.3
2012 ...............       19,696            9.7             56.6              426,319             9.8               67.1
2013 ...............       32,444           16.0             72.6              979,460            22.5               89.6
2014 ...............       12,187            6.0             78.6              243,580             5.6               95.2
2015 and Beyond ....        9,129            4.5             83.1              207,562             4.8              100.0
Vacant .............       34,305           16.9            100.0                   --              --                 --
                           ------          -----            -----           ----------           -----              -----
TOTAL ..............      202,780          100.0%           100.0%          $4,350,541           100.0%             100.0%
                          =======          =====            =====           ==========           =====              =====
------------------------------------------------------------------------------------------------------------------------------


(1)   Based on borrower certified rent roll dated May 2, 2005.

(2)   Lease expiration schedule is applicable to in-line tenants only.

     The Borrower and Sponsor. The Magnolia Mall Borrower is PR Magnolia LLC, a
Delaware limited liability company. The Magnolia Mall Borrower is ultimately owned and controlled by Pennsylvania Real Estate Investment Trust ("PREIT"), a
fully integrated, self-managed and self-administered real estate investment trust (listed on the NYSE under the symbol "PEI") headquartered in
Philadelphia, Pennsylvania. PREIT has a primary investment focus on retail shopping malls and power and strip centers located in the eastern United
States. The company reports that it owns a retail real estate portfolio of 55 properties located in 12 states, consisting of 38 shopping malls and 13 power strip centers, totaling approximately 33.6 million square feet. PREIT's portfolio also includes four industrial properties.

     The Mortgage Loan. The Magnolia Mall Mortgage Loan was originated on July
11, 2005 and has a cut-off date principal balance of $65,935,190. The Magnolia
Mall Mortgage Loan is a 10-year balloon loan with a stated maturity date of

                                     S-112

July 11, 2015. The Magnolia Mall Mortgage Loan accrues interest on an
Actual/360 Basis at an interest rate, in the absence of default, of 5.330% per annum. On the eleventh day of each month up to, but excluding, the stated
maturity date, the Magnolia Mall Borrower is required to make a constant monthly debt service payment on the Magnolia Mall Mortgage Loan in the amount of $367,731.61 (based on a 30-year amortization schedule). The principal balance of the Magnolia Mall Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

     The Magnolia Mall Borrower is prohibited from voluntarily prepaying the
Magnolia Mall Mortgage Loan, in whole or in part, prior to April 11, 2015. From and after April 11, 2015, the Magnolia Mall Borrower may prepay the Magnolia
Mall Mortgage Loan, in whole only, without payment of any prepayment consideration.

     The Magnolia Mall Borrower may defease the entire Magnolia Mall Mortgage
Loan at any time after two years following the initial issuance of the series
2005-C5 certificates, and by doing so obtain the release of the Magnolia Mall
Mortgaged Property. A defeasance will be effected by the Magnolia Mall
Borrower's pledging substitute collateral that consists of non-callable fixed rate obligations that are "government securities" within the meaning of Section
2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments that replicate the payment obligations of the Magnolia Mall Borrower under the Magnolia Mall Mortgage Loan and are sufficient to pay off the
Magnolia Mall Mortgage Loan in its entirety on the stated maturity date. The
Magnolia Mall Borrower's right to defease the entire Magnolia Mall Mortgage
Loan is subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrading or withdrawal of the ratings then assigned to any class of series 2005-C5 certificates by such rating agency.

     The Mortgaged Property. The Magnolia Mall Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the Magnolia Mall Borrower in the Magnolia Mall Mortgaged Property, which is comprised of a portion of
Magnolia Mall, a single-level enclosed regional mall with 564,824 square feet of gross leasable area located in Florence, South Carolina. Magnolia Mall, which was built in 1979 with outparcels being established through 2002 and renovated in 2003, is anchored by three department stores, Belk Department
Store, JCPenney and Sears with an aggregate of 311,064 square feet, and one junior anchor, a 32,054 square foot Best Buy. All of the anchors and junior anchor stores and pads are part of the collateral. Collateral comprising the
Magnolia Mall Mortgaged Property aggregates 554,217 square feet comprised of the 343,118 square feet of anchor and junior anchor space, 202,780 square feet of in-line mall space and 8,319 square feet of outparcel pad improvements occupied by Pier One Imports. The Magnolia Mall Mortgaged Property also includes four additional outparcel pads with an aggregate of 10,607 square feet of improvements, which improvements are owned and occupied by four national restaurant chains, Burger King, Chick-Fil-A, IHOP and Pizza Hut. These four pads but not the tenant-owned improvements are part of the collateral. In-line tenants include Gap, Charlotte Russe, Limited Express, Foot Locker, Bath & Body
Works and many other national and regional retailers. As of May 2, 2005, based on square footage leased, in-line occupancy at the Magnolia Mall Mortgaged
Property was 83.1% and overall mall occupancy was 93.9%.

     Pursuant to the related loan documents, the Magnolia Mall Borrower is permitted to make certain significant expansions of the Magnolia Mall Mortgaged
Property. The Magnolia Mall Borrower's right under the mortgage loan documents to perform the expansion is subject to certain conditions, including a requirement that the borrower provide the lender with additional security in the form of cash, a letter of credit, a completion bond or a guaranty of completion from PREIT (if PREIT has an investment grade rating), to the extent that the cost of such expansion, together with all other alterations then being performed at the property, exceeds $2,000,000.

     Lockbox. The Magnolia Mall Borrower is required to cause all rents to be deposited into a segregated lockbox account under the control of the mortgagee, provided that if no event of default exists and the DSCR is equal to or greater than 1.00x, all funds on deposit in the lockbox account will be swept to an account controlled and maintained by the Magnolia Mall Borrower. If an event of default occurs or if the DSCR is less than 1.00x, the funds on deposit in the lockbox account will instead be swept to a cash collateral account under the sole control of the mortgagee, and the mortgagee is permitted to apply such amounts to the payment of the debt; provided that, if no event of default exists, funds remaining in the cash collateral account (after payment of all sums due to the mortgagee under the loan documents, including monthly debt service payments, escrow deposits and reserve deposits) are to be released to the Magnolia Mall Borrower to the extent required for the payment of expenses approved by the mortgagee.

     Terrorism Coverage. The Magnolia Mall Borrower is required to maintain insurance against acts of terrorism on the Magnolia Mall Mortgaged Property, if commercially available at commercially reasonable rates, which shall consist of one or more policies which (a) do not contain an exclusion for acts of terrorism (including bio-terrorism, if commercially available) or sabotage, including, but not limited to, any series of named perils which are identical to the acts of terrorism that may be excluded, as such, from coverage under the insurance required to be maintained by the Magnolia Mall Borrower pursuant

                                     S-113

to the loan documents, (b) affirmatively insures against acts of terrorism
(including bio-terrorism, if commercially available) described in clause (b)
above or (c) is/are any combination of the policies described in (a) and (b)
above; provided, however, that for so long as TRIA remains in full force and effect, Magnolia Mall Borrower is required to maintain insurance against such acts of terrorism as described in Section 102(1) of TRIA. The Magnolia Mall
Borrower is permitted to have a deductible of up to 2% of the insurable value of the Magnolia Mall Mortgaged Property with respect to insurance against terrorism. Terrorism insurance coverage is not required with respect to
Magnolia Mall Borrower's contingent or protective liability insurance or builder's risk insurance coverages.

                                     S-114

--------------------------------------------------------------------------------
             VIII. THE LA PLAYA BEACH AND GOLF RESORT MORTGAGE LOAN
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                 $62,430,875

 LOAN PER ROOM:                        $330,322

 % OF INITIAL MORTGAGE POOL BALANCE:   2.6%

 SHADOW RATING (S&P/FITCH):            NAP(1)

 LOAN PURPOSE:                         Refinance

 MORTGAGE INTEREST RATE:               5.490% per annum

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   August 11, 2005

 AMORTIZATION TERM:                    28 years

 ANTICIPATED REPAYMENT DATE:           NAP(1)

 HYPERAMORTIZATION:                    NAP(1)

 MATURITY DATE:                        July 11, 2015

 MATURITY BALANCE:                     $50,574,703

 BORROWER:                             LaPlaya, LLC

 SPONSORS:                             Collier Family Trust and
                                       Patrick Colee, as trustee of the
                                       Colee Family Trust

 PREPAYMENT/DEFEASANCE:                Defeasance permitted beginning June
                                       27, 2009. Prepayment without penalty
                                       permitted four months prior to stated
                                       maturity.

 UP-FRONT RESERVES:                    NAP(1)

 ONGOING RESERVES:                     Tax and Insurance Reserve(2)
                                       CapEx/Replacement
                                       Reserve(3)

 LOCKBOX:                              Springing Soft(4)

 MEZZANINE DEBT:                       Permitted(5)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset

 PROPERTY TYPE:              Hotel(6)

 LOCATION:                   Naples, Florida

 YEAR BUILT:                 1962, 1985, 1989, 2001

 YEAR RENOVATED:             2001-2002

 NUMBER OF ROOMS:            189(6)

 OCCUPANCY:                  66.2%(7)

 OCCUPANCY DATE:             March 31, 2005(7)

 OWNERSHIP INTEREST:         Fee

 PROPERTY MANAGEMENT:        Westgroup Naples, L.P., an affiliate
                             of the Borrower

 ADR                         $263.31(7)

 REVPAR:                     $174.35(7)

 U/W NCF:                    $7,169,635

 U/W NCF DSCR:               1.64 x

 APPRAISED VALUE:            $98,000,000(8)

 APPRAISAL AS OF DATE:       May 5, 2005

 CUT-OFF DATE LTV RATIO:     63.7%

 MATURITY LTV RATIO:         51.6%
--------------------------------------------------------------------------------

(1)   NAP means not applicable.

(2)   The La Playa Beach and Golf Resort Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums.

(3)   The La Playa Beach and Golf Resort Borrower is required to make monthly escrow deposits into a replacement reserve account in an amount equal to one-twelfth of 4% of the gross income as defined in the related loan documents, provided however, the monthly replacement escrow deposit shall not be less than $91,609.

(4)   See "--Lockbox" below.

(5)   See "--Permitted Mezzanine Financing" below

(6)   La Playa Beach and Golf Resort is comprised of a 189 room resort hotel component with 11,665 square feet of meeting space, a business center and other related hotel facilities all of which are part of the collateral.

(7)   Average occupancy, average daily rate ("ADR") and revenue per available room ("RevPAR") are each for the trailing 12-month period ending 3/31/05.

(8)   Appraisal estimates that stabilized market value will be $109,000,000 on or about June 1, 2008.

                                     S-115

     The Borrower and Sponsor. The La Playa Beach and Golf Resort Borrower is
La Playa, LLC, a Florida limited liability company, whose owners and primary principals are two (2) trusts related to the Collier family, known as the
Juliet C. Sproul Testamentary Trust and the Edith Collier Sproul Trust
(together, the "Collier Family Trust") and Noble Houses Associates, LLC, which is primarily owned by the Colee Family Trust. The managing member of the La
Playa Beach and Golf Resort Borrower is LaPlaya Partners, Inc. Current real estate holdings of the Collier family include 12 projects comprising retail, office and self storage space as well as an entire planned community under development 25 miles outside of Naples.

     The sponsors of the La Playa Beach and Golf Resort Borrower are the
Collier Family Trust and Patrick Colee, as trustee of the Colee Family Trust.
Noble House Hotels and Resorts, which is the primary owner of the property manager, has an ownership interest in 12 properties containing 2,416 rooms in seven cities across the United States, including: (a) the following properties in Florida -- La Playa Beach and Golf Resort in Naples, Ocean Key Resort in Key
West, Hilton Daytona Beach Ocean Front Resort in Daytona Beach, Grove Isle
Resort in Miami, and Little Palm Island in Little Torch Key; (b) The Adolphus
in Dallas; (c) The Edgewater in Seattle; (d) Inn at Loretto in Santa Fe, NM;
(e) the following properties in California -- Portofino Hotel & Yacht Club in
Redondo Beach and Paradise Point Resort & Spa in San Diego; (f) The SunBurst
Resort in Scottsdale, AZ.; and (g) The Hotel Viking in Newport, R.I.

     The Mortgage Loan. The La Playa Beach and Golf Resort Mortgage Loan was
originated on June 27, 2005 and has a cut off date principal balance of
$62,430,875. The La Playa Beach and Golf Resort Mortgage Loan is a 10-year balloon loan with a stated maturity date of July 11, 2015. The La Playa Beach and Golf Resort Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.490% per annum. On the eleventh day of each month up to, but excluding, the stated maturity date, the La Playa
Beach and Golf Resort Borrower is required to make a constant monthly debt service payment on the La Playa Beach and Golf Resort Mortgage Loan in the
amount of $364,594.00 (based on a 28-year amortization schedule). The principal balance of the La Playa Beach and Golf Resort Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

     The La Playa Beach and Golf Resort Borrower is prohibited from voluntarily prepaying the La Playa Beach and Golf Resort Mortgage Loan, in whole or in part, prior to March 11, 2015. From and after March 11, 2015, the La Playa
Beach and Golf Resort Borrower may prepay the La Playa Beach and Golf Resort
Mortgage Loan, in whole only, without payment of any prepayment consideration.

     The La Playa Beach and Golf Resort Borrower may defease the entire La
Playa Beach and Golf Resort Mortgage Loan at any time following the later of
(i) June 27, 2009 and (ii) the date occurring two years following the issuance of the series 2005-C5 certificates, and by so doing obtain the release of the
La Playa Beach and Golf Resort Mortgaged Property. A defeasance will be effected by the La Playa Beach and Golf Resort Borrower's pledging substitute collateral that consists of direct, non-callable fixed-rate obligations that are "government securities" within the meaning of Section 2(a)(16) of the
Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the La Playa Beach and Golf Resort
Borrower under the La Playa Beach and Golf Resort Mortgage Loan and are
sufficient to pay off the La Playa Beach and Golf Resort Mortgage Loan in its
entirety on the stated maturity date. The La Playa Beach and Golf Resort
Borrower's right to defease the entire La Playa Beach and Golf Resort Mortgage
Loan is subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrading or withdrawal of the ratings then assigned to any class of series 2005-C5 certificates by such rating agency.

     The Mortgaged Property. The La Playa Beach and Golf Resort is secured by a first priority mortgage lien on the fee simple interest of the La Playa Beach and Golf Resort Borrower in the La Playa Beach and Golf Resort Mortgaged
Property. The La Playa Beach and Golf Resort Mortgaged Property consists of the hotel portion of the La Playa Beach and Golf Resort, a full-service hotel resort. La Playa Beach and Golf Resort was originally opened in 1962 and purchased by current owners in 1999. The La Playa Beach and Golf Resort closed for approximately 9 months during 2001, as it underwent a major renovation with capital improvements in excess of $53 million as reported by the La Playa Beach and Golf Resort Borrower, and re-opened in January 2002.

     The La Playa Beach and Golf Resort hotel is comprised of four structures located on Vanderbilt beach and the Intercoastal waterway (Vanderbilt Bay): (i)
the Beach House, which is a four-story building (renovated in 2001) located directly on the beach and contains 79 guest rooms, the SpaTerre Spa (a state of the art 4,500 square foot spa, fitness center, beauty salon, and a manicure/pedicure salon), and an outdoor recreation area featuring four swimming pools, a whirlpool, lounge chairs, private cabanas, and the Tiki Bar;
(ii) the Gulf Tower, which contains 15 stories in the main building located on the beach with 70 guest rooms, the Baleen Restaurant & Lounge, with seating for
220 and the La Playa Club (a private membership club), with its own restaurant and lounge seating 220; (iii) the Convention Center & Bay Tower building

                                     S-116

(constructed in 1989 and renovated in 2001), which is a six-story building and contains 40 guest rooms and over 11,000 square feet of meeting and banquet space; and (iv) the Parking Pavilion, which was built in 2001, is a six-story parking building with 386 parking spaces.

     Hotel guests have rights to use a nearby 18-hole, par 72, 6,907-yard championship golf-course, located approximately three miles from the hotel, designed by Robert Cupp, Jr., with practice area, a driving range and a 12,000 square foot clubhouse. Although the golf course is not part of the La Playa
Beach and Golf Resort Mortgaged Property, the La Playa Beach and Golf Resort
Borrower has a license to use the golf course pursuant to a 50-year exclusive license agreement with the owner of the golf course, which license has been collaterally assigned to the holder of the La Playa Beach and Golf Resort
Mortgage Loan. See "--Golf Facilities Agreement" below.

     The table below sets forth information and performance for the years 2003 and 2004 and the trailing 12 months ending March 31, 2005.

--------------------------------------------------------------------------------
                   HISTORICAL PERFORMANCE INFORMATION
--------------------------------------------------------------------------------
                                 AVERAGE
YEAR                          OCCUPANCY(1)       ADR(2)        REVPAR(3)
--------------------------------------------------------------------------------

  2003 ...................         66.7%        $ 215.60       $ 143.81
  2004 ...................         67.1%        $ 247.79       $ 166.14
  TTM 2005 ...............         66.2%        $ 263.31       $ 174.35
--------------------------------------------------------------------------------

         (1)   Occupancy is the occupancy for the respective period shown, the calendar years 2003 and 2004 and the trailing 12 months as of
               March 31, 2005.

         (2)   Average daily rate for the respective period shown.

         (3)   Revenue per available room for the respective period shown.

     As of the trailing 12 months ending March 31, 2005, the occupancy, ADR and
RevPAR penetration rates at the La Playa Beach and Golf Resort Mortgaged
Property were approximately 91.3%, 95.8% and 87.5%, respectively, as reported in the STAR Trend Report for April 2005.

     Lockbox. The La Playa Beach and Golf Resort Borrower is required to institute a lockbox procedure (a) upon the occurrence and during the continuance of an event of default with respect to the La Playa Beach and Golf
Resort Mortgage Loan, (b) during any period that the debt service coverage ratio for the La Playa Beach and Golf Resort Mortgage Loan is below 1.0x or (c)
upon the occurrence of default under, termination, cancellation or rejection of the Golf Facilities Agreement (as defined under "--Golf Facilities Agreement"
below), or any substitute thereof. In the event that lockbox procedures have been instituted as a result of clauses (a) or (b) above and, thereafter, no events of the nature described in the preceding sentence exist, such lockbox procedures shall be discontinued and mortgage lender shall disburse to La Playa
Beach and Golf Resort Borrower all funds remaining on deposit in the lockbox account. In the event that lockbox procedures have been instituted as a result of clause (c) above, the lock-box procedures shall be discontinued and mortgage lender shall disburse to La Playa Beach and Golf Resort Borrower all funds remaining on deposit in the lockbox account on the first date occurring after the date that is 15 months following the occurrence of a debt service coverage ratio for the La Playa Beach and Golf Resort Mortgaged Property above 1.40x.

     Terrorism Coverage. The La Playa Beach and Golf Resort Borrower is
required to maintain insurance against acts of terrorism on the La Playa Beach and Golf Resort Mortgaged Property, if commercially available at commercially reasonable rates, which shall consist of one or more policies which (a) do not contain an exclusion for acts of terrorism (including bio-terrorism, if commercially available) or sabotage, including, but not limited to, any series of named perils which are identical to the acts of terrorism that may be excluded, as such, from coverage under the insurance required to be maintained by the La Playa Beach and Golf Resort Borrower pursuant to the loan documents,
(b) affirmatively insures against acts of terrorism (including bio-terrorism, if commercially available) described in clause (b) above or (c) is/are any combination of the policies described in (a) and (b) above; provided, however, that for so long as TRIA, remains in full force and effect, La Playa Beach and
Golf Resort Borrower is required to maintain insurance against such acts of terrorism as described in Section 102(1) of TRIA. Terrorism insurance coverage is only required with respect to the La Playa Beach & Golf Resort Mortgaged
Property's casualty and commercial general liability insurance.

     Permitted Mezzanine Debt. The equity holders of the La Playa Beach and
Golf Resort Borrower shall have the right to obtain mezzanine financing from certain specified entities in the business of regularly making commercial real estate loans and which maintain a specified net worth (or any person controlled by one or more of such entities), certain securitization trustees, any person that is rated at least investment grade by the applicable rating agencies with respect to the La Playa

                                     S-117

Beach and Golf Resort Mortgage Loan, or such other entity as may be acceptable to the mortgage lender in its sole discretion. Any such mezzanine financing shall be secured by a pledge of the equity interests in the La Playa Beach and
Golf Resort Borrower. Any such mezzanine financing shall be conditioned upon, among other things, the following: (a) mortgage lender's review and approval of the terms of the mezzanine financing, provided that in no event may the mezzanine financing mature prior to the scheduled maturity date of the La Playa
Beach and Golf Resort Mortgage Loan, (b) execution of a subordination and intercreditor agreement acceptable to mortgage lender, pursuant to which a qualified mezzanine lender shall be permitted to acquire equity interests in the La Playa Beach and Golf Resort Borrower upon a default of the mezzanine financing without payment of an assumption fee, (c) the amount of the mezzanine financing shall not exceed an amount which will result in a combined debt service coverage ratio on the La Playa Beach and Golf Resort Mortgage Loan and
the mezzanine financing of 1.15x and a combined loan to value percentage of
85%, each as determined by the mortgage lender (provided, however, that if such mezzanine financing bears interest at a floating rate, the mortgage lender may determine the debt service coverage ratio on the basis of an assumed constant acceptable to mortgage lender), and (d) no transfer of the pledged interests in the La Playa Beach and Golf Resort Mortgage Borrower or exercise by the holder of such pledges of its remedies with respect to the pledged interests shall be permitted without the prior written consent of the mortgage lender and mortgage lender's receipt of confirmation from any rating agencies assigning a rating to the securities issued in connection with the La Playa Beach and Golf Resort
Mortgage Loan that such transfer or exercise of remedies shall not result in a qualification, downgrade or withdrawal of any rating assigned by such rating agencies to such securities.

     Beach Club Membership Liabilities. The La Playa Beach and Golf Resort
includes a private beach and golf club, for which members pay membership deposits (in addition to initiation fees and membership dues). The La Playa
Beach and Golf Resort Borrower is obligated to refund each member's deposit, without interest, 30 years after the date the member joined the beach club. If a member resigns prior to the end of the 30-year period, the membership deposit paid by such member must be refunded, without interest, within 30 days after the reissuance of the resigned membership to a new member. Membership deposits were not included in UW NCF for the La Playa Beach and Golf Resort Mortgaged
Property. During periods in which the La Playa Beach and Golf Resort Borrower is selling new membership interests in the beach club, every fourth membership interest that is sold shall be deemed to be a reissuance of a resigned member's interest. The La Playa Beach & Golf Resort Borrower may retain the proceeds of all member deposits received in connection with the sale of membership interests during the term of the La Playa Beach and Golf Resort Mortgage Loan.
The La Playa Beach and Golf Resort Borrower has incurred and is expected to continue to incur liabilities for refund of deposits paid by members of the beach club operated at the La Playa Beach and Golf Resort Mortgaged Property
("Membership Liabilities"). According to financial statements submitted by the
La Playa Beach and Golf Resort Borrower to the originator of the La Playa Beach
& Golf Resort Mortgage Loan, the aggregate Membership Liabilities associated with beach privileges equaled $16,878,616 as of December 31, 2004. There is the possibility that the La Playa Beach and Golf Resort Borrower's obligations with respect to the Membership Liabilities may adversely impact the net cash flow of the La Playa Beach and Golf Resort Mortgaged Property. In addition, it is possible that in certain circumstances the exercise of remedies by the mortgage lender under the La Playa Beach and Golf Resort Mortgage Loan could be impeded by the holders of Membership Liabilities.

     Patrick R. Colee, as Trustee for Colee Family Trust, Patrick R. Colee,
individually, and The Halstatt Partnership agreed to indemnify mortgage lender against certain losses related to Membership Liabilities. In addition, in the event the holder of a Membership Liability commences certain actions in connection with a bankruptcy, the indemnitors are obligated to make the original scheduled payments that have become due and payable under the La Playa
Beach and Golf Resort Mortgage Loan (including any delinquent payments, but not including any accelerated principal amount), less any payments that are owed in the calendar month in which each such payment is due under any restructured note issued in connection with an approved bankruptcy plan of reorganization.
The indemnitors are not obligated to make any scheduled payments that first accrue following the dismissal of the bankruptcy case (so long as no plan of reorganization has been adopted that resulted in a restructured note) or the granting by the bankruptcy court of relief from any stay against foreclosure of the mortgage.

     Golf Facilities Agreement. The La Playa Beach and Golf Resort Borrower has
a license to use near-by golf facilities, including an 18-hotel golf course, for hotel guests and invitees pursuant to a 50-year exclusive license agreement
(the "Golf Facilities Agreement") with the owner of the golf course. Although the golf facilities are owned, in part, by the Collier family, which is affiliated with the La Playa Beach and Golf Resort Borrower, the La Playa Beach
and Golf Resort Borrower has no interest in the golf facilities other than the license granted to it pursuant to the Golf Facilities Agreement. In the event that the Golf Facilities Agreement is rejected in a bankruptcy involving the golf course owner or the La Playa Beach and Golf Resort Borrower, or is otherwise terminated or canceled as a result of a default, the lack of access to the golf course may adversely impact the net cash flow generated by the La
Playa Beach and Golf Resort Mortgaged Property.

                                     S-118

     Patrick R. Colee, as Trustee for Colee Family Trust, Patrick R. Colee,
individually, and The Halstatt Partnership has agreed to indemnify the mortgage lender from and against certain losses incurred by or asserted against the mortgage lender that arises out of, or relates to, a default under, termination, cancellation or rejection of the Golf Facilities Agreement (or any substitute thereof) occurring while the La Playa Beach and Golf Resort Mortgage
Loan is outstanding or within 36 months of the acquisition of the La Playa
Beach and Golf Resort Mortgaged Property by the lender or its affiliate pursuant to a foreclosure or a deed in lieu of foreclosure. A third-party purchaser of the La Playa Beach and Golf Resort Mortgaged Property following a foreclosure or a deed in lieu of foreclosure is not entitled to indemnification under the foregoing indemnity.

     Net Worth Covenant. The indemnitors under the indemnity agreements delivered with respect to the Membership Liabilities and the Golf Facilities
Agreement are required to have an aggregate net worth of at least $100,000,000
(inclusive of the net worth of all general partners of an indemnitor that is a partnership) as of annual "test dates" during the term of the La Playa Beach and Golf Resort Mortgage Loan. Failure of the indemnitors to meet the net worth test will result in an event of default under the La Playa Beach and Golf
Resort Mortgage Loan. Notwithstanding the foregoing, the La Playa Beach and
Resort Borrower may cure an event of default due to the failure of the indemnitors to meet the foregoing net worth test if the indemnitors post additional cash collateral or a letter of credit, in each case, in the amount of the net worth requirement deficiency.

                                     S-119

-------------------------------------------------------------------------------
                   IX. THE 424 WEST 33RD STREET MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                         MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
 CUT-OFF DATE PRINCIPAL BALANCE:      $53,849,117

 LOAN PER SQUARE FOOT:                $271

 % OF INITIAL MORTGAGE POOL BALANCE   2.3%

 SHADOW RATING (MOODY'S/FITCH):       NAP(1)

 LOAN PURPOSE:                        Refinance

 MORTGAGE INTEREST RATE:              5.800% per annum

 INTEREST CALCULATION:                Actual/360

 FIRST PAYMENT DATE:                  June 11, 2005

 AMORTIZATION TERM:                   30 years

 ANTICIPATED REPAYMENT DATE:          NAP(1)

 HYPERAMORTIZATION:                   NAP(1)

 MATURITY DATE:                       May 11, 2014

 MATURITY BALANCE:                    $46,616,038

 BORROWER:                            424 West 33rd Street LLC
                                      W. James Tozer, Jr.

 SPONSORS:                            Raju L. Shah

 DEFEASANCE/PREPAYMENT:               Prepayment with, yield maintenance
                                      penalty permitted after May 9, 2009.
                                      Prepayment without penalty
                                      permitted three months prior to
                                      scheduled maturity date.

 UP-FRONT RESERVES:                   TI/LC Reserve(2)
                                      Deferred Maintenance(3)
                                      Tax and Insurance Reserve(4)
                                      TI/LC Reserve(5)

 ONGOING RESERVES:                    Replacement Reserve (6)

 LOCKBOX:                             Hard(7)

 MEZZANINE DEBT:                      Permitted(8)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset

 PROPERTY TYPE:            Office

 LOCATION:                 New York, New York

 YEAR BUILT:               1913

 YEAR RENOVATED:           2002

 SQUARE FEET:              198,428

 OCCUPANCY:                98.2%

 OCCUPANCY DATE:           May 25, 2005

 OWNERSHIP INTEREST:       Fee

 PROPERTY MANAGEMENT:      Newmark & Company Real Estate, Inc.

 U/W NCF:                  $4,936,637

 U/W NCF DSCR:             1.30x

 APPRAISED VALUE:          $70,000,000

 APPRAISAL AS OF DATE:     March 1, 2005

 CUT-OFF DATE LTV RATIO:   76.9%

 MATURITY LTV RATIO:       66.6%
-------------------------------------------------------------------------------

(1)   NAP means not applicable.

(2)   The 424 West 33rd Street Borrower deposited $200,000 into a leasing reserve account at closing.

(3)   The 424 West 33rd Street Borrower deposited $9,250 into a deferred maintenance account at closing.

(4)   The 424 West 33rd Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the real estate taxes and insurance premiums payable during the next ensuing 12 months. Notwithstanding the foregoing, monthly insurance escrows shall not be required as long as the insurance coverage is provided under blanket insurance policies and there is on deposit in the tax and insurance account, in addition to amounts required for the payment of taxes, an amount equal to 25% of the annual premiums under the blanket policy that are allocable to the property, as reasonably determined by the lender.

(5)   The 424 West 33rd Street Borrower is required to make monthly escrow deposits of $8,333 into a leasing reserve account. In addition, the 424
      West 33rd Street Borrower is required to deposit certain termination payments paid by tenants (other than termination payments of less than
      $50,000 made with respect to leases accounting for less than a specified square footage and percentage of rental income) into the leasing reserve account.

(6)   The 424 West 33rd Street Borrower is required to make monthly escrow deposits into a replacement reserve account in the amount of $1,653.57.

(7)   See "--Lockbox" below.

(8)   See "--Mezzanine Financing; Preferred Equity" below.

                                     S-120



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                                                  MAJOR TENANT INFORMATION
----------------------------------------------------------------------------------------------------------------------------
                                                                                                                    LEASE
                                    APPROXIMATE       % TOTAL       % TOTAL BASE(3)        RENT                   EXPIRATION
            TENANT(1)               SQUARE FEET     SQUARE FEET         REVENUES           PSF        RATINGS        DATE
----------------------------------------------------------------------------------------------------------------------------

Planned Parenthood(2) ..........      103,071           51.9%             58.71%       $ 35.10       N/A          2/28/2022
Rosemont Press .................       15,000            7.6               2.78        $ 11.43       N/A          3/31/2007
Color Graphics .................        8,064            4.1               2.16        $ 16.54       N/A          1/31/2010
Hionis New York Flower .........        7,752            3.9               3.50        $ 27.86       N/A         11/30/2018
John Robert Powers .............        5,672            2.9               3.35        $ 36.41       N/A         11/12/2009
                                      -------           ----              -----
TOTAL ..........................      139,559           70.3%              70.5%
                                      =======           ====              =====
----------------------------------------------------------------------------------------------------------------------------


(1)   The five major tenants are ranked by approximate square feet.

(2)   Planned Parenthood base rent is for period 7/1/05 thru 2/28/2006.

(3)   Includes $158,326 from vacant space and unleased sign posts.



-------------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION INFORMATION
                                                                                                             CUMULATIVE
                        APPROXIMATE                       CUMULATIVE %      APPROXIMATE        AS % OF          % OF
                          EXPIRING     AS % OF TOTAL        OF TOTAL       EXPIRING BASE      TOTAL BASE     TOTAL BASE
        YEAR            SQUARE FEET      SQUARE FEET       SQUARE FEET      REVENUES(1)      REVENUES(1)     REVENUES(1)
-------------------------------------------------------------------------------------------------------------------------

        2005                    0             0.0%              0.0%         $        0          0.00%           0.00%
        2006                6,049             3.0               3.0%            171,892          2.9              2.9%
        2007               27,767            14.0              17.0%            509,730          8.5             11.4%
        2008               20,378            10.3              26.3%            705,078         11.7             23.1%
        2009               20,009            10.1              37.4%            597,402          9.9             33.0%
        2010                8,064             4.1              41.5%            133,352          2.2             35.3%
        2011                    0             0.0              41.5%                  0          0.0             35.3%
        2012                1,772             0.9              42.4%             53,160          0.9             36.1%
        2013                    0             0.0              42.4%                  0          0.0             36.1%
        2014                    0             0.0              42.4%                  0          0.0             36.1%
   2015 and beyond        110,823            55.9              98.2%          3,833,921         63.9             97.4%
       Vacant               3,566             1.8             100.0%            158,326          2.6            100.0%
                          -------           -----                            ----------        ------
        TOTAL             198,428           100.0%                           $6,162,859         100.0%
                          =======           =====                            ==========        ======
-------------------------------------------------------------------------------------------------------------------------


(1)   Based on underwritten base rental revenues.

     The Borrower and Sponsor. The 424 West 33rd Street Borrower is 424 West
33rd Street LLC, a Delaware limited liability company controlled by W. James
Tozer Jr. and Raju L. Shah. The managing member and sole member of the borrowing entity is 424 West 33rd Street Associates, LP, a limited partnership, whose ownership consists of a general partner, West 33rd Street Associates, LP, with a 83.302% interest, and limited partners Mark L. Irom (and various family trusts) and Vectra Management Group, LLC, who in combination own the remaining
16.698% interests. Vectra Management Group, Inc., a Borrower affiliate, currently manages the 424 West 33rd Street Mortgaged Property, and is controlled by W. James Tozer, Jr. and Raju L Shah, each with a 50% ownership interest.

     W. James Tozer, Jr., has been managing real estate investments in New
York, Connecticut and Utah since 1990. He was the co-founder and largest individual shareholder of Vectra Banking Corporation, which became the second largest independent commercial bank in the Denver metropolitan market before it was sold to Zions Bancorporation in early 1998. Mr. Tozer was the controlling shareholder and chairman of the executive committee of the holding company for
Draper Bank and Trust, the leading bank in the southern half of the Salt Lake
Valley, before it was sold to Zions Bancorporation in early 2001. He was also a significant investor and director of LendingTree, Inc., an internet financial service company, before it was sold to IAC/Interactive Corporation in August
2003. Mr. Tozer is a former senior executive of Citibank, Citicorp, Shearson
Hayden Stone, Marine Midland Bank, Prudential-Bache Securities, and
Lincolnshire Management.

     Vectra Management Group, Inc ("Vectra") is a commercial real estate investment and development company actively involved in the New York City metropolitan area and along the Wasatch Front in Utah. The firm has concentrated in these two markets due to their low rates of vacancy and the unique experience and knowledge that the principals have in each of the locales. Vectra's real estate portfolio includes commercial, residential, retail, and industrial projects as well as land development. In addition to the
424 West 33rd Street Mortgaged Property, Vectra's current portfolio includes
154 apartment units within seven buildings located in NYC, over 146,000 sf of office and retail space in four properties located in Utah, and 44 condominium garage units located in Deer Valley. In addition, the sponsors own significant ownership interests in 699-acres of industrial and residential land in Dear
Valley and Salt Lake, Utah.

                                     S-121

     The Mortgage Loan. The 424 West 33rd Street Mortgage Loan was originated on May 10, 2005 and has a cut-off date principal balance of $53,849,117. The
424 West 33rd Street Mortgage Loan is a nine-year balloon loan with a stated
maturity date of May 11, 2014. The 424 West 33rd Street Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.800% per annum. On the eleventh day of each month up to, but excluding, the stated maturity date, the 424 West 33rd Street Borrower is required to make a constant monthly debt service payment on the 424 West 33rd Street Mortgage
Loan in the amount of $316,846.64 (based on a 30-year amortization schedule).
Following the partial prepayment of the 424 West 33rd Street Mortgage Loan in connection with Planned Parenthood's (as defined below) exercise of its option to purchase a portion of the 424 West 33rd Street building, the constant monthly debt service payment will be recalculated based on the then-unexpired amortization term. The principal balance of the 424 West 33rd Street Mortgage
Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

     The 424 West 33rd Street Borrower is prohibited from voluntarily prepaying the 424 West 33rd Street Mortgage Loan, in whole or in part, prior to May 9,
2009. From and after May 10, 2009, the 424 West 33rd Street Borrower may prepay the 424 West 33rd Street Mortgage Loan in whole or, in connection with the exercise of Planned Parenthood's purchase option only, in part, accompanied by a yield maintenance prepayment consideration. From and after February 11, 2014, no prepayment consideration shall be required in connection with any permitted prepayment.

     The Mortgaged Property. The 424 West 33rd Street Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the 424 West
33rd Street Borrower in the 424 West 33rd Street Mortgaged Property, a 12-story plus penthouse and basement, pre-war office building containing approximately
198,428 square feet of net rentable area including 9,524 square feet of ground floor retail and 10,829 square feet of basement space. The 424 West 33rd Street building was built in 1913 and was renovated in 2002. The 424 West 33rd Street
Mortgaged Property has tenants in various industries with the largest tenant being Planned Parenthood Federation of America, Inc. ("Planned Parenthood")
with 103,071 square feet (51.9% of total space). The next largest tenants are
Rosemont Press with 15,000 square feet (7.6% of total space) and Color Graphics with 8,064 square feet (4.1% of total space). Occupancy at the 424 West 33rd
Street Mortgaged Property, based on square footage leased, was 98.2% as of May
25, 2005.

     The 424 West 33rd Street building is located on the south side of West
33rd Street between Ninth and Tenth Avenues. Many of the buildings surrounding the 424 West 33rd Street Mortgaged Property constitute older, renovated and un-renovated office and loft buildings and manufacturing space. The immediate vicinity of the 424 West 33rd Street Mortgaged Property is known as Penn Plaza.
As reported by The New York Times on July 18, 2005, the Empire State
Development Corporation has selected a joint venture team of related companies and Vornado Realty Trust to transform the general post office in midtown
Manhattan into a new $930 million transit hub, a long-awaited project that proponents say will be a catalyst for development and an opportunity for civic redemption. The 424 West 33rd Street Mortgaged Property is located within three blocks of the Penn Station/Madison Square Garden complex. Madison Square Garden is home to the New York Knicks, New York Rangers, and New York Liberty sports teams. Major office buildings in this area include One Penn Plaza, Two Penn
Plaza, Five Penn Plaza, 11 Penn Plaza, and 15 Penn Plaza. To the south of the
424 West 33rd Street Mortgaged Property along Eighth Avenue is a mixture of low-rise commercial and residential tenement buildings, along with mid-rise industrial lofts. North and east of the 424 West 33rd Street Mortgaged Property is the Times Square South district, a highly congested area with a mixture of industrial loft, showroom and commercial uses.

     Lockbox. The 424 West 33rd Street Borrower is required to deposit all income from the 424 West 33rd Street Mortgaged Property into a segregated lockbox account (for the purposes of this "The 424 West 33rd Street Mortgage
Loan" section, the "Lockbox Account") that has been pledged to the holder of the 424 West 33rd Street Mortgage Loan. Prior to delivery of a "sweep notice"
by the holder of the 424 West 33rd Street Mortgage Loan, amounts in the Lockbox
Account may be disbursed directly to the 424 West 33rd Street Borrower.
Following delivery of a "sweep notice" by the holder of the 424 West 33rd
Street Mortgage Loan, which may take place at any time following the occurrence of (a) an event of default under the 424 West 33rd Street Mortgage Loan, (b)
the debt service coverage ratio falling below 1.00 x, or (c) a tenant which leases 20% or more, or accounts for 20% or more of the rental income of the 424
West 33rd Street Mortgaged Property either (i) becoming subject to a bankruptcy proceeding, (ii) defaulting under its lease, or (iii) ceasing normal business operations, all amounts in the Lockbox Account are required to be transferred each business day to another segregated account (for the purposes of this "The
424 West 33rd Street Mortgage Loan" section, the "Property Account") that has also been pledged to the holder of the 424 West 33rd Street Mortgage Loan.
Provided no event of default shall exist with respect to the 424 West 33rd
Street Mortgage Loan, all amounts in the Property Account shall be applied on each monthly payment date in the following order of priority: (a) first, to the payment of monthly debt service due under the 424 West 33rd Street Mortgage
Loan, (b) second, to the payment of required monthly escrow and reserve amounts, (c) third, to the payment of expenses of the 424 West 33rd Street
Mortgaged Property reasonably approved by the holder of the 424 West 33rd
Street Mortgage Loan, and (d) fourth,

                                     S-122

with respect to all remaining amounts in the Property Account, to the leasing reserve account. If an event of default exists, the holder of the 424 West 33rd
Street Mortgage Loan may apply amounts in the Property Account to the payment of amounts due with respect to the 424 West 33rd Street Mortgage Loan in such order of priority as such holder may determine.

     Terrorism Coverage. The 424 West 33rd Street Borrower is required to maintain insurance against acts of terrorism on the 424 West 33rd Street
Mortgaged Property, if commercially available at commercially reasonable rates, which shall consist of one or more policies which (a) do not contain an exclusion for an act of terrorism or sabotage, including, but not limited to, any series of named perils which are identical to the acts of terrorism that may be excluded, as such, from coverage under the insurance required to be maintained by the 424 West 33rd Street Borrower pursuant to the loan documents or (b) affirmatively insure against such acts of terrorism or (c) is/are any combination of the policies described in (a) and (b) above.

     Purchase Option. Planned Parenthood has the option to purchase all or specified parts of the 424 West 33rd Street Mortgaged Property, but in no event less than 71,695 square feet of the 424 West 33rd Street Mortgaged Property, between April 16, 2010 and April 16, 2015 (the "424 West 33rd Street Option
Period"). The purchase option price will initially equal $328.06 per square foot of the portion of the improvements to be purchased, and will increase by approximately 2% annually during the 424 West 33rd Street Option Period. If
Planned Parenthood exercises its option to purchase the entire 424 West 33rd
Street Mortgaged Property, then the purchase option price shall equal the greater of the amount set forth in the preceding sentence, and the fair market value of the 424 West 33rd Street Mortgaged Property, as determined in accordance with Planned Parenthood's lease. The purchase option price will be increased to the extent necessary to pay any prepayment penalty (equal to the greater of yield maintenance and 1% of the amount prepaid) related to the partial or total prepayment of any mortgage indebtedness with respect to the
424 West 33rd Street Mortgaged Property with respect to the proceeds of the purchase option. If less than the entire building will be purchased, the building is required to be converted into a condominium comprised of two condominium units in accordance with pre-approved forms of condominium documents, with the portion of the 424 West 33rd Street Mortgaged Property to be conveyed to Planned Parenthood allocated to one of the condominium units, as described under "--Subordination to Condominium Declaration; Partial Release"
below.

     All proceeds received in connection with the exercise of the purchase option described in the preceding sentence will be applied to pay down the principal balance of the 424 West 33rd Street Mortgage Loan (which has a scheduled principal balance of $50,517,786 in March 2010). Assuming Planned
Parenthood only purchases their currently occupied space, the remaining principal balance of the 424 West 33rd Street Mortgage Loan will be
$17,731,896, and the remaining 424 West 33rd Street Mortgaged Property square footage will be 95,357 sf (which equals a loan amount of $185.95 psf). Assuming current appraisal valuation of $352.80 psf, the remaining 424 West 33rd Street
Mortgage Loan will have a loan to value ratio of 52.7%, and will be secured by the condominium ownership interest in the portion of the 424 West 33rd Street
Mortgaged Property not acquired by Planned Parenthood.

     Subordination to Condominium Declaration; Partial Release. Pursuant to
Planned Parenthood's lease, Planned Parenthood has the right, during the 424
West 33rd Street Option Period, to either (a) purchase the entire or portions of 424 West 33rd Street Mortgaged Property (as described under "--Purchase
Option" above), or (b) cause the 424 West 33rd Street Borrower to submit the
424 West 33rd Street Mortgaged Property to a condominium declaration providing for at least two units, one of which will comprise all portions of the 424 West
33rd Street Mortgaged Property occupied by Planned Parenthood or those portions which it has elected to purchase (the "Planned Parenthood Condominium Unit"), and to purchase such Planned Parenthood Condominium Unit, as described above in
"--Purchase Option". The holder of the 424 West 33rd Street Mortgage Loan is obligated to subordinate the lien of the 424 West 33rd Street Mortgage Loan contemporaneously with the purchase of the Planned Parenthood Condominium Unit to pre-approved forms of condominium documents (the "424 West 33rd Street
Condominium Documents"), upon the satisfaction by the 424 West 33rd Street
Borrower of certain conditions precedent, including, but not limited to (i) the absence of any default under the 424 West 33rd Street Mortgage Loan; (ii) each condominium document and the ownership, sale, transfer, conveyance, financing, leasing, use and operation of each condominium by separate owners thereof shall comply with all applicable laws; (iii) the delivery of certain endorsements to the lender's title insurance policy; (iv) each separate unit of the condominium shall constitute one or more separate tax lots and shall not constitute a portion of any other tax lot; (v) the principal amount of the 424 West 33rd
Street Mortgage Loan shall not exceed 125% of the aggregate fair market value of the 424 West 33rd Street Mortgaged Property, based on appraisal(s) delivered to the lender dated as of date no earlier than 90 days prior to the recordation of the condominium documents; (vi) such subordination shall not constitute a prohibited transaction for or a contribution after the start up day to a "REMIC
Trust" which owns the 424 West 33rd Street Mortgage Loan and will not disqualify such REMIC Trust as a "real estate mortgage investment conduit"
within the meaning of the Internal Revenue Code, and the 424 West 33rd Street
Mortgage Loan shall continue to constitute a "qualified mortgage" within the meaning of Sections 860D and 860G(a)(3) of the Internal Revenue Code. The
pre-approved forms of condominium documents may be modified to the

                                     S-123

extent required to accommodate changes reasonably requested by Planned
Parenthood's mortgage lender, provided that the holder of the 423 West 33rd
Street Mortgage Loan will not be required to accept any changes that: (i)
materially change the size, layout or configuration of any condominium unit
(except to the extent necessary to permit Planned Parenthood to purchase optional portions of the 424 West 33rd Street Mortgaged Property), (ii)
materially change the description or designation of the common areas set forth in the condominium documents, (iii) materially reduce the rights and benefits afforded to such mortgagee, (iv) materially increase the obligations and liabilities of any condominium owner subject to such mortgage, or (v)
materially and adversely effect the use, operation, net cash flow or value of any condominium unit.

     Upon submission of the 424 West 33rd Street Mortgaged Property to a
condominium form of ownership, the 424 West 33rd Street Borrower is entitled to a partial release of the Planned Parenthood Condominium Unit, such that the 424
West 33rd Street Mortgage shall only encumber the remainder of the 424 West
33rd Street Mortgaged Property; upon the satisfaction by the 424 West 33rd
Street Borrower of certain conditions precedent, including: (i) the absence of a default under the 424 West 33rd Street Mortgage Loan; (ii) simultaneously with the release, the Planned Parenthood Condominium Unit shall have been acquired by Planned Parenthood; (iii) the 424 West 33rd Street Borrower shall have prepaid the 424 West 33rd Street Loan in the amount payable by Planned
Parenthood in accordance with the Planned Parenthood lease, net only of reasonable and customary closing costs, together with yield maintenance prepayment consideration in an amount at least equal to 1% of the amount prepaid; (iv) following such prepayment, the principal amount of the 424 West
33rd Street Mortgage Loan shall not exceed 75% of the fair market value of the remaining 424 West 33rd Street Mortgaged Property, based on appraisal(s)
delivered to the holder of the 424 West 33rd Street Mortgage Loan dated no earlier than 90 days prior to the date of the release, and the DSCR for the remaining 424 West 33rd Street Mortgaged Property shall not be less than 1.25x;
(v) the delivery of certain endorsements to the holder of the 424 West 33rd
Street Mortgage Loan's title insurance policy; (vii) the release shall not constitute a prohibited transaction for or a contribution after the start up day to a "REMIC Trust" which shall own the 424 West 33rd Street Mortgage Loan and will not disqualify such REMIC Trust as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Internal Revenue Code and the 424 West 33rd Street Mortgage Loan shall continue to constitute a
"qualified mortgage" within the meaning of Sections 860D and 860G(a)(3) of the
Internal Revenue Code, (viii) the 424 West 33rd Street Borrower shall pay all reasonable out of pocket costs and expenses of the holder of the 424 West 33rd
Street Mortgage Loan.

     Because the originator of the 424 West 33rd Street Mortgage Loan entered a
Subordination, Non-Disturbance and Attornment Agreement with Planned Parenthood that provides, among other things, that the mortgagee or any purchaser of the
424 West 33rd Street Mortgaged Property at a foreclosure sale will recognize
Planned Parenthood's lease (including the purchase option contained therein),
Planned Parenthood should ultimately be able to enforce its purchase option against the mortgagee or any such purchaser, notwithstanding the failure of the
424 West 33rd Street Borrower to satisfy the conditions precedent set forth in the preceding paragraph, including the conditions requiring additional prepayments of the 424 West 33rd Street Mortgage Loan to the extent necessary to satisfy the loan to value and debt service coverage ratio tests described in the preceding paragraph. As a result, Planned Parenthood should be able to obtain a release upon payment of the purchase price provided for under the
Planned Parenthood lease, together with the applicable prepayment consideration on such amount; the 424 West 33rd Borrower would remain liable for the additional prepayments necessary to satisfy the loan to value and debt service coverage ratio tests, together with the applicable prepayment consideration on those additional prepayments.

     In addition, the originator of the 424 West 33rd Street Mortgage Loan agreed to release, without consideration, any development rights (also known as
"zoning rights" or "air rights") resulting from a rezoning of the 424 West 33rd
Street Mortgaged Property. Such release is conditioned on, among other things, the absence of an event of default; the 424 West 33rd Street Mortgaged Property continuing to have zoning rights following such release sufficient to permit the rebuilding of the 424 West 33rd Street Mortgaged Property to the same size, and for the same use, following any casualty; appropriate title endorsements;
and such release not constituting a prohibited transaction for or a contribution after the start up day to a "REMIC Trust" which shall own the 424
West 33rd Street Mortgage Loan and not disqualifying such REMIC Trust as a
"real estate mortgage investment conduit" within the meaning of the Internal
Revenue Code, and the 424 West 33rd Street Mortgage Loan continuing to constitute a "qualified mortgage" within the meaning of Sections 860D and
860G(a)(3) of the Internal Revenue Code.

     Mezzanine Financing; Preferred Equity. The equity holders of the 424 West
33rd Street Borrower may obtain mezzanine debt secured by a pledge of membership or other equity interest in the 424 West 33rd Street Borrower, provided that each of the following conditions has been satisfied: (i) the absence of a default under the 424 West 33rd Street Mortgage Loan; (ii) the combined loan-to-value ratio of the mortgage debt and the mezzanine debt shall not exceed 85%, as computed by the holder of the 424 West 33rd Street Mortgage
Loan; (iii) the combined DSCR for the mortgage debt and the mezzanine

                                     S-124

debt shall not be less than 1.15x; (iv) the mezzanine lender is a "qualified investor" (as defined below); (v) the mezzanine lender shall execute and deliver to the holder of the 424 West 33rd Street Mortgage Loan a subordination and intercreditor agreement in the form provided in the then-current Standard &
Poor's Securitization Handbook with such changes as are reasonably acceptable to the holder of the 424 West 33rd Street Mortgage Loan and acceptable to the rating agencies in their discretion; (vi) the mezzanine loan must bear interest at a fixed-rate of interest, and the terms must provide for the reduction of the principal balance thereof to $2,250,000 prior to March 10, 2010 through constant monthly payments. In addition, subject to compliance with the foregoing, the 424 West 33rd Street Borrower may also create a preferred class of equity interests in favor of a qualified investor on the same economic terms as the permitted mezzanine financing. A preferred equity investment and mezzanine financing may not exist at the same time. Under the related loan documents, a "qualified investor" as used in this paragraph generally refers to a person or entity that constitutes an institutional lender, institutional investor, investment fund or other similar institutions, affiliates of the foregoing or a qualified trustee in connection with the securitization or creation of collateralized debt obligations related to an owner trust of the mezzanine financing or Wein & Malkin Strategic Capital, L.P. or an affiliate thereof or, following securitization of the 424 West 33rd Street Mortgage Loan, any other person, so long as each applicable rating agency confirms that no downgrade will result to the series 2005-C5 certificates. Following the partial release of the Planned Parenthood Condominium Unit, the 424 West 33rd Street
Borrower may replace either the mezzanine financing or the preferred equity investment.

                                     S-125

-------------------------------------------------------------------------------
                   X. THE TAG OFFICE PORTFOLIO MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                 $53,400,000

 LOAN PER SQUARE FOOT:                 $132

 % OF INITIAL MORTGAGE POOL BALANCE:   2.3%

 SHADOW RATING (MOODY'S/FITCH):        NAP(1)

 LOAN PURPOSE:                         Acquisition

 MORTGAGE INTEREST RATE:               5.335% per annum

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   September 11, 2005

 AMORTIZATION TERM:                    Interest Only

 ANTICIPATED REPAYMENT DATE:           NAP(1)

 HYPERAMORTIZATION:                    NAP(1)

 MATURITY DATE:                        August 11, 2011

 MATURITY/ARD BALANCE:                 $53,400,000

 BORROWER:                             Corridors I & II/Loudoun II SPE
                                       Feeco, L.L.C.

 SPONSOR:                              Alter Asset Management L.L.C.
                                       Heitman Capital Management

 PREPAYMENT/DEFEASANCE:                Prepayment with yield maintenance
                                       penalty permitted two years after
                                       securitization. Prepayment without
                                       penalty permitted three months prior to
                                       scheduled maturity date.

 UP-FRONT RESERVES:                    Tenant Allowance Reserve(2)
                                       TI/LC Reserve

 ONGOING RESERVES:                     Tax Reserve(3)
                                       Replacement Reserve(4)
                                       TI/LC Leasing Reserve(5)

 LOCKBOX:                              Hard(6)

 OTHER DEBT:                           NAP
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Portfolio
 PROPERTY TYPE:              Class A Office
 LOCATION:                   Virginia and Illinois
 YEAR BUILT:                 1998, 1999 & 2000
 YEAR RENOVATED:             N/A
 SQUARE FEET:                404,524
 OCCUPANCY:                  86.9%(7)
 OCCUPANCY DATE:             July 28, 2005
 OWNERSHIP INTEREST:         Fee
 PROPERTY MANAGEMENT:        Alter Asset Management L.L.C.
 U/W NCF:                    $3,966,699
 U/W NCF DSCR:               1.37x
 APPRAISED VALUE:            $70,700,000
 APPRAISAL AS OF DATE:       5/13/2005 - 5/20/2005
 CUT-OFF DATE LTV RATIO:     75.5%
 MATURITY/ARD LTV RATIO:     75.5%
-------------------------------------------------------------------------------

(1)   NAP means not applicable.

(2)   The TAG Office Portfolio Borrower deposited $1,787,319 into a leasing reserve account at closing (the "Loudoun Vacancy Reserve"). Additional upfront deposits of $28,250 (Loudoun II -- Alcatel Deposit), $500,000
      (Corridors I and II -- MCI Deposit) and $71,056 (Corridors I and II --
      AIU Deposit).

(3)   The TAG Portfolio Borrower is required to make monthly deposits into a tax reserve account in an amount equal to one twelfth of the real estate tax premium payable during the next ensuing 12 months.

(4)   The TAG Portfolio Borrower is required to make monthly escrow deposits of
      $5,033 ($3,747 for Corridors I and II) ($1,286 for Loudoun II) into replacement reserve accounts.

(5)   The TAG Portfolio Borrower is required to make monthly escrow deposits of
      $35,420 ($25,000 for Corridors I and II) ($10,420 -- Loudoun II parcel)
      into leasing reserve accounts with an aggregate cap of $2,500,000 for both parcels. Additionally $28,250 is required monthly for the Alcatel tenant space (Loudoun II), $62,500 is required quarterly through July
      2007 for the MCI tenant space (Corridors I and II), $71,056 is required with the August 2005 payment and $45,690 on payments from September through December 2005 for the AIU tenant space (Corridors I and II).

(6)   See " -- Lockbox" below.

(7)   Occupancy is based on currently leased space. Occupancy is a weighted average based on allocated loan amounts for the TAG Office Portfolio
      Mortgaged Properties.

                                     S-126



------------------------------------------------------------------------------------------------------------------------------------
                                                          MAJOR TENANT INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            LEASE
                                                   APPROXIMATE       % TOTAL      % TOTAL BASE      RENT                  EXPIRATION
TENANT(1)                             PROPERTY     SQUARE FEET   SQUARE FEET(2)    REVENUES(2)     PSF(3)    RATINGS(4)      DATE
------------------------------------------------------------------------------------------------------------------------------------

American Inter Continental
 University .................... Corridors I & II    116,345           28.8%           31.2%    $ 15.68          NR      12/31/2014
MCI WorldCom Communication...... Corridors I & II     87,685           21.7            21.3     $ 14.20         B+/B      2/29/2008
Lucent Technologies(5) ......... Corridors I & II     33,638            8.3            10.3     $ 17.88          B/B      8/31/2006
Alcatel USA Sourcing, L.P. .....     Loudon II        19,911            4.9             7.8     $ 22.94         BB/BB     9/30/2010
Finance America ................ Corridors I & II     30,851            7.6             7.7     $ 14.50          NR       9/14/2013
                                                     -------           ----            ----
TOTAL ..........................                     288,430           71.3%           78.3%

------------------------------------------------------------------------------------------------------------------------------------


(1)   The five major largest tenants in the TAG Office Portfolio Mortgaged
      Properties are ranked by underwritten base rent.

(2)   The percentages of total square feet and total base revenues are based on the aggregate rentable square feet and aggregate underwritten base revenues, respectively, of the entire TAG Office Portfolio.

     The Total Base Revenue is reflective of full rent that starts to be paid
1/1/2006.

(3)   Based on full base rent.

(4)   Credit ratings are those by S&P and Fitch and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.

(5)   Lucent has subleased both of its spaces to Accredited Home Lenders.



--------------------------------------------------------------------------------------------------------------------
                                            LEASE EXPIRATION INFORMATION
--------------------------------------------------------------------------------------------------------------------
                                                                                                          CUMULATIVE
                       APPROXIMATE         AS %        CUMULATIVE %      APPROXIMATE        AS % OF          % OF
                         EXPIRING        OF TOTAL        OF TOTAL       EXPIRING BASE      TOTAL BASE     TOTAL BASE
        YEAR           SQUARE FEET     SQUARE FEET      SQUARE FEET      REVENUES(1)      REVENUES(1)      REVENUES
--------------------------------------------------------------------------------------------------------------------

  2005                         0            0.0%               0%         $        0           0.0%           0.0%
  2006                    33,638            8.3              8.3             601,447          10.3           10.3
  2007                    11,730            2.9             11.2             203,131           3.5           13.8
  2008                    95,836           23.7             34.9           1,370,245          23.5           37.2
  2009                    18,726            4.6             39.5             313,391           5.4           42.6
  2010                    32,001            7.9             47.4             733,412          12.5           55.2
  2011                     6,075            1.5             48.9             153,740           2.6           57.8
  2012                     8,310            2.1             51.0             193,208           3.3           61.1
  2013                    30,851            7.6             58.6             447,340           7.7           68.8
  2014                   116,345           28.8             87.4           1,823,894          31.2          100.0
  2015 and beyond              0            0.0             87.4                   0           0.0
  Vacant                  51,012           12.6            100.0                  --            --
                         -------          -----            -----          ----------         -----
  TOTAL                  404,524          100.0%           100.0%         $5,839,806         100.0%         100.0%
                         =======          =====            =====          ==========         =====          =====
--------------------------------------------------------------------------------------------------------------------


     The Borrower and Sponsor. The borrower under the TAG Office Portfolio
Mortgage Loan is Corridors I & II/Loudoun II SPE Feeco, L.L.C., a
single-purpose Delaware limited liability company (the "TAG Office Portfolio
Borrower"). The key principals of the TAG Office Portfolio Borrower and the master lessee described in the "Master Lease" section below are affiliates of both the Alter Group and Heitman Capital Management. The TAG Office Portfolio
Borrower consists of (i) Corridors I & II/Loudoun II SPE Manager, LLC, a
Delaware Limited Liability Company, which is the managing member with a 1%
interest, and (ii) Corridors I & II/Loudoun II FEECO Holdings, LLC, a Delaware
Limited Liability Company, which is the remaining member with a 99% interest.

     The Alter Group is a national corporate real estate development firm that has developed close to 100,000,000 SF of commercial real estate projects. The
Alter Group specializes in office, industrial, healthcare, call centers, government and educational facilities. Heitman Capital Management is a broad based, multi-national real estate investment management firm that invests in commercial real estate directly or in publicly traded REIT's in U.S. and
Europe. Heitman is a US based real estate management firm with approximately
$13.1 billion in assets under management for its clients.

     The Mortgage Loan. The TAG Office Portfolio Mortgage Loan was originated on July 14, 2005, and has a cut-off date principal balance of $53,400,000. The
TAG Office Portfolio Mortgage Loan is a six-year loan with a stated maturity date of August 11, 2011. The TAG Office Portfolio Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the

                                     S-127

absence of default, of 5.335% per annum. On the eleventh day of each month through and including July 11, 2011 the TAG Office Portfolio Borrower is required to make interest-only payments on the TAG Office Portfolio Mortgage
Loan.

     The TAG Office Portfolio Borrower is prohibited from voluntarily prepaying the TAG Office Portfolio Mortgage Loan in whole or in part prior to the earlier of July 14, 2008 and two years and one day from the "startup day" of any REMIC that may acquire the TAG Office Portfolio Mortgage Loan (the "TAG Office
Portfolio Lockout Period Expiration Date"). From and after the TAG Office
Portfolio Lockout Period Expiration Date, the TAG Office Portfolio Borrower may
prepay the TAG Office Portfolio Mortgage Loan, in whole or, only to the extent described in "--Releases" below, in part, upon payment of a yield maintenance prepayment consideration, subject to a minimum of 1% except that, on or after
May 11, 2011, no prepayment consideration is payable.

     The Mortgaged Properties. The TAG Office Portfolio Mortgage Loan is
secured by a first priority mortgage lien on the fee simple interests in the
TAG Office Portfolio Mortgaged Properties. The TAG Office Portfolio Mortgaged
Properties consist of three office buildings with an aggregate of approximately
404,524 square feet of net rentable area located in Downers Grove, IL and
Dulles, VA. The properties were built from 1998 to 2000. The two properties in the portfolio are Loudoun Gateway II, a single building, consisting of approximately 102,918 net rentable square feet (the "TAG Office Portfolio
Loudoun Parcel") and Corridors I & II, two buildings, consisting of approximately 301,606 net rentable square feet (the "TAG Office Portfolio
Corridors Parcel"). Together these buildings total approximately 404,524 net rentable square feet and report occupancy levels, based on square footage leased, of 50.4% and 100%, respectively. The TAG Office Portfolio Mortgaged
Properties are occupied by approximately 14 tenants. The five largest tenants occupy approximately 288,430 square feet (71.3% of aggregate portfolio square feet) and represent approximately 78.3% of the aggregated portfolio's total base rent of occupied space.



--------------------------------------------------------------------------------------------------------------------------
                                      THE TAG OFFICE PORTFOLIO MORTGAGED PROPERTIES
--------------------------------------------------------------------------------------------------------------------------
                                                               APPROXIMATE                     APPRAISED    ALLOCATED LOAN
        PROPERTY(1)              LOCATION       YEAR BUILT     SQUARE FEET    OCCUPANCY(2)       VALUE          AMOUNT
--------------------------------------------------------------------------------------------------------------------------

  1 Corridors I & II        Downers Grove, IL   1998/1999       301,606           100.0%     $52,000,000     $39,275,000
                                                            Net Rentable SF
  2 Loudoun Gateway II          Dulles, VA        2000          102,918            50.4%     $18,700,000     $14,125,000
                                                            Net Rentable SF
  TOTAL/WEIGHTED AVERAGE           N/A             N/A         404,524 SF          86.9%     $70,700,000     $53,400,000
--------------------------------------------------------------------------------------------------------------------------


(1)   The properties are ranked by allocated loan amount.

(2)   Occupancy is based on currently leased space. Occupancy is a weighted average based on allocated loan amounts for the TAG Office Portfolio
      Mortgaged Properties.

     Releases. From and after the TAG Office Portfolio Lockout Period
Expiration Date, the TAG Office Portfolio Borrower may obtain the release of either the TAG Office Portfolio Corridors Parcel or the TAG Office Portfolio
Loudon Parcel from the lien of its respective mortgage, provided the following conditions are satisfied: (a) such transaction does not constitute a prohibited transaction for or a contribution after the start up day to a "REMIC Trust"
which shall own the TAG Office Portfolio Mortgage Loan and will not disqualify such REMIC Trust as a "real estate mortgage investment conduit" within the meaning of the Internal Revenue Code; (b) the TAG Office Portfolio Borrower
prepays the TAG Office Portfolio Mortgage Loan in an amount equal to
$49,093,750, in the case of a release of the TAG Office Portfolio Corridors
Parcel, and $16,243,750, in the case of the release of the TAG Office Portfolio
Loudoun Parcel, in each case together with a yield maintenance prepayment premium in an amount at least equal to 1% of the amount prepaid; (c) the debt service coverage ratio for the parcel remaining as collateral for the TAG
Office Portfolio Mortgage Loan is equal to or greater than the greater of (i)
the debt service coverage ratio immediately prior to such release for both parcels and (ii) 1.25x; (d) the loan to value ratio for the parcel remaining as collateral for the TAG Office Portfolio Mortgage Loan is no more than the lesser of (i) 76% and (ii) the loan to value ratio for both parcels immediately prior to such release; (e) S&P and Fitch each confirm that the release will not result in the downgrade, qualification or withdrawal of the ratings then assigned to any class of series 2005-C5 certificates by such rating agency; (f)
the TAG Office Portfolio Borrower is solvent, and will not be rendered insolvent by virtue of the release; and (g) the parcel to be released is being conveyed to a party other than the TAG Office Portfolio Borrower.

     Lockbox. The TAG Office Portfolio Borrower is required to deposit all income from the TAG Office Portfolio Mortgaged Property into a segregated lockbox account ( for purposes of this "TAG Office Portfolio Mortgage Loan"
Section, the "Lockbox Account") that has been pledged to the holder of the TAG
Office Portfolio Mortgage Loan. Amounts in the

                                     S-128

Lockbox Account shall be disbursed no less frequently than three times a month to another segregated account (for purposes of this "TAG Office Portfolio
Mortgage Loan" Section, the "Cash Management Account") that has also been pledged to the holder of the TAG Office Portfolio Mortgage Loan. Provided no
event of default shall exist with respect to the TAG Office Portfolio Mortgage
Loan, all amounts in the Cash Management Account shall be applied on each monthly payment date in the following order of priority: (a) first, to the payment of monthly debt service due under the TAG Office Portfolio Mortgage
Loan, (b) second, to the payment of required monthly escrow and reserve amounts, and (c) third, to an account controlled by the TAG Office Portfolio
Borrower; provided that following the occurrence of (i) an event of default under the TAG Office Portfolio Mortgage Loan, or (ii) a decline in debt service coverage ratio of the TAG Office Portfolio Mortgage Loan below 1.25 x (for purposes of this "TAG Office Portfolio Mortgage Loan" Section, each, a
"Triggering Event"), funds shall be transferred to the TAG Office Portfolio
Borrower only to the extent necessary to pay expenses with respect to the TAG
Office Portfolio Mortgaged Property. Following the termination of all
Triggering Events, if all leasing reserve accounts with respect to specific tenants or space at the TAG Office Portfolio Mortgaged Property are fully funded, unexpended amounts in the leasing reserve account in excess of
$1,200,000 shall be remitted to the TAG Office Portfolio Borrower. If an event of default exists, the holder of the TAG Office Portfolio Mortgage Loan may apply amounts in the Cash Management Account to the payment of amounts due with respect to the TAG Office Portfolio Mortgage Loan in such order of priority as such holder may determine.

     Master Lease. In order to accommodate the investment criteria of certain equity investors, the TAG Office Portfolio Mortgage Loan has been structured to comply with certain Islamic law (Shari'a) restrictions on making interest payments. While fee title to the TAG Office Portfolio Mortgaged Property is held by the TAG Office Portfolio Borrower, the TAG Office Portfolio Borrower
has master leased the TAG Office Portfolio Mortgaged Property to a master lessee, which creates the structural separation necessary to make the TAG
Office Portfolio Mortgage Loan Shari'a compliant. The TAG Office Portfolio
Borrower is obligated to pay interest on the TAG Office Portfolio Mortgage
Loan, while the master lessee pays an equivalent amount of rent to the TAG
Office Portfolio Borrower on a monthly basis. The master lessee is also obligated to pay other amounts arising under the TAG Office Portfolio Mortgage
Loan documents, such as late charges, prepayment premiums, escrows, reserves and defeasance costs. This master lessee is required to be a special purpose entity, and the master lease has been subordinated to the TAG Office Portfolio
Mortgage Loan pursuant to the subordination agreement recorded at closing. In addition, the master lessee under the master lease has an option to purchase the TAG Office Portfolio Mortgaged Property. The option to purchase is subject and subordinate to the TAG Office Portfolio Mortgage Loan; however, the loan documents for the TAG Office Portfolio Mortgage Loan permit the master lessee to exercise the purchase option and to become the TAG Office Portfolio
Borrower.

     Terrorism Coverage. Although the loan documents for the TAG Office
Portfolio Mortgage Loan do not expressly require the maintenance of terrorism insurance, the TAG Office Portfolio Borrower is required to obtain all-risk coverage as well as "such other insurance and in such amounts as lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the TAG Office
Portfolio Mortgaged Property located in or around the region in which the TAG
Office Portfolio Mortgaged Property is located." The form of all policies
(including exclusions and exceptions) are subject to the approval of lender.

                                     S-129

LOAN COMBINATIONS

     General. The mortgage pool will include 14 mortgage loans that are each part of a separate loan combination. Each of those loan combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination.
Further, each such co-lender agreement or other intercreditor arrangement will generally prohibit the transfer of the ownership of any mortgage loan that is part of a loan combination to any person or entity other than: institutional lenders, institutional investors, investment funds or other substantially similar institutions, affiliates of the foregoing, or a trustee of a rated securitization trust that, in each such case, exceed a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans.

     The table below identifies each underlying mortgage loan that is part of a
Loan Combination.



                                                                          RELATED PARI PASSU
                                                                          NON-TRUST LOANS(1)
                   MORTGAGE LOANS THAT ARE                                OR SENIOR NON-TRUST
                  PART OF A LOAN COMBINATION                                LOAN COMPONENT
-------------------------------------------------------------- -----------------------------------------
                                                       % OF
                                        CUT-OFF       INITIAL                             PARI PASSU
                                          DATE       MORTGAGE         ORIGINAL            NON-TRUST
                                       PRINCIPAL       POOL          PRINCIPAL               LOAN
         MORTGAGE LOAN NAME             BALANCE       BALANCE         BALANCE             NOTEHOLDER
----------------------------------- --------------- ---------- --------------------- -------------------

1. 200 Park Avenue(3)               $285,131,898    12.1%      $278,500,000(3)             LB-UBS
                                                                                         Commercial
                                                                                       Mortgage Trust
                                                                                          2005-C3
                                                               $285,131,898           Our affiliate(8)
----------------------------------- --------------- ---------- --------------------- -------------------
2. 500 West Madison Street(7)       $220,000,000     9.3%          NAP                          NAP
----------------------------------- --------------- ---------- --------------------- -------------------
3. Courtyard by Marriott            $177,900,000     7.5%      $121,500,000(4)             LB-UBS
   Portfolio(4)                                                                          Commercial
                                                                                       Mortgage Trust
                                                                                          2005-C3
                                                               $177,900,000          Our affiliate (8)
----------------------------------- --------------- ---------- --------------------- -------------------
4. 1345 Avenue of the Americas(5)   $ 46,800,000     2.0%      $ 46,800,000           Series FB 2005-1
                                                                                           Trust
                                                               $170,807,446           Series FB 2005-1
                                                                                           Trust
                                                               $170,807,446           Series FB 2005-1
                                                                                           Trust
                                                               $ 78,280,223(5)          Third-party
                                                                                       institutional
                                                                                         noteholder

                                              RELATED SUBORDINATE               U/W NCF DSCR
                                              NON-TRUST LOANS(2)                AND ORIGINAL
                                              OR JUNIOR NON-TRUST              LTV OF ENTIRE
                                                LOAN COMPONENT                LOAN COMBINATION
                                    --------------------------------------- --------------------
                                                             SUBORDINATE
                                          ORIGINAL            NON-TRUST         U/W     ORIGINAL
                                          PRINCIPAL             LOAN            NCF       LTV
         MORTGAGE LOAN NAME                BALANCE           NOTEHOLDER        DSCR      RATIO
----------------------------------- --------------- ---------- --------------------- -------------------

1. 200 Park Avenue(3)               $51,236,204(3)            LB-UBS        1.55x      48.6%
                                                            Commercial
                                                          Mortgage Trust
                                                              2005-C3
                                                                             NAP          NAP
----------------------------------- --------------- ---------- --------------------- -------------------
2. 500 West Madison Street(7)       $25,000,000             Third-party     1.13x      66.2%
                                                           institutional
                                                            noteholder
----------------------------------- --------------- ---------- --------------------- -------------------
3. Courtyard by Marriott            $42,700,000(4)            LB-UBS        1.44x      64.2%
   Portfolio(4)                                             Commercial
                                                          Mortgage Trust
                                                              2005-C3
                                    $30,000,000             Third-party
                                                           institutional
                                                            noteholder
----------------------------------- --------------- ---------- --------------------- -------------------
4. 1345 Avenue of the Americas(5)   $47,392,554          Series FB 2005-1   1.47x      58.4%
                                                               Trust
                                    $47,392,554          Series FB 2005-1
                                                               Trust
                                    $21,719,777(5)          Third-party
                                                           institutional
                                                            noteholder
                                    $33,333,333             Third-party
                                                           institutional
                                                            noteholder
                                    $33,333,333             Third-party
                                                           institutional
                                                            noteholder


                                      S-130



                                                                RELATED PARI PASSU
                                                                NON-TRUST LOANS(1)
               MORTGAGE LOANS THAT ARE                          OR SENIOR NON-TRUST
             PART OF A LOAN COMBINATION                           LOAN COMPONENT
----------------------------------------------------- ---------------------------------------
                                              % OF
                                CUT-OFF      INITIAL                           PARI PASSU
                                 DATE       MORTGAGE        ORIGINAL            NON-TRUST
                               PRINCIPAL      POOL          PRINCIPAL             LOAN
     MORTGAGE LOAN NAME         BALANCE      BALANCE         BALANCE           NOTEHOLDER
--------------------------- -------------- ---------- -------------------- ------------------

5. Park Avenue Plaza (6)    $19,350,000    0.8%       $19,350,000          Series FB 2005-1
                                                                                 Trust
                                                      $55,573,232          Series FB 2005-1
                                                                                 Trust
                                                      $55,573,232          Series FB 2005-1
                                                                                 Trust
                                                      $98,972,809(6)          Third-party
                                                                             institutional
                                                                              noteholder
6. Polo Towne Center (7)    $23,600,000    1.0%       NAP                         NAP
7. Fairfax Junction (7)     $13,425,000    0.6%       NAP                         NAP
8. Star Plaza (7)           $10,060,000    0.4%       NAP                         NAP
9. McDermott (7)            $ 9,870,000    0.4%       NAP                         NAP
10. Kiln Creek (7)          $ 8,140,000    0.3%       NAP                         NAP
11. Centre Court (7)        $ 7,720,000    0.3%       NAP                         NAP
12. 401 Frederick (7)       $ 6,880,000    0.3%       NAP                         NAP
13. Ulster Terrace (7)      $ 6,565,000    0.3%       NAP                         NAP
14. Lexington Commons (7)   $ 5,475,000    0.2%       NAP                         NAP
--------------------------- -----------    ---        -------------        ------------------

                                     RELATED SUBORDINATE               U/W NCF DSCR
                                      NON-TRUST LOANS(2)               AND ORIGINAL
                                     OR JUNIOR NON-TRUST              LTV OF ENTIRE
                                        LOAN COMPONENT               LOAN COMBINATION
                            -------------------------------------- --------------------
                                                    SUBORDINATE
                                  ORIGINAL           NON-TRUST         U/W     ORIGINAL
                                 PRINCIPAL             LOAN            NCF       LTV
     MORTGAGE LOAN NAME           BALANCE           NOTEHOLDER        DSCR      RATIO
--------------------------- ------------------- ------------------ ---------- ---------

                            $16,666,667            Third-party
                                                  institutional
                                                   noteholder
                            $16,666,667            Third-party
                                                  institutional
                                                   noteholder
--------------------------- ------------------- ------------------ ---------- ---------
5. Park Avenue Plaza (6)    $  576,768          Series FB 2005-1   1.85x      43.3%
                                                      Trust
                            $  576,768          Series FB 2005-1
                                                      Trust
                            $1,027,191(6)          Third-party
                                                  institutional
                                                   noteholder

--------------------------- ------------------- ------------------ ---------- ---------
6. Polo Towne Center (7)    $1,475,000            Our Affiliate    1.09x      76.0%
7. Fairfax Junction (7)     $  635,000            Our Affiliate    1.11x      79.4%
8. Star Plaza (7)           $  785,000            Our Affiliate    1.05x      85.0%
9. McDermott (7)            $  705,000            Our Affiliate    1.06x      84.3%
10. Kiln Creek (7)          $  615,000            Our Affiliate    1.05x      85.0%
11. Centre Court (7)        $  525,000            Our Affiliate    1.07x      85.0%
12. 401 Frederick (7)       $  387,500            Our Affiliate    1.12x      84.5%
13. Ulster Terrace (7)      $  515,000            Our Affiliate    1.05x      80.2%
14. Lexington Commons (7)   $  135,000            Our Affiliate    1.15x      81.3%
--------------------------- ------------------- ------------------ ---------- ---------


--------
(1)   Reflects those Pari Passu Non-Trust Loans and Senior Non-Trust Loan
      Components that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the same Loan Combination. See each italicized section below entitled "--Priority of Payments" for specific information regarding the application of payments for each of the Loan
      Combinations listed in the foregoing table.

(2)   Reflects those Subordinate Non-Trust Loans and Junior Non-Trust Loan
      Components that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest following monthly payments of principal and interest with respect to the underlying mortgage loan in the subject Loan
      Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to subject Loan
      Combination, entitled to payments of principal and interest only following payment of all accrued interest (other than default interest)
      and the total outstanding principal balance of the underlying mortgage loan in the subject Loan Combination. See each italicized section below entitled "Priority of Payments" for specific information regarding the application of payments for each of the Loan Combinations listed in the foregoing table.

(3)   The 200 Park Avenue Mortgage Loan is one of three (3) mortgage loans comprising the 200 Park Avenue Loan Combination that includes (a) the 200
      Park Avenue Mortgage Loan; (b) the 200 Park Avenue Note A1 Non-Trust
      Loan, with an original principal balance of $329,736,204; and (c) the 200
      Park Avenue Note A3 Non-Trust Loan, with an original principal balance of
      $285,131,898. The 200 Park Avenue Note A1 Non-Trust Loan is comprised of
      (i) the 200 Park Avenue Note A1 Senior Non-Trust Loan Component, with an original principal balance of $278,500,000, which is, at all times, pari passu in right of payment with the 200 Park Avenue Mortgage Loan and the
      200 Park Avenue Note A3 Non-Trust Loan, and (ii) the 200 Park Avenue Note
      A1 Junior Non-Trust Loan Component, with an original principal balance of
      $51,236,204, which is, during the continuance of certain material uncured events of default with respect to the 200 Park Avenue Loan Combination, subordinate in right of payment to the 200 Park Avenue Mortgage Loan, the
      200 Park Avenue Note A1 Senior Non-Trust Loan Component and the 200 Park
      Avenue Note A3 Non-Trust Loan. The 200 Park Avenue Note A3 Non-Trust Loan
      is, at all times, pari passu in right of payment with the 200 Park Avenue
      Mortgage Loan and the 200 Park Avenue Note A1 Senior Non-Trust Loan
      Component. The aggregate original principal balance of the 200 Park
      Avenue Loan Combination is $900,000,000.

(4)   The Courtyard by Marriott Portfolio Mortgage Loan is one of four mortgage loans comprising the Courtyard by Marriott Portfolio Loan Combination
      that includes: (a) the Courtyard by Marriott Portfolio Mortgage Loan; (b)
      the Courtyard by Marriott Portfolio Note A1 Non-Trust Loan, with an original principal balance of $164,200,000; (c) the Courtyard by Marriott
      Portfolio Note A3 Non-Trust Loan, with an original principal balance of
      $177,900,000; and (d) the Courtyard by Marriott Portfolio Note B
      Non-Trust Loan, with an original principal balance of $30,000,000. The
      Courtyard by Marriott Portfolio Note A1 Non-Trust Loan is comprised of
      (i) the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
      Component,

                                     S-131

     with an original principal balance of $121,500,000, which is, at all times, pari passu in right of payment with the Courtyard by Marriott Portfolio
     Mortgage Loan and the Courtyard by Marriott Portfolio Note A3 Non-Trust
     Loan, and (ii) the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust
     Loan Component, with an original principal balance of $42,700,000, which is, during the continuance of certain material uncured events of default with respect to the Courtyard by Marriott Portfolio Loan Combination,
     subordinate in right of payment to the Courtyard by Marriott Portfolio
     Mortgage Loan, the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust
     Loan Component and the Courtyard by Marriott Portfolio Note A3 Non-Trust
     Loan. The Courtyard by Marriott Portfolio Note A3 Non-Trust Loan is, at all
     times, pari passu in right of payment with the Courtyard by Marriott
     Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio Note A1
     Senior Non-Trust Loan Component. The Courtyard by Marriott Portfolio Note B
     Non-Trust Loan is, following and during the continuance of certain material uncured events of default with respect to the Courtyard by Marriott
     Portfolio Loan Combination, subordinate in right of payment to the
     Courtyard by Marriott Portfolio Mortgage Loan, the entire Courtyard by
     Marriott Portfolio Note A1 Non-Trust Loan and the Courtyard by Marriott
     Portfolio Note A3 Non-Trust Loan. The aggregate original principal balance of the Courtyard by Marriott Portfolio Loan Combination is $550,000,000.

(5)  The 1345 Avenue of the Americas Mortgage Loan in the trust is one of eleven
     (11) mortgage loans comprising the 1345 Avenue of the Americas Loan
     Combination that includes: (a) the 1345 Avenue of the Americas Mortgage
     Loan, with an original principal balance of $46,800,000; (b) the 1345
     Avenue of the Americas Note 1-A1 Non-Trust Loan, with an original principal balance of $46,800,000; (c) the 1345 Avenue of the Americas Note 1-A3
     Non-Trust Loan, with an original principal balance of $170,807,446; (d) the
     1345 Avenue of the Americas Note 1-A4 Non-Trust Loan, with an original principal balance of $170,807,446; (e) the 1345 Avenue of the Americas Note
     1-B1 Non-Trust Loan, with an original principal balance of $47,392,554; (f)
     the 1345 Avenue of the Americas Note 1-B2 Non-Trust Loan, with an original principal balance of $47,392,554; (g) the 1345 Avenue of the Americas Note
     1-C1 Non-Trust Loan, with an original principal balance of $33,333,333; (h)
     the 1345 Avenue of the Americas Note 1-C2 Non-Trust Loan, with an original principal balance of $33,333,333; (i) the 1345 Avenue of the Americas Note
     1-C3 Non-Trust Loan, with an original principal balance of $16,666,667, (j)
     the 1345 Avenue of the Americas Note 1-C4 Non-Trust Loan, with an original principal balance of $16,666,667 and (k) the 1345 Avenue of the Americas
     Note 2 Non Trust Loan, with an original principal balance of $100,000,000.
     The 1345 Avenue of the Americas Note 2 Non-Trust Loan, is comprised of two
     (2) loan components, referred to in this prospectus supplement as (i) the
     1345 Avenue of Americas Note 2 Senior Non-Trust Loan Component, with an original principal balance of $78,280,223 and (ii) the 1345 Avenue of
     Americas Note 2 Junior Non-Trust Loan Component, with an original principal balance of $21,719,777. As more fully described herein (see "Description of the Mortgage Pool--Loan Combinations--The 1345 Avenue of the Americas
     Mortgage Loan--Priority of Payments" in this prospectus supplement), the
     1345 Avenue of the Americas Note 1-A1 Non-Trust Loan, 1345 Avenue of the
     Americas Note 1-A3 Non-Trust Loan, the 1345 Avenue of the Americas Note
     1-A4 Non-Trust Loan and the 1345 Avenue of Americas Note 2 Senior Non-Trust
     Loan Component are pari passu in right of payment with the 1345 Avenue of the Americas Mortgage Loan (except in the case of monthly amortization payments prior to certain defaults). The 1345 Avenue of the Americas
     Mortgage Loan, the 1345 Avenue of the Americas Note 1-A1 Non-Trust Loan,
     1345 Avenue of the Americas Note 1-A3 Non-Trust Loan, the 1345 Avenue of
     the Americas Note 1-A4 Non-Trust Loan and the 1345 Avenue of Americas Note
     2 Senior Non-Trust Loan Component are senior in right of payment to the other 1345 Avenue of the Americas Non-Trust Loans. The 1345 Avenue of the
     Americas Note 1-B1 Non-Trust Loan, 1345 Avenue of the Americas Note 1-B2
     Non-Trust Loan and the 1345 Avenue of Americas Note 2 Junior Non-Trust Loan
     Component are senior in right of payment to the 1345 Avenue of the Americas
     Note 1-C1 Non-Trust Loan, the 1345 Avenue of the Americas Note 1-C2
     Non-Trust Loan, the 1345 Avenue of the Americas Note 1-C3 Non-Trust Loan
     and 1345 Avenue of the Americas Note 1-C4 Non-Trust Loan. The aggregate cut-off date principal balance of the entire 1345 Avenue of the Americas
     Loan Combination is $730,000,000.

(6)  The Park Avenue Plaza mortgage loan in the trust is one of seven (7)
     mortgage loans comprising the Park Avenue Plaza Loan Combination that includes: (a) the Park Avenue Plaza Mortgage Loan, with an original principal balance of $19,350,000; (b) the Park Avenue Plaza Note 1-A1
     Non-Trust Loan, with an original principal balance of $19,350,000; (c) the
     Park Avenue Plaza Note 1-A3 Non-Trust Loan, with an original principal balance of $55,573,232; (d) the Park Avenue Plaza Note 1-A4 Non-Trust Loan,
     with an original principal balance of $55,573,232; (e) the Park Avenue
     Plaza Note 1-B1 Non-Trust Loan, with an original principal balance of
     $576,768 and (f) the Park Avenue Plaza Note 1-B2 Non-Trust Loan, with an original principal balance of $576,768 and (g) the Park Avenue Plaza Note 2
     Non-Trust Loan, with an original principal balance of $100,000,000. The
     Park Avenue Plaza Note 2 Non-Trust Loan, is comprised of two (2) loan components, referred to in this prospectus supplement as (i) the Park
     Avenue Plaza Note 2 Senior Non-Trust Loan Component with an original principal balance of $98,972,809 and (ii) the Park Avenue Plaza Note 2
     Junior Non-Trust Loan Component, with an original principal balance of
     $1,027,191. As more fully described herein (see "Description of the
     Mortgage Pool--Loan Combinations--The Park Avenue Plaza Mortgage
     Loan--Priority of Payments" in this prospectus supplement), the Park Avenue
     Plaza Note 1-A1 Non-Trust Loan, the Park Avenue Plaza Note 1-A3 Non-Trust
     Loan, the Park Avenue Plaza Note 1-A4 Non-Trust Loan and the Park Avenue
     Plaza Note 2 Senior Non-Trust Loan Component are pari passu in right of payment with the Park Avenue Plaza Mortgage Loan (except in the case of monthly amortization payments prior to certain defaults). The Park Avenue
     Plaza Mortgage Loan, the Park Avenue Plaza Note 1-A1 Non-Trust Loan, the
     Park Avenue Plaza Note 1-A3 Non-Trust Loan, the Park Avenue Plaza Note 1-A4
     Non-Trust Loan and the Park Avenue Plaza Note 2 Senior Non-Trust Loan
     Component are senior in right of payment to the Park Avenue Plaza Note 1-B1
     Non-Trust Loan, the Park Avenue Plaza Note 1 B-2 Non-Trust Loan and the
     Park Avenue Plaza Note 2 Junior Non-Trust Loan Component. The Park Avenue
     Plaza Note 1-B1 Non-Trust Loan, the Park Avenue Plaza Note 1-B2 Non-Trust
     Loan and the Park Avenue Plaza Note 2 Junior Non-Trust Loan Component are
     pari passu in right of payment with each other. The aggregate cut-off date principal balance of the entire Park Avenue Plaza Loan Combination is
     $251,000,000.

(7)  The subject Loan Combination constitutes an A/B Loan Combination.

(8)  Expected to be included in a separate commercial mortgage securitization.

                                     S-132

     Set forth below is a brief description of the co-lender arrangement regarding the 14 underlying mortgage loans that are each part of a loan combination.

     The 200 Park Avenue Mortgage Loan. The 200 Park Avenue Mortgage Loan is
part of a Loan Combination comprised of three (3) mortgage loans that are all secured by the 200 Park Avenue Mortgaged Property, identified in this prospectus supplement as (a) the 200 Park Avenue Mortgage Loan, (b) the 200
Park Avenue Note A1 Non-Trust Loan, and (c) the 200 Park Avenue Note A3
Non-Trust Loan. The 200 Park Avenue Note A1 Non-Trust Loan and the 200 Park
Avenue Note A3 Non-Trust Loan are together referred to as the 200 Park Avenue
Non-Trust Loans. In addition, the 200 Park Avenue Note A1 Non-Trust Loan consists of the 200 Park Avenue Note A1 Senior Non-Trust Loan Component and the
200 Park Avenue Note A1 Junior Non-Trust Loan Component. See "--Significant
Underlying Mortgage Loans--The 200 Park Avenue Mortgage Loan" above in this prospectus supplement for a more detailed description of the 200 Park Avenue
Mortgage Loan. The 200 Park Avenue Non-Trust Loans will be serviced, along with the 200 Park Avenue Mortgage Loan, under the series 2005-C3 pooling and servicing agreement by the series 2005-C3 master servicer and the series
2005-C3 special servicer.

     Co-Lender Agreement. The 200 Park Avenue Co-Lender Agreement, executed in
June 2005, between the three holders of the mortgage loans comprising the 200
Park Avenue Loan Combination, generally provides that:

   o Consent Rights. The Loan Combination Controlling Party will have the ability to advise and direct the series 2005-C3 master servicer and/or the series 2005-C3 special servicer with respect to certain specified servicing actions regarding the 200 Park Avenue Loan Combination, including those involving foreclosure or material modification of the 200
     Park Avenue Mortgage Loan and the 200 Park Avenue Non-Trust Loans. As of
     any date of determination, the Loan Combination Controlling Party for the
     200 Park Avenue Loan Combination will be:

     (a)        the holder of the 200 Park Avenue Note A1 Non-Trust Loan,
                acting directly or through a representative (which
                representative, under the series 2005-C3 pooling and servicing agreement, will be a designated series 2005-C3
                certificateholder), if for so long as the total unpaid
                principal balance of the 200 Park Avenue Note A1 Junior
                Non-Trust Loan Component, net of any existing Appraisal
                Reduction Amount with respect to the 200 Park Avenue Loan
                Combination that is allocable to the 200 Park Avenue Note A1
                Junior Non-Trust Loan Component pursuant to the series 2005-C3 pooling and servicing agreement, is greater than, or equal to,
                27.5% of the original principal balance of the 200 Park Avenue
                Note A1 Junior Non-Trust Loan Component; and

     (b)        the holders of mortgage loans representing more than 50% of the aggregate unpaid principal balance of the 200 Park Avenue
                Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust
                Loan Component and the 200 Park Avenue Note A3 Non-Trust Loan,
                acting directly or through representatives (which
                representative, in the case of the 200 Park Avenue Mortgage
                Loan, under the series 2005-C5 pooling and servicing agreement, will be the series 2005-C5 controlling class representative), if for so long as the total unpaid principal balance of the 200
                Park Avenue Note A1 Junior Non-Trust Loan Component, net of any
                existing Appraisal Reduction Amount with respect to the 200
                Park Avenue Loan Combination that is allocable to the 200 Park
                Avenue Note A1 Junior Non-Trust Loan Component, is less than
                27.5% of the original principal balance of the 200 Park Avenue
                Note A1 Junior Non-Trust Loan Component; provided that, in the event that a majority (by unpaid principal balance of their respective components or mortgage loans, as the case may be) of the holders of the 200 Park Avenue Mortgage Loan, the 200 Park
                Avenue Note A1 Senior Non-Trust Loan Component and the 200 Park
                Avenue Note A3 Non-Trust Loan have not, within the requisite time period, directly or through representatives, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2005-C3 special servicer or master servicer, as applicable, will
                implement such servicing action that it deems to be in
                accordance with the servicing standard set forth in the series
                2005-C3 pooling and servicing agreement, and the decision of such series 2005-C3 special servicer or master servicer, as applicable, will be binding on all such parties, subject to the conditions set forth in the 200 Park Avenue Co-Lender
                Agreement.

   o Consultation Rights. Each of the holder of the 200 Park Avenue Mortgage
     Loan and the holder of the 200 Park Avenue Note A3 Non-Trust Loan will have the ongoing right, directly or through a representative, to consult with the series 2005-C3 master servicer and/or the series 2005-C3 special servicer with respect to various servicing matters affecting all of the mortgage loans in the 200 Park Avenue Loan Combination, including the 200
     Park Avenue Mortgage Loan (provided that such consultation rights will be non-binding).

                                     S-133

   o Purchase Option. If and for so long as the 200 Park Avenue Loan
     Combination is specially serviced and a scheduled payment on the 200 Park
     Avenue Loan Combination is at least 60 days delinquent, the holder of the
     200 Park Avenue Note A1 Non-Trust Loan or its designee (which designee, under the series 2005-C3 pooling and servicing agreement, will be a designated series 2005-C3 certificateholder) has the option to purchase the 200 Park Avenue Mortgage Loan and the 200 Park Avenue Note A3
     Non-Trust Loan (together only)--and, in connection therewith, the series
     2005-C3 pooling and servicing agreement will grant such designated series
     2005-C3 certificateholder the right to purchase the 200 Park Avenue Note
     A1 Non-Trust Loan--all at an aggregate price generally equal to the aggregate unpaid principal balance of the 200 Park Avenue Loan
     Combination, together with all accrued unpaid interest on those loans
     (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-C3 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration).

   o Cure Rights. The holder of the 200 Park Avenue Note A1 Non-Trust Loan or its designee (which designee, under the series 2005-C3 pooling and servicing agreement, will be a designated series 2005-C3
     certificateholder) has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the holder of the 200 Park Avenue Note
     A1 Non-Trust Loan of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that (i) no more than nine such cure events are permitted during the term of the 200 Park Avenue Loan Combination, (ii) no more than four consecutive cure events are permitted, and (iii) no more than five cure events, whether or not consecutive, are permitted within any 12-month period; provided, further, that in connection with the foregoing, the holder of the 200 Park Avenue Note A1 Non-Trust Loan (or its designee) will be required to effect any cure with respect to the 200
     Park Avenue Note A1 Senior Non-Trust Loan Component, the 200 Park Avenue
     Mortgage Loan and the 200 Park Avenue Note A3 Non-Trust Loan, but will not be required to effect a cure with respect to the 200 Park Avenue Note A1
     Junior Non-Trust Loan Component.

     Priority of Payments. Pursuant to the 200 Park Avenue Co-Lender Agreement,
following the allocation of payments to each mortgage loan in the 200 Park
Avenue Loan Combination and to each of the 200 Park Avenue Note A1 Senior
Non-Trust Loan Component and 200 Park Avenue Note A1 Junior Non-Trust Loan
Component in accordance with the related loan documents, unless there exists either (a) certain monetary events of default as to the 200 Park Avenue Loan
Combination (excluding the 200 Park Avenue Note A1 Junior Non-Trust Loan
Component) for which the holder of the 200 Park Avenue Note A1 Non-Trust Loan or its designee has not exercised its cure rights as described in the fourth bullet under "--Loan Combinations--The 200 Park Avenue Mortgage Loan--Co-Lender
Agreement" above, or (b) certain non-monetary events of default with respect to the 200 Park Avenue Loan Combination at a time when the 200 Park Avenue Loan
Combination is being specially serviced, collections on the 200 Park Avenue
Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

   o first, to the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Note A1
     Senior Non-Trust Loan Component and the 200 Park Avenue Note A3 Non-Trust
     Loan, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

   o second, to the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Note A1
     Senior Non-Trust Loan Component and the 200 Park Avenue Note A3 Non-Trust
     Loan, on a pro rata and pari passu basis, in an amount equal to (a) all voluntary principal prepayments attributable to the 200 Park Avenue
     Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan Component
     and the 200 Park Avenue Note A3 Non-Trust Loan, (b) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan Component and the 200
     Park Avenue Note A3 Non-Trust Loan, and (c) the amount of the maturity date principal payment attributable to the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Senior Non-Trust Loan Component and the 200 Park
     Avenue Note A3 Non-Trust Loan;

   o third, to the 200 Park Avenue Note A1 Junior Non-Trust Loan Component, in
     an amount equal to all accrued and unpaid interest (other than Default
     Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

                                     S-134

   o fourth, to the 200 Park Avenue Note A1 Junior Non-Trust Loan Component in
     an amount equal to (a) all voluntary principal prepayments attributable to the 200 Park Avenue Note A1 Junior Non-Trust Loan Component, (b) all
     unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the 200 Park Avenue Note A1
     Junior Non-Trust Loan Component and (c) the amount of the maturity date principal payment attributable to the 200 Park Avenue Note A1 Junior
     Non-Trust Loan Component;

   o fifth, to the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Note A1
     Senior Non-Trust Loan Component and the 200 Park Avenue Note A3 Non-Trust
     Loan, on a pro rata and pari passu basis, any prepayment premium attributable to the 200 Park Avenue Mortgage Loan, the 200 Park Avenue
     Note A1 Senior Non-Trust Loan Component and the 200 Park Avenue Note A3
     Non-Trust Loan in accordance with the related loan documents;

   o sixth, to the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Note A1
     Senior Non-Trust Loan Component and the 200 Park Avenue Note A3 Non-Trust
     Loan, on a pro rata and pari passu basis, any late payment charges and
     Default Interest due in respect of the 200 Park Avenue Mortgage Loan, the
     200 Park Avenue Note A1 Senior Non-Trust Loan Component and the 200 Park
     Avenue Note A3 Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

   o seventh, to the 200 Park Avenue Note A1 Junior Non-Trust Loan Component,
     any prepayment premium attributable to the 200 Park Avenue Note A1 Junior
     Non-Trust Loan Component in accordance with the related loan documents;

   o eighth, to the 200 Park Avenue Note A1 Junior Non-Trust Loan Component,
     any late payment charges and Default Interest due in respect of the 200
     Park Avenue Note A1 Junior Non-Trust Loan Component in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

   o ninth, to the 200 Park Avenue Note A1 Junior Non-Trust Loan Component, up
     to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the 200 Park Avenue Mortgage Loan or its designee with respect to the 200 Park Avenue Loan Combination pursuant to the 200 Park
     Avenue Co-Lender Agreement or the applicable servicing agreement; and

   o tenth, for such remaining purposes as are provided in the 200 Park Avenue
     Co-Lender Agreement.

     For purposes of clauses second and fourth above, principal amounts with respect to the 200 Park Avenue Loan Combination will be "attributable" to the
200 Park Avenue Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust
Loan Component, the 200 Park Avenue Note A3 Non-Trust Loan and the 200 Park
Avenue Note A1 Junior Non-Trust Loan Component, respectively, on a pro rata basis in accordance with their respective principal balances.

     Notwithstanding the foregoing, if the holder of the 200 Park Avenue Note
A1 Non-Trust Loan or its designee has previously made a cure payment in respect of an event of default with respect to the 200 Park Avenue Note A1 Senior
Non-Trust Loan Component, the 200 Park Avenue Mortgage Loan and the 200 Park
Avenue Note A3 Non-Trust Loan, then the holder of the 200 Park Avenue Mortgage
Loan or its designee will be entitled to reimbursement for that cure payment from collections on the 200 Park Avenue Loan Combination, after all amounts which are payable at such time in accordance with clauses first through eighth of the second preceding paragraph (and prior to any amounts which are payable at such time in accordance with clause tenth of the second preceding paragraph)
have been paid; provided that payments are not required to be applied as described in the next paragraph; and provided further that, in connection with the foregoing, the holder of the 200 Park Avenue Mortgage Loan will not be required to effect a cure with respect to the 200 Park Avenue Note A1 Junior
Non-Trust Loan Component.

     Pursuant to the 200 Park Avenue Co-Lender Agreement, during the continuance of: (a) certain monetary events of default as to the 200 Park
Avenue Loan Combination (excluding the 200 Park Avenue Note A1 Junior Non-Trust
Loan Component) for which the holder of the 200 Park Avenue Note A1 Non-Trust
Loan or its designee has not exercised its cure rights as described under
"--Loan Combinations--The 200 Park Avenue Mortgage Loan--Co-Lender
Agreement--Cure Rights" above, or (b) certain non-monetary events of default with respect to the 200 Park Avenue Loan Combination at a time when the 200
Park Avenue Loan Combination is being specially serviced, collections on the
200 Park Avenue Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the same order of priority as that set forth in the third preceding paragraph, except that with respect to the second bullet of the third preceding paragraph, payments will instead be made to the 200 Park Avenue
Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan Component and
the 200 Park Avenue Note A3 Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to the total principal balance thereof, until such total principal balance has been reduced to zero and, with

                                     S-135

respect to the fourth bullet of the third preceding paragraph, payments will instead be made to the 200 Park Avenue Note A1 Junior Non-Trust Loan Component
in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero.

     The Courtyard by Marriott Portfolio Mortgage Loan. The Courtyard by
Marriott Portfolio Mortgage Loan is part of a loan combination comprised of four (4) mortgage loans that are all secured by the Courtyard by Marriott
Portfolio Mortgaged Properties, identified in this prospectus supplement as (a)
the Courtyard by Marriott Portfolio Mortgage Loan, (b) the Courtyard by
Marriott Portfolio Note A1 Non-Trust Loan, (c) the Courtyard by Marriott
Portfolio Note A3 Non-Trust Loan, and (d) the Courtyard by Marriott Portfolio
Note B Non-Trust Loan. The Courtyard by Marriott Portfolio Note A1 Non-Trust
Loan, the Courtyard by Marriott Portfolio Note A3 Non-Trust Loan, and the
Courtyard by Marriott Portfolio Note B Non-Trust Loan are together referred to as the Courtyard by Marriott Portfolio Non-Trust Loans. In addition, the
Courtyard by Marriott Portfolio Note A1 Non-Trust Loan consists of the
Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component and the
Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan Component. See
"--Significant Underlying Mortgage Loans--The Courtyard by Marriott Portfolio
Mortgage Loan" above in this prospectus supplement for a more detailed description of the Courtyard by Marriott Portfolio Mortgage Loan. The Courtyard
by Marriott Portfolio Non-Trust Loans will be serviced, along with the
Courtyard by Marriott Portfolio Mortgage Loan, under the series 2005-C3 pooling and servicing agreement by the 2005-C3 master servicer and the series 2005-C3 special servicer.

     Co-Lender Agreement. The Courtyard by Marriott Portfolio Co-Lender
Agreement, executed in June 2005, between the four holders of the mortgage loans comprising the Courtyard by Marriott Portfolio Loan Combination,
generally provides that:

   o Consent Rights. The Loan Combination Controlling Party will have the ability to advise and direct the series 2005-C3 master servicer and/or the
     2005-C3 special servicer with respect to certain specified servicing actions regarding the Courtyard by Marriott Portfolio Combination, including those involving foreclosure or material modification of the
     Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by
     Marriott Portfolio Non-Trust Loans. As of any date of determination, the
     Loan Combination Controlling Party for the Courtyard by Marriott Portfolio
     Loan Combination will be:

     (a)        the Courtyard by Marriott Portfolio Note B Non-Trust Loan
                Noteholder or its designee, if and for so long as the total unpaid principal balance of the Courtyard by Marriott Portfolio
                Note B Non-Trust Loan, net of that portion of any existing
                Appraisal Reduction Amount with respect to the Courtyard by
                Marriott Portfolio Loan Combination that is allocable to the
                Courtyard by Marriott Portfolio Note B Non-Trust Loan, is equal to or greater than 27.5% of the original principal balance of the Courtyard by Marriott Portfolio Note B Non-Trust Loan, and

     (b)        the holder of the Courtyard by Marriott Portfolio Note A1
                Non-Trust Loan, acting directly or through a representative
                (which representative, under the series 2005-C3 pooling and servicing agreement, will be a designated series 2005-C3
                certificateholder), if for so long as the total unpaid
                principal balance of the Courtyard by Marriott Portfolio Note
                A1 Junior Non-Trust Loan Component, net of any existing
                Appraisal Reduction Amount with respect to the Courtyard by
                Marriott Portfolio Loan Combination that is allocable to the
                Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan
                Component, is greater than, or equal to, 27.5% of the original principal balance of the Courtyard by Marriott Portfolio Note
                A1 Junior Non-Trust Loan Component, and

     (c)        at all other times, the holders of mortgage loans representing more than 50% of the aggregate unpaid principal balance of the
                Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by
                Marriott Portfolio Note A1 Senior Non-Trust Loan Component and
                the Courtyard by Marriott Note A3 Non-Trust Loan, acting
                directly or through representatives (which representative, in the case of the Courtyard by Marriott Mortgage Loan, under the series 2005-C5 pooling and servicing agreement, will be the series 2005-C5 controlling class representative), if for so long as the total unpaid principal balance of the Courtyard by
                Marriott Note A1 Junior Non-Trust Loan Component, net of any
                existing Appraisal Reduction Amount with respect to the
                Courtyard by Marriott Loan Combination that is allocable to the
                Courtyard by Marriott Note A1 Junior Non-Trust Loan Component,
                is less than 27.5% of the original principal balance of the
                Courtyard by Marriott Note A1 Junior Non-Trust Loan Component;
                provided that, in the event that a majority (by unpaid
                principal balance of their respective components or mortgage loans, as the case may be) of the holders of the Courtyard by
                Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
                Portfolio Note A1 Senior Non-Trust Loan

                                     S-136

         Component and the Courtyard by Marriott Note A3 Non-Trust Loan have not, within the requisite time period, directly or through representatives, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2005-C3 special servicer or master servicer, as applicable, will implement such servicing action that it deems to be in accordance with the servicing standard set forth in the series 2005-C3 pooling and servicing agreement, and the decision of such series 2005-C3 special servicer or master servicer, as applicable, will be binding on all such parties, subject to the conditions set forth in the Courtyard by Marriott Co-Lender Agreement.

   o Consultation Rights. Each of the holder of the Courtyard by Marriott
     Portfolio Mortgage Loan and the holder of the Courtyard by Marriott
     Portfolio Note A3 Non-Trust Loan will have the ongoing right, directly or through a representative, to consult with the series 2005-C3 master servicer and/or the series 2005-C3 special servicer with respect to various servicing matters affecting all of the mortgage loans in the
     Courtyard by Marriott Portfolio Loan Combination, including the Courtyard by Marriott Portfolio Mortgage Loan (provided that such consultation rights will be non-binding).

   o Purchase Option. If and for so long as the Courtyard by Marriott
     Portfolio Loan Combination is specially serviced and a scheduled payment on the Courtyard by Marriott Portfolio Loan Combination is at least 60 days delinquent (a) at all times, the Courtyard by Marriott Portfolio Note
     B Non-Trust Loan Noteholder (or its assignee) and (b) additionally, if and for so long as the total unpaid principal balance of the Courtyard by
     Marriott Portfolio Note B Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Courtyard by
     Marriott Portfolio Loan Combination that is allocable to the Courtyard by
     Marriott Portfolio Note B Non-Trust Loan, is less than 27.5% of the original principal balance of the Courtyard by Marriott Portfolio Note B
     Non-Trust Loan, the holder of the Courtyard by Marriott Portfolio Note A1
     Non-Trust Loan or its designee (which designee, under the series 2005-C3 pooling and servicing agreement, will be a designated series 2005-C3 certificateholder), will have the option to purchase the Courtyard by
     Marriott Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio
     Note A3 Non-Trust Loan (together only)--and, in connection therewith, the series 2005-C3 pooling and servicing agreement will grant such designated series 2005-C3 certificateholder the right to purchase the 200 Park Avenue
     Note A1 Non-Trust Loan--all at an aggregate price generally equal to the aggregate unpaid principal balance of the Courtyard by Marriott Portfolio
     Loan Combination (excluding the Courtyard by Marriott Portfolio Note B
     Non-Trust Loan), together with all accrued unpaid interest on those loans
     (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-C3 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration); provided that the purchase right of the
     Courtyard by Marriott Portfolio Note B Non-Trust Loan Noteholder (or its
     assignee) will be prior to the purchase right of the holder of the
     Courtyard by Marriott Portfolio Note A1 Non-Trust Loan (or its assignee).

   o Cure Rights. The Courtyard by Marriott Portfolio Note B Non-Trust Loan
     Noteholder has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the Courtyard by Marriott Portfolio
     Note B Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that (i) no more than nine such cure events are permitted during the term of the Courtyard by Marriott Portfolio Loan
     Combination, (ii) no more than four consecutive cure events are permitted, and (iii) no more than five cure events, whether or not consecutive, are permitted within any 12-month period; provided, further, that any cure effected by the Courtyard by Marriott Portfolio Note B Non-Trust Loan
     Noteholder must be effected with respect to all of the Courtyard by
     Marriott Portfolio Note A Loans (including the Courtyard by Marriott
     Portfolio Note A1 Junior Non-Trust Loan Component). In addition, if and for so long as the total unpaid principal balance of the Courtyard by
     Marriott Portfolio Note B Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Courtyard by
     Marriott Portfolio Loan Combination that is allocable to the Courtyard by
     Marriott Portfolio Note B Non-Trust Loan, is less than 27.5% of the original principal balance of the Courtyard by Marriott Portfolio Note B
     Non-Trust Loan, the holder of the Courtyard by Marriott Portfolio Note A1
     Non-Trust Loan or its designee (which designee, under the series 2005-C3 pooling and servicing agreement, will be a designated series 2005-C3 certificateholder) will also be entitled to effect the cures set forth in the preceding sentence; provided that (a) the holder of the Courtyard by
     Marriott Portfolio Note A1 Non-Trust Loan or its representative must obtain the consent of the Courtyard by Marriott Portfolio Note B Non-Trust
     Loan Noteholder to effect such cure, (b) the cure right of the Courtyard by Marriott Portfolio Note B Non-Trust Loan Noteholder will be prior to the cure right of holder of the Courtyard by Marriott Portfolio Note A1
     Non-Trust Loan, and (c) any cure by the holder of the

                                     S-137

     Courtyard by Marriott Portfolio Note A1 Non-Trust Loan is required to be effected with respect to the Courtyard by Marriott Portfolio Note A1
     Senior Non-Trust Loan Component, the Courtyard by Marriott Portfolio
     Mortgage Loan and the Courtyard by Marriott Portfolio Note A3 Non-Trust
     Loan, but is not required to be effected with respect to the Courtyard by
     Marriott Portfolio Note A1 Junior Non-Trust Loan Component or the
     Courtyard by Marriott Portfolio Note B Non-Trust Loan.

     Priority of Payments. Pursuant to the Courtyard by Marriott Portfolio
Co-Lender Agreement, following the allocation of payments to each mortgage loan in the Courtyard by Marriott Portfolio Loan Combination and to each of the
Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component and the
Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan Component in
accordance with the related loan documents, unless there exist either (a)
certain monetary events of default as to the Courtyard by Marriott Portfolio
Note A Loans (excluding the Courtyard by Marriott Portfolio Note A1 Junior
Non-Trust Loan Component for any cure effected by the holder of the Courtyard by Marriott Portfolio Note A1 Non-Trust Loan) for which the parties entitled to effect a cure with respect thereto have not exercised their cure rights as described under "--Loan Combinations--The Courtyard by Marriott Portfolio
Mortgage Loan--Co-Lender Agreement--Cure Rights" above, or (b) certain non-monetary events of default with respect to the Courtyard by Marriott
Portfolio Note A Loans at a time when the Courtyard by Marriott Portfolio Note
A Loans are being specially serviced, collections on the Courtyard by Marriott
Portfolio Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation)
generally in the following manner:

   o first, to the Courtyard by Marriott Portfolio Mortgage Loan, the
     Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component
     and the Courtyard by Marriott Portfolio Note A3 Non-Trust Loan, on a pro
     rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof
     (net of related master servicing fees), until all such interest is paid in full;

   o second, to the Courtyard by Marriott Portfolio Mortgage Loan, the
     Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component
     and the Courtyard by Marriott Portfolio Note A3 Non-Trust Loan, on a pro
     rata and pari passu basis, in an amount equal to (a) all scheduled principal payments attributable to the Courtyard by Marriott Portfolio
     Mortgage Loan, the Courtyard by Marriott Portfolio Note A1 Senior
     Non-Trust Loan Component and the Courtyard by Marriott Portfolio Note A3
     Non-Trust Loan, (b) all voluntary principal prepayments attributable to the Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by
     Marriott Portfolio Note A1 Senior Non-Trust Loan Component and the
     Courtyard by Marriott Portfolio Note A3 Non-Trust Loan, (c) all
     unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Courtyard by Marriott
     Portfolio Mortgage Loan, the Courtyard by Marriott Portfolio Note A1
     Senior Non-Trust Loan Component and the Courtyard by Marriott Portfolio
     Note A3 Non-Trust Loan and (d) the amount of the maturity date principal payment attributable to the Courtyard by Marriott Portfolio Mortgage Loan,
     the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
     Component and the Courtyard by Marriott Portfolio Note A3 Non-Trust Loan;

   o third, to the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust
     Loan Component, in an amount equal to all accrued and unpaid interest
     (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

   o fourth, to the Courtyard by Marriott Portfolio Note A1 Junior Note A1
     Non-Trust Loan Component in an amount equal to (a) all scheduled principal payments attributable to the Courtyard by Marriott Portfolio Note A1
     Junior Non-Trust Loan Component in accordance with the related loan documents, (b) all voluntary principal prepayments attributable to the
     Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan Component,
     (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Courtyard by
     Marriott Portfolio Note A1 Junior Non-Trust Loan Component and (d) the
     amount of the maturity date principal payment attributable to the
     Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan Component;

   o fifth, to the Courtyard by Marriott Portfolio Note B Non-Trust Loan, in
     an amount equal to all accrued and unpaid interest (other than Default
     Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

   o sixth, to the Courtyard by Marriott Portfolio Note B Non-Trust Loan in an
     amount equal to (a) all scheduled principal payments attributable to the
     Courtyard by Marriott Portfolio Note B Non-Trust Loan, (b) all voluntary

                                     S-138

     principal prepayments attributable to the Courtyard by Marriott Portfolio
     Note B Non-Trust Loan, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Courtyard by Marriott Portfolio Note B Non-Trust Loan and (d) the
     amount of the maturity date principal payment attributable to the
     Courtyard by Marriott Portfolio Note B Non-Trust Loan;

   o seventh, to the Courtyard by Marriott Portfolio Mortgage Loan, the
     Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component
     and the Courtyard by Marriott Portfolio Note A3 Non-Trust Loan, on a pro
     rata and pari passu basis, any prepayment premium attributable to the
     Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
     Portfolio Note A1 Senior Non-Trust Loan Component and the Courtyard by
     Marriott Portfolio Note A3 Non-Trust Loan in accordance with the related loan documents;

   o eighth, to the Courtyard by Marriott Portfolio Mortgage Loan, the
     Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component
     and the Courtyard by Marriott Portfolio Note A3 Non-Trust Loan, on a pro
     rata and pari passu basis, any late payment charges and Default Interest due in respect of the Courtyard by Marriott Portfolio Mortgage Loan, the
     Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component
     and the Courtyard by Marriott Portfolio Note A3 Non-Trust Loan in
     accordance with the related loan documents (after application as provided in the applicable servicing agreement);

   o ninth, to the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust
     Loan Component, any prepayment premium attributable to the Courtyard by
     Marriott Portfolio Note A1 Junior Non-Trust Loan Component in accordance with the related loan documents;

   o tenth, to the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust
     Loan Component, any late payment charges and Default Interest due in respect of the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust
     Loan Component in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

   o eleventh, to the Courtyard by Marriott Portfolio Note B Non-Trust Loan,
     any prepayment premium attributable to the Courtyard by Marriott Portfolio
     Note B Non-Trust Loan in accordance with the related loan documents;

   o twelfth, to the Courtyard by Marriott Portfolio Note B Non-Trust Loan,
     any late payment charges and Default Interest due in respect of the
     Courtyard by Marriott Portfolio Note B Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

   o thirteenth, to the Courtyard by Marriott Portfolio Note A1 Junior
     Non-Trust Loan Component, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Courtyard by Marriott
     Portfolio Note A1 Non-Trust Loan or its designee with respect to the
     Courtyard by Marriott Portfolio Loan Combination pursuant to the Courtyard by Marriott Portfolio Co-Lender Agreement or the applicable servicing agreement;

   o fourteenth, to the Courtyard by Marriott Portfolio Note B Non-Trust Loan,
     up to the amount of any unreimbursed costs and expenses paid or advanced by the Courtyard by Marriott Portfolio Note B Non-Trust Loan Noteholder or
     its designee with respect to the Courtyard by Marriott Portfolio Loan
     Combination pursuant to the Courtyard by Marriott Portfolio Co-Lender
     Agreement or the applicable servicing agreement; and

   o fifteenth, for such remaining purposes as are provided in the Courtyard by
     Marriott Portfolio Co-Lender Agreement.

     For purposes of clauses second, fourth and sixth above, principal amounts with respect to the Courtyard by Marriott Portfolio Loan Combination will be
"attributable" to the Courtyard by Marriott Portfolio Mortgage Loan, the
Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component, the
Courtyard by Marriott Portfolio Note A3 Non-Trust Loan, the Courtyard by
Marriott Portfolio Note A1 Junior Non-Trust Loan Component and the Courtyard by
Marriott Note B Non-Trust Loan, respectively, on a pro rata basis in accordance with their respective principal balances.

     Notwithstanding the foregoing, if the Courtyard by Marriott Portfolio Note
B Non-Trust Loan Noteholder or its designee has previously made a cure payment in respect of an event of default with respect to the Courtyard by Marriott
Portfolio Note A Loans, then the Courtyard by Marriott Portfolio Note B
Non-Trust Loan Noteholder or its designee will be entitled to reimbursement for that cure payment from collections on the Courtyard by Marriott Portfolio Loan
Combination, after all amounts which are payable at such time in accordance with clauses first through twelfth of the second preceding paragraph (and prior to any amounts which are payable at such time in accordance with clause fourteenth of the second preceding paragraph) have been paid; provided that payments are not required to be applied as described in the next paragraph.
Further notwithstanding the foregoing, if the holder of the Courtyard by
Marriott Portfolio Note A1 Non-Trust

                                     S-139

Loan or its designee has previously made a cure payment in respect of an event of default with respect to the Courtyard by Marriott Portfolio Mortgage Loan,
the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component and
the Courtyard by Marriott Portfolio Note A3 Non-Trust Loan, then the holder of the Courtyard by Marriott Portfolio Note A1 Non-Trust Loan or its designee will be entitled to reimbursement for that cure payment from collections on the
Courtyard by Marriott Portfolio Loan Combination, after all amounts which are payable at such time in accordance with clauses first through thirteenth of the second preceding paragraph (and prior to any amounts which are payable at such time in accordance with clause fifteenth of the second preceding paragraph)
have been paid; provided that payments are not required to be applied as described in the next paragraph.

     Pursuant to the Courtyard by Marriott Portfolio Co-Lender Agreement,
during the continuance of: (a) certain monetary events of default as to the
Courtyard by Marriott Portfolio Pari Passu Loans (excluding the Courtyard by
Marriott Portfolio Note A1 Junior Non-Trust Loan Component for any cure effected by the holder of the Courtyard by Marriott Portfolio Mortgage Loan)
for which none of the parties entitled to effect a cure with respect thereto have exercised their cure rights as described in the fourth bullet under
"--Loan Combinations--The Courtyard by Marriott Portfolio Mortgage
Loan--Co-Lender Agreement" above, or (b) certain non-monetary events of default with respect to the Courtyard by Marriott Portfolio Pari Passu Loans at a time when the Courtyard by Marriott Portfolio Pari Passu Loans are being specially serviced, collections on the Courtyard by Marriott Portfolio Loan Combination
will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the same order of priority as that set forth in the third preceding paragraph, except that with respect to the second bullet of the third preceding paragraph, payments will instead be made to the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Note
A1 Senior Non-Trust Loan Component and the 200 Park Avenue Note A3 Non-Trust
Loan, on a pro rata and pari passu basis, in an amount equal to the total principal balance thereof, until such total principal balance has been reduced to zero and, with respect to the fourth bullet of the third preceding paragraph, payments will instead be made to the 200 Park Avenue Note A1 Junior
Non-Trust Loan Component in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero and, with respect to the sixth bullet of the third preceding paragraph, payments will instead be made to the 200 Park Avenue Note B Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero.

     The 1345 Avenue of the Americas Mortgage Loan.  The 1345 Avenue of the
Americas Mortgage Loan is part of the 1345 Avenue of the Americas Loan
Combination, which is comprised of eleven (11) mortgage loans that are all secured by the 1345 Avenue of the Americas Mortgaged Property. The 1345 Avenue
of the Americas Note 1-A1 Non-Trust Loan, the 1345 Avenue of the Americas Note
1-A3 Non-Trust Loan, the 1345 Avenue of the Americas Note 1-A4 Non-Trust Loan,
the 1345 Avenue of the Americas Note 1-B1 Non-Trust Loan, the 1345 Avenue of
the Americas Note 1-B2 Non-Trust Loan, the 1345 Avenue of the Americas Note
1-C1 Non-Trust Loan, the 1345 Avenue of the Americas Note 1-C2 Non-Trust Loan,
the 1345 Avenue of the Americas Note 1-C3 Non-Trust Loan, the 1345 Avenue of
the Americas Note 1-C4 Non-Trust Loan and the 1345 Avenue of the Americas Note
2 Non-Trust Loan are together referred to as the 1345 Avenue of the Americas
Non-Trust Loans. In addition, the 1345 Avenue of the Americas Note 2 Non-Trust
Loan consists of the 1345 Avenue of the Americas Note 2 Senior Non-Trust Loan
Component and 1345 Avenue of the Americas Note 2 Junior Non-Trust Loan
Component. See "Servicing of 1345 Avenue of the Americas Loan Combination and
the Park Avenue Plaza Loan Combination--Certain Powers of the Loan Combination
Controlling Party" in this prospectus supplement and "--Co-Lender Agreement"
below for a more detailed description of certain rights of 1345 Avenue of the
Americas Non-Trust Loan Noteholders. The 1345 Avenue of the Americas Loan
Combination is being serviced and administered, and will continue to be serviced and administered, pursuant to the series FB 2005-1 pooling and servicing agreement (the governing document for the securitization of the 1345
Avenue of the Americas Note 1-A1 Non-Trust Loan, 1345 Avenue of the Americas
Note 1-A3 Non-Trust Loan, 1345 Avenue of the Americas Note 1-A4 Non-Trust Loan,
1345 Avenue of the Americas Note 1-B1 Non-Trust Loan and 1345 Avenue of the
Americas Note 1-B2 Non-Trust Loan and the issuance of the series FB 2005-1 certificates), which provides for servicing arrangements that are similar but not identical to those under the series 2005-C5 pooling and servicing agreement. Certain provisions of the series FB 2005-1 pooling and servicing agreement are more fully described under "Servicing of the 1345 Avenue of the
Americas Loan Combination and the Park Avenue Plaza Loan Combination" in this prospectus supplement.

     Co-Lender Agreement. The eleven (11) holders of the mortgage loans comprising the 1345 Avenue of the Americas Loan Combination are bound by the terms and provisions of the 1345 Avenue of the Americas Co-Lender Agreement,
dated as of July 6, 2005, which generally includes the following provisions, among others:

   o Consent Rights. The Loan Combination Controlling Party for the 1345
     Avenue of the Americas Loan Combination will have the ability to advise and direct the series FB 2005-1 master servicer and/or the series FB
     2005-1 special

                                     S-140

     servicer with respect to certain specified servicing actions under the series FB 2005-1 pooling and servicing agreement regarding the 1345 Avenue of the Americas Loan Combination, including those involving foreclosure or material modification of the 1345 Avenue of the Americas Loan Combination.
     As of any date of determination, the Loan Combination Controlling Party for the 1345 Avenue of the Americas Loan Combination will be (A) if a 1345
     Avenue of the Americas Control Appraisal Event is not in effect, the holders of at least a majority in principal amount of the 1345 Avenue of the Americas C Loans and (B) during the existence of a 1345 Avenue of the
     Americas Control Appraisal Event, the Series FB 2005-1 Directing
     Certificateholders. As of any date of determination, the "Series FB 2005-1
     Directing Certificateholders" are holders of at least a majority of the voting rights of the most subordinate principal balance class of the 1345
     Avenue of the Americas and Park Avenue Plaza Trust, Commercial Mortgage
     Pass-Through Certificates, Series FB 2005-1. A "1345 Avenue of the
     Americas Control Appraisal Event" will exist, pursuant to 1345 Avenue of the Americas Co-Lender Agreement, if and for so long as (a) the original aggregate principal balance of 1345 Avenue of the Americas C Loans, (x)
     minus the sum of (i) any payments of principal allocated to, and received on, the 1345 Avenue of the Americas C Loans, (ii) any Appraisal Reduction
     Amounts allocated to the 1345 Avenue of the Americas C Loans (see
     "Servicing of the 1345 Avenue of the Americas Loan Combination and the
     Park Avenue Plaza Loan Combination--Appraisal Reduction Events and
     Appraisal Reduction Amounts Under the Series FB 2005-1 Pooling and
     Servicing Agreement" in this prospectus supplement), and (iii) any realized losses on 1345 Avenue of the Americas C Loans (y) plus the amount of additional collateral posted pursuant to the terms of the 1345 Avenue of the Americas Co-lender Agreement, is less than (b) 25% of the original aggregate principal balance of 1345 Avenue of the Americas C Loans less any payments of principal allocated to and received on the 1345 Avenue of the Americas C Loans. Notwithstanding the foregoing, if the 1345 Avenue of the Americas Loan Combination has not, within the requisite time period, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series FB 2005-1 special servicer or master servicer, as applicable, will implement such servicing action that it deems to be in accordance with the series FB 2005-1 servicing standards, and the decision of such series FB 2005-1 special servicer or master servicer, as applicable, will be binding on all such parties, subject to the conditions described under "Servicing of 1345
     Avenue of the Americas Loan Combination--Certain Powers of The Loan
     Combination Controlling Party in this prospectus supplement.

   o Consultation Rights. The holder of the 1345 Avenue of the Americas
     Mortgage Loan and any other holder of a 1345 Avenue of the Americas
     Non-Trust Loan that is not, or is not represented by, the Loan Combination
     Controlling Party will have the ability to consult (which consultation will be nonbinding) with the Loan Combination Controlling Party for the
     1345 Avenue of the Americas Loan Combination, the series FB 2005-1 master servicer and/or the series FB 2005-1 special servicer with respect to certain specified servicing actions under the series FB 2005-1 pooling and servicing agreement regarding 1345 Avenue of the Americas Loan
     Combination, including those involving foreclosure or material modification of 1345 Avenue of the Americas Loan Combination.

   o Purchase Option. In the event that (a) 1345 Avenue of the Americas Loan
     Combination is specially serviced and (b) a scheduled payment on 1345
     Avenue of the Americas Loan Combination is at least 60 days delinquent or the related balloon payment is not paid at maturity, the holder of a majority of the 1345 Avenue of the Americas C Loans, has the option to purchase the 1345 Avenue of the Americas A Loans and the 1345 Avenue of
     the Americas B Loans (together only) at a price generally equal to the aggregate unpaid principal balance of 1345 Avenue of the Americas A Loans and the 1345 Avenue of the Americas B Loans, together with all accrued unpaid interest on those loans (other than default interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series FB 2005-1 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration). The purchase option terminates upon the earliest of (i) the foreclosure or comparable conversion of the ownership of the 1345 Avenue of the Americas Mortgaged Property, (ii)
     expiration of a period of 90 days from the delivery of the purchase option notice to the holders of the option and (iii) the date on which the 1345
     Avenue of the Americas Loan Combination is no longer specially serviced and is current on its scheduled payments or its balloon payment has been made.

   o Cure Rights. The holder of a majority of the 1345 Avenue of the Americas
     C Loans has the right, but not the obligation, to cure a monetary default or a material non-monetary default that is not cured within the applicable grace period, within 5 business days, in the case of a monetary default, or 30 days, in the case of a non-monetary default, after the later of (a)
     receipt by the holder of a majority of the 1345 Avenue of the Americas C
     Loans of notice

                                     S-141

     of the subject default and (b) the expiration of the applicable grace period for the subject default; provided that (i) no more than five such cure events are permitted during each 10-year rolling period during the term of the 1345 Avenue of the Americas Loan Combination (four of which may not exceed three consecutive months and one of which may not exceed one month) and (ii) no more than two cure events, whether or not consecutive, are permitted within any 12-month period.

   o Replacement of Special Servicer. The Loan Combination Controlling Party
     for the 1345 Avenue of the Americas Loan Combination is entitled to terminate the series FB 2005-1 special servicer, with or without cause, under the series FB 2005-1 pooling and servicing agreement, as described under "Servicing of the 1345 Avenue of the Americas Loan Combination and
     the Park Avenue Plaza Loan Combination--Events of Default and Termination
     of Servicers Under the Series FB 2005-1 Pooling and Servicing Agreement"
     in this prospectus supplement.

     Priority of Payments. Pursuant to 1345 Avenue of the Americas Co-Lender
Agreement, following the allocation of payments to each mortgage loan in the
1345 Avenue of the Americas Loan Combination in accordance with the related loan documents, prior to the occurrence of a monetary default or a non-monetary default at a time when the 1345 Avenue of the Americas Loan Combination is specially serviced ("1345 Avenue of the Americas Payment Application Trigger
Event"), (a) all scheduled monthly payments on the 1345 Avenue of the Americas
Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     (i) first, pro rata, to the payment of accrued and unpaid interest on the
   1345 Avenue of the Americas A Loans, the 1345 Avenue of the Americas B Loans
   and the 1345 Avenue of the Americas C Loans;

     (ii) second, pro rata, to the 1345 Avenue of the Americas Mortgage Loan and the 1345 Avenue of the Americas Note 1-A1 Non-Trust Loan, in reduction of their outstanding principal balances until reduced to zero;

     (iii) third, pro rata, to the 1345 Avenue of the Americas Note 1-A3
   Non-Trust Loan and the 1345 Avenue of the Americas Note 1-A4 Non-Trust Loan
   and the 1345 Avenue of the Americas Note 2 Senior Non-Trust Loan Component,
   in reduction of their outstanding principal balances until reduced to zero;

     (iv) fourth, pro rata, to the 1345 Avenue of the Americas B Loans, in reduction of their outstanding principal balances until reduced to zero;

     (v) fifth, pro rata, to the 1345 Avenue of the Americas C Loans, in reduction of their outstanding principal balances until reduced to zero;

and (b) any principal payments relating to any casualty or condemnation proceeds received will be applied in the following priority:

     (i) first, pro rata, to the 1345 Avenue of the Americas A Loans, in reduction of their outstanding principal balances until reduced to zero;

     (ii) second, pro rata, to the 1345 Avenue of the Americas B Loans, in reduction of their outstanding principal balances until reduced to zero;

     (iii) third, pro rata, to the 1345 Avenue of the Americas C Loans, in reduction of their outstanding principal balances until reduced to zero.

     Pursuant to the terms of the 1345 Avenue of the Americas Co-Lender
Agreement, following the occurrence of a 1345 Avenue of the Americas Payment
Application Trigger Event (and for so long as the default giving rise to the event is continuing), but prior to a final recovery determination, all amounts received with respect to the 1345 Avenue of the Americas Loan Combination
(after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) shall be applied in the following priority:

     (i) first, to the payment of accrued and unpaid interest, pro rata, on the
   1345 Avenue of the Americas A Loans;

     (ii) second, to the extent of any principal collections received in respect of the 1345 Avenue of the Americas Loan Combination (after allocating all loan collections to interest on the 1345 Avenue of the Americas A Loans and the 1345 Avenue of the Americas B Loans, but not the 1345 Avenue of the
   Americas C Loans) in reduction of the outstanding principal balances of the
   1345 Avenue of the Americas A Loans, pro rata, until each is reduced to zero;

     (iii) third, to the payment of accrued and unpaid interest on the 1345
   Avenue of the Americas B Loans;

                                     S-142

     (iv) fourth, to the extent of any principal collections received in respect of the 1345 Avenue of the Americas Loan Combination remaining after application pursuant to clause (ii), to the reduction of the outstanding principal balances of 1345 Avenue of the Americas B Loans, pro rata, until each is reduced to zero;

     (v) fifth, to repay to the holder of the 1345 Avenue of the Americas C
   Loans any cure payments made by such holders;

     (vi) sixth, to the payment of accrued and unpaid interest, pro rata, on the
   1345 Avenue of the Americas C Loans;

     (vii) seventh, to the reduction of the outstanding principal balances of
   1345 Avenue of the Americas C Loans, pro rata, until each is reduced to zero;

     (viii) eighth, to the payment to the 1345 Avenue of the Americas A Loans, the 1345 Avenue of the Americas B Loans and the 1345 Avenue of the Americas C
   Loans, in that order, any prepayment consideration then due and payable under the related loan documents;

     (ix) ninth, pro rata to the payment of all penalty charges due with respect to the 1345 Avenue of the Americas A Loans to be applied as provided in the series FB 2005-1 pooling and servicing agreement;

     (x) tenth, pro rata to the payment of all penalty charges due with respect to the 1345 Avenue of the Americas B Loans to be applied as provided in the series FB 2005-1 pooling and servicing agreement;

     (xi) eleventh, pro rata to the payment of all penalty charges due with respect to the 1345 Avenue of the Americas C Loans to be applied as provided in the series FB 2005-1 pooling and servicing agreement;

     (xii) twelfth, to the extent of any remaining amounts, to the 1345 Avenue of the Americas Mortgage Loan and the 1345 Avenue of the Americas Non-Trust
   Loans, pro rata, in accordance with their initial principal amounts.

     Pursuant to the terms of the 1345 Avenue of the Americas Co-Lender
Agreement, upon a final recovery determination, all amounts received with respect to 1345 Avenue of the Americas Loan Combination (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) will be applied in the following priority:

     (i) first, to the payment of accrued and unpaid interest on the 1345 Avenue of the Americas A Loans;

     (ii) second, to the reduction of the outstanding principal balances of the
   1345 Avenue of the Americas A Loans, pro rata, in accordance with the outstanding principal balances thereof, until each is reduced to zero;

     (iii) third, to the payment of accrued and unpaid interest on the 1345
   Avenue of the Americas B Loans (less such Loans' allocable portion of the
   Master Servicing Fee);

     (iv) fourth, to the reduction of the outstanding principal balances of the
   1345 Avenue of the Americas B Loans, pro rata, in accordance with the outstanding principal balances thereof, until each is reduced to zero;

     (v) fifth, to repay to the holders of the 1345 Avenue of the Americas C
  Loans any cure payments made by it;

     (vi) sixth, to the payment of accrued and unpaid interest on the 1345
   Avenue of the Americas C Loans;

     (vii) seventh, to the reduction of the outstanding principal balances of the 1345 Avenue of the Americas C Loans, pro rata, in accordance with the outstanding principal balances thereof, until each is reduced to zero;

     (viii) eighth, to the payment to the 1345 Avenue of the Americas A Loans,
   1345 Avenue of the Americas B Loans and the 1345 Avenue of the Americas C
   Loans, in that order, any prepayment consideration then due and payable under the related loan documents;

     (ix) ninth, pro rata to the payment of all penalty charges due with respect to the 1345 Avenue of the Americas A Loans to be applied as provided in the series FB 2005-1 pooling and servicing agreement;

     (x) tenth, pro rata to the payment of all penalty charges due with respect to the 1345 Avenue of the Americas B Loans to be applied as provided in the series FB 2005-1 pooling and servicing agreement;

     (xi) eleventh, pro rata to the payment of all penalty charges due with respect to the 1345 Avenue of the Americas C Loans to be applied as provided in the series FB 2005-1 pooling and servicing agreement;

     (xii) twelfth, to the extent of any remaining amounts, to the 1345 Avenue of the Americas Mortgage Loan and the 1345 Avenue of the Americas Non-Trust
   Loans, pro rata, in accordance with their initial principal amounts.

                                     S-143

     In the event that the 1345 Avenue of the Americas Loan Combination is prepaid in full after the conclusion of its lockout period, all amounts received will be applied in the same order of priority as clauses (i) through
(xii) in the preceding paragraph.

     The Park Avenue Plaza Mortgage Loan. The Park Avenue Plaza Mortgage Loan
is part of the Park Avenue Plaza Loan Combination, which is comprised of seven
(7) mortgage loans that are all secured by the Park Avenue Plaza Mortgaged
Property. The Park Avenue Plaza Note 1-Al Non-Trust Loan, the Park Avenue Plaza
Note 1-A3 Non-Trust Loan, the Park Avenue Plaza Note 1-A4 Non-Trust Loan, the
Park Avenue Plaza Note 1-B1 Non-Trust Loan, the Park Avenue Plaza Note 1-B2
Non-Trust Loan and the Park Avenue Plaza Note 2 Non-Trust Loan are together referred to as the Park Avenue Plaza Non-Trust Loans. In addition, the Park
Avenue Plaza Note 2 Non-Trust Loan consists of the Park Avenue Plaza Note 2
Senior Non-Trust Loan Component and the Park Avenue Plaza Note 2 Junior
Non-Trust Loan Component. See "Servicing of 1345 Avenue of the Americas Loan
Combination and the Park Avenue Plaza Loan Combination--Certain Powers of the
Loan Combination Controlling Party" in this prospectus supplement and
"--Co-Lender Agreement" below for a more detailed description of certain rights of Park Avenue Plaza Non-Trust Loan Noteholders. The Park Avenue Plaza Loan
Combination is being serviced and administered, and will continue to be serviced and administered, pursuant to the series FB 2005-1 pooling and servicing agreement (the governing document for the securitization of the Park
Avenue Plaza Note 1-A1 Non-Trust Loan, Park Avenue Plaza Note l-A3 Non-Trust
Loan, Park Avenue Plaza Note 1-A4 Non-Trust Loan, Park Avenue Plaza Note 1-Bl
Non-Trust Loan and Park Avenue Plaza Note 1-B2 Non-Trust Loan and the issuance of the series FB 2005-1 certificates), which provides for servicing arrangements that are similar but not identical to those under the series
2005-C5 pooling and servicing agreement. Certain provisions of the series FB
2005-1 pooling and servicing agreement are more fully described under
"Servicing of the 1345 Avenue of the Americas Loan Combination and the Park
Avenue Plaza Loan Combination" in this prospectus supplement.

     Co-Lender Agreement. The seven (7) holders of the mortgage loans comprising the Park Avenue Plaza Loan Combination are bound by the terms and provisions of the Park Avenue Plaza Co-Lender Agreement, dated as of July 25,
2005, which generally includes the following provisions, among others:

   o Consent Rights. The Loan Combination Controlling Party for the Park
     Avenue Plaza Loan Combination will have the ability to advise and direct the series FB 2005-1 master servicer and/or the series FB 2005-1 special servicer with respect to certain specified servicing actions under the series FB 2005-1 pooling and servicing agreement regarding the Park Avenue
     Plaza Loan Combination, including those involving foreclosure or material modification of the Park Avenue Plaza Loan Combination. As of any date of determination, the Loan Combination Controlling Party for the Park Avenue
     Plaza Loan Combination will be the Series FB 2005-1 Directing
     Certificateholders. As of any date of determination, the "Series FB 2005-1
     Directing Certificateholders" are holders of at least a majority of the voting rights of the most subordinate principal balance class of the 1345
     Avenue of the Americas and Park Avenue Plaza Trust, Commercial Mortgage
     Pass-Through Certificates, Series FB 2005-1. Notwithstanding the
     foregoing, if the Park Avenue Plaza Loan Combination Controlling Party has
     not, within the requisite time period, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series FB 2005-1 special servicer or master servicer, as applicable, will implement such servicing action that it deems to be in accordance with the series FB 2005-1 servicing standards, and the decision of such series FB 2005-1 special servicer or master servicer, as applicable, will be binding on all such parties, subject to the conditions described under "Servicing of the 1345 Avenue of the
     Americas and the Park Avenue Plaza Loan Combination--Certain Powers of The
     Loan Combination Controlling Party" in this prospectus supplement.

   o Consultation Rights. The holder of the Park Avenue Plaza Mortgage Loan and any other holder of a Park Avenue Plaza Non-Trust Loan that is not, or is not represented by, the Loan Combination Controlling Party will have the ability to consult (which consultation will be nonbinding) with the
     Loan Combination Controlling Party for the Park Avenue Plaza Loan
     Combination, the series FB 2005-1 master servicer and/or the series FB
     2005-1 special servicer with respect to certain specified servicing actions under the series FB 2005-1 pooling and servicing agreement regarding Park Avenue Plaza Loan Combination, including those involving foreclosure or material modification of Park Avenue Plaza Loan
     Combination.

   o Replacement of Special Servicer. The Loan Combination Controlling Party
     for the Park Avenue Plaza Loan Combination is entitled to terminate the series FB 2005-1 special servicer, with or without cause, under the series
     FB 2005-1 pooling and servicing agreement, as described under "Servicing of the 1345 Avenue of the Americas Loan Combination and the Park Avenue
     Plaza Loan Combination--Replacement of Master Servicer and Special
     Servicer Under the Series FB 2005-1 Pooling and Servicing Agreement" in
     this prospectus supplement.

                                     S-144

     Priority of Payments. Pursuant to the Park Avenue Plaza Co-Lender
Agreement, following the allocation of payments to each mortgage loan in the
Park Avenue Plaza Loan Combination in accordance with the related loan documents, prior to the occurrence of a monetary default or a non-monetary default at a time when the Park Avenue Plaza Loan Combination is specially serviced ("Park Avenue Plaza Payment Application Trigger Event"), (a) all
scheduled monthly payments on the Park Avenue Plaza Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     (i) first, pro rata, to the payment of accrued and unpaid interest on the
   Park Avenue Plaza A Loans and Park Avenue Plaza B Loans;

     (ii) second, pro rata, to the Park Avenue Plaza Mortgage Loan and Park
   Avenue Plaza Note 1-A1 Non-Trust Loan, in reduction of their outstanding principal balances until reduced to zero;

     (iii) third, pro rata, to the Park Avenue Plaza Note 1-A3 Non-Trust Loan and Park Avenue Plaza Note 1-A4 Non-Trust Loan, in reduction of their outstanding principal balances until reduced to zero;

     (iv) fourth, pro rata, to the Park Avenue Plaza B Loans, in reduction of their outstanding principal balances until reduced to zero;

and (b) any principal payments relating to any casualty or condemnation proceeds received will be applied in the following priority:

     (i) first, pro rata, to the Park Avenue Plaza A Loans, in reduction of their outstanding principal balances until reduced to zero;

     (ii) second, pro rata, to the Park Avenue Plaza B Loans, in reduction of their outstanding principal balances until reduced to zero;

     Pursuant to the terms of the Park Avenue Plaza Co-Lender Agreement, following the occurrence of a Park Avenue Plaza Payment Application Trigger
Event (and for so long as the default giving rise to the event is continuing), but prior to a final recovery determination, all amounts received with respect to the Park Avenue Plaza Loan Combination (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) shall be applied in the following priority:

     (i) first, to the payment of accrued and unpaid interest, pro rata, on the
   1345 Avenue of the Americas A Loans;

     (ii) second, to the extent of any principal collections received in respect of the Park Avenue Plaza Loan Combination (after allocating all loan collections to interest on the Park Avenue Plaza A Loans and the Park Avenue
   Plaza B Loans) in reduction of the outstanding principal balances of the Park
   Avenue Plaza A Loans, pro rata, until each is reduced to zero;

     (iii) third, to the payment of accrued and unpaid interest on the Park
   Avenue Plaza B Loans;

     (iv) fourth, to the extent of any principal collections received in respect of the Park Avenue Plaza Loan Combination remaining after application pursuant to clause (ii), to the reduction of the outstanding principal balances of Park Avenue Plaza B Loans, pro rata, until each is reduced to zero;

     (v) fifth, to the payment to the Park Avenue Plaza A Loans and the Park
   Avenue Plaza B Loans, in that order, any prepayment consideration then due and payable under the related loan documents;

     (vi) sixth, pro rata to the payment of all penalty charges due with respect to the Park Avenue Plaza A Loans to be applied as provided in the series FB
   2005-1 pooling and servicing agreement;

     (vii) seventh, pro rata to the payment of all penalty charges due with respect to the Park Avenue Plaza B Loans to be applied as provided in the series FB 2005-1 pooling and servicing agreement;

     (viii) eighth, to the extent of any remaining amounts, to the Park Avenue
   Plaza Mortgage Loan and Park Avenue Plaza Non-Trust Loans, pro rata, in accordance with their initial principal amounts.

                                     S-145

     Pursuant to the terms of the Park Avenue Plaza Co-Lender Agreement, upon a final recovery determination, all amounts received with respect to the Park
Avenue Plaza Loan Combination (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) will be applied in the following priority:

     (i) first, to the payment of accrued and unpaid interest on the Park
  Avenue Plaza A Loans;

     (ii) second, to the reduction of the outstanding principal balances of the
   Park Avenue Plaza A Loans, pro rata, in accordance with the outstanding principal balances thereof, until each is reduced to zero;

     (iii) third, to the payment of accrued and unpaid interest on the Park
   Avenue Plaza B Loans;

     (iv) fourth, to the reduction of the outstanding principal balances of the
   Park Avenue Plaza B Loans, pro rata, in accordance with the outstanding principal balances thereof, until each is reduced to zero;

     (v) fifth, to the payment to the Park Avenue Plaza A Loans and Park Avenue
   Plaza B Loans, in that order, any prepayment consideration then due and payable under the related loan documents;

     (vi) sixth, pro rata to the payment of all penalty charges due with respect to the Park Avenue Plaza A Loans to be applied as provided in the series FB
   2005-1 pooling and servicing agreement;

     (vii) seventh, pro rata to the payment of all penalty charges due with respect to the Park Avenue Plaza B Loans to be applied as provided in the series FB 2005-1 pooling and servicing agreement;

     (viii) eighth, to the extent of any remaining amounts, to the Park Avenue
   Plaza Mortgage Loan and the Park Avenue Plaza Non-Trust Loans, pro rata, in accordance with their initial principal amounts.

     In the event that the Park Avenue Plaza Loan Combination is prepaid in full after the conclusion of its lockout period, all amounts received will be applied in the same order of priority as clauses (i) through (viii) in the preceding paragraph.

     The A/B Loan Combinations. Each underlying mortgage loan that is part of an A/B Loan Combination is comprised of two (2) mortgage loans that are both secured by the related mortgaged real property. See "Servicing Under the Series
2005-C5 Pooling and Servicing Agreement--The Series 2005-C5 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain rights of the holders of the underlying mortgage loans that comprise each A/B Loan Combination. The
Non-Trust Loan in each A/B Loan Combinations will be serviced, along with the related underlying mortgage loan, under the series 2005-C5 pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust.

     Co-Lender Agreement. The holders of the mortgage loans comprising each A/B
Loan Combination are bound by the terms and provisions of the related A/B Loan
Combination Co-Lender Agreement, executed in August 2005. Each A/B Loan
Combination Co-Lender Agreement generally includes the following provisions, among others:

   o Consent Rights. The Loan Combination Controlling Party for each of the
     A/B Loan Combinations will have the ability to advise and direct the series 2005-C5 master servicer and/or special servicer with respect to certain specified servicing actions regarding the subject Loan
     Combination, including those involving foreclosure or material modification of the related underlying mortgage loan and the related
     Non-Trust Loan (see "Servicing Under the Series 2005-C5 Pooling and
     Servicing Agreement--The Series 2005-C5 Controlling Class Representative
     and the Serviced Non-Trust Loan Noteholders" in this prospectus supplement). As of any date of determination, the Loan Combination
     Controlling Party for each A/B Loan Combination will, in each case, be (A)
     the related Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the related Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to such Non-Trust Loan, is equal to or greater than 25.0% (or, in the case of the 500 West Madison
     Street Non-Trust Loan, 27.5%) of the original principal balance of such
     Non-Trust Loan, and (B) otherwise, the holder of the related underlying mortgage loan or its designee (which designee, in accordance with the series 2005-C5 pooling and servicing agreement, will be the series 2005-C5 controlling class representative).

   o Purchase Option. If and for so long as the subject Loan Combination is specially serviced and, further, upon the date when a scheduled payment on such Loan Combination becomes at least 60 days delinquent, the related
     Non-Trust Loan Noteholder (or its assignee) will have the option to purchase the underlying mortgage loan at a price generally equal to the unpaid principal balance of such underlying mortgage loan, together with all accrued unpaid interest on that loan (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-C5 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

                                     S-146

   o Cure Rights. With respect to the 500 West Madison Street Loan Combination only, the 500 West Madison Street Non-Trust Loan Noteholder has the
     assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a)
     receipt by the 500 West Madison Street Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that (i) no more than seven such cure events are permitted during the term of the 500 West
     Madison Street Loan Combination, (ii) no more than three consecutive cure events are permitted, and (iii) no more than four cure events, whether or not consecutive, are permitted within any 12-month period.

     Priority of Payments. Pursuant to each of the A/B Loan Combination
Co-Lender Agreements, following the allocation of payments to each mortgage loan in the subject Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the related underlying mortgage loan or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the subject Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

   o first, to the related underlying mortgage loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

   o second, to the related underlying mortgage loan, in an amount equal to
     (a) all scheduled principal payments attributable to the related underlying mortgage loan in accordance with the related loan documents,
     (b) all voluntary principal prepayments attributable to the related underlying mortgage loan in accordance with the related loan documents,
     (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the related underlying mortgage loan in accordance with the related loan documents and (d) on the maturity date, all principal payments attributable to the related underlying mortgage loan in accordance with the related loan documents, in each such case principal to be attributable to the related mortgage loan under the related loan documents on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan;

   o third, to the related Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

   o fourth, to the related Non-Trust Loan, in an amount equal to (a) all scheduled principal payments attributable to the related Non-Trust Loan in accordance with the related loan documents, (b) all voluntary principal prepayments attributable to the related Non-Trust Loan in accordance with the related loan documents, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the related Non-Trust Loan in accordance with the related loan documents and (d) on the maturity date, all principal payments attributable to the related Non-Trust Loan in accordance with the related loan documents, in each such case principal to be attributable to the related mortgage loan under the related loan documents on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan;

   o fifth, to the related underlying mortgage loan, any prepayment consideration attributable to the related underlying mortgage loan in accordance with the related loan documents;

   o sixth, to the related Non-Trust Loan, any prepayment consideration attributable to the related Non-Trust Loan in accordance with the related loan documents;

   o seventh, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

   o eighth, to the related Non-Trust Loan, any late payment charges and
     Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

   o ninth, to the related Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the related Non-Trust
     Loan Noteholder with respect to the subject Loan Combination pursuant to the related Co-Lender Agreement or the applicable servicing agreement; and

                                     S-147

   o tenth, for such remaining purposes as are provided in the related
     Co-Lender Agreement.

     Pursuant to each of the A/B Loan Combination Co-Lender Agreements, during the existence of: (a) certain monetary events of default with respect to the related underlying mortgage loan or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the subject Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

   o first, to the related underlying mortgage loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

   o second, to the related underlying mortgage loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

   o third, to the related Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

   o fourth, to the related Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

   o fifth, to the related underlying mortgage loan, any prepayment consideration attributable to the related underlying mortgage loan in accordance with the related loan documents;

   o sixth, to the related Non-Trust Loan, any prepayment consideration attributable to the related Non-Trust Loan in accordance with the related loan documents;

   o seventh, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

   o eighth, to the related Non-Trust Loan, any late payment charges and
     Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

   o ninth, to the related underlying mortgage loan, any other amounts paid by the related borrower and due in respect of the related underlying mortgage loan;

   o tenth, to the related Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the related Non-Trust Loan;

   o eleventh, to the related Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the related Non-Trust
     Loan Noteholder with respect to the subject Loan Combination pursuant to the related Co-Lender Agreement or the applicable servicing agreement; and

   o twelfth, for such remaining purposes as are provided in the related
     Co-Lender Agreement.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time during the
12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment due thereunder.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust--

   o Fifty-one(51) of the mortgaged real properties, securing 24.4% of the
     Initial Mortgage Pool Balance, are, in each case, a retail property, an office property or an industrial/warehouse property that has space leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

   o Sixteen(16) of the mortgaged real properties, securing 4.2% of the
     Initial Mortgage Pool Balance, are entirely or substantially leased to a single tenant.

   o A number of companies are major tenants at more than one of the mortgaged real properties.

                                     S-148

   o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

   o One(1) of the mortgaged real properties, securing 0.3% of the Initial
     Mortgage Pool Balance, are each a multifamily rental property that has a material concentration of military personnel. Each of those mortgaged real properties could be adversely affected by the closing of the local military base.

   o Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

   o Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

   o Certain of the mortgaged real properties used for multifamily rental purposes are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units of such mortgaged real properties.

   o Two(2) of the mortgaged real properties, collectively securing 0.3% of the Initial Mortgage Pool Balance, are multifamily rental properties that, in each case, receive rent subsidies from the United States Department of
     Housing and Urban Development under its Section 8 Housing Assistance
     Program.

     Ground Leases. Five(5) of the mortgage loans that we intend to include in the trust, representing 21.3% of the Initial Mortgage Pool Balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. For example, the Providence Place Mortgage Loan is solely secured by the related borrower's interest in a ground lease on the Providence
Place Mortgaged Property, as described under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Providence Place Mortgage
Loan--Ground Lease" in this prospectus supplement. Except as provided in the following two sentences, in each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee. In the case of the Courtyard by Marriott Portfolio Mortgage Loan, representing 7.5% of the
Initial Mortgage Pool Balance, the ground leases on the Courtyard by Marriott
Portfolio Mortgaged Properties located in Fresno and Poughkeepsie, respectively, have expiration dates of three years and nine years, respectively, after the stated maturity of the Courtyard by Marriott Portfolio
Mortgage Loan. In addition, the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as West Point Station and representing 0.1% of the initial mortgage pool balance, is secured by the related borrower's leasehold interest (but not the underlying fee interest) in a material portion of the related mortgaged real property. The term of such lease expires less than 10 years after the maturity date of the related mortgage loan, but the related borrower is entitled at the end of the term to purchase the fee interest for $1.00 and the ground lease provides that in the event of the related borrower's failure to exercise such right, the lender or its designee may exercise such option.

     Purchase Options. In the case of the Providence Place Mortgage Loan, the
424 West 33rd Street Mortgage Loan and the West Point Station Mortgage Loan,
representing 11.6%%, 2.3% and 0.1%, respectively, of the Initial Mortgage Pool
Balance, the leases to one or more tenants contain an option to purchase the related mortgaged real property or a portion thereof (which, in the case of the
Providence Place Mortgage Loan, is a portion of the parking garage), which options are in favor of such tenant and may be evidenced by a recorded memoranda, as well as rights to operate such mortgaged real property or portions thereof which rights may be evidenced by a recorded operating agreement. These rights may be binding upon a successor owner or transferee of the related mortgaged real property and, further, could affect the marketability of such property in a foreclosure sale or other sale to a third-party. See "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Providence Place Mortgage Loan--The Mortgaged Property" and
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
424 West 33rd Street Mortgage Loan--Purchase Option" in this prospectus supplement. See also, the purchase option under the TAG Office Portfolio ground lease, pursuant to which the operating master lessee has an option to purchase the TAG Office Portfolio Mortgaged Property as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The TAG Office
Portfolio Mortgage Loan--Ground Lease" in this prospectus supplement.

     Other Financing. In the case of the underlying mortgage loans described under "Description of the Mortgage Pool--Loan Combinations" above in this prospectus supplement, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Underlying Mortgage Loans Have a Variety of

                                     S-149

Characteristics Which May Expose Investors to Greater Risk of Default and
Loss--Some of the Mortgaged Real Properties Are or May Be Encumbered by
Additional Debt and the Ownership Interests in Some Borrowers Have Been or May
Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow
Available to the Subject Mortgaged Real Property" in this prospectus supplement and "--Significant Underlying Mortgage Loans--The 200 Park Avenue Mortgage
Loan," "--Significant Underlying Mortgage Loans--The 500 West Madison Street
Mortgage Loan," "--Significant Underlying Mortgage Loans--The Courtyard by
Marriott Portfolio Mortgage Loan" and "Description of the Mortgage Pool--Loan
Combinations" above.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mortgage loans that we intend to include in the trust, as to which there is any additional secured debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been or are permitted to be pledged to secure mezzanine or affiliate debt. "Mezzanine debt" is debt secured by the principal's direct ownership interest in a related borrower, and the affiliate debt referred to in this "--Other Financing" section is secured by an entity's indirect ownership interest in a related borrower.

     With respect to the 200 Park Avenue Mortgage Loan, which mortgage loan represents 12.1% of the Initial Mortgage Pool Balance, the direct and indirect owners of the related borrower have pledged 100% of the equity interests in the related borrower to secure a mezzanine loan in the principal amount of
$275,000,000, as described under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The 200 Park Avenue Mortgage Loan--Mezzanine
Financing" above in this prospectus supplement.

     With respect to the Providence Place Mortgage Loan, which mortgage loan represents 11.6% of the Initial Mortgage Pool Balance, the direct and indirect owners of the related borrower have pledged 100% of the equity interests in the related borrower to secure a mezzanine loan in the principal amount of
$106,400,000, as described under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Providence Place Mortgage Loan--Mezzanine
Financing" above in this prospectus supplement.

     With respect to the Courtyard by Marriott Portfolio Mortgage Loan, which mortgage loan represents 7.5% of the Initial Mortgage Pool Balance, the equity holders of the related borrowers have pledged 100% of the equity interests in the related borrowers to secure a mezzanine loan in the principal amount of
$128,942,755, as described under "--Significant Underlying Mortgage Loans--The
Courtyard by Marriott Portfolio Mortgage Loan--Mezzanine Debt" above.

     With respect to the Park Avenue Plaza Mortgage Loan, which represents 0.8%
of the Initial Mortgage Pool Balance, the equity owners of the related borrower have pledged 100% of the equity interests in the related borrower to secure a mezzanine loan in the original principal amount of $85,000,000 made by New York
Life Insurance. The mezzanine loan is subject to the intercreditor agreement between the senior lender and the mezzanine lender. The intercreditor agreement provides, among other things, that (a) the mezzanine lender will have certain rights to cure defaults under the Park Avenue Plaza Loan Combination, (b) the mortgagee may not amend or modify the documents with respect to the Park Avenue
Loan Combination without the consent of the mezzanine lender if such amendment or modification increases the interest rate or the principal amount of the Park
Avenue Plaza Loan Combination, modifies the maturity date or otherwise amends certain specified terms; (c) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless an approval from each rating agency has been obtained; (d) upon the occurrence of an event of default under the mezzanine loan, the mezzanine lender may foreclose upon membership interest in the related borrower and (e) if the Park Avenue Loan
Combination is accelerated or becomes a specially serviced mortgage loan by reason of a monetary default that the special servicer asserts may result in an impairment of the Park Avenue Plaza Loan Combination or any enforcement action has been commenced or is continuing under the Park Avenue Plaza Loan
Combination, the mezzanine lender has the right to purchase the Park Avenue
Plaza Loan Combination in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including without limitation, any late charges, default interest, exit fees, advances and post-petition interest) and any advances made by the mortgagee or the servicer under the Park Avenue Plaza Loan
Combination.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as South Bay
Office Tower, which represents 1.0% of the Initial Mortgage Pool Balance, the equity owners of the related borrower have pledged 100% of the equity interests in the related borrower to secure a mezzanine loan in the original principal amount of $5,650,000. The mezzanine loan is subject to an intercreditor agreement between the senior lender and the mezzanine lender. The intercreditor agreement provides, among other things, that (a) the mezzanine lender will have certain rights to cure defaults under the mortgage loan, (b) upon the occurrence of an event of default under

                                     S-150

the mortgage loan, no payments will be retained by the mezzanine lender on the mezzanine loan until all payments that are due or that will become due under the related mortgage loan are paid in full to the mortgagee, (c) the mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the mortgagee, (d) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2005-C5 certificates has been received, and (e) if the mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the mortgagee under the mortgage loan exercises any right or remedy under the loan documents with respect to the mortgagor or mortgaged real property, the mezzanine lender has the right to purchase the mortgage loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, and any advances made by the mortgagee or its servicer under the mortgage loan and any interest thereon.

     With respect to the cross-collateralized group of underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Pacific Prestige Properties I DE, LLC, Lem-Ray
Properties I DE, LLC and Lombard Place I DE, LLC, respectively, which mortgage loans represent 1.2%, 0.4% and 0.1%, respectively of the Initial Mortgage Pool
Balance, the equity owners of the related borrowers have pledged 100% of the equity interests in the related borrowers to secure mezzanine loans in the amount of $5,705,000, $1,084,000 and $511,000, respectively, and in the aggregate principal amount of $7,300,000. The mezzanine loans are cross-collateralized and are subject to an intercreditor agreement between the senior lender and the mezzanine lender. Such intercreditor agreement provides, among other things, that (a) the mezzanine lender will have certain rights to cure defaults under the subject mortgage loan, (b) upon the occurrence of an event of default under the subject mortgage loan, no payments will be retained by the mezzanine lender on the applicable mezzanine loan until all payments that are due or that will become due under the related mortgage loan are paid in full to the related mortgagee, (c) the mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgagee, (d) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the related mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2005-C5 certificates has been received, and (e) if a related mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the related mortgagee under the subject mortgage loan exercises any right or remedy under the related loan documents with respect to the related mortgagor or mortgaged real property, the mezzanine lender has the right to purchase the subject mortgage loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, and any advances made by the mortgagee or its servicer under the subject mortgage loan and any interest thereon.

     Further with respect to the 200 Park Avenue Mortgage Loan, which mortgage loan represents 12.1% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain additional mezzanine financing (in addition to that described above in this "--Other Financing" section), as described under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The 200 Park Avenue
Mortgage Loan--Permitted Mezzanine Financing" in this prospectus supplement

     Further with respect to the Providence Place Mortgage Loan, which mortgage loan represents 11.6% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain additional mezzanine financing (in addition to that described above in this "--Other Financing" section), as described under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The Providence Place
Mortgage Loan--Permitted Mezzanine Financing" in this prospectus supplement. In addition, with respect to this mortgage loan, the Providence Place Borrower is obligated under a tax treaty agreement to make fixed payments in lieu of real property taxes, which obligation is secured by a lien in favor of LaSalle Bank, as trustee and is further obligated to make community reinvestment payments to the City of Providence in installments aggregating $8,800,000. See "Signficant
Underlying Mortgage Loans--Providence Place Mall--PILOT Bond Program" and
"Signficant Underlying Mortgage Loans--Providence Place Mall--Community
Reinvestment Payments".

     Further with respect to the Courtyard by Marriott Portfolio Mortgage Loan,
which mortgage loan represents 7.5% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain additional mezzanine financing (in addition to that described above in this "--Other Financing" section), as described under
"--Significant Underlying Mortgage Loans--The Courtyard by Marriott Portfolio
Mortgage Loan--Mezzanine Debt" above.

     With respect to the La Playa Beach and Golf Resort Mortgage Loan, which mortgage loan represents 2.6% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to

                                     S-151

obtain mezzanine financing, as described under "--Significant Underlying
Mortgage Loans--The La Playa Beach and Golf Resort Mortgage Loan--Mezzanine
Financing" above.

     With respect to the 424 West 33rd Street Mortgage Loan, which mortgage loan represents 2.3% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing, as described under "--Significant Underlying
Mortgage Loans--The 424 West 33rd Street Mortgage Loan--Mezzanine Financing"
above.

     With respect to the 1345 Avenue of the Americas Mortgage Loan, which mortgage loan represents 2.0% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interest in the related borrower have the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interest in the related borrowers, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.10x and a combined maximum loan-to-value ratio of 75% and (b)
delivery of an intercreditor agreement acceptable to the lender under the related mortgage loan.

     With respect to the Park Avenue Plaza Mortgage Loan, which mortgage loan represents 0.8% of the Initial Mortgage Pool Balance, the owner of the indirect ownership interest in the related borrower has the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interest in the owner of the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of
1.10x and a combined maximum loan-to-value ratio of 75% and (b) delivery of an intercreditor agreement acceptable to the lender under the related mortgage loan.

     With respect to each of the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as North River Shopping Center, Centre @ Greenway, Grand View, Chesapeake
Square, K-Mart Bloomfield Hills, University Mall, 1332 North Moorpark Road,
Southlake Marketplace Phase II, and West Point Station, collectively representing 3.4% of the Initial Mortgage Pool Balance, the owner of the direct and indirect ownership interests in the related borrower has the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of
1.15x and a combined maximum loan-to-value ratio of 85%; and (b) delivery of a subordination and intercreditor agreement acceptable to the lender under the related mortgage loan.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Hermes Plaza, which mortgage loan represents 0.3% of the Initial Mortgage Pool Balance, the owner of the direct and indirect ownership interests in the related borrower has the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.15x and a combined maximum loan-to-value ratio of 90%; and
(b) delivery of a subordination and intercreditor agreement acceptable to the lender under the related mortgage loan.

     With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Pine
Tree Plaza and Copper Mountain, which mortgage loans represent 0.2% and 0.3%, respectively, of the Initial Mortgage Pool Balance, the related borrowers'
equity holders may obtain mezzanine financing from a qualified mezzanine lender
(as specified in the related loan documents) acceptable to the lender, secured by a pledged of equity interests in the related borrower, subject to lender's review and approval of the terms of the mezzanine financing and the terms of a subordination and intercreditor agreement between lender and qualified mezzanine lender, including, among other conditions, that: (a) pursuant to the subordination and intercreditor agreement, the qualified mezzanine lender shall be permitted to acquire the equity interests in the borrower upon a default of mezzanine financing without payment of an assumption fee; and (b) such mezzanine loan shall not exceed an amount which would result in a combined debt service coverage ratio of less than 1.10x and a combined loan-to-value ratio of more than 90%, each as determined by lender.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sierra Vista
Apartments, which mortgage loan represents 0.3% of the Initial Mortgage Pool
Balance, the owner of the direct and indirect ownership interests in the related borrower has the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.10x and a combined maximum loan-to-value ratio of 90%; and (b) delivery of a subordination and intercreditor agreement acceptable to the lender under the related mortgage loan. In addition, with

                                     S-152

respect to such underlying mortgage loan, the original borrower may also carry back mezzanine debt in connection with first sale of the related mortgaged real property, secured by a pledge of the ownership interests in the new borrower, provided that the following requirements, among others, are satisfied: (a)
achievement of a combined minimum debt service coverage ratio of 1.10x and a combined maximum loan-to-value ratio of 90%; and (b) delivery of a subordination and intercreditor agreement acceptable to the lender under the related mortgage loan.

     Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, lender may determine the debt service average ratio on the basis of a market-based constant reasonably determined by lender.

     With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as The Commons
Apartments and Regency Park, which mortgage loans represent 1.0% and 0.4%, respectively, of the Initial Mortgage Pool Balance, see "Risk Factors--Risks
Related to the Underlying Mortgage Loans--Conflicts of Interest May Exist in
Connection with Certain Previous or Existing Relationships of a Mortgage Loan
Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans,
Related Borrowers or Related Mortgaged Real Properties" above regarding the existence of a preferred equity arrangement with the related borrower in the case of The Commons Apartments, and an equity arrangement with the related borrower in the case of Regency Park.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine or affiliate debt affecting borrowers under the mortgage loans that we intend to include in the trust.

     In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt, including loans from members or partners, that is in addition to customary trade debt and equipment financing.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt
Increases the Likelihood that a Borrower Will Default on a Mortgage Loan
Underlying Your Offered Certificates" and "Legal Aspects of Mortgage
Loans--Subordinate Financing" in the accompanying prospectus.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

     Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

   o determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

   o determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

   o determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan;
     and/or

   o required law and ordinance insurance.

     See "Risk Factors--Risks Related to the Mortgage Loans--The Underlying
Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to
Greater Risk of Default and Loss--Many of the Mortgaged Real Properties Are
Legal Nonconforming Uses or Legal Nonconforming Structures" in this prospectus supplement. See also "Risk Factors--Risks Related to the Mortgage Loans--The
Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose
Investors to Greater Risk of Default and Loss--Some of the Mortgaged Real
Properties May Not Comply With All Applicable Zoning Laws and/or Local Building
Codes or with the Americans With Disabilities Act of 1990" in this prospectus supplement, and "Risk Factors--Changes in Zoning Laws May Adversely Affect the
Use or Value of a Real Property" in the accompanying prospectus.

                                     S-153

     Outstanding building and/or fire code violations, in addition to other zoning violations, may exist with respect to some of the mortgaged real properties that secure the underlying mortgage loans. In some, but not all, of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan; however, there can be no assurance that the borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties.

     In addition, certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of some of the mortgaged real properties which secure mortgage loans included in the trust.

     Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

     Lockboxes.one hundred fifteen(115) mortgage loans that we intend to include in the trust fund, representing approximately 99.7% of the Initial
Mortgage Pool Balance, generally provide that rents and certain other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

                                      NUMBER OF     % OF INITIAL
                                       MORTGAGE       MORTGAGE
          TYPE OF LOCKBOX               LOANS       POOL BALANCE
----------------------------------   -----------   -------------
  Hard ...........................        26            56.7%
  Springing Soft .................        69            25.6%
  Hard/Hotel .....................         5             8.8%
  Springing Hard .................        12             6.9%
  Soft ...........................         3             1.7%

   o HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay certain of the items described in clause (a) above, with the remainder disbursed to the borrower. In a few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required (without the requirement of a triggering event) to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

   o HARD/HOTEL LOCKBOX. With respect to hospitality properties only, cash or
     "over-the-counter" receipts are deposited into the lockbox account by a property manager (which may be affiliated with the borrower), while credit card receivables are deposited directly into a lockbox account) controlled by the lender. In most of the cases described in the preceding sentence:
     (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay the items described in clause (a) above, with the remainder disbursed to the borrower. In very few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower. In the case of the Courtyard by Marriott Portfolio Mortgage
     Loan, representing 7.5% of

                                     S-154

     the Initial Mortgage Pool Balance, depending on the identity and rating of the property manager or a specified affiliate thereof, periodic disbursements may be made from the lockbox account to that property manager, who will have certain obligations regarding the application of the disbursements, even while an event of default exists under the subject underlying mortgage loan. See "--Significant Underlying Mortgage
     Loans--The Courtyard by Marriott Portfolio Mortgage Loan--Lockbox" above.

   o SPRINGING HARD LOCKBOX. Either--

     1.  income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a Hard Lockbox with lender cash management; or

     2.  a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a Hard Lockbox with lender cash management.

   o SOFT LOCKBOX. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a Hard Lockbox.

   o SPRINGING SOFT LOCKBOX. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a
     Soft Lockbox as described in the preceding bullet.

     For the purposes of the foregoing lockbox definitions, examples of triggering events may include one or more of the following:

     1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date;

     2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property;

     3. a failure to meet a specified debt service coverage ratio; and/or

     4. an event of default under the mortgage loan.

     Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

   o property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

     1. the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that
        Loan Combination), and

     2. the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

   o if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management
     Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of--

     1. the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that
        Loan Combination),

     2. the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

     3. the maximum amount of insurance available under the National Flood
        Insurance Act of 1968, and

     4. the full insurable replacement cost of the improvements located on the mortgaged real property;

                                     S-155

   o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

   o business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties
(except that the related borrower may object to the reasonableness of having to maintain insurance against acts of terrorism); (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance.
Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

     The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in
California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20%
of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Thirty-eight(38) of the mortgaged real properties, securing 12.1% of the
Initial Mortgage Pool Balance, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, require the related borrower to maintain windstorm insurance.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk
for Particular Special Hazard Losses" in the accompanying prospectus.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry.
Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series
2005-C5 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

                                     S-156

     Appraisals. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform
Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. Except as described in the next paragraph, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of fourteen(14) mortgaged real properties, securing 1.5% of the Initial
Mortgage Pool Balance, conducted a transaction screen, with respect to each of the mortgaged real properties securing the underlying mortgage loans. All of the environmental assessments, updates and transaction screens referred to in the first sentence of this paragraph (or, in the case of six(6) mortgaged real properties, securing mortgage loans representing 3.3% of the Initial Mortgage
Pool Balance, a related Phase II environmental site assessment) were completed during the 12-month period ending on the cut-off date.

     The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition.

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required--

    o the continuation or the establishment of an operation and maintenance plan to address the issue, or

    o the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

   o an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

   o a responsible third party was identified as being responsible for the remediation; or

   o the related originator of the subject underlying mortgage loan generally required the related borrower to:

     (a)        to take investigative and/or remedial action; or

     (b)        to carry out an operation and maintenance plan or other
                specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation;
                or

     (c)        to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

     (d)        to obtain or seek a letter from the applicable regulatory
                authority stating that no further action was required; or

                                     S-157

     (e)        to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of
                environmental insurance) or provide an indemnity from an
                individual or an entity.

     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

      o the mortgaged real property had not been affected or had been minimally affected,

      o the potential for the problem to affect the mortgaged real property was limited, or

      o a person responsible for remediation had been identified.

     Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

     With respect to the 200 Park Avenue Mortgaged Property, which mortgaged real property secures a mortgage loan representing 12.1% of the Initial
Mortgage Pool Balance, the Phase I consultant observed the presence of above-ground storage tanks that require registration with the New York State
Department of Environmental Conservation. The Phase I consultant recommended registration of those storage tanks, at an estimated cost of $600, with the appropriate New York State department.

     With respect to the Providence Place Mortgaged Property, which mortgaged real property secures a mortgage loan representing 11.6% of the Initial
Mortgage Pool Balance, the Phase I consultant recommended continued compliance with environmental land use restrictions that were implemented at the subject property as part of a state-approved remediation plan to address soil contamination from historic operations. The Phase I consultant reported that only residual contamination remains on the subject property following excavation of a majority of the contaminated soil.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott - Norwalk, which is one of the Courtyard by Marriott Portfolio Mortgaged Properties that secure a mortgage loan representing 7.5% of the Initial Mortgage Pool Balance, the Phase II
consultant identified the presence of hydrocarbons in the soil at the subject property. Based on historic use of the subject property as a gasoline station, as well as the concentration and nature of the hydrocarbons, the Phase II consultant recommended further investigation of the subsurface conditions. In addition, with respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott - Portland Beaverton, which is also one of the Courtyard by Marriott Portfolio mortgaged real properties that secure a mortgage loan representing 7.5% of the Initial
Mortgage Pool Balance, the Phase I consultant reported that groundwater at an adjacent property is contaminated with trichloroethylene and additional contaminants and has minimally encroached on the subject property. Because the contamination is wholly attributed to an off-site release, and due to the fact that drinking water for the property is not obtained from on-site wells, the
Phase I consultant recommended no further action.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott -- Lincroft-Red Bank, which is one of the Courtyard by Marriott Portfolio Mortgaged Properties that secure a mortgage loan representing 7.5% of the Initial Mortgage Pool Balance, a Phase
I consultant recommended abandonment of three on-site groundwater monitoring wells in accordance with state and local regulations. No estimate of abandonment costs was provided.

     With respect to the Magnolia Mall Mortgaged Property, which secures a mortgage loan representing 2.8% of the Initial Mortgage Pool Balance, a Phase I
consultant reported that the South Carolina Department of Health and
Environmental Control has issued a Conditional No Further Action letter in connection with the removal of underground storage tanks at the subject property. According to the Phase I consultant's review of agency correspondence, the property must adhere to commercial zoning and land use and cannot use groundwater as a potable drinking source in order to maintain its no further action status.

                                     S-158

     With respect to the 424 West 33rd Street Mortgaged Property, which secures a mortgage loan representing 2.3% of the Initial Mortgage Pool Balance, a Phase
I consultant observed an on-site above-ground storage tank that requires permit renewal with the New York City Fire Department. The Phase I consultant recommended renewal of the above-ground storage tank, at an estimated cost of
$105.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as North River Shopping Center, which mortgaged real property secures a mortgage loan representing 1.4% of the Initial Mortgage Pool
Balance, a Phase I consultant reported that an earlier Phase II environmental site assessment detected groundwater contamination not in excess of applicable groundwater standards at the subject property, attributed to an on-site closed-loop dry cleaning operation. Current presence, if any, of contaminants in the groundwater is unclear. The consultant recommended installation of secondary containment and decommission of two existing groundwater monitoring wells from prior subsurface investigations and groundwater monitoring activities, as well as inspection of on-site pad-mounted transformers; borrower has escrowed the full amount estimated for completion of these activities.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 2500
Inverrary Club Apartments, securing a mortgage loan representing 1.3% of the
Initial Mortgage Pool Balance, a Phase I consultant has determined the applicabilty of USEPA/HUD's lead-based paint notification and disclosure regulations. Based on an interview with the property manager, the Phase I consultant indicated that the related mortgaged real property did not have a notification program in place in compliance with these regulations.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Centre @ Greenway, which mortgaged real property secures a mortgage loan representing 0.4% of the initial mortgage pool balance, a Phase I consultant reported that soil and groundwater at the subject property has been impacted by petroleum hydrocarbon and solvent releases from a historic leaking underground storage tank and an on-site dry-cleaning operation, respectively. In a letter dated May 22, 2003, Northwestern Investment
Management Company, LLC, a prior owner of the related property, advised the then owner of the real property that, notwithstanding the absence of any environmental indemnification agreement between them, Northwestern Investment
Management Company, LLC had initiated clean up of the related property.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Lake Worth West, which mortgaged real property secures a mortgage loan representing 0.4% of the Initial Mortgage Pool Balance, a Phase I consultant reported that a 1996 Phase II report identified low levels of solvent and other soil contaminants associated with historic dry cleaning operations at the subject property. However, a May 2005 Phase II environmental site assessment conducted soil and groundwater sampling and detected no contamination at the subject property. In response to the earlier Phase II findings, the tenant dry-cleaning operation has enrolled with state drycleaner clean-up program. Based on the facility's low ranking on the cleanup priorities list, no remediation is planned.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Bealeton Village Center, which mortgaged real property secures a mortgage loan representing 0.3% of the Initial Mortgage Pool
Balance, a Phase I consultant recommended tenant removal of an empty above-ground storage tank, formerly containing heating oil, located behind an on-site dry cleaning operation.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Kmart Greenwood, which mortgaged real property secures a mortgage loan representing 0.2% of the Initial Mortgage Pool Balance, a Phase I consultant recommended repair or removal of damaged asbestos-containing materials in accordance with applicable federal and state laws. The Phase I consultant estimates abatement costs at $2,000-$3,000, and the borrower has reported available reserves of $6,000 for completion of such work.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Lexington Commons, which mortgaged real property secures a mortgage loan representing 0.2% of the Initial Mortgage Pool Balance, a Phase I consultant recommended removal, in accordance with applicable regulations, of a partially full 15-gallon drum of perchloroethylene, located at the rear of a dry cleaning operation at the subject property. The Phase I consultant estimates abatement costs at $500-600. The Phase I consultant further noted that an earlier Phase II consultant detected slightly elevated levels of perchloroethylene in excess of state maximum contaminant levels in a localized area of perched water at the subject property. Based on the absence of other contamination detected at the property and the low concentrations of perchloroethylene detected, the Phase II consultant concluded that no further action was required.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Downey Petco, which mortgaged real property secures a mortgage loan representing 0.2% of the Initial Mortgage Pool Balance, based on a

                                     S-159

review of historical records, a Phase I consultant noted soil impacted by total removable petroleum hydrocarbons from a former automotive repair shop at the subject property. Due to the low levels of contaminant detected and the low mobility of hydraulic fluid, both the earlier environmental consultant responsible for sampling at the subject property and the 2005 Phase I consultant recommended no further investigation or remedial action.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Walgreens-St. Louis, which mortgaged mortgaged real property secures a mortgage loan representing 0.2% of the Initial Mortgage
Pool Balance, an environmental transaction screen reported that the subject mortgaged real property previously had been used for gas stations resulting in the presence of residual petroleum concentrations that exceeded regulatory action levels. According to the transaction screen, following completion of a
Tier 1 Missouri Risk-Based Corrective Action Assessment, a no-further-action letter was issued by the state of Missouri. The no-further-action letter subjects the mortgaged real property to a Declaration of Restrictive Covenants that prohibits excavation below a depth of ten feet and further prohibits certain types of uses for the property such as residential construction on a southern portion of the property unless approved by the state of Missouri, and the property owner agreed to prohibit residential construction or other structures at any areas that may exceed specified indoor air quality criteria.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Walgreens-Rochester, which mortgaged real property secures a mortgage loan representing 0.2% of the Initial Mortgage Pool
Balance, according to the environmental transaction screen, a previous Phase II environmental assessment conducted at the mortgaged real property identified the presence of gasoline and dry cleaning contaminants at the subject mortgaged real property, attributed to the former presence of a gas station and a dry cleaning facility at the subject mortgaged real property. The transaction screen recommended no further action based upon the previous implementation of a Due Care Plan by the former owners.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Lodi Building, which mortgaged real property secures a mortgage loan representing 0.1% of the initial mortgage pool balance, the environmental consultant noted residual soil and ground water contamination at the subject mortgaged real property. Based on the historic use of the subject property as an industrial site, the previous owners of the subject property conducted investigations that identified the presence of certain hazardous substances in the soil and groundwater. According to the Phase I assessment, the New Jersey Department of Environmental Protection granted no further action status and a negative declaration approval for the subject mortgaged real property pursuant to the New Jersey Industrial Site Recovery Act
("ISRA"). As part of the ISRA process, the state of New Jersey imposed a
Declaration of Environmental Restrictions, which requires that pavement and concrete foundations overlying previously impacted soil be inspected, maintained and not disturbed without approval of the state of New Jersey. A restriction was also imposed against installing a potable water well at the subject mortgaged real property, subject to engineering controls and land-use restrictions. According to the Phase I assessment, the subject mortgaged real property uses municipally supplied water which meets drinking water quality requirements.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Atlantis Plaza, which mortgaged real property secures a mortgage loan representing 0.1% of the Initial Mortgage Pool Balance, a Phase I consultant reported the presence of soil and groundwater impacted by chlorinated solvents from historic dry cleaning operations at the subject property. The Phase I consultant further reported that the subject property is eligible for state-administered cleanup through the state's Dry-Cleaning
Solvent Cleanup Program but that, owing to the facility's low ranking on the priorities list, no remediation plans have been developed.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this
"--Assessments of Property Condition--Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

     Environmental Insurance. As discussed above, certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

                                     S-160

  1. With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a "pollution condition" is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

  2. If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

  3. If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

     The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See "--Property, Liability and Other Insurance"
above.

     The premium for the secured creditor impaired property policies described above has been paid in full as of the Issue Date.

     Engineering Assessments. In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

   On or before the Issue Date, we will acquire--

   o 75 mortgage loans, with an aggregate cut-off date principal balance of
     $1,794,492,702, from the Lehman Mortgage Loan Seller, and

   o 42 mortgage loans, with an aggregate cut-off date principal balance of
     $564,579,444, from the UBS Mortgage Loan Seller.

     We will transfer all of the underlying mortgage loans to the trust.

     In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents, among others:

   o either--

     1. the original promissory note(s) evidencing that mortgage loan, or

                                     S-161

     2. if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

   o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

   o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

   o either--

     1. an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to a mortgage instrument that has not been returned from the applicable recording office, or

     2. a certified copy of that assignment as sent for recording;

   o either--

     1. an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

     2. a certified copy of that assignment as sent for recording; and

   o an original or copy of the related policy or certificate of lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up" commitment for title insurance or a pro forma policy;

provided that, in the case of each of the Outside Serviced Trust Mortgage
Loans, the Lehman Mortgage Loan Seller will only be obligated to deliver the original promissory note evidencing that mortgage loan, a copy of the related
Co-Lender Agreement and a copy of the agreement governing the servicing of that mortgage loan.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2005-C5 certificateholders and, in the case of a Loan Combination, also for the benefit of the related
Non-Trust Loan Noteholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     The above loan documents, among others, with respect to the 200 Park
Avenue Mortgage Loan and the Courtyard by Marriott Mortgage Loan (with the exception of the original mortgage notes evidencing the 200 Park Avenue
Mortgage Loan and the Courtyard by Marriott Mortgage Loan) have been delivered to the trustee under the series 2005-C3 pooling and servicing agreement, which governs the securitization of a pool of commercial and multifamily mortgage loans that includes the 200 Park Avenue Note A1 Non-Trust Loan and the
Courtyard by Marriott Note A1 Non-Trust Loan. The above loan documents, among others, with respect to the 1345 Avenue of the Americas Mortgage Loan and the
Park Avenue Plaza Mortgage Loan (with the exception of the original mortgage notes evidencing the 1345 Avenue of the Americas Mortgage Loan and the Park
Avenue Plaza Mortgage Loan) have been delivered to the trustee under the series
FB 2005-1 pooling and servicing agreement, which governs the securitization of the 1345 Avenue of the Americas Non-Trust Loans and the Park Avenue Plaza
Non-Trust Loans.

   If, as provided in the series 2005-C5 pooling and servicing agreement--

   o any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered,

   o we or the UBS Mortgage Loan Seller, as applicable, are notified of the missing document, and

   o either (a) we, in the case of a Lehman Mortgage Loan, and the UBS
     Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or
     (b) a court of competent jurisdiction makes a final non-appealable determination that, the document omission materially and adversely affects the value of the subject underlying mortgage loan at the time notice of the document omission is delivered to us or the UBS Mortgage Loan Seller, as applicable,

                                     S-162

then the omission will constitute a "Material Document Omission" as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.

     Within a specified period following the later of--

     o the Issue Date, and

     o the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of us, in the case of the Lehman Mortgage Loans, and the UBS Mortgage Loan Seller, in
the case of the UBS Mortgage Loans, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

     In addition to the foregoing, the UBS Mortgage Loan Seller will be required to deliver to the master servicer with respect to each UBS Mortgage
Loan, and we will be required to deliver to the master servicer with respect to each Lehman Mortgage Loan (other than the Outside Serviced Trust Mortgage
Loans), only the documents required to be included in the related Servicing
File for the subject underlying mortgage loan and only to the extent such documents: (a) were delivered in connection with the origination of such underlying mortgage loan, (b) relate to the administration or servicing, and are reasonably necessary for the ongoing administration or servicing, of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2005-C5 pooling and servicing agreement, and (c) are in our possession or under our control or in the possession or under the control of the UBS Mortgage Loan Seller, as applicable;
provided that neither we nor the UBS Mortgage Loan Seller will be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to its receipt, but not the sufficiency or accuracy, of the documents constituting the Servicing File that are then in its possession. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to a subject underlying mortgage loan, is not so delivered, and if a written request therefor is not made to us, in the case of a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, in the
case of a UBS Mortgage Loan, prior to the first anniversary of the date of the certification referred to in the preceding sentence, then neither we nor the
UBS Mortgage Loan Seller, as applicable, will have any further obligation to deliver such document with respect to the subject mortgage loan. The master servicer will not be under any duty or obligation to inspect, review or examine any of the documents constituting the Servicing File to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us or the UBS
Mortgage Loan Seller, as the case may be, in the event those documents are not delivered.

REPRESENTATIONS AND WARRANTIES

     As of the Issue Date, and subject to certain exceptions, we will make with respect to each Lehman Mortgage Loan that we include in the trust, and the UBS
Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

   o The information pertaining to the mortgage loan set forth in the loan schedule attached to the series 2005-C5 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

   o The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

   o To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

   o The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property), and there is no requirement for future advances thereunder.

                                     S-163

   o The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and
     (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument.

   o Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for
     Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related Non-Trust Loans that will not be included in the trust and, in the case of the Providence Place Mortgage Loan, except as discussed under "--Significant Underlying Mortgage Loans--The
     Providence Place Mortgage Loan--PILOT Bond Program" above. The Permitted
     Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

   o To the actual knowledge of the representing party, subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

   o The assignment of each related mortgage instrument in favor of the trustee (or, in the case of each of the Outside Serviced Trust Mortgage
     Loans, the trustee under the governing pooling and servicing agreement)
     constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.

   o To the actual knowledge of the representing party, all taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

   o To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

   o To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the mortgagee may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

   o As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

   o To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

                                     S-164

   If, as provided in the series 2005-C5 pooling and servicing agreement--

   o there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller,

   o we or the UBS Mortgage Loan Seller, as applicable, are notified of the breach, and

   o either (a) we, in the case of a Lehman Mortgage Loan, and the UBS
     Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or
     (b) a court of competent jurisdiction makes a final non-appealable determination that, the breach materially and adversely affects the value of the subject underlying mortgage loan at the time notice of the breach is delivered to us or the UBS Mortgage Loan Seller, as applicable,

then that breach will be a "Material Breach" as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed under "--Representations and Warranties" above, or if there exists a
Material Document Omission with respect to any Lehman Mortgage Loan or UBS
Mortgage Loan, as discussed under "--Assignment of the Underlying Mortgage
Loans" above, then we, in the case of a Lehman Mortgage Loan, and the UBS
Mortgage Loan Seller, in the case of a UBS Mortgage Loan, will be required either:

   o to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

   o at our option (in the case of a Lehman Mortgage Loan) or at the option of the UBS Mortgage Loan Seller (in the case of a UBS Mortgage Loan), in the event such party determines that such Material Breach or Material Document
     Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing option will not be available if substantially all of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or
     Material Document Omission, as applicable, and the subject Material Breach or Material Document Omission is not capable of being cured, or

   o to repurchase the affected mortgage loan at a price generally equal to the sum of--

     1. the unpaid principal balance of that mortgage loan at the time of purchase, plus

     2. all unpaid interest, other than Post-ARD Additional Interest and
        Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

     3. all unreimbursed servicing advances made under the series 2005-C5 pooling and servicing agreement with respect to that mortgage loan, plus

     4. all unpaid interest accrued on advances made under the series 2005-C5 pooling and servicing agreement with respect to that mortgage loan, plus

     5. subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other
        Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2005-C5 pooling and servicing agreement).

     The time period within which we or the UBS Mortgage Loan Seller, as applicable, must complete that cure or repurchase will generally be limited to
90 days following the date on which either (a) we, in the case of a Lehman
Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage
Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, a Material Breach or a Material Document
Omission, as the case may be, exists. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (or more in the case of a
Material Document Omission resulting from the failure of the responsible party to have received the recorded documents) to complete that cure or repurchase.

                                     S-165

     If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series
2005-C5 controlling class representative so consents, then we or the UBS
Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

   o determining whether the subject breach or document omission materially and adversely affects the value of that cross-collateralized group, and

   o the application of remedies.

     The cure/payment/repurchase obligations of us and the UBS Mortgage Loan
Seller described above will constitute the sole remedies available to the series 2005-C5 certificateholders in connection with a Material Breach or a
Material Document Omission with respect to any mortgage loan in the trust.

     No other person will be obligated to cure, pay loss of value or repurchase any affected mortgage loan in connection with, or otherwise address, a Material
Breach or a Material Document Omission, if we or the UBS Mortgage Loan Seller,
as the case may be, default on our obligations to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do
so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the Issue Date. We will file that current report on Form 8-K, together with the series 2005-C5 pooling and servicing agreement as an exhibit, with the SEC within 15 days after the Issue
Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K.

                                     S-166

      SERVICING UNDER THE SERIES 2005-C5 POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2005-C5 pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust (other than the
Outside Serviced Trust Mortgage Loans), as well as the servicing and administration of (a) the Serviced Non-Trust Loans, and (b) any REO Properties
acquired by the special servicer on behalf of the trust and, if and when applicable, the related Non-Trust Loan Noteholder(s) as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the series 2005-C5 pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties.
You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the series 2005-C5 pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     Because ten (10) of the Loan Combinations are to be serviced and administered under the series 2005-C5 pooling and servicing agreement, while four (4) of the Loan Combinations are subject to other servicing arrangements, we have adopted the use of the following terms:

      o "Serviced Loan Combinations," which refers to the Loan Combinations that are being serviced and administered under the series 2005-C5 pooling and servicing agreement, which Loan Combinations consist of all of the A/B
        Loan Combinations;

      o "Serviced Non-Trust Loans," which refers to the Non-Trust Loans that are part of Serviced Loan Combinations, which Non-Trust Loans consist of all of the A/B Loan Combination Non-Trust Loans;

      o "Serviced Non-Trust Loan Noteholders," which refers to the holders of the Serviced Non-Trust Loans, which holders consist of all of the A/B
        Loan Combination Non-Trust Loan Noteholders;

      o "Outside Serviced Loan Combinations," which refers to the Loan
        Combinations that are being serviced and administered under pooling and servicing agreements other than the series 2005-C5 pooling and servicing agreement, which Loan Combinations consist of the 200 Park Avenue Loan
        Combination, the Courtyard by Marriott Portfolio Loan Combination, the
        1345 Avenue of the Americas Loan Combination and the Park Avenue Plaza
        Loan Combination; and

      o "Outside Serviced Trust Mortgage Loans," which refers to the underlying mortgage loans that are part of the Outside Serviced Loan Combinations, which underlying mortgage loans consist of the 200 Park Avenue Mortgage
        Loan, the Courtyard by Marriott Portfolio Mortgage Loan, the 1345 Avenue
        of the Americas Mortgage Loan and the Park Avenue Plaza Mortgage Loan.

     The series 2005-C5 pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and any
REO Properties in the trust for which it is responsible, together with, when appropriate, the Serviced Non-Trust Loans, directly or through sub-servicers, in accordance with--

      o any and all applicable laws,

      o the express terms of the series 2005-C5 pooling and servicing agreement,

      o the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements, and

      o to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each underlying mortgage loan (other than the Outside
Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan--

      o as to which no Servicing Transfer Event has occurred, or

      o that is a worked-out mortgage loan as to which no new Servicing Transfer
        Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each underlying mortgage loan (other than, if applicable, the Outside Serviced Trust Mortgage Loans) and Serviced Non-Trust
Loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer
Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.

                                     S-167

     Despite the foregoing, the series 2005-C5 pooling and servicing agreement will require the master servicer to continue to receive information (which information, with respect to an Outside Serviced Trust Mortgage Loan, will be received from the master servicer under the governing servicing agreement for the related Outside Serviced Loan Combination) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans (other than, if applicable, the Outside Serviced Loan
Combinations) and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Outside Serviced Trust Mortgage Loans). Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2005-C5 pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2005-C5 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

     The occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Serviced Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination; provided that if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing
Transfer Event with respect to the related Serviced Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination (provided that a separate
Servicing Transfer Event may occur with respect thereto).

     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     In general, the Serviced Non-Trust Loans will be serviced and administered under the series 2005-C5 pooling and servicing agreement as if each such
Non-Trust Loan was a mortgage loan in the trust.

     Notwithstanding the foregoing, the Outside Serviced Trust Mortgage Loans will not be serviced under the series 2005-C5 pooling and servicing agreement.
Under the terms of the related Co-Lender Agreement--

      o for so long as the 200 Park Avenue Note A1 Non-Trust Loan is part of the
        Series 2005-C3 Securitization, the 200 Park Avenue Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series 2005-C3 Securitization (subject to replacement of each such party), in accordance with the series 2005-C3 pooling and servicing agreement (or any permitted successor servicing agreement);

      o for so long as the Courtyard by Marriott Note A1 Non-Trust Loan is part of the Series 2005-C3 Securitization, the Courtyard by Marriott Loan
        Combination will be serviced and administered by the master servicer and a special servicer for the Series 2005-C3 Securitization (subject to replacement of each such party), in accordance with the series 2005-C3 pooling and servicing agreement (or any permitted successor servicing agreement);

      o for so long as the 1345 Avenue of the Americas Note 1-A1, Note 1-A3,
        Note 1-A4, Note 1-B1 and Note 1-B2 Non-Trust Loans are part of the
        Series FB 2005-1 Securitization, the 1345 Avenue of the Americas Loan
        Combination will be serviced and administered by the master servicer and a special servicer for the Series FB 2005-1 Securitization (subject to replacement of each such party), in accordance with the series FB 2005-1 pooling and servicing agreement (or any permitted successor servicing agreement); and

      o for so long as the Park Avenue Plaza Note 1-A1, Note 1-A3, Note 1-A4,
        Note 1-B1 and Note 1-B2 Non-Trust Loans are part of the Series FB 2005-1
        Securitization, the Park Avenue Plaza Loan Combination will be serviced and administered by the master servicer and a special servicer for the
        Series FB 2005-1 Securitization (subject to replacement of each such party), in accordance with the series FB 2005-1 pooling and servicing agreement (or any permitted successor servicing agreement).

     The discussion below regarding servicing generally relates solely to the servicing of the underlying mortgage loans (other than the Outside Serviced
Trust Mortgage Loans) under the series 2005-C5 pooling and servicing agreement.
For a description of certain of the servicing arrangements for the Outside
Serviced Loan Combinations, see "Servicing of the 200

                                     S-168

Park Avenue Loan Combination and the Courtyard by Marriott Portfolio Loan
Combination" and "Servicing of the 1345 Avenue of the Americas Loan Combination
and the Park Avenue Plaza Loan Combination" in this prospectus supplement.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     The Master Servicer. Wachovia Bank, National Association will act as master servicer under the series 2005-C5 pooling and servicing agreement.
Wachovia is a wholly owned subsidiary of Wachovia Corporation. Its principal servicing offices are located at 8739 Research Drive-URP 4, Charlotte, North
Carolina 28262-1075.

     As of June 30, 2005, Wachovia and its affiliates were responsible for master or primary servicing approximately 16,346 commercial and multifamily loans, totaling approximately $158 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. Wachovia will make no representations as to the validity or sufficiency of the series 2005-C5 pooling and servicing agreement, the series
2005-C5 certificates, the underlying mortgage loans or this prospectus supplement.

     The information set forth in this prospectus supplement concerning
Wachovia has been provided by it. Neither we nor any underwriter makes any representation or warranty as to the accuracy or completeness of that information.

     Wells Fargo Bank, National Association ("WFB"), whose principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California
94105, is the master servicer under both (a) the series 2005-C3 pooling and servicing agreement, which governs the servicing of the 200 Park Avenue Loan
Combination and the Courtyard by Marriott Portfolio Loan Combination, and (b)
the series FB 2005-1 pooling and servicing agreement, which governs the servicing of the 1345 Avenue of the Americas Loan Combination and the Park
Avenue Plaza Loan Combination.

     The Special Servicer. LNR Partners, Inc., a Florida corporation and a subsidiary of LNR Property Holdings Ltd. ("LNR"), will initially be appointed as special servicer of the mortgage pool. The principal executive offices of
LNR are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its
telephone number is (305) 695-5600.

     LNR, through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

      o acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

      o investing in high-yielding real estate loans, and

      o investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

     LNR Partners, Inc. and its affiliates have regional offices located across the country in Florida, Georgia, Oregon, Texas, Massachusetts, North Carolina
and California, and in Europe in London, England, Paris, France and Munich,
Germany. As of May 31, 2005, LNR Partners, Inc. and its affiliates were managing a portfolio which included an original count of approximately 16,000 assets in 50 states and in Europe with an original face value of $130 billion, all of which are commercial real estate assets, representing 140 securitization transactions, for which LNR Partners, Inc. acts as servicer or special servicer. LNR Partners, Inc. and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of LNR Partners, Inc. and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning LNR
Partners, Inc. and LNR has been provided by them. Neither we nor either of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     J.E. Robert Company, Inc., a Virginia corporation, whose principal executive offices are located at 1650 Tysons Boulevard, Suite 1600, McLean,
Virginia 22102, is the initial special servicer under the series 2005-C3 pooling and servicing agreement, which governs the servicing of the 200 Park
Avenue Loan Combination and the Courtyard by Marriott Portfolio Loan
Combination.

     Wells Fargo Bank, National Association, whose principal executive offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105,
is the initial special servicer under the series FB 2005-1 pooling and servicing agreement, which governs the servicing of the 1345 Avenue of the
Americas Loan Combination and the Park Avenue Plaza Loan Combination.

                                     S-169

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust (including the Outside Serviced Trust Mortgage
Loans) and each Serviced Non-Trust Loan, including each such mortgage loan--

      o that is being specially serviced;

      o as to which the corresponding mortgaged real property has become an REO
        Property; or

      o that has been defeased.

     In the case of each mortgage loan in the trust, the master servicing fee will--

      o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

      o accrue at the related master servicing fee rate,

      o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

      o be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     The master servicing fee rate with respect to the underlying mortgage loans, under the series 2005-C5 pooling and servicing agreement, will vary on a loan-by-loan basis and ranges from 0.010% per annum to 0.110% per annum. The weighted average master servicing fee rate for the mortgage pool was 0.020% per annum as of the cut-off date. Except in the case of the Outside Serviced Trust
Mortgage Loans, that master servicing fee rate includes any sub-servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer.

     A fee comparable to the above-described master servicing fee will also be payable with respect to each of the 200 Park Avenue Mortgage Loan and the
Courtyard by Marriott Portfolio Mortgage Loan under the series 2005-C3 pooling and servicing agreement, which fees will be calculated on a 30/360 Basis at
0.01% per annum, and a fee comparable to the above-described master servicing fee will also be payable with respect to the 1345 Avenue of the Americas
Mortgage Loan and the Park Avenue Plaza Mortgage Loan under the series FB
2005-1 pooling and servicing agreement, which fee will be calculated on a
30/360 Basis at 0.0025% per annum.

     Additional Master Servicing Compensation. As additional master servicing compensation, subject to the discussion under "--Servicing and Other
Compensation and Payment of Expenses--Prepayment Interest Shortfalls" below, the master servicer will be entitled to receive any and all Prepayment Interest
Excesses collected with respect to the entire mortgage pool (but, in the case of an Outside Serviced Trust Mortgage Loan, only to the extent passed through to the trust).

     In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in
Permitted Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2005-C5 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of an Outside Serviced Trust Mortgage
Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2005-C5 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

                                     S-170

      o to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

      o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

      o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool (other than late payment charges and
        Default Interest collected with respect to the subject mortgage loan)
        and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph that are collected in respect of the Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2005-C5 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph
(exclusive of Default Interest and late payment charges) that are collected in respect of an Outside Serviced Trust Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided under the governing servicing agreement for the related Outside
Serviced Loan Combination. However, Default Interest and late payment charges allocable to an Outside Serviced Trust Mortgage Loan may be applied, in accordance with the governing servicing agreement, first, to offset interest on servicing advances made under such governing servicing agreement, and then, to the extent passed through to the trust, for the same purposes as Default
Interest and late payment charges on the other underlying mortgage loans.

     Prepayment Interest Shortfalls. The series 2005-C5 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool (including, if applicable, the Outside Serviced Trust Mortgage Loans) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

      o the total amount of those Prepayment Interest Shortfalls, and

      o the sum of the following components of the master servicer's total servicing compensation for that same collection period--

        1.   all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

        2.   with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2005-C5 certificates on that distribution date as described under "Description of the Offered
Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the
Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate
Prepayment Interest Shortfall will be allocated to or among one or more of the respective interest-bearing classes of the series 2005-C5 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of
Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the Outside Serviced Trust Mortgage
Loans) and the Serviced Non-Trust Loans will be--

      o the special servicing fee,

                                     S-171

      o the workout fee, and

      o the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to each underlying mortgage loan (other than the Outside Serviced Trust
Mortgage Loans) and each Serviced Non-Trust Loan--

      o that is being specially serviced, or

      o as to which the corresponding mortgaged real property has become an REO
        Property.

     In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will--

   o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

   o accrue at a special servicing fee rate of 0.35% per annum, with a minimum fee for each such specially serviced underlying mortgage loan of $4,000 per month,

   o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

   o generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     Special servicing fees earned with respect to a Serviced Non-Trust Loan may be paid out of collections on the entire subject Serviced Loan Combination.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan that is a worked-out mortgage loan. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

      o interest, other than Default Interest and Post-ARD Additional Interest,

      o principal, and

      o prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan; provided that any workout fees in respect of a Serviced Loan
Combination will generally be payable out of and based on collections on the entire such Serviced Loan Combination.

     The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer
Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or replaced (other than for cause)
or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2005-C5 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2005-C5 certificateholders.

     The Liquidation Fee. Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to:
(a) any specially serviced mortgage loan (other than, if applicable, an Outside
Serviced Trust Mortgage Loan) for which it obtains a full, partial or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property (other than, if applicable, an Outside Serviced
Trust Mortgage Loan or any related REO Property) as to which it receives any
Liquidation Proceeds. As to each such specially serviced mortgage loan and REO
Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest;
provided that any liquidation fees in respect of a Serviced Loan Combination will generally be payable out of and based on collections on the entire such
Serviced Loan Combination.

                                     S-172

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

     o a specially serviced mortgage loan that becomes a worked-out mortgage loan (unless it again becomes a specially serviced mortgage loan);

     o the repurchase of any mortgage loan in the trust by us or the UBS
       Mortgage Loan Seller, due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2005-C5 pooling and servicing agreement, as described under "Description of the Mortgage
       Pool--Cures and Repurchases" in this prospectus supplement;

     o the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under "--Fair
       Value Option" below;

     o the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

     o the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any
       certificateholder(s) of the series 2005-C5 controlling class or the master servicer in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in
       this prospectus supplement;

     o the purchase of the 200 Park Avenue Mortgage Loan and/or the Courtyard by
       Marriott Portfolio Mortgage Loan by a series 2005-C3 certificateholder in accordance with the series 2005-C3 pooling and servicing agreement, as the case may be, as described under "Description of the Mortgage
       Pool--Loan Combinations" in this prospectus supplement, unless (a) such purchase occurs more than 60 days after the purchase right arose, and (b)
       the liquidation fee is actually paid;

     o the purchase of an underlying mortgage loan that is part of a Loan
       Combination by any related Non-Trust Loan Noteholder or its designee in accordance with the related Co-Lender Agreement, unless (a) such purchase occurs more than 60 days after the purchase right arose, and (b) the liquidation fee is actually paid; or

     o the receipt or application of loss of value payments, as described under
       "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2005-C5 certificateholders.

     Outside Serviced Loan Combinations. Special servicing fees, liquidation fees and workout fees will be payable with respect to the Outside Serviced Loan
Combinations in accordance with the applicable governing servicing agreement under generally the same circumstances as such fees will be payable with respect to the Serviced Loan Combinations under the series 2005-C5 pooling and servicing agreement and may reduce amounts payable to the series 2005-C5 certificateholders.

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See
"--REO Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2005-C5 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of an Outside Serviced Trust Mortgage
Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2005-C5 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

                                     S-173

     o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

     o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool (other than late payment charges and
       Default Interest collected with respect to the subject mortgage loan) and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph that are collected in respect of the Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2005-C5 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph
(exclusive of Default Interest and late payment charges) that are collected in respect of an Outside Serviced Trust Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided in the governing servicing agreement for the related Outside Serviced
Loan Combination. However, Default Interest and late payment charges allocable to an Outside Serviced Trust Mortgage Loan may be applied, first, to offset interest on servicing advances made under the related governing servicing agreement, and then, to the extent passed through to the trust, for the same purposes as Default Interest and late payment charges on the other underlying mortgage loans.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2005-C5 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2005-C5 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred or to be incurred, as the case may be, by the master servicer, the special servicer, the trustee or the fiscal agent in connection with the servicing of a mortgage loan under the series 2005-C5 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and
Liquidation Proceeds, in connection with the related mortgage loan or REO
Property.

     The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2005-C5 pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2005-C5 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the series 2005-C5 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

     o if the failure continues for three more business days, to make the servicing advance.

     The series 2005-C5 pooling and servicing agreement will obligate the fiscal agent to make any servicing advances that the trustee was obligated, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (with regard to advances by parties other than the special servicer on specially serviced mortgage loans or REO Properties), would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. In making such recoverability determination, that

                                     S-174

person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged real properties in their "as is" or then current conditions and occupancies, as modified by that party's assumptions regarding the possibility and effects of future adverse change with respect to the related mortgaged real properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines (or, with regard to advances by parties other than the special servicer on specially serviced mortgage loans or REO Properties, that the special servicer subsequently determines) is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time. See "Description of the
Certificates--Advances" in the accompanying prospectus and "--Custodial
Account" below.

     Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the trust, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable servicing advance over a period of time (not to exceed 12 months without the consent of the series 2005-C5 controlling class representative), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable servicing advance over time, or not to do so, benefits some classes of series 2005-C5 certificateholders to the detriment of other classes of series 2005-C5 certificateholders will not constitute a violation of the
Servicing Standard by the master servicer or the special servicer or a breach of the terms of the series 2005-C5 pooling and servicing agreement by any party thereto or a violation of any fiduciary duty owed by any party thereto to the series 2005-C5 certificateholders.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any servicing advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C5 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-C5 certificates), thereby reducing the payments of principal on the series 2005-C5 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     Notwithstanding the foregoing, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any servicing advances with respect to any Outside Serviced Trust Mortgage Loan or any related mortgaged real property under the series 2005-C5 pooling and servicing agreement. Those servicing advances will be made by the applicable master servicer, special servicer, trustee or fiscal agent (and will be reimbursable together with interest thereon) under the governing servicing agreement for the related Outside Serviced Loan Combination, on generally the same terms and conditions as are applicable under the series 2005-C5 pooling and servicing agreement. See "Servicing of the 200 Park Avenue Loan Combination
and the Courtyard by Marriott Portfolio Loan Combination" and "Servicing of the
1345 Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan
Combination--Property Protection Advances Under the Series FB 2005-1 Pooling
and Servicing Agreement" in this prospectus supplement.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 2005-C5 pooling and servicing agreement. In addition, the series 2005-C5 pooling and servicing agreement will require the master servicer, at the direction of the special

                                     S-175

servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the
Servicing Standard that making the payment is in the best interests of the series 2005-C5 certificateholders (or, if the subject specially serviced asset is a Serviced Loan Combination or any related REO Property, the best interests of the series 2005-C5 certificateholders and the related Serviced Non-Trust
Loan Noteholder(s)), as a collective whole.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them.
The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The
Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable--

     o first, out of Default Interest and late payment charges on deposit in the master servicer's collection account that were collected on the related underlying mortgage loan in the collection period in which that servicing advance was reimbursed, and

     o then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

THE SERIES 2005-C5 CONTROLLING CLASS REPRESENTATIVE AND THE SERVICED NON-TRUST
LOAN NOTEHOLDERS

     Series 2005-C5 Controlling Class. As of any date of determination, the controlling class of series 2005-C5 certificateholders will be the holders of the most subordinate class of series 2005-C5 principal balance certificates then outstanding (based on the payment priority described under "Description of the Offered Certificates--Priority of Payments" in this prospectus supplement)
that has a total principal balance that is at least equal to 25% of that class's original total principal balance. However, if no class of series
2005-C5 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2005-C5 certificateholders will be the holders of the most subordinate class of series
2005-C5 principal balance certificates then outstanding (based on the payment priority described under "Description of the Offered Certificates--Priority of
Payments" in this prospectus supplement) that has a total principal balance greater than zero. The class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series 2005-C5 certificates. For clarification, the controlling class of series 2005-C5 certificateholders will in no event be the holders of the class R-I, R-II or R-III certificates, which do not have principal balances

     Selection of the Series 2005-C5 Controlling Class Representative. The
series 2005-C5 pooling and servicing agreement permits the holder or holders of series 2005-C5 certificates representing a majority of the voting rights allocated to the series 2005-C5 controlling class to select a representative with the rights and powers described below in this "--The Series 2005-C5
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
section and elsewhere in this prospectus supplement. In addition, if the series
2005-C5 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2005-C5 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series
2005-C5 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders (or, if applicable, the beneficial owners) of series 2005-C5 certificates representing a majority of the voting rights allocated to the series 2005-C5 controlling class that a series 2005-C5 controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 2005-C5 controlling class certificates will be the series 2005-C5 controlling class representative.

     If the series 2005-C5 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series
2005-C5 controlling class representative may be an expense of the trust.

     Designation of the Loan Combination Controlling Parties. The Co-Lender
Agreement for each Loan Combination provides for, or allows for, one or more particular holders of the mortgage loans comprising that Loan Combination or its or their designee or designees (as to that Loan Combination, the "Loan
Combination Controlling Party") to provide advice and direction to the master servicer and/or the special servicer (or, with respect to an Outside Serviced
Loan Combination,

                                     S-176

to provide advice and direction to the master servicer and special servicer under the governing servicing agreement for such Loan Combination) with respect to various servicing actions regarding that Loan Combination, including (in the case of the Serviced Loan Combinations) as described below in this "--The
Series 2005-C5 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders" section. The manner of the determination of the Loan Combination
Controlling Party for each Loan Combination is described under the subheading
"--Co-Lender Agreement" relating to such Loan Combination that appears under
"Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement.

     Rights and Powers of the Series 2005-C5 Controlling Class Representative
and the Serviced Non-Trust Loan Noteholders. The special servicer will, in general, not be permitted to take, or consent to the master servicer's taking, any of the following actions under the series 2005-C5 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination), as to which action the series 2005-C5 controlling class representative has objected in writing within
10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

     o any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     o any modification, extension, amendment or waiver of a monetary term
       (including the timing of payments, but excluding the waiver of Default
       Interest and late charges) or any material non-monetary term (including any material term relating to insurance) of a specially serviced mortgage loan in the trust;

     o any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under
       "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest
       (other than Default Interest and Post-ARD Additional Interest) thereon, plus any related unreimbursed servicing advances thereon, plus such other items set forth in the 2005-C5 pooling and servicing agreement;

     o any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

     o any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

     o any release of collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

     o any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of that mortgage loan;

     o any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

     o any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

     o any other actions as may be specified in the series 2005-C5 pooling and servicing agreement;

provided that, if the special servicer determines that failure to take such action would violate the Servicing Standard, then the special servicer may take
(or, if and to the extent applicable, consent to the master servicer's taking)
any such action without waiting for the series 2005-C5 controlling class representative's response.

     Similarly, neither the special servicer nor the master servicer (to the extent the master servicer is permitted to take such action under the series
2005-C5 pooling and servicing agreement) will be permitted to take (or, in case of the special servicer, if and when appropriate, to consent to the master servicer's taking) any of the following actions (or, subject to the related
Co-Lender Agreement, some subset of the following actions) under the series
2005-C5 pooling and servicing agreement with respect to a Serviced Loan
Combination, as to which action the related Loan Combination Controlling Party has objected within 10 business days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

     o any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Serviced Loan Combination if it comes into and continues in default;

                                     S-177

     o any modification, extension, amendment or waiver of a monetary term
       (including the timing of payments) or any material non-monetary term
       (including a material term relating to insurance) of a mortgage loan that is part of the subject Serviced Loan Combination;

     o any proposed sale of a related REO Property;

     o any acceptance of a discounted payoff of a mortgage loan that is part of the subject Serviced Loan Combination;

     o any determination to bring the related mortgaged real property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

     o any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender's approval is required by the related loan documents;

     o any adoption or approval of a plan in bankruptcy of the related borrower;

     o any release of collateral for the subject Serviced Loan Combination
       (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Loan Combination;

     o any acceptance of substitute or additional collateral for the subject
       Serviced Loan Combination, other than in accordance with the terms thereof;

     o any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the subject Serviced Loan Combination;

     o any acceptance of an assumption agreement releasing the related borrower from liability under the subject Serviced Loan Combination;

     o any approval of a material capital expenditure, if lender's approval is required by the related loan documents;

     o any replacement of the property manager, if lender's approval is required by the related loan documents;

     o any approval of the transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property, if lender's approval is required by the related loan documents; and

     o any modification to a ground lease or certain designated space leases;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2005-C5 certificateholders and the related Serviced Non-Trust Loan
Noteholder(s), as a collective whole, then the special servicer or the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2005-C5 pooling and servicing agreement), as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer's taking) any such action without waiting for the related Loan Combination Controlling Party's response.

     In addition, the series 2005-C5 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust fund (other than any such mortgage loans that are part of, and any such REO Properties that relate to, a
Loan Combination) that the series 2005-C5 controlling class representative may consider advisable or as to which provision is otherwise made in the series
2005-C5 pooling and servicing agreement. In general, the related Loan
Combination Controlling Party may in similar fashion direct the special servicer and/or the master servicer, as applicable, to take, or refrain from taking, any actions with respect to a Serviced Loan Combination that such Loan
Combination Controlling Party may consider consistent with the related
Co-Lender Agreement or as to which provision is otherwise made in the related
Co-Lender Agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2005-C5 controlling class representative or by the Loan
Combination Controlling Party for any Serviced Loan Combination, as
contemplated by any of the foregoing paragraphs in this "--The Series 2005-C5
Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders--Rights and Powers of the Series 2005-C5 Controlling Class
Representative and the Serviced Non-Trust Loan

                                     S-178

Noteholders" subsection, may require or cause the special servicer or master servicer, as applicable, to violate (a) any other provision of the series
2005-C5 pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the obligation of that servicer to act in accordance with the Servicing Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue
Code; and that servicer is to ignore any such advice, direction or objection that would cause such a violation.

     Furthermore, the special servicer will not be obligated to seek approval from the series 2005-C5 controlling class representative or, in the case of a
Serviced Loan Combination, from the related Loan Combination Controlling Party for any actions to be taken by the special servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust fund or any Serviced Loan Combination that is being specially serviced if--

     o the special servicer has, as described above, notified the series 2005-C5 controlling class representative or, in the case of a Serviced Loan
       Combination, the related Loan Combination Controlling Party in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan or that Serviced Loan
       Combination, and

     o for 60 days following the first of those notices, the series 2005-C5 controlling class representative or, in the case of a Serviced Loan
       Combination, the related Loan Combination Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     The Loan Combination Controlling Party from time to time for each Loan
Combination is identified under the subheading "--Consent Rights" for the subject Loan Combination, under "Description of the Mortgage Pool--Loan
Combinations" in this prospectus supplement. In general, the Loan Combination
Controlling Party for a Serviced Loan Combination will be the related Serviced
Non-Trust Loan Noteholder or, if an applicable change of control trigger event described under "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement has occurred and is continuing, then it will be the series 2005-C5 controlling class representative as the designee of the trust as holder of the underlying mortgage loan included in the subject Serviced Loan
Combination.

     Furthermore, during the time that the series 2005-C5 controlling class representative is not the related Loan Combination Controlling Party with respect to a particular Outside Serviced Loan Combination, the series 2005-C5 controlling class representative may have certain consultation rights with respect to the servicing thereof.

     With respect to the 200 Park Avenue Loan Combination and the Courtyard by
Marriott Portfolio Loan Combination, the provisions of the series 2005-C3 pooling and servicing agreement and the related Co-Lender Agreements relating to the rights and powers of the applicable Loan Combination Controlling Parties are similar but not identical to those described above in this "--The Series
2005-C5 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders--Rights and Powers of the Series 2005-C5 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders" section. For a description of certain provisions of the series FB 2005-1 pooling and servicing agreement that are analogous to those described above in this "--Certain Powers of the Loan Combination Controlling Party for The Courtyard by Marriott
Portfolio Loan Combination Under The Courtyard by Marriott Portfolio Co-Lender
Agreement," see "Servicing of the 1345 Avenue of the Americas Loan Combination
and the Park Avenue Plaza Loan Combination" in this prospectus supplement.

     Limitation on Liability of the Series 2005-C5 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders. The series 2005-C5 controlling class representative will not be liable to the trust or the series
2005-C5 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2005-C5 controlling class representative will not be protected against any liability to a series 2005-C5 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2005-C5 certificateholder acknowledges and agrees, by its acceptance of its series 2005-C5 certificates, that:

     o the series 2005-C5 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2005-C5 certificates;

     o the series 2005-C5 controlling class representative may act solely in the interests of the holders of the series 2005-C5 controlling class;

     o the series 2005-C5 controlling class representative does not have any duties or liability to the holders of any class of series 2005-C5 certificates other than the series 2005-C5 controlling class;

                                     S-179

     o the series 2005-C5 controlling class representative may take actions that favor the interests of the holders of the series 2005-C5 controlling class over the interests of the holders of one or more other classes of series 2005-C5 certificates;

     o the series 2005-C5 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2005-C5 controlling class; and

     o the series 2005-C5 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2005-C5 controlling class, and no series 2005-C5 certificateholder may take any action whatsoever against the series
       2005-C5 controlling class representative for having so acted.

     A Serviced Non-Trust Loan Noteholder or its designee, in connection with exercising the rights and powers of the related Loan Combination Controlling
Party described under "--The Series 2005-C5 Controlling Class Representative and the Serviced Non-Trust Loan Noteholders--Rights and Powers of the Series
2005-C5 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders" above with respect to a Serviced Loan Combination, will be entitled to substantially the same limitations on liability to which the series
2005-C5 controlling class representative is entitled.

     Additional Rights of the Serviced Non-Trust Loan Noteholders; Right to
Purchase and Right to Cure Defaults.

     Right to Purchase. With respect to each Serviced Loan Combination, if and for so long as the subject Loan Combination is specially serviced and, further, upon any monthly debt service payment with respect to that Loan Combination becoming at least 60 days delinquent, then the related Non-Trust Loan
Noteholder will have an assignable right to purchase the related underlying mortgage loan, as further described under "Description of the Mortgage
Pool--Loan Combinations--The A/B Loan Combinations--Co-Lender
Agreement--Purchase Option," respectively, in this prospectus supplement.

     Right to Cure Defaults. With respect to 500 West Madison Street Mortgage
Loan, the related Non-Trust Loan Noteholder will have an assignable right to cure certain events of default with respect to the underlying mortgage loan in that Loan Combination, as further described under "Description of the Mortgage
Pool--Loan Combinations--The A/B Loan Combinations--Co-Lender Agreement--Cure
Rights" in this prospectus supplement.

     Outside Serviced Loan Combinations. As and to the extent described under
"Description of the Mortgage Pool--Loan Combinations," one or more related
Non-Trust Loan Noteholders with respect to each Outside Serviced Loan
Combination will have a purchase option and/or cure rights with respect to the corresponding Outside Serviced Trust Mortgage Loan.

REPLACEMENT OF THE SPECIAL SERVICER

     Subject to the discussion below in this "--Replacement of the Special
Servicer" section, series 2005-C5 certificateholders entitled to a majority of the voting rights allocated to the series 2005-C5 controlling class may--

     o terminate an existing special servicer with or without cause, and

     o appoint a successor to any special servicer that has resigned or been terminated.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1.   written confirmation from each of S&P and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2005-C5 certificates, and

     2.   the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2005-C5 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2005-C5 pooling and servicing agreement against the proposed special servicer.

     In connection with the foregoing right of the series 2005-C5 certificateholders entitled to a majority of the voting rights allocated to the series 2005-C5 controlling class to replace the special servicer, those series
2005-C5 certificateholders may be required to consult with one or more of the related Serviced Non-Trust Loan Noteholders with respect to each Serviced Loan
Combination prior to appointing a replacement special servicer; provided that those series 2005-C5 certificateholders may, in their sole discretion, reject any advice provided by any such Non-Trust Loan Noteholder.

     If the controlling class of series 2005-C5 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting

                                     S-180

rights allocated to the series 2005-C5 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

     Any costs and expenses incurred in connection with the removal of a special servicer (without cause) that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2005-C5 controlling class.

     The series 2005-C5 controlling class certificateholders will not have any similar right to terminate, appoint or replace the parties responsible for the servicing and administration of any Outside Serviced Trust Mortgage Loan.

     With respect to the 500 West Madison Street Loan Combination, if and for
so long as the related Serviced Non-Trust Loan Noteholder is the related Loan
Combination Controlling Party, then:

     o the related Loan Combination Controlling Party may terminate an existing special servicer with respect to, but solely with respect to, the 500
       West Madison Street Loan Combination, with or without cause, and appoint a successor to any such special servicer with respect to, but solely with respect to, the 500 West Madison Street Loan Combination that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (1) and (2) of the second paragraph under this
       "--Replacement of the Special Servicer" section; and

     o the majority holders of the series 2005-C5 controlling class certificates cannot terminate a special servicer appointed by the related Loan
       Combination Controlling Party with respect to the 500 West Madison Street
       Loan Combination, without cause.

     If the special servicer for any Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series
2005-C5 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying prospectus are intended to mean the applicable special servicer or all special servicers together, as appropriate in light of the circumstances.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Series 2005-C5 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders" above, the special servicer, in accordance with the series 2005-C5 pooling and servicing agreement, will be required to determine, in a manner consistent with the
Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loans)
may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either
(a) written confirmation has been received from each of S&P and Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2005-C5 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2005-C5 pooling and servicing agreement.

     Notwithstanding the foregoing, with respect to an Outside Serviced Trust
Mortgage Loan, the master servicer and special servicer for the related Outside
Serviced Loan Combination will be responsible for enforcing or waiving the mortgagee's rights under any due-on-encumbrance or due-on-sale clause in a manner consistent with that described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     In general, except as described below and in certain other limited matters, the master servicer will not be permitted to agree to waive, modify or amend any term of any mortgage loan in the trust. The special servicer, subject to the limitations described below in this "--Modifications, Waivers,
Amendments and Consents" section, will generally be responsible for any material waivers, modifications or amendments of any mortgage loan documents
(other than with respect to the Outside Serviced Trust Mortgage Loans).

     With respect to any mortgage loan in the trust (other than an Outside
Serviced Trust Mortgage Loan) that is not specially serviced, the master servicer may, generally without receiving prior confirmation from any applicable rating agency or the consent of the special servicer or the series
2005-C5 controlling class representative--

                                     S-181

     o consent to subordination of the lien of the subject mortgage loan to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, provided that the master servicer has determined in accordance with the Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related mortgaged real property, the security intended to be provided by the related mortgage instrument or the related borrower's ability to repay the subject mortgage loan, or materially or adversely affect the value of the related mortgaged real property;

     o grant waivers of minor covenant defaults (other than financial covenants)
       including late financial statements;

     o grant releases of non-material parcels of a property (provided that, if the related loan documents expressly require the mortgagee thereunder to grant the release upon the satisfaction of certain conditions, then the release is to be made as required by the related loan documents);

     o approve routine leasing activity with respect to (a) leases (other than ground leases) for less than 5,000 square feet, provided that no subordination, non-disturbance and attornment agreement exists with respect to the subject lease, or (b) leases (other than ground leases) of more than 5,000 square feet and less than 10,000 square feet, provided that (i) no subordination, non-disturbance and attornment agreement exists with respect to the subject lease and (ii) the subject lease is not more than 20% of the related mortgaged real property;

     o approve or consent to grants of easements and rights-of-way that do not materially affect the use or value of the related mortgaged real property or the related borrower's ability to make any payments with respect to the subject mortgage loan; and

     o grant other non-material waivers, consents, modifications or amendments;

provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan (other than, in the case of a non-specially serviced mortgage loan, a waiver of payment of Default
Interest or a late payment charge), (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, (3) agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of the series 2005-C5 pooling and servicing agreement and (4)
the master servicer will not grant or enter into any subordination, non-disturbance and attornment agreements (or waivers, consents, approvals, amendments or modifications in connection therewith) without the prior written consent of the special servicer. Furthermore, the master servicer may not agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series
2005-C5 pooling and servicing agreement to fail to qualify as such under the
Internal Revenue Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

     Furthermore, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of
$20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and Fitch that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2005-C5 certificates.

     In addition, with respect to any underlying mortgage loan, the special servicer and not the master servicer will have the right, under the series 2005
-C5 pooling and servicing agreement, to direct, manage, prosecute and/or defend any and all litigation and/or claims relating to (a) the enforcement of the obligations of the related borrower under the related loan documents (except in the case of the Outside Serviced Mortgage Loans) and (b) any claim or action brought by a related borrower against the trust, subject (in the case of clauses (a) and (b) above) to certain rights of the master servicer, as set forth in the series 2005-C5 pooling and servicing agreement, with respect to any such litigation and/or claim that may impose liability on, or otherwise materially and adversely affect, the master servicer.

     The series 2005-C5 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder if that modification, extension, waiver or amendment:

     o is consistent with the Servicing Standard, and

     o except under the circumstances described below or as otherwise described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions"
       above and/or "--Maintenance of Insurance" below, will not--

                                     S-182

          1.   affect the amount or timing of any scheduled payments of
               principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default
               Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

          2.   affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal
               prepayment during the applicable prepayment lock-out period,

          3.   except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

          4.   in the special servicer's judgment, materially impair the
               security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Series 2005-C5
Controlling Class Representative and the Serviced Non-Trust Loan Noteholders"
above, the special servicer may--

     o reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest, including Post-ARD Additional
       Interest, and/or any prepayment premium or yield maintenance charge,

     o reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

     o forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

     o accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

     o subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that--

     1.   the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

     2.   in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2005-C5 certificateholders (or, if a Serviced Loan Combination is involved, to the series 2005-C5 certificateholders and the related Serviced
          Non-Trust Loan Noteholder(s)), as a collective whole, on a present value basis,

     3.   that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the
          Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2005-C5 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

     4.   the subject mortgage loan is not an Outside Serviced Trust Mortgage
          Loan.

     In no event, however, will the special servicer be permitted to:

     o extend the maturity date of a mortgage loan beyond a date that is five years prior to the last rated final distribution date;

     o extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

     o if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     The master servicer will be permitted, with the special servicer's consent, to waive any or all Post-ARD Additional Interest accrued on an ARD
Loan (other than, if applicable, an ARD Loan that is an Outside Serviced Trust
Mortgage Loan), if--

                                     S-183

     o that ARD Loan is not being specially serviced,

     o prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for all or a portion of that Post-ARD Additional Interest, and

     o the master servicer has determined that the waiver of all or a portion of
       Post-ARD Additional Interest would result in a greater recovery to the series 2005-C5 certificateholders, as a collective whole, on a present value basis, than not waiving it.

     The master servicer will not have any liability to the trust, the series
2005-C5 certificateholders or any other person for the determination referred to in the third bullet of the preceding sentence if it is made in accordance with the Servicing Standard. The series 2005-C5 pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD
Additional Interest.

     Any modification, extension, waiver or amendment of the payment terms of a
Serviced Loan Combination will be required to be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor any related Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related Co-Lender Agreement.

     Further, to the extent consistent with the Servicing Standard, taking into account the subordinate position of the related Serviced Non-Trust Loan:

     o no waiver, reduction or deferral of any amounts due on the underlying mortgage loan in a Serviced Loan Combination will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of that related Serviced Non-Trust Loan; and

     o no reduction of the mortgage interest rate of the underlying mortgage loan in a Serviced Loan Combination may be effected prior to the reduction of the mortgage interest rate of that related Serviced
       Non-Trust Loan, to the fullest extent possible.

     The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution.

     Notwithstanding the foregoing, the master servicer and special servicer for the Series 2005-C3 Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the 200 Park Avenue Mortgage Loan and the Courtyard by Marriott
Portfolio Mortgage Loan under terms and conditions substantially similar to those described above in this "--Modifications, Waivers, Amendments and
Consents" section. For a description of certain of the analogous provisions described under this "--Modifications, Waivers, Amendments and Consents"
section under the series FB 2005-1 pooling and servicing agreement with respect to the 1345 Avenue of the Americas Loan Combination and the Park Avenue Plaza
Loan Combination, see "Servicing of the 1345 Avenue of the Americas Loan
Combination and the Park Avenue Plaza Loan Combination--Modifications Under the
Series FB 2005-1 Pooling and Servicing Agreement" in this prospectus supplement. Any modification, waiver or amendment of the payment terms of any
Outside Serviced Loan Combination shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the related Co-Lender Agreement, such that no holder of a mortgage loan comprising the subject Loan Combination will gain a priority over any other such holder with respect to any payment, which priority is not reflected in the related loan documents and the related Co-Lender Agreement.

REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal
Trigger Event has occurred with respect to any of the underlying mortgage loans
(other than an Outside Serviced Trust Mortgage Loan), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2005-C5 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal.
Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is

                                     S-184

less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Serviced Loan Combination. An Appraisal
Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan and, in the case of a Serviced Loan Combination, may be relevant to the determination of the identity of the related Loan Combination
Controlling Party. See "Description of the Offered Certificates--Advances of
Delinquent Monthly Debt Service Payments" in this prospectus supplement and
"--The Series 2005-C5 Controlling Class Representative and the Serviced
Non-Trust Loan Noteholders" above. The Appraisal Reduction Amount for any mortgage loan or Serviced Loan Combination will be determined following either--

     o the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

     o the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal
Trigger Event, an update of the prior required appraisal or other valuation.
Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

     o if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under
       "--General" above,

     o the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     o no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan)
or, if applicable, any Serviced Loan Combination, the series 2005-C5 controlling class representative or, in cases involving a Serviced Loan
Combination, the related Loan Combination Controlling Party will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2005-C5 controlling class representative or the related Loan Combination Controlling Party, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

     Subject to the Servicing Standard, the special servicer will be permitted, but not obligated, to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

     Notwithstanding the foregoing, any Appraisal Reduction Amounts with respect to the 200 Park Avenue Loan Combination and/or the Courtyard by
Marriott Portfolio Loan Combination will be determined based upon appraisals obtained in accordance with the series 2005-C3 pooling and servicing agreement, on terms similar to those described above, and will affect the amount of any advances of delinquent interest required to be made on the 200 Park Avenue
Mortgage Loan or the Courtyard by Marriott Portfolio Mortgage Loan, as
applicable, and may affect the identity of the related Loan Combination
Controlling Party. For a description of certain of the analogous provisions described under this "--Required Appraisals" section under the series FB 2005-1 pooling and servicing agreement with respect to the 1345 Avenue of the Americas
Loan Combination and the Park Avenue Plaza Loan Combination, see "Servicing of
the 1345 Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan
Combination--Appraisal Trigger Event/Appraisal Reduction Amount Under the
Series FB 2005-1 Pooling and Servicing Agreement" in this prospectus supplement.

                                     S-185

CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Payments and collections received in respect of the Serviced Non-Trust Loans will not be deposited in the custodial account.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2005-C5 pooling and servicing agreement.

     Deposits. Under the series 2005-C5 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2005-C5 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o all payments on account of principal on the underlying mortgage loans, including principal prepayments;

     o all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

     o all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

     o all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds
       collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

     o any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

     o all remittances to the Trust under the series 2005-C3 pooling and servicing agreement and/or the related Co-Lender Agreement with respect to each of the 200 Park Avenue Mortgage Loan and the Courtyard by
       Marriott Portfolio Mortgage Loan;

     o all remittances to the Trust under the series FB 2005-1 pooling and servicing agreement and/or the related Co-Lender Agreement with respect to each of the 1345 Avenue of the Americas Mortgage Loan and the Park
       Avenue Plaza Mortgage Loan;

     o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

     o all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under
       "--Maintenance of Insurance" below;

     o any amount required to be transferred from a loss of value reserve fund, any Serviced Loan Combination custodial account or the special servicer's
       REO account;

     o any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

     o insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

     Upon its receipt of any of the amounts described in the first seven bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, the
Outside Serviced Trust Mortgage Loans), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

     The obligation of the master servicer to deposit the amounts identified in this "--Custodial Account--Deposits" section with respect to any Outside
Serviced Trust Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering such Outside Serviced Trust
Mortgage Loan.

                                     S-186

     Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Serviced Loan Combination will be deposited into a separate account maintained by the master servicer before being transferred to the master servicer's custodial account.

     Also notwithstanding the foregoing, the custodial account and each Loan
Combination-specific account may, in fact, be separate sub-accounts of the same account.

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

  1.  to remit to the trustee for deposit in the trustee's collection account described under "Description of the Offered Certificates--Collection
      Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

      (a)        monthly debt service payments due on a due date subsequent to the end of the related collection period,

      (b)        payments and other collections received by the relevant
                 servicer after the end of the related collection period, and

      (c)        amounts that are payable or reimbursable from the custodial account to any person other than the series 2005-C5
                 certificateholders in accordance with any of clauses 3.
                 through 21. below;

  2.  apply amounts held for future distribution on the series 2005-C5 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates--Advances of Delinquent
      Monthly Debt Service Payments" in this prospectus supplement;

  3.  to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2005-C5 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

  4.  to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

  5.  to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust (other than the Outside
      Serviced Trust Mortgage Loans), that is either--

      (a)        specially serviced mortgage loan, or

      (b)        mortgage loan as to which the related mortgaged real property has become an REO Property;

  6.  to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loans), which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

  7.  to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2005-C5 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3.
      above or otherwise out of collections on the subject mortgage loan or any related REO Property;

  8.  to pay the fiscal agent, the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2005-C5 pooling and servicing agreement, which payment is to be made out of any Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

  9.  to pay unpaid expenses (other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees) that were incurred with respect to any

                                     S-187

      underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and
      Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

  10. in connection with the reimbursement of advances as described in clause
      3. or 7. above or out of the trustee's collection account, to pay the fiscal agent, the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

  11. to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "--Servicing and
      Other Compensation and Payment of Expenses--Additional Master Servicing
      Compensation" above;

  12. to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under
      "--Servicing and Other Compensation and Payment of Expenses--Additional
      Special Servicing Compensation" above;

  13. to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under "--Servicing and Other
      Compensation and Payment of Expenses--Payment of Expenses; Servicing
      Advances" above;

  14. to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

  15. to pay the fiscal agent, the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing
      Documents--Matters Regarding the Master Servicer, the Special Servicer,
      the Manager and Us" and "--Matters Regarding the Trustee" in the
      accompanying prospectus and under "Description of the Offered
      Certificates--The Fiscal Agent" in this prospectus supplement;

  16. to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to the series 2005-C5 pooling and servicing agreement, to the extent that such cost is not covered by a servicing advance;

  17. in the event the master servicer determines, in accordance with the
      Servicing Standard, that it has received insufficient information from the master servicer or special servicer under the governing servicing agreement for an Outside Serviced Trust Mortgage Loan to make a recoverability determination with respect to required P&I Advances on that mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

  18. to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the fees of an independent contractor retained to manage an REO Property, the cost of various opinions of counsel, the cost of recording the series 2005-C5 pooling and servicing agreement and the cost of the trustee's transferring mortgage files to a successor after having been terminated by series 2005-C5 certificateholders without cause, all as set forth in the series 2005-C5 pooling and servicing agreement;

  19. with respect to each mortgage loan purchased out of the trust, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

  20. to make any required payments (other than normal monthly remittances)
      due under the related Co-Lender Agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination, including to reimburse a servicer of an Outside Serviced Loan Combination for a servicing advance that is not recoverable out of collections on that
      Outside Serviced Loan Combination;

     21. to pay any other items described in this prospectus supplement as being payable from the custodial account;

     22. to withdraw amounts deposited in the custodial account in error; and

                                     S-188

  23. to clear and terminate the custodial account upon the termination of the series 2005-C5 pooling and servicing agreement.

     The series 2005-C5 pooling and servicing agreement will prohibit the application of amounts received on a Serviced Non-Trust Loan to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust that are not related to such Serviced
Non-Trust Loan (or, in the case of a Subordinate Non-Trust Loan, to the applicable Loan Combination).

MAINTENANCE OF INSURANCE

     The series 2005-C5 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property (other than a mortgaged real property with respect to an Outside Serviced Loan Combination) that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. In addition, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain, but only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

     Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines that such insurance (a)
is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

     The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Serviced Loan Combination, or the series 2005-C5 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that (a) insurance may be obtained at a commercially reasonable price and (b) the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The series 2005-C5 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than an REO Property relating to an
Outside Serviced Loan Combination) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

     If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2005-C5 pooling and servicing agreement, then, to the extent such policy--

     o is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2005-C5 pooling and servicing agreement, and

     o provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

                                     S-189

     In the case of each of the 200 Park Avenue Loan Combination and the
Courtyard by Marriott Portfolio Loan Combination, the master servicer and/or the special servicer under the series 2005-C3 pooling and servicing agreement will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above. For a description of certain analogous provisions described under this "--Maintenance of Insurance" section under the series FB 2005-1 pooling and servicing agreement, see "Servicing of the 1345 Avenue of the
Americas Loan Combination and the Park Avenue Plaza Loan
Combination--Maintenance of Insurance Under the Series FB 2005-1 Pooling and
Servicing Agreement" in this prospectus supplement.

FAIR VALUE OPTION

     Any single certificateholder or group of certificateholders with a majority interest in the series 2005-C5 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust (including, if applicable, an Outside
Serviced Trust Mortgage Loan) as to which a material default exists, at a price generally equal to the sum of--

     o the outstanding principal balance of that mortgage loan,

     o all accrued and unpaid interest on that mortgage loan, other than Default
       Interest and Post-ARD Additional Interest,

     o all unreimbursed servicing advances with respect to that mortgage loan,

     o all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, and

     o any other amounts payable under the series 2005-C5 pooling and servicing agreement.

     The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

     If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this "--Fair Value Option Section," then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this "--Fair Value
Option" section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal. Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the
Servicing Standard and the discussion in the next to last paragraph of this
"--Fair Value Option" section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

     If the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, then the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

     If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required, within 45 days, to recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

     If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee will be required to verify that the fair value price is at least equal to the fair value

                                     S-190

of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

     Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than (a) another holder of the purchase option, (b) the related borrower, or (c) if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any affiliate of the related borrower; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. That assignment will only be effective after written notice, together with a copy of the executed assignment and assumption agreement, has been delivered to the trustee, the master servicer and the special servicer.

     In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2005-C5 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling that mortgage loan to a holder of the purchase option.

     The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price (although the purchase option will resume if the purchase is not completed within the requisite time period), (b) the subject specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to the subject specially serviced mortgage loan or (e)
the subject specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2005-C5 pooling and servicing agreement and the Servicing Standard.
Notwithstanding the foregoing, any party exercising a fair value purchase option under the series 2005-C5 pooling and servicing agreement will be subject to any restrictions on transfer contained in any related co-lender or intercreditor agreement, including, without limitation, with respect to the 200
Park Avenue Mortgage Loan, the restrictions on transfer of the 200 Park Avenue
Mortgage Loan to specified entities set forth in the related loan agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on an underlying mortgage loan (other than an Outside
Serviced Trust Mortgage Loan) or Serviced Loan Combination has occurred, then, subject to the discussion under "--The Series 2005-C5 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders" above and applicable law, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), take any of the following actions:

     o institute foreclosure proceedings;

     o exercise any power of sale contained in the related mortgage instrument;

     o obtain a deed in lieu of foreclosure; or

     o otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan
Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2005-C5 certificateholders and, if applicable, the related
Serviced Non-Trust Loan Noteholder(s), could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

                                     S-191

     o the special servicer has previously determined in accordance with the
       Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series
       2005-C5 certificateholders and, if the subject mortgaged real property secures a Serviced Loan Combination, the affected Serviced Non-Trust Loan
       Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

     See, however, "--The Series 2005-C5 Controlling Class Representative and
the Serviced Non-Trust Loan Noteholders--
Rights and Powers of the Series 2005-C5 Controlling Class Representative and
the Serviced Non-Trust Loan Noteholders" above.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this "--Realization Upon
Defaulted Mortgage Loans" section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2005-C5 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), but subject to the discussion under "--The Series 2005-C5 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders--Rights and Powers
of the Series 2005-C5 Controlling Class Representative and the Serviced
Non-Trust Loan Noteholders" above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on that mortgage loan and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of those Liquidation Proceeds to the series 2005-C5 certificateholders, for--

     o any and all amounts that represent unpaid servicing compensation with respect to the subject mortgage loan,

     o any unreimbursed servicing expenses incurred with respect to the subject mortgage loan, and

     o any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan.

     In addition, amounts otherwise payable on the series 2005-C5 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

     The special servicer under the applicable governing pooling and servicing agreement for each Outside Serviced Loan Combination will be responsible for realizing against the related mortgaged real property following an event of default under the related Outside Serviced Loan Combination, and assuming no alternative arrangements can be made for the resolution of that event of default. See "Servicing of the 200 Park Avenue Loan Combination and the
Courtyard by Marriott Loan Combination" and "Servicing of the 1345 Avenue of
the Americas Loan Combination and the Park Avenue Plaza Loan
Combination--Remedial Rights" in this prospectus supplement.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Serviced
Non-Trust Loan Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

                                     S-192

     o the IRS grants an extension of time to sell the property, or

     o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2005-C5 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the
Servicing Standard and the terms and conditions of the Pooling and Servicing
Agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer may not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under "--The Series
2005-C5 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders" above, the special servicer determines, in accordance with the
Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 2005-C5 certificateholders (and, if the subject REO
Property relates to a Serviced Loan Combination, the related Serviced Non-Trust
Loan Noteholder(s)), as a collective whole. Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

     The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO
Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

     o would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of--

     o a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

     o a tax on prohibited transactions under section 860F of the Internal
       Revenue Code.

     To the extent that income the trust receives from an REO Property is subject to--

     o a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

     o a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.
The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100%
rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2005-C5 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

                                     S-193

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its
REO account, upon receipt, all net income, Insurance Proceeds, Condemnation
Proceeds and Liquidation Proceeds received by it with respect to each REO
Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2005-C5 pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property.
Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

     o any withdrawals made out of those amounts as described in the preceding sentence,

     o any portion of those amounts that may be retained as reserves as described in the next paragraph, and

     o if the subject REO Property relates to a Serviced Loan Combination, any portion of those amounts that are payable to the related Serviced
       Non-Trust Loan Noteholder.

     The special servicer may, subject to the limitations described in the series 2005-C5 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

     Notwithstanding anything to the contrary described above, the special servicer will not have any obligations with respect to any REO Property relating to an Outside Serviced Loan Combination. In the event a mortgaged real property relating to an Outside Serviced Loan Combination is acquired as an REO property under the governing servicing agreement for such Loan Combination, the special servicer under that governing servicing agreement will be required to operate, manage, lease, maintain and dispose of that property pursuant to the terms of the governing servicing agreement, which will likely be substantially similar to those described above with respect to the special servicer under the series 2005-C5 pooling and servicing agreement and any REO Properties administered thereunder. See "Servicing of the 200 Park Avenue Loan Combination
and the Courtyard by Marriott Loan Combination" and "Servicing of the 1345
Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan
Combination" in this prospectus supplement.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan (other than an Outside Serviced Mortgage
Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer's custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer's custodial account. Beginning in 2006, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan--

     o at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

     o at least once every calendar year in the case of all other mortgaged real properties;

                                     S-194

     provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months. Notwithstanding the foregoing, however, neither the master servicer nor the special servicer will be obligated to inspect any mortgaged real property related to an Outside Serviced Loan Combination.

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

     With respect to each Outside Serviced Loan Combination, periodic inspections of the related mortgaged real properties are to be performed by the master servicer and/or special servicer under the governing servicing agreement for that Loan Combination.

     The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2005-C5 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives, in each case upon request. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property for the applicable period. See "Description of the Offered Certificates--Reports to
Certificateholders; Available Information" in this prospectus supplement. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

     With respect to the Outside Serviced Trust Mortgage Loans, a servicer under the governing servicing agreement for the related Loan Combination will be responsible for collecting financial information with respect to the related mortgaged real properties and will be required to deliver such information to the master servicer under the series 2005-C5 pooling and servicing agreement.
Such information will be made available to the series 2005-C5 certificateholders by the trustee as provided in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year, beginning in 2006, each of the master servicer and the special servicer must:

   o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to
     furnish a statement to the trustee and the Serviced Non-Trust Loan
     Noteholders, among others, to the effect that--

     1. the firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single
        Attestation Program for Mortgage Bankers established by the Mortgage
        Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

     2. on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified Public
        Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate;

   o except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers and, further, except that the special servicer will not be required to cause such a report to be delivered if there were no specially serviced mortgage loans during the most recently ended calendar year; and

                                     S-195

     o deliver to the trustee and the Serviced Non-Trust Loan Noteholders, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the series
       2005-C5 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2005-C5 certificates were outstanding.

     Copies of the above-mentioned annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2005-C5 certificateholders, at their expense, upon written request to the trustee.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or the special servicer, as applicable, under the series 2005-C5 pooling and servicing agreement:

     o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

     o the master servicer fails to remit to the trustee for deposit in the trustee's collection account any amount required to be so remitted, which failure is not remedied by 11:00 a.m., New York City time, on the applicable distribution date, or the master servicer fails to make in a timely manner any payment required to be made to a Serviced Non-Trust
       Loan Noteholder, which failure is not remedied by 11:00 a.m., New York
       City time, on the business day immediately following the date on which the payment was required to be made;

     o the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2005-C5 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2005-C5 pooling and servicing agreement;

     o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2005-C5 pooling and servicing agreement, and that failure continues unremedied for 30 days (or such shorter period as may be provided for in the series 2005-C5 pooling and servicing agreement for certain specified acts) or, if the responsible party is diligently attempting to remedy the failure, 60 days (or such shorter period as may be provided for in the series 2005-C5 pooling and servicing agreement for certain specified acts) after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2005-C5 pooling and servicing agreement, by series 2005-C5 certificateholders entitled to not less than 25% of the voting rights for the series 2005-C5 certificates or by any affected Serviced Non-Trust Loan Noteholder;

     o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2005-C5 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2005-C5 certificateholders or any Serviced Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2005-C5 pooling and servicing agreement, by series 2005-C5 certificateholders entitled to not less than 25% of the voting rights for the series 2005-C5 certificates or by any affected Serviced Non-Trust
       Loan Noteholder;

     o various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o the master servicer or the special servicer is removed from S&P's Select
       Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S.
       Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days, and the ratings assigned by S&P to one or more of the series 2005-C5 certificates are qualified, downgraded or withdrawn in connection therewith;

                                     S-196

     o one or more ratings assigned by Fitch to one or more classes of the series 2005-C5 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch that remains in effect for at least 60 days, which action Fitch has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity; and

     o the master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch and, in either case, that rating is not restored within 60 days after the subject downgrade or withdrawal.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2005-C5 certificateholders entitled to not less than 25% of the voting rights for the series 2005-C5 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2005-C5 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series
2005-C5 certificateholder. Upon any termination, the trustee must either:

     o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series
       2005-C5 pooling and servicing agreement; or

     o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2005-C5 pooling and servicing agreement.

     The holders of series 2005-C5 certificates entitled to a majority of the voting rights for the series 2005-C5 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series
2005-C5 pooling and servicing agreement, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under "--Events of Default" above, the master servicer will have the right for a period of approximately 45 days
(during which time the master servicer will continue to master service the mortgage loans), at its expense, to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment S&P and
Fitch have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2005-C5 certificates.

     In general, series 2005-C5 certificateholders entitled to at least 66-2/3%
of the voting rights allocated to each class of series 2005-C5 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the affected classes of the series 2005-C5 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2005-C5 pooling and servicing agreement.

     Notwithstanding the foregoing in this "--Rights Upon Event of Default"
section, (a) if an event of default on the part of the master servicer affects a Serviced Non-Trust Loan Noteholder, and if the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Non-Trust Loan Noteholder, and
(b) furthermore, if an event of default affects solely a Serviced Non-Trust
Loan Noteholder, then the master servicer may not be terminated by the trustee.
However, in the case of each of clause (a) and (b) of the prior sentence, at the request of the affected Serviced Non-Trust Loan Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject Serviced Loan Combination.

     Also notwithstanding the foregoing in this "--Rights Upon Event of
Default" section, if an event of default on the part of the special servicer affects a Serviced Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Serviced Non-Trust Loan
Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject
Serviced Loan Combination only, but no other mortgage loan in the trust, in accordance with the terms of the series 2005-C5 pooling and servicing agreement. If the special servicer for a Serviced Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2005-C5 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

                                     S-197

     In general, with respect to each Outside Serviced Trust Mortgage Loan, the trustee may waive any event of default on the part of the master servicer and/or the special servicer under the governing servicing agreement only if so directed by series 2005-C5 certificateholders entitled to waive a comparable event of default under the series 2005-C5 pooling and servicing agreement. In the event of any such event of default that is not waived or cured and that materially and adversely affects the trust as holder of the subject Outside
Serviced Trust Mortgage Loan, the trustee may (and, at the direction of the series 2005-C5 controlling class representative or the holders of series
2005-C5 certificates entitled to 25% of the series 2005-C5 voting rights, will be required to) pursue such rights, if any, as the holder of the subject
Outside Serviced Trust Mortgage Loan may have pursuant to the applicable servicing agreement. The trustee, as holder of the 200 Park Avenue Mortgage
Loan and the Courtyard by Marriott Portfolio Mortgage Loan, will have substantially the same rights in respect of events of default on the part of the master servicer and/or the special servicer under the series 2005-C3 pooling and servicing agreement as are granted to the Serviced Non-Trust Loan
Noteholders in respect of events of default on the part of the master servicer and/or the special servicer under the series 2005-C5 pooling and servicing agreement. Subject to any waiver of the subject event of default on substantially the same terms as are applicable to an event of default under tbe series 2005-C5 pooling and servicing agreement, the trustee will be required to exercise those rights at the direction of the series 2005-C5 controlling class representative or the holders of series 2005-C5 certificates entitled to at least 25% of the series 2006-C6 voting rights. For a description of certain of the rights of the trustee, as holder of the 1345 Avenue of the Americas
Mortgage Loan and the Park Avenue Plaza Mortgage Loan, in respect of events of default on the part of the master servicer and/or the special servicer under the series FB 2005-1 pooling and servicing agreement, see "Servicing of the
1345 Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan
Combination--Replacement of Master Servicer and Special Servicer Under the
Series FB 2005-1 Pooling and Servicing Agreement" in this prospectus supplement.

     No series 2005-C5 certificateholder will have the right under the series
2005-C5 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless--

     o that holder previously has given to the trustee written notice of default,

     o except in the case of a default by the trustee, series 2005-C5 certificateholders entitled to not less than 25% of the series 2005-C5 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series
       2005-C5 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

     o except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2005-C5 pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2005-C5 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

ADMINISTRATION OF THE OUTSIDE SERVICED TRUST MORTGAGE LOANS

     The Outside Serviced Trust Mortgage Loans and any related REO Properties will, in each case, be serviced and administered in accordance with the governing servicing agreement for the related Loan Combination. If the trustee is requested to take any action in its capacity as holder of an Outside
Serviced Trust Mortgage Loan, pursuant to that governing servicing agreement, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that governing servicing agreement, then (subject to any more specific discussion within this prospectus supplement, including under "--Rights Upon Event of Default" above, with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series 2005-C5 controlling class representative.

                                     S-198

               SERVICING OF THE 200 PARK AVENUE LOAN COMBINATION
           AND THE COURTYARD BY MARRIOTT PORTFOLIO LOAN COMBINATION

     The series 2005-C3 pooling and servicing agreement initially governs the servicing and administration of the: (a) 200 Park Avenue Mortgage Loan and the
200 Park Avenue Non-Trust Loans and any related REO Property; and (b) the
Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott
Portfolio Non-Trust Loans. The series 2005-C3 pooling and servicing agreement is the governing document for the Series 2005-C3 Securitization, which closed prior to the Issue Date. Under the series 2005-C3 pooling and servicing agreement, the master servicer is Wells Fargo Bank, National Association, the trustee is LaSalle Bank National Association, the fiscal agent is ABN AMRO Bank
N.V., the initial special servicer is J.E. Robert Company, Inc. and the initial controlling class representative (which is comparable to the series 2005-C5 controlling class representative) is an affiliate of that special servicer. The master servicer, special servicer and trustee under the series 2005-C5 pooling and servicing agreement will not have any obligation or authority to supervise the series 2005-C3 master servicer, the series 2005-C3 special servicer, the series 2005-C3 trustee or the series 2005-C3 fiscal agent or to make servicing advances with respect to either the 200 Park Avenue Loan Combination or the
Courtyard by Marriot Portfolio Loan Combination. The series 2005-C3 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2005-C5 securitization and the servicing arrangements under the series 2005-C3 pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series 2005-C5 pooling and servicing agreement. In that regard--

     o one or more parties to the series 2005-C3 pooling and servicing agreement will be responsible for making servicing advances with respect to the 200
       Park Avenue Loan Combination and the Courtyard by Marriott Portfolio Loan
       Combination, which servicing advances will be reimbursable (with interest) to the maker thereof out of collections on the subject Loan
       Combination, and none of the parties to that agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the 200 Park Avenue
       Mortgage Loan or the Courtyard by Marriott Portfolio Mortgage Loan;

     o the mortgage loans that form the 200 Park Avenue Loan Combination and the
       Courtyard by Marriott Portfolio Loan Combination, respectively, are to be serviced and administered under a general servicing standard that is substantially similar to the Servicing Standard under the series 2005-C5 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the respective Loan Combination Controlling Parties or representatives on their behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the 200 Park
       Avenue Loan Combination and the Courtyard by Marriott Portfolio Loan
       Combination);

     o the mortgage loans that form the 200 Park Avenue Loan Combination and the
       Courtyard by Marriott Portfolio Loan Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar to the Servicing Transfer Events, in which case the party serving as the special servicer under the series 2005-C3 pooling and servicing agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the
       200 Park Avenue Mortgage Loan and/or the Courtyard by Marriott Portfolio
       Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2005-C5 pooling and servicing agreement with respect to other underlying mortgage loans;

     o any modification, extension, waiver or amendment of the payment terms of the 200 Park Avenue Loan Combination and/or the Courtyard by Marriott
       Portfolio Loan Combination, as the case may be, is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related
       Co-Lender Agreement, such that neither the trust as holder of the 200
       Park Avenue Mortgage Loan or the Courtyard by Marriott Portfolio Mortgage
       Loan, as applicable, nor the holder of the related Non-Trust Loans gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Co-Lender Agreement;

     o in the case of each of the 200 Park Avenue Loan Combination and the
       Courtyard by Marriott Portfolio Loan Combination, the master servicer and special servicer under the series 2005-C3 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Loan Combination Controlling Party under that agreement under provisions that are substantially similar to those described in this

                                     S-199

     prospectus supplement with respect to Serviced Loan Combinations (see
     "Servicing Under the Series 2005-C5 Pooling and Servicing Agreement--The
     Series 2005-C5 Controlling Class Representative and the Serviced Non-Trust
     Loan Noteholders--Rights and Powers of the Series 2005-C5 Controlling
     Class Representative and the Serviced Non-Trust Loan Noteholders");

   o in the case of the 200 Park Avenue Loan Combination, the majority holder(s) of the controlling class under the series 2005-C3 pooling and servicing agreement and/or the majority holder(s) of certain classes of series 2005-C3 certificates directly backed by the 200 Park Avenue Junior
     Non-Trust Loan Component, depending on the circumstances, will have the right to replace the special servicer with respect to the 200 Park Avenue
     Loan Combination under the series 2005-C3 pooling and servicing agreement without consulting the series 2005-C5 controlling class representative (on behalf of the trust as holder of the 200 Park Avenue Mortgage Loan);

   o in the case of the Courtyard by Marriott Portfolio Loan Combination, the
     majority holder(s) of the controlling class under the series 2005-C3 pooling and servicing agreement, the majority holder(s) of certain classes of series 2005-C3 certificates directly backed by the Courtyard by
     Marriott Portfolio Note A1 Junior Non-Trust Loan Component and/or the
     Courtyard by Marriott Portfolio Note B Non-Trust Loan Noteholder,
     depending on the circumstances, will have the right to replace the special servicer with respect to the Courtyard by Marriott Portfolio Loan
     Combination under the series 2005-C3 pooling and servicing agreement without consulting the series 2005-C5 controlling class representative (on behalf of the trust as holder of the Courtyard by Marriott Portfolio
     Mortgage Loan);

   o in general, the respective parties to the series 2005-C3 pooling and servicing agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2005-C5 pooling and servicing agreement;
     and

   o if the 200 Park Avenue Mortgage Loan or the Courtyard by Marriott
     Portfolio Mortgage Loan becomes no longer subject to the series 2005-C3 pooling and servicing agreement, then the related Loan Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the series 2005-C3 pooling and servicing agreement and, if applicable, the special servicer under the series 2005-C3 pooling and servicing agreement, on terms substantially similar to those in the series 2005-C3 pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the subject Loan Combination otherwise agree; no such other servicing agreement may be entered into on behalf of the trust as the holder of the 200 Park Avenue Mortgage Loan or the Courtyard by
     Marriott Portfolio Mortgage Loan, as the case may be, unless the holders of all mortgage loans comprising the subject Loan Combination collectively agree to grant consent to such other servicing agreement; and entry into any successor servicing agreement will be conditioned upon receipt from
     S&P and Fitch of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series 2005-C5 certificates.

                                     S-200

         SERVICING OF THE 1345 AVENUE OF THE AMERICAS LOAN COMBINATION
                  AND THE PARK AVENUE PLAZA LOAN COMBINATION

GENERAL

     The series FB 2005-1 pooling and servicing agreement initially governs the servicing and administration of the: (a) 1345 Avenue of the Americas Mortgage
Loan and the 1345 Avenue of the Americas Non-Trust Loans and any related REO
Property; and (b) the Park Avenue Plaza Mortgage Loan and the Park Avenue Plaza
Non-Trust Loans and any related REO Property. The series FB 2005-1 pooling and servicing agreement is the governing document for the Series FB 2005-1
Securitization, which closed prior to the Issue Date. Under the series FB
2005-1 pooling and servicing agreement, the master servicer is Wells Fargo
Bank, National Association, the trustee is LaSalle Bank National Association, the fiscal agent is ABN AMRO Bank N.V., and the initial special servicer is
Wells Fargo Bank, National Association. The master servicer, special servicer and trustee under the series 2005-C5 pooling and servicing agreement will not have any obligation or authority to supervise the series FB 2005-1 master servicer, the series FB 2005-1 special servicer, the series FB 2005-1 trustee or the series FB 2005-1 fiscal agent or to make servicing advances with respect to either the 1345 Avenue of the Americas Loan Combination or the Park Avenue
Plaza Loan Combination. The series FB 2005-1 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the Series FB 2005-1 Securitization and the servicing arrangements under that pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series 2005-C5 pooling and servicing agreement. There are, however, some differences, including, but not limited to, those described below in this "Servicing of the 1345 Avenue of the
Americas Loan Combination and Park Avenue Plaza Loan Combination" section.

PROPERTY PROTECTION ADVANCES UNDER THE SERIES FB 2005-1 POOLING AND SERVICING
AGREEMENT

     If the borrower under the 1345 Avenue of the Americas Loan Combination or the Park Avenue Plaza Loan Combination fails to make any payment for (1)
property protection expenses, including taxes, assessments, insurance premiums and other similar items, or (2) property improvement expenses on a timely basis, or collections from the borrower under the 1345 Avenue of the Americas
Loan Combination and the Park Avenue Plaza Loan Combination are insufficient to pay any such expenses when due, the series FB 2001-1 master servicer is required to advance the amount of any shortfall as a property protection advance. In the event that the series FB 2005-1 master servicer fails to make a property protection advance for reasons other than a determination of non-recoverability, the series FB 2005-1 trustee will be required to make that property protection advance, subject to a determination of recoverability. In the event that the series FB 2005-1 trustee fails to make a property protection advance for reasons other than a determination of non-recoverability, the series FB 2005-1 fiscal agent will be required to make that property protection advance, subject to a determination of recoverability. The series FB 2005-1 trustee and the series FB 2005-1 fiscal agent will be entitled to conclusively rely upon such determination of nonrecoverability of the series FB 2005-1 master servicer. A property protection advance will be deemed nonrecoverable when that property protection advance, considered in light of any other previously unreimbursed advances, in the good faith judgment of the series FB
2005-1 master servicer, trustee or fiscal agent, evidenced by an officer's certificate setting forth the procedures and considerations of such party
(including, without limitation, an appraisal of the 1345 Avenue of the Americas
Mortgaged Property or the Park Avenue Plaza Mortgaged Property, as applicable, conducted within the past 12 months) delivered to the series FB 2005-1 trustee and the series 2005-C5 trustee and series 2005-C5 master servicer, would not be ultimately recoverable from certain payments and collections on the 1345 Avenue of the Americas Loan Combination or the Park Avenue Plaza Loan Combination, as
the case may be (including, without limitation, default interest, insurance proceeds and liquidation proceeds) or otherwise. However, under certain conditions, the series FB 2005-1 master servicer may, but is not obligated to, make a property protection advance even if it determines that such property protection advance would not be recoverable.

     The right of reimbursement with respect to property protection advances for the 1345 Avenue of the Americas Loan Combination or the Park Avenue Plaza
Loan Combination is prior to the right of holders of the series FB 2005-1 and series 2005-C5 certificates, to distributions. Interest will accrue on any property protection advance made pursuant to the series FB 2005-1 pooling and servicing agreement at the "advance rate" compounded annually, which is defined under the series FB 2005-1 pooling and servicing agreement as the prime rate in effect on such date of determination as set forth in the most recently published "Money Rates" section of The Wall Street Journal, or the average of such rates if more than one rate is published on any one date.

                                     S-201

     The obligation of the series FB 2005-1 master servicer to make property protection advances pursuant to the series FB 2005-1 pooling and servicing agreement continues through the foreclosure of the 1345 Avenue of the Americas
Mortgaged Property or the Park Avenue Plaza Mortgaged Property, as applicable, and until the liquidation thereof or of the related REO Property.

MAINTENANCE OF INSURANCE POLICIES UNDER THE SERIES FB 2005-1 POOLING AND
SERVICING AGREEMENT

     The series FB 2005-1 master servicer is required to use reasonable efforts consistent with the series FB 2005-1 servicing standard to maintain or cause each of the 1345 Avenue of the Americas Borrower and the Park Avenue Plaza
Borrower to maintain, and if the 1345 Avenue of the Americas Borrower or the
Park Avenue Plaza Borrower does not so maintain, will itself maintain (subject to the provisions of the series FB 2005-1 pooling and servicing agreement concerning recoverability of advances, to the extent the series 2005-1 trustee has an insurable interest) and keep in full force and effect for fire and hazard insurance with extended coverage on each of the 1345 Avenue of the
Americas Mortgaged Property and Park Avenue Plaza Mortgaged Property and such other types of insurance and in such amounts as is required to be maintained under the related loan agreement; provided, however, that the series FB 2005-1 master servicer shall not be required to maintain, or cause the 1345 Avenue of the Americas Borrower or the Park Avenue Plaza Borrower to maintain, terrorism insurance if the series FB 2005-1 special servicer determines that such insurance is not required to be maintained under the related loan agreement. In the event that the 1345 Avenue of the Americas Loan Combination or the Park
Avenue Plaza Loan Combination is converted into REO Property, the series FB
2005-1 master servicer must also cause to be maintained with respect to such
REO Property public liability insurance providing coverage against such risks as that servicer determines, in accordance with the series FB 2005-1 servicing standard, to be in the best interests of the series FB 2005-1 trust fund and the holders of the 1345 Avenue of the Americas Non-Trust Loans or the holders of the Park Avenue Plaza Non-Trust Loans, as applicable, and must cause to be maintained with respect to such REO Property insurance providing coverage against up to 24 months of rent interruptions. No earthquake or other additional insurance is to be required of the 1345 Avenue of the Americas
Borrower or the Park Avenue Plaza Borrower or to be maintained by the series FB
2005-1 master servicer other than pursuant to the terms of the related loan agreement and pursuant to such applicable laws and regulations as may at any time be in force and require such additional insurance. At any time the series
FB 2005-1 master servicer has knowledge that the location of the 1345 Avenue of the Americas Mortgaged Property or the Park Avenue Plaza Mortgaged Property is
designated as a federal special flood hazard area, the series FB 2005-1 master servicer is required to use reasonable efforts to cause the 1345 Avenue of the
Americas Borrower or the Park Avenue Plaza Borrower, as applicable, to maintain or will itself obtain flood insurance in respect thereof, to the extent available, in an amount at least equal to the lesser of (a) the unpaid principal amount of the 1345 Avenue of the Americas Loan Combination or the
Park Avenue Plaza Loan Combination or (b) the maximum coverage required by the related loan agreement and as is available under the National Flood Insurance
Act.

THE SERIES FB 2005-1 SERVICING STANDARD

     The series FB 2005-1 master servicer and the series FB 2005-1 special servicer are required to service and administer the 1345 Avenue of the Americas
Loan Combination and the Park Avenue Plaza Loan Combination on behalf of and in the best interests of and for the benefit of the series FB 2005-1 certificateholders and other holders of the related Loan Combination (as a collective whole), in accordance with applicable law and the terms of the series FB 2005-1 pooling and servicing agreement, the related loan documents and the related Co-Lender Agreement and, to the extent consistent with the foregoing, the following standard: (a)(i) in the same manner in which, and with the same care, skill, prudence and diligence with which, the series FB 2005-1 master servicer or the series FB 2005-1 special servicer, as applicable, services and administers similar mortgage loans with similar borrowers for other third party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans and to the maximization of net present value of the
1345 Avenue of the Americas Loan Combination or the Park Avenue Plaza Loan
Combination, as applicable, to the series FB 2005-1 certificateholders and the other holder of the related Loan Combination (as a collective whole), or (ii)
with the same care, skill, prudence and diligence which the series FB 2005-1 master servicer or the series FB 2005-1 special servicer, as applicable, uses to service and administer similar loans which the series FB 2005-1 master servicer or the series FB 2005-1 special servicer owns, whichever servicing procedure is of a higher standard; and (b) without regard to (i) any relationship that the series FB 2005-1 master servicer, the series FB 2005-1 special servicer or any affiliate thereof may have with the 1345 Avenue of the
Americas Borrower or the Park Avenue Plaza Borrower or any other parties to the series FB 2005-1 transaction; (ii) the ownership of any series FB 2005-1 certificate by the series FB 2005-1 master servicer, the series FB 2005-1 special servicer or any affiliate thereof; (iii) the series FB 2005-1

                                     S-202

master servicer's obligation to make advances or otherwise incur servicing expenses with respect to the 1345 Avenue of the Americas Loan Combination or
the Park Avenue Plaza Loan Combination, as applicable; (iv) the right of the series FB 2005-1 master servicer, the series FB 2005-1 special servicer or any affiliate thereof to receive compensation or other fees for its services under the series FB 2005-1 pooling and servicing agreement; and (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged property.

SPECIALLY SERVICED MORTGAGE LOAN UNDER THE SERIES FB 2005-1 POOLING AND
SERVICING AGREEMENT

     The series FB 2005-1 special servicer will be responsible for the servicing and administration of the 1345 Avenue of the Americas Loan
Combination or the Park Avenue Plaza Loan Combination if they become specially serviced loans. The 1345 Avenue of the Americas Loan Combination or the Park
Avenue Plaza Loan Combination will become "specially serviced loans" if--

     (1)  the related borrower has not made two consecutive monthly payments
          (and has not cured at least one delinquency by the next related loan payment date) or the payment due on the maturity date;

     (2)  the related borrower has expressed to the series FB 2005-1 master servicer an inability to make payments or a hardship in making payments under the 1345 Avenue of the Americas Loan Combination or the
          Park Avenue Plaza Loan Combination, as applicable, in accordance with their terms or, in the judgment of the series FB 2005-1 master servicer (consistent with the series FB 2005-1 servicing standard), a default under either such Loan Combination is imminent, and in either case the series FB 2005-1 special servicer will be required to engage in modification negotiations relating to material terms or payment terms or other typical special servicing activities in connection therewith;

     (3)  the series FB 2005-1 master servicer has received notice that the related borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors;

     (4)  the series FB 2005-1 master servicer has received notice of a foreclosure or threatened foreclosure of any lien on the 1345 Avenue of the Americas Mortgaged Property or the Park Avenue Plaza Mortgaged
          Property, as applicable; or

     (5)  a default of which the series FB 2005-1 master servicer has notice
          (other than a failure by the related borrower to pay principal or interest as required pursuant to the related loan documents) and which materially and adversely affects the interests of the series FB 2005-1 certificateholders and the other holders of the related Loan
          Combination has occurred and remained unremedied for the applicable grace period specified in the related loan agreement (or, if no grace period is specified, 60 days); provided that such 60-day grace period does not apply to a default that gives rise to an immediate acceleration without application of a grace period; and provided further, that a default requiring a property protection advance will be deemed to materially and adversely affect the interests of the series FB 2005-1 certificateholders and the other holders of the related Loan Combination.

     The 1345 Avenue of the Americas Loan Combination or the Park Avenue Plaza
Loan Combination will cease to be specially serviced loans and will become
"corrected mortgage loans": (a) with respect to the circumstances described in clause (1) above, when the related borrower has brought the 1345 Avenue of the
Americas Loan Combination or the Park Avenue Plaza Loan Combination, as
applicable, current and thereafter made three consecutive full and timely monthly payments (including pursuant to any workout of the subject Loan
Combination); (b) with respect to the circumstances described in clauses (2),
(3) and (4) above, when such circumstances cease to exist in the good faith judgment of the series FB 2005-1 master servicer (or with respect to the circumstances described in the second part of clause (2), pursuant to any work-out implemented by the series FB 2005-1 special servicer); or (c) with respect to the circumstances described in clause (5) above, when such default is cured; and provided, that at that time no circumstance identified in clauses
(1) through (5) above exists that would cause the 1345 Avenue of the Americas
Loan Combination or the Park Avenue Plaza Loan Combination, as applicable, to continue to be characterized as "specially serviced loans."

APPRAISAL TRIGGER EVENT/APPRAISAL REDUCTION AMOUNT UNDER THE SERIES FB 2005-1
POOLING AND SERVICING AGREEMENT

     Under the series FB 2005-1 pooling and servicing agreement, Appraisal
Trigger Events or the equivalent with respect to the 1345 Avenue of the
Americas Loan Combination or the Park Avenue Plaza Loan Combination include the following:

     o the Loan Combination is 60 days delinquent in respect of any monthly payment;

                                     S-203

     o the mortgaged real property securing the Loan Combination is acquired on behalf of the series FB 2005-1 trust fund and the other holders of the
       Loan Combination;

     o any of the mortgage loans constituting the Loan Combination is modified to reduce the amount of any monthly payment;

     o a receiver is appointed and continues in such capacity in respect of the related mortgaged real property for at least 30 days;

     o the related borrower is subject to any bankruptcy, insolvency or similar proceeding; or

     o the Loan Combination is due and has not been paid on the maturity date.

     Upon the occurrence of any of the foregoing Appraisal Trigger Events, the series FB 2005-1 special servicer will thereupon be required to obtain (within
60 days of the applicable required appraisal date) an appraisal of the related mortgaged real property conducted in accordance with the standards of the appraisal institute by a "qualified appraiser" (as defined under the series FB
2005-1 pooling and servicing agreement), unless such an appraisal had been previously obtained within the prior 12 months and the series FB 2005-1 special servicer has no actual notice that a material change has occurred with respect to the mortgaged real property that would draw into question the applicability of such appraisal.

     An Appraisal Reduction Amount with respect to the 1345 Avenue of the
Americas Loan Combination or the Park Avenue Plaza Loan Combination will equal the excess, if any, of: (a) the sum, without duplication, of (i) the principal balance of the Loan Combination, (ii) to the extent not previously advanced, all unpaid interest on the Loan Combination through the most recent loan payment date at a per annum rate equal to the applicable mortgage interest rate
(exclusive of any default interest), (iii) all accrued but unpaid primary servicing fees, master servicing fees, special servicing fees, trustee fees, unreimbursed advances (together with interest thereon) and other expenses of the series FB 2005-1 trust fund and the series 2005-C5 trust fund related to the Loan Combination, and (iv) all currently due and unpaid real estate taxes, assessments and insurance premiums in respect of the related mortgaged real property (net of any amount escrowed or advanced therefor); over (b) an amount equal to 90% of the appraised value (net of any prior liens) of the mortgaged real property as determined by such appraisals or estimates.

     In the event that after the occurrence of an Appraisal Trigger Event with respect to the 1345 Avenue of the Americas Loan Combination or the Park Avenue
Plaza Loan Combination, the Loan Combination has remained current for six consecutive loan payment dates, and no other Appraisal Trigger Event has occurred and is continuing, the series FB 2005-1 special servicer may, within
30 days after the date of that sixth loan payment date, order an appraisal
(which may be an update of the prior appraisal), the cost of which is required to be paid by the series FB 2005-1 master servicer as a property protection advance. Based upon that appraisal, the series FB 2005-1 master servicer is required to redetermine and report to the series FB 2005-1 trustee and the series 2005-C5 master servicer, the Appraisal Reduction Amount with respect to the Loan Combination and such redetermined Appraisal Reduction Amount will replace the prior Appraisal Reduction Amount with respect to that Loan
Combination.

MODIFICATIONS UNDER THE SERIES FB 2005-1 POOLING AND SERVICING AGREEMENT

     Consistent with the series FB 2005-1 servicing standard and the provisions of the series FB 2005-1 pooling and servicing agreement, the series FB 2005-1 master servicer and the series FB 2005-1 special servicer may, in their respective discretion, waive any late payment charge or penalty interest in connection with any delinquent monthly payment with respect to the 1345 Avenue of the Americas Loan Combination or the Park Avenue Plaza Loan Combination. In
addition, absent a default, modifications, waivers or amendments to the 1345
Avenue of the Americas Loan Combination or the Park Avenue Plaza Loan
Combination that do not affect payment terms or materially affect the security afforded by the Loan Combination may be made by the series FB 2005-1 master servicer or the series FB 2005-1 special servicer, as applicable, in accordance with the series FB 2005-1 servicing standard without the consent of the series
FB 2005-1 certificateholders, the other holders of the Loan Combination or the series FB 2005-1 trustee, provided, that any such modification, waiver or amendment: (a) does not adversely affect in any material respect the interest of the series FB 2005-1 certificateholders or any other holder of the Loan
Combination not consenting thereto; (b) does not cause any REMIC holding any of the mortgage loans constituting the Loan Combination to fail to qualify as a
REMIC; (c) would not constitute a "significant modification" as such term is defined in the Internal Revenue Code and treasury regulations thereunder, as evidenced by an opinion of counsel; and (d) does not otherwise adversely affect the status of any REMIC holding any of the mortgage loans constituting the Loan
Combination. If a default has occurred or is reasonably foreseeable with respect to the 1345 Avenue of the Americas Loan Combination or the Park Avenue
Plaza Loan Combination, the series FB 2005-1 special servicer, only if it determines in

                                     S-204

accordance with the series FB 2005-1 servicing standard (evidenced by an officer's certificate delivered to the series FB 2005-1 trustee) that a modification, waiver or amendment of the terms of the Loan Combination is reasonably likely to produce a greater recovery on a present value basis (as a collective whole) than liquidation of the Loan Combination, may agree to a modification, waiver or amendment to the terms of the Loan Combination, subject to the rights of the Loan Combination Controlling Party, as described below.

REMEDIAL RIGHTS

     All decisions, consents, waivers, approvals and other actions authorized to be taken under or in connection with any of the mortgage loan documents relating to the 1345 Avenue of the Americas Loan Combination or the Park Avenue
Plaza Loan Combination will be taken by the series FB 2005-1 master servicer or the series FB 2005-1 special servicer, in their discretion reasonably exercised, in accordance with the series FB 2005-1 pooling and servicing agreement and the applicable servicing standard, and the holder of the 1345
Avenue of the Americas Mortgage Loan or the Park Avenue Plaza Mortgage Loan may
not exercise any such rights with respect to the 1345 Avenue of the Americas
Mortgage Loan or the Park Avenue Plaza Mortgage Loan, as the case may be, or otherwise. Pursuant to the series FB 2005-1 pooling and servicing agreement, all servicing and administrative functions with respect to the 1345 Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan Combination have been delegated to the series FB 2005-1 master servicer and series FB 2005-1 special servicer, and the series FB 2005-1 master servicer and series FB 2005-1 special servicer may exercise all rights and remedies of the holders of the
1345 Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan
Combination. Subject to the terms of the series FB 2005-1 pooling and servicing agreement, the series FB 2005-1 master servicer or the series FB 2005-1 special servicer may, without the consent of the holder of the 1345 Avenue of the
Americas Mortgage Loan or the holder of the Park Avenue Plaza Mortgage Loan, as the case may be, but subject to certain conditions, (i) consent or withhold consent to any action or request by the related borrower, (ii) exercise or refrain from exercising any power, rights or remedies under the related loan documents or otherwise in respect of the 1345 Avenue of the Americas Loan
Combination or the Park Avenue Plaza Loan Combination, (iii) waive any conditions in any related loan documents, (iv) amend or modify the related loan documents or (v) take any other action authorized to be taken under or in connection with the related loan documents.

     In addition to the foregoing, with respect to each of the 1345 Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan Combination, until the satisfaction in full of the obligations of the related borrower, except as provided in the series FB 2005-1 pooling and servicing agreement, the series
2005-C5 trustee as holder of the 1345 Avenue of the Americas Mortgage Loan or the Park Avenue Plaza Mortgage Loan, as applicable, may not institute or commence a proceeding or case under or file a petition (in each case, either by itself or in conjunction with any other persons) under the United States
Bankruptcy Code (or join any person in any such petition) or otherwise invoke or cause any other person to institute or commence an insolvency proceeding with respect to or against the related borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the related borrower or all or any part of its property or assets ordering the winding-up or liquidation of the affairs of that borrower. The holder of the 1345 Avenue of the Americas Mortgage Loan and the holder of the Park Avenue Plaza Mortgage Loan, pursuant to the related
Co-Lender Agreement, have each appointed the series FB 2005-1 trustee as holder of related Non-Trust Loans in the Series FB 2005-1 Securitization as their agent for the purpose of exercising any and all rights and taking any and all actions available to the holder of the 1345 Avenue of the Americas Mortgage
Loan and the holder of the Park Avenue Plaza Mortgage Loan in connection with any case by or against the related borrower under the United States Bankruptcy
Code or in any other insolvency proceeding.

REPLACEMENT OF MASTER SERVICER AND SPECIAL SERVICER UNDER THE SERIES FB 2005-1
POOLING AND SERVICING AGREEMENT

     If any event of default with respect to the series FB 2005-1 master servicer or the series FB 2005-1 special servicer exists under the series FB
2005-1 pooling and servicing agreement, then (unless such series FB 2005-1 master servicer default is waived by holders of series FB 2005-1 certificates evidencing not less than 66-2/3% of the aggregate voting rights of all series
FB 2005-1 certificates and the other holders of the Loan Combinations in accordance with the terms of the series FB 2005-1 pooling and servicing agreement or, with respect to series FB 2005-1 master servicer defaults consisting of the failure to distribute any principal of or interest on, or other amounts due under, the 1345 Avenue of the Americas Loan Combination or the Park Avenue Plaza Loan Combination or the failure of the series FB 2005-1 master servicer to make any advance, 100% of the aggregate voting rights of all series FB 2005-1 certificates and the other holders of the Loan Combinations), the holder of the 1345 Avenue of the Americas Mortgage Loan, the holders of at least 51% of the aggregate voting rights of the series FB 2005-1 certificates or the other holders of the 1345 Avenue of the Americas Loan Combination or the
Park Avenue

                                     S-205

Plaza Loan Combination may each direct the series FB 2005-1 trustee to terminate the series FB 2005-1 master servicer or the series FB 2005-1 special servicer, as applicable, in accordance with the provisions of the series FB
2005-1 pooling and servicing agreement, and the series FB 2005-1 trustee will be required to serve as or appoint a successor series FB 2005-1 master servicer or series FB 2005-1 special servicer, as applicable, as provided in the series
FB 2005-1 pooling and servicing agreement. The series 2005-C5 trustee may, on behalf of the series 2005-C5 certificateholders, waive an event of default on the part of the series FB 2005-1 master servicer or the series FB 2005-1 special servicer only if so directed by such series 2005-C5 certificateholders as would be able to waive a comparable event of default under the series
2005-C5 pooling and servicing agreement. If an event of default on the part of the series FB 2005-1 master servicer or the series FB 2005-1 special servicer is not waived or cured, then the series 2005-C5 trustee may (or, at the direction of the series 2005-C5 controlling class representative or the holders of series 2005-C5 certificates entitled to at least 25% of the series 2005-C5 voting rights, will be required to) seek termination of the defaulting party under the series FB 2005-1 pooling and servicing agreement.

     In addition, the Loan Combination Controlling Party with respect to the
1345 Avenue of the Americas Loan Combination or the Park Avenue Plaza Loan
Combination the will have the right to terminate the series FB 2005-1 special servicer and designate a successor therefore with respect to that Loan
Combination; provided that, among other things, (i) the applicable rating agency confirms to the series FB 2005-1 trustee in writing that such replacement, in and of itself, will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to any class of series FB
2005-1 certificates, the series 2005-C5 certificates or any other certificates issued in connection with a securitization of any of the mortgage loans in the
Loan Combination, and (ii) any expenses incurred by the series FB 2005-1 trustee or the terminated series FB 2005-1 special servicer in connection with the replacement of the series FB 2005-1 special servicer are paid by the Loan
Combination Controlling Party.

CERTAIN POWERS OF THE LOAN COMBINATION CONTROLLING PARTY/ASSET STATUS REPORT

     The Loan Combination Controlling Party with respect to each of the 1345
Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan
Combination will be the party described under "The Description of the Mortgage
Pool--Loan Combinations--The 1345 Avenue of the Americas Mortgage
Loan--Co-Lender Agreement--Consent Rights" in this prospectus supplement.

     Asset Status Report. Pursuant to the series FB 2005-1 pooling and servicing agreement, no later than 30 days after the 1345 Avenue of the
Americas Loan Combination or the Park Avenue Plaza Loan Combination become specially serviced loans, the series FB 2005-1 special servicer is required to prepare and deliver an "asset status report" with respect to that Loan
Combination and the related mortgaged real property to the rating agencies, the series FB 2005-1 master servicer, the series 2005-C5 master servicer, each series FB 2005-1 certificateholder of the series FB 2005-1 directing class and other holders of the related Non-Trust Loans. Any asset status report prepared by the series FB 2005-1 special servicer will set forth the following information, to the extent reasonably determined, which includes, among other things: (i) a summary of the status of the specially serviced loans, (ii) a discussion of the legal and environmental considerations reasonably known to the series FB 2005-1 special servicer, consistent with the series FB 2005-1 servicing standard, that are applicable to the exercise of remedies and whether outside legal counsel has been retained, (iii) a current rent roll and income or operating statement available for the related mortgaged real property, (iv)
a recommendation by the series FB 2005-1 special servicer as to how the specially serviced loans might be returned to performing status, (v) a summary of any proposed action, (vi) a status report on any foreclosure actions or other proceedings undertaken with respect to the related mortgaged real property.

     If, within ten business days following delivery of the asset status report, the related Loan Combination Controlling Party does not disapprove in writing of any action proposed to be taken in such asset status report, the series FB 2005-1 special servicer is required (subject to consultation with the series 2005-C5 controlling class representative and each other holder of the related Non-Trust Loans that is not or is not represented by the Loan
Combination Controlling Party and obtaining any required consent of any series
FB 2005-1 certificateholders) to implement the recommended action as outlined in such asset status report. If the applicable Loan Combination Controlling
Party disapproves in writing of such asset status report, the series FB 2005-1 special servicer is required to revise and deliver a new asset status report within 30 days after the Loan Combination Controlling Party's disapproval. The series FB 2005-1 special servicer must continue to revise such asset status report until either the Loan Combination Controlling Party fails to disapprove such revised asset status report within the earlier of ten business days of receipt or the passage of 60 days from the date of preparation of the first asset status report.

     The series 2005-C5 controlling class representative and each holder of the related Non-Trust Loans that is not or is not represented by the Loan
Combination Controlling Party will have the right to consult with the series FB
2005-1 special servicer concerning any of the matters contained in the asset status report and to suggest alternate strategies or actions with

                                     S-206

respect to the 1345 Avenue of Americas Loan Combination or the Park Avenue
Plaza Loan Combination, as applicable, for a period of ten business days following the delivery of such asset status report; provided, that if any such party has not responded within such period, it will be deemed to have approved the actions proposed in the asset status report. The series FB 2005-1 special servicer is under no obligation to comply with any advice or consultation provided by such parties. Subject to the limitations below, in the event that the applicable Loan Combination Controlling Party and any holder of a mortgage loan in the related Loan Combination that is not, or is not represented by, the
Loan Combination Controlling Party disagree with any element of the asset status report, but such parties are in agreement with each other about an alternate course of action, the series FB 2005-1 special servicer must revise the asset status report to reflect such alternate course, and shall follow such alternate course of action. In the event that in the event that the applicable
Loan Combination Controlling Party and any holder of a mortgage loan in the related Loan Combination that is not, or is not represented by, the Loan
Combination Controlling Party are not in agreement with respect to the matters covered by the asset status report, then the series FB 2005-1 special servicer must follow the direction of the related Loan Combination Controlling Party in accordance with the procedures described above.

     Major Actions. In addition, neither the series FB 2005-1 master servicer nor series FB 2005-1 special servicer shall take any of the following actions with respect to the 1345 Avenue of the Americas Loan Combination or the Park
Avenue Plaza Loan Combination, other than any such action that has been previously approved pursuant to an asset status report procedure, until it has notified each holder of mortgage loans in that Loan Combination in writing and the applicable Loan Combination Controlling Party has not objected in writing within ten business days of the Loan Combination Controlling Party having been notified thereof and having been provided with all reasonably requested information with respect thereto:

     (i) any acceleration of the Loan Combination (unless such acceleration is by its terms automatic under the related loan documents) and any proposed or actual foreclosure upon or comparable conversion of the ownership of the related mortgaged real property;

     (ii) any modification, or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments or the maturity date and acceptance of discounted payoffs) of the Loan Combination;

     (iii) any proposed sale of the related mortgaged real property for less than the unpaid principal amount of the Loan Combination, accrued and unpaid interest thereon at the interest rate thereon (other than default interest) and all amount required to be paid or reimbursed to the series FB 2005-1 master servicer, series FB 2005-1 special servicer, series FB 2005-1 trustee, series
FB 2005-1 fiscal agent and any other party pursuant to the series FB 2005-1 pooling and servicing agreement;

     (iv) any determination to bring the related REO Property into compliance with applicable environmental laws or otherwise address hazardous materials located at such REO Property;

     (v) any release of collateral or any acceptance of substitute or additional collateral for the Loan Combination, or any release of the related borrower or any guarantor, other than pursuant to the specific terms of the
Loan Combination;

     (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause, or consent to a transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional debt or mezzanine debt approval of the material waiver or modification of any insurance requirements set forth in the related loan documents;

     (vii) any approval of annual budgets, business plans, major leases or material capital expenditures for the related mortgaged real property, to the extent the lender has approval rights with respect to such items in the related loan documents;

     (viii) any release or waiver of the amounts of escrows or reserves not expressly required by the terms of the Loan Combination or under applicable law;

     (ix) any determination to apply casualty proceeds toward repayment of the
Loan Combination rather than toward restoration of the related mortgaged real property;

     (x) the adoption or approval of a plan of bankruptcy or reorganization with respect to the related borrowers.

     If within ten business days of the Loan Combination Controlling Party having been notified thereof and having been provided with all reasonably requested information with respect thereto, the Loan Combination Controlling
Party does not object to the recommended action in writing, the series FB
2005-1 master servicer or series FB 2005-1 special servicer, as applicable, will implement the recommended action. If any holder of a mortgage loan in the
Loan Combination that is not, or is not represented by, the Loan Combination
Controlling Party disagrees with any aspect of the recommended action, such party will have the right to consult with the Loan Combination Controlling
Party, each other holder of a mortgage loan in the Loan Combination that is not, or is not represented by, the Loan Combination Controlling Party and the
series FB 2005-1

                                     S-207

master servicer or series FB 2005-1 special servicer, as applicable, during such ten business day period; provided, however, no such person will be obligated to take (or not take) any actions recommended by any holder of a mortgage loan in the Loan Combination that is not, or is not represented by, the Loan Combination Controlling Party.

     Notwithstanding the foregoing, the series FB 2005-1 special servicer may take any action set forth in an asset status report or listed above at any time without obtaining the approval of the related Loan Combination Controlling
Party or any other holder of a mortgage loan in the Loan Combination if (i) the series FB 2005-1 special servicer determines that failure to take that action would materially and adversely affect the interests of the series FB 2005-1 certificateholders or any holder of a mortgage loan in the Loan Combination, and (ii) the series FB 2005-1 special servicer has made a reasonable effort to contact the related Loan Combination Controlling Party. The series FB 2005-1 special servicer is not permitted to take any action inconsistent with an approved asset status report, unless that action would be required in the series FB 2005-1 special servicer's reasonable judgment in accordance with the series FB 2005-1 servicing standard.

     Neither the series FB 2005-1 master servicer nor the series FB 2005-1 special servicer shall be obligated to seek approval from the applicable Loan
Combination Controlling Party for any actions to be taken by series FB 2005-1 special servicer with respect to the workout or liquidation of the 1345 Avenue of the Americas Loan Combination or the Park Avenue Plaza Loan Combination if
(i) the series FB 2005-1 special servicer has notified the Loan Combination
Controlling Party in writing (including pursuant to an asset status report) of various actions that the series FB 2005-1 special servicer proposes to take with respect to the workout or liquidation of the Loan Combination, and (ii)
for 60 days following the first such notice, the Loan Combination Controlling
Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the series FB 2005-1 special servicer considers to be consistent with the series FB 2005-1 servicing standard.

     Further notwithstanding the foregoing, no advice, direction or objection by a Loan Combination Controlling Party contemplated by any of the foregoing may (a) require or cause the series FB 2005-1 special servicer to violate any applicable law, (b) be inconsistent with the series FB 2005-1 servicing standard, (c) require or cause the series FB 2005-1 special servicer to violate the provisions of the series 2005-C5 pooling and servicing agreement relating to REMIC status, (d) require or cause the series FB 2005-1 special servicer to violate any other provisions of the series FB 2005-1 pooling and servicing agreement, (e) require or cause the series FB 2005-1 special servicer to violate the terms of the 1345 Avenue of the Americas Loan Combination or the
Park Avenue Plaza Loan Combination, (f) expose the series FB 2005-1 master servicer, the series FB 2005-1 special servicer, or any other party to the series FB 2005-1 pooling and servicing agreement or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or (g)
materially expand the scope of the series FB 2005-1 master servicer's or series
FB 2005-1 special servicer's responsibilities under the series FB 2005-1 pooling and servicing agreement.

INDEMNIFICATION, REIMBURSEMENTS, FEES AND LIMITATIONS ON LIABILITY

     The respective parties to the series FB 2005-1 pooling and servicing agreement will be entitled to indemnities, reimbursements, fees (including, without limitation, master servicing fees, special servicing fees, workout fees and/or liquidation fees and other additional servicing compensation specified in the series FB 2005-1 pooling and servicing agreement) and limitations on liability in connection with the servicing and administration of the 1345
Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan
Combination that are substantially similar to the indemnities, reimbursements, fees and limitations on liability to which the respective parties to the series
2005-C5 pooling and servicing agreement are entitled in connection with the servicing and administration of mortgage loans thereunder, including, to the extent applicable, the 1345 Avenue of the Americas Mortgage Loan and the Park
Avenue Plaza Mortgage Loan.

                                     S-208

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2005-C5 certificates will be issued, on or about August 25,
2005, under the series 2005-C5 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o the underlying mortgage loans;

     o any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o the loan documents for the underlying mortgage loans;

     o our rights under our mortgage loan purchase agreement with the UBS
       Mortgage Loan Seller;

     o any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

     o those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing Under the Series
       2005-C5 Pooling and Servicing Agreement--Custodial Account," the special servicer's REO account described under "Servicing Under the Series
       2005-C5 Pooling and Servicing Agreement--REO Properties," the trustee's collection account described under "--Collection Account" below or the trustee's interest reserve account described under "--Interest Reserve
       Account" below.

     The series 2005-C5 certificates will include the following classes:

     o the X-CP, A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E and F
       classes, which are the classes of series 2005-C5 certificates that are offered by this prospectus supplement, and

     o the X-CL, G, H, J, K, L, M, N, P, Q, S, T, R-I, R-II, R-III and V
       classes, which are the classes of series 2005-C5 certificates that--

       1.   will be retained or privately placed by us, and

       2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H,
J, K, L, M, N, P, Q, S and T certificates are the series 2005-C5 certificates that will have principal balances and are sometimes referred to as the series
2005-C5 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that distribution date. See "--Payments" below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional
Trust Fund Expenses. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2005-C5 principal balance certificates immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2005-C5 principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and
Additional Trust Fund Expenses" below.

     The class X-CL and X-CP certificates will not have principal balances and are sometimes referred to as the series 2005-C5 interest-only certificates. For purposes of calculating the amount of accrued interest, each class of series
2005-C5 interest-only certificates will have a total notional amount.

     The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J,
B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The total notional amount of the class X-CL certificates at
initial issuance will be approximately $            , although it may be as
much as 5% larger or smaller.

                                     S-209

   The total notional amount of the class X-CP certificates will equal:

   o during the period from the Issue Date through and including the
     distribution date in              , the sum of (a) the lesser of $
     and the total principal balance of the class     certificates outstanding
     from time to time, (b) the lesser of $         and the total principal
     balance of the class     certificates outstanding from time to time, and
     (c) the total principal balance of the class    ,    ,    ,    ,    ,    ,
        ,    ,    ,     and     certificates outstanding from time to time;

   o during the period following the distribution date in
     through and including the distribution date in              , the sum of
     (a) the lesser of $          and the total principal balance of the class
         certificates outstanding from time to time, (b) the lesser of
     $          and the total principal balance of the class     certificates
     outstanding from time to time, and (c) the total principal balance of the
     class    ,    ,    ,    ,    ,    ,    ,    ,     and     certificates
     outstanding from time to time;

   o during the period following the distribution date in
     through and including the distribution date in              , the sum of
     (a) the lesser of $          and the total principal balance of the class
         certificates outstanding from time to time, (b) the lesser of
     $          and the total principal balance of the class     certificates
     outstanding from time to time, (c) the total principal balance of the
     class    ,    ,    ,    ,    ,    ,    ,    ,     and     certificates
     outstanding from time to time, and (d) the lesser of $          and the
     total principal balance of the class     certificates outstanding from
     time to time;

   o during the period following the distribution date in
     through and including the distribution date in              , the sum of
     (a) the lesser of $          and the total principal balance of the class
         certificates outstanding from time to time, (b) the lesser of
     $          and the total principal balance of the class     certificates
     outstanding from time to time, (c) the total principal balance of the
     class    ,    ,    ,    ,    ,    ,    ,     and     certificates
     outstanding from time to time, and (d) the lesser of $        and the
     total principal balance of the class     certificates outstanding from
     time to time;

   o during the period following the distribution date in
     through and including the distribution date in             , the sum of
     (a) the lesser of $          and the total principal balance of the class
         certificates outstanding from time to time, (b) the lesser of
     $          and the total principal balance of the class     certificates
     outstanding from time to time, (c) the total principal balance of the
     class    ,    ,    ,    ,    ,    ,     and     certificates outstanding
     from time to time, and (d) the lesser of $         and the total principal
     balance of the class     certificates outstanding from time to time;

   o during the period following the distribution date in
     through and including the distribution date in              , the sum of
     (a) the lesser of $          and the total principal balance of the class
         certificates outstanding from time to time, (b) the total principal
     balance of the class    ,    ,    ,    ,     and     certificates
     outstanding from time to time and (c) the lesser of $         and the
     total principal balance of the class     certificates outstanding from
     time to time;

   o during the period following the distribution date in
     through and including the distribution date in              , the sum of
     (a) the lesser of $          and the total principal balance of the class
         certificates outstanding from time to time, (b) the lesser of
     $         and the total principal balance of the class     certificates
     outstanding from time to time, (c) the total principal balance of the
     class    ,    ,     and     certificates outstanding from time to time and
     (d) the lesser of $         and the total principal balance of the class
         certificates outstanding from time to time;

   o during the period following the distribution date in
     through and including the distribution date in              , the sum of
     (a) the lesser of $          and the total principal balance of the class
         certificates outstanding from time to time, (b) the lesser of
     $          and the total principal balance of the class     certificates
     outstanding from time to time, (c) the total principal balance of the
     class    ,     and     certificates outstanding from time to time, and (d)
     the lesser of $        and the total principal balance of the class
     certificates outstanding from time to time; and

   o following the distribution date in              , $0.

     The total initial notional amount of the class X-CP certificates will be
approximately $               , although it may be as much as 10% larger or
smaller.

     The class R-I, R-II, R-III and V certificates will not have principal balances or notional amounts.

                                     S-210

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount, as applicable, of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount, as applicable, of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's distribution date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance--or, solely in the case of the class X-CP certificates, $250,000 initial notional amount--and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to
       DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear
System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear
and Clearstream" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures.
Cross-market transfers between persons holding directly or indirectly through
DTC, on the one hand, and directly or indirectly through participants in
Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the
Certificates--Book-Entry Registration--Holding and Transferring Book-Entry
Certificates" in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G hereto.

COLLECTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2005-C5 certificates and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's collection account may be invested in
Permitted Investments for the benefit and at the risk of the Trustee. See
"--The Trustee" below.

                                     S-211

     Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

   o All payments and other collections on the mortgage loans and any REO
     Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

     1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

     2. payments and other collections received by the relevant servicer after the end of the related collection period;

     3. amounts that are payable or reimbursable from the master servicer's custodial account to any person other than the series 2005-C5 certificateholders, including--

        (a)        amounts payable to the master servicer or the special
                   servicer as compensation, as described under "Servicing
                   Under the Series 2005-C5 Pooling and Servicing
                   Agreement--Servicing and Other Compensation and Payment of
                   Expenses" in this prospectus supplement,

        (b)        amounts payable in reimbursement of outstanding advances,
                   together with interest on those advances, as permitted under the series 2005-C5 pooling and servicing agreement, and

        (c)        amounts payable with respect to other expenses of the trust;
                   and

     4. amounts deposited in the master servicer's custodial account in error.

   o Any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that distribution date.

   o Any payments made by the master servicer to cover Prepayment Interest
     Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing Under the Series 2005-C5 Pooling and Servicing Agreement--Custodial
Account" and "--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in 2006, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

     o to pay itself a monthly fee, which is described under "--The Trustee"
       below, and investment earnings on Permitted Investments of funds in the collection account;

     o to indemnify itself and various related persons as described under
       "Description of the Governing Documents--Matters Regarding the Trustee"
       in the accompanying prospectus, and to make comparable indemnifications with respect to the fiscal agent and various related persons;

     o to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series 2005-C5 pooling and servicing agreement and the administration of the trust;

     o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under
       "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and
       Other Taxes" in the accompanying prospectus and "Servicing Under the
       Series 2005-C5 Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

     o to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

                                     S-212

   o with respect to each distribution date during January of 2006 or any year thereafter that is not a leap year or during February of 2006 or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an
     Actual/360 Basis; and

      o to pay to the person entitled thereto any amounts deposited in the collection account in error.

     On each distribution date, all amounts on deposit in the trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2005-C5 certificates. For any distribution date, those funds will consist of the following separate components--

   o the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-3,
     A-AB, A-4, A-1A, X-CL, X-CP, A-M, A-J, B, C, D, E, F, G, H, J and/or K
     certificates, as and to the extent described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below,

   o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class V certificates as described under "--Payments--Payments of Post-ARD Additional Interest"
     below, and

   o the remaining portion of those funds, which--

     1. we refer to as the Available P&I Funds, and

     2. will be paid to the holders of all the series 2005-C5 certificates, other than the class V certificates, as described under
        "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account may be invested in Permitted Investments for the benefit and at the risk of the Trustee. See "--The Trustee" below.

     During January, except in a leap year, and February of each calendar year, beginning in January 2006, the trustee will, on or before the distribution date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced.
That interest reserve amount for each of those mortgage loans will, in general, equal one day's interest accrued at the related mortgage interest rate (or (i)
in the case of the 200 Park Avenue Mortgage Loan and the Courtyard by Marriott
Portfolio Mortgage Loan, the related mortgage interest rate, minus 0.01%, and
(ii) in the case of the 1345 Avenue of the Americas Mortgage Loan and the Park
Avenue Plaza Mortgage Loan, the related mortgage interest rate, minus 0.0025%)
on the Stated Principal Balance of that loan as of the end of the related collection period, exclusive, however, of Post-ARD Additional Interest.

     During March of each calendar year, beginning with March 2006, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360
Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I
Funds for the distribution date during the month of transfer.

PAYMENTS

     General. For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2005-C5 certificates will be divided into:

     1.   Loan Group No. 1, which will consist of 99 underlying mortgage loans, with an Initial Loan Group No. 1 Balance of $2,186,749,244, representing approximately 92.7% of the Initial Mortgage Pool Balance.

                                     S-213

     2.   Loan Group No. 2, which will consist of 18 underlying mortgage loans, with an Initial Loan Group No. 2 Balance of $172,322,902, representing approximately 7.3% of the Initial Mortgage Pool Balance.

     On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2005-C5 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2005-C5 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business on the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2005-C5 certificates will bear interest, except for the R-I, R-II, R-III and V classes.

     With respect to each interest-bearing class of the series 2005-C5 certificates, that interest will accrue during each interest accrual period based upon--

     o the pass-through rate applicable for that class for that interest accrual period,

     o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date, and

     o the assumption that each year consists of twelve 30-day months.

     On each distribution date, subject to the Available P&I Funds for that date and the priority of payments described under "--Payments--Priority of
Payments" below, the holders of each interest-bearing class of the series
2005-C5 certificates will be entitled to receive--

     o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     o the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of certificates.

     If the holders of any interest-bearing class of the series 2005-C5 certificates do not receive all of the interest to which they are entitled on any distribution date, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds for those future distribution dates and the priorities of payment described under
"--Payments--Priority of Payments" below.

     The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of the series
2005-C5 certificates on a pro rata basis in accordance with the respective amounts of accrued interest in respect of those classes of series 2005-C5 certificates for the related interest accrual period.

     Calculation of Pass-Through Rates. The pass-through rates for the class
A-1, A-2, A-3 and A-AB certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class.

     The pass-through rates for the class A-4, A-1A, A-M, A-J, B, C, D, E, F,
G, H, J, L, M, N, P, Q, S and T certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the applicable Weighted Average Pool Pass-Through Rate is below the identified initial pass-through rate for the class A-4, A-1A, A-M, A-J, B, C, D, E, F, G,
H, J, L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series
2005-C5 certificates during that interest accrual period will be that Weighted
Average Pool Pass-Through Rate.

                                     S-214

     The pass-through rate for the class K certificates will, for any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that
interest accrual period, minus a specified class margin of          %.

     The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through
and including the interest accrual period that ends in              , will
equal the weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2005-C5 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2005-C5 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that total principal balance, or designated portion thereof, will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the
interest accrual period that ends in              , on any particular component
of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, the applicable class X-CP strip rate will equal the excess, if any, of:

     (1)  the lesser of (a) the reference rate specified on Annex E to this prospectus supplement for that interest accrual period and (b) the
          Weighted Average Pool Pass-Through Rate for that interest accrual period, over

     (2)  the pass-through rate in effect during that interest accrual period for the class of series 2005-C5 principal balance certificates whose total principal balance, or a designated portion thereof, comprises the subject component.

     Following the interest accrual period that ends in              , the
class X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest
accrual period beginning in               and for each interest accrual period
thereafter.

     The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2005-C5 principal balance certificates. In general, the total principal balance of each class of series 2005-C5 principal balance certificates will constitute a separate component of the total notional amount of the class X-CL certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2005-C5 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the
interest accrual period that ends in              , on any particular component
of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, the applicable class X-CL strip rate will be calculated as follows:

     (1)  if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any class of series 2005-C5 principal balance certificates, and if such total principal balance or such designated portion of such total principal balance, as applicable, also constitutes a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a)
          the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the greater of (i) the reference rate specified on
          Annex E to this prospectus supplement for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2005-C5 principal balance
          certificates; and

                                     S-215

     (2)  if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any class of series 2005-C5 principal balance certificates, and if such total principal balance or such designated portion of such total principal balance, as applicable, does not also constitute a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of
          (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2005-C5 principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the
interest accrual period that ends in              , the total principal balance
of each class of series 2005-C5 principal balance certificates will constitute a single separate component of the total notional amount of the class X-CL certificates, and the applicable class X-CL strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the
subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C5 principal balance certificates whose total principal balance makes up that component.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R-I, R-II, R-III and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Available P&I Funds for each distribution date and the priority of payments described under
"--Payments--Priority of Payments" below, the holders of each class of series
2005-C5 principal balance certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that class.

     On each distribution date, after all required payments of interest have been made with respect to the class X-CL, X-CP, A-1, A-2, A-3, A-AB, A-4 and
A-1A certificates on that date, the trustee will be required to apply any and all remaining Available P&I Funds to make payments of principal with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates. In general:

     o except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group No. 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero;

     o except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group No. 2 will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

     o on any given distribution date, except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the holders of the class A-1A certificates have received all payments of principal to which they are entitled on that distribution date with respect to Loan Group No. 2;

     o on any given distribution date, beginning with the distribution date in
       August 2010, except as otherwise discussed in the paragraph following these bullets, the total principal balance of the class A-AB certificates must be paid down to the Class A-AB Planned Principal Balance for that distribution date before any payments of principal are made with respect to the class A-1, A-2, A-3 and/or A-4 certificates; and

     o except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-AB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-AB certificates (other than as described in the immediately preceding bullet) until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                                     S-216

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any
event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1A classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2005-C5 certificates then outstanding.

     The "Class A-AB Planned Principal Balance" for any distribution date is the scheduled principal balance specified for that distribution date on Annex F to this prospectus supplement. Such principal balances were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the
Modeling Assumptions and a 0% CPR, the total principal balance of the class
A-AB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex F to this prospectus supplement. There is no assurance, however, that the underlying mortgage loans will not be subject to prepayment or that they will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-AB certificates on any distribution date will be equal to (and, following retirement of the class
A-1, A-2 and A-3 certificates, there can be no assurance that the total principal balance of the class A-AB certificates will not be less than) the principal balance that is specified for such distribution date on Annex F to this prospectus supplement.

     In general, subject to the available funds and the priority of payments described under "--Payments--Priority of Payments" below, the portion of the
Net Total Principal Payment Amount to which the holders of the class A-M, A-J,
B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal the lesser of:

     o the total principal balance of the subject class of series 2005-C5 principal balance certificates outstanding immediately prior to the subject distribution date; and

     o the excess, if any, of (a) the Total Principal Payment Amount for the
       subject distribution date, over (b) the total principal balance of all other classes of series 2005-C5 principal balance certificates that, as described under "--Payments--Priority of Payments" below, are senior in right of payment to the subject class of series 2005-C5 principal balance certificates.

     IN NO EVENT WILL THE HOLDERS OF THE CLASS A-M, A-J, B, C, D, E, F, G, H,
J, K, L, M, N, P, Q, S AND T CERTIFICATES BE ENTITLED TO RECEIVE ANY PAYMENTS
OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2, A-3,
A-AB, A-4 AND A-1A CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT
WILL THE HOLDERS OF ANY CLASS OF SERIES 2005-C5 PRINCIPAL BALANCE CERTIFICATES
(EXCLUSIVE OF THE CLASS A-1, A-2, A-3, A-AB, A-4 AND A-1A CERTIFICATES) BE
ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE
OF ALL OTHER MORE SENIOR CLASSES OF SERIES 2005-C5 PRINCIPAL BALANCE
CERTIFICATES IS REDUCED TO ZERO.

     Notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Available P&I Funds for that final distribution date and the priority of payments described under
"--Payments--Priority of Payments" below, the holders of each class of series
2005-C5 principal balance certificates will be entitled to payments of principal, up to the total principal balance of that class of series 2005-C5 principal balance certificates outstanding immediately prior to that final distribution date.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C5 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-C5 certificates), thereby reducing the payments of principal on the series 2005-C5 principal balance certificates. As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described above in this paragraph, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as

                                     S-217

described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2005-C5 principal balance certificates. In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2005-C5 principal balance certificates.
For purposes of determining the respective portions of the Total Principal
Payment Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2005-C5 principal balance certificates will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

     The class X-CL, X-CP, R-I, R-II, R-III and V certificates do not have principal balances and do not entitle their respective holders to payments of principal.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2005-C5 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2005-C5 principal balance certificates, then, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments"
below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below and elsewhere in this prospectus supplement mean, in the case of any class of series 2005-C5 principal balance certificates for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" below.

     In limited circumstances, if and to the extent the total Stated Principal
Balance of the mortgage pool exceeds the total principal balance of the series
2005-C5 principal balance certificates immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2005-C5 principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2005-C5 principal balance certificates. See "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and
Additional Trust Fund Expenses" below.

     Priority of Payments. On each distribution date, the trustee will apply the Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining
Available P&I Funds:

     (1)  concurrently, (a) from the portion of the Available P&I Funds attributable to Loan Group No. 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payable with respect to such class on the subject distribution date, (b) from the portion of the Available P&I Funds attributable to Loan Group No.
          1, to pay interest to the holders of the class A-1, A-2, A-3, A-AB and
          A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date, and (c)
          from any and all Available P&I Funds, to pay interest to the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date; provided, however, that if the Available P&I Funds for the subject distribution date, or the applicable portion of those
          Available P&I Funds attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Available P&I
          Funds will be allocated among all those classes pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

     (2)  to pay principal to the holders of the class A-1A certificates, until the total principal balance of the class A-1A certificates has been reduced to zero, in an amount up to the portion of the Total Principal
          Payment Amount for the subject distribution date that is attributable to Loan Group No. 2;

                                     S-218

     (3)  to pay principal to the holders of the class A-AB certificates, in an amount up to the lesser of (a) the Total Principal Payment Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A certificate on the subject distribution date as described in the immediately preceding clause (2)
          and (b) the excess, if any, of (i) the total principal balance of the class A-AB certificates outstanding immediately prior to the subject distribution date, over (ii) the Class A-AB Planned Principal Balance for the subject distribution date;

     (4)  to pay principal to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, sequentially in that order, in each case until the total principal balance of the subject class of series 2005-C5 certificates has been reduced to zero, in an aggregate amount up to the Total Principal Payment Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class
          A-1A and/or A-AB certificates on the subject distribution date as described in the immediately preceding clauses (2) and (3); and

     (5)  to make payments to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject distribution date;

provided that, on each distribution date coinciding with or following the Class
A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date, assuming any two or more of the A-1, A-2, A-3, A-AB, A-4 and
A-1A classes are outstanding at that time, the allocations and order of principal payments described in clauses (2), (3) and (4) above will be ignored and payments of principal on the A-1, A-2, A-3, A-AB, A-4 and/or A-1A classes will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes then outstanding.

     On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP certificates as described above, the trustee will apply any remaining Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

     (1)  payments to the holders of the class A-M certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class A-M certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class A-M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class A-M certificates;

     (2)  payments to the holders of the class A-J certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class A-J certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class A-J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A and A-M certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class A-J certificates;

     (3)  payments to the holders of the class B certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M and A-J certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

     (4)  payments to the holders of the class C certificates--

                                     S-219

     first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J and B certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

     (5)  payments to the holders of the class D certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B and C certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

     (6)  payments to the holders of the class E certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C and D certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

     (7)  payments to the holders of the class F certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E and F certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

     (8)  payments to the holders of the class G certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E and F certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

     (9)  payments to the holders of the class H certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total

                                     S-220

principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C,
D, E, F and G certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

     (10) payments to the holders of the class J certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G and H certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

     (11) payments to the holders of the class K certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H and J certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

     (12) payments to the holders of the class L certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

     (13) payments to the holders of the class M certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K and L certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

     (14) payments to the holders of the class N certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L and M certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

     (15) payments to the holders of the class P certificates--

                                     S-221

     first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M and N certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

     (16) payments to the holders of the class Q certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

     (17) payments to the holders of the class S certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

     (18) payments to the holders of the class T certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

     (19) payments to the holders of the class R-I, R-II and R-III certificates, up to the amount of any remaining Available P&I Funds;

provided that, on the final distribution date, subject to the Available P&I
Funds for such distribution date and the priority of payments described above in this paragraph, the holders of each class of series 2005-C5 principal balance certificates referred to above in this paragraph will be entitled to receive payments of principal sufficient to retire their certificates, without regard to the Total Principal Payment Amount for the final distribution date.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J or K certificates that are then entitled to payments of principal from the loan group (i.e. Loan Group No. 1 or Loan
Group No. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

                                     S-222

     o a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2005-C5 principal balance certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

     o a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2005-C5 principal balance certificates on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total Principal Payment Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

     The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X-CL certificates and/or the holders of the class X-CP certificates, allocable between such classes as follows:

     o on any distribution date up to and including the distribution date in ,

       1.    % thereof to the holders of the class X-CL certificates, and

       2.    % thereof to the holders of the class X-CP certificates; and

     o on any distribution date subsequent to the distribution date in and up to and including the distribution date in ,

       1.    % thereof to the holders of the class X-CL certificates, and

       2.    % thereof to the holders of the class X-CP certificates; and

     o on any distribution date subsequent to the distribution date in , 100%
       thereof to the holders of the class X-CL certificates.

     Neither we nor the underwriters make any representation as to--

     o the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the
Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Payments of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, applied as Post-ARD
Additional Interest collected on the ARD Loans in the trust.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o payments on the series 2005-C5 certificates,

     o allocations of Realized Losses and Additional Trust Fund Expenses to the
       series 2005-C5 certificates, and

     o the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2005-C5 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool
Pass-Through Rate and the Total Principal Payment Amount for each distribution date.

     Operating revenues and other proceeds derived from an REO Property administered under the series 2005-C5 pooling and servicing agreement will be applied--

   o first, to pay, or to reimburse the master servicer, the special servicer, the trustee and/or the fiscal agent for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

                                     S-223

   o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2005-C5 principal balance certificates. If this occurs following the payments made to the series 2005-C5 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2005-C5 principal balance certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal
Balance of the mortgage pool that will be outstanding immediately following that distribution date.

 ORDER OF ALLOCATION                 CLASS
---------------------   -------------------------------
          1st                          T
          2nd                          S
          3rd                          Q
          4th                          P
          5th                          N
          6th                          M
          7th                          L
          8th                          K
          9th                          J
          10th                         H
          11th                         G
          12th                         F
          13th                         E
          14th                         D
          15th                         C
          16th                         B
          17th                        A-J
          18th                        A-M
          19th                   A-1, A-2, A-3,
                              A-AB, A-4 and A-1A,
                            pro rata based on total
                         outstanding principal balances

     The reductions in the total principal balances of the respective classes of series 2005-C5 principal balance certificates, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund
Expenses that caused the particular mismatch in principal balances between the underlying mortgage loans and those classes of series 2005-C5 certificates.

     The Realized Loss with respect to a liquidated mortgage loan, or related
REO Property, will generally equal the excess, if any, of:

     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional
       Interest), over

     o the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest and/or Post-ARD Additional
       Interest) on, that mortgage loan.

                                     S-224

     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest and/or Post-ARD Additional
Interest) also will be treated as a Realized Loss.

     Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the Mortgage Pool.

     Additional Trust Fund Expenses may include:

     o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

     o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

     o any unanticipated, non-mortgage loan specific expense of the trust, including--

       1. any reimbursements and indemnifications to the trustee, the fiscal agent and various related persons described under "Description of the
          Governing Documents--Matters Regarding the Trustee" in the
          accompanying prospectus (the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee),

       2. any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under
          "Description of the Governing Documents--Matters Regarding the Master
          Servicer, the Special Servicer, the Manager and Us" in the
          accompanying prospectus, and

       3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Servicing Under the
          Series 2005-C5 Pooling and Servicing Agreement--REO Properties" in
          this prospectus supplement and/or "Federal Income Tax
          Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in
          the accompanying prospectus;

     o rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

     o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing Under the Series
       2005-C5 Pooling and Servicing Agreement--Realization Upon Defaulted
       Mortgage Loans" in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and
       Default Interest actually collected on the related underlying mortgage loan.

     Any expenses under the governing servicing agreement for an Outside
Serviced Loan Combination that are similar to the Additional Trust Fund
Expenses described above and that relate to such Outside Serviced Loan
Combination, are to be paid out of collections on that Loan Combination, could adversely affect amounts available for payments on the series 2005-C5 certificates and, to the extent paid out of amounts otherwise distributable to the trust with respect to the related Outside Serviced Trust Mortgage Loan, should be considered Additional Trust Fund Expenses.

     The Total Principal Payment Amount may from time to time include Recovered
Amounts. In such circumstances, it is possible that the total Stated Principal
Balance of the mortgage pool may exceed the total principal balance of the series 2005-C5 principal balance certificates. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2005-C5 principal balance certificates, the total principal balances of one or more classes of series 2005-C5 principal balance certificates that had previously been reduced as described above in this
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2005-C5 principal balance certificates in the reverse order that such reductions had been made (i.e.,

                                     S-225

such increases would be made first with respect to the most senior class of series 2005-C5 principal balance certificates with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2005-C5 principal balance certificates being in excess of the total Stated Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series 2005-C5 certificates that would otherwise have accrued if the reinstated principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees (and, in the case of each Outside
Serviced Trust Mortgage Loan, further net of any comparable fees payable pursuant to the governing servicing agreement for that mortgage loan), that--

     o were due or deemed due, as the case may be, with respect to the underlying mortgage loans during the related collection period, and

     o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan in the trust (or, with respect to an Outside Serviced Trust Mortgage Loan, if the master servicer has received notice from a servicer under the applicable governing servicing agreement of the existence of an Appraisal Reduction Amount with respect thereto), then the master servicer will generally reduce the interest portion
(but not the principal portion) of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any underlying mortgage loan as to which there exists an
Appraisal Reduction Amount, will equal the product of:

     o the amount of the interest portion of that P&I advance that would otherwise be required to be made with respect to the mortgage loan for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     o a fraction, the numerator of which is equal to the Stated Principal
       Balance of the mortgage loan, net of the Appraisal Reduction Amount (or, if applicable, the relevant portion thereof allocable to the mortgage loan), and the denominator of which is equal to the Stated Principal
       Balance of the mortgage loan.

     In the case of any underlying mortgage loan that is part of a Loan
Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to that underlying mortgage loan.

     Each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal
Reduction Amount with respect to a Loan Combination will be allocated in accordance with the definition of "Appraisal Reduction Amount," in the case of a Serviced Loan Combination, pursuant to the series 2005-C5 pooling and servicing agreement and, in the case of an Outside Serviced Loan Combination, pursuant to the governing servicing agreement.

     With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2005-C5 pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2005-C5 certificates on that distribution date.

     The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make, including with respect to the Outside
Serviced Trust Mortgage Loans. If the trustee fails to make a required P&I advance, then the fiscal agent will be required to make the advance. If the fiscal agent makes a P&I advance on behalf of the trustee, the trustee will not be in default. See "--The Trustee" and "--The Fiscal Agent" below. None of the master servicer, the trustee or the fiscal agent will be required to make any
P&I advance with respect to any of the Non-Trust Loans.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made.
None of the master

                                     S-226

servicer, the trustee or the fiscal agent will be obligated to make any P&I advance for any underlying mortgage loan (including specially serviced mortgage loans and mortgage loans as to which the related mortgaged real property has become an REO Property) that, in its judgment (or in the judgment of the special servicer for specially serviced mortgage loans and mortgage loans as to which the related mortgaged real property has become an REO Property), would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time. The master servicer will be entitled to rely on the special servicer's determination, and the trustee and the fiscal agent will be entitled to rely on the master servicer's and/or the special servicer's determination, that an advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. In making such recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider
(among other things) the related mortgaged real properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged real properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things)
the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. See
"Description of the Certificates--Advances" in the accompanying prospectus and
"Servicing Under the Series 2005-C5 Pooling and Servicing Agreement--Custodial
Account" in this prospectus supplement.

     If the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any P&I advance that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C5 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-C5 certificates), thereby reducing the payments of principal on the series 2005-C5 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     Notwithstanding the foregoing, upon a determination that a previously made
P&I advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable P&I advance over a period of time (not to exceed 12 months without the consent of the series 2005-C5 controlling class representative), with interest thereon at the prime rate described in the following paragraph. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable P&I advance over time, or not to do so, benefits some classes of series 2005-C5 certificateholders to the detriment of other classes of series 2005-C5 certificateholders will not constitute a violation of the
Servicing Standard or a breach of the terms of the series 2005-C5 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2005-C5 certificateholders.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds.
Subject to the following sentence, that interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each P&I advance, and compound annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. With respect to any underlying mortgage loan that provides for a grace period for monthly debt service payments that extends beyond the distribution date for the series 2005-C5 certificates, then, until the expiration of the applicable grace period, the interest accrued on any P&I advance made

                                     S-227

with respect to any such mortgage loan will be limited to the amount of Default
Interest and/or late payment charges, if any, collected in connection with the late payment with respect to which such P&I advance was made.

     Interest accrued with respect to any P&I advance made with respect to any underlying mortgage loan will be payable--

     o first, out of any Default Interest and late payment charges collected by the trust on that mortgage loan during the collection period in which that advance is reimbursed, and

     o then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the fiscal agent, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding P&I advance will result in a reduction in amounts payable on one or more classes of the series 2005-C5 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     o each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if applicable) and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for
ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under "--Information Available Electronically"
below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     o A distribution date statement containing substantially the information contained in Annex D to this prospectus supplement.

     o A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

     o A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-6 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.

     The master servicer or the special servicer, as specified in the series
2005-C5 pooling and servicing agreement, is required to deliver to the trustee
(or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other

                                     S-228

reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under "--Information
Available Electronically," a copy of each of the following reports with respect to the underlying mortgage loans (except as provided in the fourth succeeding paragraph below with respect to the Outside Serviced Trust Mortgage Loans) and the corresponding mortgaged real properties:

     o a CMSA delinquent loan status report;

     o a CMSA historical loan modification and corrected mortgage loan report;

     o a CMSA historical liquidation report;

     o a CMSA REO status report;

     o a CMSA servicer watch list;

     o a loan payoff notification report;

     o a CMSA comparative financial status report;

     o a CMSA loan level reserve/LOC report;

     o a CMSA loan periodic update file;

     o a CMSA property file; and

     o a CMSA financial file.

     In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

     o with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

     The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

     Recipients of the reports described above in this "--Reports to
Certificateholders; Available Information" section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws.

     With respect to each of the Outside Serviced Trust Mortgage Loans, the reports required to be delivered to the holder of those mortgage loans by the series 2005-C3 master servicer or the series FB 2005-1 master servicer, as applicable, pursuant to the governing servicing agreement are substantially similar, but not identical, to those required to be delivered to the trustee by the master servicer under the series 2005-C5 pooling and servicing agreement.
To the extent any such information with respect to an Outside Serviced Trust
Mortgage Loan or the related mortgaged real property is received from the series 2005-C3 master servicer or the series FB 2005-1 master servicer, as applicable, the series 2005-C5 master servicer is required to aggregate that information with the CMSA reports the series 2005-C5 master servicer is required to prepare with respect to the underlying mortgage loans, and the trustee is then required to make those reports available as described below under "--Information Available Electronically." The obligation of the series
2005-C5 master servicer and/or the trustee to remit any reports or information identified in this "--Certificateholder Reports; Available Information" section with respect to an Outside Serviced Trust Mortgage Loan is dependent upon its receipt of the corresponding information from a party responsible for servicing that mortgage loan.

     Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2005-C5 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or any

                                     S-229

other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website.

     Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 2005-C5 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2005-C5 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2005-C5 certificateholders and beneficial owners of series 2005-C5 certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial
Mortgage Securities Association investor reporting package formats via the trustee's internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2005-C5 pooling and servicing agreement from the person(s) seeking access. The trustee's internet website will initially be located at www.etrustee.net.

     The trustee may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. The trustee will not be liable for the dissemination of information made in accordance with the series 2005-C5 pooling and servicing agreement.

     At the request of the underwriters, as provided in the series 2005-C5 pooling and servicing agreement, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group, Intex Solutions,
Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series
2005-C5 certificateholders.

     None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     Other Information. The series 2005-C5 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     o this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series
       2005-C5 certificates, in the form most recently provided by us or on our behalf to the trustee;

     o the series 2005-C5 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

     o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2005-C5 certificateholders since the Issue
       Date;

     o all officer's certificates delivered to the trustee annually by the master servicer and/or the special servicer since the Issue Date, as described under "Servicing Under the Series 2005-C5 Pooling and Servicing
       Agreement--Evidence as to Compliance" in this prospectus supplement;

     o all accountant's reports delivered to the trustee annually with respect to the master servicer and/or the special servicer since the Issue Date, as described under "Servicing Under the Series 2005-C5 Pooling and
       Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than an Outside Serviced
       Trust Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

                                     S-230

     o the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

     o upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan
       (other than an Outside Serviced Trust Mortgage Loan) prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Series 2005-C5
       Pooling and Servicing Agreement--Inspections; Collection of Operating
       Information" in this prospectus supplement;

     o upon request, except in the case of an Outside Serviced Trust Mortgage
       Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Series 2005-C5 Pooling and Servicing
       Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     o with respect to each Outside Serviced Trust Mortgage Loan, the governing servicing agreement and any reports and other information delivered under that agreement to the master servicer on behalf of the trust as holder of such Outside Serviced Trust Mortgage Loan.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

     o in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2005-C5 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity; and

     o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2005-C5 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

VOTING RIGHTS

     The voting rights for the series 2005-C5 certificates will be allocated among the respective classes of those certificates as follows:

     o 99% of the voting rights will be allocated among the holders of the various classes of series 2005-C5 certificates that have principal balances, pro rata in accordance with those principal balances;

     o 1% of the voting rights will be allocated among the holders of the class
       X-CL and X-CP certificates, pro rata in accordance with their respective notional amounts; and

     o 0% of the voting rights will be allocated among the holders of the class
       R-I, R-II, R-III and V certificates.

     Voting rights allocated to a class of series 2005-C5 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the series 2005-C5 pooling and servicing agreement will terminate following the earliest of--

     1.   the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

     2.   the purchase of all of the mortgage loans and REO Properties remaining in the trust by the special servicer, any single certificateholder or group of certificateholders of the series 2005-C5 controlling class, the master servicer, us or Lehman Brothers Inc., in that order of preference.

                                     S-231

     Written notice of termination of the series 2005-C5 pooling and servicing agreement will be given to each series 2005-C5 certificateholder. The final payment with respect to each series 2005-C5 certificate will be made only upon surrender and cancellation of that certificate at the office of the series
2005-C5 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the special servicer, any single holder or group of holders of the controlling class, the master servicer, us or Lehman Brothers
Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

     o the sum of--

       1. the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a)
          interest, other than Default Interest and Post-ARD Additional
          Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

       2. the appraised value of all REO Properties then included in the trust,

     minus

     o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2005-C5 pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding series
2005-C5 certificates. However, the rights of the special servicer, any single holder or group of holders of the series 2005-C5 controlling class, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the Initial Mortgage Pool Balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2005-C5 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2005-C5 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the series 2005-C5 certificateholders. As of the
Issue Date, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South
LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global
Securitization Trust Services--LB-UBS Commercial Mortgage Trust Series 2005-C5.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o be authorized under those laws to exercise trust powers,

     o have a combined capital and surplus of at least $50,000,000, and

     o be subject to supervision or examination by federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2005-C5 certificates in their own names.
In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

                                     S-232

     The trustee will be entitled to a monthly fee for its services, which fee will--

     o accrue at the annual rate stated in the series 2005-C5 pooling and servicing agreement,

     o accrue on the total Stated Principal Balance of the mortgage pool outstanding from time to time, and

     o be calculated on a 30/360 Basis.

     The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and interest reserve account in Permitted Investments. See "--Collection Account" and "--Interest Reserve
Account" above. It will be--

     o entitled to retain any interest or other income earned on those funds,
       and

     o required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the collection account or the interest reserve account.

     See also "Description of the Governing Documents--The Trustee," "--Duties
of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying prospectus.

     LaSalle Bank National Association is also the trustee under the series
2005-C3 pooling and servicing agreement, which governs the administration of the 200 Park Avenue Loan Combination and the Courtyard by Marriott Portfolio
Loan Combination, and the series FB 2005-1 pooling and servicing agreement, which governs the administration of the 1345 Avenue of the Americas Loan
Combination and the Park Avenue Plaza Loan Combination.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent pursuant to the series 2005-C5 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603. The duties and obligations of the fiscal agent consist only of making P&I advances as described under "--Advances of Delinquent
Monthly Debt Service Payments" above and servicing advances as described under
"Servicing Under the Series 2005-C5 Pooling and Servicing Agreement--Servicing
and Other Compensation and Payment of Expenses" in this prospectus supplement.
The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections, immunities and indemnities substantially similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

                                     S-233

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o the price at which the certificate is purchased by an investor, and

     o the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

     o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

     o the rate, timing and severity of Realized Losses and Additional Trust
       Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate, and

     o the timing and severity of any Net Aggregate Prepayment Interest
       Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity of the class
X-CP certificates will be extremely sensitive to, and the yield maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2005-C5 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amount of the class X-CP certificates is reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2005-C5 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high.
Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X-CP certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     The yield to investors on the class X-CP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. Depending on the timing thereof, a payment of principal on the

                                     S-234

underlying mortgage loans that is, in turn, applied in reduction of the total
principal balance of the class  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,   and
certificates may result in a reduction in the total notional amount of the class X-CP certificates. If you are considering the purchase of class X-CP certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the pass-through rate for, and the yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2005-C5 principal balance certificates.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Depending on the timing thereof, any reduction of the total principal
balance of the class  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,   or   certificates
caused by a Realized Loss with respect to the underlying mortgage loans or an
Additional Trust Fund Expense may result in a reduction in the total notional amount of the class X-CP certificates.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

     In addition, if the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C5 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series
2005-C5 certificates. As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto.

                                     S-235

     The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2. In addition, the holders of the class A-1A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2 and, prior to the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     o prevailing interest rates;

     o the terms of the mortgage loans, including--

       1. provisions that require the payment of prepayment premiums and yield maintenance charges,

       2. provisions that impose prepayment lock-out periods, and

       3. amortization terms that require balloon payments;

     o the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

     o the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

     o the quality of management of the mortgaged real properties;

     o the servicing of the mortgage loans;

     o possible changes in tax laws; and

     o other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans,"
"Description of the Mortgage Pool," "Servicing Under the Series 2005-C5 Pooling
and Servicing Agreement," "Servicing of the 200 Park Avenue Loan Combination
and the Courtyard by Marriott Portfolio Loan Combination" and "Servicing of the
1345 Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan
Combination" in this prospectus supplement and "Description of the Governing
Documents" and "Yield and Maturity Considerations--Yield and Prepayment
Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

                                     S-236

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o the relative importance of those factors;

     o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Available P&I Funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

YIELD SENSITIVITY

     The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity and modified duration with respect to each class of offered certificates, as well as the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates with principal balances. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount, as applicable, of each class of offered certificates. For example, 99-24 means 9924/32%.

     We calculated the yields set forth in the tables on Annex C-1 by--

     o determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Modeling
       Assumptions, and

     o converting those monthly rates to semi-annual corporate bond equivalent rates.

     That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

     For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA
Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest (or, in the case of the class X-CP certificates, just payments of interest), and the
PSA Standard Formula modified duration is calculated by dividing the Macaulay
Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment
Rate or CPR model. The CPR model represents an assumed constant

                                     S-237

annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

     The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that--

     o the underlying mortgage loans (or any particular group of underlying mortgage loans) will prepay at any particular rate,

     o the underlying mortgage loans (or any particular group of underlying mortgage loans) will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

     o the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

     o the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

     o the total purchase prices of the offered certificates will be as assumed.

     You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue
Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate with a principal balance is determined as follows:

     o multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o sum the results; and

     o divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Payment
Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates (allocated among those classes as described under "Description of the Offered
Certificates--Payments--Payments of Principal" and "--Payments--Priority of
Payments" in this prospectus supplement), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment Amount is applied, the weighted average lives of the class A-1, A-2, A-3, A-AB and A-1A certificates may be shorter, and the weighted average lives of the other classes of offered certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2005-C5 certificates with principal balances.

     The tables set forth in Annex C-2 show with respect to each class of offered certificates (exclusive of the class X-CP certificates)--

     o the weighted average life of that class, and

     o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

                                     S-238

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     We make no representation that--

     o the mortgage loans (or any particular group of underlying mortgage loans)
       in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     o all the mortgage loans (or any particular group of underlying mortgage loans) in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     o mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o purchase the mortgage loans that we will include in the trust, and

     o pay expenses incurred in connection with the issuance of the series
       2005-C5 certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Sidley Austin Brown & Wood
LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2005-C5 pooling and servicing agreement and the governing servicing agreement for each Outside Serviced Trust Mortgage
Loan, and subject to any other assumptions set forth in the opinion, each of
REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal
Revenue Code.

     The assets of REMIC I will generally include--

     o the underlying mortgage loans,

     o any REO Properties acquired on behalf of the series 2005-C5 certificateholders,

     o the master servicer's custodial account,

     o the special servicer's REO account, and

     o the trustee's collection account and interest reserve account.

     However, REMIC I will exclude any collections of Post-ARD Additional
Interest on the ARD Loans held in that REMIC.

     For federal income tax purposes,

     o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o the class R-I certificates will evidence the sole class of residual interests in REMIC I,

     o the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o the class R-II certificates will evidence the sole class of residual interests in REMIC II,

     o the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP, A-M, A-J, B, C, D,
       E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

     o the class R-III certificates will evidence the sole class of residual interests in REMIC III.

     For federal income tax purposes, each of the X-CL and X-CP classes will evidence multiple regular interests in REMIC III.

                                     S-239

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, one or more classes of the offered certificates may be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class X-CP certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class X-CP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

     Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See
"Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of market discount and premium, if any, with respect to the series 2005-C5 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o the mortgage loans with anticipated repayment dates will be paid in full on those dates,

     o no mortgage loan in the trust will be prepaid prior to maturity, and

     o there will be no extension of maturity for any mortgage loan in the trust.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. It is not entirely clear under the
Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

                                     S-240

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as
"real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section
7701(a)(19)(C) of the Internal Revenue Code. In particular, potential thrift institution purchasers of class A-1, A-2, A-3, A-AB and A-4 certificates may wish to consult their tax advisors concerning the application of section
7701(a)(19)(C) of the Internal Revenue Code to those certificates in light of the preponderant economic interests those certificates represent in Loan Group
No. 1, which generally, with the exception of six (6) underlying mortgage loans, does not consist of assets described in that section of the Internal
Revenue Code. The offered certificates will be treated as "qualified mortgages"
for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities.
Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1)  the borrower pledges substitute collateral that consist solely of
          Government Securities;

     (2)  the mortgage loan documents allow that substitution;

     (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--
REMICs--Characterization of Investments in REMIC Certificates" in the
accompanying prospectus.

CONSTRUCTIVE SALES OF CLASS X-CP CERTIFICATES

     Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

                                     S-241

     o entitle the holder to a specified principal amount,

     o pay interest at a fixed or variable rate, and

     o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X-CP certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2005-C5 certificateholders.

     See "--REO Properties" in this prospectus supplement and "Federal Income
Tax Consequences--REMICs--
Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                             ERISA CONSIDERATIONS

     If you are--

     o a fiduciary of a Plan, or

     o any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue
Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires a series 2005-C5 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA
Considerations--Plan Asset Regulations" in the accompanying prospectus.
However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2005-C5 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2005-C5 certificates by
Plans, it cannot be assured that benefit plan investors will own less than 25%
of each class of the series 2005-C5 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that
Plan could result in a prohibited transaction, unless the Underwriter
Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited
Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

                                     S-242

     o the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
       Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption.
The conditions are as follows:

     o first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P,
       Fitch or Moody's;

     o third, the trustee cannot be an affiliate of any other member of the
       Restricted Group (other than an underwriter);

     o fourth, the following must be true--

     1. the sum of all payments made to and retained by Exemption-Favored
        Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

     2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

     3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the series
        2005-C5 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o fifth, the investing Plan must be an accredited investor as defined in
       Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Fitch. In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A
Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

     o the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P,
       Fitch or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

     o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

                                     S-243

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, in connection with--

     o the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
       Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, any party responsible for servicing an Outside Serviced Trust Mortgage
       Loan, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

     o the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an
       Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a),
406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of section 4975(c) of the Internal
Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o providing services to the Plan, or

     o having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the
Underwriter Exemption, and the other requirements set forth in the Underwriter
Exemption, would be satisfied at the time of the purchase.

     A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o the investment is appropriate for Plans generally or for any particular
       Plan.

                                     S-244

                               LEGAL INVESTMENT

     None of the offered certificates will be mortgage related securities for purposes of SMMEA. Furthermore, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o are legal investments for them, or

     o are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments, in each case if any, of the offered certificates as set forth on the table below. As set forth in the table below, not every underwriter is obligated to acquire offered certificates. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us,
will be approximately $         , plus accrued interest on all the offered
certificates from August 11, 2005. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about August 25, 2005, against payment for them in immediately available funds.



                                    CLASS A-1       CLASS A-2      CLASS A-3      CLASS A-AB     CLASS A-4
UNDERWRITER                       -------------   ------------   ------------   -------------   ----------

Lehman Brothers Inc ...........   $               $              $              $               $
UBS Securities LLC ............
                                  -------------   ------------   ------------   -------------   ----------
TOTAL .........................   $               $              $              $               $
                                  =============   ============   ============   =============   ==========
UNDERWRITER                       CLASS A-1A      CLASS A-M      CLASS A-J        CLASS B        CLASS C
                                  -------------   ------------   ------------   -------------   ----------
Lehman Brothers Inc. ..........   $               $              $              $               $
UBS Securities LLC ............
                                  -------------   ------------   ------------   -------------   ----------
TOTAL .........................   $               $              $              $               $
                                  =============   ============   ============   =============   ==========
UNDERWRITER                         CLASS D        CLASS E        CLASS F       CLASS X-CP
                                  -------------   ------------   ------------   -------------
Lehman Brothers Inc. ..........   $               $              $              $
UBS Securities LLC ............
                                  -------------   ------------   ------------   -------------
TOTAL .........................   $               $              $              $
                                  =============   ============   ============   =============


     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

     o the receipt of various legal opinions; and

     o the satisfaction of various conditions, including that--

       1. no stop order suspending the effectiveness of our registration statement is in effect, and

       2. no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

     The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The

                                     S-245

underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     Each underwriter has further represented to and agreed with us that:

     (a)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us;
          and

     (b)  it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of series 2005-C5 certificates to the public in that
Relevant Member State prior to the publication of a prospectus in relation to the series 2005-C5 certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that
Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series 2005-C5 certificates to the public in that Relevant
Member State at any time:

     (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total
          balance sheet of more than |Hm43,000,000 and (3) an annual net
          turnover of more than |Hm50,000,000, as shown in its last annual or
          consolidated accounts; or

     (c)  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of series
2005-C5 certificates to the public" in relation to any series 2005-C5 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2005-C5 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2005-C5 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus
Directive in that Member State and the expression "Prospectus Directive" means
Directive 2003/71/EC and includes any relevant implementing measure in each
Relevant Member State.

     The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of
1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair
Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect
on the Market Value of Your Offered Certificates" in the accompanying prospectus.

     With respect to this offering--

     o Lehman Brothers Inc., one of our affiliates, is acting as co-lead manager and sole bookrunner, and

     o UBS Securities LLC is acting as co-lead manager.

                                     S-246

                                 LEGAL MATTERS

     Particular legal matters relating to the offered certificates will be passed upon for us by Sidley Austin Brown & Wood LLP, New York, New York, for
both underwriters by Sidley Austin Brown & Wood LLP, New York, New York and for
UBS Securities LLC by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

  CLASS     S&P     FITCH
--------   -----   ------
   X-CP     AAA      AAA
    A-1     AAA      AAA
    A-2     AAA      AAA
    A-3     AAA      AAA
   A-AB     AAA      AAA
    A-4     AAA      AAA
   A-1A     AAA      AAA
    A-M     AAA      AAA
    A-J     AAA      AAA
     B      AA+      AA+
     C       AA      AA
     D      AA-      AA-
     E       A+      A+
     F       A        A

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the class X-CP certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o the tax attributes of the offered certificates or of the trust,

     o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment
       Interest Shortfalls,

     o whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

     o the yield to maturity that investors may experience.

     Also, a security rating does not represent any assessment of the possibility that the holders of the class X-CP certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

     In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X-CP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class X-CP certificates receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will

                                     S-247

nevertheless have been paid. This result would be consistent with the ratings received on the class X-CP certificates. The ratings of the class X-CP certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying prospectus.

                                     S-248

                                   GLOSSARY
     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "200 PARK AVENUE BORROWER" means the borrower under the 200 Park Avenue
Loan Combination, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The 200 Park Avenue Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

     "200 PARK AVENUE CO-LENDER AGREEMENT" means that certain Co-Lender
Agreement dated as of a date in June 13, 2005, between the initial holder of the promissory note for the 200 Park Avenue Mortgage Loan and the initial 200
Park Avenue Non-Trust Loan Noteholder.

     "200 PARK AVENUE INTERCREDITOR AGREEMENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 200 Park Avenue Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "200 PARK AVENUE LOAN COMBINATION" means, together, the 200 Park Avenue
Mortgage Loan and the 200 Park Avenue Non-Trust Loans.

     "200 PARK AVENUE LOW DSCR PERIOD" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 200 Park Avenue Mortgage Loan--Lockbox" in this prospectus supplement.

     "200 PARK AVENUE MEZZANINE BORROWER" means the borrower under the 200 Park
Avenue Mezzanine Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The 200 Park Avenue Mortgage
Loan--Mezzanine Financing" in this prospectus supplement.

     "200 PARK AVENUE MEZZANINE COLLATERAL" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 200 Park Avenue Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "200 PARK AVENUE MEZZANINE LOAN" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 200 Park Avenue Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "200 PARK AVENUE MEZZANINE LOW DSCR PERIOD" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The 200 Park Avenue Mortgage Loan--Lockbox" in this prospectus supplement.

     "200 PARK AVENUE MEZZANINE NET LIQUIDATION PROCEEDS AFTER DEBT SERVICE"
has the meaning assigned to that term under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The 200 Park Avenue Mortgage
Loan--Lockbox" in this prospectus supplement.

     "200 PARK AVENUE MORTGAGE LOAN" means the underlying mortgage loan secured by the 200 Park Avenue Mortgaged Property.

     "200 PARK AVENUE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 200 Park Avenue.

     "200 PARK AVENUE NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a 200 Park Avenue Non-Trust Loan.

     "200 PARK AVENUE NON-TRUST LOANS" means, together, the 200 Park Avenue
Note A1 Non-Trust Loan and the 200 Park Avenue Note A3 Non-Trust Loan.

     "200 PARK AVENUE NOTE A LOANS" means, collectively, the 200 Park Avenue
Mortgage Loan, the 200 Park Avenue Note A1 Non-Trust Loan and the 200 Park
Avenue Note A3 Non-Trust Loan.

     "200 PARK AVENUE NOTE A1 JUNIOR NON-TRUST LOAN COMPONENT" means the junior component of the 200 Park Avenue Note A1 Non-Trust Loan that is identified in the related loan agreement as "Note A1 Tranche B", and that is, in general,

                                     S-249

subordinate in right of payment with the 200 Park Avenue Mortgage Loan, the 200
Park Avenue Note A1 Senior Non-Trust Loan Component and the 200 Park Avenue
Note A3 Non-Trust Loan.

     "200 PARK AVENUE NOTE A1 NON-TRUST LOAN" means the Non-Trust Loan secured by the 200 Park Avenue Mortgaged Property that is comprised of (i) the 200 Park
Avenue Note A1 Senior Non-Trust Loan Component and (ii) the 200 Park Avenue
Note A1 Junior Non-Trust Loan Component.

     "200 PARK AVENUE NOTE A1 NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the 200 Park Avenue Note A1 Non-Trust Loan.

     "200 PARK AVENUE NOTE A1 SENIOR NON-TRUST LOAN COMPONENT" means the senior component of the 200 Park Avenue Note A1 Non-Trust Loan, that is identified in the related loan agreement as "Note A-1 Tranche A", and that is, at all times, pari passu in right of payment with the 200 Park Avenue Mortgage Loan and the
200 Park Avenue Note A3 Non-Trust Loan, and, in general, senior in right of payment to the 200 Park Avenue Note A1 Junior Non-Trust Loan Component.

     "200 PARK AVENUE NOTE A3 NON-TRUST LOAN" means the Non-Trust Loan secured by the 200 Park Avenue Mortgaged Property that is, at all times, pari passu in right of payment with the 200 Park Avenue Mortgage Loan and the 200 Park Avenue
Note A1 Senior Non-Trust Loan Component, and, in general, senior in right of payment to the 200 Park Avenue Note A1 Junior Non-Trust Loan Component.

     "200 PARK AVENUE NOTE A3 NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the 200 Park Avenue Note A3 Non-Trust Loan.

     "200 PARK AVENUE SIGNAGE RIGHTS" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 200 Park Avenue Mortgage Loan--Building Naming Rights/Signage" in
this prospectus supplement.

     "270 CORPORATE CENTER BORROWER" means the borrower under the 270 Corporate
Center Loan Combination, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The 270 Corporate Center Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

     "270 CORPORATE CENTER MORTGAGE LOAN" means the underlying mortgage loan secured by the 270 Corporate Center Mortgaged Property.

     "270 CORPORATE CENTER MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 270
Corporate Center.

     "424 WEST 33RD STREET BORROWER" means the borrower under the 424 West 33rd
Street Loan Combination, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The 424 West 33rd Street Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

     "424 WEST 33RD STREET CONDOMINIUM DOCUMENTS" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The 424 West 33rd Street Mortgage Loan--Subordination to
Condominium Declaration; Partial Release" in this prospectus supplement.

     "424 WEST 33RD STREET MORTGAGE LOAN" means the underlying mortgage loan secured by the 424 West 33rd Street Mortgaged Property.

     "424 WEST 33RD STREET MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 424 West 33rd
Street.

     "424 WEST 33RD STREET OPTION PERIOD" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 424 West 33rd Street Mortgage Loan--Purchase Option" in this prospectus supplement.

     "500 WEST MADISON STREET BORROWER" means the borrower under the 500 West
Madison Street Loan Combination, as identified under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The 500 West Madison
Street Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "500 WEST MADISON STREET CO-LENDER AGREEMENT" means that certain Co-Lender
Agreement dated as of August 11, 2005, between the initial holder of the promissory note for the 500 West Madison Street Mortgage Loan and the initial
500 West Madison Street Non-Trust Loan Noteholder.

     "500 WEST MADISON STREET LOAN COMBINATION" means, together, the 500 West
Madison Street Mortgage Loan and the 500 West Madison Street Non-Trust Loan.

                                     S-250

     "500 WEST MADISON STREET MORTGAGE LOAN" means the underlying mortgage loan secured by the 500 West Madison Street Mortgaged Property.

     "500 WEST MADISON STREET MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 500 West
Madison Street.

     "500 WEST MADISON STREET NON-TRUST LOAN" means the Non-Trust Loan secured by the 500 West Madison Street Mortgaged Property that is, in general, subordinate in right of payment to the 500 West Madison Street Mortgage Loan.

     "500 WEST MADISON STREET NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the 500 West Madison Street Non-Trust Loan.

     "1345 AVENUE OF THE AMERICAS BORROWER" means 1345 Fee LLC and 1345
Leasehold LLC.

     "1345 AVENUE OF THE AMERICAS CO-LENDER AGREEMENT" means that certain
Co-Lender Agreement dated as of July 6, 2005, between the initial holder of the promissory note for the 1345 Avenue of the Americas Mortgage Loan and the
initial 1345 Avenue of the Americas Non-Trust Loan Noteholder.

     "1345 AVENUE OF THE AMERICAS LOAN COMBINATION" means, together, the 1345
Avenue of the Americas Mortgage Loan and the 1345 Avenue of the Americas
Non-Trust Loans.

     "1345 AVENUE OF THE AMERICAS MORTGAGE LOAN" means the underlying mortgage loan secured by the 1345 Avenue of the Americas Mortgaged Property.

     "1345 AVENUE OF THE AMERICAS MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1345 Avenue of the Americas.

     "1345 AVENUE OF THE AMERICAS NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for 1345 Avenue of the Americas Non-Trust Loan.

     "1345 AVENUE OF THE AMERICAS NON-TRUST LOANS" means, together, the 1345
Avenue of the Americas Note 1-A1 Non-Trust Loan, the 1345 Avenue of the
Americas Note 1-A3 Non-Trust Loan, the 1345 Avenue of the Americas Note 1-A4
Non-Trust Loan, the 1345 Avenue of the Americas Note 1-B1 Non-Trust Loan, the
1345 Avenue of the Americas Note 1-B2 Non-Trust Loan, the 1345 Avenue of the
Americas Note 1-C1 Non-Trust Loan, the 1345 Avenue of the Americas Note 1-C2
Non-Trust Loan, the 1345 Avenue of the Americas Note 1-C3 Non-Trust Loan, the
1345 Avenue of the Americas Note 1-C4 Non-Trust Loan and 1345 Avenue of the
Americas Note 2 Non-Trust Loan.

     "1345 AVENUE OF THE AMERICAS NOTE 1-A1 NON-TRUST LOAN" means the mortgage loan that is part of the 1345 Avenue of the Americas Loan Combination and evidenced by promissory note 1-A-1.

     "1345 AVENUE OF THE AMERICAS NOTE 1-A3 NON-TRUST LOAN" means the mortgage loan that is part of the 1345 Avenue of the Americas Loan and evidenced by promissory note 1-A3.

     "1345 AVENUE OF THE AMERICAS NOTE 1-A4 NON-TRUST LOAN" means the mortgage loan that is part of the 1345 Avenue of the Americas Loan Combination and evidenced by promissory note 1-A4.

     "1345 AVENUE OF THE AMERICAS NOTE 1-B1 NON-TRUST LOAN" means the mortgage loan that is part of the 1345 Avenue of the Americas Loan Combination and evidenced by promissory note 1-B1.

     "1345 AVENUE OF THE AMERICAS NOTE 1-B2 NON-TRUST LOAN" means the mortgage loan that is part of the 1345 Avenue of the Americas Loan Combination and evidenced by promissory note 1-B2.

     "1345 AVENUE OF THE AMERICAS NOTE 1-C1 NON-TRUST LOAN" means the mortgage loan that is part of the 1345 Avenue of the Americas Loan Combination and evidenced by promissory note 1-C1.

     "1345 AVENUE OF THE AMERICAS NOTE 1-C2 NON-TRUST LOAN" means the mortgage loan that is part of the 1345 Avenue of the Americas Loan Combination and evidenced by promissory note 1-C2.

     "1345 AVENUE OF THE AMERICAS NOTE 1-C3 NON-TRUST LOAN" means the mortgage loan that is part of the 1345 Avenue of the Americas Loan Combination and evidenced by promissory note 1-C3.

     "1345 AVENUE OF THE AMERICAS NOTE 1-C4 NON-TRUST LOAN" means the mortgage loan that is part of the 1345 Avenue of the Americas Loan Combination and evidenced by promissory note 1-C4.

     "1345 AVENUE OF THE AMERICAS NOTE 2 JUNIOR NON-TRUST LOAN COMPONENT" means the junior component of the 1345 Avenue of the Americas Note 2 Non-Trust Loan.

                                     S-251

     "1345 AVENUE OF THE AMERICAS A LOANS" means, together, the 1345 Avenue of the Americas Mortgage Loan, the 1345 Avenue of the Americas Note 1-A1 Non-Trust
Loan, the 1345 Avenue of the Americas Note 1-A3 Non-Trust Loan, the 1345 Avenue
of the Americas Note 1-A4 Non-Trust Loan and the 1345 Avenue of the Americas
Note 2 Senior Non-Trust Loan Component.

     "1345 AVENUE OF THE AMERICAS B LOANS" means, together, the 1345 Avenue of the Americas Note 1-B1 Non-Trust Loan, the 1345 Avenue of the Americas Note
1-B2 Non-Trust Loan and the 1345 Avenue of the Americas Note 2 Junior Non-Trust
Loan Component .

     "1345 AVENUE OF THE AMERICAS C LOANS" means, together, the 1345 Avenue of the Americas Note 1-C1 Non-Trust Loan, the 1345 Avenue of the Americas Note
1-C2 Non-Trust Loan, the 1345 Avenue of the Americas Note 1-C3 Non-Trust Loan
and the 1345 Avenue of the Americas Note 1-C4 Non-Trust Loan.

     "1345 AVENUE OF THE AMERICAS NOTE A NON-TRUST LOANS" means, together, the
1345 Avenue of the Americas Note 1-A1 Non-Trust Loan, the 1345 Avenue of the
Americas Note 1-A3 Non-Trust Loan the 1345 Avenue of the Americas Note 1-A4
Non-Trust Loan and the 1345 Avenue of the Americas Note 2 Senior Non-Trust Loan
Component.

     "1345 AVENUE OF THE AMERICAS NOTE 2 LOAN" means the mortgage loan that is part of the 1345 Avenue of the Americas Loan Combination and evidenced by promissory note 2.

     "1345 AVENUE OF THE AMERICAS NOTE 2 SENIOR NON-TRUST LOAN COMPONENT" means the senior component of the 1345 Avenue of the Americas Note 2 Non-Trust Loan.

     "A/B LOAN COMBINATION" means each Loan Combination identified as an A/B
Loan Combination in the chart under "Description of the Mortgage Pool--Loan
Combinations--General" in this prospectus supplement.

     "A/B LOAN COMBINATION CO-LENDER AGREEMENT" means the Co-Lender Agreement related to each A/B Loan Combination.

     "A/B LOAN COMBINATION NON-TRUST LOAN" means the Non-Trust Loan that is part of an A/B Loan Combination.

     "A/B LOAN COMBINATION NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for an A/B Loan Combination Non-Trust Loan.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     o arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o is not required to be paid by any party to the series 2005-C5 pooling and servicing agreement,

     o is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

     o is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or
       Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Serviced Non-Trust Loan, and

     o causes a shortfall in the payments of interest (other than Post-ARD
       Additional Interest) or principal on any class of series 2005-C5 certificates.

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADMINISTRATIVE COST RATE" means, with respect to each mortgage loan in the trust, the sum of--

     o the per annum rate at which the related master servicing fee (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 2005-C5 pooling and servicing agreement, and

     o the per annum rate at which the monthly trustee fee is calculated under the series 2005-C5 pooling and servicing agreement.

     "ADR" means average daily rate.

                                     S-252

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust
(other than an Outside Serviced Trust Mortgage Loan) as to which an Appraisal
Trigger Event has occurred, an amount that will equal the excess, if any, of
"x" over "y" where--

     o "x" is equal to the sum of:

       1. the Stated Principal Balance of the mortgage loan;

       2. to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

       3. all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

       4. all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the series 2005-C5 pooling and servicing agreement;

       5. any other unpaid items that could become Additional Trust Fund
          Expenses in respect of the mortgage loan; and

       6. all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

     o "y" is equal to the sum of:

       1. the excess, if any, of--

          (a)  90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer, acting in
               accordance with the Servicing Standard, based on its review of the related appraisal and other relevant information), over

          (b)  the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

       2. the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

          (a)  are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

          (b)  are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the 12-month period
               following the date of determination, and

          (c)  may be used to reduce the principal balance of the mortgage loan;
               and

       3. the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for purposes of paying down the principal balance of the mortgage loan.

     If, however, with respect to any mortgage loan in the trust (other than an
        Outside Serviced Trust Mortgage Loan)--

     o an Appraisal Trigger Event occurs,

     o no appraisal or other valuation estimate, as described under "Servicing
       Under the Series 2005-C5 Pooling and Servicing Agreement--Required
       Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

     o either--

       1. no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

       2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that would, in the special servicer's judgment, materially affect the value of the property,

                                     S-253

then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the
Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction
Amount.

     Each Appraisal Reduction Amount for a mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) will be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other
Appraisal Trigger Event has occurred during the preceding three-month period;
and no Appraisal Reduction Amount shall exist as to any such mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed
of.

     Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal
Reduction Amount. In the case of the 200 Park Avenue Loan Combination and the
Courtyard by Marriott Portfolio Loan Combination, upon the occurrence of an
Appraisal Trigger Event with respect thereto, the Appraisal Reduction Amount, if any, with respect to the subject Loan Combination will be as calculated in accordance with the series 2005-C3 pooling and servicing agreement and generally in the same manner as Appraisal Reduction Amounts are calculated under the series 2005-C5 pooling and servicing agreement, except that interest payable on delinquency advances made with respect to all the securitized mortgage loans in the subject Loan Combination may be taken into account. In the case of the 1345 Avenue of the Americas Mortgage Loan and the Park Avenue
Plaza Mortgage Loan, upon the occurrence of an Appraisal Trigger Event with respect thereto, the Appraisal Reduction Amount, if any, with respect to the
1345 Avenue of the Americas Loan Combination and the Park Avenue Plaza Loan
Combination will be calculated under the series FB 2005-1 pooling and servicing agreement and generally as described under "Servicing of the 1345 Avenue of the
Americas Loan Combination and the Park Avenue Plaza Loan Combination--Appraisal
Trigger Event/Appraisal Reduction Amount Under the Series FB 2005-1 Pooling and
Servicing Agreement" in this prospectus supplement.

     Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated among the mortgage loans in that Loan Combination (in the case of the
Outside Serviced Loan Combinations, pursuant to the governing servicing agreement) as follows--

     o with respect to the 200 Park Avenue Loan Combination, any Appraisal
       Reduction Amount will be allocated, first, to the 200 Park Avenue Note A1
       Junior Non-Trust Loan Component (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than
       Default Interest) on, the 200 Park Avenue Note A1 Junior Non-Trust Loan
       Component), and then, on a pro rata basis by balance, between the 200
       Park Avenue Note A1 Senior Non-Trust Loan Component, the 200 Park Avenue
       Mortgage Loan and the 200 Park Avenue Note A3 Non-Trust Loan;

     o with respect to the Courtyard by Marriott Portfolio Loan Combination, any
       resulting Appraisal Reduction Amount will be allocated, first, to the
       Courtyard by Marriott Portfolio Note B Non-Trust Loan (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the Courtyard by Marriott
       Portfolio Note B Non-Trust Loan, and second, to the Courtyard by Marriott
       Portfolio Note A1 Junior Non-Trust Loan Component (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest
       (other than Default Interest) on, the Courtyard by Marriott Portfolio
       Note A1 Junior Non-Trust Loan Component), and third, on a pro rata basis by balance, between the Courtyard by Marriott Portfolio Note A1 Senior
       Non-Trust Loan Component, the Courtyard by Marriott Portfolio Mortgage
       Loan and the Courtyard by Marriott Portfolio Note A3 Non-Trust Loan;

     o with respect to the 1345 Avenue of the Americas Loan Combination, any
       resulting Appraisal Reduction Amount will be allocated, first, on a pro rata basis by balance, between the 1345 Avenue of the Americas C Loans
       (up to the amount of the outstanding principal balance of the 1345 Avenue of the Americas C Loans), and second, on a pro rata basis by balance, between the 1345 Avenue of the Americas B Loans (up to the amount of the outstanding principal balance of the 1345 Avenue of the Americas B
       Loans), and third, on a pro rata basis by balance, between the 1345
       Avenue of the Americas Mortgage Loan and the 1345 Avenue of the Americas
       Note A Non-Trust Mortgage Loans;

     o with respect to the Park Avenue Plaza Loan Combination, any resulting
       Appraisal Reduction Amount will be allocated, first, on a pro rata basis by balance, between the Park Avenue Plaza B Loans (up to the amount of the outstanding principal balance of the Park Avenue Plaza B Loans), and second, on a pro rata basis by balance, between the Park Avenue Plaza
       Mortgage Loan and the Park Avenue Plaza Note A Non-Trust Loans; and

                                     S-254

     o with respect to each A/B Loan Combination, any resulting Appraisal
       Reduction Amount will, in each case, be allocated, first, to the related
       A/B Loan Combination Non-Trust Mortgage Loan (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest
       (other than Default Interest) on, the related A/B Loan Combination
       Non-Trust Mortgage Loan), and then, to the underlying mortgage loan in that Loan Combination.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) or any Serviced
Non-Trust Loan, any of the following events:

     o the mortgage loan has been modified by the special servicer in a manner that--

       1. affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

       2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

       3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due on the mortgage loan;

     o the mortgage loan is delinquent--

       1. except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

       2. solely in the case of a balloon payment, if any, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

     o a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

     o the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o the mortgaged real property securing the mortgage loan becomes an REO
       Property; or

     o the mortgage loan remains outstanding five years after any extension of its maturity.

     Appraisal Trigger Events or the equivalent with respect to the 200 Park
Avenue Mortgage Loan and the Courtyard by Marriott Portfolio Mortgage Loan will be as set forth in, and appraisals of the 200 Park Avenue Mortgaged Property and the Courtyard by Marriott Portfolio Mortgaged Properties will be conducted under, the pooling and servicing agreement for the Series 2005-C3
Securitization (or other successor servicing agreement). Those Appraisal
Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

     Appraisal Trigger Events or the equivalent with respect to the 1345 Avenue of the Americas Mortgage Loan will be as set forth in, and appraisals of the
1345 Avenue of the Americas Mortgaged Property will be conducted under, the pooling and servicing agreement for the Series FB 2005-1 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent are described under "Servicing of the 1345 Avenue of the Americas
Loan Combination and the Park Avenue Plaza Loan Combination--Appraisal Trigger
Event/Appraisal Reduction Amount under the Series FB 2005-1 Pooling and
Servicing Agreement" in this prospectus supplement.

     "ARD LOAN" means any mortgage loan in the trust that provides for various material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date, as described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans--ARD Loans."

     "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2005-C5 certificates on each distribution date. The Available P&I Funds are more particularly described under
"Description of the Offered Certificates--Collection Account--Withdrawals" in
this prospectus supplement.

     "BALLOON BALANCE" has the same meaning as "Maturity/ARD Balance."

                                     S-255

     "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2005-C5 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

     "CAPITAL IMP. RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

     "CBE" means corporate bond equivalent.

     "CERCLA" means the Federal Comprehensive Environmental, Response,
Compensation and Liability Act of 1980, as amended.

     "CLASS A-AB PLANNED PRINCIPAL BALANCE" has the meaning assigned to that term under "Description of the Certificates--Payments--Payments of Principal"
in this prospectus supplement.

     "CLASS A SENIOR PRINCIPAL PAYMENT CROSS-OVER DATE" means the first distribution date as of the commencement of business on which--

     o the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding, and

     o the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H,
       J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under "Description of the Offered
       Certificates--Reductions of Certificate Principal Balances in Connection
       with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CO-LENDER AGREEMENT" means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the mortgage loans that comprise the subject Loan Combination, and that is described under
"Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "COURTYARD BY MARRIOTT PORTFOLIO AFFILIATE GROUND LEASES" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Courtyard by Marriott Portfolio Mortgage Loan--
Ground Leases" in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Courtyard by Marriott Portfolio Mortgage Loan--The Borrower
and Sponsor" in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO CO-LENDER AGREEMENT" means that certain
Co-Lender Agreement dated as of June 13, 2005, between the initial holder of the promissory note for the Courtyard by Marriott Portfolio Mortgage Loan and
the Courtyard by Marriott Portfolio Non-Trust Loan Noteholders.

     "COURTYARD BY MARRIOTT PORTFOLIO LOAN COMBINATION" means, together, the
Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
Portfolio Note A1 Non-Trust Loan, the Courtyard by Marriott Portfolio Note A3
Non-Trust Loan and the Courtyard by Marriott Portfolio Note B Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO MANAGER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Courtyard by Marriott Portfolio Mortgage Loan--Management Agreement"
in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO MEZZANINE BORROWER" means the borrower under the Courtyard by Marriott Portfolio Mezzanine Loan, as identified under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Courtyard by Marriott Portfolio Mortgage Loan--Mezzanine Debt" in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO MEZZANINE COLLATERAL" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Courtyard by Marriott Portfolio Mortgage Loan--
Mezzanine Debt" in this prospectus supplement.

                                     S-256

     "COURTYARD BY MARRIOTT PORTFOLIO MEZZANINE INTERCREDITOR AGREEMENT" has
the meaning assigned to that term under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Courtyard by Marriott
Portfolio Mortgage Loan--Mezzanine Debt" in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO MEZZANINE LOAN" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Courtyard by Marriott Portfolio Mortgage Loan--Mezzanine
Debt" in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan secured by the Courtyard by Marriott Portfolio Mortgaged
Properties.

     "COURTYARD BY MARRIOTT PORTFOLIO MORTGAGED PROPERTIES" means the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Portfolio.

     "COURTYARD BY MARRIOTT PORTFOLIO NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a Courtyard by Marriott Portfolio Non-Trust
Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO NON-TRUST LOANS" means, collectively, the
Courtyard by Marriott Portfolio Note A1 Non-Trust Loan, the Courtyard by
Marriott Portfolio Note A3 Non-Trust Loan and the Courtyard by Marriott
Portfolio Note B Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE A LOANS" means, together, the
Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
Portfolio Note A1 Non-Trust Loan and the Courtyard by Marriott Portfolio Note
A3 Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE A1 JUNIOR NON-TRUST LOAN COMPONENT"
means the junior component of the Courtyard by Marriott Portfolio Note A1
Non-Trust Loan that is identified in the related loan agreement as "Component
A-1B", and that is, in general, subordinate in right of payment with the
Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
Portfolio Note A1 Senior Non-Trust Loan Component and the Courtyard by Marriott
Portfolio Note A3 Non-Trust Loan and, in general, senior in right of payment with the Courtyard by Marriott Portfolio Note B Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE A1 NON-TRUST LOAN" means the
Non-Trust Loan secured by the Courtyard by Marriott Portfolio Mortgaged
Properties that is comprised of (i) the Courtyard by Marriott Portfolio Note A1
Senior Non-Trust Loan Component and (ii) the Courtyard by Marriott Portfolio
Note A1 Junior Non-Trust Loan Component.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE A1 NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the Courtyard by Marriott Portfolio Note
A1 Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE A1 SENIOR NON-TRUST LOAN COMPONENT"
means the senior component of the Courtyard by Marriott Portfolio Note A1
Non-Trust Loan, that is identified in the related loan agreement as "Component
A-1A", and that is, at all times, pari passu in right of payment with the
Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott
Portfolio Note A3 Non-Trust Loan, and, in general, senior in right of payment to the 200 Park Avenue Note A1 Junior Non-Trust Loan Component and the
Courtyard by Marriott Portfolio Subordinate Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE A3 NON-TRUST LOAN" means the
Non-Trust Loan secured by the Courtyard by Marriott Portfolio Mortgaged
Properties that is, at all times, pari passu in right of payment with the
Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott
Portfolio Note A1 Senior Non-Trust Loan Component, and, in general, senior in right of payment to the Courtyard by Marriott Portfolio Note A1 Junior
Non-Trust Loan Component.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE A3 NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the Courtyard by Marriott Portfolio Note
A3 Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE B NON-TRUST LOAN" means the
Non-Trust Loan secured by the Courtyard by Marriott Portfolio Mortgaged
Properties that is, in general, subordinate in right of payment to the
Courtyard by Marriott Portfolio Note A Loans.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE B NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the Courtyard by Marriott Portfolio Note
B Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO PARI PASSU NON-TRUST LOANS" means, together, the Courtyard by Marriott Portfolio Note A1 Non-Trust Loan and, the
Courtyard by Marriott Portfolio Note A3 Non-Trust Loan.

                                     S-257

     "COURTYARD BY MARRIOTT PORTFOLIO REINVENTION PROGRAM" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Courtyard by Marriott Portfolio Mortgage
Loan--The Mortgaged Properties" in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO SPONSOR" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Courtyard by Marriott Portfolio Mortgage Loan--The Borrower and
Sponsor" in this prospectus supplement.

     "CPI" means consumer price index.

     "CPR" means an assumed constant prepayment rate each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO," "CUT-OFF DATE LTV RATIO" and "CUT-OFF
DATE LTV" each means:

     o with respect to any mortgage loan in the trust (other than an Outside
       Serviced Trust Mortgage Loan), the ratio, expressed as a percentage, of--

       1. the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this prospectus supplement, to

       2. the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

     o with respect to the 200 Park Avenue Mortgage Loan, the ratio, expressed as a percentage, of--

       1. the aggregate cut-off date principal balance of (a) the 200 Park
          Avenue Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, (b) the 200 Park Avenue Note A1 Senior Non-Trust Loan
          Component of the 200 Park Avenue Note A1 Non-Trust Loan, and (c) the
          200 Park Avenue Note A3 Non-Trust Loan, to

       2. the appraised value of the 200 Park Avenue Mortgaged Property, as shown on Annex A-1 to this prospectus supplement;

     o with respect to the Courtyard by Marriott Portfolio Mortgage Loan, the
       ratio, expressed as a percentage, of--

       1. the aggregate cut-off date principal balance of (a) the Courtyard by
          Marriott Portfolio Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, (b) the Courtyard by Marriott Portfolio Note A1
          Senior Non-Trust Loan Component of the Courtyard by Marriott Portfolio
          Note A1 Non-Trust Loan, and (c) the Courtyard by Marriott Portfolio
          Note A3 Non-Trust Loan, to

       2. the appraised value of the Courtyard by Marriott Portfolio Mortgaged
          Properties, as shown on Annex A-1 to this prospectus supplement;

     o with respect to the 1345 Avenue of the Americas Mortgage Loan, the ratio, expressed as a percentage, of--

       1. the aggregate cut-off date principal balance of (a) the 1345 Avenue of the Americas Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, and (b) the 1345 Avenue of the Americas Note A Non-Trust
          Loans, to

       2. the appraised value of the 1345 Avenue of the Americas Mortgaged
          Property, as shown on Annex A-1 to this prospectus supplement; and

     o with respect to the Park Avenue Plaza Mortgage Loan, the ratio, expressed as a percentage, of--

       1. the aggregate cut-off date principal balance of (a) the Park Avenue
          Plaza Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, and (b) the Park Avenue Plaza Note A Non-Trust Loans, to

       2. the appraised value of the Park Avenue Plaza Mortgaged Property, as shown on Annex A-1 to this prospectus supplement.

     "D(X)" means, with respect to any mortgage loan in the trust, a period of
x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

                                     S-258

     "DEFAULT INTEREST" means any interest that--

     o accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

     "DISCOUNT RATE" means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the "Yield
Maintenance Treasury Rate" when compounded semi-annually. The "Yield
Maintenance Treasury Rate" means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date (or, in the case of an ARD Loan, the anticipated repayment date) of the relevant prepaid mortgage loan. If Federal
Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield
Maintenance Treasury Rate.

     "DSCR" means debt service coverage ratio.

     "DSCR NET CASH FLOW" has the same meaning as Underwritten Debt Service
Coverage Ratio.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EUROCLEAR" means The Euroclear System.

     "EXEMPTION-FAVORED PARTY" means any of--

     o Lehman Brothers Inc.,

     o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers
       Inc., and

     o any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "FF&E" means furniture, fixtures and equipment.

     "FITCH" means Fitch, Inc.

     "FSMA" means the Financial Services and Markets Act 2000.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "GLA" means gross leasable area.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "INITIAL LOAN GROUP NO. 1 BALANCE" means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan
Group No. 1, after application of all scheduled payments of principal due on or before the cut-off date.

     "INITIAL LOAN GROUP NO. 2 BALANCE" means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan
Group No. 2, after application of all scheduled payments of principal due on or before the cut-off date.

     "INITIAL MORTGAGE POOL BALANCE" means the aggregate principal balance, as of the cut-off date, of the mortgage loans that are included in the trust fund, after application of all scheduled payments of principal due on or before the cut-off date.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

                                     S-259

     "IRS" means the Internal Revenue Service.

     "ISSUE DATE" means the date of initial issuance for the series 2005-C5 certificates, which will be on or about August 25, 2005.

     "JUNIOR NON-TRUST LOAN COMPONENT" means the 200 Park Avenue Note A1 Junior
Non-Trust Loan Component, the Courtyard by Marriott Portfolio Note A1 Junior
Non-Trust Loan Component, the 1345 Avenue of the Americas Note 2 Junior
Non-Trust Loan Component or the Park Avenue Plaza Note 2 Junior Non-Trust Loan
Component.

     "LA PLAYA BEACH & GOLF RESORT BORROWER" means the borrower under the La
Playa Beach & Golf Resort Loan Combination, as identified under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The La Playa Beach &
Golf Resort Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "LA PLAYA BEACH & GOLF RESORT MORTGAGE LOAN" means the underlying mortgage loan secured by the La Playa Beach & Golf Resort Mortgaged Property.

     "LA PLAYA BEACH & GOLF RESORT MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as La Playa
Beach & Golf Resort.

     "LEASE TERMINATION PAYMENTS" means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

     "LEHMAN MORTGAGE LOAN" means each mortgage loan that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

     "LEHMAN MORTGAGE LOAN SELLER" means, individually and collectively, each of our affiliates that transferred mortgage loans to us for inclusion in the trust.

     "LIQUIDATION PROCEEDS" means, in general, all cash proceeds received and retained by the trust in connection with--

     o the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

     o the repurchase of any mortgage loan by us or the applicable mortgage loan seller, as described under "Description of the Mortgage Pool--Cures and
       Repurchases" in this prospectus supplement;

     o the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under "Servicing Under the Series 2005-C5 Pooling and Servicing
       Agreement--Fair Value Option" in this prospectus supplement;

     o the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2005-C5 controlling class or the master servicer, as described under "Description of the Offered
       Certificates--Termination" in this prospectus supplement;

     o the purchase of the 200 Park Avenue Mortgage Loan or the Courtyard by
       Marriott Portfolio Mortgage Loan by a series 2005-C3 certificateholder in accordance with the series 2005-C3 pooling and servicing agreement, as the case may be, as described under "Description of the Mortgage
       Pool--Loan Combinations" in this prospectus supplement;

     o the purchase of an underlying mortgage loan that is part of a Loan
       Combination by a related Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

     o the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

     o the sale of an REO Property.

     "LNR" means LNR Property Holdings Ltd.

     "LOAN COMBINATION" means each of the Loan Combinations identified in the chart under "Description of the Mortgage Pool--Loan Combinations--General" in
this prospectus supplement.

     "LOAN COMBINATION CONTROLLING PARTY" means the party or, collectively, the parties designated as such with respect to each Loan Combination and having various rights and powers with respect to the subject Loan Combination, including (in the case of a Serviced Loan Combination) those described under
"Servicing Under the Series 2005-C5 Pooling and Servicing Agreement--The Series
2005-C5 Controlling Class Representative and the Serviced Non-Trust Loan
Noteholders" in this prospectus supplement. The Loan Combination Controlling
Party for each Loan Combination is identified under each

                                     S-260

italicized subheading entitled "--Consent Rights" in the applicable section relating to the subject Loan Combination under "Description of the Mortgage
Pool--Loan Combinations" in this prospectus supplement.

     "LOAN GROUP NO. 1" has the meaning assigned to that term under
"Description of the Mortgage Pool--General" in this prospectus supplement.

     "LOAN GROUP NO. 1 MULTIFAMILY PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Lombard
Place I & E, LLC, the Tim Smith Portfolio, the Pacific Prestige Properties I
DE, LLC, the Oak Grove at Wildewood, Indian Creek and the Oak Grove at
Lexington.

     "LOAN GROUP NO. 2" has the meaning assigned to that term under
"Description of the Mortgage Pool--General" in this prospectus supplement.

     "LOAN PER SF," "LOAN PER SQ. FT." and "LOAN PER SQUARE FOOT" each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan (or, in the case of each of the Outside Serviced Trust Mortgage Loans, the total cut-off date principal balance of that mortgage loan and the related Pari Passu
Non-Trust Loan(s) (excluding any related Junior Non-Trust Loan Component)), as shown on Annex A-1 to this prospectus supplement, divided by the net rentable square foot area of the related mortgaged real property. The cut-off date principal balance of each underlying mortgage loan is shown on Annex A-1 to this prospectus supplement.

     "LOAN PER UNIT" means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property.

     "LOC" means letter of credit.

     "L(X)" means, with respect to any mortgage loan in the trust, a period of
x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

     "MAGNOLIA MALL BORROWER" means the borrower under the Magnolia Mall
Mortgage Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Magnolia Mall Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

     "MAGNOLIA MALL MORTGAGE LOAN" means the underlying mortgage loan secured by the Magnolia Mall Mortgaged Property.

     "MAGNOLIA MALL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Magnolia Mall.

     "MATERIAL BREACH" has the meaning assigned to that term under "Description of the Mortgage Pool--Representations and Warranties" in this prospectus supplement.

     "MATERIAL DOCUMENT OMISSION" has the meaning assigned to that term under
"Description of the Mortgage Pool--Assignment of the Underlying Mortgage Loans"
in this prospectus supplement.

     "MATURITY/ARD BALANCE" and "BALLOON BALANCE" each means, with respect to any mortgage loan in the trust, the expected balance of the subject mortgage loan on its maturity date or, in the case of an ARD Loan, its anticipated repayment date, assuming no prepayments of principal or defaults.

     "MATURITY DATE LOAN-TO-VALUE RATIO," "MATURITY DATE LTV," "MATURITY/ARD
LTV RATIO" and "SCHEDULED MATURITY/
ARD LTV" each means:

     o with respect to any mortgage loan in the trust fund (other than an
       Outside Serviced Trust Mortgage Loan), the ratio, expressed as a percentage, of--

       1. the Maturity/ARD Balance of the subject underlying mortgage loan, to

       2. the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

     o with respect to the 200 Park Avenue Mortgage Loan, the ratio, expressed as a percentage, of--

                                     S-261

       1. the expected total principal balance on the stated maturity date of the 200 Park Avenue Loan Combination, assuming no prepayments of principal or defaults, of: (a) the 200 Park Avenue Mortgage Loan; (b)
          the 200 Park Avenue Note A1 Senior Non-Trust Loan Component of the 200
          Park Avenue Note A1 Non-Trust Loan; and (c) the 200 Park Avenue Note
          A3 Non-Trust Loan, to

       2. the appraised value of the 200 Park Avenue Mortgaged Property, as shown on Annex A-1 to this prospectus supplement;

     o with respect to the Courtyard by Marriott Portfolio Mortgage Loan, the
       ratio, expressed as a percentage, of--

       1. the expected total principal balance on the stated maturity date of the Courtyard by Marriott Portfolio Loan Combination, assuming no prepayments of principal or defaults, of: (a) the Courtyard by
          Marriott Portfolio Mortgage Loan; (b) the Courtyard by Marriott
          Portfolio Note A1 Senior Non-Trust Loan Component of the Courtyard by
          Marriott Portfolio Note A1 Non-Trust Loan; and (c) the Courtyard by
          Marriott Portfolio Note A3 Non-Trust Loan, to

       2. the appraised value of the Courtyard by Marriott Portfolio Mortgaged
          Property, as shown on Annex A-1 to this prospectus supplement;

     o with respect to the 1345 Avenue of the Americas Mortgage Loan, the ratio, expressed as a percentage, of--

       1. the expected total principal balance on the stated maturity date of the 1345 Avenue of the Americas Loan Combination, assuming no prepayments of principal or defaults, of: (a) the 1345 Avenue of the
          Americas Mortgage Loan; and (b) the 1345 Avenue of the Americas Note A
          Non-Trust Loans, to

       2. the appraised value of the 1345 Avenue of the Americas Mortgaged
          Property, as shown on Annex A-1 to this prospectus supplement; and

     o with respect to the Park Avenue Plaza Mortgage Loan, the ratio, expressed as a percentage, of--

       1. the expected total principal balance on the stated maturity date of the Park Avenue Plaza Loan Combination, assuming no prepayments of principal or defaults, of: (a) the Park Avenue Plaza Mortgage Loan;
          and (b) the Park Avenue Plaza Note A Non-Trust Loans, to

       2. the appraised value of the Park Avenue Plaza Mortgaged Property, as shown on Annex A-1 to this prospectus supplement.

     "METLIFE" means Metropolitan Life Insurance Company.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2005-C5 certificates and the mortgage loans in the trust:

     o the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance is approximately $2,359,072,146; the
       Initial Loan Group No. 1 Balance is approximately $2,186,749,244 and the
       Initial Loan Group No. 2 Balance is approximately $172,322,902;

     o the initial total principal balance or notional amount, as the case may be, of each class of series 2005-C5 certificates is as described in this prospectus supplement;

     o the pass-through rate for each class of series 2005-C5 certificates is as described in this prospectus supplement;

     o there are no delinquencies or losses with respect to the mortgage loans;

     o there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

     o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o each of the mortgage loans provides for monthly payments which are timely received, and each of the mortgage loans accrues interest on an
       Actual/360 Basis or a 30/360 Basis, as applicable;

     o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

                                     S-262

     o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     o each ARD Loan is paid in full on its anticipated repayment date;

     o except as otherwise expressly assumed in any of the other bullets in this definition, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination;"

     o there are no Material Breaches or Material Document Omissions with respect to the underlying mortgage loans;

     o no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     o there are no Additional Trust Fund Expenses;

     o the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Palmolive
       Building Retail is assumed to require payments of interest only for 60 months, and thereafter to require monthly debt service payments sufficient to amortize that underlying mortgage loan over an approximately 25-year term.

     o payments on the offered certificates are made on the 15th day of each month, commencing in September 2005; and

     o the offered certificates are settled on August 25, 2005.

     For purposes of the Modeling Assumptions, a "prepayment consideration period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage
(which may decline over time) of the principal amount prepaid or (c) some combination of (a) and (b).

     "MOODY'S" means Moody's Investors Service, Inc.

     "N/A" and "NAP" mean that, with respect to a particular category of data, the data is not applicable.

     "NAV" means that, with respect to a particular category of data, the data is not available.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

     o the total Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

     o the total payments made by the master servicer to cover those Prepayment
       Interest Shortfalls.

     "NET CASH FLOW," "U/W NET CASH FLOW" and "U/W NCF" each means for any mortgaged real property securing a mortgage loan in the trust:

     o the revenue derived from the use and operation of that property; less

     o the total of the following items--

       (a)   allowances for vacancies and credit losses,

       (b)   operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

       (c)   fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

       (d)   replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

     Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

                                     S-263

     o rolling 12-month operating statements;

     o applicable year-to-date financial statements, if available;

     o full year budgeted financial statements, if available;

     o except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls that were current as of a date not earlier than eight months prior to the respective date of origination; and

     o in the case of single tenant properties, the payments due under the related lease.

     In the case of the 10 largest underlying mortgage loans (exclusive of the
270 Corporate Center Mortgage Loan) described under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans" above in this prospectus supplement, the 1345 Avenue of the Americas Mortgage Loan and the Park Avenue
Plaza Mortgage Loan, respectively, some of the above described items were reviewed by an accountant under a set of agreed upon procedures. Except as described in the prior sentence, however, these items were not audited or otherwise confirmed by an independent party.

     In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied
12-month trailing operating statements.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Net Cash Flow and U/W Net Cash
Flow.

     In determining the "revenue" component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower
(subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than
5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator's underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of some of the underlying mortgage loans, the calculation of
Net Cash Flow, U/W Net Cash Flow and U/W NCF for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

     o the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

     o certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

                                     S-264

     o certain other assumptions regarding the payment of rent not currently being paid.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual Net Cash Flow for a mortgaged property may be less than the U/W Net Cash Flow presented with respect to that property in this prospectus supplement.

     In determining the "expense" component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

     o if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

     o property management fees were generally assumed to be 1.0% to 3.0%
       (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000;

     o in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

     o expenses were generally, but not always, assumed to include annual replacement reserves equal to--

       (a)  in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area;

       (b)  in the case of multifamily rental apartments, generally not less than $200 or more than approximately $300 per residential unit per year, depending on the condition of the property;

       (c)  in the case of mobile home park properties, generally $50 per pad per year; and

       (d)  in the case of hospitality properties, generally 4%, inclusive, of gross revenues.

     In some instances, the related originator (where it deemed appropriate)
recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow."

     For more detailed information regarding the Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual
Underlying Mortgage Loans and the footnotes thereto.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     o in the case of each underlying mortgage loan (other than an Outside
       Serviced Trust Mortgage Loan) that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to--

       1.   the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

       minus

       2.   the related Administrative Cost Rate;

     o in the case of each underlying mortgage loan that accrues interest on an
       Actual/360 Basis (other than an Outside Serviced Trust Mortgage Loan), for any distribution date, an annual rate generally equal to--

       1.   the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal
            Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date,

     minus

       2.   the related Administrative Cost Rate; and

     o in the case of each Outside Serviced Trust Mortgage Loans, for any distribution date, an annual rate generally equal to--

                                     S-265

     1. the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an
        Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the
        Issue Date minus (x) in the case of the 200 Park Avenue Mortgage Loan and the Courtyard by Marriott Portfolio Mortgage Loan, 0.0100% (which is the related servicing fee rate under the series 2005-C3 pooling and servicing agreement), and (y) in the case of the 1345 Avenue of the
        Americas Mortgage Loan and the Park Avenue Plaza Mortgage Loan, 0.0025%
        (which is the related servicing fee rate under the series FB 2005-1 pooling and servicing agreement), and the denominator of which is the
        Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date,

     minus

     2. the sum of the related master servicing fee rate and the trustee fee rate under the series 2005-C5 pooling and servicing agreement; and

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b)
of each of the second and third bullets of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second and third bullets of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

     "NET OPERATING INCOME," "U/W NET OPERATING INCOME" and "U/W NOI" each means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

     o the U/W Net Cash Flow for that mortgaged real property;

     plus

     o underwritten replacement reserves and tenant improvements and leasing commissions.

     "NON-TRUST LOAN" means any mortgage loan that is part of a Loan
Combination but is not included in the trust.

     "NON-TRUST LOAN NOTEHOLDER" means any holder of the promissory note evidencing a Non-Trust Loan.

     "NOTE A LOAN(S)" means, individually or collectively, the 200 Park Avenue
Note A Loans, the Courtyard by Marriott Portfolio Note A Loans, the 1345 Avenue
of the Americas A Loans, the Park Avenue Plaza A Loans and each underlying mortgage loan that is part of an A/B Loan Combination.

     "NR" means not rated.

     "O(Z)" means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

     "OCCUPANCY PERCENTAGE" or "OCCUPANCY RATE" means:

     o in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

     o in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

     o in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

     o in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.

     In the case of some of the underlying mortgage loans, the calculation of
Occupancy Percentage and Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including one or more of the following:

                                     S-266

     o the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

     o the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

     o certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

     For more detailed information regarding Occupancy Percentages and
Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain
Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

     "ORIGINAL INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

     "OUTSIDE SERVICED LOAN COMBINATION" has the meaning assigned to that term under "Servicing Under the Series 2005-C5 Pooling and Servicing
Agreement--General" in this prospectus supplement.

     "OUTSIDE SERVICED TRUST MORTGAGE LOAN" has the meaning assigned to that term under "Servicing Under the Series 2005-C5 Pooling and Servicing
Agreement--General" in this prospectus supplement.

     "P&I" means principal and/or interest.

     "PARI PASSU LOAN" means the 200 Park Avenue Note A Loans, the Courtyard by
Marriott Portfolio Note A Loans, the 1345 Avenue of the Americas Mortgage Loan,
the 1345 Avenue of the Americas Note A Non-Trust Loans, the Park Avenue Plaza
Mortgage Loan and the Park Avenue Plaza Note A Non-Trust Loans.

     "PARI PASSU NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a Pari Passu Non-Trust Loan.

     "PARI PASSU NON-TRUST LOAN" means, individually or collectively, as the context may require, the 200 Park Avenue Non-Trust Loans, the Courtyard by
Marriott Pari Passu Non-Trust Loans, the 1345 Note A Non-Trust Loans and the
Park Avenue Plaza Note A Non-Trust Loans.

     "PARK AVENUE PLAZA BORROWER" means the borrower under the Park Avenue
Plaza Loan Combination.

     "PARK AVENUE PLAZA CO-LENDER AGREEMENT" means that certain Co-Lender
Agreement dated as of July 25, 2005, between the initial holder of the promissory note for the Park Avenue Plaza Mortgage Loan and the initial Park
Avenue Plaza Non-Trust Loan Noteholder.

     "PARK AVENUE PLAZA LOAN COMBINATION" means, together, the Park Avenue
Plaza Mortgage Loan and the Park Avenue Plaza Non-Trust Loans.

     "PARK AVENUE PLAZA MORTGAGE LOAN" means the underlying mortgage loan secured by the Park Avenue Plaza Mortgaged Property.

     "PARK AVENUE PLAZA MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Park Avenue Plaza.

     "PARK AVENUE PLAZA A LOANS" means, together, the Park Avenue Plaza
Mortgage Loan, the Park Avenue Plaza Note 1-A1 Non-Trust Loan, the Park Avenue
Plaza Note 1-A3 Non-Trust Loan, the Park Avenue Plaza Note 1-A4 Non-Trust Loan
and the Park Avenue Plaza Note 2 Senior Non-Trust Loan Component.

                                     S-267

     "PARK AVENUE PLAZA B LOANS" means, together, the Park Avenue Plaza Note
1-B1 Non-Trust Loan, the Park Avenue Plaza Note 1-B2 Non-Trust Loan and the
Park Avenue Plaza Note 2 Junior Non-Trust Loan Component.

     "PARK AVENUE PLAZA NON-TRUST LOANS" means, together, the Park Avenue Plaza
Note 1-A1 Non-Trust Loan, the Park Avenue Plaza Note 1-A3 Non-Trust Loan, the
Park Avenue Plaza Note 1-A4 Non-Trust Loan, the Park Avenue Plaza Note1-B1
Non-Trust Loan, the Park Avenue Plaza Note 1-B2 Non-Trust Loan and the Park
Avenue Plaza Note 2 Non-Trust Loan.

     "PARK AVENUE PLAZA NOTE A NON-TRUST LOANS" means, together, the Park
Avenue Plaza Note 1-A1 Non-Trust Loan, the Park Avenue Plaza Note 1-A3
Non-Trust Loan, the Park Avenue Plaza Note 1-A4 Non-Trust Loan and the Park
Avenue Plaza Note 2 Senior Non-Trust Loan Component.

     "PARK AVENUE PLAZA NOTE 1-A1 NON-TRUST LOAN" means the mortgage loan that is part of the Park Avenue Plaza Loan Combination and evidencd by the promissory note 1-A1.

     "PARK AVENUE PLAZA NOTE 1-A3 NON-TRUST LOAN" means the mortgage loan that is part of the Park Avenue Plaza Loan Combination and evidenced by the promissory note 1-A3.

     "PARK AVENUE PLAZA NOTE 1-A4 NON-TRUST LOAN" means the mortgage loan that is part of the Park Avenue Plaza Loan Combination and evidenced by the promissory note 1-A4.

     "PARK AVENUE PLAZA NOTE 1-B1 NON-TRUST LOAN" means the mortgage loan that is part of the Park Avenue Plaza Loan Combination and evidenced by promissory note 1-B.

     "PARK AVENUE PLAZA NOTE 1-B2 NON-TRUST LOAN" means the mortgage loan that is part of the Park Avenue Plaza Loan Combination and evidenced by the promissory note 1-B2.

     "PARK AVENUE PLAZA NOTE 2 JUNIOR NON-TRUST LOAN COMPONENT" means the junior component of the Park Avenue Plaza Note 2 Non-Trust Loan.

     "PARK AVENUE PLAZA NOTE 2 NON-TRUST LOAN" means the mortgage loan that is part of the Park Avenue Plaza Loan Combination and evidenced by the promissory note 2.

     "PARK AVENUE PLAZA NOTE 2 SENIOR NON-TRUST LOAN COMPONENT" means the senior component of the Park Avenue Plaza Note 2 Non-Trust Loan.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the
Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

     o liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

     o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

     o the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

     o condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment),

     o if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized, and

     o other matters to which like properties are commonly subject.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the series 2005-C5 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of
Labor promulgated under ERISA.

                                     S-268

     "PLANNED PARENTHOOD CONDOMINIUM DOCUMENTS" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The 424 West 33rd Street Mortgage Loan--Subordination to
Condominium Declaration; Partial Release" in this prospectus supplement.

     "PLANNED PARENTHOOD CONDOMINIUM UNIT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 424 West 33rd Street Mortgage Loan--Subordination to Condominium
Declaration; Partial Release" in this prospectus supplement.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, servicing fees under the governing servicing agreement) payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage
Loan, servicing fees under the governing servicing agreement) that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or
Post-ARD Additional Interest.

     "PROVIDENCE PLACE BORROWER" means the borrower under the Providence Place
Loan Combination, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Providence Place Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

     "PROVIDENCE PLACE MEZZANINE BORROWER" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Providence Place Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "PROVIDENCE PLACE MEZZANINE LOAN" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Providence Place Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "PROVIDENCE PLACE MORTGAGE LOAN" means the underlying mortgage loan secured by the Providence Place Mortgaged Property.

     "PROVIDENCE PLACE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Providence Place.

     "PROVIDENCE PLACE TRIGGER EVENTS" has the meaning assigned thereto under
"Description of the Mortgage Pool--
Significant Underlying Mortgage Loans--The Providence Place Mortgage
Loan--Lockbox" in this prospectus supplement.

     "PTCE" means prohibited transaction class exemption.

     "PTE" means prohibited transaction exemption.

     "REALIZED LOSSES" mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" in this prospectus supplement.

     "RECOVERED AMOUNT" has the meaning assigned to that term in the definition of "Total Principal Payment Amount" below in this glossary.

     "RELEVANT IMPLEMENTATION DATE" has the meaning assigned to that term under
"Method of Distribution" in this prospectus supplement.

                                     S-269

     "RELEVANT MEMBER STATE" has the meaning assigned to that term under
"Method of Distribution" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

     "REMAINING INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of an ARD
Loan, to the anticipated repayment date.

     "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "RESTRICTED GROUP" means, collectively--

     1. the trustee,

     2. the Exemption-Favored Parties,

     3. us,

     4. the master servicer,

     5. the special servicer,

     6. any sub-servicers,

     7. any party having servicing responsibilities with respect to an Outside
        Serviced Trust Mortgage Loan or any related REO Property;

     8. the mortgage loan sellers,

     9. each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

    10. any and all affiliates of any of the aforementioned persons.

     "REVPAR" means, with respect to any hospitality property, revenues per available room.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SENIOR NON-TRUST LOAN COMPONENT" means the 200 Park Avenue Note A1 Senior
Non-Trust Loan Component, the Courtyard by Marriott Portfolio Note A1 Senior
Non-Trust Loan Component, the 1345 Avenue of the Americas Note 2 Senior
Non-Trust Loan Component or the Park Avenue Plaza Note 2 Senior Non-Trust Loan
Component.

     "SERIES 2005-C3 SECURITIZATION" means the securitization that includes the
200 Park Avenue Note A1 Non-Trust Loan and the Courtyard by Marriott Portfolio
Note A1 Non-Trust Loan, and in connection with which the LB-UBS Commercial
Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series
2005-C3, were issued.

     "SERIES FB 2005-1 SECURITIZATION" means the securitization that includes the 1345 Avenue of the Americas Note 1-A1 Non-Trust Loan, the 1345 Avenue of
the Americas Note 1-A3 Non-Trust Loan, the 1345 Avenue of the Americas Note
1-A4 Non-Trust Loan, the 1345 Avenue of the Americas B Loans, and in connection with which the 1345 Avenue of the Americas and Park Avenue Plaza Trust,
Commercial Mortgage Pass-Through Certificates, Series FB 2005-1, were issued.

                                     S-270

     "SERVICED LOAN COMBINATION" has the meaning assigned to that term under
"Servicing Under the Series 2005-C5 Pooling and Servicing Agreement--General"
in this prospectus supplement.

     "SERVICED NON-TRUST LOAN" has the meaning assigned to that term under
"Servicing Under the Series 2005-C5 Pooling and Servicing Agreement--General"
in this prospectus supplement.

     "SERVICED NON-TRUST LOAN NOTEHOLDER" has the meaning assigned to that term under "Servicing Under the Series 2005-C5 Pooling and Servicing
Agreement--General" in this prospectus supplement.

     "SERVICING FILE" means, in general, with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan), to the extent obtained in connection with such underlying mortgage loan, the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, organizational documentation for the related borrower, organizational documentation for the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates, leases for tenants representing 25% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series
2005-C5 certificateholders (or, with respect to a Serviced Loan Combination, for the benefit of the series 2005-C5 certificateholders and the related
Serviced Non-Trust Loan Noteholder(s)), those mortgage loans and any REO
Properties that such party is obligated to service and administer under the series 2005-C5 pooling and servicing agreement:

     o in accordance with the higher of the following standards of care--

       1. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

       2. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be,

     in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2005-C5 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

     o with a view to--

       1. the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

       2. in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series 2005-C5 certificateholders (as a collective whole)
          (or, if a Serviced Loan Combination is involved, with a view to the maximization of recovery on the subject Loan Combination to the series
          2005-C5 certificateholders and the related Serviced Non-Trust Loan
          Noteholder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

     o without regard to--

       1. any relationship, including as lender on any other debt (including mezzanine debt or a Non-Trust Loan), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2005-C5 pooling and servicing agreement,

       2. the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2005-C5 certificate or any interest in a Non-Trust Loan,

       3. the obligation of the master servicer or the special servicer, as the case may be, to make advances,

                                     S-271

       4. the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2005-C5 pooling and servicing agreement generally or with respect to any particular transaction, and

       5. the ownership, servicing or management for others of any mortgage loan or real property not subject to the series 2005-C5 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

     With respect to the 200 Park Avenue Mortgage Loan and the Courtyard by
Marriott Portfolio Mortgage Loan, which are being serviced under the series
2005-C3 pooling and servicing agreement, the governing servicing agreement provides for a servicing standard which is similar, but may not be identical, to the foregoing. For a discussion of the servicing standard with respect to the 1345 Avenue of the Americas Mortgage Loan and the Park Avneue Plaza
Mortgage Loan, see "Servicing of the 1345 Avenue of the Americas Loan
Combination and the Park Avenue Plaza Loan Combination--The Series FB 2005-1
Servicing Standard" in this prospectus supplement.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the series 2005-C5 pooling and servicing agreement, any of the following events:

       1. the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2005-C5 controlling class representative) determines that it will continue, unremedied (without regard to any grace period)--

          (a)  except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

          (b)  solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

       2. a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2005-C5 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related
          Serviced Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2005-C5 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced
          Non-Trust Loan Noteholder;

       3. the master servicer determines, or the special servicer (with the consent of the series 2005-C5 controlling class representative)
          determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur

                                     S-272

          under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series
          2005-C5 certificateholders or, in the case of a Serviced Non-Trust
          Loan, the interests of the related Serviced Non-Trust Loan Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

       4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

       5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

     o with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

     o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a Serviced Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination provided that, if a Serviced Non-Trust
Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust
Loan will not, in and of itself, result in the existence of a Servicing
Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event has occurred with respect thereto.

     The 200 Park Avenue Mortgage Loan and the Courtyard by Marriott Portfolio
Mortgage Loan are not being serviced under the series 2005-C5 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series 2005-C3 pooling and servicing agreement (which governs the servicing of the 200 Park Avenue Loan Combination and the Courtyard
by Marriott Portfolio Loan Combination) will be similar, but may not be identical, to the foregoing, including with respect to the provisions described in the preceding paragraph relating to limited automatic servicing transfer events with respect to all of the mortgage loans comprising a Loan Combination.
If a Non-Trust Loan Noteholder prevents the occurrence of a servicing transfer event with respect to the 200 Park Avenue Mortgage Loan or the Courtyard by
Marriott Portfolio Mortgage Loan through the exercise of cure rights as set forth in the related Co-Lender Agreement or the series 2005-C3 pooling and servicing agreement, then the existence of such servicing transfer event with respect to such Non-Trust Loan will not, in and of itself, result in the existence of a servicing transfer event with respect to the subject underlying mortgage loan or the transfer to special servicing of the subject Outside
Serviced Loan Combination, unless a separate servicing transfer event has occurred with respect thereto.

     Furthermore, the 1345 Avenue of the Americas Mortgage Loan and the Park
Avenue Plaza Mortgage Loan are not being serviced under the series 2005-C5 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series 2005-C3 pooling and servicing agreement are described under "Servicing of the 200 Park Avenue Loan
Combination and the 1345 Avenue of the Americas Loan Combination--Specially
Serviced Mortgage Loan Under the Series 2005-C3 Pooling and Servicing
Agreement" in this prospectus supplement.

     "SF" means square feet.

     "SHADOW" means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

                                     S-273

     "SHADOW RATING" means that it has been confirmed to us by S&P and Fitch that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

     o will initially equal its cut-off date principal balance; and

     o will be permanently reduced on each distribution date, to not less than zero, by--

       1. that portion, if any, of the Total Principal Payment Amount for that distribution date that is attributable to that mortgage loan (without regard to any reduction in, or addition to, that Total Principal
          Payment Amount contemplated by the second paragraph and/or third paragraph of the definition of "Total Principal Payment Amount" below in this glossary), and

       2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

     However, the "Stated Principal Balance" of an underlying mortgage loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     "SUBORDINATE NON-TRUST LOAN" means, individually or collectively, as the context may require, the Courtyard by Marriott Portfolio Note B Non-Trust Loan,
the 1345 Avenue of the Americas B Loans, the 1345 Avenue of the Americas C
Loans, the Park Avenue Plaza B Loans, and the Non-Trust Loan comprising each
A/B Loan Combination, as applicable.

     "SUBORDINATE NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing a Subordinate Non-Trust Loan.

     "TAG OFFICE PORTFOLIO BORROWER" means the borrower under the TAG Office
Portfolio Loan Combination, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The TAG Office Portfolio Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

     "TAG OFFICE PORTFOLIO CASH MANAGEMENT EVENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The TAG Office Portfolio Mortgage Loan--Lockbox" in this prospectus supplement.

     "TAG OFFICE PORTFOLIO CORRIDORS PARCEL" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The TAG Office Portfolio Mortgage Loan--The Mortgaged Properties" in
this prospectus supplement.

     "TAG OFFICE PORTFOLIO LOCKOUT PERIOD EXPIRATION DATE" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The TAG Office Portfolio Mortgage Loan--The Mortgage
Loan" in this prospectus supplement.

     "TAG OFFICE PORTFOLIO LOUDOUN PARCEL" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The TAG Office Portfolio Mortgage Loan--The Mortgaged Properties" in
this prospectus supplement.

     "TAG OFFICE PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan secured by the TAG Office Portfolio Mortgaged Properties.

     "TAG OFFICE PORTFOLIO MORTGAGED PROPERTIES" means the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as TAG Office Portfolio.

     "TAG OFFICE PORTFOLIO TRIGGERING EVENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The TAG Office Portfolio Mortgage Loan--Lockbox" in this prospectus supplement.

     "TI/LC" means tenant improvements and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to each Outside Serviced Trust
Mortgage Loan, any of the foregoing reserves are collected and held by a servicer under the applicable governing servicing agreement.

                                     S-274

     "TI/LC RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to each Outside Serviced Trust Mortgage Loan, the foregoing reserves are collected and held by a servicer under the applicable governing servicing agreement.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any distribution date, an amount equal to the total, without duplication, of the following:

     o all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

     o all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

     o all other collections, including Liquidation Proceeds, Condemnation
       Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an
       REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior distribution date; and

     o all advances of principal made with respect to the underlying mortgage loans for that distribution date.

     Notwithstanding the foregoing, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan (together with accrued interest thereon), then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C5 principal balance certificates
(with a corresponding reduction in the applicable Total Principal Payment
Amount), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-C5 certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a "Recovered Amount") would generally be included as part of the Total Principal Payment Amount for the distribution date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such
Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a "Recovered Amount")
would generally be included as part of the Total Principal Payment Amount for the distribution date following the collection period in which that Default
Interest, late payment charge or other amount was received. For purposes of determining the respective portions of the Total Principal Payment Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the next to last sentence of the prior paragraph.

                                     S-275

     The Total Principal Payment Amount will not include any payments or other collections of principal with respect to any Serviced Non-Trust Loan.

     "TRIA" means the Terrorism Risk Insurance Act of 2002 as the same may be amended from time to time.

     "U-STORE-IT PORTFOLIO IV BORROWER" means the borrower under the U-Store-It
Portfolio IV Mortgage Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The U-Store-It Portfolio IV
Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "U-STORE-IT PORTFOLIO IV MORTGAGE LOAN" means the underlying mortgage loan that is secured by the U-Store-It Portfolio IV Mortgaged Properties.

     "U-STORE-IT PORTFOLIO IV MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as U-Store-It
Portfolio IV.

     "U-STORE-IT PORTFOLIO IV REPLACED PROPERTY" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The U-Store-It Portfolio IV Mortgage Loan--Substitution" in
this prospectus supplement.

     "U-STORE-IT PORTFOLIO IV SUBSTITUTE PROPERTY" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The U-Store-It Portfolio IV Mortgage Loan--Substitution" in
this prospectus supplement.

     "UBS MORTGAGE LOAN" means each mortgage loan that was acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

     "UBS MORTGAGE LOAN SELLER" means UBS Real Estate Investments Inc.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58 and
Prohibited Transaction Exemption 2002-41, as described under "ERISA
Considerations" in this prospectus supplement.

     "UNDERWRITING RESERVES" means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO," "DSCR NET CASH FLOW" and "U/W
NCF DSCR" each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of--

     o the Net Cash Flow for the related mortgaged real property or properties
       (without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

     o twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an initial interest-only period, on the first due date after the commencement of the scheduled amortization.

     Notwithstanding the foregoing, the calculation of Underwritten Debt
Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

     o with respect to each of the Outside Serviced Trust Mortgage Loans, unless the context clearly indicates otherwise, the amount described in the second bullet of the preceding sentence of the preceding paragraph is based on the monthly debt service payments for all of the Pari Passu
       Loans in the subject Outside Serviced Loan Combination, excluding any related Junior Non-Trust Loan Component (see "Description of the Mortgage
       Pool--Loan Combinations" in this prospectus supplement); and

     o in the case of any mortgage loan that provides for payments of interest only until the related stated maturity date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan (or, in the case of an Outside Serviced Trust Mortgage Loan, with respect to all of the
       Pari Passu Loans in the subject Outside Serviced Loan Combination, excluding any related Junior Non-Trust Loan Component) during the
       12-month period following the cut-off date.

     Unless the context clearly indicates otherwise, the Underwritten Debt
Service Coverage Ratio for an underlying mortgage loan that is part of a Loan
Combination does not take into account any related Subordinate Non-Trust Loan.

                                     S-276

     In the case of some of the underlying mortgage loans, the calculation of
Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR
for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including one or more of the following:

     o the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

     o assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

     o certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

     o certain other assumptions regarding the payment of rent not currently being paid.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this prospectus supplement.

     For more detailed information regarding the Underwritten Debt Service
Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying
Mortgage Loans and the footnotes thereto.

     "UNITED STATES PERSON" means--

     o a citizen or resident of the United States,

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
       Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o a trust as to which--

       1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

       2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     "U/W NCF" has the same meaning as Net Cash Flow.

     "U/W NCF DSCR" has the same meaning as Underwritten Debt Service Coverage
Ratio.

     "U/W NET CASH FLOW" has the same meaning as Net Cash Flow.

     "U/W NET OPERATING INCOME" has the same meaning as Net Operating Income.

     "U/W NOI" has the same meaning as Net Operating Income.

     "WACHOVIA" means Wachovia Bank, National Association.

                                     S-277

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans for the related distribution date, weighted on the basis of those mortgage loans' respective Stated Principal
Balances immediately prior to the related distribution date.

     "YEAR BUILT" means the year that a mortgaged real property was originally constructed. With respect to any mortgaged real property that was constructed in phases, "Year Built" refers to the year that the first phase was originally constructed.

     "YEAR RENOVATED" means the year that a mortgaged real property was most recently renovated in a substantial manner.

     "YM(Y)" means, with respect to any mortgage loan in the trust, a period of
y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

     "YM(X)% (Y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

                                     S-278

                                   ANNEX A-1
        CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5

ITALICS Indicate Loans Secured by Multiple Properties



CONTROL     FOOTNOTE   GROUP
  NO.          NO.      NO.                PROPERTY NAME                                    ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1          (1)        1   200 Park Avenue                                      200 Park Avenue
   2          (2)        1   Providence Place                                     One Francis Street
   3          (3)        1   500 West Madison Street                              500 West Madison Street
   4          (4)        1   Courtyard by Marriott Portfolio                      Various
  4A1                    1   Courtyard by Marriott Poughkeepsie                   2641 South Road
  4A2                    1   Courtyard by Marriott Lincroft - Red Bank            245 Half Mile Road
  4A3                    1   Courtyard by Marriott Norwalk                        474 Main Avenue
  4A4                    1   Courtyard by Marriott Rye                            631 Midland Avenue
  4A5                    1   Courtyard by Marriott Annapolis                      2559 Riva Road
  4A6                    1   Courtyard by Marriott St. Louis - Creve Coeur        828 N. New Ballas Road
  4A7                    1   Courtyard by Marriott Birmingham - Homewood          500 Shades Creek Parkway
  4A8                    1   Courtyard by Marriott Silver Spring                  12521 Prosperity Drive
  4A9                    1   Courtyard by Marriott Boulder                        4710 Pearl East Circle
 4A10                    1   Courtyard by Marriott Tampa - Westshore              3805 West Cypress Street
 4A11                    1   Courtyard by Marriott Chicago - Lincolnshire         505 Milwaukee Avenue
 4A12                    1   Courtyard by Marriott Philadelphia - Devon           762 W. Lancaster Avenue
 4A13                    1   Courtyard by Marriott Marin - Larkspur               2500 Larkspur Landing Circle
 4A14                    1   Courtyard by Marriott San Francisco - Foster City    550 Shell Boulevard
 4A15                    1   Courtyard by Marriott St. Petersburg                 3131 Executive Drive
 4A16                    1   Courtyard by Marriott Oakbrook Terrace               6 Trans Am Plaza Drive
 4A17                    1   Courtyard by Marriott Detroit - Livonia              17200 N. Laurel Park Drive
 4A18                    1   Courtyard by Marriott Manassas                       10701 Battleview Parkway
 4A19                    1   Courtyard by Marriott St. Louis - Westport           11888 Westline Industrial Drive
 4A20                    1   Courtyard by Marriott New Haven - Wallingford        600 Northrop Road
 4A21                    1   Courtyard by Marriott Chicago - Deerfield            800 Lake Cook Road
 4A22                    1   Courtyard by Marriott Torrance                       2633 West Sepulveda Boulevard
 4A23                    1   Courtyard by Marriott West Palm Beach                600 Northpoint Parkway
 4A24                    1   Courtyard by Marriott Kansas City - Overland Park    11301 Metcalf Avenue
 4A25                    1   Courtyard by Marriott Chicago - Highland Park        1505 Lake Cook Road
 4A26                    1   Courtyard by Marriott Detroit - Airport              30653 Flynn Drive
 4A27                    1   Courtyard by Marriott Chicago - Arlington Heights    100 West Algonquin Road
 4A28                    1   Courtyard by Marriott San Jose - Cupertino           10605 North Wolfe Road
 4A29                    1   Courtyard by Marriott Los Angeles - Hacienda Heights 1905 S Azusa Avenue
 4A30                    1   Courtyard by Marriott Palm Springs                   1300 Tahquitz Canyon Way
 4A31                    1   Courtyard by Marriott Ft. Myers                      4455 Metro Parkway
 4A32                    1   Courtyard by Marriott Ft. Lauderdale - Plantation    7780 Southwest 6th Street
 4A33                    1   Courtyard by Marriott Fresno                         140 East Shaw Avenue
 4A34                    1   Courtyard by Marriott Little Rock                    10900 Financial Centre Drive
 4A35                    1   Courtyard by Marriott Rockford                       7676 East State Street
 4A36                    1   Courtyard by Marriott Oklahoma City - Airport        4301 Highline Boulevard
 4A37                    1   Courtyard by Marriott Birmingham - Hoover            1824 Montgomery Highway South
 4A38                    1   Courtyard by Marriott Huntsville                     4804 University Drive
 4A39                    1   Courtyard by Marriott Indianapolis                   8670 Allisonville Road
 4A40                    1   Courtyard by Marriott Lexington - North              775 Newtown Court
 4A41                    1   Courtyard by Marriott Seattle - South Center         400 Andover Park West
 4A42                    1   Courtyard by Marriott Nashville - Airport            2508 Elm Hill Pike
 4A43                    1   Courtyard by Marriott Atlanta - Airport South        2050 Sullivan Road
 4A44                    1   Courtyard by Marriott Waukegan                       3800 Northpoint Boulevard
 4A45                    1   Courtyard by Marriott Tucson - Airport               2505 East Executive Drive
 4A46                    1   Courtyard by Marriott Atlanta - Gwinnett Mall        3550 Venture Parkway
 4A47                    1   Courtyard by Marriott Toledo - Airport               1435 East Mall Drive
 4A48                    1   Courtyard by Marriott Bakersfield                    3601 Marriott Drive
 4A49                    1   Courtyard by Marriott Charlottesville                638 Hillside Drive
 4A50                    1   Courtyard by Marriott Minneapolis - Airport          1352 Northland Drive
 4A51                    1   Courtyard by Marriott Atlanta - Perimeter Center     6250 Peachtree-Dunwoody Road
 4A52                    1   Courtyard by Marriott Denver - Southeast Tech Center 6565 South Boston Street
 4A53                    1   Courtyard by Marriott Phoenix - Mesa                 1221 South Westwood Avenue
 4A54                    1   Courtyard by Marriott Memphis - Airport              1780 Nonconnah Blvd
 4A55                    1   Courtyard by Marriott Plano Parkway                  4901 West Plano Parkway
 4A56                    1   Courtyard by Marriott Raleigh - Cary                 102 Edinburgh Drive South
 4A57                    1   Courtyard by Marriott Dayton - Miamisburg            100 Prestige Place
 4A58                    1   Courtyard by Marriott Charlotte - South Park         6023 Park South Drive
 4A59                    1   Courtyard by Marriott San Antonio - Downtown         600 Santa Rosa South
 4A60                    1   Courtyard by Marriott Phoenix - Metrocenter          9631 North Black Canyon Highway
 4A61                    1   Courtyard by Marriott Portland - Beaverton           8500 S.W. Nimbus Drive
 4A62                    1   Courtyard by Marriott Richardson - NE                1000 South Sherman
                                Richardson Square
 4A63                    1   Courtyard by Marriott Boston - Andover               10 Campanelli Drive
 4A64                    1   Courtyard by Marriott Greenville                     70 Orchard Park Drive
   5          (5)        1   U-Store-It Portfolio IV                              Various
  5A                     1   U-Store-It # 666, 666 Satellite                      167-3 Elm Street & 124 Millrock Road East
  5B                     1   U-Store-It # 540                                     8432 Pulaski Highway
  5C                     1   U-Store-It # 479                                     5650 Naples Boulevard
  5D                     1   U-Store-It # 302                                     15120 NE 6th Ave
  5E                     1   U-Store-It # 484                                     550 Harper St
  5F                     1   U-Store-It # 701                                     1985 Ostrems Way
  5G                     1   U-Store-It # 521                                     7358 Boynton Beach Boulevard
  5H                     1   U-Store-It # 703                                     3730 S Orange Ave
  5I                     1   U-Store-It # 665                                     99 Hamilton Ave
  5J                     1   U-Store-It # 667                                     201 Lake Ave
  5K                     1   U-Store-It # 461                                     18690 Highway 18
  5L                     1   U-Store-It # 662                                     873 Main St
  5M                     1   U-Store-It # 588                                     2700 Poplar Ave
  5N                     1   U-Store-It # 539                                     2801 Harrison St
  5O                     1   U-Store-It # 532                                     43357 Division St
  5P                     1   U-Store-It # 619                                     27 W 125 North Ave
  5Q                     1   U-Store-It # 663                                     175 Costello Rd
  5R                     1   U-Store-It # 495                                     365 Tegarden Rd & 13365 Washington Ave
  5S                     1   U-Store-It # 602                                     26W 630 Army Trail Rd
  5T                     1   U-Store-It # 664                                     26 Maselli Rd
  5U                     1   U-Store-It # 669                                     45 School House Rd
  5V                     1   U-Store-It # 636                                     426 North Smithville Rd
  5W                     1   U-Store-It # 661                                     510 North Main St
  5X                     1   U-Store-It # 637                                     60 Westpark Dr
   6          (6)        1   270 Corporate Center                                 20201, 20250, 20251, 20300 Century Boulevard
   7          (7)        1   Magnolia Mall                                        2701 David McLeod Blvd.
   8                     1   La Playa Beach and Golf Resort                       9891 Gulfshore Drive
   9          (8)        1   424 West 33rd Street                                 424 West 33rd Street
  10          (9)        1   TAG Portfolio                                        Various
  10A                    1   Corridors I  & Corridors II                          2651-55 Warrenville Road
  10B                    1   Loudoun  II                                          45195 Business Court
  11          (10)       1   Palmolive Building Retail                            919 North Michigan Avenue
  12          (11)       1   1345 Avenue of the Americas                          1345 Avenue of the Americas
  13          (12)       1   1750 Old Meadow Road                                 1750 Old Meadow Road
  14                     1   North River Shopping Center                          125 Church Street
  15                     2   Sandpiper Apartments                                 4650 West Oakley Blvd
  16          (13)       1   One Hoyt Street                                      One Hoyt Street
  17                     2   2500 Inverrary Club Apartments                       2580 NW 56th Avenue
  18                     1   Pacific Prestige Properties I DE, LLC                Various
  18A                    1   2140 Pacific Avenue                                  2140 Pacific Avenue
  18B                    1   650 Alvarado                                         650 Alvarado Street
  18C                    1   660 Clipper                                          660 Clipper Street
  18D                    1   610 Clipper                                          610 Clipper Street
  18E                    1   2120 California                                      2120 California Street
  18F                    1   3099 Washington                                      3099 Washington Street
  18G                    1   244 Grattan                                          244 Grattan Street
  19                     1   Wedgewood II                                         4600 Wedgewood Boulevard
  20                     1   Tigertown                                            2263 Tiger Town Parkway
  21                     1   Polo Towne Center                                    2000-2018 North Dallas Parkway
  22          (21)       1   West Hartford Portfolio                              1001 Farmington Avenue, 18 North Main Street,
                                                                                     61 South Main Street, 65 LaSalle Road
                                                                                     and 41 North Main Street
  23                     2   The Commons Apartments                               275 Union Avenue
  24          (14)       1   South Bay Office Tower                               3031 Tisch Way
  25          (15)       1   Park Avenue Plaza                                    55 East 52nd Street
  26                     2   Loch Raven Apartments                                1710 Waverly Way
  27                     1   Stadium Plaza                                        2001 West Worley
  28                     1   Centre at Lake in the Hills                          101 N. Randall Road, 261-289 N. Randall Road,
                                                                                    71-91 N. Randall Road & 2350-2420
                                                                                    W. Algonquin Road
  29                     1   Oak Grove at Wildewood                               81 Mallet Hill Road
  30                     1   Indian Creek                                         1152 Indian Run Drive
  31                     1   Crossroads West                                      2101 W. Broadway
  32                     1   Fairfax Junction                                     11001 Lee Highway
  33                     1   Oak Grove at Lexington                               3901 Rapid Run Drive
  34                     1   Burke Towne Center                                   6030 - 6050 Burke Commons Road
  35          (22)       1   Residence Inn Southington                            778 West Street
  36       (16), (22)    1   96th Street                                          743-745 Amsterdam Ave.
  37          (17)       1   1545 Wilshire                                        1545 Wilshire Boulevard
  38                     1   Cipriano Square                                      8831-8855 Greenbelt Road
  39                     2   LEM-RAY Properties I DE, LLC                         Various
  39A                    2   935 Geary                                            935 Geary Street
  39B                    2   81 Ninth St                                          81 9th Street
  40                     1   Centre @ Greenway                                    3831 Richmond Ave
  41                     1   Star Plaza                                           2402 Bay Area Boulevard
  42                     1   McDermott                                            2023-2035 McDermott Road
  43                     1   Oxford Point Shopping Center                         110 Lincoln Hwy
  44                     1   Grand View                                           8135 Callaghan Road
  45                     1   Lake Worth West                                      6400-6490 Lake Worth Rd & 4180 Jog Rd
  46                     2   Regency Park                                         701 Gilmer Road
  47                     1   9200 Mentor Avenue                                   9200 Mentor Avenue
  48          (22)       1   Residence Inn Danbury                                22 Segar Street
  49                     1   Kiln Creek                                           209 and 211 Village Avenue
  50                     2   Sierra Vista Apartments                              710 South Hardy Drive
  51                     1   Centre Court                                         6010 Sandy Springs Circle
  52                     1   Bealeton Village Center                              6346-6394 Village Center Drive
  53                     2   Copper Mountain                                      2501 Bacon Ranch Road
  54                     1   401 Frederick                                        401 Frederick Ave
  55                     1   Chesapeake Square                                    25102 Lankford Hwy
  56                     1   Crossroads West SC                                   300 S 291 Highway
  57                     1   2024 West 6th Street                                 2024 West 6th Street
  58          (22)       1   Courtyard Warwick                                    55 Jefferson Park Road
  59                     1   Ulster Terrace                                       4955 South Ulster Street
  60                     2   The Lodge Apartments                                 5577 Northwest 50th Street
  61                     1   Hermes Plaza                                         7311-7327 San Pedro Avenue
  62                     2   Remington Apartments                                 521 NW 5th Ave, 925 N Krome Ave, 906 NW 1st Ave,
                                                                                    480 NW 6th St, 460 NW 6th St, 186/194 NW 2nd St,
                                                                                    110 NE 10th St, 960 NE 1st Ave, 55 NE 9th Ct,
                                                                                    938 NW 1st Ave, 930 NW 1st Ave, 67 NE 9th Ct,
                                                                                    931 NW 2nd Ave, 1223 NE 1st Ave, 155 NW 10th St,
                                                                                    30100 Old Dixie Hwy
  63                     1   K-Mart Bloomfield Hills                              2101 Telegraph Road
  64                     1   2065 West 6th Street                                 2065 West 6th Street
  65                     1   Lexington Commons                                    10156-10192 West Broad Street
  66                     1   Kmart Greenwood                                      Highway 72 Bypass NW & Highway 25
  67                     1   Pine Tree Plaza                                      4311 Lincolnway Boulevard
  68          (22)       1   Walgreens - St. Louis                                3720 N. Kingshighway
  69                     2   The Cottages                                         1 Cottage Drive
  70                     1   Downey Petco                                         8550 & 8580 Firestone Blvd
  71          (18)       1   Walgreens - Albuquerque                              6605 4th Street Northwest
  72                     1   Mr. Van Gard Self Storage                            17811 Bothell Everett Highway
  73                     1   Val Vista Gateway                                    1935-1939 South Val Vista Drive
  74          (18)       1   Walgreens - Oklahoma City                            2345 Classen Boulevard
  75                     1   Savoy Shopping Center                                8511-8521 Liberty Road
  76                     1   New York Plaza                                       1909-1917 E. Park Row
  77                     1   RBC Centura                                          Various
  77A                    1   RBC Centura - Duluth                                 3764 Steve Reynolds Boulevard
  77B                    1   RBC Centura - Acworth                                4408 Cobb Parkway
  78          (22)       1   Walgreens - Rochester                                2985 Crooks Road
  79                     1   University Mall                                      3838 Hardy Street
  80                     1   Grants Ferry                                         5610 Hwy 25 (Lakeland Drive)
  81                     1   1332 North Moorpark Road                             1332 North Moorpark Road
  82                     1   Woodlawn Plaza                                       8610-8648 Mexico Road
  83                     2   Summit Ridge Apartments                              408 Summit Ridge
  84          (22)       1   Inn @ Northrup Station                               2025 NW Northrup
  85          (22)       1   Stock Building Supply                                1224 West Stock Road
  86          (22)       1   CVS - Montgomery                                     3190 Zelda Court
  87          (18)       1   CVS - Cornwall                                       65 Quaker Avenue
  88                     1   Storage America                                      1425 S.W. 10th Street
  89                     1   Southlake Marketplace Phase II                       2001 W Southlake Blvd.
  90                     2   Hillcrest Estate Apartments                          101 North Crestland Drive
  91                     1   Crossroads Centre Shopping Center                    105 East End Boulevard
  92                     1   Hampton Inn - Niceville                              4400 Ansley Drive
  93                     2   Friendly Village of Adrian                           1100 S. Main Street
  94                     1   Atlantis Plaza                                       6074 Congress Avenue
  95          (18)       1   CVS - Jersey Shore                                   1321 Allegheny Street
  96                     1   CVS - Douglas                                        912 West Ward Street
  97                     1   Walgreens Hillside                                   109 Hillside Avenue
  98          (19)       1   Lodi Building                                        147 Main Street
  99                     1   CVS Scituate Harbor                                  100-106 Front Street
  100                    1   Auburndale                                           2122 West Highway 92
  101                    1   Ardmore Shopping Center                              601 N. Commerce Street
  102                    1   Tim Smith Portfolio                                  Various
 102A                    1   Rolling Hills Community                              S.R 15 and U.S. 24
 102B                    1   Edgeview Community                                   103 Stadium Drive
 102C                    1   Brentwood Community                                  12863 US-24
 102D                    1   Northland Senior Community                           13763 County Road East
  103                    1   Lombard Place I DE, LLC                              1304 Lombard Street
  104         (22)       2   Stonewall I & II                                     3423 Sevier Avenue and 5022 Chapman Highway
  105                    1   Shoppes at Lakeview                                  12488 W. Atlantic Boulevard
  106                    2   Cornerstone Apartments                               1002 Grosvenor Blvd.
  107                    2   Park Place                                           3611 Maplewood Avenue
  108         (20)       1   Affordable Self Storage & Tech Business Center       3114 Augusta Tech Dr
  109                    1   Sanford II                                           1681 Rinehart Road
  110                    1   West Point Station                                   1416 Lee Street
  111                    1   Argonne Mission Center                               1521 North Argonne Road
  112                    2   Marvin Gardens Apartments                            500 West 6th Street
  113         (23)       1   Mallory Station III                                  390 Mallory Station Road
  114                    1   Idaho Self Storage                                   10908 West Fairview Ave.
  115                    1   Aaron Self Storage                                   2595 E. Highway 25/70
  116                    1   Hardy Street Station                                 3901 Hardy Street
  117                    1   Storage USA                                          7230 Airways Blvd




                                                                 CROSS                   ORIGINAL            CUT-OFF DATE
CONTROL                                                     COLLATERALIZED                BALANCE               BALANCE
  NO.                 CITY          STATE        ZIP          GROUPS (24)                  ($)                   ($)
--------------------------------------------------------------------------------------------------------------------------

   1          New York              NY          10166     No                            285,131,898           285,131,898
   2          Providence            RI          02903     No                            273,600,000           273,600,000
   3          Chicago               IL          60661     No                            220,000,000           220,000,000
   4          Various               Various    Various    No                            177,900,000           177,900,000
  4A1         Poughkeepsie          NY          12601     Yes (LB-B)
  4A2         Red Bank              NJ          07701     Yes (LB-B)
  4A3         Norwalk               CT          06851     Yes (LB-B)
  4A4         Rye                   NY          10580     Yes (LB-B)
  4A5         Annapolis             MD          21401     Yes (LB-B)
  4A6         Creve Coeur           MO          63146     Yes (LB-B)
  4A7         Homewood              AL          35209     Yes (LB-B)
  4A8         Silver Spring         MD          20904     Yes (LB-B)
  4A9         Boulder               CO          80301     Yes (LB-B)
 4A10         Tampa                 FL          33607     Yes (LB-B)
 4A11         Lincolnshire          IL          60069     Yes (LB-B)
 4A12         Wayne                 PA          19087     Yes (LB-B)
 4A13         Larkspur              CA          94939     Yes (LB-B)
 4A14         Foster City           CA          94404     Yes (LB-B)
 4A15         St. Petersburg        FL          33762     Yes (LB-B)
 4A16         Oakbrook Terrace      IL          60181     Yes (LB-B)
 4A17         Livonia               MI          48152     Yes (LB-B)
 4A18         Manassas              VA          20109     Yes (LB-B)
 4A19         St. Louis             MO          63146     Yes (LB-B)
 4A20         Wallingford           CT          06492     Yes (LB-B)
 4A21         Deerfield             IL          60015     Yes (LB-B)
 4A22         Torrance              CA          90505     Yes (LB-B)
 4A23         West Palm Beach       FL          33407     Yes (LB-B)
 4A24         Overland Park         KS          66210     Yes (LB-B)
 4A25         Highland Park         IL          60035     Yes (LB-B)
 4A26         Romulus               MI          48174     Yes (LB-B)
 4A27         Arlington Heights     IL          60005     Yes (LB-B)
 4A28         Cupertino             CA          95014     Yes (LB-B)
 4A29         Hacienda Heights      CA          91745     Yes (LB-B)
 4A30         Palm Springs          CA          92262     Yes (LB-B)
 4A31         Ft. Myers             FL          33916     Yes (LB-B)
 4A32         Plantation            FL          33324     Yes (LB-B)
 4A33         Fresno                CA          93710     Yes (LB-B)
 4A34         Little Rock           AR          72211     Yes (LB-B)
 4A35         Rockford              IL          61108     Yes (LB-B)
 4A36         Oklahoma City         OK          73108     Yes (LB-B)
 4A37         Hoover                AL          35244     Yes (LB-B)
 4A38         Huntsville            AL          35816     Yes (LB-B)
 4A39         Indianapolis          IN          46250     Yes (LB-B)
 4A40         Lexington             KY          40511     Yes (LB-B)
 4A41         Tukwila               WA          98188     Yes (LB-B)
 4A42         Nashville             TN          37214     Yes (LB-B)
 4A43         College Park          GA          30337     Yes (LB-B)
 4A44         Waukegan              IL          60085     Yes (LB-B)
 4A45         Tucson                AZ          85706     Yes (LB-B)
 4A46         Duluth                GA          30096     Yes (LB-B)
 4A47         Holland               OH          43528     Yes (LB-B)
 4A48         Bakersfield           CA          93308     Yes (LB-B)
 4A49         Charlottesville       VA          22901     Yes (LB-B)
 4A50         Mendota Heights       MN          55120     Yes (LB-B)
 4A51         Atlanta               GA          30328     Yes (LB-B)
 4A52         Greenwood Village     CO          80111     Yes (LB-B)
 4A53         Mesa                  AZ          85210     Yes (LB-B)
 4A54         Memphis               TN          38132     Yes (LB-B)
 4A55         Plano                 TX          75093     Yes (LB-B)
 4A56         Cary                  NC          27511     Yes (LB-B)
 4A57         Miamisburg            OH          45432     Yes (LB-B)
 4A58         Charlotte             NC          28210     Yes (LB-B)
 4A59         San Antonio           TX          78204     Yes (LB-B)
 4A60         Phoenix               AZ          85051     Yes (LB-B)
 4A61         Beaverton             OR          97008     Yes (LB-B)
 4A62         Richardson            TX          75081     Yes (LB-B)
 4A63         Andover               MA          01810     Yes (LB-B)
 4A64         Greenville            SC          29615     Yes (LB-B)
   5          Various               Various    Various    No                             80,000,000            80,000,000
  5A          Old Saybrook          CT          06475     Yes (LB-F)
  5B          Baltimore             MD          21237     Yes (LB-F)
  5C          Naples                FL          34109     Yes (LB-F)
  5D          Miami                 FL          33162     Yes (LB-F)
  5E          Stuart                FL          34994     Yes (LB-F)
  5F          Ostrems Way           CA          92407     Yes (LB-F)
  5G          Boyton Beach          FL          33437     Yes (LB-F)
  5H          Orlando               FL          32806     Yes (LB-F)
  5I          Stamford              CT          06902     Yes (LB-F)
  5J          Bristol               CT          06010     Yes (LB-F)
  5K          Apple Valley          CA          92307     Yes (LB-F)
  5L          Monroe                CT          06468     Yes (LB-F)
  5M          Memphis               TN          38112     Yes (LB-F)
  5N          Bellwood              IL          60104     Yes (LB-F)
  5O          Lancaster             CA          93535     Yes (LB-F)
  5P          West Chicago          IL          60185     Yes (LB-F)
  5Q          Newington             CT          06111     Yes (LB-F)
  5R          Gulfport              MS          39507     Yes (LB-F)
  5S          Bartlett              IL          60103     Yes (LB-F)
  5T          Newington             CT          06111     Yes (LB-F)
  5U          Old Saybrook          CT          06475     Yes (LB-F)
  5V          Dayton                OH          45431     Yes (LB-F)
  5W          Manchester            CT          06040     Yes (LB-F)
  5X          Centerville           OH          45459     Yes (LB-F)
   6          Germantown            MD          20874     No                             74,000,000            74,000,000
   7          Florence              SC          29501     No                             66,000,000            65,935,190
   8          Naples                FL          34108     No                             62,500,000            62,430,875
   9          New York              NY          10001     No                             54,000,000            53,849,117
  10          Various               Various    Various    No                             53,400,000            53,400,000
  10A         Downers Grove         IL          60515     Yes (LB-D)
  10B         Dulles                VA          20166     Yes (LB-D)
  11          Chicago               IL          60611     No                             52,800,000            52,800,000
  12          New York              NY          10105     No                             46,800,000            46,800,000
  13          McLean                VA          22102     No                             36,800,000            36,800,000
  14          Pembroke              MA          02359     No                             34,000,000            34,000,000
  15          Las Vegas             NV          89102     No                             32,000,000            32,000,000
  16          Brooklyn              NY          11201     No                             32,000,000            32,000,000
  17          Lauderhill            FL          33313     No                             30,000,000            30,000,000
  18          San Francisco         CA         Various    Yes (UBS-A)                    27,621,000            27,621,000
  18A         San Francisco         CA          94115     Yes (UBS-A)
  18B         San Francisco         CA          94114     Yes (UBS-A)
  18C         San Francisco         CA          94114     Yes (UBS-A)
  18D         San Francisco         CA          94114     Yes (UBS-A)
  18E         San Francisco         CA          94115     Yes (UBS-A)
  18F         San Francisco         CA          94115     Yes (UBS-A)
  18G         San Francisco         CA          94117     Yes (UBS-A)
  19          Frederick             MD          21703     No                             27,200,000            27,200,000
  20          Opelika               AL          36801     No                             25,504,400            25,504,400
  21          Plano                 TX          75093     No                             23,600,000            23,600,000
  22          West Hartford         CT          06107     No                             23,500,000            23,500,000
  23          Campbell              CA          95008     No                             23,000,000            23,000,000
  24          San Jose              CA          95128     No                             22,500,000            22,478,810
  25          New York              NY          10022     No                             19,350,000            19,350,000
  26          Baltimore             MD          21239     No                             17,000,000            17,000,000
  27          Columbia              MO          65203     No                             15,500,000            15,500,000
  28          Lake in the Hills     IL          60156     No                             15,200,000            15,200,000
  29          Columbia              SC          29223     No                             14,960,000            14,960,000
  30          Carrollton            TX          75010     No                             14,600,000            14,600,000
  31          Columbia              MO          65203     No                             13,500,000            13,500,000
  32          Fairfax               VA          22030     No                             13,425,000            13,425,000
  33          Lexington             KY          40515     No                             13,120,000            13,120,000
  34          Burke                 VA          22015     No                             12,425,000            12,425,000
  35          Southington           CT          06489     No                             11,100,000            11,100,000
  36          New York              NY          10025     No                             11,000,000            11,000,000
  37          Los Angeles           CA          90017     No                             11,000,000            11,000,000
  38          Greenbelt             MD          20770     No                             10,650,000            10,650,000
  39          San Francisco         CA         Various    Yes (UBS-A)                    10,606,000            10,606,000
  39A         San Francisco         CA          94109     Yes (UBS-A)
  39B         San Francisco         CA          94103     Yes (UBS-A)
  40          Houston               TX          77027     No                             10,550,000            10,518,858
  41          Houston               TX          77062     No                             10,060,000            10,060,000
  42          Allen                 TX          75013     No                              9,870,000             9,870,000
  43          Fairless Hills        PA          19030     No                              9,150,000             9,150,000
  44          San Antonio           TX          78230     No                              9,000,000             9,000,000
  45          Lake Worth            FL          33463     No                              8,750,000             8,723,309
  46          Longview              TX          75604     No                              8,400,000             8,400,000
  47          Mentor                OH          44060     No                              8,400,000             8,400,000
  48          Danbury               CT          06810     No                              8,164,000             8,164,000
  49          Yorktown              VA          23693     No                              8,140,000             8,140,000
  50          Tempe                 AZ          85281     No                              7,800,000             7,800,000
  51          Atlanta               GA          30328     No                              7,720,000             7,720,000
  52          Bealeton              VA          22712     No                              7,700,000             7,692,945
  53          Killeen               TX          76542     No                              7,120,000             7,120,000
  54          Gaithersburg          MD          20877     No                              6,880,000             6,880,000
  55          Onley                 VA          23418     No                              6,700,000             6,700,000
  56          Liberty               MO          64068     No                              6,600,000             6,600,000
  57          Los Angeles           CA          90057     No                              6,600,000             6,600,000
  58          Warwick               RI          02888     No                              6,575,000             6,575,000
  59          Denver                CO          80237     No                              6,565,000             6,565,000
  60          Oklahoma City         OK          73122     No                              6,282,000             6,275,634
  61          San Antonio           TX          78216     No                              6,000,000             6,000,000
  62          Homestead             FL          33030     No                              5,500,000             5,500,000
  63          Bloomfield            MI          48302     No                              5,500,000             5,500,000
  64          Los Angeles           CA          90057     No                              5,500,000             5,500,000
  65          Glen Allen            VA          23060     No                              5,475,000             5,475,000
  66          Greenwood             SC          29649     No                              5,450,000             5,444,713
  67          Sterling              IL          61081     No                              5,440,000             5,440,000
  68          St. Louis             MO          63115     No                              5,417,607             5,417,607
  69          Newnan                GA          30265     No                              5,355,000             5,355,000
  70          Downey                CA          90241     No                              5,300,000             5,300,000
  71          Albuquerque           NM          87107     No                              5,300,000             5,300,000
  72          Mill Creek            WA          98012     No                              5,250,000             5,239,420
  73          Mesa                  AZ          85204     No                              5,000,000             5,000,000
  74          Oklahoma City         OK          73106     No                              5,000,000             5,000,000
  75          Randallstown          MD          21133     No                              4,740,000             4,729,537
  76          Arlington             TX          76010     No                              4,700,000             4,700,000
  77          Various               GA         Various    No                              4,687,000             4,687,000
  77A         Duluth                GA          30096     Yes (UBS-J)
  77B         Acworth               GA          30101     Yes (UBS-J)
  78          Rochester Hills       MI          48309     No                              4,680,000             4,680,000
  79          Hattiesburg           MS          39401     Yes (LB-E)                      4,480,000             4,466,918
  80          Brandon               MS          39047     Yes (LB-E)                      4,320,000             4,307,386
  81          Thousand Oaks         CA          91362     No                              4,200,000             4,191,296
  82          O'Fallon              MO          63366     No                              4,100,000             4,091,773
  83          Oklahoma City         OK          73114     No                              3,810,000             3,810,000
  84          Portland              OR          97209     No                              3,800,000             3,800,000
  85          Ogden City            UT          84401     No                              3,615,000             3,615,000
  86          Montgomery            AL          36106     No                              3,591,000             3,591,000
  87          Cornwall              NY          12518     No                              3,587,000             3,587,000
  88          Delray Beach          FL          33444     No                              3,500,000             3,496,453
  89          Southlake             TX          76092     No                              3,470,000             3,470,000
  90          Norman                OK          73071     No                              3,425,000             3,425,000
  91          Marshall              TX          75670     No                              3,250,000             3,250,000
  92          Niceville             FL          32578     No                              3,200,000             3,200,000
  93          Adrian                MI          49221     No                              3,200,000             3,200,000
  94          Lantana               FL          33462     No                              3,200,000             3,193,297
  95          Jersey Shore          PA          17740     No                              3,178,000             3,178,000
  96          Douglas               GA          31533     No                              3,100,000             3,100,000
  97          New Hyde Park         NY          11040     No                              3,025,000             3,025,000
  98          Lodi                  NJ          07644     No                              3,000,000             2,997,161
  99          Scituate              MA          02066     No                              2,900,000             2,894,306
  100         Auburndale            FL          33823     No                              2,820,000             2,820,000
  101         Ardmore               OK          73401     No                              2,775,000             2,775,000
  102         Various               OH         Various    No                              2,580,000             2,572,498
 102A         Defiance              OH          43512     Yes (UBS-H)
 102B         Edgerton              OH          43517     Yes (UBS-H)
 102C         Cecil                 OH          45821     Yes (UBS-H)
 102D         Bryan                 OH          43506     Yes (UBS-H)
  103         San Francisco         CA          94109     Yes (UBS-A)                     2,473,000             2,473,000
  104         Knoxville             TN          37920     No                              2,450,000             2,450,000
  105         Coral Springs         FL          33071     No                              2,350,000             2,350,000
  106         San Antonio           TX          78221     No                              2,300,000             2,297,697
  107         Wichita Falls         TX          76308     No                              2,239,000             2,239,000
  108         Augusta               GA          30902     No                              2,100,000             2,095,639
  109         Sanford               FL          32771     No                              2,081,600             2,081,600
  110         West Point            VA          23181     No                              2,000,000             1,998,074
  111         Spokane               WA          99212     No                              1,925,000             1,925,000
  112         Irving                TX          75060     No                              1,850,000             1,844,571
  113         Franklin              TN          37067     No                              1,600,000             1,596,734
  114         Boise                 ID          83713     No                              1,500,000             1,500,000
  115         Dandridge             TN          37725     No                              1,440,000             1,435,604
  116         Hattiesburg           MS          39401     No                              1,400,000             1,393,850
  117         Southaven             MS          38671     No                              1,135,000             1,123,978




                             % OF AGGREGATE        CUMULATIVE %                                   ADMINISTRATIVE      INTEREST
      CONTROL                 CUT-OFF DATE       OF INITIAL POOL          MORTGAGE                     COST           ACCRUAL
        NO.                      BALANCE              BALANCE             RATE (%)                   RATE (%)         BASIS
-----------------------------------------------------------------------------------------------------------------------------------

         1                         12.1%                12.1%            5.4896646                   0.02075        Actual/360
         2                         11.6%                23.7%            5.1400000                   0.02075        Actual/360
         3                          9.3%                33.0%            5.7320000                   0.02075        Actual/360
         4                          7.5%                40.6%            5.6903889                   0.02075        Actual/360
        4A1
        4A2
        4A3
        4A4
        4A5
        4A6
        4A7
        4A8
        4A9
       4A10
       4A11
       4A12
       4A13
       4A14
       4A15
       4A16
       4A17
       4A18
       4A19
       4A20
       4A21
       4A22
       4A23
       4A24
       4A25
       4A26
       4A27
       4A28
       4A29
       4A30
       4A31
       4A32
       4A33
       4A34
       4A35
       4A36
       4A37
       4A38
       4A39
       4A40
       4A41
       4A42
       4A43
       4A44
       4A45
       4A46
       4A47
       4A48
       4A49
       4A50
       4A51
       4A52
       4A53
       4A54
       4A55
       4A56
       4A57
       4A58
       4A59
       4A60
       4A61
       4A62
       4A63
       4A64
         5                          3.4%                43.9%            5.1300000                   0.02075        Actual/360
        5A
        5B
        5C
        5D
        5E
        5F
        5G
        5H
        5I
        5J
        5K
        5L
        5M
        5N
        5O
        5P
        5Q
        5R
        5S
        5T
        5U
        5V
        5W
        5X
         6                          3.1%                47.1%            5.0900000                   0.02075        Actual/360
         7                          2.8%                49.9%            5.3300000                   0.02075        Actual/360
         8                          2.6%                52.5%            5.4900000                   0.02075        Actual/360
         9                          2.3%                54.8%            5.8000000                   0.02075        Actual/360
        10                          2.3%                57.1%            5.3350000                   0.02075        Actual/360
        10A
        10B
        11                          2.2%                59.3%            5.5300000                   0.02075        Actual/360
        12                          2.0%                61.3%            5.3645000                   0.01325        Actual/360
        13                          1.6%                62.8%            5.2900000                   0.02075        Actual/360
        14                          1.4%                64.3%            5.2600000                   0.06075        Actual/360
        15                          1.4%                65.6%            5.1400000                   0.02075        Actual/360
        16                          1.4%                67.0%            5.3300000                   0.02075        Actual/360
        17                          1.3%                68.3%            5.2450000                   0.02075        Actual/360
        18                          1.2%                69.4%            6.1800000                   0.02075        Actual/360
        18A
        18B
        18C
        18D
        18E
        18F
        18G
        19                          1.2%                70.6%            5.1200000                   0.02075        Actual/360
        20                          1.1%                71.7%            5.4400000                   0.02075        Actual/360
        21                          1.0%                72.7%            6.1398000                   0.02075        Actual/360
        22                          1.0%                73.7%            5.3330000                   0.02075        Actual/360
        23                          1.0%                74.7%            4.8400000                   0.02075        Actual/360
        24                          1.0%                75.6%            5.5000000                   0.02075        Actual/360
        25                          0.8%                76.4%            5.3911000                   0.01325        Actual/360
        26                          0.7%                77.1%            5.2140000                   0.02075        Actual/360
        27                          0.7%                77.8%            5.2700000                   0.02075        Actual/360
        28                          0.6%                78.4%            5.3500000                   0.02075        Actual/360
        29                          0.6%                79.1%            4.9900000                   0.02075        Actual/360
        30                          0.6%                79.7%            5.3100000                   0.02075        Actual/360
        31                          0.6%                80.3%            5.1700000                   0.02075        Actual/360
        32                          0.6%                80.8%            6.0923000                   0.02075        Actual/360
        33                          0.6%                81.4%            4.9900000                   0.02075        Actual/360
        34                          0.5%                81.9%            6.1431000                   0.02075        Actual/360
        35                          0.5%                82.4%            5.4465000                   0.02075        Actual/360
        36                          0.5%                82.9%            5.5300000                   0.02075        Actual/360
        37                          0.5%                83.3%            5.4600000                   0.02075        Actual/360
        38                          0.5%                83.8%            5.5400000                   0.02075        Actual/360
        39                          0.4%                84.2%            6.1800000                   0.02075        Actual/360
        39A
        39B
        40                          0.4%                84.7%            5.5600000                   0.02075        Actual/360
        41                          0.4%                85.1%            5.9500000                   0.02075        Actual/360
        42                          0.4%                85.5%            5.9368000                   0.02075        Actual/360
        43                          0.4%                85.9%            5.3600000                   0.02075        Actual/360
        44                          0.4%                86.3%            5.3800000                   0.02075        Actual/360
        45                          0.4%                86.7%            5.3400000                   0.02075        Actual/360
        46                          0.4%                87.0%            5.1000000                   0.02075        Actual/360
        47                          0.4%                87.4%            5.3171000                   0.02075        Actual/360
        48                          0.3%                87.7%            5.4465000                   0.02075        Actual/360
        49                          0.3%                88.1%            5.8800000                   0.02075        Actual/360
        50                          0.3%                88.4%            5.3200000                   0.11075        Actual/360
        51                          0.3%                88.7%            5.9500000                   0.02075        Actual/360
        52                          0.3%                89.0%            5.6100000                   0.02075        Actual/360
        53                          0.3%                89.3%            5.5100000                   0.11075        Actual/360
        54                          0.3%                89.6%            5.9250000                   0.02075        Actual/360
        55                          0.3%                89.9%            5.1000000                   0.02075        Actual/360
        56                          0.3%                90.2%            5.4000000                   0.06075        Actual/360
        57                          0.3%                90.5%            5.7100000                   0.02075        Actual/360
        58                          0.3%                90.8%            5.4700000                   0.02075        Actual/360
        59                          0.3%                91.0%            5.9500000                   0.02075        Actual/360
        60                          0.3%                91.3%            5.2000000                   0.02075        Actual/360
        61                          0.3%                91.6%            5.5000000                   0.02075        Actual/360
        62                          0.2%                91.8%            5.2500000                   0.02075        Actual/360
        63                          0.2%                92.0%            5.4000000                   0.02075        Actual/360
        64                          0.2%                92.3%            5.7100000                   0.02075        Actual/360
        65                          0.2%                92.5%            6.2015000                   0.02075        Actual/360
        66                          0.2%                92.7%            5.3800000                   0.11075        Actual/360
        67                          0.2%                93.0%            5.4100000                   0.02075        Actual/360
        68                          0.2%                93.2%            5.3200000                   0.02075        Actual/360
        69                          0.2%                93.4%            6.2800000                   0.02075        Actual/360
        70                          0.2%                93.6%            5.3800000                   0.06075        Actual/360
        71                          0.2%                93.9%            5.4000000                   0.02075        Actual/360
        72                          0.2%                94.1%            5.5600000                   0.02075        Actual/360
        73                          0.2%                94.3%            5.8700000                   0.08075        Actual/360
        74                          0.2%                94.5%            5.4000000                   0.02075        Actual/360
        75                          0.2%                94.7%            5.8500000                   0.02075        Actual/360
        76                          0.2%                94.9%            5.2100000                   0.02075        Actual/360
        77                          0.2%                95.1%            5.8750000                   0.02075        Actual/360
        77A
        77B
        78                          0.2%                95.3%            5.2800000                   0.02075        Actual/360
        79                          0.2%                95.5%            5.6000000                   0.02075        Actual/360
        80                          0.2%                95.7%            5.6000000                   0.02075        Actual/360
        81                          0.2%                95.9%            5.4300000                   0.08075        Actual/360
        82                          0.2%                96.0%            5.5800000                   0.02075        Actual/360
        83                          0.2%                96.2%            5.2500000                   0.02075        Actual/360
        84                          0.2%                96.3%            5.9900000                   0.02075        Actual/360
        85                          0.2%                96.5%            5.4600000                   0.02075        Actual/360
        86                          0.2%                96.7%            5.4800000                   0.02075        Actual/360
        87                          0.2%                96.8%            5.6800000                   0.02075        Actual/360
        88                          0.1%                97.0%            5.2000000                   0.11075        Actual/360
        89                          0.1%                97.1%            5.2100000                   0.02075        Actual/360
        90                          0.1%                97.2%            5.2500000                   0.02075        Actual/360
        91                          0.1%                97.4%            5.2600000                   0.02075        Actual/360
        92                          0.1%                97.5%            5.6500000                   0.02075        Actual/360
        93                          0.1%                97.7%            5.5300000                   0.02075        Actual/360
        94                          0.1%                97.8%            5.3800000                   0.02075        Actual/360
        95                          0.1%                97.9%            5.3700000                   0.02075        Actual/360
        96                          0.1%                98.1%            5.4800000                   0.02075        Actual/360
        97                          0.1%                98.2%            5.5100000                   0.02075        Actual/360
        98                          0.1%                98.3%            5.4800000                   0.02075        Actual/360
        99                          0.1%                98.4%            5.6800000                   0.02075        Actual/360
        100                         0.1%                98.6%            5.5500000                   0.02075        Actual/360
        101                         0.1%                98.7%            5.4500000                   0.11075        Actual/360
        102                         0.1%                98.8%            5.6250000                   0.02075        Actual/360
       102A
       102B
       102C
       102D
        103                         0.1%                98.9%            6.1800000                   0.02075        Actual/360
        104                         0.1%                99.0%            5.6000000                   0.08075        Actual/360
        105                         0.1%                99.1%            5.2800000                   0.02075        Actual/360
        106                         0.1%                99.2%            5.2500000                   0.11075        Actual/360
        107                         0.1%                99.3%            5.2500000                   0.02075        Actual/360
        108                         0.1%                99.4%            5.4200000                   0.11075        Actual/360
        109                         0.1%                99.5%            5.4500000                   0.02075        Actual/360
        110                         0.1%                99.5%            5.4100000                   0.02075        Actual/360
        111                         0.1%                99.6%            5.3100000                   0.02075        Actual/360
        112                         0.1%                99.7%            5.5700000                   0.02075        Actual/360
        113                         0.1%                99.8%            5.5000000                   0.02075        Actual/360
        114                         0.1%                99.8%            5.5100000                   0.02075        Actual/360
        115                         0.1%                99.9%            5.4100000                   0.11075        Actual/360
        116                         0.1%               100.0%            5.6000000                   0.02075        Actual/360
        117                         0.0%               100.0%            5.3000000                   0.02075        Actual/360




                                                              ORIGINAL                      REMAINING                 ORIGINAL
 CONTROL                 AMORTIZATION                       INTEREST-ONLY                 INTEREST-ONLY               TERM TO
   NO.                       TYPE                           PERIOD (MOS.)                 PERIOD (MOS.)           MATURITY (MOS.)
---------------------------------------------------------------------------------------------------------------------------------

    1          Interest-Only                                     120                           117                       120
    2          Balloon                                             0                             0                        60
    3          Interest-Only                                     120                           118                       120
    4          Interest-Only, Balloon                             36                            32                       120
   4A1
   4A2
   4A3
   4A4
   4A5
   4A6
   4A7
   4A8
   4A9
  4A10
  4A11
  4A12
  4A13
  4A14
  4A15
  4A16
  4A17
  4A18
  4A19
  4A20
  4A21
  4A22
  4A23
  4A24
  4A25
  4A26
  4A27
  4A28
  4A29
  4A30
  4A31
  4A32
  4A33
  4A34
  4A35
  4A36
  4A37
  4A38
  4A39
  4A40
  4A41
  4A42
  4A43
  4A44
  4A45
  4A46
  4A47
  4A48
  4A49
  4A50
  4A51
  4A52
  4A53
  4A54
  4A55
  4A56
  4A57
  4A58
  4A59
  4A60
  4A61
  4A62
  4A63
  4A64
    5          Interest-Only, Balloon                             24                            24                        84
   5A
   5B
   5C
   5D
   5E
   5F
   5G
   5H
   5I
   5J
   5K
   5L
   5M
   5N
   5O
   5P
   5Q
   5R
   5S
   5T
   5U
   5V
   5W
   5X
    6          Interest-Only, Balloon                             47                            47                       119
    7          Balloon                                             0                             0                       120
    8          Balloon                                             0                             0                       120
    9          Balloon                                             0                             0                       108
   10          Interest-Only                                      72                            72                        72
   10A
   10B
   11          Interest-Only                                     120                           120                       120
   12          Interest-Only, Fully Amortizing                    24                            23                       121
   13          Balloon                                             0                             0                       119
   14          Interest-Only, Balloon                             24                            22                       120
   15          Interest-Only, Balloon                             84                            83                       120
   16          Interest-Only                                     120                           120                       120
   17          Interest-Only, Balloon                             24                            24                       120
   18          Interest-Only                                      60                            60                        60
   18A
   18B
   18C
   18D
   18E
   18F
   18G
   19          Interest-Only, Balloon                             47                            47                       119
   20          Interest-Only                                     120                           118                       120
   21          Interest-Only, Balloon                             60                            57                       180
   22          Interest-Only, Balloon                             36                            36                       120
   23          Interest-Only                                      60                            60                        60
   24          Balloon                                             0                             0                        60
   25          Interest-Only, Fully Amortizing                    30                            30                       121
   26          Interest-Only                                     120                           120                       120
   27          Interest-Only                                     120                           119                       120
   28          Interest-Only, Balloon                             60                            60                       120
   29          Interest-Only                                      60                            59                        60
   30          Interest-Only                                     120                           120                       120
   31          Interest-Only                                     120                           119                       120
   32          Interest-Only, Balloon                             60                            56                       180
   33          Interest-Only                                      60                            59                        60
   34          Interest-Only, Balloon                             56                            53                       176
   35          Interest-Only, Balloon                             36                            36                       120
   36          Interest-Only                                     120                           120                       120
   37          Balloon                                             0                             0                       120
   38          Interest-Only, Balloon                             60                            58                       180
   39          Interest-Only                                      60                            60                        60
   39A
   39B
   40          Balloon                                             0                             0                       120
   41          Interest-Only, Balloon                             60                            57                       180
   42          Interest-Only, Balloon                             60                            58                       180
   43          Balloon                                             0                             0                       120
   44          Interest-Only, Balloon                             24                            22                       144
   45          Balloon                                             0                             0                       120
   46          Interest-Only, Balloon                             60                            59                       120
   47          Balloon                                             0                             0                       120
   48          Interest-Only, Balloon                             36                            36                       120
   49          Interest-Only, Balloon                             60                            56                       180
   50          Interest-Only, Balloon                             24                            23                       108
   51          Interest-Only, Balloon                             60                            57                       180
   52          Balloon                                             0                             0                       120
   53          Interest-Only, Balloon                             36                            33                       108
   54          Interest-Only, Balloon                             60                            56                       180
   55          Interest-Only, Balloon                             36                            35                       120
   56          Interest-Only, Balloon                             24                            23                       120
   57          Balloon                                             0                             0                       120
   58          Interest-Only, Balloon                             36                            36                       120
   59          Interest-Only, Balloon                             60                            57                       180
   60          Balloon                                             0                             0                       120
   61          Interest-Only, Balloon                             36                            35                       144
   62          Interest-Only, ARD                                 24                            23                        60
   63          Interest-Only, Balloon                             36                            35                       120
   64          Balloon                                             0                             0                       120
   65          Interest-Only, Balloon                             60                            57                       180
   66          Balloon                                             0                             0                       120
   67          Interest-Only, Balloon                             36                            36                       120
   68          Interest-Only                                     120                           120                       120
   69          Interest-Only                                     120                           118                       120
   70          Interest-Only, Balloon                             24                            23                       120
   71          Interest-Only                                     120                           119                       120
   72          Balloon                                             0                             0                       120
   73          Interest-Only, Balloon                             12                            10                       120
   74          Interest-Only                                     120                           119                       120
   75          Balloon                                             0                             0                       120
   76          Interest-Only, Balloon                             36                            35                       120
   77          Interest-Only                                      84                            84                        84
   77A
   77B
   78          Interest-Only                                     120                           120                       120
   79          Balloon                                             0                             0                       120
   80          Balloon                                             0                             0                       120
   81          Balloon                                             0                             0                       120
   82          Balloon                                             0                             0                       120
   83          Balloon                                             0                             0                       120
   84          Balloon                                             0                             0                       120
   85          Balloon                                             0                             0                       120
   86          Interest-Only                                     120                           120                       120
   87          Interest-Only                                     120                           119                       120
   88          Balloon                                             0                             0                       120
   89          Interest-Only                                      60                            59                        60
   90          Balloon                                             0                             0                       120
   91          Interest-Only, Balloon                             12                            11                       120
   92          Balloon                                             0                             0                       120
   93          Balloon                                             0                             0                       120
   94          Balloon                                             0                             0                       120
   95          Interest-Only                                     120                           120                       120
   96          Interest-Only                                     120                           120                       120
   97          Interest-Only, ARD                                 24                            23                       120
   98          Balloon                                             0                             0                       120
   99          Balloon                                             0                             0                       180
   100         Balloon                                             0                             0                       120
   101         Interest-Only, Balloon                             24                            22                       120
   102         Balloon                                             0                             0                       120
  102A
  102B
  102C
  102D
   103         Interest-Only                                      60                            60                        60
   104         Balloon                                             0                             0                       120
   105         Interest-Only, Balloon                             36                            34                       120
   106         Balloon                                             0                             0                       120
   107         Balloon                                             0                             0                       120
   108         Balloon                                             0                             0                       120
   109         Balloon                                             0                             0                       120
   110         Balloon                                             0                             0                       120
   111         Interest-Only, Balloon                             24                            21                       120
   112         Balloon                                             0                             0                       120
   113         Balloon                                             0                             0                       120
   114         Interest-Only, Balloon                             24                            24                       120
   115         Balloon                                             0                             0                       120
   116         Balloon                                             0                             0                       120
   117         Fully Amortizing                                    0                             0                        84




                                       REMAINING                 ORIGINAL                  REMAINING
      CONTROL                           TERM TO                AMORTIZATION               AMORTIZATION             ORIGINATION
        NO.                         MATURITY (MOS.)            TERM (MOS.)                TERM (MOS.)                  DATE
-------------------------------------------------------------------------------------------------------------------------------

         1                                117                        0                             0                  5/4/2005
         2                                 55                      360                           355                  3/9/2005
         3                                118                        0                             0                  6/3/2005
         4                                116                      294                           294                 3/29/2005
        4A1
        4A2
        4A3
        4A4
        4A5
        4A6
        4A7
        4A8
        4A9
       4A10
       4A11
       4A12
       4A13
       4A14
       4A15
       4A16
       4A17
       4A18
       4A19
       4A20
       4A21
       4A22
       4A23
       4A24
       4A25
       4A26
       4A27
       4A28
       4A29
       4A30
       4A31
       4A32
       4A33
       4A34
       4A35
       4A36
       4A37
       4A38
       4A39
       4A40
       4A41
       4A42
       4A43
       4A44
       4A45
       4A46
       4A47
       4A48
       4A49
       4A50
       4A51
       4A52
       4A53
       4A54
       4A55
       4A56
       4A57
       4A58
       4A59
       4A60
       4A61
       4A62
       4A63
       4A64
         5                                 84                      360                           360                 7/19/2005
        5A
        5B
        5C
        5D
        5E
        5F
        5G
        5H
        5I
        5J
        5K
        5L
        5M
        5N
        5O
        5P
        5Q
        5R
        5S
        5T
        5U
        5V
        5W
        5X
         6                                119                      360                           360                 7/12/2005
         7                                119                      360                           359                 7/11/2005
         8                                119                      336                           335                 6/27/2005
         9                                105                      360                           357                 5/10/2005
        10                                 72                        0                             0                 7/14/2005
        10A
        10B
        11                                120                        0                             0                  8/1/2005
        12                                120                       97                            97                  7/6/2005
        13                                119                      360                           360                 7/12/2005
        14                                118                      360                           360                  6/3/2005
        15                                119                      360                           360                 6/30/2005
        16                                120                        0                             0                 7/19/2005
        17                                120                      360                           360                 7/28/2005
        18                                 60                        0                             0                 7/14/2005
        18A
        18B
        18C
        18D
        18E
        18F
        18G
        19                                119                      360                           360                 7/12/2005
        20                                118                        0                             0                 5/18/2005
        21                                177                      360                           360                 4/13/2005
        22                                120                      360                           360                  8/1/2005
        23                                 60                        0                             0                 7/14/2005
        24                                 59                      360                           359                 6/30/2005
        25                                121                       91                            91                 7/25/2005
        26                                120                        0                             0                 7/27/2005
        27                                119                        0                             0                 6/15/2005
        28                                120                      360                           360                  8/2/2005
        29                                 59                        0                             0                 6/22/2005
        30                                120                        0                             0                 7/13/2005
        31                                119                        0                             0                 6/20/2005
        32                                176                      360                           360                 4/11/2005
        33                                 59                        0                             0                 6/22/2005
        34                                173                      360                           360                 4/21/2005
        35                                120                      360                           360                 8/11/2005
        36                                120                        0                             0                 8/11/2005
        37                                120                      360                           360                  8/3/2005
        38                                178                      360                           360                  6/9/2005
        39                                 60                        0                             0                 7/14/2005
        39A
        39B
        40                                117                      360                           357                 5/11/2005
        41                                177                      360                           360                 4/13/2005
        42                                178                      360                           360                 5/23/2005
        43                                120                      360                           360                 7/20/2005
        44                                142                      360                           360                 5/26/2005
        45                                118                      300                           298                 5/31/2005
        46                                119                      360                           360                 6/17/2005
        47                                120                      360                           360                 7/21/2005
        48                                120                      360                           360                 8/11/2005
        49                                176                      360                           360                  4/7/2005
        50                                107                      360                           360                  7/1/2005
        51                                177                      360                           360                 4/12/2005
        52                                119                      360                           359                 6/15/2005
        53                                105                      360                           360                  5/2/2005
        54                                176                      360                           360                 4/11/2005
        55                                119                      360                           360                 6/22/2005
        56                                119                      360                           360                  7/1/2005
        57                                120                      360                           360                  8/3/2005
        58                                120                      360                           360                 8/11/2005
        59                                177                      360                           360                 4/14/2005
        60                                119                      360                           359                 6/30/2005
        61                                143                      360                           360                 6/13/2005
        62                                 59                      360                           360                  7/7/2005
        63                                119                      360                           360                 6/16/2005
        64                                120                      360                           360                  8/3/2005
        65                                177                      360                           360                 4/13/2005
        66                                119                      360                           359                  7/8/2005
        67                                120                      360                           360                 7/29/2005
        68                                120                        0                             0                 8/11/2005
        69                                118                        0                             0                 5/19/2005
        70                                119                      360                           360                 6/16/2005
        71                                119                        0                             0                 7/11/2005
        72                                118                      360                           358                  6/9/2005
        73                                118                      360                           360                 5/27/2005
        74                                119                        0                             0                  7/8/2005
        75                                118                      336                           334                 5/13/2005
        76                                119                      360                           360                 6/28/2005
        77                                 84                        0                             0                 7/20/2005
        77A
        77B
        78                                120                        0                             0                 8/11/2005
        79                                118                      300                           298                 5/27/2005
        80                                118                      300                           298                 5/27/2005
        81                                118                      360                           358                  6/2/2005
        82                                118                      360                           358                  6/6/2005
        83                                120                      360                           360                  8/1/2005
        84                                120                      300                           300                 8/11/2005
        85                                120                      360                           360                 8/11/2005
        86                                120                        0                             0                 8/11/2005
        87                                119                        0                             0                  7/5/2005
        88                                119                      360                           359                 6/30/2005
        89                                 59                        0                             0                 6/20/2005
        90                                120                      360                           360                  8/1/2005
        91                                119                      300                           300                 6/17/2005
        92                                120                      300                           300                 7/19/2005
        93                                120                      360                           360                  8/3/2005
        94                                118                      360                           358                 5/31/2005
        95                                120                        0                             0                 7/20/2005
        96                                120                        0                             0                  8/3/2005
        97                                119                      360                           360                 6/21/2005
        98                                119                      360                           359                 6/15/2005
        99                                178                      360                           358                 5/19/2005
        100                               120                      360                           360                 7/22/2005
        101                               118                      336                           336                  6/2/2005
        102                               118                      300                           298                 5/27/2005
       102A
       102B
       102C
       102D
        103                                60                        0                             0                 7/14/2005
        104                               120                      300                           300                 8/11/2005
        105                               118                      360                           360                 5/25/2005
        106                               119                      360                           359                  7/1/2005
        107                               120                      360                           360                  8/1/2005
        108                               118                      360                           358                 5/18/2005
        109                               120                      360                           360                 7/15/2005
        110                               119                      360                           359                 6/13/2005
        111                               117                      360                           360                  5/6/2005
        112                               118                      300                           298                 5/27/2005
        113                               118                      360                           358                 6/10/2005
        114                               120                      360                           360                 7/22/2005
        115                               117                      360                           357                  5/9/2005
        116                               118                      240                           238                 5/27/2005
        117                                83                       84                            83                 6/22/2005




                                         MATURITY OR
      CONTROL                             ANTICIPATED                   BALLOON         PROPERTY
        NO.                             REPAYMENT DATE                BALANCE ($)         TYPE
----------------------------------------------------------------------------------------------------------------------

         1                                5/11/2015                  285,131,898         Office
         2                                3/11/2010                  255,759,617         Retail
         3                                6/11/2015                  220,000,000         Office
         4                                4/11/2015                  148,909,816         Hotel
        4A1                                                                              Hotel
        4A2                                                                              Hotel
        4A3                                                                              Hotel
        4A4                                                                              Hotel
        4A5                                                                              Hotel
        4A6                                                                              Hotel
        4A7                                                                              Hotel
        4A8                                                                              Hotel
        4A9                                                                              Hotel
       4A10                                                                              Hotel
       4A11                                                                              Hotel
       4A12                                                                              Hotel
       4A13                                                                              Hotel
       4A14                                                                              Hotel
       4A15                                                                              Hotel
       4A16                                                                              Hotel
       4A17                                                                              Hotel
       4A18                                                                              Hotel
       4A19                                                                              Hotel
       4A20                                                                              Hotel
       4A21                                                                              Hotel
       4A22                                                                              Hotel
       4A23                                                                              Hotel
       4A24                                                                              Hotel
       4A25                                                                              Hotel
       4A26                                                                              Hotel
       4A27                                                                              Hotel
       4A28                                                                              Hotel
       4A29                                                                              Hotel
       4A30                                                                              Hotel
       4A31                                                                              Hotel
       4A32                                                                              Hotel
       4A33                                                                              Hotel
       4A34                                                                              Hotel
       4A35                                                                              Hotel
       4A36                                                                              Hotel
       4A37                                                                              Hotel
       4A38                                                                              Hotel
       4A39                                                                              Hotel
       4A40                                                                              Hotel
       4A41                                                                              Hotel
       4A42                                                                              Hotel
       4A43                                                                              Hotel
       4A44                                                                              Hotel
       4A45                                                                              Hotel
       4A46                                                                              Hotel
       4A47                                                                              Hotel
       4A48                                                                              Hotel
       4A49                                                                              Hotel
       4A50                                                                              Hotel
       4A51                                                                              Hotel
       4A52                                                                              Hotel
       4A53                                                                              Hotel
       4A54                                                                              Hotel
       4A55                                                                              Hotel
       4A56                                                                              Hotel
       4A57                                                                              Hotel
       4A58                                                                              Hotel
       4A59                                                                              Hotel
       4A60                                                                              Hotel
       4A61                                                                              Hotel
       4A62                                                                              Hotel
       4A63                                                                              Hotel
       4A64                                                                              Hotel
         5                                8/11/2012                   73,936,023         Self-Storage
        5A                                                                               Self-Storage
        5B                                                                               Self-Storage
        5C                                                                               Self-Storage
        5D                                                                               Self-Storage
        5E                                                                               Self-Storage
        5F                                                                               Self-Storage
        5G                                                                               Self-Storage
        5H                                                                               Self-Storage
        5I                                                                               Self-Storage
        5J                                                                               Self-Storage
        5K                                                                               Self-Storage
        5L                                                                               Self-Storage
        5M                                                                               Self-Storage
        5N                                                                               Self-Storage
        5O                                                                               Self-Storage
        5P                                                                               Self-Storage
        5Q                                                                               Self-Storage
        5R                                                                               Self-Storage
        5S                                                                               Self-Storage
        5T                                                                               Self-Storage
        5U                                                                               Self-Storage
        5V                                                                               Self-Storage
        5W                                                                               Self-Storage
        5X                                                                               Self-Storage
         6                                7/11/2015                   67,021,002         Office
         7                                7/11/2015                   54,841,661         Retail
         8                                7/11/2015                   50,574,703         Hotel
         9                                5/11/2014                   46,616,038         Office
        10                                8/11/2011                   53,400,000         Office
        10A                                                                              Office
        10B                                                                              Office
        11                                8/11/2015                   47,389,019         Retail
        12                                 8/8/2015                            0         Office
        13                                7/11/2015                   30,601,727         Office
        14                                6/11/2015                   29,612,815         Retail
        15                                7/11/2015                   30,618,227         Multifamily
        16                                8/11/2015                   32,000,000         Office
        17                                8/11/2015                   26,118,955         Multifamily
        18                                8/11/2010                   27,621,000         Multifamily
        18A                                                                              Multifamily
        18B                                                                              Multifamily
        18C                                                                              Multifamily
        18D                                                                              Multifamily
        18E                                                                              Multifamily
        18F                                                                              Multifamily
        18G                                                                              Multifamily
        19                                7/11/2015                   24,648,199         Industrial/Warehouse
        20                                6/11/2015                   25,504,400         Retail
        21                                5/11/2020                   20,102,205         Retail
        22                                8/11/2015                   20,949,237         Office
        23                                8/11/2010                   23,000,000         Multifamily
        24                                7/11/2010                   20,903,889         Office
        25                                 9/8/2015                            0         Office
        26                                8/11/2015                   17,000,000         Multifamily
        27                                7/11/2015                   15,500,000         Retail
        28                                8/11/2015                   14,091,053         Retail
        29                                7/11/2010                   14,960,000         Multifamily
        30                                8/11/2015                   14,600,000         Multifamily
        31                                7/11/2015                   13,500,000         Retail
        32                                4/11/2020                   11,418,408         Retail
        33                                7/11/2010                   13,120,000         Multifamily
        34                                1/11/2020                   10,578,842         Retail
        35                                8/11/2015                    9,918,602         Hotel
        36                                8/11/2015                   11,000,000         Retail
        37                                8/11/2015                    9,176,798         Office
        38                                6/11/2020                    8,908,788         Retail
        39                                8/11/2010                   10,606,000         Multifamily
        39A                                                                              Multifamily
        39B                                                                              Multifamily
        40                                5/11/2015                    8,829,730         Retail
        41                                5/11/2020                    8,521,292         Retail
        42                                6/11/2020                    8,356,246         Retail
        43                                8/11/2015                    7,609,565         Retail
        44                                6/11/2017                    7,491,430         Retail
        45                                6/11/2015                    6,622,534         Retail
        46                                7/11/2015                    7,758,824         Multifamily
        47                                8/11/2015                    6,976,385         Other
        48                                8/11/2015                    7,295,086         Hotel
        49                                4/11/2020                    6,880,034         Retail
        50                                7/11/2014                    6,953,357         Multifamily
        51                                5/11/2020                    6,539,202         Retail
        52                                7/11/2015                    6,454,232         Retail
        53                                5/11/2014                    6,496,821         Multifamily
        54                                4/11/2020                    5,822,895         Retail
        55                                7/11/2015                    5,943,541         Retail
        56                                7/11/2015                    5,768,366         Retail
        57                                8/11/2015                    5,548,563         Retail
        58                                8/11/2015                    5,878,062         Hotel
        59                                5/11/2020                    5,560,864         Retail
        60                                7/11/2015                    5,198,387         Multifamily
        61                                7/11/2017                    5,137,509         Retail
        62                                7/11/2010                    5,268,373         Multifamily
        63                                7/11/2015                    4,910,150         Retail
        64                                8/11/2015                    4,623,801         Retail
        65                                5/11/2020                    4,671,855         Retail
        66                                7/11/2015                    4,535,734         Retail
        67                                8/11/2015                    4,857,329         Retail
        68                                8/11/2015                    5,417,607         Retail
        69                                6/11/2015                    5,355,000         Multifamily
        70                                7/11/2015                    4,629,923         Retail
        71                                7/11/2015                    5,300,000         Retail
        72                                6/11/2015                    4,393,522         Self-Storage
        73                                6/11/2015                    4,324,076         Retail
        74                                7/11/2015                    5,000,000         Retail
        75                                6/11/2015                    3,879,854         Retail
        76                                7/11/2015                    4,179,190         Retail
        77                                8/11/2012                    4,687,000         Retail
        77A                                                                              Retail
        77B                                                                              Retail
        78                                8/11/2015                    4,680,000         Retail
        79                                6/11/2015                    3,421,874         Retail
        80                                6/11/2015                    3,299,663         Retail
        81                                6/11/2015                    3,500,663         Retail
        82                                6/11/2015                    3,433,246         Retail
        83                                8/11/2015                    3,157,561         Multifamily
        84                                8/11/2015                    2,941,458         Hotel
        85                                8/11/2015                    3,015,830         Industrial/Warehouse
        86                                8/11/2015                    3,591,000         Retail
        87                                7/11/2015                    3,587,000         Retail
        88                                7/11/2015                    2,896,268         Self-Storage
        89                                 7/1/2010                    3,470,000         Retail
        90                                8/11/2015                    2,838,489         Multifamily
        91                                7/11/2015                    2,553,259         Retail
        92                                8/11/2015                    2,448,380         Hotel
        93                                8/11/2015                    2,675,419         Mobile Home Park
        94                                6/11/2015                    2,662,997         Retail
        95                                8/11/2015                    3,178,000         Retail
        96                                8/11/2015                    3,100,000         Retail
        97                                7/11/2015                    2,650,857         Retail
        98                                7/11/2015                    2,504,555         Retail
        99                                6/11/2020                    2,082,723         Retail
        100                               8/11/2015                    2,359,170         Retail
        101                               6/11/2015                    2,373,906         Retail
        102                               6/11/2015                    1,972,346         Mobile Home Park
       102A                                                                              Mobile Home Park
       102B                                                                              Mobile Home Park
       102C                                                                              Mobile Home Park
       102D                                                                              Mobile Home Park
        103                               8/11/2010                    2,473,000         Multifamily
        104                               8/11/2015                    1,871,288         Multifamily
        105                               6/11/2015                    2,092,616         Retail
        106                               7/11/2015                    1,906,303         Multifamily
        107                               8/11/2015                    1,855,585         Multifamily
        108                               6/11/2015                    1,749,784         Self-Storage
        109                               8/11/2015                    1,736,042         Retail
        110                               7/11/2015                    1,666,058         Retail
        111                               5/11/2015                    1,678,774         Retail
        112                               6/11/2015                    1,411,575         Multifamily
        113                               6/11/2015                    1,336,497         Office
        114                               8/11/2015                    1,314,387         Self-Storage
        115                               5/11/2015                    1,199,587         Self-Storage
        116                               6/11/2015                      903,659         Retail
        117                               7/11/2012                        4,347         Self-Storage




                                                                                               ANNUAL                 U/W NET
      CONTROL                             PREPAYMENT                                            DEBT                 OPERATING
        NO.                            PROVISIONS (24)                                       SERVICE ($)             INCOME ($)
------------------------------------------------------------------------------------------------------------------------------------

         1          L(28),D(89),O(3)                                                          15,870,185             83,962,322
         2          L(30),D(24),O(6)                                                          18,005,457             31,259,997
         3          L(27),D(87) or YM(87),O(6)                                                12,785,544             17,650,974
         4          L(29),D(88),O(3)                                                          13,635,976             73,505,163
        4A1
        4A2
        4A3
        4A4
        4A5
        4A6
        4A7
        4A8
        4A9
       4A10
       4A11
       4A12
       4A13
       4A14
       4A15
       4A16
       4A17
       4A18
       4A19
       4A20
       4A21
       4A22
       4A23
       4A24
       4A25
       4A26
       4A27
       4A28
       4A29
       4A30
       4A31
       4A32
       4A33
       4A34
       4A35
       4A36
       4A37
       4A38
       4A39
       4A40
       4A41
       4A42
       4A43
       4A44
       4A45
       4A46
       4A47
       4A48
       4A49
       4A50
       4A51
       4A52
       4A53
       4A54
       4A55
       4A56
       4A57
       4A58
       4A59
       4A60
       4A61
       4A62
       4A63
       4A64
         5          L(25),D(56),O(3)                                                           5,230,032              8,531,640
        5A
        5B
        5C
        5D
        5E
        5F
        5G
        5H
        5I
        5J
        5K
        5L
        5M
        5N
        5O
        5P
        5Q
        5R
        5S
        5T
        5U
        5V
        5W
        5X
         6          L(25),D(91),O(3)                                                           4,815,939              6,450,535
         7          L(26),D(91),O(3)                                                           4,412,779              5,897,360
         8          L(48),D(68),O(4)                                                           4,375,128              8,268,948
         9          L(48),YM(57),O(3)                                                          3,802,160              5,083,774
        10          L(25),YM1%(44),O(3)                                                        2,888,458              4,554,919
        10A
        10B
        11          L(25),D(94),O(1)                                                           3,902,218              3,616,542
        12          L(26),D(95)                                                                7,143,741             75,140,150
        13          L(25),D(91),O(3)                                                           2,449,484              3,430,275
        14          L(27),D(90),O(3)                                                           2,255,519              2,869,984
        15          L(36),D(84)                                                                2,094,375              2,648,512
        16          L(25),D(92),O(3)                                                           1,729,289              2,452,203
        17          L(48),D(72)                                                                1,986,819              2,611,232
        18          L(25),D(32),O(3)                                                           1,730,686              2,045,812
        18A
        18B
        18C
        18D
        18E
        18F
        18G
        19          L(25),D(91),O(3)                                                           1,776,201              2,279,465
        20          L(27),D(91),O(2)                                                           1,406,709              2,107,204
        21          L(25),YM1%(143),O(12)                                                      1,723,457              2,176,546
        22          L(25),D(92),O(3)                                                           1,571,743              2,006,630
        23          L(24),YM1%(33),O(3)                                                        1,128,661              1,781,843
        24          L(26),YM(31),O(3)                                                          1,533,030              2,112,907
        25          L(25),D(96)                                                                3,129,326             35,225,025
        26          L(25),YM1%(92),O(3)                                                          898,691              1,422,870
        27          L(48),D(72)                                                                  828,195              1,308,649
        28          L(25),D(92),O(3)                                                           1,018,547              1,262,818
        29          L(48),D(11),O(1)                                                             756,872              1,254,932
        30          L(25),D(93),O(2)                                                             786,027                999,472
        31          L(48),D(72)                                                                  707,644              1,279,063
        32          L(25),YM1%(143),O(12)                                                        975,453              1,219,039
        33          L(48),D(11),O(1)                                                             663,781              1,030,689
        34          L(25),YM1%(139),O(12)                                                        907,696              1,160,313
        35          L(25),D(92),O(3)                                                             751,830              1,115,827
        36          L(25),D(92),O(3)                                                             616,749                913,320
        37          L(25),D(92),O(3)                                                             746,172              1,020,115
        38          L(25),YM1%(143),O(12)                                                        728,845              1,062,723
        39          L(25),D(32),O(3)                                                             664,554                891,052
        39A
        39B
        40          L(48),D(72)                                                                  723,594                999,576
        41          L(25),YM1%(143),O(12)                                                        719,901                902,574
        42          L(25),YM1%(143),O(12)                                                        705,299                896,265
        43          L(48),D(72)                                                                  613,822                851,083
        44          L(48),D(93),O(3)                                                             605,106                872,171
        45          L(48),D(72)                                                                  634,798              1,057,021
        46          L(26),D(91),O(3)                                                             547,293                842,720
        47          L(25),D(92),O(3)                                                             560,818                717,791
        48          L(25),D(92),O(3)                                                             552,968                910,377
        49          L(25),YM1%(143),O(12)                                                        578,126                721,093
        50          L(26),D(80),O(2)                                                             520,928                673,509
        51          L(25),YM1%(143),O(12)                                                        552,449                714,765
        52          L(48),D(72)                                                                  531,032                703,547
        53          L(28),D(78),O(2)                                                             485,655                669,484
        54          L(25),YM1%(143),O(12)                                                        491,013                632,380
        55          L(26),D(94)                                                                  436,532                630,767
        56          L(48),D(69),O(3)                                                             444,732                686,781
        57          L(25),D(92),O(3)                                                             460,179                612,982
        58          L(25),D(92),O(3)                                                             446,502                589,260
        59          L(25),YM1%(143),O(12)                                                        469,796                572,949
        60          L(26),D(91),O(3)                                                             413,942                605,791
        61          L(48),D(94),O(2)                                                             408,808                559,038
        62          L(26),D(34)                                                                  364,454                520,934
        63          L(26),D(94)                                                                  370,610                495,010
        64          L(25),D(92),O(3)                                                             383,483                519,627
        65          L(25),YM1%(143),O(12)                                                        402,457                500,449
        66          L(48),YM1%(72)                                                               366,425                527,630
        67          L(48),D(72)                                                                  366,975                524,019
        68          L(25),D(92),O(3)                                                             292,220                378,017
        69          L(27),D(92),O(1)                                                             340,965                461,033
        70          L(48),D(71),O(1)                                                             356,340                462,555
        71          L(26),D(91),O(3)                                                             290,175                382,316
        72          L(48),D(69),O(3)                                                             360,082                469,020
        73          L(36),D(84)                                                                  354,731                436,957
        74          L(26),D(91),O(3)                                                             273,750                364,743
        75          L(48),D(72)                                                                  344,521                487,041
        76          L(48),D(71),O(1)                                                             310,047                438,401
        77          L(25),D(56),O(3)                                                             279,186                373,134
        77A
        77B
        78          L(25),D(92),O(3)                                                             250,536                322,253
        79          L(48),D(72)                                                                  333,352                509,275
        80          L(48),D(72)                                                                  321,446                491,191
        81          L(27),D(92),O(1)                                                             283,956                395,682
        82          L(27),D(91),O(2)                                                             281,827                389,740
        83          L(25),D(92),O(3)                                                             252,468                387,746
        84          L(25),YM1%(92),O(3)                                                          293,523                448,106
        85          L(48),D(72)                                                                  245,219                357,297
        86          L(25),D(92),O(3)                                                             199,520                273,088
        87          L(26),D(92),O(2)                                                             206,571                274,077
        88          L(48),D(71),O(1)                                                             230,627                331,914
        89          L(26),D(31),O(3)                                                             183,298                311,238
        90          L(25),D(92),O(3)                                                             226,956                356,818
        91          L(48),D(71),O(1)                                                             233,937                337,502
        92          L(48),D(72)                                                                  239,262                479,055
        93          L(25),D(92),O(3)                                                             218,754                348,710
        94          L(48),D(72)                                                                  215,149                363,551
        95          L(25),D(92),O(3)                                                             173,029                245,433
        96          L(25),D(92),O(3)                                                             172,239                232,707
        97          L(48),D(72)                                                                  206,335                250,321
        98          L(26),D(92),O(2)                                                             203,952                302,278
        99          L(48),D(132)                                                                 201,539                302,734
        100         L(48),D(72)                                                                  193,203                256,840
        101         L(36),D(81),O(3)                                                             193,437                300,865
        102         L(27),D(90),O(3)                                                             192,440                263,802
       102A
       102B
       102C
       102D
        103         L(25),D(32),O(3)                                                             154,954                183,112
        104         L(48),D(71),O(1)                                                             182,302                286,943
        105         L(48),D(72)                                                                  156,246                221,843
        106         L(48),D(71),O(1)                                                             152,408                214,440
        107         L(25),D(92),O(3)                                                             148,366                229,506
        108         L(48),D(72)                                                                  141,821                206,298
        109         L(48),D(72)                                                                  141,047                181,073
        110         L(48),D(69),O(3)                                                             134,917                233,797
        111         L(48),D(72)                                                                  128,419                163,461
        112         L(48),D(72)                                                                  137,257                203,002
        113         L(27),D(92),O(1)                                                             109,015                143,316
        114         L(48),D(72)                                                                  102,315                132,472
        115         L(48),D(72)                                                                   97,140                145,844
        116         L(48),D(72)                                                                  116,516                163,369
        117         L(48),D(36)                                                                  194,430                253,092




                           U/W NET                               U/W
      CONTROL               CASH                                 NCF                 APPRAISED                APPRAISAL
        NO.               FLOW ($)                             DSCR (X)              VALUE ($)                  DATE
-------------------------------------------------------------------------------------------------------------------------

         1               78,056,834                              1.65              1,850,000,000                5/1/2005
         2               30,389,545                              1.69                528,000,000               2/26/2005
         3               16,149,105                              1.26                370,000,000                5/3/2005
         4               61,131,383                              1.67                856,500,000                 Various
        4A1                                                                           21,700,000                1/4/2005
        4A2                                                                           21,300,000                1/3/2005
        4A3                                                                           20,400,000                1/4/2005
        4A4                                                                           20,300,000                1/6/2005
        4A5                                                                           17,800,000                1/7/2005
        4A6                                                                           17,700,000                1/6/2005
        4A7                                                                           17,500,000                1/5/2005
        4A8                                                                           17,700,000               1/11/2005
        4A9                                                                           17,200,000                1/4/2005
       4A10                                                                           17,100,000                1/6/2005
       4A11                                                                           16,100,000                1/4/2005
       4A12                                                                           16,300,000                1/1/2005
       4A13                                                                           16,300,000                1/3/2005
       4A14                                                                           16,100,000                1/4/2005
       4A15                                                                           15,700,000                1/6/2005
       4A16                                                                           16,400,000                1/3/2005
       4A17                                                                           16,200,000                1/6/2005
       4A18                                                                           15,800,000               1/12/2005
       4A19                                                                           15,200,000                1/6/2005
       4A20                                                                           14,500,000                1/7/2005
       4A21                                                                           14,800,000                1/5/2005
       4A22                                                                           16,000,000              12/21/2004
       4A23                                                                           15,200,000               1/10/2005
       4A24                                                                           14,600,000                1/7/2005
       4A25                                                                           14,500,000                1/5/2005
       4A26                                                                           14,500,000                1/7/2005
       4A27                                                                           13,600,000                1/4/2005
       4A28                                                                           15,000,000                1/4/2005
       4A29                                                                           14,200,000              12/22/2004
       4A30                                                                           13,600,000              12/20/2004
       4A31                                                                           14,300,000                1/7/2005
       4A32                                                                           13,200,000                1/9/2005
       4A33                                                                           14,000,000              12/30/2004
       4A34                                                                           13,000,000               1/10/2005
       4A35                                                                           12,900,000                1/7/2005
       4A36                                                                           12,700,000                1/6/2005
       4A37                                                                           12,600,000                1/6/2005
       4A38                                                                           12,500,000                1/7/2005
       4A39                                                                           12,700,000                1/6/2005
       4A40                                                                           12,700,000               1/11/2005
       4A41                                                                           13,000,000                1/7/2005
       4A42                                                                           11,900,000               1/12/2005
       4A43                                                                           11,900,000                1/4/2005
       4A44                                                                           11,500,000                1/7/2005
       4A45                                                                           11,800,000                1/7/2005
       4A46                                                                           11,200,000                1/5/2005
       4A47                                                                           11,100,000                1/4/2005
       4A48                                                                           11,100,000              12/27/2004
       4A49                                                                           10,400,000               1/13/2005
       4A50                                                                           10,300,000              12/29/2004
       4A51                                                                            9,900,000                1/6/2005
       4A52                                                                           12,900,000                1/3/2005
       4A53                                                                            9,200,000                1/7/2005
       4A54                                                                            9,000,000               1/11/2005
       4A55                                                                            9,700,000              12/29/2004
       4A56                                                                            9,200,000                1/4/2005
       4A57                                                                            8,000,000               1/10/2005
       4A58                                                                            7,700,000                1/5/2005
       4A59                                                                            7,200,000                1/5/2005
       4A60                                                                           10,700,000               1/10/2005
       4A61                                                                            7,300,000                1/5/2005
       4A62                                                                            6,600,000              12/29/2004
       4A63                                                                            5,700,000                1/7/2005
       4A64                                                                            5,300,000                1/6/2005
         5                8,384,665                              1.60                118,600,000                 Various
        5A                                                                             8,300,000                7/5/2005
        5B                                                                             8,000,000                7/4/2005
        5C                                                                             8,000,000                7/1/2005
        5D                                                                             7,500,000               6/29/2005
        5E                                                                             7,500,000               6/29/2005
        5F                                                                             7,300,000               6/28/2005
        5G                                                                             7,000,000               6/30/2005
        5H                                                                             6,500,000               6/29/2005
        5I                                                                             5,900,000               6/21/2005
        5J                                                                             4,900,000               6/27/2005
        5K                                                                             4,900,000               6/28/2005
        5L                                                                             4,800,000               6/20/2005
        5M                                                                             4,700,000               6/28/2005
        5N                                                                             4,350,000               6/24/2005
        5O                                                                             4,300,000               6/29/2005
        5P                                                                             3,350,000               6/17/2005
        5Q                                                                             3,250,000               6/27/2005
        5R                                                                             3,100,000               6/24/2005
        5S                                                                             3,200,000               6/17/2005
        5T                                                                             2,500,000               6/27/2005
        5U                                                                             2,450,000                7/5/2005
        5V                                                                             2,400,000               6/27/2005
        5W                                                                             2,250,000               6/27/2005
        5X                                                                             2,150,000               6/30/2005
         6                5,755,458                              1.20                 93,500,000               6/18/2005
         7                5,488,672                              1.24                 82,517,000                4/8/2005
         8                7,169,635                              1.64                 98,000,000                5/5/2005
         9                4,936,637                              1.30                 70,000,000                3/1/2005
        10                3,966,699                              1.37                 70,700,000                 Various
        10A                                                                           52,000,000               5/13/2005
        10B                                                                           18,700,000               5/20/2005
        11                3,540,998                              1.20                 63,700,000               6/24/2005
        12               71,975,820                              1.94              1,250,000,000               6/20/2005
        13                3,128,958                              1.28                 49,100,000               6/13/2005
        14                2,787,278                              1.24                 42,500,000               3/14/2005
        15                2,531,881                              1.21                 41,500,000                5/4/2005
        16                2,294,889                              1.33                 40,000,000                6/1/2005
        17                2,514,784                              1.27                 37,500,000                4/5/2005
        18                2,016,212                              1.16                 40,150,000               5/17/2005
        18A                                                                           12,400,000               5/17/2005
        18B                                                                            6,400,000               5/17/2005
        18C                                                                            5,600,000               5/17/2005
        18D                                                                            5,000,000               5/17/2005
        18E                                                                            4,400,000               5/17/2005
        18F                                                                            4,750,000               5/17/2005
        18G                                                                            1,600,000               5/17/2005
        19                2,125,757                              1.20                 34,000,000               6/15/2005
        20                2,014,219                              1.43                 32,000,000               3/29/2005
        21                2,094,880                              1.22                 33,000,000                2/7/2005
        22                1,880,968                              1.20                 29,650,000               6/13/2005
        23                1,731,419                              1.53                 31,100,000               6/23/2005
        24                1,878,323                              1.23                 29,900,000                4/6/2005
        25               33,128,770                              1.86                580,000,000                7/1/2005
        26                1,294,120                              1.44                 23,900,000                6/7/2005
        27                1,278,737                              1.54                 20,810,000                3/2/2005
        28                1,226,767                              1.20                 19,000,000               5/26/2005
        29                1,186,292                              1.57                 18,700,000                5/3/2005
        30                  946,472                              1.20                 19,600,000                6/9/2005
        31                1,237,918                              1.75                 16,980,000               3/23/2005
        32                1,170,612                              1.20                 17,700,000               2/15/2005
        33                  971,119                              1.46                 16,400,000               4/15/2005
        34                1,117,929                              1.23                 15,600,000               4/10/2005
        35                  986,537                              1.31                 14,700,000                7/1/2005
        36                  874,110                              1.42                 14,700,000               6/13/2005
        37                  931,991                              1.25                 14,800,000               5/25/2005
        38                1,012,512                              1.39                 14,000,000                5/5/2005
        39                  855,852                              1.29                 13,350,000               5/17/2005
        39A                                                                            7,650,000               5/17/2005
        39B                                                                            5,700,000               5/17/2005
        40                  933,475                              1.29                 13,400,000                4/7/2005
        41                  864,345                              1.20                 12,760,000               2/12/2005
        42                  848,807                              1.20                 12,550,000               3/30/2005
        43                  807,367                              1.32                 11,800,000               3/25/2005
        44                  792,561                              1.31                 11,300,000               3/23/2005
        45                  963,531                              1.52                 14,500,000               4/15/2005
        46                  789,920                              1.44                 10,500,000               5/15/2005
        47                  717,791                              1.28                 11,125,000                6/9/2005
        48                  800,736                              1.45                 11,000,000                7/1/2005
        49                  690,899                              1.20                 10,300,000               2/20/2005
        50                  625,909                              1.20                 10,300,000                5/2/2005
        51                  663,209                              1.20                  9,700,000               2/11/2005
        52                  663,706                              1.25                  9,700,000                4/4/2005
        53                  621,334                              1.28                  8,900,000                3/2/2005
        54                  604,443                              1.23                  8,600,000               2/21/2005
        55                  573,291                              1.31                  8,694,000                6/1/2005
        56                  614,700                              1.38                  8,300,000               5/25/2005
        57                  577,782                              1.26                  8,900,000               5/25/2005
        58                  589,260                              1.32                 10,000,000                7/1/2005
        59                  563,932                              1.20                  8,825,000               2/10/2005
        60                  531,451                              1.28                  8,350,000                4/1/2005
        61                  513,165                              1.26                  7,450,000               4/14/2005
        62                  469,017                              1.29                  6,900,000               5/10/2005
        63                  456,604                              1.23                  6,900,000                5/3/2005
        64                  490,361                              1.28                  7,200,000               5/25/2005
        65                  482,957                              1.20                  6,900,000               2/20/2005
        66                  458,397                              1.25                  7,600,000               4/20/2005
        67                  479,390                              1.31                  7,100,000               5/21/2005
        68                  378,017                              1.29                  6,110,000               5/19/2005
        69                  444,783                              1.30                  6,300,000                5/9/2005
        70                  450,803                              1.27                  7,750,000               5/18/2005
        71                  380,132                              1.31                  6,300,000               5/17/2005
        72                  456,411                              1.27                  6,900,000               4/19/2005
        73                  427,147                              1.20                  6,700,000               4/19/2005
        74                  362,546                              1.32                  6,000,000               5/30/2005
        75                  451,670                              1.31                  6,100,000              12/23/2004
        76                  381,431                              1.23                  5,850,000               4/20/2005
        77                  372,031                              1.33                  6,000,000                6/5/2005
        77A                                                                            3,100,000                6/5/2005
        77B                                                                            2,900,000                6/5/2005
        78                  320,033                              1.28                  5,200,000               5/18/2005
        79                  417,029                              1.25                  6,000,000               3/30/2005
        80                  436,746                              1.36                  5,800,000               3/11/2005
        81                  381,272                              1.34                  5,600,000               1/20/2005
        82                  373,975                              1.33                  6,180,000               4/19/2005
        83                  351,710                              1.39                  5,010,000                5/6/2005
        84                  448,106                              1.53                  7,600,000               5/10/2005
        85                  345,922                              1.41                  5,100,000                8/1/2005
        86                  271,293                              1.36                  4,500,000                6/9/2005
        87                  272,445                              1.32                  4,220,000               6/15/2005
        88                  324,541                              1.41                  5,125,000                5/7/2005
        89                  290,329                              1.58                  4,350,000                5/1/2005
        90                  321,931                              1.42                  4,280,000                5/6/2005
        91                  313,504                              1.34                  4,500,000               3/20/2005
        92                  427,538                              1.79                  4,600,000               4/12/2005
        93                  339,760                              1.55                  4,290,000               4/28/2005
        94                  311,010                              1.45                  6,600,000                3/4/2005
        95                  243,914                              1.41                  4,000,000               6/18/2005
        96                  231,075                              1.34                  3,900,000                7/5/2005
        97                  248,065                              1.20                  3,900,000                6/1/2005
        98                  289,307                              1.42                  4,100,000               4/22/2005
        99                  299,604                              1.49                  4,700,000                4/4/2005
        100                 247,898                              1.28                  3,600,000               2/17/2005
        101                 275,974                              1.43                  3,700,000               4/10/2005
        102                 254,552                              1.32                  3,440,000                 Various
       102A                                                                            1,080,000               4/20/2005
       102B                                                                            1,070,000               4/20/2005
       102C                                                                              800,000               4/21/2005
       102D                                                                              490,000               4/22/2005
        103                 180,712                              1.17                  3,700,000               5/17/2005
        104                 249,943                              1.37                  3,350,000               4/29/2005
        105                 215,291                              1.38                  3,125,000               5/10/2005
        106                 194,099                              1.27                  3,000,000                5/5/2005
        107                 196,299                              1.32                  3,500,000               4/12/2005
        108                 186,395                              1.31                  2,630,000               4/11/2005
        109                 174,391                              1.24                  2,640,000               3/15/2005
        110                 217,922                              1.62                  2,800,000                5/4/2005
        111                 159,362                              1.24                  2,500,000                3/1/2005
        112                 183,752                              1.34                  2,400,000               4/12/2005
        113                 132,368                              1.21                  2,100,000               4/21/2005
        114                 126,478                              1.24                  2,570,000               3/22/2005
        115                 137,860                              1.42                  1,800,000               3/31/2005
        116                 155,424                              1.33                  2,085,000               3/30/2005
        117                 241,259                              1.24                  2,500,000                4/6/2005




                                      CUT-OFF                                    SCHEDULED                      HOSPITALITY
      CONTROL                          DATE                                      MATURITY/                        AVERAGE
        NO.                           LTV (%)                                     LTV (%)                     DAILY RATE ($)
----------------------------------------------------------------------------------------------------------------------------------

         1                             45.9                                        45.9                              0.00
         2                             51.8                                        48.4                              0.00
         3                             59.5                                        59.5                              0.00
         4                             55.7                                        46.6                             98.63
        4A1                                                                                                        114.33
        4A2                                                                                                        117.09
        4A3                                                                                                        113.59
        4A4                                                                                                        126.88
        4A5                                                                                                        105.96
        4A6                                                                                                         96.18
        4A7                                                                                                        107.82
        4A8                                                                                                        111.15
        4A9                                                                                                        105.49
       4A10                                                                                                        126.58
       4A11                                                                                                         92.55
       4A12                                                                                                        114.70
       4A13                                                                                                        116.83
       4A14                                                                                                        103.08
       4A15                                                                                                        105.40
       4A16                                                                                                        101.10
       4A17                                                                                                        106.20
       4A18                                                                                                         96.27
       4A19                                                                                                         94.38
       4A20                                                                                                        102.52
       4A21                                                                                                         91.94
       4A22                                                                                                        102.81
       4A23                                                                                                        122.21
       4A24                                                                                                         97.62
       4A25                                                                                                         88.35
       4A26                                                                                                         97.27
       4A27                                                                                                         93.12
       4A28                                                                                                        115.69
       4A29                                                                                                         93.72
       4A30                                                                                                         98.74
       4A31                                                                                                        112.73
       4A32                                                                                                         94.22
       4A33                                                                                                        101.84
       4A34                                                                                                         85.71
       4A35                                                                                                         81.60
       4A36                                                                                                         80.16
       4A37                                                                                                         90.12
       4A38                                                                                                         81.96
       4A39                                                                                                         87.62
       4A40                                                                                                         91.43
       4A41                                                                                                        100.52
       4A42                                                                                                         90.78
       4A43                                                                                                         98.08
       4A44                                                                                                         88.50
       4A45                                                                                                         82.32
       4A46                                                                                                         80.73
       4A47                                                                                                         89.95
       4A48                                                                                                         91.57
       4A49                                                                                                         78.74
       4A50                                                                                                         92.91
       4A51                                                                                                         98.22
       4A52                                                                                                         76.33
       4A53                                                                                                         84.25
       4A54                                                                                                         77.25
       4A55                                                                                                         88.40
       4A56                                                                                                         84.68
       4A57                                                                                                         78.87
       4A58                                                                                                         80.76
       4A59                                                                                                         92.54
       4A60                                                                                                         99.12
       4A61                                                                                                         76.90
       4A62                                                                                                         80.58
       4A63                                                                                                         91.95
       4A64                                                                                                         72.98
         5                             67.5                                        62.3                              0.00
        5A                                                                                                           0.00
        5B                                                                                                           0.00
        5C                                                                                                           0.00
        5D                                                                                                           0.00
        5E                                                                                                           0.00
        5F                                                                                                           0.00
        5G                                                                                                           0.00
        5H                                                                                                           0.00
        5I                                                                                                           0.00
        5J                                                                                                           0.00
        5K                                                                                                           0.00
        5L                                                                                                           0.00
        5M                                                                                                           0.00
        5N                                                                                                           0.00
        5O                                                                                                           0.00
        5P                                                                                                           0.00
        5Q                                                                                                           0.00
        5R                                                                                                           0.00
        5S                                                                                                           0.00
        5T                                                                                                           0.00
        5U                                                                                                           0.00
        5V                                                                                                           0.00
        5W                                                                                                           0.00
        5X                                                                                                           0.00
         6                             79.1                                        71.7                              0.00
         7                             79.9                                        66.5                              0.00
         8                             63.7                                        51.6                            263.31
         9                             76.9                                        66.6                              0.00
        10                             75.5                                        75.5                              0.00
        10A                                                                                                          0.00
        10B                                                                                                          0.00
        11                             82.9                                        74.4                              0.00
        12                             41.1                                        33.6                              0.00
        13                             74.9                                        62.3                              0.00
        14                             80.0                                        69.7                              0.00
        15                             77.1                                        73.8                              0.00
        16                             80.0                                        80.0                              0.00
        17                             80.0                                        69.7                              0.00
        18                             68.8                                        68.8                              0.00
        18A                                                                                                          0.00
        18B                                                                                                          0.00
        18C                                                                                                          0.00
        18D                                                                                                          0.00
        18E                                                                                                          0.00
        18F                                                                                                          0.00
        18G                                                                                                          0.00
        19                             80.0                                        72.5                              0.00
        20                             79.7                                        79.7                              0.00
        21                             71.5                                        60.9                              0.00
        22                             79.3                                        70.7                              0.00
        23                             74.0                                        74.0                              0.00
        24                             75.2                                        69.9                              0.00
        25                             42.9                                        36.2                              0.00
        26                             71.1                                        71.1                              0.00
        27                             74.5                                        74.5                              0.00
        28                             80.0                                        74.2                              0.00
        29                             80.0                                        80.0                              0.00
        30                             74.5                                        74.5                              0.00
        31                             79.5                                        79.5                              0.00
        32                             75.8                                        64.5                              0.00
        33                             80.0                                        80.0                              0.00
        34                             79.6                                        67.8                              0.00
        35                             75.5                                        67.5                            101.02
        36                             74.8                                        74.8                              0.00
        37                             74.3                                        62.0                              0.00
        38                             76.1                                        63.6                              0.00
        39                             79.4                                        79.4                              0.00
        39A                                                                                                          0.00
        39B                                                                                                          0.00
        40                             78.5                                        65.9                              0.00
        41                             78.8                                        66.8                              0.00
        42                             78.6                                        66.6                              0.00
        43                             77.5                                        64.5                              0.00
        44                             79.6                                        66.3                              0.00
        45                             60.2                                        45.7                              0.00
        46                             80.0                                        73.9                              0.00
        47                             75.5                                        62.7                              0.00
        48                             74.2                                        66.3                            108.77
        49                             79.0                                        66.8                              0.00
        50                             75.7                                        67.5                              0.00
        51                             79.6                                        67.4                              0.00
        52                             79.3                                        66.5                              0.00
        53                             80.0                                        73.0                              0.00
        54                             80.0                                        67.7                              0.00
        55                             77.1                                        68.4                              0.00
        56                             79.5                                        69.5                              0.00
        57                             74.2                                        62.3                              0.00
        58                             65.8                                        58.8                            101.88
        59                             74.4                                        63.0                              0.00
        60                             75.2                                        62.3                              0.00
        61                             80.5                                        69.0                              0.00
        62                             79.7                                        76.4                              0.00
        63                             79.7                                        71.2                              0.00
        64                             76.4                                        64.2                              0.00
        65                             79.3                                        67.7                              0.00
        66                             71.6                                        59.7                              0.00
        67                             76.6                                        68.4                              0.00
        68                             88.7                                        88.7                              0.00
        69                             85.0                                        85.0                              0.00
        70                             68.4                                        59.7                              0.00
        71                             84.1                                        84.1                              0.00
        72                             75.9                                        63.7                              0.00
        73                             74.6                                        64.5                              0.00
        74                             83.3                                        83.3                              0.00
        75                             77.5                                        63.6                              0.00
        76                             80.3                                        71.4                              0.00
        77                             78.1                                        78.1                              0.00
        77A                                                                                                          0.00
        77B                                                                                                          0.00
        78                             90.0                                        90.0                              0.00
        79                             74.4                                        57.0                              0.00
        80                             74.3                                        56.9                              0.00
        81                             74.8                                        62.5                              0.00
        82                             66.2                                        55.6                              0.00
        83                             76.0                                        63.0                              0.00
        84                             50.0                                        38.7                             91.88
        85                             70.9                                        59.1                              0.00
        86                             79.8                                        79.8                              0.00
        87                             85.0                                        85.0                              0.00
        88                             68.2                                        56.5                              0.00
        89                             79.8                                        79.8                              0.00
        90                             80.0                                        66.3                              0.00
        91                             72.2                                        56.7                              0.00
        92                             69.6                                        53.2                             83.92
        93                             74.6                                        62.4                              0.00
        94                             48.4                                        40.3                              0.00
        95                             79.5                                        79.5                              0.00
        96                             79.5                                        79.5                              0.00
        97                             77.6                                        68.0                              0.00
        98                             73.1                                        61.1                              0.00
        99                             61.6                                        44.3                              0.00
        100                            78.3                                        65.5                              0.00
        101                            75.0                                        64.2                              0.00
        102                            74.8                                        57.3                              0.00
       102A                                                                                                          0.00
       102B                                                                                                          0.00
       102C                                                                                                          0.00
       102D                                                                                                          0.00
        103                            66.8                                        66.8                              0.00
        104                            73.1                                        55.9                              0.00
        105                            75.2                                        67.0                              0.00
        106                            76.6                                        63.5                              0.00
        107                            64.0                                        53.0                              0.00
        108                            79.7                                        66.5                              0.00
        109                            78.8                                        65.8                              0.00
        110                            71.4                                        59.5                              0.00
        111                            77.0                                        67.2                              0.00
        112                            76.9                                        58.8                              0.00
        113                            76.0                                        63.6                              0.00
        114                            58.4                                        51.1                              0.00
        115                            79.8                                        66.6                              0.00
        116                            66.9                                        43.3                              0.00
        117                            45.0                                         0.2                              0.00




                                                                                                SQ FEET,                UNIT
       CONTROL                    YEAR                        YEAR                             PADS, ROOMS               OF
         NO.                      BUILT                    RENOVATED                          UNITS OR ACRE           MEASURE
-----------------------------------------------------------------------------------------------------------------------------------

          1                       1963                1991-1994, 1999-2004                      2,850,323         Sq Feet
          2                       1999                                                          1,286,803         Sq Feet
          3                       1987                                                          1,457,470         Sq Feet
          4                    1985 -1990                  2003-2005                                9,443         Rooms
         4A1                      1987                     2004, 2005                                 149         Rooms
         4A2                      1988                        2004                                    146         Rooms
         4A3                      1988                     2003, 2005                                 145         Rooms
         4A4                      1988                     2004, 2005                                 145         Rooms
         4A5                      1989                        2005                                    149         Rooms
         4A6                      1988                     2004, 2005                                 154         Rooms
         4A7                      1985                        2004                                    140         Rooms
         4A8                      1988                        2005                                    146         Rooms
         4A9                      1988                        2005                                    149         Rooms
         4A10                     1986                     2004, 2005                                 145         Rooms
         4A11                     1987                     2004, 2005                                 146         Rooms
         4A12                     1988                        2004                                    149         Rooms
         4A13                     1987                        2004                                    146         Rooms
         4A14                     1987                        2003                                    147         Rooms
         4A15                     1989                     1999, 2005                                 149         Rooms
         4A16                     1986                        2003                                    147         Rooms
         4A17                     1988                     2004, 2005                                 149         Rooms
         4A18                     1989                                                                149         Rooms
         4A19                     1988                        2005                                    149         Rooms
         4A20                     1990                     2004, 2005                                 149         Rooms
         4A21                     1986                        2005                                    131         Rooms
         4A22                     1988                        2005                                    149         Rooms
         4A23                     1989                     2004, 2005                                 149         Rooms
         4A24                     1988                        2005                                    149         Rooms
         4A25                     1987                        2005                                    149         Rooms
         4A26                     1987                        2005                                    146         Rooms
         4A27                     1985                        2004                                    146         Rooms
         4A28                     1988                        2004                                    149         Rooms
         4A29                     1989                                                                150         Rooms
         4A30                     1988                                                                149         Rooms
         4A31                     1988                     2004, 2005                                 149         Rooms
         4A32                     1988                     1997, 2005                                 149         Rooms
         4A33                     1986                                                                146         Rooms
         4A34                     1988                     1999, 2005                                 149         Rooms
         4A35                     1986                        2005                                    147         Rooms
         4A36                     1988                        2005                                    149         Rooms
         4A37                     1987                        2005                                    153         Rooms
         4A38                     1987                        2005                                    149         Rooms
         4A39                     1987                        2005                                    146         Rooms
         4A40                     1988               1999, 2003, 2004, 2005                           146         Rooms
         4A41                     1989                     1999, 2005                                 149         Rooms
         4A42                     1988                        2005                                    145         Rooms
         4A43                     1986                        2005                                    144         Rooms
         4A44                     1988                     2004, 2005                                 149         Rooms
         4A45                     1988                        2005                                    149         Rooms
         4A46                     1986                        2005                                    146         Rooms
         4A47                     1988                        2005                                    149         Rooms
         4A48                     1988                        2004                                    146         Rooms
         4A49                     1987                                                                150         Rooms
         4A50                     1988                     2004, 2005                                 146         Rooms
         4A51                     1987                     2004, 2005                                 145         Rooms
         4A52                     1987                        2005                                    155         Rooms
         4A53                     1988                        2005                                    149         Rooms
         4A54                     1987                        2005                                    145         Rooms
         4A55                     1988                     2004, 2005                                 149         Rooms
         4A56                     1988                     2004, 2005                                 149         Rooms
         4A57                     1987                  1997, 2000, 2005                              146         Rooms
         4A58                     1989                     1999, 2005                                 149         Rooms
         4A59                     1990                     2004, 2005                                 149         Rooms
         4A60                     1987                        2005                                    146         Rooms
         4A61                     1989                        2005                                    149         Rooms
         4A62                     1988                     2004, 2005                                 149         Rooms
         4A63                     1988                        2005                                    146         Rooms
         4A64                     1988                        2005                                    146         Rooms
          5                    1955 -2003                                                       1,469,753         Sq Feet
          5A                   1982, 1988                                                          94,985         Sq Feet
          5B                      1990                  1998, 2000-2001                            93,750         Sq Feet
          5C                      1985                                                             71,395         Sq Feet
          5D                      1989                                                             67,460         Sq Feet
          5E                      1985                                                             89,541         Sq Feet
          5F                      2002                        2003                                 83,753         Sq Feet
          5G                      1999                                                             62,378         Sq Feet
          5H                      2002                                                             64,328         Sq Feet
          5I                      1955                        1997                                 29,326         Sq Feet
          5J                   1989, 1999                                                          26,800         Sq Feet
          5K                      1988                                                             62,325         Sq Feet
          5L                   1996, 2003                                                          58,700         Sq Feet
          5M                      1966                                                             86,075         Sq Feet
          5N                      1965                        1999                                 86,700         Sq Feet
          5O                      1987                                                             60,875         Sq Feet
          5P                      1979                                                             48,625         Sq Feet
          5Q                   1978, 1997                                                          54,920         Sq Feet
          5R                   1977, 1993                                                          61,451         Sq Feet
          5S                      1987                                                             41,394         Sq Feet
          5T                   1979, 1981                                                          36,490         Sq Feet
          5U                   1988, 2002                                                          48,225         Sq Feet
          5V                      1978                                                             43,420         Sq Feet
          5W                      1984                                                             53,237         Sq Feet
          5X                      1976                                                             43,600         Sq Feet
          6              1986, 1987, 1991, 1995                                                   449,443         Sq Feet
          7                     1979-2002                     2003                                564,824         Sq Feet
          8              1962, 1985, 1989, 2001               2002                                    189         Rooms
          9                       1913                        2002                                198,428         Sq Feet
          10                     Various                                                          404,524         Sq Feet
         10A                   1998, 1999                                                         301,606         Sq Feet
         10B                      2000                                                            102,918         Sq Feet
          11                      1929                        2005                                 50,147         Sq Feet
          12                      1969                        1988                              1,896,140         Sq Feet
          13                      1985                                                            137,000         Sq Feet
          14                      1982                     1997, 2002                             239,123         Sq Feet
          15                      1987                                                                488         Units
          16                      1920                        2000                                 77,194         Sq Feet
          17                1978, 1979, 1980                                                          428         Units
          18                     Various                    Various                                   148         Units
         18A                      1929                        2005                                     27         Units
         18B                      1964                        2003                                     27         Units
         18C                      1964                        1998                                     24         Units
         18D                      1964                        1998                                     21         Units
         18E                      1921                        2002                                     18         Units
         18F                      1900                        2002                                     25         Units
         18G                      1964                        1997                                      6         Units
          19                      2000                                                            377,700         Sq Feet
          20                      2004                                                            181,866         Sq Feet
          21                      1999                                                             83,215         Sq Feet
          22           1985, 1972, 1969, 1977, 1971  1993, 1998, 1995, 1993                       132,854         Sq Feet
          23                      1974                                                                264         Units
          24                    1970-1974                     2004                                170,102         Sq Feet
          25                      1981                        2005                              1,137,452         Sq Feet
          26                      1950                        1988                                    515         Units
          27                   1969, 1985                     2004                                127,458         Sq Feet
          28                      1997                                                             99,451         Sq Feet
          29                      1998                                                                264         Units
          30                      2003                                                                212         Units
          31                1976, 1980, 1989                                                      102,149         Sq Feet
          32                      1981                  1999, 2002-2004                            75,632         Sq Feet
          33                      1998                                                                230         Units
          34                      1984                                                             38,237         Sq Feet
          35                      2002                                                                 94         Rooms
          36                      1927                     1998, 2000                              35,600         Sq Feet
          37                      1964                                                            108,228         Sq Feet
          38                      1983                                                             35,793         Sq Feet
          39                     Various                    Various                                   176         Units
         39A                      1923                        1992                                    117         Units
         39B                      1912                        2005                                     59         Units
          40                      1968                        1999                                 40,712         Sq Feet
          41                      1984                        2001                                 75,675         Sq Feet
          42                      1999                                                             55,560         Sq Feet
          43                      1990                                                             52,031         Sq Feet
          44                      1978                        1997                                105,349         Sq Feet
          45                      1979                        1990                                185,140         Sq Feet
          46                      1973                                                                264         Units
          47                      1994                                                            191,008         Sq Feet
          48                      1999                        2005                                     78         Rooms
          49                      1998                                                             45,300         Sq Feet
          50                      1980                     1995-1997                                  239         Units
          51                      1979                        2001                                 68,778         Sq Feet
          52                      1990                                                             87,584         Sq Feet
          53                      1985                                                                214         Units
          54                      1962                                                             30,398         Sq Feet
          55                      1987                        1997                                110,416         Sq Feet
          56                1971, 1972, 1988                                                      103,165         Sq Feet
          57                      1990                                                             40,794         Sq Feet
          58                      2003                                                                 92         Rooms
          59                      2001                                                             19,720         Sq Feet
          60                      1981                                                                252         Units
          61                      1965                                                             47,370         Sq Feet
          62                    1947-1982                                                             193         Units
          63                      1992                                                            112,960         Sq Feet
          64                      1993                                                             36,279         Sq Feet
          65                      1991                                                             22,001         Sq Feet
          66                      1975                        1999                                135,990         Sq Feet
          67                      1998                                                             58,209         Sq Feet
          68                      2005                                                             14,820         Sq Feet
          69                   2001, 2002                                                              65         Units
          70                      2000                                                             21,320         Sq Feet
          71                      2005                                                             14,560         Sq Feet
          72                      1989                                                             84,260         Sq Feet
          73                      2001                                                             20,657         Sq Feet
          74                      2005                                                             14,650         Sq Feet
          75                      1967                        2002                                 43,162         Sq Feet
          76                    1965-1973                                                          93,799         Sq Feet
          77                      2005                                                              7,352         Sq Feet
         77A                      2005                                                              4,128         Sq Feet
         77B                      2005                                                              3,224         Sq Feet
          78                      2005                                                             14,820         Sq Feet
          79                      1970                        2004                                138,795         Sq Feet
          80                      1987                        2004                                 73,063         Sq Feet
          81                      1976                                                             27,307         Sq Feet
          82                      2004                                                             32,900         Sq Feet
          83                      1983                                                                132         Units
          84                      1979                        2002                                     70         Rooms
          85                      2005                                                             56,876         Sq Feet
          86                      2005                                                             13,726         Sq Feet
          87                      2004                                                             10,880         Sq Feet
          88                      2002                                                             49,150         Sq Feet
          89                      1996                                                             19,954         Sq Feet
          90                      1984                                                                112         Units
          91                      1985                        2003                                 90,133         Sq Feet
          92                      2001                                                                 56         Rooms
          93                      1971                                                                179         Pads
          94                      1978                        2002                                 60,891         Sq Feet
          95                      2005                                                             10,125         Sq Feet
          96                      2004                                                             10,880         Sq Feet
          97                      2005                                                             11,282         Sq Feet
          98                      2000                                                             16,000         Sq Feet
          99                      1947                        2005                                 12,520         Sq Feet
         100                    2004-2005                                                          13,568         Sq Feet
         101                      1965                        2001                                 67,522         Sq Feet
         102                     Various                    Various                                   185         Pads
         102A                     1975                                                                 55         Pads
         102B                     1975                                                                 62         Pads
         102C                     1977                        2003                                     44         Pads
         102D                     1975                                                                 24         Pads
         103                      1924                     2004, 2005                                  12         Units
         104                      1972                        2004                                    148         Units
         105                      2004                        2005                                 10,237         Sq Feet
         106                   1985, 1996                                                              91         Units
         107                      1973                                                                100         Units
         108                      1986                        2000                                 75,550         Sq Feet
         109                      2005                                                              8,436         Sq Feet
         110                      2004                                                             26,034         Sq Feet
         111                      2003                                                              9,520         Sq Feet
         112                      1952                        2005                                     77         Units
         113                      1999                                                             13,309         Sq Feet
         114                      2003                                                             61,605         Sq Feet
         115                1999, 2001, 2004                                                       57,030         Sq Feet
         116                      2001                        2004                                 13,000         Sq Feet
         117                      1995                                                             61,060         Sq Feet




                             LOAN                                              RENT
      CONTROL                PER                         OCCUPANCY             ROLL              OWNERSHIP
        NO.                  UNIT                   PERCENTAGE (%) (24)        DATE               INTEREST
------------------------------------------------------------------------------------------------------------------------

         1                     298                        100.0                1/1/2005        Fee Simple
         2                     285                         97.9                7/8/2005        Leasehold
         3                     151                         67.9                6/1/2005        Fee Simple
         4                  50,545                         70.3               6/17/2005        Fee Simple/Leasehold
        4A1                                                71.5               6/17/2005        Leasehold
        4A2                                                81.0               6/17/2005        Leasehold
        4A3                                                82.7               6/17/2005        Leasehold
        4A4                                                76.2               6/17/2005        Leasehold
        4A5                                                72.9               6/17/2005        Leasehold
        4A6                                                68.1               6/17/2005        Leasehold
        4A7                                                67.0               6/17/2005        Fee Simple
        4A8                                                76.8               6/17/2005        Leasehold
        4A9                                                64.2               6/17/2005        Leasehold
       4A10                                                72.3               6/17/2005        Leasehold
       4A11                                                65.0               6/17/2005        Fee Simple
       4A12                                                72.6               6/17/2005        Leasehold
       4A13                                                72.2               6/17/2005        Leasehold
       4A14                                                68.9               6/17/2005        Leasehold
       4A15                                                63.0               6/17/2005        Leasehold
       4A16                                                69.2               6/17/2005        Fee Simple
       4A17                                                65.4               6/17/2005        Leasehold
       4A18                                                79.1               6/17/2005        Leasehold
       4A19                                                70.8               6/17/2005        Leasehold
       4A20                                                69.6               6/17/2005        Leasehold
       4A21                                                70.1               6/17/2005        Fee Simple
       4A22                                                74.6               6/17/2005        Leasehold
       4A23                                                67.7               6/17/2005        Leasehold
       4A24                                                66.5               6/17/2005        Leasehold
       4A25                                                68.1               6/17/2005        Leasehold
       4A26                                                71.4               6/17/2005        Leasehold
       4A27                                                69.9               6/17/2005        Fee Simple
       4A28                                                59.3               6/17/2005        Leasehold
       4A29                                                77.8               6/17/2005        Leasehold
       4A30                                                70.0               6/17/2005        Leasehold
       4A31                                                78.2               6/17/2005        Leasehold
       4A32                                                74.0               6/17/2005        Leasehold
       4A33                                                77.8               6/17/2005        Leasehold
       4A34                                                71.9               6/17/2005        Leasehold
       4A35                                                71.1               6/17/2005        Fee Simple
       4A36                                                71.5               6/17/2005        Leasehold
       4A37                                                70.2               6/17/2005        Leasehold
       4A38                                                62.9               6/17/2005        Leasehold
       4A39                                                71.5               6/17/2005        Leasehold
       4A40                                                65.2               6/17/2005        Leasehold
       4A41                                                71.5               6/17/2005        Leasehold
       4A42                                                66.1               6/17/2005        Leasehold
       4A43                                                67.8               6/17/2005        Fee Simple
       4A44                                                64.0               6/17/2005        Leasehold
       4A45                                                78.5               6/17/2005        Leasehold
       4A46                                                64.8               6/17/2005        Leasehold
       4A47                                                66.6               6/17/2005        Leasehold
       4A48                                                70.9               6/17/2005        Leasehold
       4A49                                                72.5               6/17/2005        Leasehold
       4A50                                                68.7               6/17/2005        Leasehold
       4A51                                                65.9               6/17/2005        Leasehold
       4A52                                                65.1               6/17/2005        Leasehold
       4A53                                                71.3               6/17/2005        Leasehold
       4A54                                                78.2               6/17/2005        Leasehold
       4A55                                                65.3               6/17/2005        Fee Simple
       4A56                                                68.5               6/17/2005        Leasehold
       4A57                                                66.2               6/17/2005        Leasehold
       4A58                                                68.2               6/17/2005        Leasehold
       4A59                                                77.8               6/17/2005        Leasehold
       4A60                                                56.6               6/17/2005        Leasehold
       4A61                                                60.4               6/17/2005        Leasehold
       4A62                                                61.7               6/17/2005        Leasehold
       4A63                                                54.4               6/17/2005        Leasehold
       4A64                                                68.2               6/17/2005        Leasehold
         5                      54                         86.9               4/30/2005        Fee Simple
        5A                                                 86.6               4/30/2005        Fee Simple
        5B                                                 77.8               4/30/2005        Fee Simple
        5C                                                 84.6               4/30/2005        Fee Simple
        5D                                                 95.4               4/30/2005        Fee Simple
        5E                                                 97.4               4/30/2005        Fee Simple
        5F                                                 76.4               4/30/2005        Fee Simple
        5G                                                 92.4               4/30/2005        Fee Simple
        5H                                                 88.6               4/30/2005        Fee Simple
        5I                                                 94.4               4/30/2005        Fee Simple
        5J                                                 88.7               4/30/2005        Fee Simple
        5K                                                 84.1               4/30/2005        Fee Simple
        5L                                                 88.6               4/30/2005        Fee Simple
        5M                                                 89.4               4/30/2005        Fee Simple
        5N                                                 84.3               4/30/2005        Fee Simple
        5O                                                 91.0               4/30/2005        Fee Simple
        5P                                                 75.1               4/30/2005        Fee Simple
        5Q                                                 86.3               4/30/2005        Fee Simple
        5R                                                 86.1               4/30/2005        Fee Simple
        5S                                                                    4/30/2005        Fee Simple
        5T                                                 91.0               4/30/2005        Fee Simple
        5U                                                 86.6               4/30/2005        Fee Simple
        5V                                                 78.5               4/30/2005        Fee Simple
        5W                                                 76.5               4/30/2005        Fee Simple
        5X                                                 80.3               4/30/2005        Fee Simple
         6                     165                         95.8               5/20/2005        Fee Simple
         7                     117                         93.9                5/2/2005        Fee Simple
         8                 330,322                         66.2               3/31/2005        Fee Simple
         9                     271                         98.2               5/25/2005        Fee Simple
        10                     132                         86.9               7/28/2005        Fee Simple
        10A                                               100.0               7/28/2005        Fee Simple
        10B                                                50.4               7/28/2005        Fee Simple
        11                   1,053                         80.2                7/1/2005        Fee Simple
        12                     271                         96.2                6/1/2005        Fee Simple/Leasehold
        13                     269                        100.0               7/12/2005        Fee Simple
        14                     142                         89.1               5/16/2005        Fee Simple
        15                  65,574                         99.0               7/25/2005        Fee Simple
        16                     415                         88.9                7/1/2005        Fee Simple
        17                  70,093                         97.7                4/1/2005        Fee Simple
        18                 186,628                         97.2               5/20/2005        Fee Simple
        18A                                                96.3               5/20/2005        Fee Simple
        18B                                               100.0               5/20/2005        Fee Simple
        18C                                                95.8               5/20/2005        Fee Simple
        18D                                               100.0               5/20/2005        Fee Simple
        18E                                                94.4               5/20/2005        Fee Simple
        18F                                                96.0               5/20/2005        Fee Simple
        18G                                               100.0               5/20/2005        Fee Simple
        19                      72                        100.0               5/23/2005        Fee Simple
        20                     140                        100.0               6/13/2005        Fee Simple
        21                     284                         91.6               5/12/2005        Fee Simple
        22                     177                         99.7                5/5/2005        Fee Simple
        23                  87,121                         94.3               7/14/2005        Fee Simple
        24                     132                         89.9               6/30/2005        Fee Simple
        25                     219                         99.9                6/1/2005        Fee Simple
        26                  33,010                         92.2               5/18/2005        Fee Simple
        27                     122                         98.5               5/19/2005        Fee Simple
        28                     153                         97.2               5/21/2005        Fee Simple
        29                  56,667                         89.8                5/3/2005        Fee Simple
        30                  68,868                         92.9               6/21/2005        Fee Simple
        31                     132                         96.9                6/9/2005        Fee Simple
        32                     178                        100.0                4/6/2005        Fee Simple
        33                  57,043                         93.9               4/12/2005        Fee Simple
        34                     325                        100.0               4/18/2005        Fee Simple
        35                 118,085                         92.2               5/31/2005        Fee Simple
        36                     309                        100.0                6/1/2005        Fee Simple
        37                     102                         92.0               6/23/2005        Fee Simple
        38                     298                         93.8                6/8/2005        Fee Simple
        39                  60,261                         91.0               5/20/2005        Fee Simple
        39A                                                87.2               5/20/2005        Fee Simple
        39B                                                96.6               5/20/2005        Fee Simple
        40                     258                        100.0               5/10/2005        Fee Simple
        41                     133                         98.4               6/20/2005        Fee Simple
        42                     178                        100.0               5/20/2005        Fee Simple
        43                     176                        100.0               6/10/2005        Fee Simple
        44                      85                         88.9               5/19/2005        Fee Simple
        45                      47                         89.4               6/28/2005        Fee Simple
        46                  31,818                         99.2               5/25/2005        Fee Simple
        47                      44                        100.0               7/18/2005        Fee Simple
        48                 104,667                         91.0               5/31/2005        Fee Simple
        49                     180                         97.1                4/6/2005        Fee Simple
        50                  32,636                         86.6               4/23/2005        Fee Simple
        51                     112                        100.0                4/6/2005        Fee Simple
        52                      88                         96.3               5/26/2005        Fee Simple
        53                  33,271                         98.1               3/31/2005        Fee Simple
        54                     226                        100.0                4/5/2005        Fee Simple
        55                      61                         83.9               7/11/2005        Fee Simple
        56                      64                         99.6                6/6/2005        Fee Simple
        57                     162                         94.8               7/31/2005        Fee Simple
        58                  71,467                         80.5               5/31/2005        Fee Simple
        59                     333                         89.6               4/11/2005        Fee Simple
        60                  24,903                         95.2               5/31/2005        Fee Simple
        61                     127                         92.4                3/6/2005        Fee Simple
        62                  28,497                         96.9               4/13/2005        Fee Simple
        63                      49                        100.0               6/15/2005        Fee Simple
        64                     152                         95.9               6/30/2005        Fee Simple
        65                     249                         92.5               4/12/2005        Fee Simple
        66                      40                         96.5                7/7/2005        Fee Simple
        67                      93                         97.3               7/29/2005        Fee Simple
        68                     366                        100.0                5/1/2005        Fee Simple
        69                  82,385                        100.0               5/10/2005        Fee Simple
        70                     249                        100.0               5/29/2005        Fee Simple
        71                     364                        100.0               6/20/2005        Fee Simple
        72                      62                         88.4               5/18/2005        Fee Simple
        73                     242                        100.0               5/24/2005        Fee Simple
        74                     341                        100.0                7/5/2005        Fee Simple
        75                     110                        100.0               5/11/2005        Fee Simple
        76                      50                        100.0                5/1/2005        Fee Simple
        77                     638                        100.0                6/1/2005        Fee Simple
        77A                                               100.0                6/1/2005        Fee Simple
        77B                                               100.0                6/1/2005        Fee Simple
        78                     316                        100.0                5/1/2005        Fee Simple
        79                      32                         98.3                7/1/2005        Fee Simple
        80                      59                        100.0               3/16/2005        Fee Simple
        81                     153                        100.0                6/2/2005        Fee Simple
        82                     124                         76.3               6/15/2005        Fee Simple
        83                  28,864                         93.2               5/17/2005        Fee Simple
        84                  54,286                         71.0               5/31/2005        Fee Simple
        85                      64                        100.0                4/1/2005        Fee Simple
        86                     262                        100.0                7/1/2005        Fee Simple
        87                     330                        100.0               6/23/2005        Fee Simple
        88                      71                         87.7                5/7/2005        Fee Simple
        89                     174                         94.5                4/4/2005        Fee Simple
        90                  30,580                         95.5               5/16/2005        Fee Simple
        91                      36                         98.1                7/1/2005        Fee Simple
        92                  57,143                         78.7               3/31/2005        Fee Simple
        93                  17,877                         95.0               4/30/2005        Fee Simple
        94                      52                        100.0               5/26/2005        Fee Simple
        95                     314                        100.0               7/13/2005        Fee Simple
        96                     285                        100.0                6/1/2005        Fee Simple
        97                     268                        100.0               4/20/2004        Leasehold
        98                     187                         80.9                4/1/2005        Fee Simple
        99                     231                        100.0                5/3/2005        Fee Simple
        100                    208                         89.7               7/14/2005        Fee Simple
        101                     41                        100.0               6/23/2005        Fee Simple
        102                 13,905                        100.0               4/30/2005        Fee Simple
       102A                                               100.0               4/30/2005        Fee Simple
       102B                                               100.0               4/30/2005        Fee Simple
       102C                                               100.0               4/30/2005        Fee Simple
       102D                                               100.0               4/30/2005        Fee Simple
        103                206,083                        100.0               5/20/2005        Fee Simple
        104                 16,554                         98.6                4/8/2005        Fee Simple
        105                    230                        100.0               5/13/2005        Fee Simple
        106                 25,249                         94.5               4/12/2005        Fee Simple
        107                 22,390                         90.0               5/16/2005        Fee Simple
        108                     28                         82.2               4/11/2005        Fee Simple
        109                    247                        100.0                7/7/2005        Fee Simple
        110                     77                         97.7                6/5/2005        Fee Simple/Leasehold
        111                    202                         84.2                5/6/2005        Fee Simple
        112                 23,955                         94.8               4/30/2005        Fee Simple
        113                    120                        100.0               5/24/2005        Fee Simple
        114                     24                         81.9               3/31/2005        Fee Simple
        115                     25                         96.7               3/14/2005        Fee Simple
        116                    107                         92.3                7/1/2005        Fee Simple
        117                     18                         95.0                6/1/2005        Fee Simple




                                         LARGEST                                      LARGEST                          LARGEST
 CONTROL                                 TENANT                                     TENANT AREA                      TENANT LEASE
   NO.                                    NAME                                    LEASED (SQ. FT.)                    EXP. DATE
----------------------------------------------------------------------------------------------------------------------------------

    1            The Dreyfus Corp.                                                    351,585                           3/31/2019
    2            Filene's                                                             200,000                            5/1/2037
    3            Citicorp North America                                               233,314                          12/31/2012
    4            N/A                                                                      N/A                                 N/A
   4A1           N/A                                                                      N/A                                 N/A
   4A2           N/A                                                                      N/A                                 N/A
   4A3           N/A                                                                      N/A                                 N/A
   4A4           N/A                                                                      N/A                                 N/A
   4A5           N/A                                                                      N/A                                 N/A
   4A6           N/A                                                                      N/A                                 N/A
   4A7           N/A                                                                      N/A                                 N/A
   4A8           N/A                                                                      N/A                                 N/A
   4A9           N/A                                                                      N/A                                 N/A
  4A10           N/A                                                                      N/A                                 N/A
  4A11           N/A                                                                      N/A                                 N/A
  4A12           N/A                                                                      N/A                                 N/A
  4A13           N/A                                                                      N/A                                 N/A
  4A14           N/A                                                                      N/A                                 N/A
  4A15           N/A                                                                      N/A                                 N/A
  4A16           N/A                                                                      N/A                                 N/A
  4A17           N/A                                                                      N/A                                 N/A
  4A18           N/A                                                                      N/A                                 N/A
  4A19           N/A                                                                      N/A                                 N/A
  4A20           N/A                                                                      N/A                                 N/A
  4A21           N/A                                                                      N/A                                 N/A
  4A22           N/A                                                                      N/A                                 N/A
  4A23           N/A                                                                      N/A                                 N/A
  4A24           N/A                                                                      N/A                                 N/A
  4A25           N/A                                                                      N/A                                 N/A
  4A26           N/A                                                                      N/A                                 N/A
  4A27           N/A                                                                      N/A                                 N/A
  4A28           N/A                                                                      N/A                                 N/A
  4A29           N/A                                                                      N/A                                 N/A
  4A30           N/A                                                                      N/A                                 N/A
  4A31           N/A                                                                      N/A                                 N/A
  4A32           N/A                                                                      N/A                                 N/A
  4A33           N/A                                                                      N/A                                 N/A
  4A34           N/A                                                                      N/A                                 N/A
  4A35           N/A                                                                      N/A                                 N/A
  4A36           N/A                                                                      N/A                                 N/A
  4A37           N/A                                                                      N/A                                 N/A
  4A38           N/A                                                                      N/A                                 N/A
  4A39           N/A                                                                      N/A                                 N/A
  4A40           N/A                                                                      N/A                                 N/A
  4A41           N/A                                                                      N/A                                 N/A
  4A42           N/A                                                                      N/A                                 N/A
  4A43           N/A                                                                      N/A                                 N/A
  4A44           N/A                                                                      N/A                                 N/A
  4A45           N/A                                                                      N/A                                 N/A
  4A46           N/A                                                                      N/A                                 N/A
  4A47           N/A                                                                      N/A                                 N/A
  4A48           N/A                                                                      N/A                                 N/A
  4A49           N/A                                                                      N/A                                 N/A
  4A50           N/A                                                                      N/A                                 N/A
  4A51           N/A                                                                      N/A                                 N/A
  4A52           N/A                                                                      N/A                                 N/A
  4A53           N/A                                                                      N/A                                 N/A
  4A54           N/A                                                                      N/A                                 N/A
  4A55           N/A                                                                      N/A                                 N/A
  4A56           N/A                                                                      N/A                                 N/A
  4A57           N/A                                                                      N/A                                 N/A
  4A58           N/A                                                                      N/A                                 N/A
  4A59           N/A                                                                      N/A                                 N/A
  4A60           N/A                                                                      N/A                                 N/A
  4A61           N/A                                                                      N/A                                 N/A
  4A62           N/A                                                                      N/A                                 N/A
  4A63           N/A                                                                      N/A                                 N/A
  4A64           N/A                                                                      N/A                                 N/A
    5            N/A                                                                      N/A                                 N/A
   5A            N/A                                                                      N/A                                 N/A
   5B            N/A                                                                      N/A                                 N/A
   5C            N/A                                                                      N/A                                 N/A
   5D            N/A                                                                      N/A                                 N/A
   5E            N/A                                                                      N/A                                 N/A
   5F            N/A                                                                      N/A                                 N/A
   5G            N/A                                                                      N/A                                 N/A
   5H            N/A                                                                      N/A                                 N/A
   5I            N/A                                                                      N/A                                 N/A
   5J            N/A                                                                      N/A                                 N/A
   5K            N/A                                                                      N/A                                 N/A
   5L            N/A                                                                      N/A                                 N/A
   5M            N/A                                                                      N/A                                 N/A
   5N            N/A                                                                      N/A                                 N/A
   5O            N/A                                                                      N/A                                 N/A
   5P            N/A                                                                      N/A                                 N/A
   5Q            N/A                                                                      N/A                                 N/A
   5R            N/A                                                                      N/A                                 N/A
   5S            N/A                                                                      N/A                                 N/A
   5T            N/A                                                                      N/A                                 N/A
   5U            N/A                                                                      N/A                                 N/A
   5V            N/A                                                                      N/A                                 N/A
   5W            N/A                                                                      N/A                                 N/A
   5X            N/A                                                                      N/A                                 N/A
    6            General Services Administration                                       85,804                          11/30/2009
    7            Belk Deptartment Store                                               115,793                           1/31/2011
    8            N/A                                                                      N/A                                 N/A
    9            Planned Parenthood Federation Of America                             103,071                           2/28/2022
   10            N/A                                                                      N/A                                 N/A
   10A           American Intercontinental University                                 116,345                          12/31/2014
   10B           Alcatel USA Sourcing, L.P.                                            19,911                           9/30/2010
   11            Red Door Salons Illinois, Inc.                                        14,209                            1/4/2008
   12            Alliance Capital Management L.P.                                     879,211                          12/31/2024
   13            Spacenet Real Estate Holdings, LLC                                   137,000                           3/31/2016
   14            Kohl's                                                                87,010                           1/31/2023
   15            N/A                                                                      N/A                                 N/A
   16            The City of New York                                                  23,292                                 MTM
   17            N/A                                                                      N/A                                 N/A
   18            N/A                                                                      N/A                                 N/A
   18A           N/A                                                                      N/A                                 N/A
   18B           N/A                                                                      N/A                                 N/A
   18C           N/A                                                                      N/A                                 N/A
   18D           N/A                                                                      N/A                                 N/A
   18E           N/A                                                                      N/A                                 N/A
   18F           N/A                                                                      N/A                                 N/A
   18G           N/A                                                                      N/A                                 N/A
   19            Wright Manufacturing, Inc.                                           121,800                           8/31/2013
   20            Ross Store #718                                                       30,187                           1/31/2015
   21            Men's Wearhouse                                                        6,500                           9/30/2010
   22            S.H. Smith & Company                                                  14,603                          10/31/2008
   23            N/A                                                                      N/A                                 N/A
   24            National University                                                   23,178                            1/4/2011
   25            McKinsey & Company, Inc. United States                               356,514                           7/31/2017
   26            N/A                                                                      N/A                                 N/A
   27            Hobby Lobby                                                           63,024                           8/31/2019
   28            Dominicks Finer Foods, Inc.                                           72,385                           5/31/2017
   29            N/A                                                                      N/A                                 N/A
   30            N/A                                                                      N/A                                 N/A
   31            Deals, Nothing Over $1 #316                                           11,565                           10/3/2006
   32            Office Depot                                                          29,805                          10/31/2013
   33            N/A                                                                      N/A                                 N/A
   34            Blockbuster                                                            6,429                           4/30/2010
   35            N/A                                                                      N/A                                 N/A
   36            Clarement Children School                                             18,000                           9/30/2020
   37            LAUSD                                                                 37,936                           3/31/2013
   38            Jennifer Convertibles                                                  5,680                           1/31/2010
   39            N/A                                                                      N/A                                 N/A
   39A           N/A                                                                      N/A                                 N/A
   39B           N/A                                                                      N/A                                 N/A
   40            Chipotle of Texas, LLC                                                 3,000                           2/28/2008
   41            Petco                                                                 18,224                           1/31/2009
   42            Texas Endoscopy                                                        5,500                           9/30/2014
   43            International House of Pancakes- IHOP                                  6,800                          12/31/2017
   44            Wild Oats Sun Harvest                                                 30,000                           5/31/2007
   45            Winn Dixie                                                            42,477                           1/17/2006
   46            N/A                                                                      N/A                                 N/A
   47            Troy CMBS Property, L.L.C.                                           191,008                           3/31/2019
   48            N/A                                                                      N/A                                 N/A
   49            Blockbuster Video                                                      5,500                           6/30/2008
   50            N/A                                                                      N/A                                 N/A
   51            Ace Hardware                                                          14,574                           5/31/2013
   52            Food Lion                                                             34,680                          10/31/2010
   53            N/A                                                                      N/A                                 N/A
   54            Gateway                                                               10,175                          11/30/2007
   55            Food Lion                                                             35,296                          12/29/2017
   56            Feldman's/Loehr's                                                     30,800                          10/31/2010
   57            Bayramyan Pediatric Dental Group                                       1,904                          10/30/2012
   58            N/A                                                                      N/A                                 N/A
   59            Darcy's Irish Pub                                                      4,712                          12/31/2006
   60            N/A                                                                      N/A                                 N/A
   61            Hermes Music of San Antonio                                           33,800                           9/30/2006
   62            N/A                                                                      N/A                                 N/A
   63            Kmart of Michigan, Inc                                               112,960                          12/31/2017
   64            MTAA                                                                   6,529                           9/30/2009
   65            Blue Ridge Mt Sports                                                   5,600                           3/31/2012
   66            K-Mart                                                                71,657                           6/30/2010
   67            Staples                                                               24,049                            9/1/2013
   68            Walgreen Co.                                                          14,820                           4/30/2030
   69            N/A                                                                      N/A                                 N/A
   70            Petco Animal Supplies, Inc.#1501                                      11,920                           1/31/2012
   71            Walgreen Co.                                                          14,560                           4/30/2080
   72            N/A                                                                      N/A                                 N/A
   73            The Good Egg                                                           3,750                          12/31/2016
   74            Walgreen Co.                                                          14,650                           6/30/2080
   75            Murry's of Maryland,Inc.                                              11,977                           4/30/2010
   76            Sack N' Save                                                          43,853                           6/30/2009
   77            N/A                                                                      N/A                                 N/A
   77A           RBC Centura Bank                                                       4,128                          10/31/2020
   77B           RBC Centura Bank                                                       3,224                          10/31/2020
   78            Walgreens                                                             14,820                           6/30/2030
   79            Rose's, Store # 189                                                   50,000                           3/10/2010
   80            Cowboy Maloney Electric City                                          20,000                           8/31/2009
   81            Home Goods                                                            27,307                           5/31/2013
   82            Vogue Imports, LLc                                                     4,200                           9/30/2007
   83            N/A                                                                      N/A                                 N/A
   84            N/A                                                                      N/A                                 N/A
   85            Stock Building Supply - Bldg/Plant                                    56,876                            6/1/2020
   86            CVS, Inc                                                              11,970                           1/31/2031
   87            CVS BDI Inc.                                                          10,880                           1/31/2027
   88            N/A                                                                      N/A                                 N/A
   89            Holly's Hallmark                                                       5,000                          12/31/2007
   90            N/A                                                                      N/A                                 N/A
   91            Big Lots                                                              34,671                           1/31/2015
   92            N/A                                                                      N/A                                 N/A
   93            N/A                                                                      N/A                                 N/A
   94            El Bodegon Grocery                                                    25,600                           9/30/2012
   95            Jersey Shore PA CVS, Inc.                                             10,125                           1/31/2028
   96            CVS Corporation                                                       10,880                           7/31/2029
   97            Walgreens                                                             11,282                          12/31/2030
   98            Valley National Bank                                                   3,871                          11/30/2020
   99            CVS Corporation                                                       12,520                           1/31/2026
   100           Amscot                                                                 3,000                           1/31/2015
   101           Locke Supply                                                          23,072                           8/31/2011
   102           N/A                                                                      N/A                                 N/A
  102A           N/A                                                                      N/A                                 N/A
  102B           N/A                                                                      N/A                                 N/A
  102C           N/A                                                                      N/A                                 N/A
  102D           N/A                                                                      N/A                                 N/A
   103           N/A                                                                      N/A                                 N/A
   104           N/A                                                                      N/A                                 N/A
   105           Dunkin Donuts                                                          2,409                          10/31/2014
   106           N/A                                                                      N/A                                 N/A
   107           N/A                                                                      N/A                                 N/A
   108           Super Heat                                                             4,750                           3/31/2007
   109           Amscot                                                                 3,200                           3/31/2015
   110           Henley Hardware Store                                                  9,600                           2/28/2010
   111           Banner Bank                                                            3,810                           1/31/2020
   112           N/A                                                                      N/A                                 N/A
   113           Weekley Homes, L.P. d/b/a David Weekley Homes
                   (subleased to Wells Fargo Mortgage)                                  2,897                           1/31/2008
   114           N/A                                                                      N/A                                 N/A
   115           N/A                                                                      N/A                                 N/A
   116           Gibson's Eye Works                                                     2,650                           6/30/2008
   117           N/A                                                                      N/A                                 N/A




                                  2ND LARGEST                                        2ND LARGEST                     2ND LARGEST
CONTROL                              TENANT                                          TENANT AREA                     TENANT LEASE
  NO.                                 NAME                                         LEASED (SQ. FT.)                   EXP. DATE
----------------------------------------------------------------------------------------------------------------------------------

   1          Winston & Strawn LLP                                                   335,094                           11/23/2011
   2          Nordstrom                                                              197,000                            2/28/2020
   3          GSA                                                                     76,209                            6/25/2006
   4          N/A                                                                        N/A                                  N/A
  4A1         N/A                                                                        N/A                                  N/A
  4A2         N/A                                                                        N/A                                  N/A
  4A3         N/A                                                                        N/A                                  N/A
  4A4         N/A                                                                        N/A                                  N/A
  4A5         N/A                                                                        N/A                                  N/A
  4A6         N/A                                                                        N/A                                  N/A
  4A7         N/A                                                                        N/A                                  N/A
  4A8         N/A                                                                        N/A                                  N/A
  4A9         N/A                                                                        N/A                                  N/A
 4A10         N/A                                                                        N/A                                  N/A
 4A11         N/A                                                                        N/A                                  N/A
 4A12         N/A                                                                        N/A                                  N/A
 4A13         N/A                                                                        N/A                                  N/A
 4A14         N/A                                                                        N/A                                  N/A
 4A15         N/A                                                                        N/A                                  N/A
 4A16         N/A                                                                        N/A                                  N/A
 4A17         N/A                                                                        N/A                                  N/A
 4A18         N/A                                                                        N/A                                  N/A
 4A19         N/A                                                                        N/A                                  N/A
 4A20         N/A                                                                        N/A                                  N/A
 4A21         N/A                                                                        N/A                                  N/A
 4A22         N/A                                                                        N/A                                  N/A
 4A23         N/A                                                                        N/A                                  N/A
 4A24         N/A                                                                        N/A                                  N/A
 4A25         N/A                                                                        N/A                                  N/A
 4A26         N/A                                                                        N/A                                  N/A
 4A27         N/A                                                                        N/A                                  N/A
 4A28         N/A                                                                        N/A                                  N/A
 4A29         N/A                                                                        N/A                                  N/A
 4A30         N/A                                                                        N/A                                  N/A
 4A31         N/A                                                                        N/A                                  N/A
 4A32         N/A                                                                        N/A                                  N/A
 4A33         N/A                                                                        N/A                                  N/A
 4A34         N/A                                                                        N/A                                  N/A
 4A35         N/A                                                                        N/A                                  N/A
 4A36         N/A                                                                        N/A                                  N/A
 4A37         N/A                                                                        N/A                                  N/A
 4A38         N/A                                                                        N/A                                  N/A
 4A39         N/A                                                                        N/A                                  N/A
 4A40         N/A                                                                        N/A                                  N/A
 4A41         N/A                                                                        N/A                                  N/A
 4A42         N/A                                                                        N/A                                  N/A
 4A43         N/A                                                                        N/A                                  N/A
 4A44         N/A                                                                        N/A                                  N/A
 4A45         N/A                                                                        N/A                                  N/A
 4A46         N/A                                                                        N/A                                  N/A
 4A47         N/A                                                                        N/A                                  N/A
 4A48         N/A                                                                        N/A                                  N/A
 4A49         N/A                                                                        N/A                                  N/A
 4A50         N/A                                                                        N/A                                  N/A
 4A51         N/A                                                                        N/A                                  N/A
 4A52         N/A                                                                        N/A                                  N/A
 4A53         N/A                                                                        N/A                                  N/A
 4A54         N/A                                                                        N/A                                  N/A
 4A55         N/A                                                                        N/A                                  N/A
 4A56         N/A                                                                        N/A                                  N/A
 4A57         N/A                                                                        N/A                                  N/A
 4A58         N/A                                                                        N/A                                  N/A
 4A59         N/A                                                                        N/A                                  N/A
 4A60         N/A                                                                        N/A                                  N/A
 4A61         N/A                                                                        N/A                                  N/A
 4A62         N/A                                                                        N/A                                  N/A
 4A63         N/A                                                                        N/A                                  N/A
 4A64         N/A                                                                        N/A                                  N/A
   5          N/A                                                                        N/A                                  N/A
  5A          N/A                                                                        N/A                                  N/A
  5B          N/A                                                                        N/A                                  N/A
  5C          N/A                                                                        N/A                                  N/A
  5D          N/A                                                                        N/A                                  N/A
  5E          N/A                                                                        N/A                                  N/A
  5F          N/A                                                                        N/A                                  N/A
  5G          N/A                                                                        N/A                                  N/A
  5H          N/A                                                                        N/A                                  N/A
  5I          N/A                                                                        N/A                                  N/A
  5J          N/A                                                                        N/A                                  N/A
  5K          N/A                                                                        N/A                                  N/A
  5L          N/A                                                                        N/A                                  N/A
  5M          N/A                                                                        N/A                                  N/A
  5N          N/A                                                                        N/A                                  N/A
  5O          N/A                                                                        N/A                                  N/A
  5P          N/A                                                                        N/A                                  N/A
  5Q          N/A                                                                        N/A                                  N/A
  5R          N/A                                                                        N/A                                  N/A
  5S          N/A                                                                        N/A                                  N/A
  5T          N/A                                                                        N/A                                  N/A
  5U          N/A                                                                        N/A                                  N/A
  5V          N/A                                                                        N/A                                  N/A
  5W          N/A                                                                        N/A                                  N/A
  5X          N/A                                                                        N/A                                  N/A
   6          Science Applications International Corporation                          51,137                            5/31/2007
   7          J.C. Penney Company, Inc.                                              104,107                            3/31/2007
   8          N/A                                                                        N/A                                  N/A
   9          Rosemont Press                                                          15,000                            3/31/2007
  10          N/A                                                                        N/A                                  N/A
  10A         MCI / Worldcom                                                          87,685                            2/29/2008
  10B         ATCS, PLC                                                               10,140                            5/31/2010
  11          St. John Apparel, LLC                                                    9,380                            5/31/2018
  12          Pimco Advisors L.P.                                                    179,441                           12/31/2016
  13          N/A                                                                        N/A                                  N/A
  14          Super Stop & Shop                                                       72,296                            5/31/2017
  15          N/A                                                                        N/A                                  N/A
  16          Modell's NY II, Inc.                                                    10,200                           10/31/2022
  17          N/A                                                                        N/A                                  N/A
  18          N/A                                                                        N/A                                  N/A
  18A         N/A                                                                        N/A                                  N/A
  18B         N/A                                                                        N/A                                  N/A
  18C         N/A                                                                        N/A                                  N/A
  18D         N/A                                                                        N/A                                  N/A
  18E         N/A                                                                        N/A                                  N/A
  18F         N/A                                                                        N/A                                  N/A
  18G         N/A                                                                        N/A                                  N/A
  19          Image Direct, LLC                                                       56,000                            2/28/2011
  20          T.J. Maxx                                                               28,000                            8/31/2014
  21          Mongolian BBQ                                                            5,656                            7/31/2011
  22          Hooker & Holcombe, Inc.                                                 12,136                            2/28/2009
  23          N/A                                                                        N/A                                  N/A
  24          Hitachi Storage Software Incorporated                                   13,425                           12/31/2006
  25          AON Corporation                                                        272,080                            4/30/2023
  26          N/A                                                                        N/A                                  N/A
  27          Best Buy                                                                45,000                            1/31/2020
  28          Hollywood Entertainment d/b/a (Hollywood Video)                          7,000                             8/4/2007
  29          N/A                                                                        N/A                                  N/A
  30          N/A                                                                        N/A                                  N/A
  31          Brook Mays Music Company                                                 7,925                            6/30/2007
  32          Washington Sports                                                       23,500                            4/30/2015
  33          N/A                                                                        N/A                                  N/A
  34          Burger King                                                              4,457                           10/31/2009
  35          N/A                                                                        N/A                                  N/A
  36          CVS Amsterdam Avenue, LLC                                               12,000                            9/30/2013
  37          Commerce Escrow                                                         10,078                            6/30/2010
  38          Hunan Village                                                            3,160                            6/30/2008
  39          N/A                                                                        N/A                                  N/A
  39A         N/A                                                                        N/A                                  N/A
  39B         N/A                                                                        N/A                                  N/A
  40          Abdallah's Bakery                                                        2,640                            1/14/2010
  41          Mogul Indian Restaurant                                                  9,525                            1/31/2010
  42          Palm Beach Tan                                                           4,450                           12/31/2009
  43          A-1 Japanese Restaurant                                                  6,800                             8/1/2011
  44          Gabriels Liquors                                                         8,280                            1/31/2010
  45          Marshall's                                                              27,312                            1/31/2010
  46          N/A                                                                        N/A                                  N/A
  47          N/A                                                                        N/A                                  N/A
  48          N/A                                                                        N/A                                  N/A
  49          Virginia ABC                                                             4,125                            1/31/2012
  50          N/A                                                                        N/A                                  N/A
  51          Atlanta Selection Center                                                 8,795                            1/31/2006
  52          Rite Aid of Virginia                                                    11,180                            9/30/2017
  53          N/A                                                                        N/A                                  N/A
  54          Hudson Trail Outfitters                                                  7,866                            9/30/2007
  55          Sears                                                                   10,800                            8/31/2010
  56          Advance Auto (Formerly Western)                                         12,450                            9/30/2008
  57          Angelica Rivera                                                          1,050                                  MTM
  58          N/A                                                                        N/A                                  N/A
  59          Panera Bread                                                             4,598                            9/30/2011
  60          N/A                                                                        N/A                                  N/A
  61          Bridal Galleria                                                          3,600                            9/30/2006
  62          N/A                                                                        N/A                                  N/A
  63          N/A                                                                        N/A                                  N/A
  64          Payless Shoesource                                                       3,407                            6/30/2010
  65          Household Finance                                                        2,008                            2/28/2013
  66          Farmers Furniture- Warehouse Home Furnishings Distributors              21,840                            2/28/2011
  67          Dollar Tree                                                              9,300                             1/1/2009
  68          N/A                                                                        N/A                                  N/A
  69          N/A                                                                        N/A                                  N/A
  70          Sprint Store                                                             3,500                           12/31/2010
  71          N/A                                                                        N/A                                  N/A
  72          N/A                                                                        N/A                                  N/A
  73          China Lite                                                               3,125                            2/27/2012
  74          N/A                                                                        N/A                                  N/A
  75          JP Dollar and Outlet                                                     5,393                           10/31/2006
  76          Sams $1.00                                                              25,542                            5/30/2012
  77          N/A                                                                        N/A                                  N/A
  77A         N/A                                                                        N/A                                  N/A
  77B         N/A                                                                        N/A                                  N/A
  78          N/A                                                                        N/A                                  N/A
  79          Furniture Liquidation                                                   27,000                            9/30/2007
  80          U.S. Post Office                                                        14,933                            7/31/2008
  81          N/A                                                                        N/A                                  N/A
  82          Jensen Mattress & Furniture                                              3,150                            8/31/2009
  83          N/A                                                                        N/A                                  N/A
  84          N/A                                                                        N/A                                  N/A
  85          N/A                                                                        N/A                                  N/A
  86          N/A                                                                        N/A                                  N/A
  87          N/A                                                                        N/A                                  N/A
  88          N/A                                                                        N/A                                  N/A
  89          CiCi's Pizza                                                             3,900                            9/30/2006
  90          N/A                                                                        N/A                                  N/A
  91          Tractor Supply                                                          30,422                            3/31/2012
  92          N/A                                                                        N/A                                  N/A
  93          N/A                                                                        N/A                                  N/A
  94          Furniture Discovery                                                     10,200                            2/28/2009
  95          N/A                                                                        N/A                                  N/A
  96          N/A                                                                        N/A                                  N/A
  97          N/A                                                                        N/A                                  N/A
  98          H&R Block Eastern Tax Services, Inc.                                     2,095                            4/30/2010
  99          N/A                                                                        N/A                                  N/A
  100         Just a Buck                                                              2,000                            4/30/2010
  101         Hastings Entertainment                                                  19,450                            8/31/2010
  102         N/A                                                                        N/A                                  N/A
 102A         N/A                                                                        N/A                                  N/A
 102B         N/A                                                                        N/A                                  N/A
 102C         N/A                                                                        N/A                                  N/A
 102D         N/A                                                                        N/A                                  N/A
  103         N/A                                                                        N/A                                  N/A
  104         N/A                                                                        N/A                                  N/A
  105         Vocelli Pizza                                                            1,536                           10/31/2014
  106         N/A                                                                        N/A                                  N/A
  107         N/A                                                                        N/A                                  N/A
  108         KQ Service                                                               3,000                            3/31/2007
  109         Subway                                                                   1,500                            4/30/2015
  110         Town of West Point                                                       4,000                            3/31/2034
  111         LA Weight Loss                                                           1,500                            8/31/2013
  112         N/A                                                                        N/A                                  N/A
  113         Mike Ford Custom Builders, Inc.                                          1,440                            9/30/2006
  114         N/A                                                                        N/A                                  N/A
  115         N/A                                                                        N/A                                  N/A
  116         Oak Barrel Liquor Store                                                  2,000                            8/31/2007
  117         N/A                                                                        N/A                                  N/A




                               3RD LARGEST                                             3RD LARGEST                  3RD LARGEST
CONTROL                           TENANT                                               TENANT AREA                  TENANT LEASE
  NO.                              NAME                                              LEASED (SQ. FT.)                EXP. DATE
---------------------------------------------------------------------------------------------------------------------------------

   1          Barclays Bank PLC                                                          333,822                       7/31/2017
   2          J.C. Penney Company Inc.                                                   126,000                        5/1/2037
   3          SSA Global Technologies, Inc.                                               75,781                       3/31/2016
   4          N/A                                                                            N/A                             N/A
  4A1         N/A                                                                            N/A                             N/A
  4A2         N/A                                                                            N/A                             N/A
  4A3         N/A                                                                            N/A                             N/A
  4A4         N/A                                                                            N/A                             N/A
  4A5         N/A                                                                            N/A                             N/A
  4A6         N/A                                                                            N/A                             N/A
  4A7         N/A                                                                            N/A                             N/A
  4A8         N/A                                                                            N/A                             N/A
  4A9         N/A                                                                            N/A                             N/A
 4A10         N/A                                                                            N/A                             N/A
 4A11         N/A                                                                            N/A                             N/A
 4A12         N/A                                                                            N/A                             N/A
 4A13         N/A                                                                            N/A                             N/A
 4A14         N/A                                                                            N/A                             N/A
 4A15         N/A                                                                            N/A                             N/A
 4A16         N/A                                                                            N/A                             N/A
 4A17         N/A                                                                            N/A                             N/A
 4A18         N/A                                                                            N/A                             N/A
 4A19         N/A                                                                            N/A                             N/A
 4A20         N/A                                                                            N/A                             N/A
 4A21         N/A                                                                            N/A                             N/A
 4A22         N/A                                                                            N/A                             N/A
 4A23         N/A                                                                            N/A                             N/A
 4A24         N/A                                                                            N/A                             N/A
 4A25         N/A                                                                            N/A                             N/A
 4A26         N/A                                                                            N/A                             N/A
 4A27         N/A                                                                            N/A                             N/A
 4A28         N/A                                                                            N/A                             N/A
 4A29         N/A                                                                            N/A                             N/A
 4A30         N/A                                                                            N/A                             N/A
 4A31         N/A                                                                            N/A                             N/A
 4A32         N/A                                                                            N/A                             N/A
 4A33         N/A                                                                            N/A                             N/A
 4A34         N/A                                                                            N/A                             N/A
 4A35         N/A                                                                            N/A                             N/A
 4A36         N/A                                                                            N/A                             N/A
 4A37         N/A                                                                            N/A                             N/A
 4A38         N/A                                                                            N/A                             N/A
 4A39         N/A                                                                            N/A                             N/A
 4A40         N/A                                                                            N/A                             N/A
 4A41         N/A                                                                            N/A                             N/A
 4A42         N/A                                                                            N/A                             N/A
 4A43         N/A                                                                            N/A                             N/A
 4A44         N/A                                                                            N/A                             N/A
 4A45         N/A                                                                            N/A                             N/A
 4A46         N/A                                                                            N/A                             N/A
 4A47         N/A                                                                            N/A                             N/A
 4A48         N/A                                                                            N/A                             N/A
 4A49         N/A                                                                            N/A                             N/A
 4A50         N/A                                                                            N/A                             N/A
 4A51         N/A                                                                            N/A                             N/A
 4A52         N/A                                                                            N/A                             N/A
 4A53         N/A                                                                            N/A                             N/A
 4A54         N/A                                                                            N/A                             N/A
 4A55         N/A                                                                            N/A                             N/A
 4A56         N/A                                                                            N/A                             N/A
 4A57         N/A                                                                            N/A                             N/A
 4A58         N/A                                                                            N/A                             N/A
 4A59         N/A                                                                            N/A                             N/A
 4A60         N/A                                                                            N/A                             N/A
 4A61         N/A                                                                            N/A                             N/A
 4A62         N/A                                                                            N/A                             N/A
 4A63         N/A                                                                            N/A                             N/A
 4A64         N/A                                                                            N/A                             N/A
   5          N/A                                                                            N/A                             N/A
  5A          N/A                                                                            N/A                             N/A
  5B          N/A                                                                            N/A                             N/A
  5C          N/A                                                                            N/A                             N/A
  5D          N/A                                                                            N/A                             N/A
  5E          N/A                                                                            N/A                             N/A
  5F          N/A                                                                            N/A                             N/A
  5G          N/A                                                                            N/A                             N/A
  5H          N/A                                                                            N/A                             N/A
  5I          N/A                                                                            N/A                             N/A
  5J          N/A                                                                            N/A                             N/A
  5K          N/A                                                                            N/A                             N/A
  5L          N/A                                                                            N/A                             N/A
  5M          N/A                                                                            N/A                             N/A
  5N          N/A                                                                            N/A                             N/A
  5O          N/A                                                                            N/A                             N/A
  5P          N/A                                                                            N/A                             N/A
  5Q          N/A                                                                            N/A                             N/A
  5R          N/A                                                                            N/A                             N/A
  5S          N/A                                                                            N/A                             N/A
  5T          N/A                                                                            N/A                             N/A
  5U          N/A                                                                            N/A                             N/A
  5V          N/A                                                                            N/A                             N/A
  5W          N/A                                                                            N/A                             N/A
  5X          N/A                                                                            N/A                             N/A
   6          Telogy Networks, Inc. (subleased to Digital Receiver Technology, Inc.)      38,930                      12/31/2009
   7          Sears                                                                       91,164                      10/16/2009
   8          N/A                                                                            N/A                             N/A
   9          Color Graphics Press                                                         8,064                       1/31/2010
  10          N/A                                                                            N/A                             N/A
  10A         Lucent Technologies                                                         30,938                       8/31/2006
  10B         Fraser Wallace                                                               8,310                       5/31/2012
  11          LVMH Fashion Group Americas Inc.                                             7,400                      11/30/2017
  12          Linklaters                                                                 159,199                       8/31/2020
  13          N/A                                                                            N/A                             N/A
  14          Kay-Bee Toy Works                                                            8,200                       1/31/2009
  15          N/A                                                                            N/A                             N/A
  16          Bakers Footwear Group, Inc.                                                 10,000                       1/31/2020
  17          N/A                                                                            N/A                             N/A
  18          N/A                                                                            N/A                             N/A
  18A         N/A                                                                            N/A                             N/A
  18B         N/A                                                                            N/A                             N/A
  18C         N/A                                                                            N/A                             N/A
  18D         N/A                                                                            N/A                             N/A
  18E         N/A                                                                            N/A                             N/A
  18F         N/A                                                                            N/A                             N/A
  18G         N/A                                                                            N/A                             N/A
  19          Iron Mountain Information Management, Inc.                                  44,800                       7/31/2009
  20          Best Buy #662                                                               20,045                       1/31/2015
  21          Stardust Celebration                                                         5,637                       8/31/2013
  22          Webster Bank                                                                 7,000                       3/31/2012
  23          N/A                                                                            N/A                             N/A
  24          Valley Imaging Partners, Inc.                                               10,970                      12/31/2007
  25          Swiss Re Financial Services Corporation                                    181,638                      10/31/2012
  26          N/A                                                                            N/A                             N/A
  27          Great Wall Super Buffet                                                     11,550                       4/30/2010
  28          Chazz, Inc. d/b/a Chazio's                                                   2,400                      10/31/2008
  29          N/A                                                                            N/A                             N/A
  30          N/A                                                                            N/A                             N/A
  31          Mizzou Credit Union                                                          7,200                       8/31/2015
  32          CVS Corporation                                                             10,125                       1/31/2021
  33          N/A                                                                            N/A                             N/A
  34          Dollar Mart                                                                  2,600                       5/31/2015
  35          N/A                                                                            N/A                             N/A
  36          West Side One Stop                                                           5,600                       8/31/2013
  37          Morgan Adams                                                                 4,503                        4/6/2007
  38          UBS International Food Market                                                2,484                       7/31/2009
  39          N/A                                                                            N/A                             N/A
  39A         N/A                                                                            N/A                             N/A
  39B         N/A                                                                            N/A                             N/A
  40          Segler Enterprises                                                           2,640                        6/9/2010
  41          Sherlocks Pub                                                                9,400                       9/30/2009
  42          Washington Mutual                                                            3,800                      12/31/2020
  43          AAA Mid-Atlantic                                                             5,000                       7/31/2008
  44          Dollar General                                                               7,758                       1/31/2009
  45          Staples Office Super Store                                                  20,388                      11/30/2009
  46          N/A                                                                            N/A                             N/A
  47          N/A                                                                            N/A                             N/A
  48          N/A                                                                            N/A                             N/A
  49          Healthquest                                                                  3,750                      11/30/2009
  50          N/A                                                                            N/A                             N/A
  51          Fragile                                                                      8,791                       1/31/2009
  52          Family Dollar                                                                8,000                      12/31/2006
  53          N/A                                                                            N/A                             N/A
  54          Kinkos                                                                       6,307                       9/30/2007
  55          Rite Aid                                                                    10,010                      11/30/2007
  56          Eagle Fitness                                                                7,800                      12/31/2009
  57          Yoon Song Won                                                                  996                       4/30/2009
  58          N/A                                                                            N/A                             N/A
  59          AT&T Wireless                                                                4,204                       9/30/2006
  60          N/A                                                                            N/A                             N/A
  61          Starbucks                                                                    1,400                       9/30/2013
  62          N/A                                                                            N/A                             N/A
  63          N/A                                                                            N/A                             N/A
  64          Dr. Hamid Shahrokh                                                           1,062                       6/30/2009
  65          The Bistro Express                                                           1,908                       3/31/2010
  66          Dollar General                                                               7,327                       1/31/2007
  67          Fashion Bug                                                                  8,000                        9/1/2008
  68          N/A                                                                            N/A                             N/A
  69          N/A                                                                            N/A                             N/A
  70          Togo's Eatery                                                                1,600                       1/31/2011
  71          N/A                                                                            N/A                             N/A
  72          N/A                                                                            N/A                             N/A
  73          Streets of New York                                                          2,923                       2/27/2007
  74          N/A                                                                            N/A                             N/A
  75          Jasmyn's Hair Salon                                                          4,818                       3/31/2007
  76          US Post Office                                                              13,200                      12/31/2011
  77          N/A                                                                            N/A                             N/A
  77A         N/A                                                                            N/A                             N/A
  77B         N/A                                                                            N/A                             N/A
  78          N/A                                                                            N/A                             N/A
  79          Corner Market                                                               18,000                       8/31/2008
  80          Dolgencorp, Inc.                                                             8,000                       7/31/2006
  81          N/A                                                                            N/A                             N/A
  82          Game X Change of St. Louis                                                   2,450                      10/31/2007
  83          N/A                                                                            N/A                             N/A
  84          N/A                                                                            N/A                             N/A
  85          N/A                                                                            N/A                             N/A
  86          N/A                                                                            N/A                             N/A
  87          N/A                                                                            N/A                             N/A
  88          N/A                                                                            N/A                             N/A
  89          Art USA                                                                      2,000                       9/30/2006
  90          N/A                                                                            N/A                             N/A
  91          Burke's Outlet Store                                                        12,868                       4/30/2011
  92          N/A                                                                            N/A                             N/A
  93          N/A                                                                            N/A                             N/A
  94          El Baron Rojo Restaurant                                                     4,800                       5/30/2009
  95          N/A                                                                            N/A                             N/A
  96          N/A                                                                            N/A                             N/A
  97          N/A                                                                            N/A                             N/A
  98          Subway Real Estate Corp.                                                     2,034                       1/31/2013
  99          N/A                                                                            N/A                             N/A
  100         Rhino Video Games                                                            1,600                      11/30/2009
  101         Aaron's Rent                                                                14,000                       1/31/2007
  102         N/A                                                                            N/A                             N/A
 102A         N/A                                                                            N/A                             N/A
 102B         N/A                                                                            N/A                             N/A
 102C         N/A                                                                            N/A                             N/A
 102D         N/A                                                                            N/A                             N/A
  103         N/A                                                                            N/A                             N/A
  104         N/A                                                                            N/A                             N/A
  105         Subway                                                                       1,280                      10/31/2014
  106         N/A                                                                            N/A                             N/A
  107         N/A                                                                            N/A                             N/A
  108         National Linen                                                               1,200                      12/31/2005
  109         EB Games                                                                     1,500                       4/30/2010
  110         Virginia Alcohol Beverage Control                                            3,100                       3/31/2009
  111         UPS/MBE                                                                      1,380                      10/30/2008
  112         N/A                                                                            N/A                             N/A
  113         Capital Holdings, LLC                                                        1,432                       8/31/2006
  114         N/A                                                                            N/A                             N/A
  115         N/A                                                                            N/A                             N/A
  116         Eve Marie's                                                                  1,600                      10/31/2005
  117         N/A                                                                            N/A                             N/A


FOOTNOTES TO ANNEX A-1



   (1)      200 PARK AVENUE    U/W Net Operating Income and U/W Net Operating Cash
                               Flow reflect in-place U/W Net Operating Income and U/W
                               Net Cash Flow. The U/W Net Operating Income and U/W
                               Net Cash Flow of the 200 Park Avenue Mortgaged Property
                               are projected to be $135,778,637 and $129,864,120
                               respectively, based on assumed mark-to-market rent
                               adjustment and certain other lease-up assumptions.

                               U/W NCF DSCR is based on the in-place U/W Net Cash
                               Flow. The U/W NCF DSCR is based on a loan amount of
                               $848,763,796, including the $283,131,898 200 Park Avenue
                               Mortgage Loan, the $278,500,000 200 Park Avenue Note A1
                               Senior Non-Trust Loan Component and the $285,131,898 200
                               Park Avenue Note A3 Non-Trust Loan. Based on the
                               projected U/W Net Cash Flow, the U/W NCF DSCR is 2.75x.
                               In-place U/W NCF DSCR for the entire 200 Park Avenue
                               Loan Combination would be 1.55x.

                               Cut-Off Date LTV(%) is based on a loan amount of
                               $848,763,796 including the $283,131,898 200 Park Avenue
                               Mortgage Loan, the $278,500,000 200 Park Avenue Note A1
                               Senior Non-Trust Loan Component and the $285,131,898 200
                               Park Avenue Note A3 Non-Trust Loan. The Cut-off Date
                               LTV(%), based on the projected U/W Net Cash Flow, of the
                               U/W entire 200 Park Avenue Loan Combination would be
                               48.6%.

                               Tenant 2 - Winston & Strawn LLP's expiration consists of
                               112,951 square feet and 93,599 square feet expiring November
                               23 and 30, respectively, in year 2011, 125,105 square feet expiring April 30, 2007, and 3,439 square feet on a month to month basis.

                               The 200 Park Avenue Mortgage Loan is secured by a first
                               priority mortgage lien on both the underlying fee simple
                               interest and the leasehold interest in the 200 Park Avenue
                               Mortgaged Property.

   (2)      PROVIDENCE PLACE   The mortgage rate is as of origination of the Providence
                               Place Mortgage Loan and is expected to change. The actual
                               mortgage rate on the Providence Place Mortgage Loan will
                               be different, and possible lower, than that mortgage rate.

                               Monthly principal payments are applied pro rata between the
                               Providence Place Mortgage Loan and the Providence Place
                               Mezzanine Loan; consequently, the debt service payments on the Providence Place Mortgage Loan will vary on a month to month basis.

                               The annual debt service is based on the weighted average of the monthly debt service payments on the Providence Place
                               Mortgage Loan over the term of the loan.


FOOTNOTES TO ANNEX A-1 -- CONTINUED



                               Property Size reflects the total gross leasable area of the property including anchors, not all of which is included in the collateral. The collateral totals 960,803 square feet.

                               U/W Net Operating Income and U/W Net Operating Cash
                               Flow reflect in-place U/W Net Operating Income and U/W
                               Net Cash Flow. The U/W Net Operating Income and U/W
                               Net Cash Flow of the Providence Place Mortgaged Property
                               are projected to be $31,641,092 and $30,770,640, respectively.

                               The U/W NCF DSCR based on the in-place U/W Net Cash
                               Flow for the Providence Place Mortgage Loan is 1.69x. Based
                               on the projected U/W Net Cash Flow, the U/W NCF DSCR
                               would be 1.71x.

                               The entire property consists of a regional mall totaling
                               960,803 square feet of retail space which is collateral for the mortgage loan containing approximately 4,700 parking spaces.
                               Filene's and JC Penney own their improvements and lease
                               their pads, therefore neither such pads nor improvements are part of the collateral.

                               NAP means not applicable as the tenant owns its own
                               improvement, which is part of the collateral.
                               Loan per unit calculated based upon the collateral size of the mortgaged real property.

   (3)      500 WEST MADISON   The Mortgage Rate is the weighted average mortgage interest rate of the entire 500 West Madison Mortgage Loan
                               Combination. The actual rate on the 500 West Madison
                               Mortgage Loan may be different, and possibly lower, than
                               that weighted average rate.

                               U/W Net Operating Income and U/W Net Operating Cash
                               Flow reflect in-place U/W Net Operating Income and U/W
                               Net Cash Flow. The U/W Net Operating Income and U/W
                               Net Cash Flow of the 500 West Madison Street Mortgaged
                               Property are projected to be $27,725,407 and $25,900,520
                               respectively.

                               U/W NCF DSCR of 2.03x is calculated based on the
                               projected U/W Net Cash Flow and does not take into account the 500 West Madison Non-Trust Loan. The in-place U/W
                               NCF DSCR based on the entire 500 West Madison Mortgage
                               Loan Combination is 1.13x.

                               The Cut-Off Date LTV (%) is based only on the 500 West
                               Madison Mortgage Loan and does not account for the 500
                               West Madison Non-Trust Loan. The Cut-Off Date LTV (%)
                               of the entire 500 West Madison Mortgage Loan Combination
                               is 59.5%.


FOOTNOTES TO ANNEX A-1 -- CONTINUED



                                    The Stabilized Appraised value as of May 1, 2007 is
                                    $ 430,000,000.

   (4)      COURTYARD BY MARRIOTT   U/W NOI and U/W NCF reflects in-place U/W Net
            PORTFOLIO               Operating Income and in-place U/W Net Cash Flow. The
                                    U/W Net Operating Income and U/W Net Cash Flow of the
                                    Courtyard by Marriott Portfolio Mortgaged Properties is
                                    projected to be $92,304,454 and $78,630,728, respectively, based on assumed increases in the weighted average
                                    occupancy, ADR and RevPar of the Courtyard by Marriott
                                    Portfolio Mortgaged Properties.

                                    U/W NCF DSCR is calculated based on the in-place U/W
                                    Net Cash Flow and takes into account the Courtyard by
                                    Marriott Mortgage Loan, the Courtyard by Marriott Portfolio
                                    Note A1 Senior Non-Trust Loan Component and the
                                    Courtyard by Marriott Portfolio Note A3 Non-Trust Loan.
                                    The U/W NCF DSCR based on the in-place U/W Net Cash
                                    Flow for the entire Courtyard by Marriott Portfolio Loan
                                    Combination is 1.42x. Based on projected U/W Net Cash
                                    Flow, the U/W NCF DSCR would be 1.86x.

                                    Cut-off Date LTV is based on the monthly debt service
                                    payments for the Courtyard by Marriott Mortgage Loan, the
                                    Courtyard by Marriott Portfolio Note A1 Senior Non-Trust
                                    Loan Component and the Courtyard by Marriott Portfolio
                                    Note A3 Non-Trust Loan.

                                    Cut off Date LTV and Maturity Date LTV is based on a
                                    $477,300,000 loan amount that includes the Courtyard by
                                    Marriott Mortgage Loan, the Courtyard by Marriott Portfolio
                                    Note A1 Senior Non-Trust Loan Component and the
                                    Courtyard by Marriott Portfolio Note A3 Non-Trust Loan.

                                    The allocated loan amounts for the Courtyard by Marriott
                                    Portfolio Mortgaged Properties, identified as Courtyard by
                                    Marriott Poughkeepsie and Courtyard by Marriott Fresno,
                                    have amortization terms of 156 and 126 months, respectively.
                                    The allocated loan amount for the other Courtyard by
                                    Marriott Portfolio Mortgaged Properties has an amortization term of 300 months. The weighted average amortization term of the portfolio by allocated balance is approximately 294 months.

                                    The appraisal value reflects the market values assuming fully funded reserves for the reinvention project, as of December
                                    2004--January 2005. This market value assumes that any costs for a planned 2005 reinvention project have already been
                                    funded and thus would not be funded by a new owner.


FOOTNOTES TO ANNEX A-1 -- CONTINUED



                                      The Courtyard by Marriott Portfolio Mortgage Loan is
                                      secured by an additional six hotel properties with a total of
                                      893 rooms, which are freely releasable at any time without payment and have not been assigned an allocated loan
                                      amount nor any value in the underwriting of the Courtyard
                                      Marriott Portfolio Mortgage Loan.

                                      Weighted average, for the trailing twelve months as of June
                                      17, 2005, based on the allocated loan amount for each
                                      Courtyard by Marriott Portfolio Mortgaged Property.

   (5)      U-STORE-IT PORTFOLIO IV   Net Operating Income and Net Cashflow reflect in-place U/W
                                      Net Operating Income and in-place U/W Net Cash Flow. The
                                      U/W Net Operating Income and U/W Net Cash Flow of the
                                      Mortgaged Properties are projected to be $8,842,518 and
                                      $8,695,543, respectively, based on the assumed increase in the weighted average occupancy and rental rate.

                                      U/W NCF DSCR is calculated based on the in-place U/W
                                      Net Cash Flow. Based on the projected U/W Net Cash Flow,
                                      the U/W NCF DSCR is 1.66x.

                                      Weighted average, as of April 30, 2005, based on the
                                      allocated loan amount for each U-Store-It Portfolio IV
                                      Mortgaged Property.

                                      Occupancy percentage of U-Store-It Property #669 is
                                      included as part of the occupany percentage for U-Store-It
                                      Property #666 & 666 Satellite. As stated the occupany
                                      percentage for the combined properties is 86.6%.

   (6)      270 CORPORATE CENTER      Telogy Networks, Inc. subleases its space (38,930 square feet)
                                      to Digital Receiver Technology, Inc. through December 31,
                                      2009. In addition to the space subleased from Telogy
                                      Networks, Inc., Digital Receiver Technology, Inc. also leases
                                      33,155 square feet directly, under a lease which expires
                                      December 31, 2009. The total space leased by Digital
                                      Receiver Technology Inc. is equal to 72,085 square feet.

   (7)      MAGNOLIA MALL             Reflects gross leasable area of the Magnolia Mall Mortgaged
                                      Property. The collateral square footage consists of 343,118 square feet of anchor and junior anchor space, 202,780 square feet of in-line mall space and 8,319 square feet of outparcel pad improvements and pad. Collateral also includes four
                                      additional outparcel pads, but not the 10,607 square feet of tenant-owned outparcel improvements.

                                      Stated occupancy reflects the overall occupancy percentage.


FOOTNOTES TO ANNEX A-1 -- CONTINUED



        (8) 424 WEST 33RD STREET        Planned Parenthood has the right to purchase all or specified parts of the premises, but in no event less than 71,695 sf by notice between April 16, 2010 and April 16, 2015. In addition to the purchase price, The purchase price will initially be
                                        $328.06 psf and increases by approximately 2% per annum
                                        (compounded) until the purchase option expires. If less than the entire building is purchased, the property will
                                        immediately be converted to two condominiums in
                                        accordance with pre-approved condominium documents.
                                        Planned Parenthood also has an option to be exercised and
                                        closed simultaneously with the above option, to purchase the entire building at a purchase price equal to the greater of (i)
                                        the option price per rentable square foot designated above, or
                                        (ii) fair market value.

        (9) TAG PORTOLIO, LOUDOUN II    Occupancy Percentage of 50.4% represents the leased
                                        occupancy at the Loudoun II Property. Physical occupancy is
                                        34.2%.

     (10)   PALMOLIVE BUILDING RETAIL   The related borrower is required to make additional monthly amortization payments to the extent available from excess
                                        cash flow beginning with the September 2010 due date and
                                        continuing until maturity, which payments, if made, would
                                        effectively cause the loan to amortize on a 25-year schedule.
                                        The failure to make such additional monthly amortization
                                        payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Maturity Date
                                        Balance annual debt service and Maturity Date LTV that
                                        such additional monthly amortization payments will be made.

                                        U/W Net Cash Flow and U/W NCF DSCR were calculated
                                        including potential rent increases at the mortgaged real
                                        property, which have not yet been implemented. A letter of credit in the amount of $3,969,000, representing proceeds
                                        allocable to the net cash flow differential between the current net cash flow and the net cash flow resulting from the
                                        potential rent increases, was held back at the closing of the mortgage loan. Provided no event of default is then existing the mortgagee will be required to release the letter of credit to the related borrower, if on the date that is not later than the fourth (4th) anniversary of the closing date, the mortgagee determines, in its sole but good faith discretion, that the amount of the annual base rents for the mortgaged real
                                        property has increased by not less than $263,367 from the
                                        amount of the annual base rents for the mortgaged real
                                        property as of the date of closing based on (x) leases entered into after the date of closing in accordance with the terms of the mortgage and (y) rent increases occurring after January 1,
                                        2006 with respect to existing leases. The related borrower shall also be entitled to pro-rata releases. Based on the
                                        current net cash flow, the DSCR is 1.11x.


FOOTNOTES TO ANNEX A-1 -- CONTINUED



  (11)     1345 AVENUE OF THE AMERICAS   Original balance and Cut-off Date balance reflect the 1345
                                         Avenue of the Americas Mortgage Loan. The 1345 Avenue of
                                         the Americas Non-Trust Loans total $683,200,000. The 1345
                                         Avenue of the Americas Loan Combination totals
                                         $730,000,000, of which $513,495,116 comprises the pari passu
                                         1345 Avenue of the Americas A Loans.

                                         Maturity Date Balance reflects the balance after month 121 of the fully-amortizing 1345 Avenue of the Americas
                                         Mortgage Loan. At the maturity of the 1345 Avenue of the
                                         Americas Mortgage Loan, the 1345 Avenue of the Americas
                                         A Loans are expected to have an outstanding principal
                                         balance of approximately $419,822,629. The 1345 Avenue of
                                         the Americas A Loans and the 1345 Avenue of the Americas
                                         Loan Combination are expected to have balloon balances at
                                         maturity of approximately $297,833,987 and $514,338,872,
                                         respectively.

                                         Original LTV, Cut-off Date LTV and Maturity Date LTV are
                                         based on the 1345 Avenue of the Americas A Loans, with a
                                         total cut-off balance of $513,495,116 and total balance after the 121st month of the loan term of $419,822,629. The
                                         Original LTV and Cut-off Date LTV of the 1345 Avenue of
                                         the Americas Loan Combination is approximately 58.4%, with a Maturity Date LTV of approximately 41.1%.

                                         Loan per square foot reflects the 1345 Avenue of the
                                         Americas A Loans.

                                         Original Term to Maturity, Original Amortization Term,
                                         Remaining Term to Maturity and Remaining Amortization
                                         Term reflect the 1345 Avenue of the Americas Mortgage
                                         Loan only. The 1345 Avenue of the Americas Loan
                                         Combination is equal to $730,000,000, has an original term of
                                         241 months and amortizes on a 30-year schedule beginning in year 3 of the loan, with interest-only payments required for years 1 and 2, as well as for the last three years of the loan.

                                         U/W NCF DSCR is based on U/W Net Cash Flow divided by
                                         the product of (i) the aggregate initial principal balance of the 1345 Avenue of the Americas Mortgage Loan and the
                                         1345 Avenue of the Americas A Non-Trust Loans and (ii) the
                                         actual debt service constant of the 1345 Avenue of the
                                         Americas A Loans during the amortization period of
                                         approximately 7.2422%. The DSCR of the 1345 Avenue of
                                         the Americas Loan Combination, utilizing the Loan
                                         Combination debt service constant during the amortization
                                         period of approximately 6.7118% is 1.47x.The principals of the related borrower have the right to incur mezzanine debt, subject to satisfaction of certain conditions as indicated in the mortgage loan documents, including but not limited to an
                                         LTV no greater than 75.0% and a DSCR no less than 1.10x
                                         using an 8.00% constant.


FOOTNOTES TO ANNEX A-1 -- CONTINUED



                                  Alliance Capital's lease permits the landlord to unilaterally extend the expiration date from December 31, 2019 to
                                  December 31, 2024 with 3 years notice to the tenant. Lease expiration date indicated assumes this option is exercised.
                                  Alliance Capital subleases 43,059 square feet on the 45th
                                  floor to Banco Bilbao Vizcaya, 39,812 square feet on the 10th floor to Hearst Publishing through 2006 and 39,812 square
                                  feet on the 7th floor to Mcguire Woods.

                                  Occupancy Percentage, U/W Net Cash Flow and U/W NCF
                                  DSCR were calculated including 95,029 square feet of
                                  unoccupied space. The subject property is 96.2% leased and
                                  91.2% occupied.

                                  The scheduled debt service was calculated by adding the first
                                  12 monthly payments due with respect to the 1345 Avenue of the Americas Mortgage Loan (Note 1-A2) and the pari passu
                                  1345 Avenue of the Americas Note A Non-Trust Loans,
                                  during the first 12 months of the amortization period of the
                                  1345 Avenue of the Americas Loan Combination. Such
                                  monthly payments are comprised of (i) principal payments
                                  computed by allocating all principal payments during the first
                                  121 months of the loan term (beginning August 8, 2007) to
                                  the 1345 Avenue of the Americas Note 1-A1 Non-Trust Loan
                                  and the 1345 Avenue of the Americas Mortgage Loan (Note
                                  1-A2) and (ii) interest payments computed by applying the
                                  5.3645% coupon to the outstanding principal balance of the four pari passu 1345 Avenue of the Americas A Loans
                                  (aggregate original principal balance of $513,495,116). The resulting loan constant for the 1345 Avenue of the Americas
                                  A Loans is 7.2422%.

  (12)     1750 OLD MEADOW ROAD   Spacenet's lease expires March 31, 2016. On June 11, 2014, a
                                  100% excess cash flow sweep will commence. The cash flow
                                  sweep will cease upon (i) Spacenet renewing their lease for a term not less than five years, or (ii) a replacement tenant acceptable to the lender executing a lease for a term of not less than five years and having, among other things, taken occupancy and begun paying full, unabated rent.

  (13)     ONE HOYT ST            The amount of $2,000,000 was escrowed at the closing of the mortgage loan, and is required to be released upon, among
                                  other things, (i) New York City Human Resources
                                  Administration ("NYC HRA") having renewed its lease for a
                                  term of not less than five years or (ii) NYC HRA having
                                  vacated its space and the space having been relet to a new tenant(s) satisfactory to lender for a term of not less than five years.


FOOTNOTES TO ANNEX A-1 -- CONTINUED



                                    Twelve months prior to the July 2010 expiration of the New
                                    York City Human Resources Administration ("NYC HRA")
                                    lease, a cash flow sweep will commence, not to exceed an
                                    aggregate amount of $600,000. The funds escrowed via the
                                    cash flow sweep will be required to be released to the related borrower if (i) at any time prior to the lease expiration date
                                    NYC HRA extends its lease for a minimum term of five
                                    years, or (ii) a replacement tenant has executed an estoppel certificate satisfactory to lender for a term of not less than five years.

  (14)     SOUTH BAY OFFICE TOWER   Occupancy Percentage, U/W Net Cash Flow and U/W NCF
                                    DSCR were calculated including income from National
                                    Holistic Institute ("NHI", 9,544 square feet) and Five
                                    Branches (3,725 square feet), which have executed leases, but are not yet in occupancy. The amount of $417,922 was
                                    escrowed at the closing of the mortgage loan for tenant
                                    improvements to be constructed under and pursuant to the
                                    NHI lease. In addition, the amount of $55,832.00 was
                                    escrowed at closing to provide monthly disbursements to the related borrower until NHI commences paying rent. The
                                    subject property is 89.9% leased and has an actual physical occupancy of 82.1% as of the rent roll dated June 30, 2005.

  (15)     PARK AVENUE PLAZA        Original Balance and Cut-off Date Balance reflect the Park
                                    Avenue Plaza Mortgage Loan. The Park Avenue Plaza
                                    Non-Trust Loans total $231,650,000. The Park Avenue Plaza
                                    Loan Combination totals $251,000,000, of which $248,819,274 comprises the pari passu Park Avenue Plaza Note A Loans.
                                    Balloon Balance reflects the balance after month 120 of the fully-amortizing Park Avenue Plaza Mortgage Loan. After
                                    month 121 of the loan term, the Park Avenue Plaza A Loans
                                    are expected to have an outstanding principal balance of
                                    approximately $209,730,210. The Park Avenue Plaza A Loans
                                    and the Park Avenue Plaza Loan Combination are expected
                                    to have balloon balances at maturity of approximately
                                    $156,871,335 and $159,052,077, respectively.

                                    Loan per square foot reflects the Park Avenue Plaza A
                                    Loans.

                                    Original LTV, Cut-off Date LTV and Maturity Date LTV are
                                    based on the Park Avenue Plaza A Loans, with a total cut-off balance of $248,819,274 and total balance after month 121 of the loan term of $209,730,210. The Original LTV and Cut-off
                                    Date LTV of the Park Avenue Plaza Loan Combination is
                                    approximately 43.3%, with a Maturity Date LTV of
                                    approximately 27.4%.


FOOTNOTES TO ANNEX A-1 -- CONTINUED



                               Original Term to Maturity, Original Amortization Term,
                               Remaining Term to Maturity and Remaining Amortization
                               Term reflect the Park Avenue Plaza Mortgage Loan only. The
                               $251,000,000 Park Avenue Plaza Loan Combination has an
                               original term of 240 months and amortizes on a 315-month
                               schedule commencing on the payment date of the 31st month
                               of the loan, with interest-only payments required for the first
                               30 months, as well as the last 3 years of the loan.

                               U/W NCF DSCR is based on U/W Net Cash Flow divided by
                               the product of (i) the aggregate initial principal balance of the Park Avenue Plaza Mortgage Loan and the related senior pari passu Park Avenue Plaza Note A Non-Trust Loans and
                               (ii) the actual debt service constant of the Park Avenue Plaza
                               Note A Loans during the amortization period of
                               approximately 7.1438%. The DSCR of the Park Avenue Plaza
                               Loan Combination and utilizing the whole loan debt service constant during the amortization period of approximately
                               7.1294% is 1.85x.The principals of the related borrower have the right to add mezzanine debt, subject to satisfaction of certain conditions as indicated in the mortgage loan
                               documentation, including but not limited to an LTV no
                               greater than 75.0% and a DSCR no less than 1.10x using an
                               8.00% constant.

                               McKinsey & Company occupies multiple spaces at the
                               mortgaged real property, with lease expirations as follows:
                               296,706 square feet expires July 31, 2017, 59,808 square feet expires April 31, 2007, and 125 square feet of basement space is month-to-month. Of the 59,808 square feet expiring
                               April 31, 2007, 29,914 square feet are located on the 23rd floor and 29,894 square feet are located on the 29th floor. In the event McKinsey & Company does not renew its lease on
                               the 59,808 square feet expiring April 31, 2007, it will have the option, until October 31, 2010, to lease the 29,914 square feet of space located on the 23rd floor by 2012. Additionally, Aon, which occupies 272,080 square feet, has the option to lease the entire 29th floor, including the 29,894 square feet occupied by McKinsey & Company, but only in the event that Swiss
                               Reinsurance exercises its option to lease the 38th floor in
                               August 2007.

                               Swiss Re may terminate its lease October 31, 2007. If Swiss
                               Re exercises its termination option, (i) a termination fee will be deposited by the related borrower with the lender
                               pursuant to the lease, and (ii) commencing upon Swiss Re
                               giving notice of its intention to exercise its termination option, the related borrower will deposit (on a monthly basis out of excess cash flow) with the lender an amount to be
                               determined as indicated in the mortgage loan documentation.


FOOTNOTES TO ANNEX A-1 -- CONTINUED



                                        The scheduled debt service was calculated by adding the first
                                        12 monthly payments due with respect to the Park Avenue
                                        Plaza Mortgage Loan (Note 1-A2) and the pari passu Park
                                        Avenue Plaza Note A Non-Trust Loans, during the first 12
                                        months of the amortization period of the Park Avenue Plaza
                                        Loan Combination. Such monthly payments are comprised of
                                        (i) principal payments computed by allocating all principal payments during the first 121 months of the loan term
                                        (beginning March 8, 2008) to the Park Avenue Plaza Note
                                        1-A1 Non-Trust Loan and the Park Avenue Plaza Mortgage
                                        Loan (Note 1-A2) and (ii) interest payments computed by
                                        applying the 5.3911% coupon to the outstanding principal
                                        balance of the Park Avenue Plaza A Loans (aggregate
                                        original balance of $248,819,274). The resulting loan constant for the Park Avenue Plaza A Loans is 7.1438%.

  (16)     96TH STREET                  Commencing on the earlier to occur of (a) the date, if any, that CVS delivers notice of its intention to terminate the lease and (b) January 11, 2012, and continuing on each
                                        payment date thereafter, the borrower will be required to
                                        deposit all excess cash flow into an account, held by the
                                        mortgagee as additional collateral for the mortgage loan.
                                        Provided that no event of default then exists, the funds in the account will be disbursed to the related borrower upon the earlier to occur of the delivery of evidence satisfactory to the mortgagee that (A) CVS has renewed its lease for a term of no less than five (5) years or (B) the replacement tenant has signed the lease for not less than five (5) years with an
                                        expiration date of not earlier than five (5) years of the
                                        maturity date and that such tenant is in actual occupancy.

  (17)     1545 WILSHIRE BOULEVARD      LAUSD occupies multiple spaces at the property, with
                                        expiration dates as follows: 32,968 square feet expires
                                        March 1, 2013, 2,594 square feet expires June 30, 2006, and
                                        2,374 square feet expires on September 30, 2006.

  (18)     CVS -- CORNWALL              Annual debt service is calculated based on interest-only
           CVS -- JERSEY SHORE          payments throughout the term of the mortgage loan; however,
           WALGREENS -- ALBUQUERQUE     in the event CVS Corporation fails to maintain, or no longer
           WALGREENS -- OKLAHOMA CITY   has, at least a senior unsecured debt rating of "BBB-" by
                                        Standard & Poor's, or an equivalent rating from any other
                                        nationally recognized rating agency that rates CVS
                                        Corporation, the related borrower will be required to
                                        commence payments of principal and interest in the monthly amount of $249,282, calculated on a 30-year amortization
                                        schedule, for the remainder of the loan term, or until a CVS
                                        Corporation achieves and continues to maintain for at least
                                        90 consecutive days, at least a senior unsecured debt rating of
                                        "BBB-" by Standard & Poor's, and an equivalent rating from each other nationally recognized rating agency that rates CVS
                                        Corporation.


FOOTNOTES TO ANNEX A-1 -- CONTINUED



  (19)     LODI BUILDING               Occupancy Percentage, U/W Net Cash Flow and U/W NCF
                                       DSCR were calculated including income from the potential
                                       lease-up of 3,000 square feet of vacant space at a minimum net rental rate of $16.00 per square foot at the mortgaged real property (no potential tenants have been specifically identified). The potential lease-up of 3,000 square feet of vacant space results in an occupancy of 80.9%, increasing the
                                       DSCR to 1.42x. Currently, the subject property is 62.2%
                                       occupied, with a DSCR of 1.19x. At closing, the related
                                       borrower escrowed the amount of $250,000, representing
                                       proceeds allocable to the cash flow differential between the current net cash flow and the net cash flow based upon the projected underwritten occupancy of 80.9%. The related
                                       borrower will have the opportunity to release the $250,000 holdback upon the satisfaction of certain conditions contained in the mortgage loan documentation, including but not
                                       limited to the leasing of 3,000 square feet at a minimum net rental rate of $16.00 per square foot.

  (20)     AFFORDABLE SELF STORAGE &   Property size and Occupancy Percentages were calculated
           TECH BUSINESS CENTER        based on 46,350 sf of self storage space within 436 units and
                                       29,200 sf of office/warehouse space.

  (21)     WEST HARTFORD PORTFOLIO     An up-front rental reserve of $97,500 was established at the closing of the mortgage loan. The reserve will be released when the related borrower rents the space currently occupied by Sard Realty Company (Seller) to a new tenant at a
                                       minimum NNN rent of $30 per square foot for a term of not
                                       less than 5 years.

  (22)     RESIDENCE INN SOUTHINGTON   The corresponding mortgage loans referenced, collectively
           96TH STREET                 representing 2.6% of the initial mortgage pool balance, have
           RESIDENCE INN DANBURY       not closed or rate-locked as of the date of this preliminary
           COURTYARD WARWICK           prospectus Supplement and therefore, certain mortgage loan
           WALGREENS - ST. LOUIS       characteristics, including the interest rate, have been
           WALGREENS - ROCHESTER       estimated. As a result, certain statistical information in the
           INN @ NORTHRUP STATION      prospectus supplement may change if those mortgage loans
           STOCK BUILDING SUPPLY       bear a different interest rate than estimated.
           CVS - MONTGOMERY
           STONEWALL I & II

  (23)     MALLORY STATION III         Occupancy Percentage, U/W Net Cash Flow and U/W NCF
                                       DSCR were calculated including rent from Mike Ford
                                       Custom Builders, Inc., which currently occupies 1,440 square feet and has also executed a lease for 1,333 square feet of space currently leased to Cinergy Corp, which tenant is not in occupancy. The Cinergy Corp lease has an expiration date of
                                       August 31, 2005. As of the rent roll dated May 24, 2005, the property is 100.0% leased and 90.0% occupied.


FOOTNOTES TO ANNEX A-1 -- CONTINUED



                                        David Weekley Homes subleases its space to Wells Fargo
                                        Home Mortgage. Wells Fargo Home Mortgage has an option
                                        to terminate its sublease on March 31, 2006 with six months prior notice. Additionally, David Weekley Homes has an
                                        option to terminate its lease on December 1, 2005 with 120 days prior notice. The amount of $37,500 was escrowed at the closing of the mortgage loan, which amount is required to be released to the related borrower if David Weekley Homes
                                        does not exercise its termination option.

  (24)                                  With regard to multi-property mortgage loans or
                                        cross-collateralized mortgaged loans, each such mortgage loan or related mortgage real property with a particular letter designation in the "Cross-Collateralized Groups" column is either a part of a multi-property loan or cross-collateralized with each of the other mortgage loans or mortgaged
                                        properties with the same letter designation.

                                        The number in any parenthetical reflects the number of
                                        months in the applicable period during which the subject
                                        prepayment provision is in effect.

                                        The weighted average occupancy for multi-property loans is based on allocated loan amounts.


                                   ANNEX A-2

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                              AMORTIZATION TYPES
                                (MORTGAGE POOL)



                                               TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
                               NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES            OF LOANS        BALANCE          BALANCE        BALANCE
---------------------------- ---------- ------------------ -------------- --------------

Amortizing Balloon (2) .....      84     $ 1,403,691,263         59.5%     $ 16,710,610
Interest Only ..............      28         879,581,905         37.3        31,413,639
Fully Amortizing ...........       3          67,273,978          2.9        22,424,659
ARD ........................       2           8,525,000          0.4         4,262,500
                                 ---     ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     117     $ 2,359,072,146        100.0%     $ 20,163,010

                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                 PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES                BALANCE           LTV          DSCR      RATE(1)      RATE
---------------------------- ---------------- -------------- ----------- ----------- ----------

Amortizing Balloon (2) .....  $ 273,600,000         68.1%        1.44x       95.7%      5.407%
Interest Only ..............    285,131,898         62.9         1.43        88.6       5.521
Fully Amortizing ...........     46,800,000         41.7         1.91        97.2       5.371
ARD ........................      5,500,000         79.0         1.26        98.0       5.342
                              -------------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $ 285,131,898         65.5%        1.45X       92.8%      5.449%


-------
(1)   Excludes mortgage loans secured by hospitality properties.

(2)   Includes mortgage loans, representing 30.7% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 62.5% of these loans, by balance, have three years or less of interest-only payments.

                                                                     ANNEX A-2-1

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                                (MORTGAGE POOL)



                                                TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE           NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS        BALANCE          BALANCE        BALANCE
------------------------      ---------- ------------------ -------------- --------------

40.1 - 45.0 .................       3     $    67,273,978          2.9%     $ 22,424,659
45.1 - 50.0 .................       3         292,125,195         12.4        97,375,065
50.1 - 55.0 .................       1         273,600,000         11.6       273,600,000
55.1 - 60.0 .................       3         399,400,000         16.9       133,133,333
60.1 - 65.0 .................       4          76,287,490          3.2        19,071,872
65.1 - 70.0 .................       9         134,151,076          5.7        14,905,675
70.1 - 75.0 .................      24         220,097,046          9.3         9,170,710
75.1 - 80.0 .................      61         803,297,754         34.1        13,168,816
80.1  (greater than) = ......       9          92,839,607          3.9        10,315,512
                                  ---     ---------------        -----      ------------
TOTAL/AVG/WTD AVG: ..........     117     $ 2,359,072,146        100.0%     $ 20,163,010

                                   MAXIMUM
                                CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE             PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)           BALANCE           LTV          DSCR      RATE(1)      RATE
------------------------      ---------------- -------------- ----------- ----------- ----------

40.1 - 45.0 .................  $  46,800,000         41.7%        1.91x       97.2%      5.371%
45.1 - 50.0 .................    285,131,898         46.0         1.65       100.0       5.495
50.1 - 55.0 .................    273,600,000         51.8         1.69        97.9       5.140
55.1 - 60.0 .................    220,000,000         57.8         1.44        68.0       5.713
60.1 - 65.0 .................     62,430,875         63.2         1.61        91.7       5.473
65.1 - 70.0 .................     80,000,000         67.7         1.46        89.7       5.425
70.1 - 75.0 .................     36,800,000         73.7         1.35        95.8       5.436
75.1 - 80.0 .................     74,000,000         78.5         1.29        95.2       5.409
80.1  (greater than) = ......     52,800,000         83.6         1.24        88.2       5.522
                               -------------         ----         ----       -----       -----
TOTAL/AVG/WTD AVG: ..........  $ 285,131,898         65.5%        1.45X       92.8%      5.449%


Weighted Average Cut-off Date LTV Ratio for all Mortgage Loans: 65.5%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-2

                           ORIGINAL TERM TO MATURITY
                                (MORTGAGE POOL)



                                               TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS        NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS        BALANCE          BALANCE        BALANCE
-----------------------       ---------- ------------------ -------------- --------------

 49 -  60 ..................      10     $   396,828,810         16.8%     $ 39,682,881
 61 -  72 ..................       1          53,400,000          2.3        53,400,000
 73 -  84 ..................       3          85,810,978          3.6        28,603,659
 85 - 108 ..................       3          68,769,117          2.9        22,923,039
109 - 120 ..................      84       1,555,408,935         65.9        18,516,773
121 - 144 ..................       4          81,150,000          3.4        20,287,500
169 - 180 ..................      12         117,704,306          5.0         9,808,692
                                 ---     ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     117     $ 2,359,072,146        100.0%     $ 20,163,010

                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS          PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   ORIGINAL
TO MATURITY (MONTHS)              BALANCE           LTV          DSCR      RATE(1)       RATE       TERM
-----------------------       ---------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $ 273,600,000         59.1%        1.59x       96.5%       5.241%       60
 61 -  72 ..................     53,400,000         75.5         1.37        86.9        5.335        72
 73 -  84 ..................     80,000,000         67.8         1.58        87.7        5.173        84
 85 - 108 ..................     53,849,117         77.1         1.29        96.9        5.716       108
109 - 120 ..................    285,131,898         66.2         1.41        91.4        5.472       120
121 - 144 ..................     46,800,000         48.7         1.80        96.0        5.383       125
169 - 180 ..................     23,600,000         76.3         1.23        96.5        5.985       180
                              -------------         ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: .........  $ 285,131,898         65.5%        1.45X       92.8%       5.449%      110


Weighted Average Original Term to Maturity: 110 months.

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-3

                          REMAINING TERM TO MATURITY
                                (MORTGAGE POOL)



                                               TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS        BALANCE          BALANCE        BALANCE
------------------------      ---------- ------------------ -------------- --------------

 49 -  60 ..................      10     $   396,828,810         16.8%     $ 39,682,881
 61 -  72 ..................       1          53,400,000          2.3        53,400,000
 73 -  84 ..................       3          85,810,978          3.6        28,603,659
 85 - 108 ..................       3          68,769,117          2.9        22,923,039
109 - 120 ..................      85       1,602,208,935         67.9        18,849,517
121 - 144 ..................       3          34,350,000          1.5        11,450,000
169 - 180 ..................      12         117,704,306          5.0         9,808,692
                                 ---     ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     117     $ 2,359,072,146        100.0%     $ 20,163,010

                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS         PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   REMAINING
TO MATURITY (MONTHS)              BALANCE           LTV          DSCR      RATE(1)       RATE       TERM
------------------------      ---------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $ 273,600,000         59.1%        1.59x       96.5%       5.241%       56
 61 -  72 ..................     53,400,000         75.5         1.37        86.9        5.335        72
 73 -  84 ..................     80,000,000         67.8         1.58        87.7        5.173        84
 85 - 108 ..................     53,849,117         77.1         1.29        96.9        5.716       105
109 - 120 ..................    285,131,898         65.4         1.43        91.6        5.468       118
121 - 144 ..................     19,350,000         59.1         1.61        95.7        5.407       130
169 - 180 ..................     23,600,000         76.3         1.23        96.5        5.985       177
                              -------------         ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: .........  $ 285,131,898         65.5%        1.45X       92.8%       5.449%      108


Weighted Average Remaining Term to Maturity: 108 months.

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-4

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                                (MORTGAGE POOL)



                                                    TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
                                  NUMBER          PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                 OF PROPERTIES        BALANCE          BALANCE        BALANCE
-------------                --------------- ------------------ -------------- --------------

Office .....................        14        $   879,906,558         37.3%     $ 62,850,468
Retail .....................        64            824,220,220         34.9        12,878,441
Hotel ......................        70            273,169,874         11.6         3,902,427
Multifamily ................        29            241,896,902         10.3         8,341,272
Self Storage ...............        30             94,891,093          4.0         3,163,036
Industrial/Warehouse .......         2             30,815,000          1.3        15,407,500
Other ......................         1              8,400,000          0.4         8,400,000
Mobile Home Park ...........         5              5,772,498          0.2         1,154,500
                                   ---        ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .........       215        $ 2,359,072,146        100.0%     $ 10,972,429

                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                 PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                     BALANCE           LTV          DSCR      RATE(2)      RATE
-------------                ---------------- -------------- ----------- ----------- ----------

Office .....................  $ 285,131,898         60.0%        1.44x       89.7%      5.499%
Retail .....................    273,600,000         69.3         1.43        95.6       5.406
Hotel ......................     62,430,875         59.2         1.63           -       5.626
Multifamily ................     32,000,000         76.2         1.32        95.3       5.355
Self Storage ...............      5,656,000         68.0         1.56        87.0       5.175
Industrial/Warehouse .......     27,200,000         78.9         1.22       100.0       5.160
Other ......................      8,400,000         75.5         1.28       100.0       5.317
Mobile Home Park ...........      3,200,000         74.7         1.45        97.2       5.572
                              -------------         ----         ----       -----       -----
TOTAL/AVG/WTD AVG: .........  $ 285,131,898         65.5%        1.45X       92.8%      5.449%


-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-5

                        CUT-OFF DATE PRINCIPAL BALANCES
                                (MORTGAGE POOL)



                                                      TOTAL         % BY TOTAL       AVERAGE
                                                  CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                      NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)          OF LOANS        BALANCE          BALANCE        BALANCE
---------------------------         ---------- ------------------ -------------- --------------

          1 -   2,000,000.........       8      $    12,817,809        0.5%       $  1,602,226
  2,000,001 -   4,000,000.........      27           80,986,651        3.4           2,999,506
  4,000,001 -   6,000,000.........      22          111,325,650        4.7           5,060,257
  6,000,001 -   8,000,000.........      11           76,528,579        3.2           6,957,144
  8,000,001 -  10,000,000.........       8           69,847,309        3.0           8,730,914
 10,000,001 -  15,000,000.........      13          156,964,858        6.7          12,074,220
 15,000,001 -  20,000,000.........       4           67,050,000        2.8          16,762,500
 20,000,001 -  25,000,000.........       4           92,578,810        3.9          23,144,702
 25,000,001 -  50,000,000.........       9          291,925,400       12.4          32,436,156
 50,000,001 -  75,000,000.........       6          362,415,181       15.4          60,402,530
 75,000,001 - 100,000,000.........       1           80,000,000        3.4          80,000,000
150,000,001  (greater than) = ....       4          956,631,898       40.6         239,157,975
                                       ---      ---------------      -----        ------------
TOTAL/AVG/WTD AVG: ...............     117      $ 2,359,072,146      100.0%       $ 20,163,010

                                         MAXIMUM
                                      CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                        PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)              BALANCE           LTV          DSCR      RATE(1)      RATE
---------------------------         ---------------- -------------- ----------- ----------- ----------

          1 -   2,000,000.........  $    1,998,074         70.2%        1.34x       92.8%      5.452%
  2,000,001 -   4,000,000.........       3,810,000         72.7         1.40        96.1       5.478
  4,000,001 -   6,000,000.........       6,000,000         78.3         1.28        97.1       5.568
  6,000,001 -   8,000,000.........       7,800,000         76.6         1.26        94.4       5.563
  8,000,001 -  10,000,000.........       9,870,000         75.6         1.34        96.4       5.476
 10,000,001 -  15,000,000.........      14,960,000         77.5         1.36        95.6       5.541
 15,000,001 -  20,000,000.........      19,350,000         65.8         1.53        97.0       5.309
 20,000,001 -  25,000,000.........      23,600,000         75.0         1.29        93.9       5.457
 25,000,001 -  50,000,000.........      46,800,000         71.7         1.37        96.3       5.363
 50,000,001 -  75,000,000.........      74,000,000         76.3         1.32        91.5       5.408
 75,000,001 - 100,000,000.........      80,000,000         67.5         1.60        86.9       5.130
150,000,001  (greater than) = ....     285,131,898         52.5         1.58        90.2       5.483
                                     -------------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ...............   $ 285,131,898         65.5%        1.45X       92.8%      5.449%


Average Cut-off Date Principal Balance: $20,163,010

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-6

                                 U/W NCF DSCR
                                (MORTGAGE POOL)



                                             TOTAL         % BY TOTAL       AVERAGE
                                         CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF             NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (X)                    OF LOANS        BALANCE          BALANCE        BALANCE
----------------           ---------- ------------------ -------------- --------------

(less than)  1.20.........       2     $    30,094,000          1.3%     $ 15,047,000
1.20 - 1.29 ..............      52         907,806,104         38.5        17,457,810
1.30 - 1.39 ..............      31         274,409,665         11.6         8,851,925
1.40 - 1.49 ..............      15         110,198,220          4.7         7,346,548
1.50 - 1.59 ..............       7          72,653,309          3.1        10,379,044
1.60 - 1.69 ..............       6         881,060,847         37.3       146,843,474
1.70 - 1.79 ..............       2          16,700,000          0.7         8,350,000
1.80 - 1.89 ..............       1          19,350,000          0.8        19,350,000
1.90 - 1.99 ..............       1          46,800,000          2.0        46,800,000
                               ---     ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .......     117     $ 2,359,072,146        100.0%     $ 20,163,010

                                MAXIMUM
                             CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF               PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                        BALANCE           LTV          DSCR      RATE(1)      RATE
----------------           ---------------- -------------- ----------- ----------- ----------

(less than)  1.20.........  $  27,621,000         68.6%        1.16x       97.4%      6.180%
1.20 - 1.29 ..............    220,000,000         73.7         1.24        88.2       5.515
1.30 - 1.39 ..............     53,849,117         76.9         1.33        93.6       5.503
1.40 - 1.49 ..............     25,504,400         75.2         1.44        96.7       5.326
1.50 - 1.59 ..............     23,000,000         72.7         1.54        93.7       5.131
1.60 - 1.69 ..............    285,131,898         53.0         1.66        97.5       5.389
1.70 - 1.79 ..............     13,500,000         77.6         1.76        96.9       5.262
1.80 - 1.89 ..............     19,350,000         42.9         1.86        99.9       5.391
1.90 - 1.99 ..............     46,800,000         41.1         1.94        96.2       5.365
                            -------------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .......  $ 285,131,898         65.5%        1.45X       92.8%      5.449%


Weighted Average U/W NCF DSCR: 1.45x.

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-7

                             OCCUPANCY RATES(1)(2)
                               (MORTGAGED POOL)



                                                      TOTAL         % BY TOTAL       AVERAGE
                                                  CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                  NUMBER          PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                       OF PROPERTIES        BALANCE          BALANCE        BALANCE
------------------             --------------- ------------------ -------------- --------------

(less than) = 65.0 ...........         1        $    14,125,000         0.6%      $ 14,125,000
65.1 - 70.0 ..................         1            220,000,000         9.3        220,000,000
75.1 - 80.0 ..................         6             19,933,773         0.8          3,322,296
80.1 - 85.0 ..................        10             80,964,799         3.4          8,096,480
85.1 - 90.0 ..................        22            183,259,992         7.8          8,330,000
90.1 - 95.0 ..................        23            230,410,285         9.8         10,017,838
95.1  (greater than) = .......        82          1,337,208,421        56.7         16,307,420
                                     ---        ---------------        ----       ------------
TOTAL/AVG/WTD AVG: ...........       145        $ 2,085,902,271        88.4%      $ 14,385,533

                                    MAXIMUM
                                 CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY                 PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                           BALANCE           LTV          DSCR        RATE       RATE
------------------             ---------------- -------------- ----------- ----------- ----------

(less than) = 65.0 ...........  $  14,125,000         75.5%        1.37x       50.4%      5.335%
65.1 - 70.0 ..................    220,000,000         59.5         1.26        67.9       5.732
75.1 - 80.0 ..................      5,451,000         67.2         1.54        76.8       5.222
80.1 - 85.0 ..................     52,800,000         78.9         1.29        81.3       5.420
85.1 - 90.0 ..................     34,000,000         75.6         1.36        88.8       5.341
90.1 - 95.0 ..................     65,935,190         75.5         1.33        93.3       5.388
95.1  (greater than) = .......    285,131,898         63.6         1.48        98.7       5.397
                                -------------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ...........  $ 285,131,898         66.3%        1.42X       92.8%      5.425%


Weighted average occupancy rate: 92.8%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-8

                         REMAINING AMORTIZATION TERMS
                                (MORTGAGE POOL)



                                                   TOTAL         % BY TOTAL       AVERAGE
                                               CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING                 NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)(1)    OF LOANS        BALANCE          BALANCE        BALANCE
-------------------------------- ---------- ------------------ -------------- --------------

IO (2) .........................      28     $   879,581,905         37.3%     $ 31,413,639
73 - 84 ........................       1           1,123,978          0.0         1,123,978
85 - 96 ........................       1          19,350,000          0.8        19,350,000
97 - 108 .......................       1          46,800,000          2.0        46,800,000
229 - 240 ......................       1           1,393,850          0.1         1,393,850
289 - 300 ......................      10         212,514,682          9.0        21,251,468
325 - 336 ......................       3          69,935,412          3.0        23,311,804
349 - 360 ......................      72       1,128,372,320         47.8        15,671,838
                                     ---     ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .............     117     $ 2,359,072,146        100.0%     $ 20,163,010

                                      MAXIMUM                                                          WTD. AVG.
                                   CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.    REMAINING
RANGE OF REMAINING                   PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   AMORTIZATION
AMORTIZATION TERMS (MONTHS)(1)        BALANCE           LTV          DSCR      RATE(3)       RATE       TERM(4)
-------------------------------- ---------------- -------------- ----------- ----------- ----------- -------------

IO (2) .........................  $ 285,131,898         62.9%        1.43x       88.6%       5.521%        --
73 - 84 ........................      1,123,978         45.0         1.24        95.0        5.300         83
85 - 96 ........................     19,350,000         42.9         1.86        99.9        5.391         91
97 - 108 .......................     46,800,000         41.1         1.94        96.2        5.365         97
229 - 240 ......................      1,393,850         66.9         1.33        92.3        5.600        238
289 - 300 ......................    177,900,000         57.6         1.63        95.7        5.668        295
325 - 336 ......................     62,430,875         65.1         1.61       100.0        5.513        335
349 - 360 ......................    273,600,000         70.3         1.39        95.7        5.351        358
                                  -------------         ----         ----       -----        -----        ---
TOTAL/AVG/WTD AVG: .............  $ 285,131,898         65.5%        1.45X       92.8%       5.449%       336


Weighted Average Remaining Amortization Term: 336 months. (4)

-------
(1)   Ranges of Remaining Amortization Terms (other than IO) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)   Interest-only up to maturity date.

(3)   Excludes mortgage loans secured by hospitality properties.

(4)   Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

                                                                     ANNEX A-2-9

                                 MORTGAGE RATES
                                 (MORTGAGE POOL)



                                            TOTAL         % BY TOTAL       AVERAGE
                                        CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE           NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                  OF LOANS        BALANCE          BALANCE        BALANCE
-----------------         ---------- ------------------ -------------- --------------

4.751 - 5.000 ...........       3     $    51,080,000          2.2%     $ 17,026,667
5.001 - 5.250 ...........      19         597,613,785         25.3        31,453,357
5.251 - 5.500 ...........      51         931,723,183         39.5        18,269,082
5.501 - 5.750 ...........      25         556,374,525         23.6        22,254,981
5.751 - 6.000 ...........      11         121,300,654          5.1        11,027,332
6.001 - 6.250 ...........       7          95,625,000          4.1        13,660,714
6.251 - 6.500 ...........       1           5,355,000          0.2         5,355,000
                              ---     ---------------        -----      ------------
TOTAL/AVG/WTD AVG: ......     117     $ 2,359,072,146        100.0%     $ 20,163,010

                               MAXIMUM
                            CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE             PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                      BALANCE           LTV          DSCR      RATE(1)      RATE
-----------------         ---------------- -------------- ----------- ----------- ----------

4.751 - 5.000 ...........  $  23,000,000         77.3%        1.52x       92.9%      4.922%
5.001 - 5.250 ...........    273,600,000         64.6         1.51        95.8       5.144
5.251 - 5.500 ...........    285,131,898         64.1         1.48        96.4       5.408
5.501 - 5.750 ...........    220,000,000         63.5         1.40        77.3       5.672
5.751 - 6.000 ...........     53,849,117         76.7         1.27        98.3       5.867
6.001 - 6.250 ...........     27,621,000         73.6         1.21        95.7       6.154
6.251 - 6.500 ...........      5,355,000         85.0         1.30       100.0       6.280
                           -------------         ----         ----       -----       -----
TOTAL/AVG/WTD AVG: ......  $ 285,131,898         65.5%        1.45X       92.8%      5.449%


Weighted Average Mortgage Rate: 5.449%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-2-10

                      MATURITY DATE LOAN-TO-VALUE RATIOS
                                (MORTGAGE POOL)



                                                TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE          NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS        BALANCE          BALANCE        BALANCE
------------------------      ---------- ------------------ -------------- --------------

 0.1 -  5.0 .................       1     $     1,123,978          0.0%     $  1,123,978
30.1 - 35.0 .................       1          46,800,000          2.0        46,800,000
35.1 - 40.0 .................       2          23,150,000          1.0        11,575,000
40.1 - 45.0 .................       3           7,481,453          0.3         2,493,818
45.1 - 50.0 .................       4         745,355,207         31.6       186,338,802
50.1 - 55.0 .................       4          69,369,875          2.9        17,342,469
55.1 - 60.0 .................      14         269,412,387         11.4        19,243,742
60.1 - 65.0 .................      22         253,802,478         10.8        11,536,476
65.1 - 70.0 .................      32         395,100,762         16.7        12,346,899
70.1 - 75.0 .................      15         331,520,000         14.1        22,101,333
75.1 - 80.0 .................      13         186,616,400          7.9        14,355,108
80.1 - 85.0 .................       4          19,242,000          0.8         4,810,500
85.1  (greater than) = ......       2          10,097,607          0.4         5,048,804
                                  ---     ---------------        -----      ------------
TOTAL/AVG/WTD AVG: ..........     117     $ 2,359,072,146        100.0%     $ 20,163,010

                                   MAXIMUM
                                CUT-OFF DATE      WTD. AVG.     WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE            PRINCIPAL     MATURITY DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)           BALANCE           LTV           DSCR      RATE(1)      RATE
-----------------------       ---------------- --------------- ----------- ----------- ----------

 0.1 -  5.0 .................  $   1,123,978          0.2%         1.24x       95.0%      5.300%
30.1 - 35.0 .................     46,800,000         33.6          1.94        96.2       5.365
35.1 - 40.0 .................     19,350,000         36.6          1.81        99.9       5.489
40.1 - 45.0 .................      3,193,297         42.4          1.44        98.6       5.537
45.1 - 50.0 .................    285,131,898         47.0          1.67        98.8       5.407
50.1 - 55.0 .................     62,430,875         51.7          1.63        86.8       5.490
55.1 - 60.0 .................    220,000,000         59.2          1.27        72.4       5.683
60.1 - 65.0 .................     80,000,000         62.6          1.38        93.2       5.454
65.1 - 70.0 .................     65,935,190         67.7          1.26        95.1       5.581
70.1 - 75.0 .................     74,000,000         73.0          1.27        94.4       5.234
75.1 - 80.0 .................     53,400,000         78.4          1.42        92.3       5.347
80.1 - 85.0 .................      5,355,000         84.3          1.31       100.0       5.697
85.1  (greater than) = ......      5,417,607         89.3          1.29       100.0       5.301
                               -------------         ----          ----       -----       -----
TOTAL/AVG/WTD AVG: ..........  $ 285,131,898         59.9%         1.45X       92.8%      5.449%


Weighted Average Maturity Date LTV Ratio for all Mortgage Loans: 59.9%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-2-11

                            PROPERTIES BY STATE(1)
                                (MORTGAGE POOL)



                                            TOTAL           % BY TOTAL
                                        CUT-OFF DATE       CUT-OFF DATE
                        NUMBER            PRINCIPAL         PRINCIPAL
STATE               OF PROPERTIES          BALANCE           BALANCE
-----              ---------------   ------------------   -------------

NY .............          10          $   463,337,539          19.6%
IL .............          15          $   361,331,056          15.3
RI .............           2          $   280,175,000          11.9
FL .............          20          $   163,781,424           6.9
CA .............          28          $   153,799,772           6.5
MD .............           9          $   153,310,833           6.5
TX .............          18          $   121,749,043           5.2
VA .............          11          $   112,282,297           4.8
SC .............           4          $    87,494,976           3.7
CT .............          13          $    73,689,761           3.1
MO .............           7          $    52,137,704           2.2
AL .............           5          $    38,238,094           1.6
MA .............           3          $    38,058,025           1.6
NV .............           1          $    32,000,000           1.4
GA .............           9          $    29,966,385           1.3
OK .............           6          $    24,046,062           1.0
MI .............           5          $    19,781,844           0.8
AZ .............           5          $    18,586,736           0.8
OH .............           9          $    18,144,619           0.8
KY .............           2          $    15,802,118           0.7
PA .............           3          $    15,714,908           0.7
MS .............           5          $    13,404,131           0.6
TN .............           6          $    13,246,895           0.6
CO .............           3          $    12,122,124           0.5
WA .............           3          $     9,787,805           0.4
NJ .............           2          $     7,323,789           0.3
NM .............           1          $     5,300,000           0.2
OR .............           2          $     5,111,358           0.2
UT .............           1          $     3,615,000           0.2
NC .............           2          $     3,445,640           0.1
KS .............           1          $     3,171,556           0.1
AR .............           1          $     2,799,583           0.1
IN .............           1          $     2,721,273           0.1
MN .............           1          $     2,094,793           0.1
ID .............           1          $     1,500,000           0.1
                         ---          ---------------         -----
TOTAL: .........         215          $ 2,359,072,146         100.0%


-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                    ANNEX A-2-12

                                   ANNEX A-3

                  CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                              AMORTIZATION TYPES
                              (LOAN GROUP NO. 1)



                                               TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
                               NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES            OF LOANS        BALANCE          BALANCE        BALANCE
------------------           ---------- ------------------ -------------- --------------

Amortizing Balloon (2) .....     71      $ 1,292,829,361         59.1%     $ 18,208,864
Interest Only. .............     24          823,620,905         37.7        34,317,538
Fully Amortizing. ..........      3           67,273,978          3.1        22,424,659
ARD. .......................      1            3,025,000          0.1         3,025,000
                                 --      ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     99      $ 2,186,749,244        100.0%     $ 22,088,376

                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                 PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES                BALANCE           LTV          DSCR      RATE(1)      RATE
------------------           ---------------- -------------- ----------- ----------- ----------

Amortizing Balloon (2) .....  $ 273,600,000         67.3%        1.45x       95.6%      5.421%
Interest Only. .............    285,131,898         62.1         1.43        88.3       5.533
Fully Amortizing. ..........     46,800,000         41.7         1.91        97.2       5.371
ARD. .......................      3,025,000         77.6         1.20       100.0       5.510
                              -------------         ----         ----       -----       -----
TOTAL/AVG/WTD AVG: .........  $ 285,131,898         64.5%        1.46X       92.5%      5.462%


-------
(1)   Excludes mortgage loans secured by hospitality properties.

(2)   Includes mortgage loans, representing 29.2% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 63.8% of these loans, by balance, have three years or less of interest-only payments.

                                                                     ANNEX A-3-1

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                              (LOAN GROUP NO. 1)



                                                TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE           NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS        BALANCE          BALANCE        BALANCE
------------------------      ---------- ------------------ -------------- --------------

40.1 - 45.0 .................      3      $    67,273,978          3.1%     $ 22,424,659
45.1 - 50.0 .................      3          292,125,195         13.4        97,375,065
50.1 - 55.0 .................      1          273,600,000         12.5       273,600,000
55.1 - 60.0 .................      3          399,400,000         18.3       133,133,333
60.1 - 65.0 .................      3           74,048,490          3.4        24,682,830
65.1 - 70.0 .................      9          134,151,076          6.1        14,905,675
70.1 - 75.0 .................     20          174,447,046          8.0         8,722,352
75.1 - 80.0 .................     49          684,218,852         31.3        13,963,650
80.1  (greater than) = ......      8           87,484,607          4.0        10,935,576
                                  --      ---------------        -----      ------------
TOTAL/AVG/WTD AVG: ..........     99      $ 2,186,749,244        100.0%     $ 22,088,376

                                   MAXIMUM
                                CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE             PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)           BALANCE           LTV          DSCR      RATE(1)      RATE
------------------------      ---------------- -------------- ----------- ----------- ----------

40.1 - 45.0 .................  $  46,800,000         41.7%        1.91x       97.2%      5.371%
45.1 - 50.0 .................    285,131,898         46.0         1.65       100.0       5.495
50.1 - 55.0 .................    273,600,000         51.8         1.69        97.9       5.140
55.1 - 60.0 .................    220,000,000         57.8         1.44        68.0       5.713
60.1 - 65.0 .................     62,430,875         63.2         1.62        92.0       5.480
65.1 - 70.0 .................     80,000,000         67.7         1.46        89.7       5.425
70.1 - 75.0 .................     36,800,000         73.9         1.31        96.3       5.532
75.1 - 80.0 .................     74,000,000         78.5         1.29        95.0       5.425
80.1  (greater than) = ......     52,800,000         83.5         1.23        87.5       5.475
                               -------------         ----         ----       -----       -----
TOTAL/AVG/WTD AVG: ..........  $ 285,131,898         64.5%        1.46X       92.5%      5.462%


Weighted Average Cut-off Date LTV Ratio for all Mortgage Loans: 64.5%
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-2

                           ORIGINAL TERM TO MATURITY
                              (LOAN GROUP NO. 1)



                                               TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS        NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS        BALANCE          BALANCE        BALANCE
----------------------       ---------- ------------------ -------------- --------------

 49 -  60 ..................      7      $   357,722,810         16.4%     $ 51,103,259
 61 -  72 ..................      1           53,400,000          2.4        53,400,000
 73 -  84 ..................      3           85,810,978          3.9        28,603,659
 85 - 108 ..................      1           53,849,117          2.5        53,849,117
109 - 120 ..................     71        1,437,112,033         65.7        20,241,015
121 - 144 ..................      4           81,150,000          3.7        20,287,500
169 - 180 ..................     12          117,704,306          5.4         9,808,692
                                 --      ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     99      $ 2,186,749,244        100.0%     $ 22,088,376

                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS          PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   ORIGINAL
TO MATURITY (MONTHS)              BALANCE           LTV          DSCR      RATE(1)       RATE       TERM
-----------------------      ---------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $ 273,600,000         57.2%        1.60x       96.8%       5.239%       60
 61 -  72 ..................     53,400,000         75.5         1.37        86.9        5.335        72
 73 -  84 ..................     80,000,000         67.8         1.58        87.7        5.173        84
 85 - 108 ..................     53,849,117         76.9         1.30        98.2        5.800       108
109 - 120 ..................    285,131,898         65.3         1.42        90.9        5.488       120
121 - 144 ..................     46,800,000         48.7         1.80        96.0        5.383       125
169 - 180 ..................     23,600,000         76.3         1.23        96.5        5.985       180
                              -------------         ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: .........  $ 285,131,898         64.5%        1.46X       92.5%       5.462%      111


Weighted Average Original Term to Maturity: 111 months.
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-3

                          REMAINING TERM TO MATURITY
                              (LOAN GROUP NO. 1)



                                               TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS        BALANCE          BALANCE        BALANCE
------------------------     ---------- ------------------ -------------- --------------

 49 -  60 ..................      7      $   357,722,810         16.4%     $ 51,103,259
 61 -  72 ..................      1           53,400,000          2.4        53,400,000
 73 -  84 ..................      3           85,810,978          3.9        28,603,659
 85 - 108 ..................      1           53,849,117          2.5        53,849,117
109 - 120 ..................     72        1,483,912,033         67.9        20,609,889
121 - 144 ..................      3           34,350,000          1.6        11,450,000
169 - 180 ..................     12          117,704,306          5.4         9,808,692
                                 --      ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     99      $ 2,186,749,244        100.0%     $ 22,088,376

                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS         PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   REMAINING
TO MATURITY (MONTHS)              BALANCE           LTV          DSCR      RATE(1)       RATE       TERM
-----------------------      ---------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $ 273,600,000         57.2%        1.60x       96.8%       5.239%       56
 61 -  72 ..................     53,400,000         75.5         1.37        86.9        5.335        72
 73 -  84 ..................     80,000,000         67.8         1.58        87.7        5.173        84
 85 - 108 ..................     53,849,117         76.9         1.30        98.2        5.800       105
109 - 120 ..................    285,131,898         64.5         1.44        91.1        5.485       118
121 - 144 ..................     19,350,000         59.1         1.61        95.7        5.407       130
169 - 180 ..................     23,600,000         76.3         1.23        96.5        5.985       177
                              -------------         ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: .........  $ 285,131,898         64.5%        1.46X       92.5%       5.462%      109


Weighted Average Remaining Term to Maturity: 109 months.

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-4

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                              (LOAN GROUP NO. 1)



                                                    TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
                                  NUMBER          PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                 OF PROPERTIES        BALANCE          BALANCE        BALANCE
-------------                --------------- ------------------ -------------- --------------

Office .....................        14        $   879,906,558         40.2%     $ 62,850,468
Retail .....................        64            824,220,220         37.7        12,878,441
Hotel ......................        70            273,169,874         12.5         3,902,427
Self Storage ...............        30             94,891,093          4.3         3,163,036
Multifamily ................        11             72,774,000          3.3         6,615,818
Industrial/Warehouse .......         2             30,815,000          1.4        15,407,500
Other ......................         1              8,400,000          0.4         8,400,000
Mobile Home Park ...........         4              2,572,498          0.1           643,125
                                   ---        ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .........       196        $ 2,186,749,244        100.0%     $ 11,156,884

                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                 PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                     BALANCE           LTV          DSCR      RATE(2)      RATE
-------------                ---------------- -------------- ----------- ----------- ----------

Office .....................  $ 285,131,898         60.0%        1.44x       89.7%      5.499%
Retail .....................    273,600,000         69.3         1.43        95.6       5.406
Hotel ......................     62,430,875         59.2         1.63           -       5.626
Self Storage ...............      5,656,000         68.0         1.56        87.0       5.175
Multifamily ................     14,960,000         74.2         1.31        94.3       5.546
Industrial/Warehouse .......     27,200,000         78.9         1.22       100.0       5.160
Other ......................      8,400,000         75.5         1.28       100.0       5.317
Mobile Home Park ...........        807,645         74.8         1.32       100.0       5.625
                              -------------         ----         ----       -----       -----
TOTAL/AVG/WTD AVG: .........  $ 285,131,898         64.5%        1.46X       92.5%      5.462%


-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-5

                        CUT-OFF DATE PRINCIPAL BALANCES
                              (LOAN GROUP NO. 1)



                                                      TOTAL         % BY TOTAL       AVERAGE
                                                  CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                      NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)          OF LOANS        BALANCE          BALANCE        BALANCE
---------------------------         ---------- ------------------ -------------- --------------

          1 -  2,000,000 ..........      7      $    10,973,239          0.5%     $  1,567,606
  2,000,001 -  4,000,000 ..........     21           63,564,954          2.9         3,026,903
  4,000,001 -  6,000,000 ..........     20          100,470,650          4.6         5,023,532
  6,000,001 -  8,000,000 ..........      8           55,332,945          2.5         6,916,618
  8,000,001 -  10,000,000 .........      7           61,447,309          2.8         8,778,187
 10,000,001 -  15,000,000 .........     12          146,358,858          6.7        12,196,572
 15,000,001 -  20,000,000 .........      3           50,050,000          2.3        16,683,333
 20,000,001 -  25,000,000 .........      3           69,578,810          3.2        23,192,937
 25,000,001 -  50,000,000 .........      7          229,925,400         10.5        32,846,486
 50,000,001 -  75,000,000 .........      6          362,415,181         16.6        60,402,530
 75,000,001 - 100,000,000 .........      1           80,000,000          3.7        80,000,000
150,000,001  (greater than) = .....      4          956,631,898         43.7       239,157,975
                                        --      ---------------        -----      ------------
TOTAL/AVG/WTD AVG: ................     99      $ 2,186,749,244        100.0%     $ 22,088,376

                                         MAXIMUM
                                      CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                        PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)              BALANCE           LTV          DSCR      RATE(1)      RATE
---------------------------         ---------------- -------------- ----------- ----------- ----------

          1 -  2,000,000 ..........  $   1,998,074         69.1%        1.34x       92.4%      5.432%
  2,000,001 -  4,000,000 ..........      3,800,000         72.2         1.40        96.6       5.512
  4,000,001 -  6,000,000 ..........      6,000,000         77.9         1.28        96.9       5.547
  6,000,001 -  8,000,000 ..........      7,720,000         76.4         1.27        95.0       5.645
  8,000,001 -  10,000,000 .........      9,870,000         75.0         1.32        95.9       5.527
 10,000,001 -  15,000,000 .........     14,960,000         77.4         1.36        95.9       5.495
 15,000,001 -  20,000,000 .........     19,350,000         64.0         1.56        98.6       5.341
 20,000,001 -  25,000,000 .........     23,600,000         75.3         1.22        93.8       5.661
 25,000,001 -  50,000,000 .........     46,800,000         69.9         1.41        95.7       5.410
 50,000,001 -  75,000,000 .........     74,000,000         76.3         1.32        91.5       5.408
 75,000,001 - 100,000,000 .........     80,000,000         67.5         1.60        86.9       5.130
150,000,001  (greater than) = .....    285,131,898         52.5         1.58        90.2       5.483
                                     -------------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ................  $ 285,131,898         64.5%        1.46X       92.5%      5.462%


Average Cut-off Date Principal Balance: $ 22,088,376

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-6

                                 U/W NCF DSCR
                              (LOAN GROUP NO. 1)



                                             TOTAL         % BY TOTAL       AVERAGE
                                         CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF             NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (X)                    OF LOANS        BALANCE          BALANCE        BALANCE
----------------           ---------- ------------------ -------------- --------------

(less than)  1.20.........      2      $    30,094,000          1.4%     $ 15,047,000
1.20 - 1.29 ..............     44          806,206,773         36.9        18,322,881
1.30 - 1.39 ..............     26          258,711,095         11.8         9,950,427
1.40 - 1.49 ..............     12           81,373,220          3.7         6,781,102
1.50 - 1.59 ..............      5           46,453,309          2.1         9,290,662
1.60 - 1.69 ..............      6          881,060,847         40.3       146,843,474
1.70 - 1.79 ..............      2           16,700,000          0.8         8,350,000
1.80 - 1.89 ..............      1           19,350,000          0.9        19,350,000
1.90 - 1.99 ..............      1           46,800,000          2.1        46,800,000
                               --      ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .......     99      $ 2,186,749,244        100.0%     $ 22,088,376

                                MAXIMUM
                             CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF               PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                        BALANCE           LTV          DSCR      RATE(1)      RATE
----------------           ---------------- -------------- ----------- ----------- ----------

(less than)  1.20.........  $  27,621,000         68.6%        1.16x       97.4%      6.180%
1.20 - 1.29 ..............    220,000,000         73.1         1.24        87.2       5.538
1.30 - 1.39 ..............     53,849,117         76.9         1.33        93.4       5.491
1.40 - 1.49 ..............     25,504,400         75.4         1.44        97.5       5.376
1.50 - 1.59 ..............     15,500,000         72.0         1.55        93.3       5.247
1.60 - 1.69 ..............    285,131,898         53.0         1.66        97.5       5.389
1.70 - 1.79 ..............     13,500,000         77.6         1.76        96.9       5.262
1.80 - 1.89 ..............     19,350,000         42.9         1.86        99.9       5.391
1.90 - 1.99 ..............     46,800,000         41.1         1.94        96.2       5.365
                            -------------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .......  $ 285,131,898         64.5%        1.46X       92.5%      5.462%


Weighted Average U/W NCF DSCR: 1.46x.

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-7

                             OCCUPANCY RATES(1)(2)
                              (LOAN GROUP NO. 1)



                                                      TOTAL         % BY TOTAL       AVERAGE
                                                  CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                  NUMBER          PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                       OF PROPERTIES        BALANCE          BALANCE        BALANCE
------------------             --------------- ------------------ -------------- --------------

(less than) = 65.0 ...........         1        $    14,125,000         0.6%      $ 14,125,000
65.1 - 70.0 ..................         1            220,000,000        10.1        220,000,000
75.1 - 80.0 ..................         6             19,933,773         0.9          3,322,296
80.1 - 85.0 ..................        10             80,964,799         3.7          8,096,480
85.1 - 90.0 ..................        19            166,847,992         7.6          8,781,473
90.1 - 95.0 ..................        17            179,258,017         8.2         10,544,589
95.1  (greater than) = .......        72          1,232,449,787        56.4         17,117,358
                                     ---        ---------------        ----       ------------
TOTAL/AVG/WTD AVG: ...........       126        $ 1,913,579,369        87.5%      $ 15,187,138

                                    MAXIMUM
                                 CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY                 PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                           BALANCE           LTV          DSCR        RATE       RATE
------------------             ---------------- -------------- ----------- ----------- ----------

(less than) = 65.0 ...........  $  14,125,000         75.5%        1.37x       50.4%      5.335%
65.1 - 70.0 ..................    220,000,000         59.5         1.26        67.9       5.732
75.1 - 80.0 ..................      5,451,000         67.2         1.54        76.8       5.222
80.1 - 85.0 ..................     52,800,000         78.9         1.29        81.3       5.420
85.1 - 90.0 ..................     34,000,000         75.6         1.37        89.0       5.311
90.1 - 95.0 ..................     65,935,190         76.2         1.29        93.2       5.475
95.1  (greater than) = .......    285,131,898         62.3         1.50        98.8       5.404
                                -------------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ...........  $ 285,131,898         65.3%        1.43X       92.5%      5.439%


Weighted average occupancy rate: 92.5%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-8

                         REMAINING AMORTIZATION TERMS
                              (LOAN GROUP NO. 1)



                                                   TOTAL         % BY TOTAL       AVERAGE
                                               CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING                 NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)(1)    OF LOANS        BALANCE          BALANCE        BALANCE
-------------------------------- ---------- ------------------ -------------- --------------

IO (2) .........................     24      $   823,620,905         37.7%     $ 34,317,538
73 - 84 ........................      1            1,123,978          0.1         1,123,978
85 - 96 ........................      1           19,350,000          0.9        19,350,000
97 - 108 .......................      1           46,800,000          2.1        46,800,000
229 - 240 ......................      1            1,393,850          0.1         1,393,850
289 - 300 ......................      8          208,220,112          9.5        26,027,514
325 - 336 ......................      3           69,935,412          3.2        23,311,804
349 - 360 ......................     60        1,016,304,988         46.5        16,938,416
                                     --      ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .............     99      $ 2,186,749,244        100.0%     $ 22,088,376

                                      MAXIMUM                                                          WTD. AVG.
                                   CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.    REMAINING
RANGE OF REMAINING                   PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   AMORTIZATION
AMORTIZATION TERMS (MONTHS)(1)        BALANCE           LTV          DSCR      RATE(3)       RATE       TERM(4)
-------------------------------- ---------------- -------------- ----------- ----------- ----------- -------------

IO (2) .........................  $ 285,131,898         62.1%        1.43x       88.3%       5.533%        --
73 - 84 ........................      1,123,978         45.0         1.24        95.0        5.300         83
85 - 96 ........................     19,350,000         42.9         1.86        99.9        5.391         91
97 - 108 .......................     46,800,000         41.1         1.94        96.2        5.365         97
229 - 240 ......................      1,393,850         66.9         1.33        92.3        5.600        238
289 - 300 ......................    177,900,000         57.3         1.64        95.4        5.669        295
325 - 336 ......................     62,430,875         65.1         1.61       100.0        5.513        335
349 - 360 ......................    273,600,000         69.5         1.40        95.6        5.364        358
                                  -------------         ----         ----       -----        -----        ---
TOTAL/AVG/WTD AVG: .............  $ 285,131,898         64.5%        1.46X       92.5%       5.462%       334


Weighted Average Remaining Amortization Term: 334 months. (4)

-------
(1)   Ranges of Remaining Amortization Terms (other than IO) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)   Interest-only up to maturity date.

(3)   Excludes mortgage loans secured by hospitality properties.

(4)   Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

                                                                     ANNEX A-3-9

                                MORTGAGE RATES
                              (LOAN GROUP NO. 1)



                                            TOTAL         % BY TOTAL       AVERAGE
                                        CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE           NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                  OF LOANS        BALANCE          BALANCE        BALANCE
-----------------         ---------- ------------------ -------------- --------------

4.751 - 5.000 ...........      2      $    28,080,000          1.3%     $ 14,040,000
5.001 - 5.250 ...........      9          486,666,453         22.3        54,074,050
5.251 - 5.500 ...........     50          923,923,183         42.3        18,478,464
5.501 - 5.750 ...........     21          541,759,954         24.8        25,798,093
5.751 - 6.000 ...........     11          121,300,654          5.5        11,027,332
6.001 - 6.250 ...........      6           85,019,000          3.9        14,169,833
                              --      ---------------        -----      ------------
TOTAL/AVG/WTD AVG: ......     99      $ 2,186,749,244        100.0%     $ 22,088,376

                               MAXIMUM
                            CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE             PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                      BALANCE           LTV          DSCR      RATE(1)      RATE
-----------------         ---------------- -------------- ----------- ----------- ----------

4.751 - 5.000 ...........  $  14,960,000         80.0%        1.52x       91.7%      4.990%
5.001 - 5.250 ...........    273,600,000         61.8         1.56        95.6       5.132
5.251 - 5.500 ...........    285,131,898         64.0         1.48        96.5       5.409
5.501 - 5.750 ...........    220,000,000         63.1         1.40        76.5       5.676
5.751 - 6.000 ...........     53,849,117         76.7         1.27        98.3       5.867
6.001 - 6.250 ...........     27,621,000         72.9         1.20        96.3       6.151
                           -------------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ......  $ 285,131,898         64.5%        1.46X       92.5%      5.462%


Weighted Average Mortgage Rate: 5.462%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-3-10

                      MATURITY DATE LOAN-TO-VALUE RATIOS
                              (LOAN GROUP NO. 1)



                                                TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE          NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS        BALANCE          BALANCE        BALANCE
------------------------      ---------- ------------------ -------------- --------------

0.1 - 5.0 ...................      1      $     1,123,978          0.1%     $  1,123,978
30.1 - 35.0 .................      1           46,800,000          2.1        46,800,000
35.1 - 40.0 .................      2           23,150,000          1.1        11,575,000
40.1 - 45.0 .................      3            7,481,453          0.3         2,493,818
45.1 - 50.0 .................      4          745,355,207         34.1       186,338,802
50.1 - 55.0 .................      3           67,130,875          3.1        22,376,958
55.1 - 60.0 .................     12          265,117,816         12.1        22,093,151
60.1 - 65.0 .................     18          238,219,147         10.9        13,234,397
65.1 - 70.0 .................     29          353,875,762         16.2        12,202,612
70.1 - 75.0 .................     10          244,000,000         11.2        24,400,000
75.1 - 80.0 .................     11          170,510,400          7.8        15,500,945
80.1 - 85.0 .................      3           13,887,000          0.6         4,629,000
85.1  (greater than) = ......      2           10,097,607          0.5         5,048,804
                                  --      ---------------        -----      ------------
TOTAL/AVG/WTD AVG: ..........     99      $ 2,186,749,244        100.0%     $ 22,088,376

                                   MAXIMUM
                                CUT-OFF DATE      WTD. AVG.     WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE            PRINCIPAL     MATURITY DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)           BALANCE           LTV           DSCR      RATE(1)      RATE
------------------------      ---------------- --------------- ----------- ----------- ----------

0.1 - 5.0 ...................  $   1,123,978          0.2%         1.24x       95.0%      5.300%
30.1 - 35.0 .................     46,800,000         33.6          1.94        96.2       5.365
35.1 - 40.0 .................     19,350,000         36.6          1.81        99.9       5.489
40.1 - 45.0 .................      3,193,297         42.4          1.44        98.6       5.537
45.1 - 50.0 .................    285,131,898         47.0          1.67        98.8       5.407
50.1 - 55.0 .................     62,430,875         51.7          1.64        81.9       5.498
55.1 - 60.0 .................    220,000,000         59.2          1.27        72.0       5.685
60.1 - 65.0 .................     80,000,000         62.6          1.38        93.1       5.465
65.1 - 70.0 .................     65,935,190         67.5          1.25        95.1       5.618
70.1 - 75.0 .................     74,000,000         72.9          1.23        93.7       5.282
75.1 - 80.0 .................     53,400,000         78.4          1.43        92.1       5.299
80.1 - 85.0 .................      5,300,000         84.0          1.32       100.0       5.472
85.1  (greater than) = ......      5,417,607         89.3          1.29       100.0       5.301
                               -------------         ----          ----       -----       -----
TOTAL/AVG/WTD AVG: ..........  $ 285,131,898         59.0%         1.46X       92.5%      5.462%


Weighted Average Maturity Date LTV Ratio for all Mortgage Loans: 59.0%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-3-11

                            PROPERTIES BY STATE(1)
                              (LOAN GROUP NO. 1)



                                            TOTAL           % BY TOTAL
                                        CUT-OFF DATE       CUT-OFF DATE
                        NUMBER            PRINCIPAL         PRINCIPAL
STATE               OF PROPERTIES          BALANCE           BALANCE
-----              ---------------   ------------------   -------------

NY .............          10          $   463,337,539          21.2%
IL .............          15          $   361,331,056          16.5
RI .............           2          $   280,175,000          12.8
MD .............           8          $   136,310,833           6.2
FL .............          18          $   128,281,424           5.9
CA .............          25          $   120,193,772           5.5
VA .............          11          $   112,282,297           5.1
TX .............          13          $    99,847,775           4.6
SC .............           4          $    87,494,976           4.0
CT .............          13          $    73,689,761           3.4
MO .............           7          $    52,137,704           2.4
AL .............           5          $    38,238,094           1.7
MA .............           3          $    38,058,025           1.7
GA .............           8          $    24,611,385           1.1
OH .............           9          $    18,144,619           0.8
MI .............           4          $    16,581,844           0.8
KY .............           2          $    15,802,118           0.7
PA .............           3          $    15,714,908           0.7
MS .............           5          $    13,404,131           0.6
CO .............           3          $    12,122,124           0.6
TN .............           5          $    10,796,895           0.5
AZ .............           4          $    10,786,736           0.5
OK .............           3          $    10,535,428           0.5
WA .............           3          $     9,787,805           0.4
NJ .............           2          $     7,323,789           0.3
NM .............           1          $     5,300,000           0.2
OR .............           2          $     5,111,358           0.2
UT .............           1          $     3,615,000           0.2
NC .............           2          $     3,445,640           0.2
KS .............           1          $     3,171,556           0.1
AR .............           1          $     2,799,583           0.1
IN .............           1          $     2,721,273           0.1
MN .............           1          $     2,094,793           0.1
ID .............           1          $     1,500,000           0.1
                         ---          ---------------         -----
TOTAL: .........         196          $ 2,186,749,244         100.0%


-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                    ANNEX A-3-12

                                   ANNEX A-4

                  CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 2

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                              AMORTIZATION TYPES
                              (LOAN GROUP NO. 2)



                                              TOTAL        % BY TOTAL       AVERAGE
                                          CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                               NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES            OF LOANS       BALANCE         BALANCE        BALANCE
------------------           ---------- ---------------- -------------- --------------

Amortizing Balloon (1) .....     13      $ 110,861,902         64.3%     $ 8,527,839
Interest Only. .............      4         55,961,000         32.5       13,990,250
ARD. .......................      1          5,500,000          3.2        5,500,000
                                 --      -------------        -----      -----------
TOTAL/AVG/WTD AVG: .........     18      $ 172,322,902        100.0%     $ 9,573,495

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES               BALANCE          LTV          DSCR        RATE       RATE
------------------           -------------- -------------- ----------- ----------- ----------

Amortizing Balloon (1) .....  $ 32,000,000        77.7%        1.28x       96.7%      5.245%
Interest Only. .............    23,000,000        75.2         1.44        93.6       5.345
ARD. .......................     5,500,000        79.7         1.29        96.9       5.250
                              ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $ 32,000,000        76.9%        1.33X       95.7%      5.278%


-------
(1)   Includes mortgage loans, representing 49.5% of the initial Loan Group No.
      2 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 52.6% of these loans, by balance, have three years or less of interest-only payments.

                                                                     ANNEX A-4-1

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                              (LOAN GROUP NO. 2)



                                             TOTAL        % BY TOTAL       AVERAGE
                                         CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE         NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)     OF LOANS       BALANCE         BALANCE        BALANCE
------------------------    ---------- ---------------- -------------- --------------

60.1 - 65.0 ...............      1      $   2,239,000          1.3%     $ 2,239,000
70.1 - 75.0 ...............      4         45,650,000         26.5       11,412,500
75.1 - 80.0 ...............     12        119,078,902         69.1        9,923,242
80.1  (greater than) = ....      1          5,355,000          3.1        5,355,000
                                --      -------------        -----      -----------
TOTAL/AVG/WTD AVG: ........     18      $ 172,322,902        100.0%     $ 9,573,495

                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE          PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)        BALANCE          LTV          DSCR        RATE       RATE
-----------------------   - -------------- -------------- ----------- ----------- ----------

60.1 - 65.0 ...............  $  2,239,000        64.0%        1.32x       90.0%      5.250%
70.1 - 75.0 ...............    23,000,000        72.9         1.49        93.8       5.068
75.1 - 80.0 ...............    32,000,000        78.4         1.27        96.4       5.314
80.1  (greater than) = ....     5,355,000        85.0         1.30       100.0       6.280
                             ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: ........  $ 32,000,000        76.9%        1.33X       95.7%      5.278%


Weighted Average Cut-off Date LTV Ratio for all Mortgage Loans: 76.9%

                                                                     ANNEX A-4-2

                           ORIGINAL TERM TO MATURITY
                              (LOAN GROUP NO. 2)



                                              TOTAL        % BY TOTAL       AVERAGE
                                          CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS        NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE         BALANCE        BALANCE
----------------------       ---------- ---------------- -------------- --------------

 49 -  60 ..................      3      $  39,106,000         22.7%     $ 13,035,333
 85 - 108 ..................      2         14,920,000          8.7         7,460,000
109 - 120 ..................     13        118,296,902         68.6         9,099,762
                                 --      -------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     18      $ 172,322,902        100.0%     $  9,573,495

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   ORIGINAL
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR        RATE        RATE       TERM
-----------------------      -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $ 23,000,000        76.3%        1.43x       93.8%       5.261%       60
 85 - 108 ..................     7,800,000        77.8         1.24        92.1        5.411       108
109 - 120 ..................    32,000,000        77.1         1.31        96.8        5.267       120
                              ------------        ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: .........  $ 32,000,000        76.9%        1.33X       95.7%       5.278%      105


Weighted Average Original Term to Maturity: 105 months.

                                                                     ANNEX A-4-3

                          REMAINING TERM TO MATURITY
                              (LOAN GROUP NO. 2)



                                              TOTAL        % BY TOTAL       AVERAGE
                                          CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE         BALANCE        BALANCE
------------------------     ---------- ---------------- -------------- --------------

 49 -  60 ..................      3      $  39,106,000         22.7%     $ 13,035,333
 85 - 108 ..................      2         14,920,000          8.7         7,460,000
109 - 120 ..................     13        118,296,902         68.6         9,099,762
                                 --      -------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     18      $ 172,322,902        100.0%     $  9,573,495

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS        PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   REMAINING
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR        RATE        RATE       TERM
------------------------     -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $ 23,000,000        76.3%        1.43x       93.8%       5.261%       60
 85 - 108 ..................     7,800,000        77.8         1.24        92.1        5.411       106
109 - 120 ..................    32,000,000        77.1         1.31        96.8        5.267       119
                              ------------        ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: .........  $ 32,000,000        76.9%        1.33X       95.7%       5.278%      105


Weighted Average Remaining Term to Maturity: 105 months.

                                                                     ANNEX A-4-4

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                              (LOAN GROUP NO. 2)



                                                TOTAL        % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                               NUMBER         PRINCIPAL       PRINCIPAL      PRINCIPAL
PROPERTY TYPE              OF PROPERTIES       BALANCE         BALANCE        BALANCE
-------------             --------------- ---------------- -------------- --------------

Multifamily .............        18        $ 169,122,902         98.1%     $ 9,395,717
Mobile Home Park ........         1            3,200,000          1.9        3,200,000
                                 --        -------------        -----      -----------
TOTAL/AVG/WTD AVG: ......        19        $ 172,322,902        100.0%     $ 9,069,626

                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                             PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                 BALANCE          LTV          DSCR        RATE       RATE
-------------             -------------- -------------- ----------- ----------- ----------

Multifamily .............  $ 32,000,000        77.0%        1.33x       95.7%      5.273%
Mobile Home Park ........     3,200,000        74.6         1.55        95.0       5.530
                           ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ......  $ 32,000,000        76.9%        1.33X       95.7%      5.278%


-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                     ANNEX A-4-5

                        CUT-OFF DATE PRINCIPAL BALANCES
                              (LOAN GROUP NO. 2)



                                               TOTAL        % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)    OF LOANS       BALANCE         BALANCE        BALANCE
----------------------------- ---------- ---------------- -------------- --------------

         1 -  2,000,000......      1      $   1,844,571          1.1%     $ 1,844,571
 2,000,001 -  4,000,000......      6         17,421,697         10.1        2,903,616
 4,000,001 -  6,000,000......      2         10,855,000          6.3        5,427,500
 6,000,001 -  8,000,000......      3         21,195,634         12.3        7,065,211
 8,000,001 - 10,000,000......      1          8,400,000          4.9        8,400,000
10,000,001 - 15,000,000......      1         10,606,000          6.2       10,606,000
15,000,001 - 20,000,000......      1         17,000,000          9.9       17,000,000
20,000,001 - 25,000,000......      1         23,000,000         13.3       23,000,000
25,000,001 - 50,000,000......      2         62,000,000         36.0       31,000,000
                                  --      -------------        -----      -----------
TOTAL/AVG/WTD AVG: ..........     18      $ 172,322,902        100.0%     $ 9,573,495

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                 PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)       BALANCE          LTV          DSCR        RATE       RATE
----------------------------- -------------- -------------- ----------- ----------- ----------

         1 -  2,000,000......  $  1,844,571        76.9%        1.34x       94.8%      5.570%
 2,000,001 -  4,000,000......     3,810,000        74.7         1.40        94.5       5.351
 4,000,001 -  6,000,000......     5,500,000        82.3         1.29        98.4       5.758
 6,000,001 -  8,000,000......     7,800,000        77.0         1.25        93.0       5.348
 8,000,001 - 10,000,000......     8,400,000        80.0         1.44        99.2       5.100
10,000,001 - 15,000,000......    10,606,000        79.4         1.29        91.0       6.180
15,000,001 - 20,000,000......    17,000,000        71.1         1.44        92.2       5.214
20,000,001 - 25,000,000......    23,000,000        74.0         1.53        94.3       4.840
25,000,001 - 50,000,000......    32,000,000        78.5         1.24        98.4       5.191
                               ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ..........  $ 32,000,000        76.9%        1.33X       95.7%      5.278%


Average Cut-off Date Principal Balance: $ 9,573,495

                                                                     ANNEX A-4-6

                                 U/W NCF DSCR
                              (LOAN GROUP NO. 2)



                                        TOTAL        % BY TOTAL       AVERAGE
                                    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF         NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
DSCR (X)                OF LOANS       BALANCE         BALANCE        BALANCE
----------------       ---------- ---------------- -------------- --------------

1.20 - 1.29 ..........      8      $ 101,599,331         59.0%     $ 12,699,916
1.30 - 1.39 ..........      5         15,698,571          9.1         3,139,714
1.40 - 1.49 ..........      3         28,825,000         16.7         9,608,333
1.50 - 1.59 ..........      2         26,200,000         15.2        13,100,000
                           --      -------------        -----      ------------
TOTAL/AVG/WTD AVG: ...     18      $ 172,322,902        100.0%     $  9,573,495

                           MAXIMUM
                        CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF          PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                   BALANCE          LTV          DSCR        RATE       RATE
----------------       -------------- -------------- ----------- ----------- ----------

1.20 - 1.29 ..........  $ 32,000,000        78.3%        1.25x       96.3%      5.331%
1.30 - 1.39 ..........     5,355,000        77.0         1.34        96.1       5.694
1.40 - 1.49 ..........    17,000,000        74.8         1.44        94.6       5.185
1.50 - 1.59 ..........    23,000,000        74.1         1.53        94.4       4.924
                        ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ...  $ 32,000,000        76.9%        1.33X       95.7%      5.278%


Weighted Average U/W NCF DSCR: 1.33x.

                                                                     ANNEX A-4-7

                              OCCUPANCY RATES(1)
                              (LOAN GROUP NO. 2)



                                                   TOTAL        % BY TOTAL       AVERAGE
                                               CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                NUMBER         PRINCIPAL       PRINCIPAL      PRINCIPAL
RATES (%)                     OF PROPERTIES       BALANCE         BALANCE        BALANCE
------------------           --------------- ---------------- -------------- --------------

85.1 - 90.0 ................         3        $  16,412,000          9.5%     $ 5,470,667
90.1 - 95.0 ................         6           51,152,268         29.7        8,525,378
95.1  (greater than) = .....        10          104,758,634         60.8       10,475,863
                                    --        -------------        -----      -----------
TOTAL/AVG/WTD AVG: .........        19        $ 172,322,902        100.0%     $ 9,069,626

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY              PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                        BALANCE          LTV          DSCR        RATE       RATE
------------------           -------------- -------------- ----------- ----------- ----------

85.1 - 90.0 ................  $  7,800,000        75.5%        1.25x       87.3%      5.644%
90.1 - 95.0 ................    23,000,000        73.4         1.47        93.6       5.083
95.1  (greater than) = .....    32,000,000        78.9         1.28        98.1       5.316
                              ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $ 32,000,000        76.9%        1.33X       95.7%      5.278%


Weighted average occupancy rate: 95.7%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                     ANNEX A-4-8

                         REMAINING AMORTIZATION TERMS
                              (LOAN GROUP NO. 2)



                                                  TOTAL        % BY TOTAL       AVERAGE
                                              CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING                 NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)(1)    OF LOANS       BALANCE         BALANCE        BALANCE
-------------------------------- ---------- ---------------- -------------- --------------

IO (2) .........................      4      $  55,961,000         32.5%     $ 13,990,250
289 - 300 ......................      2          4,294,571          2.5         2,147,285
349 - 360 ......................     12        112,067,331         65.0         9,338,944
                                     --      -------------        -----      ------------
TOTAL/AVG/WTD AVG: .............     18      $ 172,322,902        100.0%     $  9,573,495

                                     MAXIMUM                                                         WTD. AVG.
                                  CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.    REMAINING
RANGE OF REMAINING                  PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   AMORTIZATION
AMORTIZATION TERMS (MONTHS)(1)       BALANCE          LTV          DSCR        RATE        RATE       TERM(3)
-------------------------------- -------------- -------------- ----------- ----------- ----------- -------------

IO (2) .........................  $ 23,000,000        75.2%        1.44x       93.6%       5.345%        --
289 - 300 ......................     2,450,000        74.7         1.36        97.0        5.587        299
349 - 360 ......................    32,000,000        77.9         1.28        96.7        5.233        360
                                  ------------        ----         ----        ----        -----        ---
TOTAL/AVG/WTD AVG: .............  $ 32,000,000        76.9%        1.33X       95.7%       5.278%       358


Weighted Average Remaining Amortization Term: 358 months.(3)

-------
(1)   Ranges of Remaining Amortization Terms (other than IO) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)   Interest-only up to maturity date.

(3)   Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

                                                                     ANNEX A-4-9

                                MORTGAGE RATES
                              (LOAN GROUP NO. 2)



                                          TOTAL        % BY TOTAL       AVERAGE
                                      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE          NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
RATES (%)                 OF LOANS       BALANCE         BALANCE        BALANCE
-----------------        ---------- ---------------- -------------- --------------

4.751 - 5.000 ..........      1      $  23,000,000         13.3%     $ 23,000,000
5.001 - 5.250 ..........     10        110,947,331         64.4        11,094,733
5.251 - 5.500 ..........      1          7,800,000          4.5         7,800,000
5.501 - 5.750 ..........      4         14,614,571          8.5         3,653,643
6.001 - 6.250 ..........      1         10,606,000          6.2        10,606,000
6.251 - 6.500 ..........      1          5,355,000          3.1         5,355,000
                             --      -------------        -----      ------------
TOTAL/AVG/WTD AVG: .....     18      $ 172,322,902        100.0%     $  9,573,495

                             MAXIMUM
                          CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE           PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                    BALANCE          LTV          DSCR        RATE       RATE
-----------------        -------------- -------------- ----------- ----------- ----------

4.751 - 5.000 ..........  $ 23,000,000        74.0%        1.53x       94.3%      4.840%
5.001 - 5.250 ..........    32,000,000        77.0         1.30        96.7       5.197
5.251 - 5.500 ..........     7,800,000        75.7         1.20        86.6       5.320
5.501 - 5.750 ..........     7,120,000        77.3         1.36        97.1       5.537
6.001 - 6.250 ..........    10,606,000        79.4         1.29        91.0       6.180
6.251 - 6.500 ..........     5,355,000        85.0         1.30       100.0       6.280
                          ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: .....  $ 32,000,000        76.9%        1.33X       95.7%      5.278%


Weighted Average Mortgage Rate: 5.278%

                                                                    ANNEX A-4-10

                      MATURITY DATE LOAN-TO-VALUE RATIOS
                              (LOAN GROUP NO. 2)



                                               TOTAL        % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE          NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS       BALANCE         BALANCE        BALANCE
------------------------      ---------- ---------------- -------------- --------------

50.1 - 55.0 .................      1      $   2,239,000          1.3%     $ 2,239,000
55.1 - 60.0 .................      2          4,294,571          2.5        2,147,285
60.1 - 65.0 .................      4         15,583,331          9.0        3,895,833
65.1 - 70.0 .................      3         41,225,000         23.9       13,741,667
70.1 - 75.0 .................      5         87,520,000         50.8       17,504,000
75.1 - 80.0 .................      2         16,106,000          9.3        8,053,000
80.1 - 85.0 .................      1          5,355,000          3.1        5,355,000
                                  --      -------------        -----      -----------
TOTAL/AVG/WTD AVG: ..........     18      $ 172,322,902        100.0%     $ 9,573,495

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.     WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE           PRINCIPAL    MATURITY DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV           DSCR        RATE       RATE
------------------------     -------------- --------------- ----------- ----------- ----------

50.1 - 55.0 .................  $  2,239,000        53.0%         1.32x       90.0%      5.250%
55.1 - 60.0 .................     2,450,000        57.1          1.36        97.0       5.587
60.1 - 65.0 .................     6,275,634        62.7          1.36        94.6       5.287
65.1 - 70.0 .................    30,000,000        69.0          1.27        95.4       5.260
70.1 - 75.0 .................    32,000,000        73.3          1.37        96.4       5.102
75.1 - 80.0 .................    10,606,000        78.4          1.29        93.0       5.862
80.1 - 85.0 .................     5,355,000        85.0          1.30       100.0       6.280
                               ------------        ----          ----       -----       -----
TOTAL/AVG/WTD AVG: ..........  $ 32,000,000        71.5%         1.33X       95.7%      5.278%


Weighted Average Maturity Date LTV Ratio for all Mortgage Loans: 71.5%

                                                                    ANNEX A-4-11

                            PROPERTIES BY STATE(1)
                              (LOAN GROUP NO. 2)



                                           TOTAL          % BY TOTAL
                                       CUT-OFF DATE      CUT-OFF DATE
                        NUMBER           PRINCIPAL        PRINCIPAL
STATE               OF PROPERTIES         BALANCE          BALANCE
-----              ---------------   ----------------   -------------

FL .............           2          $  35,500,000          20.6%
CA .............           3          $  33,606,000          19.5
NV .............           1          $  32,000,000          18.6
TX .............           5          $  21,901,268          12.7
MD .............           1          $  17,000,000           9.9
OK .............           3          $  13,510,634           7.8
AZ .............           1          $   7,800,000           4.5
GA .............           1          $   5,355,000           3.1
MI .............           1          $   3,200,000           1.9
TN .............           1          $   2,450,000           1.4
                          --          -------------         -----
TOTAL: .........          19          $ 172,322,902         100.0%


-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                    ANNEX A-4-12

                                    ANNEX A-5
             CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-5-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5



                                                                    ORIGINAL         REMAINING
CONTROL  FOOTNOTE                                                 INTEREST-ONLY    INTEREST-ONLY               AMORTIZATION
  NO.       NO.                    PROPERTY NAME                  PERIOD (MOS.)     PERIOD (MOS.)                   TYPE
------------------------------------------------------------------------------------------------------------------------------------
    1       (1)    200 Park Avenue                                     120              117         Interest-Only
    2       (2)    Providence Place                                      0                0         Balloon
    3       (3)    500 West Madison Street                             120              118         Interest-Only
    4       (4)    Courtyard by Marriott Portfolio                      36               32         Interest-Only, Balloon
    5       (5)    U-Store-It Portfolio IV                              24               24         Interest-Only, Balloon
    6              270 Corporate Center                                 47               47         Interest-Only, Balloon
    7              Magnolia Mall                                         0                0         Balloon
    8              La Playa Beach and Golf Resort                        0                0         Balloon
    9              424 West 33rd Street                                  0                0         Balloon
   10              TAG Portfolio                                        72               72         Interest-Only
   11       (6)    Palmolive Building Retail                           120              120         Interest-Only
   12       (7)    1345 Avenue of the Americas                          24               23         Interest-Only, Fully Amortizing
   13              1750 Old Meadow Road                                  0                0         Balloon
   14              North River Shopping Center                          24               22         Interest-Only, Balloon
   15              Sandpiper Apartments                                 84               83         Interest-Only, Balloon
   16              One Hoyt Street                                     120              120         Interest-Only
   17              2500 Inverrary Club Apartments                       24               24         Interest-Only, Balloon
   18              Pacific Prestige Properties I DE, LLC                60               60         Interest-Only
   19              Wedgewood II                                         47               47         Interest-Only, Balloon
   20              Tigertown                                           120              118         Interest-Only
   21              Polo Towne Center                                    60               57         Interest-Only, Balloon
   22              West Hartford Portfolio                              36               36         Interest-Only, Balloon
   23              The Commons Apartments                               60               60         Interest-Only
   24       (8)    South Bay Office Tower                                0                0         Balloon
   25       (9)    Park Avenue Plaza                                    30               30         Interest-Only, Fully Amortizing
   26              Loch Raven Apartments                               120              120         Interest-Only
   27              Stadium Plaza                                       120              119         Interest-Only
   28              Centre at Lake in the Hills                          60               60         Interest-Only, Balloon
   29              Oak Grove at Wildewood                               60               59         Interest-Only
   30              Indian Creek                                        120              120         Interest-Only
   31              Crossroads West                                     120              119         Interest-Only
   32              Fairfax Junction                                     60               56         Interest-Only, Balloon
   33              Oak Grove at Lexington                               60               59         Interest-Only
   34              Burke Towne Center                                   56               53         Interest-Only, Balloon
   35      (13)    Residence Inn Southington                            36               36         Interest-Only, Balloon
   36      (13)    96th Street                                         120              120         Interest-Only
   37              1545 Wilshire                                         0                0         Balloon
   38              Cipriano Square                                      60               58         Interest-Only, Balloon
   39              LEM-RAY Properties I DE, LLC                         60               60         Interest-Only
   40              Centre @ Greenway                                     0                0         Balloon
   41              Star Plaza                                           60               57         Interest-Only, Balloon
   42              McDermott                                            60               58         Interest-Only, Balloon
   43              Oxford Point Shopping Center                          0                0         Balloon
   44              Grand View                                           24               22         Interest-Only, Balloon
   45              Lake Worth West                                       0                0         Balloon
   46              Regency Park                                         60               59         Interest-Only, Balloon
   47              9200 Mentor Avenue                                    0                0         Balloon
   48      (13)    Residence Inn Danbury                                36               36         Interest-Only, Balloon
   49              Kiln Creek                                           60               56         Interest-Only, Balloon
   50              Sierra Vista Apartments                              24               23         Interest-Only, Balloon
   51              Centre Court                                         60               57         Interest-Only, Balloon
   52              Bealeton Village Center                               0                0         Balloon
   53              Copper Mountain                                      36               33         Interest-Only, Balloon
   54              401 Frederick                                        60               56         Interest-Only, Balloon
   55              Chesapeake Square                                    36               35         Interest-Only, Balloon
   56              Crossroads West SC                                   24               23         Interest-Only, Balloon
   57              2024 West 6th Street                                  0                0         Balloon
   58      (13)    Courtyard Warwick                                    36               36         Interest-Only, Balloon
   59              Ulster Terrace                                       60               57         Interest-Only, Balloon
   60              The Lodge Apartments                                  0                0         Balloon
   61              Hermes Plaza                                         36               35         Interest-Only, Balloon
   62              Remington Apartments                                 24               23         Interest-Only, ARD
   63              K-Mart Bloomfield Hills                              36               35         Interest-Only, Balloon
   64              2065 West 6th Street                                  0                0         Balloon
   65              Lexington Commons                                    60               57         Interest-Only, Balloon
   66              Kmart Greenwood                                       0                0         Balloon
   67              Pine Tree Plaza                                      36               36         Interest-Only, Balloon
   68      (13)    Walgreens - St. Louis                               120              120         Interest-Only
   69              The Cottages                                        120              118         Interest-Only
   70              Downey Petco                                         24               23         Interest-Only, Balloon
   71      (10)    Walgreens - Albuquerque                             120              119         Interest-Only
   72              Mr. Van Gard Self Storage                             0                0         Balloon
   73              Val Vista Gateway                                    12               10         Interest-Only, Balloon
   74      (10)    Walgreens - Oklahoma City                           120              119         Interest-Only
   75              Savoy Shopping Center                                 0                0         Balloon
   76              New York Plaza                                       36               35         Interest-Only, Balloon
   77              RBC Centura                                          84               84         Interest-Only
   78      (13)    Walgreens - Rochester                               120              120         Interest-Only
   79              University Mall                                       0                0         Balloon
   80              Grants Ferry                                          0                0         Balloon
   81              1332 North Moorpark Road                              0                0         Balloon
   82              Woodlawn Plaza                                        0                0         Balloon
   83              Summit Ridge Apartments                               0                0         Balloon
   84      (13)    Inn @ Northrup Station                                0                0         Balloon
   85      (13)    Stock Building Supply                                 0                0         Balloon
   86      (13)    CVS - Montgomery                                    120              120         Interest-Only
   87      (10)    CVS - Cornwall                                      120              119         Interest-Only
   88              Storage America                                       0                0         Balloon
   89              Southlake Marketplace Phase II                       60               59         Interest-Only
   90              Hillcrest Estate Apartments                           0                0         Balloon
   91              Crossroads Centre Shopping Center                    12               11         Interest-Only, Balloon
   92              Hampton Inn - Niceville                               0                0         Balloon
   93              Friendly Village of Adrian                            0                0         Balloon
   94              Atlantis Plaza                                        0                0         Balloon
   95      (10)    CVS - Jersey Shore                                  120              120         Interest-Only
   96              CVS - Douglas                                       120              120         Interest-Only
   97              Walgreens Hillside                                   24               23         Interest-Only, ARD
   98      (11)    Lodi Building                                         0                0         Balloon
   99              CVS Scituate Harbor                                   0                0         Balloon
  100              Auburndale                                            0                0         Balloon
  101              Ardmore Shopping Center                              24               22         Interest-Only, Balloon
  102              Tim Smith Portfolio                                   0                0         Balloon
  103              Lombard Place I DE, LLC                              60               60         Interest-Only
  104      (13)    Stonewall I & II                                      0                0         Balloon
  105              Shoppes at Lakeview                                  36               34         Interest-Only, Balloon
  106              Cornerstone Apartments                                0                0         Balloon
  107              Park Place                                            0                0         Balloon
  108              Affordable Self Storage & Tech Business Center        0                0         Balloon
  109              Sanford II                                            0                0         Balloon
  110              West Point Station                                    0                0         Balloon
  111              Argonne Mission Center                               24               21         Interest-Only, Balloon
  112              Marvin Gardens Apartments                             0                0         Balloon
  113      (12)    Mallory Station III                                   0                0         Balloon
  114              Idaho Self Storage                                   24               24         Interest-Only, Balloon
  115              Aaron Self Storage                                    0                0         Balloon
  116              Hardy Street Station                                  0                0         Balloon
  117              Storage USA                                           0                0         Fully Amortizing

                                                                      REMAINING   REMAINING
        ANTICIPATED                           ORIGINAL                 TERM TO     LOCKOUT/       U/W       CUT-OFF     SCHEDULED
CONTROL  REPAYMENT   MATURITY    MORTGAGE   AMORTIZATION   SEASONING   MATURITY   DEFEASANCE      NCF        DATE       MATURITY/
  NO.       DATE       DATE       RATE(%)    TERM (MOS.)     (MOS.)     (MOS.)   PERIOD (MOS.)   DSCR (X)   LTV (%)    ARD LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
   1        N/A      5/11/2015    5.48966           0           3         117         114         1.65       45.9          45.9
   2        N/A      3/11/2010    5.14000         360           5          55          49         1.69       51.8          48.4
   3        N/A      6/11/2015    5.73200           0           2         118         112         1.26       59.5          59.5
   4        N/A      4/11/2015    5.69039         294           4         116         113         1.67       55.7          46.6
   5        N/A      8/11/2012    5.13000         360           0          84          81         1.60       67.5          62.3
   6        N/A      7/11/2015    5.09000         360           0         119         116         1.20       79.1          71.7
   7        N/A      7/11/2015    5.33000         360           1         119         116         1.24       79.9          66.5
   8        N/A      7/11/2015    5.49000         336           1         119         115         1.64       63.7          51.6
   9        N/A      5/11/2014    5.80000         360           3         105          45         1.30       76.9          66.6
  10        N/A      8/11/2011    5.33500           0           0          72          25         1.37       75.5          75.5
  11        N/A      8/11/2015    5.53000           0           0         120         119         1.20       82.9          74.4
  12        N/A       8/8/2015    5.36450          97           1         120         120         1.94       41.1          33.6
  13        N/A      7/11/2015    5.29000         360           0         119         116         1.28       74.9          62.3
  14        N/A      6/11/2015    5.26000         360           2         118         115         1.24       80.0          69.7
  15        N/A      7/11/2015    5.14000         360           1         119         119         1.21       77.1          73.8
  16        N/A      8/11/2015    5.33000           0           0         120         117         1.33       80.0          80.0
  17        N/A      8/11/2015    5.24500         360           0         120         120         1.27       80.0          69.7
  18        N/A      8/11/2010    6.18000           0           0          60          57         1.16       68.8          68.8
  19        N/A      7/11/2015    5.12000         360           0         119         116         1.20       80.0          72.5
  20        N/A      6/11/2015    5.44000           0           2         118         116         1.43       79.7          79.7
  21        N/A      5/11/2020    6.13980         360           3         177          22         1.22       71.5          60.9
  22        N/A      8/11/2015    5.33300         360           0         120         117         1.20       79.3          70.7
  23        N/A      8/11/2010    4.84000           0           0          60          24         1.53       74.0          74.0
  24        N/A      7/11/2010    5.50000         360           1          59          25         1.23       75.2          69.9
  25        N/A       9/8/2015    5.39110          91           0         121         121         1.86       42.9          36.2
  26        N/A      8/11/2015    5.21400           0           0         120          25         1.44       71.1          71.1
  27        N/A      7/11/2015    5.27000           0           1         119         119         1.54       74.5          74.5
  28        N/A      8/11/2015    5.35000         360           0         120         117         1.20       80.0          74.2
  29        N/A      7/11/2010    4.99000           0           1          59          58         1.57       80.0          80.0
  30        N/A      8/11/2015    5.31000           0           0         120         118         1.20       74.5          74.5
  31        N/A      7/11/2015    5.17000           0           1         119         119         1.75       79.5          79.5
  32        N/A      4/11/2020    6.09230         360           4         176          21         1.20       75.8          64.5
  33        N/A      7/11/2010    4.99000           0           1          59          58         1.46       80.0          80.0
  34        N/A      1/11/2020    6.14310         360           3         173          22         1.23       79.6          67.8
  35        N/A      8/11/2015    5.44650         360           0         120         117         1.31       75.5          67.5
  36        N/A      8/11/2015    5.53000           0           0         120         117         1.42       74.8          74.8
  37        N/A      8/11/2015    5.46000         360           0         120         117         1.25       74.3          62.0
  38        N/A      6/11/2020    5.54000         360           2         178          23         1.39       76.1          63.6
  39        N/A      8/11/2010    6.18000           0           0          60          57         1.29       79.4          79.4
  40        N/A      5/11/2015    5.56000         360           3         117         117         1.29       78.5          65.9
  41        N/A      5/11/2020    5.95000         360           3         177          22         1.20       78.8          66.8
  42        N/A      6/11/2020    5.93680         360           2         178          23         1.20       78.6          66.6
  43        N/A      8/11/2015    5.36000         360           0         120         120         1.32       77.5          64.5
  44        N/A      6/11/2017    5.38000         360           2         142         139         1.31       79.6          66.3
  45        N/A      6/11/2015    5.34000         300           2         118         118         1.52       60.2          45.7
  46        N/A      7/11/2015    5.10000         360           1         119         116         1.44       80.0          73.9
  47        N/A      8/11/2015    5.31710         360           0         120         117         1.28       75.5          62.7
  48        N/A      8/11/2015    5.44650         360           0         120         117         1.45       74.2          66.3
  49        N/A      4/11/2020    5.88000         360           4         176          21         1.20       79.0          66.8
  50        N/A      7/11/2014    5.32000         360           1         107         105         1.20       75.7          67.5
  51        N/A      5/11/2020    5.95000         360           3         177          22         1.20       79.6          67.4
  52        N/A      7/11/2015    5.61000         360           1         119         119         1.25       79.3          66.5
  53        N/A      5/11/2014    5.51000         360           3         105         103         1.28       80.0          73.0
  54        N/A      4/11/2020    5.92500         360           4         176          21         1.23       80.0          67.7
  55        N/A      7/11/2015    5.10000         360           1         119         119         1.31       77.1          68.4
  56        N/A      7/11/2015    5.40000         360           1         119         116         1.38       79.5          69.5
  57        N/A      8/11/2015    5.71000         360           0         120         117         1.26       74.2          62.3
  58        N/A      8/11/2015    5.47000         360           0         120         117         1.32       65.8          58.8
  59        N/A      5/11/2020    5.95000         360           3         177          22         1.20       74.4          63.0
  60        N/A      7/11/2015    5.20000         360           1         119         116         1.28       75.2          62.3
  61        N/A      7/11/2017    5.50000         360           1         143         141         1.26       80.5          69.0
  62     7/11/2010   7/11/2035    5.25000         360           1          59          59         1.29       79.7          76.4
  63        N/A      7/11/2015    5.40000         360           1         119         119         1.23       79.7          71.2
  64        N/A      8/11/2015    5.71000         360           0         120         117         1.28       76.4          64.2
  65        N/A      5/11/2020    6.20150         360           3         177          22         1.20       79.3          67.7
  66        N/A      7/11/2015    5.38000         360           1         119          47         1.25       71.6          59.7
  67        N/A      8/11/2015    5.41000         360           0         120         120         1.31       76.6          68.4
  68        N/A      8/11/2015    5.32000           0           0         120         117         1.29       88.7          88.7
  69        N/A      6/11/2015    6.28000           0           2         118         117         1.30       85.0          85.0
  70        N/A      7/11/2015    5.38000         360           1         119         118         1.27       68.4          59.7
  71        N/A      7/11/2015    5.40000           0           1         119         116         1.31       84.1          84.1
  72        N/A      6/11/2015    5.56000         360           2         118         115         1.27       75.9          63.7
  73        N/A      6/11/2015    5.87000         360           2         118         118         1.20       74.6          64.5
  74        N/A      7/11/2015    5.40000           0           1         119         116         1.32       83.3          83.3
  75        N/A      6/11/2015    5.85000         336           2         118         118         1.31       77.5          63.6
  76        N/A      7/11/2015    5.21000         360           1         119         118         1.23       80.3          71.4
  77        N/A      8/11/2012    5.87500           0           0          84          81         1.33       78.1          78.1
  78        N/A      8/11/2015    5.28000           0           0         120         117         1.28       90.0          90.0
  79        N/A      6/11/2015    5.60000         300           2         118         118         1.25       74.4          57.0
  80        N/A      6/11/2015    5.60000         300           2         118         118         1.36       74.3          56.9
  81        N/A      6/11/2015    5.43000         360           2         118         117         1.34       74.8          62.5
  82        N/A      6/11/2015    5.58000         360           2         118         116         1.33       66.2          55.6
  83        N/A      8/11/2015    5.25000         360           0         120         117         1.39       76.0          63.0
  84        N/A      8/11/2015    5.99000         300           0         120          25         1.53       50.0          38.7
  85        N/A      8/11/2015    5.46000         360           0         120         120         1.41       70.9          59.1
  86        N/A      8/11/2015    5.48000           0           0         120         117         1.36       79.8          79.8
  87        N/A      7/11/2015    5.68000           0           1         119         117         1.32       85.0          85.0
  88        N/A      7/11/2015    5.20000         360           1         119         118         1.41       68.2          56.5
  89        N/A       7/1/2010    5.21000           0           1          59          56         1.58       79.8          79.8
  90        N/A      8/11/2015    5.25000         360           0         120         117         1.42       80.0          66.3
  91        N/A      7/11/2015    5.26000         300           1         119         118         1.34       72.2          56.7
  92        N/A      8/11/2015    5.65000         300           0         120         120         1.79       69.6          53.2
  93        N/A      8/11/2015    5.53000         360           0         120         117         1.55       74.6          62.4
  94        N/A      6/11/2015    5.38000         360           2         118         118         1.45       48.4          40.3
  95        N/A      8/11/2015    5.37000           0           0         120         117         1.41       79.5          79.5
  96        N/A      8/11/2015    5.48000           0           0         120         117         1.34       79.5          79.5
  97     7/11/2015   7/11/2035    5.51000         360           1         119         119         1.20       77.6          68.0
  98        N/A      7/11/2015    5.48000         360           1         119         117         1.42       73.1          61.1
  99        N/A      6/11/2020    5.68000         360           2         178         178         1.49       61.6          44.3
 100        N/A      8/11/2015    5.55000         360           0         120         120         1.28       78.3          65.5
 101        N/A      6/11/2015    5.45000         336           2         118         115         1.43       75.0          64.2
 102        N/A      6/11/2015    5.62500         300           2         118         115         1.32       74.8          57.3
 103        N/A      8/11/2010    6.18000           0           0          60          57         1.17       66.8          66.8
 104        N/A      8/11/2015    5.60000         300           0         120         119         1.37       73.1          55.9
 105        N/A      6/11/2015    5.28000         360           2         118         118         1.38       75.2          67.0
 106        N/A      7/11/2015    5.25000         360           1         119         118         1.27       76.6          63.5
 107        N/A      8/11/2015    5.25000         360           0         120         117         1.32       64.0          53.0
 108        N/A      6/11/2015    5.42000         360           2         118         118         1.31       79.7          66.5
 109        N/A      8/11/2015    5.45000         360           0         120         120         1.24       78.8          65.8
 110        N/A      7/11/2015    5.41000         360           1         119         116         1.62       71.4          59.5
 111        N/A      5/11/2015    5.31000         360           3         117         117         1.24       77.0          67.2
 112        N/A      6/11/2015    5.57000         300           2         118         118         1.34       76.9          58.8
 113        N/A      6/11/2015    5.50000         360           2         118         117         1.21       76.0          63.6
 114        N/A      8/11/2015    5.51000         360           0         120         120         1.24       58.4          51.1
 115        N/A      5/11/2015    5.41000         360           3         117         117         1.42       79.8          66.6
 116        N/A      6/11/2015    5.60000         240           2         118         118         1.33       66.9          43.3
 117        N/A      7/11/2012    5.30000          84           1          83          83         1.24       45.0           0.2


FOOTNOTES TO ANNEX A-5



(1) 200 PARK AVENUE          U/W NCF DSCR is based on the in-place U/W Net Cash Flow, on monthly debt service payments for the 200 Park Avenue Pooled
                             Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust
                             Loan Component and the 200 Park Avenue Note A3 Non-Trust
                             Loan.

                             Schedule Maturity Date LTV(%) is based on an $848,763,296 loan amount consisting of the 200 Park Avenue Pooled Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan Component
                             and the 200 Park Avenue Note A3 Non-Trust Loan.

(2) PROVIDENCE PLACE         U/W NCF DSCR is calculated based on the in-place U/W Net
                             Cash Flow. U/W NCF DSCR is 1.69x.

(3) 500 WEST MADISON         The U/W DSCR based on in-place U/W Net Cash Flow is based
                             solely on the 500 West Madison Street Mortgage Loan and does not take into account the 500 West Madison Non-Trust Loan.
                             Based on the projected U/W Net Cash Flow for the 500 West
                             Madison Street Mortgaged Property of $25,900,520, and 500 West
                             Madison Street Mortgage Loan has an U/W NCF DSCR of 2.03x.
                             The U/W NCF DSCR based on in-place U/W Net Cash Flow for
                             the entire 500 West Madison Mortgage Loan Combination is 1.13x.
                             Based on the projected U/W Net Cash Flow for the 500 West
                             Madison Street Mortgaged Property of $25,900,520, the 500 West
                             Madison Street Loan Combination has an U/W NCF DSCR of
                             1.82x (taking into account the 500 West Madison Street Non-Trust
                             Loan and treating the 500 West Madison Street Loan Combination as a single underlying mortgage loan).

(4) COURTYARD BY MARRIOTT    U/W NCF DSCR is calculated based on the in-place U/W Net
    PORTFOLIO                Cash Flow and monthly debt service payments for the Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
                             Portfolio Note A1 Senior Non-Trust Loan Component and the
                             Courtyard by Marriott Portfolio Note A3 Non-Trust Loan. Based
                             on the projected U/W Net Cash Flow, the U/W NCF DSCR is
                             2.15x.

                             Based on monthly debt service payments for the Courtyard by
                             Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
                             Portfolio Note A1 Senior Non-Trust Loan Component and the
                             Courtyard by Marriott Portfolio Note A3 Non-Trust Loan.

                             Based on a $477,300,000 loan amount consisting of the Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
                             Portfolio Note A1 Senior Non-Trust Loan Component and the
                             Courtyard by Marriott Portfolio Note A3 Non-Trust Loan.


FOOTNOTES TO ANNEX A-5 -- CONTINUED



                             Allocated loan amounts for two Courtyard by Marriott Portfolio
                             Mortgaged Properties, Courtyard by Marriott Poughkeepsie and
                             Courtyard by Marriott Fresno, have amortization terms of 156 and
                             126 months, respectively. Allocated loan amount for remaining
                             Courtyard by Marriott Mortgaged Properties has an amortization term of 300 months. The weighted average amortization term of the whole portfolio by allocated loan amount is approximately 294 months.

(5) U-STORE-IT PORTFOLIO     U/W NCF DSCR is calculated based on the in-place U/W Net Cash
    IV                       Flow. Based on the projected U/W Net Cash Flow, the U/W NCF DSCR is 1.66x.

(6) PALMOLIVE BUILDING       The related borrower is required to make additional monthly
    RETAIL                   amortization payments to the extent available from excess cash flow beginning with the September 2010 due date and continuing until maturity, which payments, if made, would effectively cause the loan to amortize on a 25-year schedule. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Annual Debt Service, Maturity Date Balance and
                             Balloon LTV that such additional monthly amortization payments will be made.

                             U/W Net Cash Flow and U/W NCF DSCR were calculated including potential rent increases at the mortgaged real property, which have not yet been implemented. A letter of credit in the
                             amount of $3,969,000, representing proceeds allocable to the net cash flow differential between the current net cash flow and the net cash flow resulting from the potential rent
                             increases, was held back at the closing of the mortgage loan.
                             Provided no Event of Default shall have occurred and then be continuing, lender shall release the letter of credit to the related borrower, if on the date that is not later than the fourth (4th) anniversary of the closing date, lender
                             determines, in its sole but good faith discretion, that the amount of the annual base rents for the mortgaged real
                             property has increased by not less than $263,367.00 from the amount of the annual base rents for the mortgaged real
                             property as of the date of closing based on (x) Leases entered into after the date of closing in accordance with the terms of the mortgage and (y) rent increases occurring after January 1,
                             2006 with respect to existing Leases. The related borrower shall also be entitled to pro-rata releases. Based on the
                             current net cash flow, the DSCR is 1.11x.

(7) 1345 AVENUE OF THE       Original Balance and Cut-off Date Balance reflect the 1345
    AMERICAS                 Avenue of the Americas Mortgage Loan. The 1345 Avenue of the
                             Americas Non-Trust Loans total $683,200,000. The 1345 Avenue of the Americas Loan Combination totals $730,000,0000, of which
                             $513,495,116 comprises the pari passu 1345 Avenue of the
                             Americas A Loans.


FOOTNOTES TO ANNEX A-5 -- CONTINUED



                             Balloon Balance reflects the balance after month 121 of the fully-amortizing 1345 Avenue of the Americas Mortgage Loan. At the maturity of the 1345 Avenue of the Americas Mortgage Loan, the 1345 Avenue of the Americas A Loans are expected to have an outstanding principal balance of approximately $419,822,629. The
                             1345 Avenue of the Americas Note A Loans and the 1345 Avenue
                             of the Americas Loan Combination are expected to have balloon balances at maturity of the whole loan of approximately
                             $297,833,987 and $514,338,872, respectively.

                             Original LTV, Cut-off Date LTV and Maturity Date LTV are based on the 1345 Avenue of the Americas A Loans, with a total cut-off balance of $513,495,116 and total balance after the 121st month of the loan term of $419,822,629. The Original LTV and Cut-off Date
                             LTV of the 1345 Avenue of the Americas Loan Combination is
                             approximately 58.4%, with a maturity LTV of approximately 41.1%.

                             Original Term to Maturity, Original Amortization Term, Remaining
                             Term to Maturity and Remaining Amortization Term reflect the
                             1345 Avenue of the Americas Mortgage Loan only. The
                             $730,000,000 1345 Avenue of the Americas Loan Combination has
                             an original term of 241 months and amortizes on a 30-year
                             schedule beginning year 3 of the loan, with interest-only payments required for years 1 and 2, as well as for the last three years of the loan.

                             U/W NCF DSCR is based on U/W Net Cash Flow divided by the
                             product of (i) the aggregate initial principal balance of the 1345
                             Avenue of the Americas Mortgage Loan and the pari passu 1345
                             Avenue of the Americas Note A Non-Trust Loans and (ii) the
                             actual debt service constant of the 1345 Avenue of the Americas A
                             Loans during the amortization period of approximately 7.2422%.
                             The DSCR of the 1345 Avenue of the Americas Loan
                             Combination and utilizing the whole loan debt service constant during the amortization period of approximately 6.7118% is
                             1.47x.The principals of the related borrower have the right to add mezzanine debt, subject to satisfaction of certain conditions as indicated in the mortgage loan documentation, including but not limited to an LTV no greater than 75.0% and a DSCR no less than
                             1.10x using an 8.00% constant.

                             Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR
                             were calculated including 95,029 square feet of unoccupied space,
                             The subject property is 96.2% leased and 91.2% occupied.


FOOTNOTES TO ANNEX A-5 -- CONTINUED



                             The scheduled debt service was calculated by adding the first 12 monthly payments due with respect to the 1345 Avenue of the
                             Americas Mortgage Loan (Note 1-A2) and the pari passu 1345
                             Avenue of the Americas Note A Non-Trust Loans, during the first
                             12 months of the amortization period of the 1345 Avenue of the
                             Americas Loan Combination. Such monthly payments are
                             comprised of (i) principal payments computed by allocating all principal payments during the first 121 months of the loan term
                             (beginning August 8, 2007) to the 1345 Avenue of the Americas
                             Note 1-A1 Non-Trust Loan and the 1345 Avenue of the Americas
                             Mortgage Loan (Note 1-A2) and (ii) interest payments computed by applying the 5.3645% coupon to the outstanding principal balance of the four pari passu 1345 Avenue of the Americas A
                             Loans (aggregate original principal balance of $513,495,116). The resulting loan constant for the 1345 Avenue of the Americas A
                             Loans is 7.2422%.

(8) SOUTH BAY OFFICE TOWER   Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR
                             were calculated including income from National Holistic Institute
                             ("NHI", 9,544 square feet) and Five Branches (3,725 square feet), which have executed leases, but are not yet in occupancy. The amount of $417,922 was escrowed at the closing of the mortgage loan for tenant improvements to be constructed under and
                             pursuant to the NHI lease. In addition, the amount of $55,832.00 was escrowed at closing to provide monthly disbursements to the related borrower until NHI commences paying rent. The subject property is 89.9% leased and has an actual physical occupancy of
                             82.1% as of the rent roll dated June 30, 2005.

(9) PARK AVENUE PLAZA        Original Balance and Cut-off Date Balance reflect the Park
                             Avenue Plaza Mortgage Loan. The Park Avenue Plaza Non-Trust
                             Loans total $231,650,000. The Park Avenue Plaza Loan
                             Combination totals $251,000,000, of which $248,819,274 comprises the pari passu Park Avenue Plaza Note A Loans.

                             Balloon Balance reflects the balance after month 121 of the fully-amortizing Park Avenue Plaza Mortgage Loan. After month
                             121 of the loan term, the Park Avenue Plaza A Loans are expected to have an outstanding principal balance of approximately
                             $209,730,210. The Park Avenue Plaza A Loans and the Park
                             Avenue Plaza Loan Combination are expected to have balloon balances at maturity of the whole loan of approximately
                             $156,871,351 and $159,052,077, respectively.

                             Original LTV, Cut-off Date LTV and Maturity Date LTV are based on the Park Avenue Plaza A Loans, with a total cut-off balance of
                             $248,819,274 and total balance after month 121 of the loan term of
                             $209,730,226. The Original LTV and Cut-off Date LTV of the Park
                             Avenue Plaza Loan Combination is approximately 43.3%, with a maturity LTV of approximately 27.4%.


FOOTNOTES TO ANNEX A-5 -- CONTINUED



                             Original Term to Maturity, Original Amortization Term, Remaining
                             Term to Maturity and Remaining Amortization Term reflect the
                             Park Avenue Plaza Mortgage Loan only. The $251,000,000 Park
                             Avenue Plaza Loan Combination has an original term of 240
                             months and amortizes on a 315-month schedule commencing on the payment date of the 31st month of the loan, with interest-only payments required for the first 30 months, as well as the last 3 years of the loan.

                             U/W NCF DSCR is based on U/W Net Cash Flow divided by the
                             product of (i) the aggregate initial principal balance of the Park
                             Avenue Plaza Mortgage Loan and the related senior pari passu
                             Park Avenue Plaza Note A Non-Trust Loans and (ii) the actual debt service constant of the Park Avenue Plaza Note A Loans during the amortization period of approximately 7.1438%. The
                             DSCR of the Park Avenue Plaza Loan Combination and utilizing the whole loan debt service constant during the amortization period of approximately 7.1294% is 1.85x.The principals of the related borrower have the right to add mezzanine debt, subject to satisfaction of certain conditions as indicated in the mortgage loan documentation, including but not limited to an LTV no greater than 75.0% and a DSCR no less than 1.10x using an 8.00%
                             constant.

                             The scheduled debt service was calculated by adding the first 12 monthly payments due with respect to the Park Avenue Plaza
                             Mortgage Loan (Note 1-A2) and the pari passu Park Avenue Plaza
                             Note A Non-Trust Loans, during the first 12 months of the
                             amortization period of the Park Avenue Plaza Loan Combination.
                             Such monthly payments are comprised of (i) principal payments computed by allocating all principal payments during the first 121 months of the loan term (beginning March 8, 2008) to the Park
                             Avenue Plaza Note 1-A1 Non-Trust Loan and the Park Avenue
                             Plaza Mortgage Loan (Note 1-A2) and (ii) interest payments computed by applying the 5.3911% coupon to the outstanding principal balance of the Park Avenue Plaza A Loans (aggregate original balance of $248,819,274). The resulting loan constant for the Park Avenue Plaza A Loans is 7.1438%.


FOOTNOTES TO ANNEX A-5 -- CONTINUED



(10) CVS -- CORNWALL             Annual Debt Service is calculated based on interest-only payments
     CVS -- JERSEY SHORE         throughout the term of the mortgage loan; however, in the event
     WALGREENS -- ALBUQUERQUE    CVS Corporation fails to maintain, or no longer has, at least a
     WALGREENS -- OKLAHOMA       senior unsecured debt rating of "BBB-" by Standard & Poor's, or
     CITY                        an equivalent rating from any other nationally recognized rating agency that rates CVS Corporation, the related borrower will be required to commence payments of principal and interest in the monthly amount of $249,282, calculated on a 30-year amortization schedule, for the remainder of the loan term, or until a CVS
                                 Corporation achieves and continues to maintain for at least 90 consecutive days, at least a senior unsecured debt rating of
                                 "BBB-" by Standard & Poor's, and an equivalent rating from each other nationally recognized rating agency that rates CVS
                                 Corporation.

(11) LODI RETAIL                 Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR
                                 were calculated including income from the potential lease-up of
                                 3,000 square feet of vacant space at a minimum net rental rate of
                                 $16.00 per square foot at the mortgaged real property (no potential tenants have been specifically identified). The potential lease-up of
                                 3,000 square feet of vacant space results in an occupancy of 80.9%, increasing the DSCR to 1.42x. Currently, the subject property is
                                 62.2% occupied, with a DSCR of 1.19x. At closing, the related borrower escrowed the amount of $250,000, representing proceeds allocable to the cash flow differential between the current net cash flow and the net cash flow based upon the projected underwritten occupancy of 80.9%. The related borrower will have the
                                 opportunity to release the $250,000 holdback upon the satisfaction of certain conditions contained in the mortgage loan
                                 documentation, including but not limited to the leasing of 3,000 square feet at a minimum net rental rate of $16.00 per square foot.

(12) MALLORY STATION III         The amount of $40,000 was escrowed at the closing of the
                                 mortgage loan for TI/LC's. No ongoing reserves will be collected for TI/LC's, subject to certain conditions as indicated in the mortgage loan documentation. Should monthly payments
                                 commence, the amount on deposit at any one time shall not exceed
                                 $ 40,000.

(13) RESIDENCE INN               The corresponding mortgage loans referenced, collectively
     SOUTHINGTON,                representing 2.6% of the initial mortgage pool balance, have not
     96TH STREET, RESIDENCE      closed or rate-locked as of the date of this Preliminary Prospectus
     INN DANBURY, COURTYARD      Supplement and therefore, certain mortgage loan characteristics,
     WARWICK, WALGREENS --       including the interest rate, have been estimated. As a result,
     ST. LOUIS, WALGREENS --     certain statistical information in the prospectus supplement may
     ROCHESTER, INN @            change if those mortgage loans bear a different interest rate than
     NORTHRUP STATION,           estimated.
     STOCK BUILDING SUPPLY,
     CVS -- MONTGOMERY,
     STONEWALL I & II


                                    ANNEX A-6
                     CERTAIN INFORMATION REGARDING RESERVES

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-6-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5



                                                                                                                INITIAL DEPOSIT
                                                                                                                TO THE DEFERRED
CONTROL                                                                    PROPERTY                               MAINTENANCE
  NO.    FOOTNOTE                     PROPERTY NAME                          TYPE               SPECIFIC           ACCOUNT ($)
------------------------------------------------------------------------------------------------------------------------------------

    1      (1)      200 Park Avenue                                 Office                                        3,406,712.00
    2               Providence Place                                Retail                   Regional Mall                   0
    3               500 West Madison Street                         Office                                                   0
    4               Courtyard by Marriott Portfolio                 Hotel                                           764,161.00
    5      (2)      U-Store-It Portfolio IV                         Self Storage                                             0
    6      (3)      270 Corporate Center                            Office                                                   0
    7      (4)      Magnolia Mall                                   Retail                   Regional Mall                   0
    8               La Playa Beach and Golf Resort                  Hotel                                                    0
    9               424 West 33rd Street                            Office                                            9,250.00
   10      (5)      TAG Portfolio                                   Office                                                   0
   11               Palmolive Building Retail                       Retail                   Unanchored                      0
   12      (6)      1345 Avenue of the Americas                     Office                                                   0
   13      (7)      1750 Old Meadow Road                            Office                                                   0
   14               North River Shopping Center                     Retail                   Anchored               205,125.00
   15               Sandpiper Apartments                            Multifamily                                       6,100.00
   16               One Hoyt Street                                 Office                                                   0
   17               2500 Inverrary Club Apartments                  Multifamily                                              0
   18               Pacific Prestige Properties I DE, LLC           Multifamily                                              0
   19               Wedgewood II                                    Industrial/Warehouse                                     0
   20      (8)      Tigertown                                       Retail                   Anchored                        0
   21               Polo Towne Center                               Retail                   Anchored                13,437.50
   22      (9)      West Hartford Portfolio                         Office                                                   0
   23               The Commons Apartments                          Multifamily                                     145,068.75
   24               South Bay Office Tower                          Office                                           13,750.00
   25     (10)      Park Avenue Plaza                               Office                                                   0
   26               Loch Raven Apartments                           Multifamily                                      95,000.00
   27               Stadium Plaza                                   Retail                   Anchored                        0
   28               Centre at Lake in the Hills                     Retail                   Anchored                        0
   29               Oak Grove at Wildewood                          Multifamily                                              0
   30               Indian Creek                                    Multifamily                                              0
   31               Crossroads West                                 Retail                   Unanchored              11,962.50
   32     (12)      Fairfax Junction                                Retail                   Anchored                        0
   33               Oak Grove at Lexington                          Multifamily                                     121,375.00
   34     (13)      Burke Towne Center                              Retail                   Anchored                14,375.00
   35               Residence Inn Southington                       Hotel                                             6,250.00
   36               96th Street                                     Retail                   Unanchored                      0
   37               1545 Wilshire                                   Office                                                   0
   38               Cipriano Square                                 Retail                   Shadow Anchored                 0
   39               LEM-RAY Properties I DE, LLC                    Multifamily                                              0
   40               Centre @ Greenway                               Retail                   Unanchored                      0
   41     (14)      Star Plaza                                      Retail                   Anchored                 1,875.00
   42               McDermott                                       Retail                   Shadow Anchored                 0
   43               Oxford Point Shopping Center                    Retail                   Anchored                33,125.00
   44               Grand View                                      Retail                   Anchored                        0
   45     (15)      Lake Worth West                                 Retail                   Anchored               122,625.00
   46               Regency Park                                    Multifamily                                     157,451.25
   47               9200 Mentor Avenue                              Other                                                    0
   48               Residence Inn Danbury                           Hotel                                            16,312.50
   49               Kiln Creek                                      Retail                   Unanchored               2,500.00
   50               Sierra Vista Apartments                         Multifamily                                      86,750.00
   51     (16)      Centre Court                                    Retail                   Anchored                39,035.00
   52               Bealeton Village Center                         Retail                   Anchored               103,073.75
   53               Copper Mountain                                 Multifamily                                     168,750.00
   54     (17)      401 Frederick                                   Retail                   Unanchored               2,500.00
   55               Chesapeake Square                               Retail                   Anchored                39,250.00
   56               Crossroads West SC                              Retail                   Shadow Anchored        101,156.25
   57               2024 West 6th Street                            Retail                   Unanchored                      0
   58               Courtyard Warwick                               Hotel                                            10,468.75
   59               Ulster Terrace                                  Retail                   Unanchored              10,000.00
   60               The Lodge Apartments                            Multifamily                                     145,206.25
   61               Hermes Plaza                                    Retail                   Unanchored              14,033.75
   62     (18)      Remington Apartments                            Multifamily                                     180,840.70
   63     (19)      K-Mart Bloomfield Hills                         Retail                   Anchored                20,625.00
   64               2065 West 6th Street                            Retail                   Unanchored                      0
   65               Lexington Commons                               Retail                   Unanchored               8,712.50
   66               Kmart Greenwood                                 Retail                   Anchored                20,093.75
   67               Pine Tree Plaza                                 Retail                   Anchored                   312.50
   68               Walgreens - St. Louis                           Retail                   Single Tenant                   0
   69               The Cottages                                    Multifamily                                              0
   70               Downey Petco                                    Retail                   Shadow Anchored                 0
   71               Walgreens - Albuquerque                         Retail                   Single Tenant                   0
   72               Mr. Van Gard Self Storage                       Self Storage                                             0
   73     (20)      Val Vista Gateway                               Retail                   Unanchored               7,982.50
   74               Walgreens - Oklahoma City                       Retail                   Single Tenant                   0
   75               Savoy Shopping Center                           Retail                   Unanchored              13,936.25
   76               New York Plaza                                  Retail                   Anchored                17,293.75
   77               RBC Centura                                     Retail                   Single Tenant                   0
   78               Walgreens - Rochester                           Retail                   Single Tenant                   0
   79               University Mall                                 Retail                   Anchored                31,012.50
   80               Grants Ferry                                    Retail                   Anchored                 5,546.25
   81               1332 North Moorpark Road                        Retail                   Single Tenant                   0
   82     (11)      Woodlawn Plaza                                  Retail                   Shadow Anchored                 0
   83               Summit Ridge Apartments                         Multifamily                                      74,750.00
   84               Inn @ Northrup Station                          Hotel                                                    0
   85               Stock Building Supply                           Industrial/Warehouse                                     0
   86               CVS - Montgomery                                Retail                   Single Tenant                   0
   87               CVS - Cornwall                                  Retail                   Single Tenant           46,250.00
   88               Storage America                                 Self Storage                                             0
   89               Southlake Marketplace Phase II                  Retail                   Shadow Anchored                 0
   90               Hillcrest Estate Apartments                     Multifamily                                      45,875.00
   91               Crossroads Centre Shopping Center               Retail                   Shadow Anchored        185,000.00
   92               Hampton Inn - Niceville                         Hotel                                                    0
   93               Friendly Village of Adrian                      Mobile Home Park                                 45,000.00
   94               Atlantis Plaza                                  Retail                   Anchored                 2,500.00
   95               CVS - Jersey Shore                              Retail                   Single Tenant                   0
   96               CVS - Douglas                                   Retail                   Single Tenant                   0
   97               Walgreens Hillside                              Retail                   Unanchored                      0
   98               Lodi Building                                   Retail                   Unanchored                      0
   99               CVS Scituate Harbor                             Retail                   Anchored                        0
  100               Auburndale                                      Retail                   Anchored                        0
  101               Ardmore Shopping Center                         Retail                   Unanchored              29,383.75
  102               Tim Smith Portfolio                             Mobile Home Park                                 10,000.00
  103               Lombard Place I DE, LLC                         Multifamily                                              0
  104               Stonewall I & II                                Multifamily                                     418,093.75
  105               Shoppes at Lakeview                             Retail                   Unanchored                      0
  106               Cornerstone Apartments                          Multifamily                                       1,000.00
  107               Park Place                                      Multifamily                                      34,250.00
  108               Affordable Self Storage & Tech Business Center  Self Storage                                     12,000.00
  109               Sanford II                                      Retail                   Shadow Anchored                 0
  110               West Point Station                              Retail                   Unanchored                      0
  111               Argonne Mission Center                          Retail                   Anchored                        0
  112               Marvin Gardens Apartments                       Multifamily                                      60,375.00
  113               Mallory Station III                             Office                                                   0
  114               Idaho Self Storage                              Self Storage                                             0
  115               Aaron Self Storage                              Self Storage                                     62,603.75
  116               Hardy Street Station                            Retail                   Unanchored                 161.25
  117               Storage USA                                     Self Storage                                             0

              ANNUAL DEPOSIT        REPLACEMENT          ANNUAL             CURRENT          TI & LC             AS OF
            TO THE REPLACEMENT        RESERVE        DEPOSIT TO THE      BALANCE OF THE      RESERVE            DATE OF
CONTROL           RESERVE             ACCOUNT            TI & LC            TI & LC          ACCOUNT            TI & LC
  NO.            ACCOUNT ($)           CAP ($)          ACCOUNT ($)        ACCOUNT ($)        CAP ($)           ACCOUNT
------------------------------------------------------------------------------------------------------------------------

    1            420,000.00                    0                 0       16,671,640.00                0         July-05
    2                     0                    0                 0                   0                0         July-05
    3                     0                    0                 0       25,000,000.00                0         July-05
    4                     0                    0                 0                   0                0         July-05
    5            220,440.00                    0                 0                   0                0         July-05
    6             89,888.64                    0      1,123,599.96                   0                0         July-05
    7             99,117.00                    0        279,999.96                   0       840,000.00         July-05
    8          1,099,313.04                    0                 0                   0                0         July-05
    9             19,842.84                    0         99,999.96          217,133.45                0         July-05
   10             60,396.00                    0        425,040.00        2,287,319.00     2,500,000.00         July-05
   11              7,521.96                    0         68,700.96                   0       275,000.00         July-05
   12                     0                    0                 0                   0     5,000,000.00         July-05
   13             27,399.96                    0                 0                   0                0         July-05
   14             15,216.00            15,216.00         47,820.00                   0        95,650.00         July-05
   15            116,631.96           233,264.00                 0                   0                0         July-05
   16                     0                    0                 0                   0                0         July-05
   17             96,300.00            96,300.00                 0                   0                0         July-05
   18             29,600.04                    0                 0                   0                0         July-05
   19             37,770.00                    0        113,310.00                   0                0         July-05
   20             18,200.04            54,600.00         87,000.00                   0       348,000.00         July-05
   21             12,747.96            37,434.00         20,000.04            3,335.32        60,000.00         July-05
   22             26,571.00                    0                 0             150,000       150,000.00         July-05
   23             50,590.00           151,771.00                 0                   0                0         July-05
   24             34,020.36                    0        197,318.28                   0                0         July-05
   25                     0                    0                 0                   0     3,500,000.00         July-05
   26            128,750.04           257,500.00                 0                   0                0         July-05
   27             14,508.96                    0         10,793.04                   0                0         July-05
   28             14,917.65                    0         24,863.00                   0                0         July-05
   29             66,000.00           132,000.00                 0                   0                0         July-05
   30             53,000.04                    0                 0                   0                0         July-05
   31             10,215.00                    0         25,823.04                   0                0         July-05
   32             15,882.72            47,648.16         18,000.00            4,501.65        36,000.00         July-05
   33             57,500.04           115,000.00                 0                   0                0         July-05
   34              7,265.04           100,000.00         20,000.04            9,289.12       120,000.00         July-05
   35            129,289.78                    0                 0                   0                0         July-05
   36              7,120.00                    0         12,000.00                   0                0         July-05
   37                     0                    0                 0                   0                0         July-05
   38             11,000.04            77,000.00         20,000.04            1,667.67        80,000.00         July-05
   39             35,199.96                    0                 0                   0                0         July-05
   40              6,513.96                    0         40,716.00            6,786.00       122,133.00         July-05
   41             12,477.96            37,434.00         20,000.04            3,333.34       100,000.00         July-05
   42              9,500.04            28,500.00         20,000.04            1,666.67        60,000.00         July-05
   43             10,406.16            23,414.00         26,015.52                   0        78,047.00         July-05
   44             14,748.84                    0         79,008.00                   0       237,035.00         July-05
   45             27,771.00            55,542.00         50,004.00            8,334.00       100,000.00         July-05
   46             52,800.00                    0                 0                   0                0         July-05
   47                     0                    0                 0                   0                0         July-05
   48            109,640.69                    0                 0                   0                0         July-05
   49              6,795.00            20,385.00         24,996.00            6,251.00        60,000.00         July-05
   50             47,604.00            47,600.00                 0                   0                0         July-05
   51             17,882.28            53,646.84         24,999.96           29,197.50        75,000.00         July-05
   52             13,137.60                    0         27,151.08           20,262.59                0         July-05
   53             48,150.00            48,150.00                 0                   0                0         July-05
   54              4,559.76            13,679.28         20,004.00           40,045.57       115,000.00         July-05
   55             29,812.32                    0         24,999.96           50,000.00       100,000.00         July-05
   56             20,696.68                    0         51,252.00          200,000.00       100,000.00         July-05
   57                     0                    0                 0                   0                0         July-05
   58            112,006.44                    0                 0                   0                0         July-05
   59              4,338.00            13,014.00          5,000.00              833.00        50,000.00         July-05
   60             74,340.00                    0                 0                   0                0         July-05
   61              7,104.00                    0         35,527.20                   0       106,582.68         July-05
   62             51,917.04           103,834.00                 0                   0                0         July-05
   63             27,110.40            18,722.00          6,240.00           18,722.00        18,722.00         July-05
   64                     0                    0                 0                   0                0         July-05
   65              3,960.24            11,880.54         16,692.00            2,782.46        25,000.00         July-05
   66             19,215.36            48,236.00         50,000.04          150,000.00       345,000.00         July-05
   67              8,149.32            16,298.52         24,996.00          100,000.00       100,000.00         July-05
   68                     0                    0                 0                   0                0         July-05
   69             16,250.04                    0                 0                   0                0         July-05
   70              3,198.00             6,396.00          9,690.00                   0        48,450.00         July-05
   71                     0                    0                 0                   0                0         July-05
   72             12,609.00            25,218.00                 0                   0                0         July-05
   73              2,065.68            10,328.40         10,644.00           20,000.00        60,000.00         July-05
   74                     0                    0                 0                   0                0         July-05
   75             10,790.52            30,000.00         35,000.04           52,951.33       175,000.00         July-05
   76             19,692.00                    0         20,000.04                   0       100,000.00         July-05
   77              1,103.04                    0                 0                   0                0         July-05
   78                     0                    0                 0                   0                0         July-05
   79             28,049.76            40,886.00         64,197.00          105,349.75       200,000.00         July-05
   80             17,274.24            10,950.00         37,170.96           53,097.58       100,000.00         July-05
   81              2,740.68            20,000.00         10,500.00                 875       120,000.00         July-05
   82                     0             9,843.00          9,999.96                   0                0         July-05
   83             36,036.00           180,180.00                 0                   0                0         July-05
   84                     0                    0                 0                   0                0         July-05
   85              4,000.00                    0         17,000.00                   0                0         July-05
   86              1,796.00                    0                 0                   0                0         July-05
   87              1,632.00                    0                 0                   0                0         July-05
   88              7,373.04                    0                 0                   0                0         July-05
   89              3,000.00             6,000.00         18,000.00           50,000.00        50,000.00         July-05
   90             34,872.00           174,760.20                 0                   0                0         July-05
   91              9,949.56                    0         11,000.04           50,000.00        72,000.00         July-05
   92             51,516.96                    0                 0                   0                0         July-05
   93              8,949.96                    0                 0                   0                0         July-05
   94             14,773.60            44,200.80         30,720.00            5,120.00       122,880.00         July-05
   95              1,518.72                    0                 0                   0                0         July-05
   96                     0                    0                 0                   0                0         July-05
   97              1,128.00                    0          1,128.00                   0         4,513.00         July-05
   98              2,400.00                    0          4,999.92                   0        15,000.00         July-05
   99              1,252.00                    0          1,252.00                   0                0         July-05
  100              1,357.00             4,071.00          7,609.00                   0        25,377.00         July-05
  101             10,128.00            30,385.00         24,999.96            2,083.33        75,000.00         July-05
  102              9,249.96                    0                 0                   0                0         July-05
  103              2,400.00                    0                 0                   0                0         July-05
  104             37,000.00                    0                 0                   0                0         July-05
  105                     0                    0                 0                   0                0         July-05
  106             20,340.96            20,500.00                 0                   0                0         July-05
  107             33,200.04                    0                 0                   0                0         July-05
  108             11,332.56            33,660.00                 0                   0                0         July-05
  109              1,262.04             5,890.00          5,502.00                   0        45,000.00         July-05
  110              7,549.92            15,099.72          6,508.56                   0        26,034.00         July-05
  111              1,428.00                    0          3,807.96              634.66        16,000.00         July-05
  112             19,250.04                    0                 0                   0                0         July-05
  113              2,661.96                    0                 0                   0        40,000.00         July-05
  114              5,994.00            29,970.00                 0                   0                0         July-05
  115              7,984.20            21,954.00                 0                   0                0         July-05
  116              1,950.00             3,900.00          5,994.96           20,499.58        20,000.00         July-05
  117             11,832.96            23,665.92                 0                   0                0         July-05


FOOTNOTES TO ANNEX A-6



(1) COURTYARD BY           Borrower is required to make monthly deposits into an FF&E reserve
    MARRIOTT PORTFOLIO     account in an amount equal to 5.0% of the total gross revenues for the accounting period.

(2) U-STORE-IT PORTFOLIO   Borrower is required to make a monthly deposit to a Replacement
    IV                     Reserve account in the amount of (a) $18,370.00 or (b) following the release or substitution of an individual property, an amount equal to
                           (i) the aggregate square footage of all improvements at the U-Store-It
                           Portfolio IV Mortgaged Properties after giving effect to such release or substitution, times (ii) $0.15, divided by 12.

(3) 270 CORPORATE          Ongoing deposits for TI/LC's will be required in the amount of
    CENTER                 $51,000. Additionally, the amount of $42,633 will be swept from excess cash flow and deposited into the TI/LC reserve account on a monthly basis.

(4) MAGNOLIA MALL          The Monthly Leasing Account Deposit shall be equal to zero during those periods in which the balance in the Leasing Account exceeds
                           $ 840,000.00.

(5) TAG PORTFOLIO          Starting on October 11, 2005 and on each monthly payment date thereafter, The TAG Leasing Account Monthly Deposit is equal to the combined contributions of both the Loudoun II Monthly Leasing
                           Account Deposit ($10,420), and the Corridors I & II Monthly Leasing
                           Account Deposit ($25,000) for a total monthly leasing account deposit of $35,420. The monthly leasing account deposit shall be equal to zero during any periods in which the balance in this combined leasing account exceeds the leasing account cap of $2,500,000.

    Loudoun II             On this date hereof, borrower shall make an initial deposit of
                           $1,787,319 (the "Loudoun Vacancy Deposit"); which will then be placed by lender into the Loudon Leasing Account. This initial
                           Loudon leasing account deposit shall be combined with the $500,000 initial "MCI Deposit" from Corridors I & II to form the combined initial leasing account deposit of $2,287,319.

    Loudoun II             With regard to the Alcatel holdout, commencing on the date here of, and on each monthly payment date after, the borrower shall deposit
                           $28,250 with lender ("Alcatel Deposits"). Lender shall then deposit each Alcatel deposit into the Loudon Leasing Account, and shall allocate such sums to a seperate holdback subaccount (the Alcatel
                           Subaccount).

    Corridors I & II       Commencing on October 11th, 2005, eight quarterly payments of
                           $62,500 shall be made from borrower to lender ("Quarterly MCI
                           Deposit") and shall be deposited into the MCI Subaccount. With regard to other balance holdbacks, the borrower shall make an initial
                           "AIU Deposit" on August 11, 2005 of $71,056 into the Corridors
                           Leasing Account, which the lender will then place into the AIU
                           Subaccount. Occurring on each monthly payment date from
                           September 2005 through December 2005, borrower shall make an additional $45,690 payment to the AIU subaccount.


FOOTNOTES TO ANNEX A-6 -- CONTINUED



(6) 1345 AVENUE OF THE   Original Balance and Cut-off Date Balance reflect the 1345 Avenue
    AMERICAS             of the Americas Note 1-A2 Trust Loan component. The 1345 Avenue of the Americas Non-Trust Loans total $683,200,000. The 1345
                         Avenue of the Americas Loan Combination totals $730,000,0000, of which $513,495,116 comprises the pari passu 1345 Avenue of the
                         Americas Note A Loans.

                         Ongoing reserves for taxes, insurance, capital expenditures and ground rent will only be required during a 1345 Trigger Period. A
                         "1345 Trigger Event" will occur at any time that Underwritable Cash
                         Flow is less than $60,000,000 or upon an event of default under the loan. A "1345 Trigger Period" will begin upon the occurrence of a
                         1345 Trigger Event and will last until Underwritable Cash Flow is at least $63,000,000 for 6 consecutive months and no event of default exists. At the closing of the 1345 Avenue of the Americas Loan
                         Combination, the related borrower escrowed the amount of
                         $5,000,000 for tenant improvements and leasing commissions.
                         Ongoing deposits into the tenant improvements and leasing
                         commissions reserve account will not be required, subject to certain conditions as indicated in the mortgage loan documentation, including but not limited to the balance of the reserve account falling below
                         $5,000,000. Additionally, in the event certain net cash flow and occupancy hurdles have not been met , the related borrower will be required to deposit into such account the monthly amount of
                         $1,041,667 during the last three years of the whole loan term, which amounts may be used for rollover costs during such period.

(7) 1750 OLD MEADOW      Spacenet's lease expires March 31, 2016. On June 11, 2014, a 100%
    ROAD                 excess cash flow sweep will commence. The cash flow sweep will cease upon (i) Spacenet renewing their lease for a term not less than five years, or (ii) a replacement tenant acceptable to the lender executing a lease for a term of not less than five years and having, among other things, taken occupancy and begun paying full, unabated rent.

                         Ongoing reserves for TI/LC's will be required commencing on the
                         June 11, 2008 payment date in the monthly amount of $22,833.
                         Additionally, the amount of $23,000 will be swept from excess cash flow and deposited into the TI/LC reserve account on a monthly basis, commencing on the June 11, 2008 payment date.

(8) TIGERTOWN            The Monthly Replacement Account Deposit shall not be required as long as E. Stanley Kroenke delivers a Guaranty of Payment of the
                         Loan with liabilities thereunder limited to $402,600.00
                         The Monthly Leasing Account Deposit shall not be required as long as E. Stanley Kroenke delivers a Guaranty of Payment of the Loan with liabilities thereunder limited to $402,600.00.

(9) WEST HARTFORD        The amount of $150,000 was escrowed at the closing of the mortgage
    PORTFOLIO            loan for TI/LC's. In the event the amount on deposit in the TI/LC reserve account falls below $100,000, monthly deposits will be required, subject to a cap of $150,000.


FOOTNOTES TO ANNEX A-6 -- CONTINUED



(10) PARK AVENUE PLAZA   Original Balance and Cut-off Date Balance reflect the Park Avenue
                         Plaza Mortgage Loan. The Park Avenue Plaza Non-Trust Loans total
                         $231,650,000. The Park Avenue Plaza Loan Combination totals
                         $251,000,000, of which $248,819,274 comprises the pari passu Park
                         Avenue Plaza Note A Loans.

                         Ongoing reserves for taxes, insurance and capital expenditures will only be required during a PAP Trigger Period. A "PAP Trigger
                         Event" will occur at any time that Underwritable Cash Flow is less than $25,000,000 or upon an event of default under the loan. A "PAP
                         Trigger Period" will begin upon the occurrence of a PAP Trigger
                         Event and will last until Underwritable Cash Flow is at least
                         $26,500,000 for 6 consecutive months and no event of default exists.
                         At the closing of the Park Avenue Plaza Loan Combination, the related borrower escrowed the amount of $3,500,000 for tenant improvements and leasing commissions. Ongoing deposits into the tenant improvement and leasing commission reserve account are not required, subject to certain conditions as indicated in the mortgage loan documentation, including but not limited to the balance of the reserve account falling below $3,500,000. Additionally, in the event certain net cash flow and occupancy hurdles have not been met, the related borrower will be required to deposit the monthly amount of
                         $620,000 during the last three years of the whole loan term, which amounts may be used for rollover costs during such period.

                         Swiss Re Financial Services may terminate its lease October 31, 2007.
                         If Swiss Re exercises its termination option, (i) a termination fee will be deposited by the related borrower with the lender pursuant to the lease, and (ii) commencing upon Swiss Re giving notice of its intention to exercise its termination option, the related borrower will deposit (on a monthly basis out of excess cash flow) with the lender an amount to be determined as indicated in the mortgage loan documentation.

(11) WOODLAWN PLAZA      The Monthly Replacement Account Deposit shall be equal to zero during those periods in which the balance in the Replacement
                         Account exceeds $9,843.00. The Monthly Replacement Account is not required as long as E. Stanley Kroenke, Michael H. Staenberg,
                         Richard Jameson and James E. Grabenhorst deliver a Guaranty of
                         Payment of the Loan with liabilities limited to $70,843.00.


FOOTNOTES TO ANNEX A-6 -- CONTINUED



(12) FAIRFAX JUNCTION     Monthly TI/LC Reserve contribution shall be $1,500 and the total amount on deposit shall be capped at $36,000 through and including
                          December 31, 2010. Thereafter, the monthly TI/LC Reserve
                          contribution shall be $3,583 and the total amount on deposit shall be capped at $136,000. Notwithstanding anything to the contrary above, from and after January 1, 2011, monthly TI/LC Reserve contribution shall be $1,500 and all amounts in the TI/LC Reserve in excess of
                          $36,000 shall be released to borrower upon the renewal of both the
                          "Office Depot Lease" and the "Washington Sports Lease" for an
                          additional five year period or replacement tenants shall have assumed all of the spaces currently occupied by Office Depot and Washington
                          Sports under conditions acceptable to lender as described in the related loan documents.

(13) BURKE TOWNE CENTER   Monthly TI/LC Reserve contribution shall be $1,666.67 through and including January 11, 2007 and $3,333.33 thereafter; provided that ongoing contributions are capped at $120,000. If at any time after
                          December 31, 2009, at least 95% of the property's net rentable area is under leases acceptable to lender, then (i) monthly TI/LC deposit shall be $833.33, (ii) all amounts on deposit in the account in excess of $65,000 shall be released to Borrower and (iii) ongoing contributions shall be capped at $100,000.

                          Following the completion of the roof replacement at the property, ongoing contributions shall be capped at $25,000 and all amounts on deposit in the account in excess of $25,000 shall be released to borrower.

(14) STAR PLAZA           The initial leasing deposit of $25,000 shall be released to borrower upon either the renewal of the lease agreement between borrower and Autozone for a term of at least 5 years, or replacement tenant(s)
                          shall have assumed the entire space currently occupied by Autozone under conditions acceptable to lender as described in the related loan documents.

(15) LAKE WORTH WEST      If in Dark Period, all deposits to Leasing Account I should cease, and a new Monthly Dark Period Leasing Account Deposit equal to $4,167 should be made to the Dark Period Leasing Account. In no event shall any amounts deposited in Leasing Account I as Dark Period
                          Leasing Account Deposits count toward the Leasing Account Cap
                          ($55,542).

(16) CENTER COURT         Initial Leasing Account Deposit shall be released to borrower upon satisfaction of the Leasing Condition as follows: (A) Certain lease dated October 12, 2000 between Pacific Life Insurance Company, as landlord, and Atlanta Selection Center, LLC, as tenant (the "Atlanta
                          Lease") shall have been renewed for a term of at least five (5) years in accordance with the terms and conditions set forth in the Atlanta
                          Lease. (B) A replacement tenant shall have entered into a lease in accordance with the Security Instrument and such replacement tenant shall be in (i) occupancy, (ii) paying full base rent and (iii) conducting normal business operations in the entire premises formerly covered by the Atlantic Lease.


FOOTNOTES TO ANNEX A-6 -- CONTINUED



(17) 401 FREDERICK       If at least 95% of the rentable square footage of the property shall be occupied by rent paying tenants, the balance in the Monthly Leasing
                         Account in excess of $70,000 shall be returned to the borrower, and the Cap will be $70,000.

(18) REMINGTON           Replacement Reserve Escrow will not start until Year 2 of the loan
     APARTMENTS          term.

(19) KMART GREENWOOD     Monthly Leasing Account Deposit shall be equal to zero, through and including October 2005, and $4,166.67, from and after November
                         2005.

(20) VAL VISTA GATEWAY   The Deferred Replacement Account is not interest bearing.


                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX B
              CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

        LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5



                                                                                     UTILITIES
CONTROL                        PROPERTY                                CUT-OFF DATE    PAID            UTILITIES PAID
  NO.   FOOTNOTE                 NAME                       COUNTY      BALANCE ($)  BY TENANT           BY TENANT
------------------------------------------------------------------------------------------------------------------------------------

   15            Sandpiper Apartments                   Clark          32,000,000.00  Yes      Electricity, Gas and Trash
   17            2500 Inverrary Club Apartments         Broward        30,000,000.00  No       None
   18            Pacific Prestige Properties I DE, LLC  San Francisco  27,621,000.00  Yes      Various
  18A            2140 Pacific Avenue                    San Francisco                 Yes      Electric, Gas
  18B            650 Alvarado                           San Francisco                 Yes      Electric
  18C            660 Clipper                            San Francisco                 Yes      Electric
  18D            610 Clipper                            San Francisco                 Yes      Electric
  18E            2120 California                        San Francisco                 Yes      Electric, Gas
  18F            3099 Washington                        San Francisco                 Yes      Electric, Gas
  18G            244 Grattan                            San Francisco                 Yes      Electric, Gas
   23            The Commons Apartments                 Santa Clara    23,000,000.00  No       None
   26            Loch Raven Apartments                  Baltimore City 17,000,000.00  Yes      Electric
   29            Oak Grove at Wildewood                 Richland       14,960,000.00  Yes      Electric, Water, Sewer, and Gas
   30            Indian Creek                           Denton         14,600,000.00  Yes      Electric, Water
   33            Oak Grove at Lexington                 Fayette        13,120,000.00  Yes      Electric, Water, Sewer, and Gas
   39            LEM-RAY Properties I DE, LLC           San Francisco  10,606,000.00  No       None
  39A            935 Geary                              San Francisco                 No       None
  39B            81 Ninth St                            San Francisco                 No       None
   46            Regency Park                           Gregg           8,400,000.00  Yes      Electric
   50            Sierra Vista Apartments                Maricopa        7,800,000.00  Yes      Electric, Water, Sewer, Trash and Gas
   53            Copper Mountain                        Bell            7,120,000.00  Yes      Electric
   60            The Lodge Apartments                   Oklahoma        6,275,634.25  Yes      Electric, Water, Sewer
   62            Remington Apartments                   Miami-Dade      5,500,000.00  Yes      Electric,Water and Sewer
   69            The Cottages                           Coweta          5,355,000.00  Yes      Electric, Water, Sewer, Gas
   83            Summit Ridge Apartments                Oklahoma        3,810,000.00  Yes      Electric
   90            Hillcrest Estate Apartments            Cleveland       3,425,000.00  Yes      Electric
   93            Friendly Village of Adrian             Lenawee         3,200,000.00  Yes      Electric
  102            Tim Smith Portfolio                    Various         2,572,498.27  Yes      Electric, Water, Sewer, Gas
  102A           Rolling Hills Community                Defiance                      Yes      Electric, Water, Sewer, Gas
  102B           Edgeview Community                     Williams                      Yes      Electric, Water, Sewer, Gas
  102C           Brentwood Community                    Paulding                      Yes      Electric, Water, Sewer, Gas
  102D           Northland Senior Community             Williams                      Yes      Electric, Water, Sewer, Gas
  103            Lombard Place I DE, LLC                San Francisco   2,473,000.00  Yes      Electric, Gas
  104            Stonewall I & II                       Knox            2,450,000.00  Yes      Electric
  106            Cornerstone Apartments                 Bexar           2,297,697.23  Yes      Electric
  107            Park Place                             Wichita         2,239,000.00  Yes      Electric
  112            Marvin Gardens Apartments              Dallas          1,844,570.57  Yes      Electric, Water, Sewer, Trash and Gas




 CONTROL    # OF   AVG. RENT   MAX. RENT    # OF    AVG. RENT   MAX. RENT    # OF 1       AVG. RENT       MAX. RENT
   NO.      PADS    PADS ($)   PADS ($)   STUDIOS  STUDIOS ($) STUDIOS ($)  BEDROOMS   1 BEDROOMS ($)  1 BEDROOMS ($)
-----------------------------------------------------------------------------------------------------------------------

    15           0          0           0        0           0           0         240             663             819
    17           0          0           0        0           0           0         216             662             920
    18           0          0           0       34       1,006       1,350          73           1,517           2,900
   18A           0          0           0        3         875       1,350           8           2,331           2,900
   18B           0          0           0        0           0           0          24           1,405           1,675
   18C           0          0           0        3         852       1,166          11           1,413           1,550
   18D           0          0           0        3       1,059       1,150           9           1,469           1,572
   18E           0          0           0        0           0           0          18           1,439           1,695
   18F           0          0           0       25       1,030       1,325           0               0               0
   18G           0          0           0        0           0           0           3           1,165           1,195
    23           0          0           0       72         788       1,005         144             950           1,095
    26           0          0           0        3         497         515         266             574             650
    29           0          0           0        0           0           0          96             670             695
    30           0          0           0        0           0           0          96             819             910
    33           0          0           0        0           0           0         102             661             867
    39           0          0           0      162         655         895          10             938           1,350
   39A           0          0           0      112         647         895           3           1,015           1,350
   39B           0          0           0       50         672         873           7             906             975
    46           0          0           0        0           0           0         138             462             500
    50           0          0           0       96         463         529         143             508             569
    53           0          0           0       28         478         492          96             559             592
    60           0          0           0        0           0           0         205             358             529
    62           0          0           0        0           0           0         128             529             564
    69           0          0           0        0           0           0           0               0               0
    83           0          0           0        0           0           0          63             393             490
    90           0          0           0        0           0           0           0               0               0
    93         179        325         325        0           0           0           0               0               0
   102         185        182         235        0           0           0           0               0               0
   102A         55        224         235        0           0           0           0               0               0
   102B         62        165         180        0           0           0           0               0               0
   102C         44        162         175        0           0           0           0               0               0
   102D         24        167         195        0           0           0           0               0               0
   103           0          0           0        0           0           0          12           1,610           1,995
   104           0          0           0        0           0           0          48             369             415
   106           0          0           0        0           0           0          48             427             880
   107           0          0           0        0           0           0          36             426             458
   112           0          0           0        4         485         485          17             550             550




                               LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5

 CONTROL    # OF 2        AVG. RENT         MAX. RENT         # OF 3        AVG. RENT         MAX. RENT
   NO.     BEDROOMS     2 BEDROOMS ($)    2 BEDROOMS ($)     BEDROOMS    3 BEDROOMS ($)     3 BEDROOMS ($)
------------------------------------------------------------------------------------------------------------

    15           248                779               996            0                 0                  0
    17           176                781               895           36               939              1,025
    18            41              2,239             4,500            0                 0                  0
   18A            16              3,170             4,500            0                 0                  0
   18B             3              1,742             1,750            0                 0                  0
   18C            10              1,597             2,281            0                 0                  0
   18D             9              1,707             2,000            0                 0                  0
   18E             0                  0                 0            0                 0                  0
   18F             0                  0                 0            0                 0                  0
   18G             3              1,511             1,537            0                 0                  0
    23            24              1,200             1,350           24             1,214              1,250
    26           245                682               775            1               825                825
    29           128                839               880           40               980                995
    30            92              1,093             1,115           24             1,442              1,480
    33            98                763             1,017           30               968              1,437
    39             0                  0                 0            0                 0                  0
   39A             0                  0                 0            0                 0                  0
   39B             0                  0                 0            0                 0                  0
    46           114                590               635           12               742                755
    50             0                  0                 0            0                 0                  0
    53            90                703               737            0                 0                  0
    60            47                514               529            0                 0                  0
    62            65                670               690            0                 0                  0
    69             0                  0                 0           65               894                950
    83            26                493               670           43               692                750
    90           112                502               575            0                 0                  0
    93             0                  0                 0            0                 0                  0
   102             0                  0                 0            0                 0                  0
   102A            0                  0                 0            0                 0                  0
   102B            0                  0                 0            0                 0                  0
   102C            0                  0                 0            0                 0                  0
   102D            0                  0                 0            0                 0                  0
   103             0                  0                 0            0                 0                  0
   104            87                439               503           13               550                586
   106            43                565               590            0                 0                  0
   107            64                533               583            0                 0                  0
   112            55                607               620            1             1,400              1,400




                                                LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C5

CONTROL   # OF 4       AVG. RENT       MAX. RENT      # OF COMMERCIAL       AVG. RENT             MAX. RENT                    TOTAL
  NO.    BEDROOMS   4 BEDROOMS ($)   4 BEDROOMS ($)        UNITS       COMMERCIAL UNITS ($)  COMMERCIAL UNITS ($)   ELEVATOR   UNITS
------------------------------------------------------------------------------------------------------------------------------------

   15            0                0                0                 0                    0                     0  No            488
   17            0                0                0                 0                    0                     0  Yes           428
   18            0                0                0                 0                    0                     0  Yes           148
  18A            0                0                0                 0                    0                     0  Yes            27
  18B            0                0                0                 0                    0                     0  Yes            27
  18C            0                0                0                 0                    0                     0  Yes            24
  18D            0                0                0                 0                    0                     0  Yes            21
  18E            0                0                0                 0                    0                     0  No             18
  18F            0                0                0                 0                    0                     0  No             25
  18G            0                0                0                 0                    0                     0  No              6
   23            0                0                0                 0                    0                     0  No            264
   26            0                0                0                 0                    0                     0  Yes           515
   29            0                0                0                 0                    0                     0  No            264
   30            0                0                0                 0                    0                     0  No            212
   33            0                0                0                 0                    0                     0  No            230
   39            0                0                0                 4                1,492                 2,200  Yes           176
  39A            0                0                0                 2                  925                   925  Yes           117
  39B            0                0                0                 2                1,776                 2,200  Yes            59
   46            0                0                0                 0                    0                     0  No            264
   50            0                0                0                 0                    0                     0  No            239
   53            0                0                0                 0                    0                     0  No            214
   60            0                0                0                 0                    0                     0  Yes           252
   62            0                0                0                 0                    0                     0  No            193
   69            0                0                0                 0                    0                     0  No             65
   83            0                0                0                 0                    0                     0  Yes           132
   90            0                0                0                 0                    0                     0  Yes           112
   93            0                0                0                 0                    0                     0  No            179
  102            0                0                0                 0                    0                     0  N/A           185
  102A           0                0                0                 0                    0                     0  N/A            55
  102B           0                0                0                 0                    0                     0  N/A            62
  102C           0                0                0                 0                    0                     0  N/A            44
  102D           0                0                0                 0                    0                     0  N/A            24
  103            0                0                0                 0                    0                     0  No             12
  104            0                0                0                 0                    0                     0  No            148
  106            0                0                0                 0                    0                     0  No             91
  107            0                0                0                 0                    0                     0  Yes           100
  112            0                0                0                 0                    0                     0  No             77


                                   ANNEX C-1
                               PRICE/YIELD TABLES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX C-2
                                DECREMENT TABLES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX C-2-1

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES



                                           0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                     OTHERWISE AT INDICATED CPR
                                          -----------------------------------------------
DISTRIBUTION DATE                         0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------                         ------   -------   -------   -------   --------

Initial Percentage .....................    100%     100%      100%      100%      100%
August 2006 ............................     88       88        88        88        88
August 2007 ............................     75       75        75        75        75
August 2008 ............................     51       51        51        51        51
August 2009 ............................     19       19        19        19        19
August 2010 and thereafter .............      0        0         0         0         0

Weighted Average Life (in years) .......   2.81     2.78      2.77      2.77      2.77


                                                                     ANNEX C-2-2

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES



                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                      OTHERWISE AT INDICATED CPR
                                           ------------------------------------------------
DISTRIBUTION DATE                          0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
-----------------                          ------    -------   -------   -------   --------

Initial Percentage ....................      100%      100%      100%      100%      100%
August 2006 ...........................      100       100       100       100       100
August 2007 ...........................      100       100       100       100       100
August 2008 ...........................      100       100       100       100       100
August 2009 ...........................      100       100       100       100       100
August 2010 and thereafter ............        0         0         0         0         0

Weighted Average Life (in years) ......     4.65      4.62      4.59      4.53      4.24


                                                                     ANNEX C-2-3

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES



                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                     OTHERWISE AT INDICATED CPR
                                            -----------------------------------------------
DISTRIBUTION DATE                           0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------                           ------   -------   -------   -------   --------

Initial Percentage ....................      100%      100%      100%      100%      100%
August 2006 ...........................      100       100       100       100       100
August 2007 ...........................      100       100       100       100       100
August 2008 ...........................      100       100       100       100       100
August 2009 ...........................      100       100       100       100       100
August 2010 ...........................      100       100       100       100       100
August 2011 ...........................       65        65        65        65        65
August 2012 and thereafter ............        0         0         0         0         0

Weighted Average Life (in years) ......     6.55      6.54      6.53      6.51      6.34


                                                                     ANNEX C-2-4

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES



                                            0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                     OTHERWISE AT INDICATED CPR
                                            -----------------------------------------------
DISTRIBUTION DATE                           0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------                           ------   -------   -------   -------   --------

Initial Percentage ....................      100%      100%      100%      100%      100%
August 2006 ...........................      100       100       100       100       100
August 2007 ...........................      100       100       100       100       100
August 2008 ...........................      100       100       100       100       100
August 2009 ...........................      100       100       100       100       100
August 2010 ...........................       99        99        99        99        99
August 2011 ...........................       67        67        67        67        67
August 2012 ...........................       62        62        62        62        62
August 2013 ...........................       26        26        26        26        26
August 2014 and thereafter ............        0         0         0         0         0

Weighted Average Life (in years) ......     7.02      7.02      7.02      7.01      7.01


                                                                     ANNEX C-2-5

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES



                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                      OTHERWISE AT INDICATED CPR
                                            -----------------------------------------------
DISTRIBUTION DATE                           0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------                           ------   -------   -------   -------   --------

Initial Percentage ....................      100%      100%      100%      100%      100%
August 2006 ...........................      100       100       100       100       100
August 2007 ...........................      100       100       100       100       100
August 2008 ...........................      100       100       100       100       100
August 2009 ...........................      100       100       100       100       100
August 2010 ...........................      100       100       100       100       100
August 2011 ...........................      100       100       100       100       100
August 2012 ...........................      100       100       100       100       100
August 2013 ...........................      100       100       100       100       100
August 2014 ...........................       93        93        93        93        93
August 2015 and thereafter ............        0         0         0         0         0

Weighted Average Life (in years) ......     9.66      9.64      9.62      9.58      9.36


                                                                     ANNEX C-2-6

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A CERTIFICATES



                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                      OTHERWISE AT INDICATED CPR
                                            -----------------------------------------------
DISTRIBUTION DATE                           0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------                           ------   -------   -------   -------   --------

Initial Percentage ....................      100%      100%      100%      100%      100%
August 2006 ...........................      100       100       100       100       100
August 2007 ...........................      100       100       100       100       100
August 2008 ...........................       99        99        99        99        99
August 2009 ...........................       98        98        98        98        98
August 2010 ...........................       75        75        75        75        75
August 2011 ...........................       74        74        74        74        74
August 2012 ...........................       74        74        74        74        74
August 2013 ...........................       72        72        72        72        72
August 2014 ...........................       64        64        64        64        64
August 2015 and thereafter ............        0         0         0         0         0

Weighted Average Life (in years) ......     8.41      8.40      8.37      8.36      8.21


                                                                     ANNEX C-2-7

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES



                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                      OTHERWISE AT INDICATED CPR
                                            -----------------------------------------------
DISTRIBUTION DATE                           0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------                           ------   -------   -------   -------   --------

Initial Percentage ....................      100%      100%      100%      100%      100%
August 2006 ...........................      100       100       100       100       100
August 2007 ...........................      100       100       100       100       100
August 2008 ...........................      100       100       100       100       100
August 2009 ...........................      100       100       100       100       100
August 2010 ...........................      100       100       100       100       100
August 2011 ...........................      100       100       100       100       100
August 2012 ...........................      100       100       100       100       100
August 2013 ...........................      100       100       100       100       100
August 2014 ...........................      100       100       100       100       100
August 2015 and thereafter ............        0         0         0         0         0

Weighted Average Life (in years) ......     9.89      9.89      9.89      9.87      9.68


                                                                     ANNEX C-2-8

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES



                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                      OTHERWISE AT INDICATED CPR
                                            -----------------------------------------------
DISTRIBUTION DATE                           0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------                           ------   -------   -------   -------   --------

Initial Percentage ....................      100%      100%      100%      100%      100%
August 2006 ...........................      100       100       100       100       100
August 2007 ...........................      100       100       100       100       100
August 2008 ...........................      100       100       100       100       100
August 2009 ...........................      100       100       100       100       100
August 2010 ...........................      100       100       100       100       100
August 2011 ...........................      100       100       100       100       100
August 2012 ...........................      100       100       100       100       100
August 2013 ...........................      100       100       100       100       100
August 2014 ...........................      100       100       100       100       100
August 2015 and thereafter ............        0         0         0         0         0

Weighted Average Life (in years) ......     9.95      9.94      9.93      9.92      9.77


                                                                     ANNEX C-2-9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES



                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                      OTHERWISE AT INDICATED CPR
                                            -----------------------------------------------
DISTRIBUTION DATE                           0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------                           ------   -------   -------   -------   --------

Initial Percentage ....................      100%      100%      100%      100%      100%
August 2006 ...........................      100       100       100       100       100
August 2007 ...........................      100       100       100       100       100
August 2008 ...........................      100       100       100       100       100
August 2009 ...........................      100       100       100       100       100
August 2010 ...........................      100       100       100       100       100
August 2011 ...........................      100       100       100       100       100
August 2012 ...........................      100       100       100       100       100
August 2013 ...........................      100       100       100       100       100
August 2014 ...........................      100       100       100       100       100
August 2015 and thereafter ............        0         0         0         0         0

Weighted Average Life (in years) ......     9.97      9.97      9.97      9.97      9.89


                                                                    ANNEX C-2-10

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES



                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                      OTHERWISE AT INDICATED CPR
                                            -----------------------------------------------
DISTRIBUTION DATE                           0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------                           ------   -------   -------   -------   --------

Initial Percentage ....................      100%     100%     100%     100%     100%
August 2006 ...........................      100       100       100       100       100
August 2007 ...........................      100       100       100       100       100
August 2008 ...........................      100       100       100       100       100
August 2009 ...........................      100       100       100       100       100
August 2010 ...........................      100       100       100       100       100
August 2011 ...........................      100       100       100       100       100
August 2012 ...........................      100       100       100       100       100
August 2013 ...........................      100       100       100       100       100
August 2014 ...........................      100       100       100       100       100
August 2015 and thereafter ............        0         0         0         0         0

Weighted Average Life (in years) ......     9.97      9.97      9.97      9.97      9.89


                                                                    ANNEX C-2-11

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES



                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                      OTHERWISE AT INDICATED CPR
                                            -----------------------------------------------
DISTRIBUTION DATE                           0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------                           ------   -------   -------   -------   --------

Initial Percentage ....................      100%      100%      100%      100%      100%
August 2006 ...........................      100       100       100       100       100
August 2007 ...........................      100       100       100       100       100
August 2008 ...........................      100       100       100       100       100
August 2009 ...........................      100       100       100       100       100
August 2010 ...........................      100       100       100       100       100
August 2011 ...........................      100       100       100       100       100
August 2012 ...........................      100       100       100       100       100
August 2013 ...........................      100       100       100       100       100
August 2014 ...........................      100       100       100       100       100
August 2015 and thereafter ............        0         0         0         0         0

Weighted Average Life (in years) ......     9.97      9.97      9.97      9.97      9.89


                                                                    ANNEX C-2-12

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES



                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                      OTHERWISE AT INDICATED CPR
                                            -----------------------------------------------
DISTRIBUTION DATE                           0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------                           ------   -------   -------   -------   --------

Initial Percentage ....................      100%      100%      100%      100%      100%
August 2006 ...........................      100       100       100       100       100
August 2007 ...........................      100       100       100       100       100
August 2008 ...........................      100       100       100       100       100
August 2009 ...........................      100       100       100       100       100
August 2010 ...........................      100       100       100       100       100
August 2011 ...........................      100       100       100       100       100
August 2012 ...........................      100       100       100       100       100
August 2013 ...........................      100       100       100       100       100
August 2014 ...........................      100       100       100       100       100
August 2015 and thereafter ............        0         0         0         0         0

Weighted Average Life (in years) ......     9.97      9.97      9.97      9.97      9.89


                                                                    ANNEX C-2-13

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES



                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                      OTHERWISE AT INDICATED CPR
                                            -----------------------------------------------
DISTRIBUTION DATE                           0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------                           ------   -------   -------   -------   --------

Initial Percentage ....................      100%      100%      100%      100%      100%
August 2006 ...........................      100       100       100       100       100
August 2007 ...........................      100       100       100       100       100
August 2008 ...........................      100       100       100       100       100
August 2009 ...........................      100       100       100       100       100
August 2010 ...........................      100       100       100       100       100
August 2011 ...........................      100       100       100       100       100
August 2012 ...........................      100       100       100       100       100
August 2013 ...........................      100       100       100       100       100
August 2014 ...........................      100       100       100       100       100
August 2015 and thereafter ............        0         0         0         0         0

Weighted Average Life (in years) ......     9.97      9.97      9.97      9.97      9.96


                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX D
                      FORM OF DISTRIBUTION DATE STATEMENT

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
135 S. LaSalle Street Suite 1625                           SERIES 2005-C5                         Prior Payment:              N/A
Chicago, IL   60603                                                                               Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                       ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                    Analyst:
                                                   REPORTING PACKAGE TABLE OF CONTENTS
====================================================================================================================================

===============================   =======================================================  =========================================
                                |                                                Page(s) |  Closing Date:
Issue Id:              LUBS05C5 | REMIC Certificate Report                               |  First Payment Date:           9/15/2005
Monthly Data File Name:         | Bond Interest Reconciliation                           |  Assumed Final Payment Date:
          LUBS05C5_YYYYMM_3.zip | Cash Reconciliation Summary                            |  ========================================
=============================== | 15 Month Historical Loan Status Summary                |
                                | 15 Month Historical Payoff/Loss Summary                |
                                | Historical Collateral Level Prepayment Report          |
                                | Delinquent Loan Detail                                 |
                                | Mortgage Loan Characteristics                          |
                                | Loan Level Detail                                      |
                                | Specially Serviced Report                              |
                                | Modified Loan Detail                                   |
                                | Realized Loss Detail                                   |
                                | Appraisal Reduction Detail                             |
===============================   =======================================================  =========================================

====================================================================================================================================
                                                     PARTIES TO THE TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------
                                                         DEPOSITOR: SASCO II
                                        UNDERWRITER: Lehman Brothers Inc., UBS Securities LLC
                                                 MASTER SERVICER: Wachovia Bank, NA
                                                SPECIAL SERVICER: LNR Partners, Inc.
                                 RATING AGENCY: Inc., Standard & Poor's Rating Services, Fitch, Inc.

====================================================================================================================================

====================================================================================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
------------------------------------------------------------------------------------------------------------------------------------
                                LaSalle Web Site                                    www.etrustee.net
                                Servicer Website
                                LaSalle Factor Line                                   (800) 246-5761
====================================================================================================================================



08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO
LaSalle Bank N.A.
                                                 LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
WAC:                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
WA Life Term:                                              SERIES 2005-C5                         Prior Payment:              N/A
WA Amort Term:                                                                                    Next Payment:        10/17/2005
Current Index:                                                                                    Record Date:          8/31/2005
Next Index:                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                        REMIC CERTIFICATE REPORT




===================================================================================================================================
          ORIGINAL    |  OPENING     PRINCIPAL    PRINCIPAL       NEGATIVE   |   CLOSING    INTEREST      INTEREST     PASS-THROUGH
 CLASS  FACE VALUE (1)|  BALANCE      PAYMENT    ADJ. OR LOSS   AMORTIZATION |   BALANCE   PAYMENT (2)   ADJUSTMENT        RATE
 CUSIP    Per 1,000   | Per 1,000    Per 1,000    Per 1,000       Per 1,000  |  Per 1,000   Per 1,000    Per 1,000     Next Rate (3)
----------------------|------------------------------------------------------|------------------------------------------------------

                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
------------------------------------------------------------------------------------------------------------------------------------
             0.00           0.00          0.00        0.00           0.00            0.00         0.00      0.00
====================================================================================================================================
                                                                               Total P&I Payment  0.00
                                                                               ========================


Notes:  (1) N denotes notional balance not included in total
        (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
            Interest equals Interest Payment
        (3) Estimated

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                          SERIES 2005-C5                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                                  BOND INTEREST RECONCILIATION


================================================================
         |                   |                 |
         |                   |                 |
         |     Accrual       |                 |     Accrued
         |  -------------    |    Pass Thru    |   Certificate
  Class  |   Method  Days    |       Rate      |     Interest
---------|-------------------|-----------------|----------------
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |    ----------
         |                   |                 |        0.00
===============================================================



========================================================================================================
                Deductions               |                         Additions
-----------------------------------------|--------------------------------------------------------------
               Deferred &                |     Prior         Int Accrual        Prepay-        Other
 Allocable     Accretion       Interest  |   Int. Short-       on prior          ment         Interest
   PPIS         Interest       Loss/Exp  |    falls Due      Shortfall (3)     Penalties    Proceeds (1)
-----------------------------------------|--------------------------------------------------------------

           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
--------------------------------------------------------------------------------------------------------
    0.00          0.00          0.00            0.00                                  0.00         0.00
========================================================================================================





=================================================================================
              |          |                |   Remaining  |
Distributable | Interest | Current Period |  Outstanding |   Credit Support
 Certificate  |  Payment | (Shortfall)/   |   Interest   |-----------------------
Interest (2)  |  Amount  |   Recovery     |  Shortfalls  | Original | Current (4)
---------------------------------------------------------------------------------
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
---------------------------------------------------------
         0.00     0.00                               0.00
=================================================================================


(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B)
    the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                          SERIES 2005-C5                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                 CASH RECONCILIATION SUMMARY




========================================================             ========================================================

-----------------------------------------------------                --------------------------------------------------------
         INTEREST SUMMARY                                                           PRINCIPAL SUMMARY
-----------------------------------------------------                --------------------------------------------------------
Current Scheduled Interest                                           SCHEDULED PRINCIPAL:
Less Deferred Interest                                               --------------------
Less PPIS Reducing Scheduled Int                                     Current Scheduled Principal
Plus Gross Advance Interest                                          Advanced Scheduled Principal
Less ASER Interest Adv Reduction                                     --------------------------------------------------------
Less Other Interest Not Advanced                                     Scheduled Principal
Less Other Adjustment                                                --------------------------------------------------------
-----------------------------------------------------                UNSCHEDULED PRINCIPAL:
Total                                                                ----------------------
-----------------------------------------------------                Curtailments
UNSCHEDULED INTEREST:                                                Advanced Scheduled Principal
-----------------------------------------------------                Liquidation Proceeds
Prepayment Penalties                                                 Repurchase Proceeds
Yield Maintenance Penalties                                          Other Principal Proceeds
Other Interest Proceeds                                              --------------------------------------------------------
-----------------------------------------------------                Total Unscheduled Principal
Total                                                                --------------------------------------------------------
-----------------------------------------------------                Remittance Principal
Less Fees Paid to Servicer                                           --------------------------------------------------------
Less Fee Strips Paid by Servicer                                     Remittance P&I Due Trust
-----------------------------------------------------                --------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER                             Remittance P&I Due Certs
-----------------------------------------------------                --------------------------------------------------------
Special Servicing Fees
Workout Fees
Liquidation Fees
Interest Due Serv on Advances
Non Recoverable Advances                                             --------------------------------------------------------
Misc. Fees & Expenses                                                                   POOL BALANCE SUMMARY
-----------------------------------------------------                --------------------------------------------------------
Plus Trustee Fees Paid by Servicer                                                                 Balance           Count
-----------------------------------------------------                --------------------------------------------------------
Total Unscheduled Fees & Expenses                                    Beginning Pool
-----------------------------------------------------                Scheduled Principal
Total Interest Due Trust                                             Unscheduled Principal
-----------------------------------------------------                Deferred Interest
LESS FEES & EXPENSES PAID BY/TO TRUST                                Liquidations
-----------------------------------------------------                Repurchases
Trustee Fee                                                          --------------------------------------------------------
Fee Strips                                                           Ending Pool
Misc. Fees                                                           --------------------------------------------------------
Interest Reserve Withholding
Plus Interest Reserve Deposit
-----------------------------------------------------
Total
-----------------------------------------------------
Total Interest Due Certs
-----------------------------------------------------

========================================================

-------------------------------------------------------
             SERVICING FEE SUMMARY
-------------------------------------------------------
Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Delinquent Servicing Fees
-------------------------------------------------------
Total Servicing Fees
-------------------------------------------------------

-------------------------------------------------------
                   PPIS SUMMARY
-------------------------------------------------------
Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
-------------------------------------------------------
PPIS Reducing Scheduled Interest
-------------------------------------------------------
PPIS Reducing Servicing Fee
-------------------------------------------------------
PPIS Due Certificate
-------------------------------------------------------

-------------------------------------------------------
      ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
-------------------------------------------------------
                           Principal         Interest
-------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
-------------------------------------------------------
Ending Outstanding
-------------------------------------------------------


08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                          SERIES 2005-C5                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                   ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY




=================   =======================================================================================================
                                                           Delinquency Aging Categories
                    -------------------------------------------------------------------------------------------------------
 Distribution            Delinq 1 Month       Delinq 2 Months     Delinq 3+ Months      Foreclosure           REO
                    -------------------------------------------------------------------------------------------------------
     Date              #       Balance        #      Balance      #      Balance       #      Balance     #       Balance
================    =======================================================================================================

   07/15/05

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

================    =======================================================================================================


===============================================================
              Special Event Categories (1)
---------------------------------------------------------------
    Modifications      Specially Serviced      Bankruptcy
---------------------------------------------------------------
   #       Balance      #      Balance       #      Balance
===============================================================

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

===============================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the
    Appropriate Delinquency Aging Category.

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                          SERIES 2005-C5                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                     ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY




====================================================================================================================================
Distribution   Ending Pool (1)       Payoffs (2)          Penalties     Appraisal Reduct. (2)  Liquidations (2)  Realized Losses (2)
            ------------------------------------------------------------------------------------------------------------------------
    Date       #       Balance     #       Balance     #      Amount      #       Balance       #      Balance      #      Amount
====================================================================================================================================

  07/15/05

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================



===========================================
  Remaining Term     Curr Weighted Avg.
-------------------------------------------
  Life     Amort.    Coupon       Remit
===========================================

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

===========================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                          SERIES 2005-C5                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                          HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT





=========================== =====================================================================
  Disclosure      Payoff        Initial                                 Payoff        Penalty
   Control #      Period        Balance               Type              Amount        Amount
--------------------------- =====================================================================

================================================================================================
                            CURRENT                                              0             0
                            CUMULATIVE
                                                                    ============================


===========================  ============================================
 Prepayment     Maturity            Property             Geographic
    Date          Date                Type                Location
===========================  ============================================

============================================================================

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                          SERIES 2005-C5                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                      DELINQUENT LOAN DETAIL





============================================================================================================
                                         Paid                          Outstanding         Out. Property
   Disclosure                            Thru         Current P&I          P&I               Protection
    Control #                            Date           Advance         Advances**            Advances
============================================================================================================

=============================================================================================================
A.  P&I Advance - Loan in Grace Period                             1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but (less than) 1 month delinq      2.  P&I Advance - Loan delinquent 2 months
=============================================================================================================




======================================================================================
                      Special
     Advance          Servicer       Foreclosure       Bankruptcy          REO
 Description (1)   Transfer Date         Date             Date             Date
======================================================================================

======================================================================================

3.  P&I Advance - Loan delinquent 3 months or More    7. P&I Advance (Foreclosure)
4.  Matured Balloon/Assumed Scheduled Payment         9. P&I Advance (REO)
5.  Prepaid in Full                                   9. REO
6.  Specially Serviced                               10. DPO
                                                     11. Modification
======================================================================================


**  Outstanding P&I Advances include the current period P&I Advance

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                          SERIES 2005-C5                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS



                  DISTRIBUTION OF PRINCIPAL BALANCES
================================================================================
 Current Scheduled     # of     Scheduled     % of        Weighted Average
                                                     ---------------------------
     Balances          Loans    Balance     Balance    Term    Coupon    DSCR
================================================================================

================================================================================
                           0              0    0.00%
================================================================================
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

              DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
===============================================================================
  Fully Amortizing    # of     Scheduled     % of         Weighted Average
                                                    ---------------------------
   Mortgage Loans     Loans     Balance    Balance    Term    Coupon    DSCR
===============================================================================

===============================================================================
                          0           0      0.00%
===============================================================================
                                             Minimum Remaining Term
                                             Maximum Remaining Term

                    DISTRIBUTION OF MORTGAGE INTEREST RATES
================================================================================
   Current Mortgage      # of    Scheduled    % of         Weighted Average
                                                     ---------------------------
    Interest Rate       Loans     Balance    Balance   Term    Coupon     DSCR
================================================================================

================================================================================
                             0          0     0.00%
================================================================================
Minimum Mortgage Interest Rate              10.0000%
Maximum Mortgage Interest Rate              10.0000%

                   DISTRIBUTION OF REMAINING TERM (BALLOON)
================================================================================
        Balloon            # of   Scheduled    % of         Weighted Average
                                                       -------------------------
    Mortgage Loans        Loans    Balance    Balance   Term   Coupon    DSCR
================================================================================
   0       to       60
  61       to      120
 121       to      180
 181       to      240
 241       to      360

================================================================================
                               0        0     0.00%
================================================================================
Minimum Remaining Term        0
Maximum Remaining Term        0

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                           SERIES 2005-C5                         Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS



                       DISTRIBUTION OF DSCR (CURRENT)
================================================================================
   Debt Service         # of     Scheduled     % of
  Coverage Ratio        Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                            0              0    0.00%
================================================================================
Maximum  DSCR               0.000
Minimum  DSCR               0.000

                      DISTRIBUTION OF DSCR (CUTOFF)
================================================================================
   Debt Service        # of     Scheduled     % of
  Coverage Ratio       Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                           0              0    0.00%
================================================================================
Maximum  DSCR            0.00
Minimum  DSCR            0.00

                         GEOGRAPHIC DISTRIBUTION
================================================================================
                       # of     Scheduled    % of
  Geographic Location  Loans     Balance    Balance   WAMM     WAC       DSCR
================================================================================

================================================================================
                                     0                 0.00%
================================================================================

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                          SERIES 2005-C5                          Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS



                    DISTRIBUTION OF PROPERTY TYPES
================================================================================
                        # of     Scheduled     % of
   Property Types       Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                            0              0    0.00%
================================================================================

                   DISTRIBUTION OF AMORTIZATION TYPE
================================================================================
                        # of     Scheduled     % of
   Amortization Type    Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================

================================================================================

                       DISTRIBUTION OF LOAN SEASONING
================================================================================
                      # of      Scheduled    % of
  Number of Years     Loans     Balance    Balance   WAMM     WAC       DSCR
================================================================================

================================================================================
                         0           0    0.00%
================================================================================

                  DISTRIBUTION OF YEAR LOANS MATURING
================================================================================
                     # of    Scheduled     % of
        Year        Loans     Balance     Balance    WAMM     WAC    DSCR
================================================================================
        2003
        2004
        2005
        2006
        2007
        2008
        2009
        2010
        2011
        2012
        2013
   2014 & Longer
================================================================================
                       0          0      0.00%
================================================================================

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                       SERIES 2005-C5                             Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                        LOAN LEVEL DETAIL





======================================================================================================
                                                                      Operating                Ending
   Disclosure              Property                                   Statement   Maturity   Principal
   Control #     Grp         Type         State    DSCR      NOI        Date       Date       Balance
======================================================================================================

======================================================================================================
======================================================================================================
                                          W/Avg    0.00           0                                 0
======================================================================================================


================================================================================
                              Spec.       Loan

  Note      Scheduled   Mod.  Serv  ASER  Status            Prepayment
                                                 -------------------------------
  Rate         P&I      Flag  Flag  Flag  Code(1)  Amount     Penalty      Date
================================================================================

================================================================================
                   0                                   0           0
================================================================================

================================================================================
    *   NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1)   Legend:    A.  P&I Adv -  in Grace Period
                 B.  P&I Adv -  (less than) one month delinq
                 1.  P&I Adv -  delinquent 1 month
                 2.  P&I Adv -  delinquent 2 months
                 3.  P&I Adv -  delinquent 3+ months
                 4.  Mat. Balloon/Assumed  P&I
                 5.  Prepaid in Full
                 6.  Specially  Serviced
                 7.  Foreclosure
                 8.  Bankruptcy
                 9.  REO
                 10. DPO
                 11. Modification
 ===============================================================================

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                         SERIES 2005-C5                           Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL



=========================== =========== ==================================
  Disclosure    Transfer    Loan Status               Balance
                                        ----------------------------------
  Control #       Date       Code (1)      Scheduled          Actual
=========================== =========== ==================================

=========================== =========== ==================================



========================================= ================================== ====================================
  Note       Maturity    Remaining Term            Property                                             NOI
                         ----------------
  Rate         Date       Life   Amort.              Type             State       NOI        DSCR      Date
========================================= ================================== ====================================

========================================= ================================== ====================================


(1)   Legend:    A.  P&I Adv -  in Grace Period
                 B.  P&I Adv -  (less than) one month delinq
                 1.  P&I Adv -  delinquent 1 month
                 2.  P&I Adv -  delinquent 2 months
                 3.  P&I Adv -  delinquent 3+ months
                 4.  Mat. Balloon/Assumed  P&I
                 5.  Prepaid in Full
                 6.  Specially  Serviced
                 7.  Foreclosure
                 8.  Bankruptcy
                 9.  REO
                 10. DPO
                 11. Modification

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                         SERIES 2005-C5                           Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS





=========================================================================================================
   Disclosure                Resolution
    Control #                 Strategy                                      Comments
=========================================================================================================

=========================================================================================================


08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                         SERIES 2005-C5                           Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MODIFIED LOAN DETAIL





========================================================================================================================
                                 Cutoff       Modified
  Disclosure    Modification    Maturity      Maturity                                      Modification
   Control #        Date          Date          Date                                         Description
------------------------------------------------------------------------------------------------------------------------

========================================================================================================================


08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                         SERIES 2005-C5                           Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                     REALIZED LOSS DETAIL





=====================================================================================================
                                                                     Beginning
                     Disclosure       Appraisal      Appraisal       Scheduled           Gross
     Period          Control #          Date           Value          Balance          Proceeds
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                                 0.00              0.00
CUMULATIVE                                                                    0.00              0.00
=====================================================================================================


================================================================================
   Gross Proceeds       Aggregate       Net        Net Proceeds
    as a % of         Liquidation   Liquidation      as a % of      Realized
  Sched Principal      Expenses *    Proceeds     Sched. Balance      Loss
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             0.00            0.00                           0.00
                             0.00            0.00                           0.00
================================================================================

 * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       9/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         9/15/2005
                                                         SERIES 2005-C5                           Prior Payment:              N/A
                                                                                                  Next Payment:        10/17/2005
                                                                                                  Record Date:          8/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  APPRAISAL REDUCTION DETAIL



=========================== ==================================================
  Disclosure    Appraisal    Scheduled       ARA      Current P&I
   Control #    Red. Date     Balance       Amount      Advance       ASER
=========================== ==================================================

=========================== ==================================================



========================================== ============================= ======== ============================
  Note       Maturity     Remaining Term          Property                                  Appraisal
                         -----------------                                        ----------------------------
  Rate         Date        Life   Amort.            Type          State   DSCR        Value         Date
========================================== ============================= ======== ============================

========================================== ============================= ======== ============================


08/04/2005 - 09:04 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                    ANNEX E
                            REFERENCE RATE SCHEDULE

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX F
                 CLASS A-AB PLANNED PRINCIPAL BALANCE SCHEDULE

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX G
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered LB-UBS Commercial
Mortgage Trust 2005-C5, Commercial Mortgage Pass-Through Certificates, Series
2005-C5, Class X-CP, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4,
Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class
F, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or
Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.
Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the
11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including
           , 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry

                                      G-1

certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of
Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two
DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no
coupon distribution date has occurred, from and including            , 2005) to
and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.
Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      o     borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
            Euroclear accounts, in accordance with the clearing system's customary procedures;

      o     borrowing the book-entry certificates in the United States from a
            DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      o     staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

                                      G-2

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A
non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

      1.    from a non-U.S. holder that is classified as a corporation for U.S.
            federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
            Form W-8BEN (or any successor form);

      2.    from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3.    from a non-U.S. holder that is classified as a partnership for U.S.
            federal income tax purposes, a duly completed and executed IRS Form
            W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

      4.    from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

            (a)   if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
                  Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute
                  form)--

                  (i)   stating the name, permanent residence address and
                        qualified intermediary employer identification number of
                        the qualified intermediary and the country under the
                        laws of which the qualified intermediary is created,
                        incorporated or governed,

                  (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required
                        under section 1.1441-1(e)(5)(v) of the U.S. Treasury
                        Regulations,

                  (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary
                        is not acting for its own account but is acting as a
                        qualified intermediary, and

                  (iv)  providing any other information, certifications, or
                        statements that may be required by the IRS Form W-8IMY
                        or accompanying instructions in addition to, or in lieu
                        of, the information and certifications described in
                        section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                        U.S. Treasury Regulations; or

            (b)   if the intermediary is not a qualified intermediary (a
                  "nonqualified intermediary"), a duly completed and executed
                  IRS Form W-8IMY (or any successor or substitute form)--

                  (i)   stating the name and permanent residence address of the
                        nonqualified intermediary and the country under the laws
                        of which the nonqualified intermediary is created,
                        incorporated or governed,

                  (ii)  certifying that the nonqualified intermediary is not acting for its own account,

                  (iii) certifying that the nonqualified intermediary has
                        provided, or will provide, a withholding statement that
                        is associated with the appropriate IRS Forms W-8 and W-9
                        required to substantiate exemptions from withholding on
                        behalf of such nonqualified intermediary's beneficial
                        owners, and

                  (iv)  providing any other information, certifications or
                        statements that may be required by the IRS Form W-8IMY
                        or accompanying instructions in addition to, or in lieu
                        of, the information, certifications, and statements
                        described in section 1.1441-1(e)(3)(iii) or (iv) of the
                        U.S. Treasury Regulations; or

      5.    from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or
            W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

                                      G-3

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form
W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

      o     provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
            non-U.S. holder;

      o     provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

      o     can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
            corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      G-4

PROSPECTUS

                   STRUCTURED ASSET SECURITIES CORPORATION II,

                                  THE DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES,
                               ISSUABLE IN SERIES

     Our name is Structured Asset Securities Corporation II. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See
"Method of Distribution."

-------------------------------------------------------------------------------
                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

o    have its own series designation,

o    consist of one or more classes with various payment characteristics,

o    evidence beneficial ownership interests in a trust established by us, and

o    be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

                                THE TRUST ASSETS:

The assets of each of our trusts will include--

o    mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o    mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o    some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.
-------------------------------------------------------------------------------

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters'
compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

-------------------------------------------------------------------------------
 YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13 IN THIS
 PROSPECTUS, AS WELL AS THOSE SET
 FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
 COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
 UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
 CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------

                 THE DATE OF THIS PROSPECTUS IS JUNE 13, 2005.

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                         -----

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus is part of that registration statement, but the registration statement contains additional information. Our registration statement and the exhibits to it may be read and copied at prescribed rates at the SEC's Public Reference Room at 100 F Street,
N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at
http://www.sec.gov.

     All documents that are subsequently filed for the related trust pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as
amended, prior to the termination of an offering of certificates by this prospectus, shall be deemed incorporated by reference into this prospectus.
Upon written or oral request, we will provide, at no charge, to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference and that have not been delivered with the prospectus. All requests should be directed to
Structured Asset Securities Corporation II, 745 Seventh Avenue, New York, New
York 10019. Our main telephone number is 212-526-7000.

                             SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.
WHO WE ARE.....................  Structured Asset Securities Corporation II.
                                 We are a Delaware corporation. Our principal
                                 offices are located at 745 Seventh Avenue, New
                                 York, New York 10019. Our main telephone number
                                 is 212-526-7000. See "Structured Asset
                                 Securities Corporation II."

THE SECURITIES BEING OFFERED...  The securities that will be offered by this prospectus and the related prospectus
                                 supplements consist of mortgage pass-through
                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. Typically, the
                                 four highest rating categories, within which
                                 there may be sub-categories or gradations to
                                 indicate relative standing, signify investment
                                 grade. See "Rating."

                                 Each series of offered certificates will
                                 evidence beneficial ownership interests in a
                                 trust established by us and containing the
                                 assets described in this prospectus and the
                                 related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER
CERTIFICATES...................  We may not publicly offer all the mortgage pass-through certificates evidencing interests
                                 in one of our trusts. We may elect to retain
                                 some of those certificates, to place some
                                 privately with institutional investors or to
                                 deliver some to the applicable seller as
                                 partial consideration for the related mortgage
                                 assets. In addition, some of those certificates
                                 may not satisfy the rating requirement for
                                 offered certificates described under "--The
                                 Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o  the issuance of each series of offered
                                    certificates,

                                 o  the creation of and transfer of assets to
                                    the related trust, and

                                 o  the servicing and administration of those
                                    assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the trust
                                 relating to each series of offered
                                 certificates. In addition, we will transfer or
                                 arrange for the transfer of the initial trust
                                 assets to that trust.

                                 In general, the trustee for a series of
                                 offered certificates will be responsible for,
                                 among other things, making payments and
                                 preparing and disseminating various reports to
                                 the holders of those offered certificates.

                                 If the trust assets for a series of offered
                                 certificates include mortgage loans, the
                                 parties to the governing document(s) will also
                                 include--

                                 o  a master servicer that will generally be
                                    responsible for performing customary
                                    servicing duties with respect to those
                                    mortgage loans that are not defaulted,
                                    nonperforming or otherwise problematic in
                                    any material respect, and

                                 o  a special servicer that will generally be
                                    responsible for servicing and administering
                                    those mortgage loans that are defaulted,
                                    nonperforming or otherwise problematic in
                                    any material respect and real estate assets
                                    acquired as part of the related trust with
                                    respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for any trust.

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, the parties to the governing
                                 document(s) may also include a manager that
                                 will be responsible for performing various
                                 administrative duties with respect to those
                                 mortgage-backed securities. If the related
                                 trustee assumes those duties, however, there
                                 will be no manager.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties in further detail. See
                                 "Description of the Governing Documents."
CHARACTERISTICS OF THE
 MORTGAGE ASSETS...............  The trust assets with respect to any series of offered certificates will, in general, include
                                 mortgage loans. Each of those mortgage loans
                                 will constitute the obligation of one or more
                                 persons to repay a debt. The performance of
                                 that obligation will be secured by a first or
                                 junior lien on, or security interest in, the
                                 ownership, leasehold or other interest(s) of
                                 the related borrower or another person in or
                                 with respect to one or more commercial or
                                 multifamily real properties. In particular,
                                 those properties may include:

                                 o  rental or cooperatively-owned buildings with
                                    multiple dwelling units;

                                 o  retail properties related to the sale of
                                    consumer goods and other products, or
                                    related to providing entertainment,
                                    recreational or personal services, to the
                                    general public;

                                 o  office buildings;

                                 o  hospitality properties;

                                 o  casino properties;

                                 o  health care-related facilities;

                                 o  industrial facilities;

                                 o  warehouse facilities, mini-warehouse
                                    facilities and self-storage facilities;

                                 o  restaurants, taverns and other
                                    establishments involved in the food and
                                    beverage industry;

                                 o  manufactured housing communities, mobile
                                    home parks and recreational vehicle parks;

                                 o  recreational and resort properties;

                                 o  arenas and stadiums;

                                 o  churches and other religious facilities;

                                 o  parking lots and garages;

                                 o  mixed use properties;

                                 o  other income-producing properties; and/or

                                 o  unimproved land.

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o  may provide for the accrual of interest at a
                                    mortgage interest rate that is fixed over
                                    its term, that resets on one or more
                                    specified dates or that otherwise adjusts
                                    from time to time;

                                 o  may provide for the accrual of interest at a
                                    mortgage interest rate that may be converted
                                    at the borrower's election from an
                                    adjustable to a fixed interest rate or from
                                    a fixed to an adjustable interest rate;

                                 o  may provide for no accrual of interest;

                                 o  may provide for level payments to stated
                                    maturity, for payments that reset in amount
                                    on one or more specified dates or for
                                    payments that otherwise adjust from time to
                                    time to accommodate changes in the mortgage
                                    interest rate or to reflect the occurrence
                                    of specified events;

                                 o  may be fully amortizing or, alternatively,
                                    may be partially amortizing or
                                    nonamortizing, with a substantial payment of
                                    principal due on its stated maturity date;

                                 o  may permit the negative amortization or
                                    deferral of accrued interest;

                                 o  may prohibit some or all voluntary
                                    prepayments or require payment of a premium,
                                    fee or charge in connection with those
                                    prepayments;

                                 o  may permit defeasance and the release of
                                    real property collateral in connection with
                                    that defeasance;

                                 o  may provide for payments of principal,
                                    interest or both, on due dates that occur
                                    monthly, bi-monthly, quarterly,
                                    semi-annually, annually or at some other
                                    interval; and/or

                                 o  may have two or more component parts, each
                                    having characteristics that are otherwise
                                    described in this prospectus as being
                                    attributable to separate and distinct
                                    mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties
                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool,
                                 by balance.

                                 We do not originate mortgage loans. However,
                                 some or all of the mortgage loans included in
                                 one of our trusts may be originated by our
                                 affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus
                                 supplement, no governmental agency or
                                 instrumentality will guarantee or insure
                                 repayment of any of the mortgage loans
                                 underlying a series of offered certificates.
                                 See "Description of the Trust Assets--Mortgage
                                 Loans."

                                 The trust assets with respect to any series of
                                 offered certificates may also include mortgage
                                 participations, mortgage pass-through
                                 certificates, collateralized mortgage
                                 obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not include a mortgage-backed security
                                 among the trust assets with respect to any
                                 series of offered certificates unless--

                                 o  the security has been registered under the
                                    Securities Act of 1933, as amended, or

                                 o  we would be free to publicly resell the
                                    security without registration.

                                 See "Description of the Trust
                                 Assets--Mortgage-Backed Securities."

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular trust will equal or
                                 exceed the initial total outstanding principal
                                 balance of the related series of certificates.
                                 In the event that the total outstanding
                                 principal balance of the related mortgage
                                 assets initially delivered by us to the
                                 related trustee is less than the initial total
                                 outstanding principal balance of any series of
                                 certificates, we may deposit or arrange for
                                 the deposit of cash or liquid investments on
                                 an interim basis with the related trustee to
                                 cover the shortfall. For 90 days following the
                                 date of initial issuance of that series of
                                 certificates, we will be entitled to obtain a
                                 release of the deposited cash or investments
                                 if we deliver or arrange for delivery of a
                                 corresponding amount of mortgage assets. If we
                                 fail, however, to deliver mortgage assets
                                 sufficient to make up the entire shortfall,
                                 any of the cash or, following liquidation,
                                 investments remaining on deposit with the
                                 related trustee will be used by the related
                                 trustee to pay down the total principal
                                 balance of the related series of certificates,
                                 as described in the related prospectus
                                 supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS.....   If so specified in the related prospectus
                                 supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related trust particular mortgage assets
                                 underlying a series of certificates in exchange
                                 for:

                                 o  cash that would be applied to pay down the
                                    principal balances of certificates of that
                                    series; and/or

                                 o  other mortgage loans or mortgage-backed
                                    securities that--

                                    1.  conform to the description of mortgage
                                        assets in this prospectus, and

                                    2.  satisfy the criteria set forth in the
                                        related prospectus supplement.

                                 In addition, if so specified in the related
                                 prospectus supplement, the related trustee may
                                 be authorized or required, to apply
                                 collections on the mortgage assets underlying
                                 a series of offered certificates to acquire
                                 new mortgage loans or mortgage-backed
                                 securities that--

                                 1. conform to the description of mortgage
                                    assets in this prospectus, and

                                 2. satisfy the criteria set forth in the
                                    related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be
                                 permitted if it would result in a
                                 qualification, downgrade or withdrawal of the
                                 then-current

                                 rating assigned by any rating agency to any
                                 class of affected offered certificates.

                                 Further, if so specified under circumstances
                                 described in the related prospectus
                                 supplement, a certificateholder of a series of
                                 certificates that includes offered
                                 certificates may exchange the certificates it
                                 holds for one or more of the mortgage loans or
                                 mortgage-backed securities constituting part
                                 of the mortgage pool underlying those
                                 certificates.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES..................   An offered certificate may entitle the holder
                                 to receive:

                                 o  a stated principal amount;

                                 o  interest on a principal balance or notional
                                    amount, at a fixed, variable or adjustable
                                    pass-through rate;

                                 o  specified, fixed or variable portions of the
                                    interest, principal or other amounts
                                    received on the related mortgage assets;

                                 o  payments of principal, with
                                    disproportionate, nominal or no payments of
                                    interest;

                                 o  payments of interest, with disproportionate,
                                    nominal or no payments of principal;

                                 o  payments of interest or principal that
                                    commence only as of a specified date or only
                                    after the occurrence of specified events,
                                    such as the payment in full of the interest
                                    and principal outstanding on one or more
                                    other classes of certificates of the same
                                    series;

                                 o  payments of principal to be made, from time
                                    to time or for designated periods, at a rate
                                    that is--

                                    1.  faster and, in some cases, substantially
                                        faster, or

                                    2.  slower and, in some cases, substantially
                                        slower,

                                    than the rate at which payments or other
                                    collections of principal are received on the
                                    related mortgage assets;

                                 o  payments of principal to be made, subject to
                                    available funds, based on a specified
                                    principal payment schedule or other
                                    methodology; or

                                 o  payments of all or part of the prepayment or
                                    repayment premiums, fees and charges, equity
                                    participations payments or other similar
                                    items received on the related mortgage
                                    assets.

                                 Any class of offered certificates may be
                                 senior or subordinate to one or more other
                                 classes of certificates of the same series,
                                 including a non-offered class of certificates
                                 of that series, for purposes of some or all
                                 payments and/or allocations of losses.

                                 A class of offered certificates may have two
                                 or more component parts, each having
                                 characteristics that are otherwise described
                                 in this prospectus as being attributable to
                                 separate and distinct classes.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement. See
                                 "Description of the Certificates."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST
RATE AND CURRENCY RELATED
PROTECTION FOR THE
OFFERED CERTIFICATES...........  Some classes of offered certificates may be protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related mortgage assets through
                                 the subordination of one or more other classes
                                 of certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include a letter of credit,
                                 a surety bond, an insurance policy, a
                                 guarantee, a credit derivative or a reserve
                                 fund. We will describe the credit support, if
                                 any, for each class of offered certificates in
                                 the related prospectus supplement.

                                 The trust assets with respect to any series of
                                 offered certificates may also include any of
                                 the following agreements:

                                 o  guaranteed investment contracts in
                                    accordance with which moneys held in the
                                    funds and accounts established with respect
                                    to those offered certificates will be
                                    invested at a specified rate;

                                 o  interest rate exchange agreements, interest
                                    rate cap or floor agreements, or other
                                    agreements and arrangements designed to
                                    reduce the effects of interest rate
                                    fluctuations on the related mortgage assets
                                    or on one or more classes of those offered
                                    certificates; or

                                 o  currency exchange agreements or other
                                    agreements and arrangements designed to
                                    reduce the effects of currency exchange rate
                                    fluctuations with respect to the related
                                    mortgage assets and one or more classes of
                                    those offered certificates.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust
                                 Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS...............   If the trust assets for a series of offered
                                 certificates include mortgage loans, then, as
                                 and to the extent described in the related
                                 prospectus supplement, the related master
                                 servicer, the related special servicer, the
                                 related trustee, any related provider of credit
                                 support and/or any other specified person

                                       10

                                 may be obligated to make, or may have the
                                 option of making, advances with respect to
                                 those mortgage loans to cover--

                                 o  delinquent scheduled payments of principal
                                    and/or interest, other than balloon
                                    payments,

                                 o  property protection expenses,

                                 o  other servicing expenses, or

                                 o  any other items specified in the related
                                    prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on
                                 the related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest on its advances
                                 for a specified period. See "Description of
                                 the Certificates--Advances."

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

OPTIONAL TERMINATION..........   We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to
                                 purchase or sell any of the mortgage assets
                                 underlying a series of offered certificates. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o  all the mortgage assets in any particular
                                    trust, thereby resulting in a termination of
                                    the trust, or

                                 o  that portion of the mortgage assets in any
                                    particular trust as is necessary or
                                    sufficient to retire one or more classes of
                                    offered certificates of the related series.

                                 See "Description of the Certificates--
                                 Termination."

FEDERAL INCOME TAX
CONSEQUENCES...................  Any class of offered certificates will constitute or evidence ownership of:

                                 o  regular interests or residual interests in a
                                    real estate mortgage investment conduit
                                    under Sections 860A through 860G of the
                                    Internal Revenue Code of 1986; or

                                 o  interests in a grantor trust under Subpart E
                                    of Part I of Subchapter J of the Internal
                                    Revenue Code of 1986.

                                 See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS..........   If you are a fiduciary or any other person
                                 investing assets of an employee benefit plan or
                                 other retirement plan or arrangement, you
                                 should review with your legal advisor whether
                                 the purchase or holding of offered certificates
                                 could give rise to

                                       11

                                 a transaction that is prohibited under the
                                 Employee Retirement Income Security Act of
                                 1974, as amended, or the Internal Revenue Code
                                 of 1986. See "ERISA Considerations."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your legal
                                 advisor to determine whether and to what extent
                                 the offered certificates constitute a legal
                                 investment for you. We will specify in the
                                 related prospectus supplement which classes of
                                 the offered certificates will constitute
                                 mortgage related securities for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. See "Legal Investment."

                                       12

                                 RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES
AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop.
There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

                                       13

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED
ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL
REQUIRED PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and
"Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

                                       14

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be
Highly Unpredictable. If you purchase your

                                       15

offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans.
If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon
Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

                                       16

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the age, design and construction quality of the property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

                                       17

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes; and

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio of fixed operating expenses to those that vary with revenues; and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends
on Tenants.  Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

                                       18

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral.
In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.
Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating
Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

                                       19

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

                                       20

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special
Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o    Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     o    Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o    Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o    Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     o    Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o    Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o    Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

     o    Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See
"Description of the Trust Assets--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might

                                       21

have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o    any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o    changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

                                       22

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage
Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE
LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A
REAL PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

     Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action", "security first" and/or
"anti-deficiency" rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's

                                       23

rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional -- and perhaps significantly additional -- delay and expense in foreclosing on the underlying real properties located in states affected by "one action",
"security first" or "anti-deficiency" rules. See "Legal Aspects of Mortgage
Loans--Foreclosure--One Action and Security First Rules" and
"--Foreclosure--Anti-Deficiency Legislation".

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit or a financial asset securitization investment trust for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986, and

     o    any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o    that the results of the environmental testing were accurately evaluated in all cases;

     o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

     o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was

                                       24

responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument.
In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980,
as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

     o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o    to deliver to potential residents or purchasers a United States
          Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

                                       25

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial,

     o    the exercise of those remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required
United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

                                       26

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE.

     Pursuant to co-lender agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are either part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or are senior to a second mortgage loan made to a common borrower, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust (through an applicable servicer) will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re
203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.
In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL
HAZARD LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

     o    war,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

                                       27

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right.
If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S.
App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S.
Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to
Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to
Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

                                       28

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE
TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

     o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o    for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to--

     o    a foreign person under the Internal Revenue Code of 1986, or

     o    a U.S. person that is classified as a partnership under the Internal
          Revenue Code of 1986, unless all of its beneficial owners are U.S.
          taxpayers, or

     o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. taxpayer

                                       29

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o    you may have only limited access to information regarding your offered certificates;

     o    you may suffer delays in the receipt of payments on your offered certificates; and

     o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                                       30

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o    a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o    hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o    restaurants, taverns and other establishments involved in the food and beverage industry;

     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

     o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

                                       31

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o    an estate for years, which consists of ownership of the property for a specified period of years,

     o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o    first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o    third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o    the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

                                       32

     A Discussion of the Various Types of Multifamily and Commercial Properties
that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The
mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to
Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o    the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services offered at the property;

     o    the location of the property;

     o    the characteristics of the surrounding neighborhood, which may change over time;

     o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    the dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

     o    the ability of management to respond to competition;

     o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o    the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o    the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

                                       33

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state
Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

     Some mortgage loans underlying the offered certificates will be secured by--

     o    the related borrower's interest in multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected.
Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

                                       34

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o    any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

     o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o    the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights law, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

                                       35

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o    the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o    the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

                                       36

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o    the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
          or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

                                       37

     Office Properties. Factors affecting the value and operation of an office property include:

     o    the number and quality of the tenants, particularly significant tenants, at the property;

     o    the physical attributes of the building in relation to competing buildings;

     o    the location of the property with respect to the central business district or population centers;

     o    demographic trends within the metropolitan area to move away from or towards the central business district;

     o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

     o    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o    the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o    hotels and motels associated with national or regional franchise chains;

     o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

                                       38

     o    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     o    the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

     o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o    increases in operating costs, which may not be offset by increased room rates;

     o    the property's dependence on business and commercial travelers and tourism;

     o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

                                       39

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.

     A lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o    location, including proximity to or easy access from major population centers;

     o    appearance;

     o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o    providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include:

     o    hospitals;

     o    medical offices;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

                                       40

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     The value and operation of an industrial property depends on:

     o    location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

                                       41

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o    building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

     o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o    proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

                                       42

     o    competition from facilities having businesses similar to a particular restaurant or tavern;

     o    perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o    negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o    retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    market segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o    actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

                                       43

          2.   require renovation, refurbishment, expansion or other
               expenditures;

     o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    location of the manufactured housing property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the number of comparable competing properties in the local market;

     o    the age, appearance, condition and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

                                       44

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite.
Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o    the existence or construction of competing properties, whether or not they offer the same activities;

     o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

                                       45

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o    perceptions by prospective patrons of the safety of the surrounding area; and

     o    the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o    the number of rentable parking spaces and rates charged;

     o    the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o    the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

                                       46

     o    the surrounding neighborhood, and

     o    local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily
Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o    the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

                                       47

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o    the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o    the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value; and

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related

                                       48

property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance."

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest origination date and maturity date of the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

                                       49

     o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o    certificates issued and/or insured or guaranteed by Freddie Mac,
          Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o    will have been registered under the Securities Act of 1933, as amended, or

     o    will be exempt from the registration requirements of that Act, or

     o    will have been held for at least the holding period specified in Rule
          144(k) under that Act, or

     o    may otherwise be resold by us publicly without registration under that
          Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o    the initial and outstanding principal amount(s) and type of the securities;

     o    the original and remaining term(s) to stated maturity of the securities;

     o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

                                       50

     o    the type of mortgage loans underlying the securities;

     o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o    the terms and conditions for substituting mortgage loans backing the securities; and

     o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o    cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets.
If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

                                       51

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o    the subordination of one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee;

     o    a credit derivative; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements;

     o    currency exchange agreements; or

     o    other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                       52

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates,

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

                                       53

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o    equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o    payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o    the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

In general, those factors that increase--

     o    the attractiveness of selling or refinancing a commercial or multifamily property, or

     o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case

                                       54

of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

     o    meet cash flow needs or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2%
per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of

                                       55

mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o    the projected weighted average life of each class of those offered certificates with principal balances, and

     o    the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o    adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may

                                       56

be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o    the number of foreclosures with respect to the underlying mortgage loans; and

     o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o    the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

                                       57

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                  STRUCTURED ASSET SECURITIES CORPORATION II

     We were incorporated in Delaware on October 25, 2002. We were organized, among other things, for the purposes of:

     o    acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

     o    acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

     o    forming pools of mortgage loans and mortgage-backed securities; and

     o    acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 745 Seventh Avenue, New York,
New York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o    a stated principal amount, which will be represented by its principal balance;

     o    interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o    payments of principal, with disproportionate, nominal or no payments of interest;

                                       58

     o    payments of interest, with disproportionate, nominal or no payments of principal;

     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the periodic payment date for that series, and

     o    the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

                                       59

     o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or a specified number of days prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o    the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o    based on the principal balances of some or all of the related mortgage assets; or

     o    equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

                                       60

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o    by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

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     o    delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o    any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o    at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o    the payments made on that payment date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o    the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

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VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o    with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment," or

     o    as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o    the final payment or other liquidation of the last mortgage asset in that trust; and

     o    the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee.
If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking
Luxembourg, for so long as they are participants in DTC.

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     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code, and

     o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in over 28 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur
Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's
U.S. customers are limited to securities brokers and dealers, and banks.
Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of
Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over
30 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry
Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as
Euroclear Operator, under a license agreement with Euroclear Clearance System
Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of
Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.
Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

                                       64

     Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear
Terms and Conditions govern transfers of securities and cash within the
Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.
All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

                                       65

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date.
Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through
DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o    we notify DTC of our intent to terminate the book-entry system through
          DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

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                    DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Structured Asset Securities Corporation II."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

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          4.   if the mortgage loan is a balloon loan, the remaining
               amortization term, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
          Governing Document for that series;

     o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2.   the existence of title insurance insuring the lien priority of the related mortgage, and

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

                                       68

     o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o    protecting the interests of certificateholders with respect to senior lienholders;

     o    conducting inspections of the related real properties on a periodic or other basis;

     o    collecting and evaluating financial statements for the related real properties;

     o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1.   entered into or consented to bankruptcy, appointment of a
               receiver or conservator or similar insolvency proceeding, or

          2.   become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

                                       69

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

     o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing
Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

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     o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o    the related trustee will receive payments on that mortgage-backed security; and

     o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

     o    willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any such loss, liability or expense:

     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o    incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o    incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

                                       71

     o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1.   that party is specifically required to bear the expense of the action, or

          2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
               reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o    succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.   to cure any ambiguity;

     2.   to correct, modify or supplement any provision in the Governing
          Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

     3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal
          Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     5.   to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

                                       72

     6.   to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

     7.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

     8.   to otherwise modify or delete existing provisions of the Governing
          Document.

     However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o    reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o    if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

     o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee

                                       73

for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related
Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing
Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time.
We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered

                                       74

certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o    the subordination of one or more other classes of certificates of the same series;

     o    the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

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INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls.
Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

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CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                        LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the
United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage
Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o    in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o    a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

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     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o    the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

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LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

     If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o    unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

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     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o    all parties having a subordinate interest of record in the real property, and

     o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
          constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

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     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.
Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist,
          and

     o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are

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given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a "one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust
(unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the "power of sale" under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien

                                       83

on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o    permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid.
Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

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     o    extend or shorten the term to maturity of the loan;

     o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o    assume the lease and either retain it or assign it to a third party,
          or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

                                       85

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o    assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may

     o    impose liability for releases of or exposure to asbestos-containing materials, and

     o    provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

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     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St
Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions

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may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o    the borrower may have difficulty servicing and repaying multiple loans;

     o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable"
standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the
"USA Patriot Act") and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o    the lender was, at the time of execution of the mortgage, "reasonably without cause to believe that the property was subject to forfeiture."

     However, there is no assurance that such defense will be successful.

                                       89

                        FEDERAL INCOME TAX CONSEQUENCES
GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     o    banks,

     o    insurance companies,

     o    foreign investors.

     o    tax exempt investors,

     o    holders whose "functional currency" is not the United States dollar,

     o    United States expatriates, and

     o    holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o    given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other
Tax Consequences."

     The following discussion addresses securities of two general types:

     o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue
          Code; and

     o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related
Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust
Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related
Protection."

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     The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal
Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o    REMIC regular certificates, representing regular interests in the
          REMIC, or

     o    REMIC residual certificates, representing residual interests in the
          REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the
Internal Revenue Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of section 856(c)(5)(B) of the
          Internal Revenue Code in the hands of a real estate investment trust,
          and

     o    "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section
7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate

                                       91

investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o    collections on mortgage loans held pending payment on the related offered certificates, and

     o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the
Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal
Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of
REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of section 856(c)(5)(B) of the Internal Revenue
          Code,

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under section 7701(a)(19)(C) of the
          Internal Revenue Code, and

     o    whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue
          Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the
Internal Revenue Code. Any holders of REMIC

                                       92

regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to
1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. section 1272(a)(6) of the
Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The
Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections
1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o    a combination of a single fixed rate and one or more "qualified floating rates,"

     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

     o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer

                                       93

than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the
REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable
Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue
Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in

                                       94

the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o    the total amount of original issue discount previously accrued on the certificate, reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be

                                       95

a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered
Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses may be Highly
Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal
Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal

                                       96

of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee
Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.
The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

                                       97

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under section 166 of the
          Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income.
However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders
of REMIC residual certificates must report the taxable income of the related
REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual

                                       98

certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United
States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

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          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4.   except as described below in this "--Taxable Income of the REMIC"
               subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the

                                      100

limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions"
below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o    increased by amounts included in the income of the holder of that
          REMIC residual certificate, and

     o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions.
This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o    the daily portions of REMIC taxable income allocable to that certificate, over

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

                                      101

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o    the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a
REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the
REIT in proportion to the dividends received by the shareholders from the REIT.
Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

     o    common trusts, and

     o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a

                                      102

transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the transferee of the non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer
(specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.
The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest,

     o    the present value of the expected future distributions on the interest, and

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     o    the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the
Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

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     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. Such reduction is scheduled to be phased out between 2006 and 2010.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or
Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A

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constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
          Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction"
within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

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     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

     o    acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o    the receipt of income from a source other than a mortgage loan or other permitted investments,

     o    the receipt of compensation for services, or

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under section 860G(a)(5) of the Internal
Revenue Code.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o    the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

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     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
          Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder,
          or

     o    a statement under penalties of perjury that the record holder is not a
          Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large
Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    the residual interests in the entity are not held by Disqualified
          Organizations, and

     o    the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of

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a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related
REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.
Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o    30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

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     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

     will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

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     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o    U.S. Persons, if classified as a partnership under the Internal
          Revenue Code, unless all of their beneficial owners are U.S. Persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

               o    normal administration fees, and

               o    interest paid to the holders of grantor trust fractional
                    interest certificates issued with respect to that grantor
                    trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o    "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)
          of the Internal Revenue Code; and

     o    "real estate assets" within the meaning of section 856(c)(5)(B) of the
          Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Internal
Revenue Code.

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     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of section
          7701(a)(19)(C)(v) of the Internal Revenue Code,

     o    consisting of mortgage loans that are "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the
          Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

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     o    a class of grantor trust strip certificates is issued as part of the same series, or

     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Grantor Trusts--Sales of Grantor Trust Certificates," and

                                      113

     o    the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

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then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do
Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

     o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

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     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement,
          and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue
Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal
Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market

                                      116

discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o    be allocated among the payments of stated redemption price on the mortgage loan, and

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue
Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate.
Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with

                                      117

respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your
Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be
Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

     o    the prepayment assumption we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o    the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the

                                      118

taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in
"widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

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     These regulations are proposed to be effective on January 1, 2004.

     Backup Withholding. In general, the rules described under
"--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates"
above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

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                             ERISA CONSIDERATIONS
GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and
501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

     o    compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies.
Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other I.R.C. Plans.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue
Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or
Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25%
or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

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          1.   those with discretionary authority or control over the assets of the entity,

          2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

          3.   those who are affiliates of the persons described in the
               preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of that Plan, or

     o    provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.
Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset
Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
          Interest;

                                      122

     o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
          Interest; and

     o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued
Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman
Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage assets pools, such as the types of mortgage assets pools that will be included in our trusts,
          and

     o    the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc.
          or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman
Brothers Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

                                      123

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and Section 4975 of the
               Internal Revenue Code to that investment, and

          2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a
REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                               LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties.
All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     "Mortgage related securities" are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures,

                                      124

states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented by those securities; and

     o    federal credit unions may invest in "mortgage related securities" and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some "Type IV securities", defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a "mortgage related security" within the meaning of SMMEA, provided that, in the case of a
"commercial mortgage-related security", it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
we make no representation as to whether any class of offered certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" (other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities), residual interests in mortgage related securities and commercial mortgage related securities), subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R.  Section  703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R.  Section  742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS
effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational
(transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

                                      125

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of certain classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisors in determining whether and to what extent--

     o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

                                USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

                                      126

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of
1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent,

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Sidley Austin Brown & Wood LLP;

     o    Cadwalader, Wickersham & Taft LLP;

     o    Skadden, Arps, Slate, Meagher & Flom LLP; or

     o    Thacher Proffitt & Wood LLP.

                             FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                      127

                                    RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o    whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      128

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Clearstream" means Clearstream Banking Luxembourg.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or the Freddie Mac,

     o    any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
          Internal Revenue Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code.

     "DTC" means The Depository Trust Company.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "ECSPLC" means Euroclear Clearance System Public Limited Company.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity in that capacity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

     "FDIC" means the Federal Deposit Insurance Corporation.

                                      129

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section
4975 of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulations" means the regulations of the U.S. Department of
Labor promulgated under ERISA describing what constitutes the assets of a Plan.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and
Sections 860A through 860G of the Internal Revenue Code.

     "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

                                      130

     "USA Patriot Act" means the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

                                      131

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is
"LBUBS05C5.XLS." The spreadsheet file "LBUBS05C5.XLS" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in, and on Annexes A-1, A-5, A-6 and B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

===============================================================================

                              PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this

Servicing Under the Series 2005-C5 Pooling and Servicing
  Agreement .......................................................    S-167
Servicing of the 200 Park Avenue Loan Combination and the
  Courtyard by Marriott Portfolio Loan Combination ................    S-199
Servicing of the 1345 Avenue of the Americas Loan Combination

ANNEX A-1--Certain Characteristics of Individual Underlying

ANNEX A-5--Certain Monetary Terms of the Underlying Mortgage
  Loans ...........................................................      A-5
ANNEX A-6--Certain Information Regarding Reserves .................      A-6
ANNEX B--Certain Information Regarding Multifamily Properties .....        B
ANNEX C-1--Price/Yield Tables .....................................      C-1
ANNEX C-2--Decrement Tables .......................................      C-2
ANNEX D--Form of Distribution Date Statement ......................        D
ANNEX E--Reference Rate Schedule ..................................        E
ANNEX F--Class A-AB Planned Principal Balance Schedule ............        F
ANNEX G--Global Clearance and Tax Documentation Procedures ........        G
                          PROSPECTUS
Important Notice About the Information Presented in this

      Until          , 2005, all dealers that effect transactions in the
offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus.
This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                 $2,211,630,000
                                  (APPROXIMATE)

                                LB-UBS COMMERCIAL
                             MORTGAGE TRUST 2005-C5

                        COMMERCIAL MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 2005-C5

                  CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB,
                        CLASS A-4, CLASS A-1A, CLASS A-M,
                 CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E,
                             CLASS F AND CLASS X-CP

                          -----------------------------
                              PROSPECTUS SUPPLEMENT
                          -----------------------------

                                 LEHMAN BROTHERS

                               UBS INVESTMENT BANK

                                     , 2005

===============================================================================